FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-177354-03

The information in this free writing prospectus may be amended or supplemented prior to the time of sale.  This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

 THE INFORMATION IN THIS FREE WRITING PROSPECTUS,
DATED SEPTEMBER 10, 2012, MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-713-1030.

$757,443,000 (Approximate)
UBS-Barclays Commercial Mortgage Trust 2012-C3,
Commercial Mortgage Pass-Through Certificates, Series 2012-C3

UBS-Barclays Commercial Mortgage Trust 2012-C3
Issuing Entity

UBS Commercial Mortgage Securitization Corp.
Depositor

UBS Real Estate Securities Inc.
Barclays Bank PLC
Archetype Mortgage Funding II LLC
KeyBank National Association
General Electric Capital Corporation
RAIT Partnership, L.P.
Sponsors and Mortgage Loan Sellers

The UBS-Barclays Commercial Mortgage Trust 2012-C3, Commercial Mortgage Pass-Through Certificates, Series 2012-C3 will represent beneficial ownership interests in the issuing entity, UBS-Barclays Commercial Mortgage Trust 2012-C3.  The issuing entity’s assets will primarily be 85 fixed-rate mortgage loans, secured by first liens on 113 commercial, multifamily and manufactured housing community properties.  The only securities offered by this free writing prospectus are the classes of certificates identified in the table below.  The offered certificates will represent beneficial ownership interests in the issuing entity only and will not represent the obligations of UBS Commercial Mortgage Securitization Corp., UBS Real Estate Securities Inc., any other sponsor or mortgage loan seller or any of their respective affiliates, and neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day, or the following business day if the sixth day is not a business day, of each month, commencing in October 2012.  Credit enhancement for the offered certificates will be provided by certain other classes of certificates that will be subordinate to the offered certificates as described in this free writing prospectus under “Description of the Offered Certificates—Subordination”.  The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

Certain characteristics of the certificates offered by this free writing prospectus include:

	Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)	Rated Final Distribution Date(2)	Anticipated Ratings (DBRS/KBRA/Moody’s)(4)
Class A-1	$ 78,161,000	(6)	August 2017	August 2049	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-2	$117,174,000	(6)	September 2017	August 2049	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-3	$ 87,026,000	(6)	May 2022	August 2049	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-4	$475,082,000	(6)	September 2022	August 2049	AAA(sf)/AAA(sf)/Aaa(sf)
(Footnotes to table to begin on page 13)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the certificates offered by this free writing prospectus involves risks.  See “Risk Factors” beginning on page 49 of this free writing prospectus and page 11 of the accompanying prospectus.

With respect to this offering, UBS Securities LLC and Barclays Capital Inc. are acting as the joint bookrunning managers and co-lead managers in the following manner:  UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 68.7% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 31.3% of each class of offered certificates.  KeyBanc Capital Markets Inc., Citigroup Global Markets Inc. and Drexel Hamilton, LLC are acting as co-managers.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

UBS Securities LLC, Barclays Capital Inc., KeyBanc Capital Markets Inc., Citigroup Global Markets Inc. and Drexel Hamilton, LLC will be required to purchase the certificates offered by this free writing prospectus (in the amounts set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement) from UBS Commercial Mortgage Securitization Corp., subject to certain conditions.    The underwriters expect to deliver the offered certificates to purchasers on or about September 27, 2012.

UBS Investment Bank	Barclays
Joint Bookrunning Managers and Co-Lead Managers
KeyBanc Capital Markets	Citigroup	Drexel Hamilton

Co-Managers

September     , 2012

UBS-B 2012-C3

Commercial Mortgage Pass-Through Certificates, Series 2012-C3

Geographic Overview of Mortgage Pool

Missouri 1 property $5,500,000 0.5% of total
Iowa 1 property $5,000,000 0.5% of total
Minnesota 2 properties $103,876,062 9.6% of total
Illinois 4 properties $32,550,000 3.0% of total
Indiana 9 properties $57,313,000 5.3% of total
Michigan 14 properties $104,526,947 9.7% of total
Pennsylvania 2 properties $23,920,261 2.2% of total
New York 16 properties $63,411,144 5.9% of total
New Hampshire 1 property $13,309,797 1.2% of total
Massachussetts 1 property $9,296,793 0.9% of total
New Jersey 2 properties $143,000,000 13.2% of total
Ohio 4 properties $16,706,529 1.5% of total
Maryland 2 properties $54,500,000 5.0% of total
Virginia 3 properties $55,285,106 5.1% of total
North Carolina 1 property $9,000,000 0.8% of total
South Carolina 2 properties $28,551,262 2.6% of total
Georgia 4 properties $18,199,663 1.7% of total
Florida 10 properties $57,129,218 5.3% of total
Alabama 3 properties $4,986,336 0.5% of total
Kentucky 1 property $2,946,938 0.3% of total
Tennessee 3 properties $17,059,220 1.6% of total
Mississippi 5 properties $32,373,976 3.0% of total
Texas 12 properties $85,760,696 7.9% of total
Oklahoma 1 property $10,858,465 1.0% of total
Colorado 1 property $2,641,774 0.2% of total
Arizona 1 property $22,100,000 2.0% of total
California 5 properties $83,479,027 7.7% of total
Nevada 1 property $6,279,755 0.6% of total
Washington 1 property $12,500,000 1.2% of total
Mortgaged Properties by Property Type
Manufactured Housing Community 4.4%
Self-Storage 3.5%
Net Lease 2.8%
Industrial 4.9%
Multifamily 6.6%
Mixed Use 8.3%
Retail 37.1%
Hospitality 15.9%
Office 16.6%
0.2% – 2.0% of Initial Outstanding Pool Balance
2.1% – 5.0% of Initial Outstanding Pool Balance
5.1% – 10.0% of Initial Outstanding Pool Balance
10.1% – 13.2% of Initial Outstanding Pool Balance

1000 Harbour Boulevard, Weehawken, NJ

BARNES & NOBLE

Apache Mall, Rochester, MN

SHOPPERS WORLD
BIG LOTS

Reisterstown Road Plaza, Baltimore, MD

ROSS
DRESS FOR LESS

Plaza at Imperial Valley, El Centro, CA

Marshalls

Crossways Shopping Center, Chesapeake, VA

Providence at Harbour Club, Belleville, MI

Roedel Hotel Portfolio, Various

Franklin Towne Center, Franklin Park, NJ

GPB Portfolio I, Various, IN

TRADER JOE'S
SCANDINAVIAN

GPB Portfolio II, Indianapolis, IN

EXECUTIVE SUMMARY	13	Property Value May Be Adversely
SUMMARY	15	Affected Even When Current
RISK FACTORS	49	Operating Income Is Not	57
General Risks	49	Risks Related to Tenants	57
The Offered Certificates May Not Be		Risks Related to Mortgage Loan
a Suitable Investment for You	49	Concentration	62
Risks Related to Market Conditions	49	Risks Related to Borrower
The Credit Crisis and Downturn in		Concentration	62
the Real Estate Market Have		Risks Relating to Property Type
Adversely Affected the Value of		Concentration	63
Commercial Mortgage-Backed		Geographic Concentration Exposes
Securities	49	Investors to Greater Risk of
The Volatile Economy and Credit		Default and Loss	63
Crisis May Increase Loan		Retail Properties Have Special Risks	64
Defaults and Affect the Value and		Office Properties Have Special Risks	68
Liquidity of Your Investment	50	Hospitality Properties Have Special
Heightened Underwriting Standards		Risks	70
May Contribute to Losses on		Mixed-Use Facilities Have Special
Commercial Loans	50	Risks	72
Global Market Disruptions and		Multifamily Properties Have Special
Recent U.S. Legislation May		Risks	72
Adversely Affect the Availability of		Special Risks Related to the Franklin
Credit for Commercial Real Estate	51	Towne Center Loan	73
General Conditions in the		Industrial Properties Have Special
Commercial Real Estate		Risks	74
Mortgage Markets May Adversely		Manufactured Housing Community
Affect the Performance of the		Properties and Recreational
Offered Certificates	52	Vehicle Parks Have Special Risks	75
Risks Related to the Mortgage Loans	53	Self-Storage Properties Have
Mortgage Loans Are Nonrecourse		Special Risks	76
and Are Not Insured or		Risks of Co-Tenancy and Other
Guaranteed	53	Early Termination Provisions in
The Offered Certificates Are Limited		Retail Leases	76
Obligations and Payments Will Be		Condominium Properties Have
Primarily Derived from the		Special Risks	77
Mortgage Loans	53	Risks Related to Construction,
Commercial Lending Is Dependent		Development, Redevelopment,
upon Net Operating Income	53	Renovation and Repairs at
Mortgage Loans Have Not Been		Mortgaged Properties	78
Reunderwritten Since Origination	55	Options and Other Purchase Rights
The Prospective Performance of the		May Affect Value or Hinder
Commercial and Multifamily		Recovery with Respect to the
Mortgage Loans Included in the		Mortgaged Properties	79
Issuing Entity Should Be		The Sellers of the Mortgage Loans
Evaluated Separately from the		Are Subject to Bankruptcy or
Performance of the Mortgage		Insolvency Laws That May Affect
Loans in Any of the Depositor’s		the Issuing Entity’s Ownership of
Other Trusts	56	the Mortgage Loans	81
Some Mortgaged Properties May Not		Environmental Issues at the
Be Readily Convertible to		Mortgaged Properties May
Alternative Uses	56	Adversely Affect Payments on
Limitations of Appraisals	57	Your Certificates	82

Potential Issuing Entity Liability		Mortgage Loans Secured by
Related to a Materially Adverse		Leasehold Interests May Expose
Environmental Condition	83	Investors to Greater Risks of
Borrower May Be Unable To Repay		Default and Loss	97
the Remaining Principal Balance		Potential Absence of Attornment
on the Maturity Date or		Provisions Entails Risks	98
Anticipated Repayment Date	84	Risks Related to Zoning Laws and
Risks Relating to Borrower		Other Restrictions on Property
Organization or Structure	85	Use	99
Tenancies in Common May Hinder		Risks Related to Litigation and
Recovery	86	Condemnation	99
Risks Related to Additional Debt	86	Prior Bankruptcies, Defaults or Other
Bankruptcy Proceedings Entail		Proceedings May Be Relevant to
Certain Risks	88	Future Performance	101
Risks Related to Loan Sponsor		Risks Relating to Costs of
Guaranties	89	Compliance with Applicable Laws
Lack of Skillful Property		and Regulations	102
Management Entail Risks	89	Risks Related to Conflicts of Interest	102
Risks of Inspections Relating to		Potential Conflicts of Interest of the
Property	90	Master Servicer and the Special
World Events and Natural (or Other)		Servicer	102
Disasters Could Have an Adverse		Special Servicer May Be Directed To
Impact on the Mortgaged		Take Actions	103
Properties and Could Reduce the		Potential Conflicts of Interest of the
Cash Flow Available to Make		Operating Advisor	104
Payments on the Certificates	90	Potential Conflicts of Interest of the
Inadequate Property Insurance		Underwriters and Their Affiliates	104
Coverage Could Have an Adverse		Potential Conflicts of Interest in the
Impact on the Mortgaged		Selection of the Underlying
Properties	90	Mortgage Loans	106
Risks Associated with Blanket		Related Parties May Acquire
Insurance Policies or Self-		Certificates or Experience Other
Insurance	92	Conflicts	107
Availability of Terrorism Insurance	92	Conflicts between Property
Appraisals and Market Studies Have		Managers and the Borrowers	108
Certain Limitations	94	Other Potential Conflicts of Interest	108
Increases in Real Estate Taxes Due		Risks Related to the Offered
to Termination of a PILOT		Certificates	109
Program or Other Tax Abatement		Legal and Regulatory Provisions
Arrangements May Reduce		Affecting Investors Could
Payments to Certificateholders	95	Adversely Affect the Liquidity of
Risks Related to Enforceability	95	the Offered Certificates	109
Risks Related to Enforceability of		Risks Related to Prepayments and
Prepayment Premiums, Yield		Repurchases of Mortgage Loans	110
Maintenance Charges and		Limited Obligations	111
Defeasance Provisions	95	Yield Considerations	112
The Master Servicer or the Special		Optional Early Termination of the
Servicer May Experience Difficulty		Issuing Entity May Result in an
in Collecting Rents upon the		Adverse Impact on Your Yield or
Default and/or Bankruptcy of a		May Result in a Loss	112
Borrower	96	A Mortgage Loan Seller May Not Be
Risks Related to Mortgage Loans		Able To Make a Required
Secured by Multiple Properties	96	Repurchase or Substitution of a
State Law Limitations Entail Certain		Defective Mortgage Loan	113
Risks	97	Any Loss of Value Payment Made by
		a Mortgage Loan Seller May

Prove To Be Insufficient To Cover		Exceptions	131
All Losses on a Defective		Archetype Mortgage Funding II LLC	132
Mortgage Loan	113	General	132
Risks Related to Borrower Default	113	Archetype’s Securitization Program	132
Risks Related to Modification of		Review of AMF II Mortgage Loans	132
Mortgage Loans with Balloon		AMF II’s Underwriting Standards	134
Payments	114	Exceptions	137
Risks Related to Certain Payments	114	Servicing	137
Risks of Limited Liquidity and Market		Repurchase Requests	137
Value	115	KeyBank National Association	137
The Limited Nature of Ongoing		General	137
Information May Make It Difficult		KeyBank’s Securitization Program	138
for You To Resell Your		Review of KeyBank Mortgage Loans	138
Certificates	115	KeyBank’s Underwriting Guidelines
Risks Related to Factors Unrelated		and Process	139
to the Performance of the		Exceptions	142
Certificates and the Mortgage		Repurchase Requests	142
Loans, Such as Fluctuations in		General Electric Capital Corporation	142
Interest Rates and the Supply and		General	142
Demand of CMBS Generally	115	GE Capital Real Estate	143
Disproportionate Benefits May Be		GE Capital Real Estate’s
Given to Certain Classes	116	Securitization Program	143
The Amount of Credit Support Will		GE Capital Real Estate’s
Be Limited	116	Commercial Mortgage Loan
REMIC Status	116	Underwriting	144
State and Local Tax Considerations	117	Review of GECC Mortgage Loans	148
Certain Federal Tax Considerations		Repurchase Requests	149
Regarding Original Issue Discount	117	RAIT Partnership, L.P.	150
Tax Considerations Related to		General	150
Foreclosure	117	Certain Relationships & Related
Changes to REMIC Restrictions on		Transactions	150
Loan Modifications May Impact an		RAIT’s Securitization Program	150
Investment in the Certificates	118	Review of RAIT Mortgage Loans	150
Risk of Limited Assets	119	RAIT’s Underwriting Standards	151
Risks Relating to Lack of		Repurchase Requests	153
Certificateholder Control over the		Exceptions	153
Issuing Entity	119	THE DEPOSITOR	155
Different Timing of Mortgage Loan		THE ISSUING ENTITY	155
Amortization Poses Certain Risks	119	THE SERVICERS	157
Ratings of the Offered Certificates	119	Generally	157
THE SPONSORS AND THE MORTGAGE		The Master Servicer	157
LOAN SELLERS	121	The Special Servicer	159
UBS Real Estate Securities Inc.	121	Removal of the Special Servicer	161
General	121	THE TRUSTEE, CERTIFICATE
UBSRES’ Securitization Program	121	ADMINISTRATOR AND CUSTODIAN	163
Review of the UBSRES Mortgage		Certain Matters Regarding the
Loans	122	Trustee	164
UBSRES’ Underwriting Standards	124	Resignation and Removal of the
Repurchase Requests	126	Trustee	165
Barclays Bank PLC	127	Certain Matters Regarding the
General	127	Certificate Administrator	166
Barclays’ Commercial Mortgage		Trustee and Certificate Administrator
Loan Securitization Program	127	Fee	168
Review of Barclays Mortgage Loans	128	PAYING AGENT, CERTIFICATE
Barclays’ Underwriting Standards	129	REGISTRAR, CUSTODIAN AND
Repurchase Requests	131	AUTHENTICATING AGENT	168

THE OPERATING ADVISOR	168	Servicing of the Mortgage Loans;
SIGNIFICANT OBLIGOR	169	Collection of Payments	235
CERTAIN RELATIONSHIPS AND		The Directing Holder	237
RELATED TRANSACTIONS	170	Limitation on Liability of Directing
DESCRIPTION OF THE MORTGAGE		Holder	241
POOL	170	The Operating Advisor	242
General	170	General	242
Security for the Mortgage Loans	172	Role of Operating Advisor with
Ten Largest Mortgage Loans	173	Respect to Mortgage Loans Prior
Sale of the Mortgage Loans	173	to Control Termination Event	242
Certain Underwriting Matters	174	Role of Operating Advisor for
Loan Combinations	177	Mortgage Loans Only While a
1000 Harbor Boulevard Pari Passu		Control Termination Event Has
Loan Combination	177	Occurred and Is Continuing	242
Residence Inn Phoenix Desert View		Annual Report	244
at Mayo Clinic A/B Loan		Removal of the Special Servicer	245
Combination	178	Operating Advisor Termination
Additional Mortgage Loan Information	186	Events	245
Certain Terms and Conditions of the		Rights upon Operating Advisor
Mortgage Loans	192	Termination Event	246
Changes in Mortgage Pool		Termination of the Operating Advisor
Characteristics	202	without Cause	246
DESCRIPTION OF THE OFFERED		Operating Advisor Compensation	247
CERTIFICATES	202	Advances	247
General	202	Accounts	252
Distributions	204	Enforcement of “Due-On-Sale” and
Method, Timing and Amount	204	“Due-On-Encumbrance” Clauses	254
Distribution of Available Funds	214	Inspections	255
Distribution of Excess Interest	217	Insurance Policies	256
Yield Maintenance Charges	217	Assignment of the Mortgage Loans	258
Application Priority of Mortgage Loan		Representations and Warranties;
Collections	217	Repurchase; Substitution	258
Assumed Final Distribution Date;		Certain Matters Regarding the
Rated Final Distribution Date	219	Depositor, the Master Servicer,
Realized Losses	220	the Special Servicer and the
Prepayment Interest Shortfalls	221	Operating Advisor	261
Subordination	222	Servicer Termination Events	263
Appraisal Reductions	223	Rights Upon Servicer Termination
Delivery, Form and Denomination	227	Event	265
Book-Entry Registration	228	Waivers of Servicer Termination
Definitive Certificates	230	Events	267
Certificateholder Communication	230	Amendment	267
Access to Certificateholders’ Names		No Downgrade Confirmation	269
and Addresses	230	Evidence of Compliance	271
Special Notices	230	Voting Rights	273
Retention of Certain Certificates by		Realization Upon Mortgage Loans	273
Transaction Parties and Their		Sale of Defaulted Mortgage Loans
Respective Affiliates	230	and REO Properties	275
YIELD AND MATURITY		Modifications	277
CONSIDERATIONS	231	Optional Termination	279
Yield Considerations	231	Servicing Compensation and
Weighted Average Life	233	Payment of Expenses	280
Certain Price/Yield Tables	235	Special Servicing	281
THE POOLING AND SERVICING		Master Servicer and Special Servicer
AGREEMENT	235	Permitted To Buy Certificates	287
General	235

Reports to Certificateholders;		ANNEX A-1—CERTAIN
Available Information	287	CHARACTERISTICS OF THE
Certificate Administrator Reports	287	MORTGAGE LOANS	A-1-1
Information Available Electronically	290	ANNEX A-2—CERTAIN POOL
Other Information	294	CHARACTERISTICS OF THE
Master Servicer’s Reports	295	MORTGAGE LOANS AND
Exchange Act Filings	296	MORTGAGED PROPERTIES	A-2-1
MATERIAL FEDERAL INCOME TAX		ANNEX B—DESCRIPTION OF THE
CONSEQUENCES	296	TOP 20 MORTGAGE LOANS	B-1
General	296	ANNEX C—GLOBAL CLEARANCE,
Tax Status of Offered Certificates	297	SETTLEMENT AND TAX
Taxation of Offered Certificates	298	DOCUMENTATION
Further Information	299	PROCEDURES	C-1
CERTAIN STATE AND LOCAL TAX		ANNEX D—DECREMENT TABLES	D-1
CONSIDERATIONS	299	ANNEX E—PRICE/YIELD TABLES	E-1
ERISA CONSIDERATIONS	299	ANNEX F—MORTGAGE LOAN
LEGAL INVESTMENT	301	SELLER REPRESENTATIONS
LEGAL MATTERS	302	AND WARRANTIES	F-1
RATINGS	302	ANNEX G—EXCEPTIONS TO
LEGAL ASPECTS OF MORTGAGE		MORTGAGE LOAN SELLER
LOANS	304	REPRESENTATIONS AND
INDEX OF DEFINED TERMS	305	WARRANTIES	G-1
		ANNEX H—9&17 PARK OF
		COMMERCE AMORTIZATION
		SCHEDULE	H-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the certificates offered in this free writing prospectus is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The Annexes to this free writing prospectus are incorporated into and are a part of this free writing prospectus.  References in the accompanying prospectus to the prospectus supplement for the offered certificates should be interpreted to mean this free writing prospectus, except when used under the heading “Method of Distribution” in the accompanying prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  Because the offered certificates are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation between us, if the offered certificates themselves, or the particular class to which the contract relates, are not issued.  Because the offered certificates are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date.  If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation between us.  If such a termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class.  To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in any prior similar materials relating to the offered certificates.  The information in this free writing prospectus may be amended or supplemented prior to the time of your contractual commitment to purchase any of the offered certificates.  This free writing prospectus is being delivered to you solely to provide you with information about the offered certificates and to solicit an offer to purchase the offered certificates, when, as and if issued.  Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the offered certificates, until the underwriters have accepted your offer to purchase those certificates.  Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of the offered certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the offered certificates will first be made.  You are advised that offered certificates may not be issued that have the characteristics described in these materials.  An underwriter’s obligation to sell the offered certificates to you is conditioned on the mortgage loans and offered certificates having the characteristics described in these materials.  If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus.  The information in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the accompanying prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 305 in this free writing prospectus.

In this free writing prospectus:

●	the terms “Depositor,” “we,” “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described in “The Pooling and Servicing Agreement” in this free writing prospectus.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the accompanying prospectus contain certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)  IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(B)  IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FINANCIAL SERVICES AND MARKETS ACT 2000.

WITHIN THE UNITED KINGDOM, THIS FREE WRITING PROSPECTUS IS DIRECTED ONLY AT PERSONS WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY EITHER (A) AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 OR ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001, OR (B) AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 OR ARTICLE 22(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001 (TOGETHER, “EXEMPT PERSONS”).  IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE DEPOSITOR (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY

TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.  NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE FOREGOING PARAGRAPH, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

HONG KONG

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW) AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY SECURITIES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN), OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus relating to the certificates offered in this free writing prospectus and the underlying mortgage loans.

Certificates

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Credit Support	Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window (Mos.)(3)	Anticipated Ratings (DBRS/KBRA/Moody’s)(4)
Offered Certificates
A-1	$78,161,000		30.000%(5)	(6)	August 2017%		2.57	1-59	AAA(sf)/AAA(sf)/Aaa(sf)
A-2	$117,174,000		30.000%(5)	(6)	September 2017%		4.89	59-60	AAA(sf)/AAA(sf)/Aaa(sf)
A-3	$87,026,000		30.000%(5)	(6)	May 2022%		7.38	60-116	AAA(sf)/AAA(sf)/Aaa(sf)
A-4	$475,082,000		30.000%(5)	(6)	September 2022%		9.81	116-120	AAA(sf)/AAA(sf)/Aaa(sf)

Non-Offered Certificates(7)
A-S-EC(8)	$96,033,000		21.125%	(6)	September 2022%		9.95	120-120	AAA(sf)/AAA(sf)/Aaa(sf)
X-A	$853,476,000	(9)	N/A	(9)	N/A	%	N/A	N/A	AAA(sf)/AAA(sf)/Aaa(sf)
X-B	$228,585,968	(9)	N/A	(9)	N/A	%	N/A	N/A	NR/AAA(sf)/Ba3(sf)
B-EC(8)	$66,276,000		15.000%	(6)	September 2022%		9.95	120-120	AA(low)(sf)/AA-(sf)/Aa3(sf)
EC(8)	$198,829,000	(11)	11.625%	(10)	September 2022		9.95	120-120	A(low)(sf)/A-(sf)/A2(sf)
C-EC(8)	$36,520,000		11.625%	(6)	September 2022%		9.95	120-120	A(low)(sf)/A-(sf)/A3(sf)
D	$45,987,000		7.375%	(6)	September 2022%		9.95	120-120	BBB(low)(sf)/BBB-(sf)/Baa3(sf)
E	$22,994,000		5.250%	(6)	September 2022%		9.95	120-120	BB(sf)/BB(sf)/Ba2(sf)
F	$17,584,000		3.625%	(6)	September 2022%		9.95	120-120	B(sf)/B(sf)/B2(sf)
G	$39,224,968		0.000%	(6)	September 2022%		9.95	120-120	NR/NR/NR
V(12)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR
R(13)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR
LR(13)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR

(1)	Approximate; subject to a variance of plus or minus 5.0%.
(2)
The assumed final distribution date with respect to any class of certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date and otherwise based on modeling assumptions described in this free writing prospectus.  The actual performance and experience of the mortgage loans will likely differ from such assumptions.  The rated final distribution date for each class of certificates offered by this free writing prospectus is the distribution date in August 2049.  See “Yield and Maturity Considerations” and “Ratings” in this free writing prospectus.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR certificates) is based on (i) certain modeling assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates.

(4)
The anticipated ratings shown are those of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.  Certain nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates.  There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus.  The rating agencies have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to www.dbrs.com, www.krollbondratings.com and www.moodys.com.  We and the underwriters have not verified, do not adopt and accept no responsibility for any statements made by those rating agencies on their websites.  Important Disclaimer:  Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time.  Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.  It is a condition to issuance of the offered certificates that the offered certificates receive the ratings set forth above.

(5)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, in the aggregate.
(6)
For any distribution date, the respective pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S-EC, Class B-EC, Class C-EC, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

(7)	None of the classes of certificates set forth as “Non-Offered Certificates” in this table are offered by this free writing prospectus.
(8)	Class A-S-EC, Class B-EC and Class C-EC certificates may be exchanged for Class EC Certificates, and Class EC Certificates may be exchanged for Class A-S-EC, Class B-EC and Class C-EC certificates.
(9)
The Class X-A and Class X-B certificates will not have certificate balances.  Neither the Class X-A nor the Class X-B certificates are entitled to distributions of principal.  The Class X-A and Class X-B certificates will accrue interest on their respective notional balances and at their respective variable pass-through rates as described in this free writing prospectus under “Description of the Offered Certificates—General” and “—Distributions”.

(10)
The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class A-S-EC, Class B-EC and Class C-EC certificates that are exchanged for such Class EC certificates.

(11)
The initial certificate balance of the Class EC Certificates is equal to the aggregate of the initial certificate balance of the Class A-S-EC, Class B-EC, and Class C-EC Certificates and represents the maximum certificate balance of the Class EC Certificates that could be issued in an exchange.

(12)
The Class V certificates will not have a certificate balance, notional balance, pass-through rate or assumed final distribution date.  The Class V certificates will represent undivided interests in the excess interest, as further described in this free writing prospectus.  The Class V certificates will not be entitled to distributions in respect of interest other than excess interest.

(13)
The Class R and Class LR certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class R and Class LR certificates will represent, in the case of each such class, the residual interest in a “real estate mortgage investment conduit”, as further described in this free writing prospectus.  The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool

Outstanding Pool Balance(1)	$1,082,061,969
Number of Mortgage Loans(2)	85
Number of Mortgaged Properties	113
Average Cut-off Date Mortgage Loan Balance	$12,730,141
Weighted Average Mortgage Rate	4.9852%
Weighted Average Cut-off Date Remaining Term to Maturity (in months)	112
Weighted Average Underwritten Net Cash Flow Debt Service Coverage Ratio(3)	1.65x
Weighted Average Cut-off Date Loan-to-Value Ratio(3)	65.1%
Cut-off Date Underwritten Net Operating Income Debt Yield(3)	11.6%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)
The mortgage pool includes 4 groups of cross-collateralized and cross-defaulted mortgage loans.  This group consists of 13 mortgage loans, which collectively represent approximately 8.5% of the outstanding pool balance as of the cut-off date.

(3)
For the 1000 Harbor Boulevard mortgage loan, the numerical and statistical information relating to loan-to-value ratios and debt yields includes the 1000 Harbor Boulevard mortgage loan (which will be included in the issuing entity) and the 1000 Harbor Boulevard pari passu companion loan (which will not be included in the issuing entity).  For purposes of calculating debt service coverage ratios for the 1000 Harbor Boulevard mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months after the cut-off date for the 1000 Harbor Boulevard mortgage loan and the 1000 Harbor Boulevard pari passu companion loan.  For the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan, the numerical and statistical information relating to loan-to-value ratios, debt yields and debt service coverage ratios have been calculated based on the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan without regard to the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan.  For the 9&17 Park of Commerce mortgage loan, the numerical and statistical information relating to loan-to-value ratios, debt yields and debt service coverage ratios have been calculated based on the 9&17 Park of Commerce mortgage loan without regard to the related mezzanine loan. For purposes of calculating debt service coverage ratios for the 9&17 Park of Commerce mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months as set forth on Annex H to this free writing prospectus.

SUMMARY

This summary highlights selected information from this free writing prospectus and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus and in the accompanying prospectus.

Title of Certificates	UBS-Barclays Commercial Mortgage Trust 2012-C3, Commercial Mortgage Pass-Through Certificates, Series 2012-C3.

RELEVANT PARTIES

Issuing Entity
UBS-Barclays Commercial Mortgage Trust 2012-C3, a New York common law trust. The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement by and among the depositor, the master servicer, the special servicer, the operating advisor, the trustee, the certificate administrator and the custodian. See “The Issuing Entity” in this free writing prospectus.

Depositor
UBS Commercial Mortgage Securitization Corp., a Delaware corporation. Our principal offices are located at 1285 Avenue of the Americas, New York, New York 10019. Our telephone number is (212) 713-2000. Following the transfer of the mortgage loans to the depositor by or on behalf of the sponsors, the depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Depositor” in this free writing prospectus and in the accompanying prospectus.

Sponsors
UBS Real Estate Securities Inc., a Delaware corporation, Barclays Bank PLC, a public limited company registered in England and Wales, Archetype Mortgage Funding II LLC, a Delaware limited liability company, KeyBank National Association, a national banking association, General Electric Capital Corporation, a Delaware corporation, and RAIT Partnership, L.P., a Delaware limited partnership. Each of the sponsors will organize and initiate the securitization transaction described in this free writing prospectus by transferring its mortgage loans to the depositor. See “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

Mortgage Loan Sellers
UBS Real Estate Securities Inc., a Delaware corporation, Barclays Bank PLC, a public limited company registered in England and Wales, Archetype Mortgage Funding II LLC, a Delaware limited liability company, KeyBank National Association, a national banking association, General Electric Capital Corporation, a Delaware corporation, and RAIT Partnership, L.P., a Delaware limited partnership. Each of the mortgage loan sellers will transfer or cause the transfer of its mortgage loans to the depositor. The mortgage loans have an aggregate principal balance as of the cut-off date of approximately $1,082,061,969.

See “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
UBS Real Estate Securities Inc.	53	$688,087,273	63.6%
Barclays Bank PLC	8	$129,532,255	12.0%
Archetype Mortgage Funding II LLC	10	$98,561,847	9.1%
KeyBank National Association	6	$93,338,399	8.6%
General Electric Capital Corporation	5	$55,212,829	5.1%
RAIT Partnership, L.P.	3	$17,329,365	1.6%

Each mortgage loan seller or one of its affiliates originated or acquired the mortgage loans as to which it is acting as mortgage loan seller.

See “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

Master Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans sold to the depositor pursuant to the pooling and servicing agreement.

The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans (and any related companion loan): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making principal and interest advances (except with respect to any companion loan) and property advances under the pooling and servicing agreement, subject in each case to there being no nonrecoverability determination, as described in “The Pooling and Servicing Agreement—Advances” below. The fee of the master servicer with respect to the mortgage loans will be payable monthly from amounts received in respect of interest on each mortgage loan serviced by the master servicer (prior to application of such payments and collections of interest to make payments on the certificates), and (when combined with the fees of any primary servicers) will accrue at a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this free writing prospectus for each mortgage loan (net of the trustee/certificate administrator fee rate and the operating advisor fee rate) on the stated principal balance of the related mortgage loan. The master servicing fee for each mortgage loan will accrue on the same basis as interest accrues on such mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts maintained by the master servicer and certain fees paid by the borrowers. See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

Midland Loan Services, a Division of PNC Bank, National Association will also act as master servicer with respect to the 1000 Harbor Boulevard pari passu companion loan and the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan described in “The Mortgage Pool—Characteristics of the Mortgage Pool—Loan Combinations” below.

The 1000 Harbor Boulevard mortgage loan and the 1000 Harbor Boulevard pari passu companion loan are collectively referred to as the “1000 Harbor Boulevard pari passu loan combination”. The Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan and the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan are collectively referred to as the “Residence Inn Phoenix Desert View at Mayo Clinic A/B loan combination”. Each of the 1000 Harbor Boulevard pari passu loan combination and the Residence Inn Phoenix Desert View at Mayo Clinic A/B loan combination is also referred to as a “loan combination”. Each of the 1000 Harbor Boulevard pari passu companion loan and the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan is also referred to as a “companion loan”. Unless otherwise indicated, references to “mortgage loan” in this heading “—Master Servicer” also refers to the related companion loan or loan combination, as the context may require.

Pursuant to a certain interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, on the one hand, and UBS Real Estate Securities Inc. and certain of its affiliates, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by UBS Real Estate Securities Inc.

The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “The Servicers—The Master Servicer” in this free writing prospectus.

Special Servicer
Rialto Capital Advisors, LLC, a Delaware limited liability company, will be responsible for the servicing and administration of each mortgage loan as to which there is a continuing servicing transfer event and REO properties. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this free writing prospectus. Rialto Capital Advisors, LLC was appointed to be the special servicer at the request of RREF CMBS AIV I, LP, which is expected to be the initial directing holder and, on the closing date, is expected to purchase the Class E, Class F and Class G certificates. The principal servicing offices of Rialto Capital Advisors, LLC are located at 730 NW 107th Avenue, Suite 400, Miami, Florida 33172.

Unless otherwise indicated, references to “mortgage loan” in this heading “—Special Servicer” also refers to the related companion loan or loan combination, as the context may require.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will accrue at 0.25% per annum on the stated principal balance of the related specially serviced loan or REO loan (or mortgage loan as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan or REO property or mortgage loan repurchased by the related mortgage loan seller outside of the applicable cure period or as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described in this free writing prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan will be subject to an aggregate cap per mortgage loan of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The foregoing compensation to the special servicer will be paid from the applicable collections on the mortgage loans prior to application of such collections to make payments on the certificates, and may result in shortfalls in payments to certificateholders. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

Trustee, Certificate Administrator and Custodian

Deutsche Bank Trust Company Americas, a New York banking corporation. The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-UB12C3, and its telephone number is (714) 247-6000. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity. In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing.

The trustee will also serve as the certificate administrator. The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders, and (c) making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. In addition, the certificate administrator will have additional duties with respect to tax administration.

The fees of the trustee, certificate administrator and custodian will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to 0.00050% per annum of the stated principal balance of the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

See “The Trustee, Certificate Administrator and Custodian” in this free writing prospectus.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and a wholly-owned subsidiary of Park Bridge Financial LLC.

Unless otherwise indicated, references to “mortgage loan” in this heading “—Operating Advisor” also refers to the related companion loan or loan combination, as the context may require.

At any time during the period when a “control termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing, and with respect to all the mortgage loans:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and as provided in the pooling and servicing agreement;

	(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii)
based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required (if any mortgage loans were specially serviced during the prior calendar year) to prepare an annual report to be provided to the trustee, the rating agencies and the certificate administrator (who will be required to make the report available through its website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

After the occurrence and during the continuance of a “consultation termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer, as described in “The Servicers—Removal of the Special Servicer” in this free writing prospectus.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity (including any REO loan) and the operating advisor fee rate of 0.00134% per annum.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor” and “The Operating Advisor” in this free writing prospectus.

Directing Holder
The directing holder will be the controlling class certificateholder (or a representative of the controlling class certificateholder) selected by more than 50% of the controlling class certificateholders, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint the directing holder.

For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances; provided, however, that with respect to the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan, the directing holder will not have such rights unless a “control appraisal event” has occurred and is continuing with respect to the Residence Inn Phoenix Desert View at Mayo Clinic A/B loan combination as described under “Description of the Mortgage Pool—Loan Combinations—Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination” in this free writing prospectus.

At any time a “control termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a control termination event is deemed to occur as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus), the consent rights of the directing holder will terminate, but the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced by any payments of principal and any realized losses, but without regard to appraisal reduction amounts, allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a consultation termination event is deemed to occur as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus), all of the rights of the directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

It is anticipated that RREF CMBS AIV I, LP will be the initial directing holder with respect to each mortgage loan (other than the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan).

Unless otherwise indicated, references to “mortgage loan” in this heading “—Directing Holder” also refers to the related companion loan or loan combination, as the context may require.

Underwriters
UBS Securities LLC, Barclays Capital Inc., KeyBanc Capital Markets Inc., Citigroup Global Markets Inc. and Drexel Hamilton, LLC are the underwriters. UBS Securities LLC is an affiliate of UBS Commercial Mortgage Securitization Corp., the depositor, and UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller. Barclays Capital Inc. is an affiliate of Barclays Bank PLC, which is a sponsor and a mortgage loan seller and also provides warehouse financing to Archetype Mortgage Funding II LLC and an affiliate of RAIT Partnership, L.P., each a sponsor and a mortgage loan seller. KeyBanc Capital Markets Inc. is an affiliate of KeyBank National Association, a sponsor and a mortgage loan seller. The underwriters will purchase the certificates offered in this free writing prospectus from the depositor (in the amounts set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement), subject to certain conditions.

Significant Obligor
The mortgaged property identified on Annex A-1 to this free writing prospectus as 1000 Harbor Boulevard, representing approximately 10.4% of the outstanding pool balance as of the cut-off date, is a “significant obligor” of the trust within the meaning given to that term under Regulation AB of the Securities Act of 1933, as amended. See “Significant Obligor” in this free writing prospectus and “Description of the Top 20 Mortgage Loans” in Annex B to this free writing prospectus.

Affiliates and Other Relationships	UBS Commercial Mortgage Securitization Corp., the depositor, is an affiliate of UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller, and UBS Securities LLC, an underwriter.

Barclays Bank PLC, a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter. Barclays Bank PLC provides warehouse financing to Archetype Mortgage Funding II LLC, a sponsor and a mortgage loan seller, through a repurchase facility. All of the mortgage loans that Archetype Mortgage Funding II LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Archetype Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to make payments to Barclays Bank PLC as the repurchase agreement counterparty. Barclays Bank PLC also provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Partnership, L.P., a sponsor and a mortgage loan seller, through a repurchase facility. Certain of the mortgage loans that RAIT Partnership, L.P. will transfer to the depositor are subject to that repurchase facility. Proceeds received by RAIT CMBS Conduit II, LLC in connection with the contribution of mortgage loans by RAIT Partnership, L.P. to this securitization transaction will be applied, among other things, to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

KeyBank National Association, a sponsor and a mortgage loan seller, is an affiliate of KeyBanc Capital Markets Inc., an underwriter.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association and UBS Real Estate Securities Inc., Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by UBS Real Estate Securities Inc. (approximately $688,087,273 outstanding pool balance as of the cut-off date).

These roles and other potential relationships may give rise to conflicts of interest as further described in “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the related due date of such mortgage loan in September 2012 (or September 1, 2012 if such mortgage loan does not have a due date in September 2012).

Closing Date	On or about September 27, 2012.

Distribution Date	The 4th business day following the determination date in each month, commencing in October 2012. The initial distribution date will be October 12, 2012.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The 6th day of each month, or if such 6th day is not a business day, the following business day, commencing in October 2012.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class V, Class R and Class LR certificates), the calendar month immediately preceding the month in which that distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering the following classes of UBS-Barclays Commercial Mortgage Trust 2012-C3, Commercial Mortgage Pass-Through Certificates, Series 2012-C3:

	•	Class A-1

	•	Class A-2

	•	Class A-3

	•	Class A-4

The issuing entity, UBS-Barclays Commercial Mortgage Trust 2012-C3, will issue the above classes and the following classes, which are not being offered by this free writing prospectus and the accompanying prospectus: Class A-S-EC, Class X-A, Class X-B, Class B-EC, Class EC, Class C-EC, Class D, Class E, Class F, Class G, Class V, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 85 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 113 commercial, multifamily and manufactured housing community properties.

Certificate Balances	The various classes of the offered certificates will have the respective approximate initial certificate balances set forth below, in each case subject to a permitted variance of plus or minus 5.0%.

Class A-1	$78,161,000
Class A-2	$117,174,000
Class A-3	$87,026,000
Class A-4	$475,082,000

The certificates that are not offered in this free writing prospectus (other than the Class V, Class R and Class LR certificates) will have the respective initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary—Certificates” in this free writing prospectus.

The Class X-A and Class X-B certificates will not have certificate balances or entitle their holders to distributions of principal. The Class X-A and Class X-B certificates will, in the case of each of those classes, represent the right to receive distributions of interest accrued as described in this free writing prospectus on a notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S-EC certificates outstanding from time to time (without regard to any exchange of Class A-S-EC, Class B-EC and Class C-EC certificates for Class EC certificates). The total initial notional balance of the Class X-A certificates will be approximately $853,476,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of the Class B-EC, Class C-EC, Class D, Class E, Class F and Class G certificates outstanding from time to time (without regard to any exchange of Class A-S-EC, Class B-EC and Class C-EC certificates for Class EC certificates). The total initial notional balance of the Class X-B certificates will be approximately $228,585,968.

Pass-Through Rates
Each class of certificates (other than the Class EC, Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate, which is set forth or otherwise described below:

•
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S-EC, Class B-EC, Class C-EC, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

•
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately     % per annum and (ii) Class X-B certificates will equal approximately     % per annum.

•
The pass-through rate for the Class X-A certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, at which interest accrues from time to time on the 5 respective components of the notional balance of the Class X-A certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those 5 components will be comprised of the respective certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S-EC certificates (without regard to any exchange of Class A-S-EC, Class B-EC and Class C-EC certificates for Class EC certificates). For purposes of the accrual of interest on the Class X-A certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-A strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

•
For a more detailed discussion of the Class X-A strip rates and the pass-through rate applicable to the Class X-A certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

•
The pass-through rate for the Class X-B certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-B strip rates, at which interest accrues from time to time on the 6 respective components of the notional balance of the Class X-B certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those 6 components will be comprised of the respective certificate balances of the Class B-EC, Class C-EC, Class D, Class E, Class F and Class G certificates (without regard to any exchange of Class A-S-EC, Class B-EC and Class C-EC certificates for Class EC certificates). For purposes of the accrual of interest on the Class X-B certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-B strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

•
For a more detailed discussion of the Class X-B strip rates and the pass-through rate applicable to the Class X-B certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Class EC certificates will not have a pass-through rate, but will receive the sum of the interest distributable on the Class A-S-EC, Class B-EC and Class C-EC certificates that are exchanged for such Class EC certificates.

The Class V, Class R and Class LR certificates will not have pass-through rates.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Assumed Final Distribution Date; Rated Final Distribution Date

The assumed final distribution dates of the various classes of offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date; Rated Final Distribution Date”. Accordingly, if those assumptions prove to be inaccurate, then the actual final distribution date for one or more classes of offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	August 2017
Class A-2	September 2017
Class A-3	May 2022
Class A-4	September 2022

The “Rated Final Distribution Date” of the offered certificates will be the distribution date in August 2049.

Distributions of Interest	Each class of offered certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon:

	•	the pass-through rate applicable for the particular class of certificates for the related distribution date;

	•	the certificate balance or notional balance, as the case may be, of the particular class of certificates outstanding immediately prior to the related distribution date; and

	•	the assumption that each year consists of twelve 30-day months.

If a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described in “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this free writing prospectus, distributions of interest on the offered certificates may be reduced.

On each distribution date, subject to available funds and the payment priority described in “—Subordination; Allocation of Losses and Certain Expenses” below, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

A description of the interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found under “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Distribution of Available Funds” in this free writing prospectus.

The Class V certificates will not be entitled to distributions of interest other than excess interest. Neither the Class R certificates nor the Class LR certificates will be entitled to any distributions of interest.

Distributions of Principal
Subject to available funds and the payment priority described in “—Subordination; Allocation of Losses and Certain Expenses” below, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total certificate balance of their particular class.

Subject to adjustment as described in the provisos of the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus, the total distributions of principal to be made on the certificates (exclusive of the Class X-A, Class X-B, Class V, Class R and Class LR certificates) on any distribution date will, in general, be a function of:

•
the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

	•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

Payments of principal to the holders of the various classes with certificate balances will be made in a specified sequential order. On any distribution date, subject to the discussion in the next paragraph and under “Description of the Offered Certificates—Distributions—Distribution of Available Funds” in this free writing prospectus, amounts allocable to distributable principal will be applied to make distributions of principal with respect to the following classes of certificates in the following order:

First, to the Class A-1 certificates, until the certificate balance of the Class A-1 certificates is reduced to zero;

Second, to the Class A-2 certificates, until the certificate balance of the Class A-2 certificates is reduced to zero;

Third, to the Class A-3 certificates, until the certificate balance of the Class A-3 certificates is reduced to zero;

Fourth, to the Class A-4 certificates, until the certificate balance of the Class A-4 certificates is reduced to zero; and

Fifth, to the other certificates (other than the Class EC certificates) with certificate balances.

Because of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total certificate balance of the Class A-S-EC, Class B-EC, Class C-EC, Class D, Class E, Class F and Class G certificates could be reduced to zero at a time when any two or more classes of the offered certificates remain outstanding. Under those circumstances, any payments of principal on the outstanding classes of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be made among those classes of certificates on a pro rata basis, rather than sequentially, in accordance with their respective certificate balances.

A description of the principal and interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this free writing prospectus.

None of the Class X-A, Class X-B, Class V, Class R or Class LR certificates will be entitled to any distributions of principal. The Class EC certificates will receive the sum of the principal distributable to the Class A-S-EC, Class B-EC and Class C-EC certificates that are exchanged for such Class EC certificates.

Yield Maintenance Charges	Yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Yield Maintenance Charges” in this free writing prospectus.

Prepayment and Yield Considerations
The yield to maturity on each class of offered certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments and liquidations following defaults) on the mortgage loans and payments with respect to purchases and repurchases of the mortgage loans that are applied in reduction of the certificate balance of that class. The yield to investors will also be sensitive to the magnitude of losses on the mortgage loans due to liquidations. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” and “Yield and Maturity Considerations” in this free writing prospectus and “Yield and Maturity Considerations” in the accompanying prospectus.

Subordination; Allocation of Losses and Certain Expenses

The chart below illustrates the manner in which the rights of various classes (other than the Class EC and Class V certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A or Class X-B certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A or Class X-B certificates will reduce the notional balances of the Class X-A or Class X-B certificates and, therefore, the amount of interest those classes accrue.

Class A-1, Class A-2, Class A-3, Class A-4, Class X-A(1) and Class X-B(1) certificates

Class A-S-EC certificates

Class B-EC certificates

Class C-EC certificates

Class D certificates

Class E certificates

Class F certificates

Class G certificates

Class R and Class LR certificates(2)

(1)	The Class X-A and Class X-B certificates are interest-only certificates.

(2)	The Class R and Class LR certificates will not be entitled to principal or interest distributions.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered by this free writing prospectus.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) that portion, if any, of the master servicing fee payable to the master servicer to be applied to cover such shortfalls and (y) the amount of mortgage loan interest (exclusive of default interest and excess interest) that accrues and is collected with respect to any principal prepayment that is made during any collection period after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts of currently accrued interest with respect to each such class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this free writing prospectus.

Shortfalls in Pool Available Funds		The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

		•	shortfalls resulting from special servicing fees, workout fees and liquidation fees to which the special servicer is entitled;

•
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation);

•
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

		•	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A.	General
The master servicer is required to advance delinquent monthly payments of principal and/or non-default interest (net of related master servicing fees) on a mortgage loan if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on the anticipated repayment date loan), net of the related master servicing fee rate. The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan. In addition, neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, net of the related master and primary servicing fee rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this free writing prospectus, subject to a recoverability determination. The master servicer will also be obligated (subject to the limitations described in this free writing prospectus) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. The master servicer will also be required to make property advances with respect to the mortgaged property securing any loan combination. The master servicer will not be required to make an advance to the extent that it has received written notice that the special servicer determines that such advance would not be ultimately recoverable from collections on the related mortgage loan.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of recoverability out of related loan collections. The trustee will be entitled to conclusively rely on any determination of non-recoverability made by the master servicer or the special servicer.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this free writing prospectus and thus will cause losses to be borne by certificateholders in the priority specified in this free writing prospectus. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

B.	Appraisal Reduction Event
Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amount with respect to such mortgage loan, and the denominator of which is the stated principal balance of the mortgage loan. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of interest-bearing certificates then outstanding.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A.	General	For a more complete description of the mortgage loans, see the following sections in this free writing prospectus:

		•	Description of the Mortgage Pool;

		•	Annex A-1 (Certain Characteristics of the Mortgage Loans);

		•	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

		•	Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this free writing prospectus with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the outstanding pool balance as of the cut-off date or of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

With respect to the 1000 Harbor Boulevard mortgage loan, which is secured by a mortgaged property that also secures the 1000 Harbor Boulevard pari passu companion loan, unless otherwise indicated, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loan have been calculated based on the aggregate debt service and loan amount of both the 1000 Harbor Boulevard mortgage loan included in the issuing entity and the 1000 Harbor Boulevard pari passu companion loan not included in the issuing entity.

With respect to the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan, which is secured by a mortgaged property that also secures the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loan have been calculated based on the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan included in the issuing entity without regard to the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan not included in the issuing entity.

References to “mortgage loan” in this heading “The Mortgage Pool” do not refer to the related companion loan or loan combination, unless otherwise indicated.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this free writing prospectus, unless otherwise indicated.

All Mortgage Loans
Number of Mortgage Loans(1)	85
Number of Mortgaged Properties	113
Number of Amortizing Balloon Mortgage Loans(2)	76
Number of Partial Interest-Only Mortgage Loans(3)	5
Number of Interest-Only Mortgage Loans	4
Aggregate Principal Balance	$1,082,061,969
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$1,376,000
Maximum Mortgage Loan Balance	$113,000,000
Average Mortgage Loan Principal Balance	$12,730,141
Range of Mortgage Rates
Minimum Mortgage Rate	4.0500%
Maximum Mortgage Rate	6.5000%
Weighted Average Mortgage Rate	4.9852%
Range of Original Terms to Maturity
Minimum Original Term	60 months
Maximum Original Term	120 months
Weighted Average Original Term to Maturity	113 months
Range of Remaining Terms to Maturity
Minimum Remaining Term	59 months
Maximum Remaining Term	120 months
Weighted Average Remaining Term to Maturity	112 months
Range of Remaining Amortization Terms
Minimum Remaining Amortization Term	264 months
Maximum Remaining Amortization Term	360 months
Weighted Average Remaining Amortization Term	339 months
Range of Loan-to-Value Ratios(4)
Minimum Loan-to-Value Ratio	38.2%
Maximum Loan-to-Value Ratio	78.1%
Weighted Average Loan-to-Value Ratio(4)	65.1%
Range of U/W NCF Debt Service Coverage Ratios(4)
Minimum U/W NCF Debt Service Coverage Ratio	1.25x
Maximum U/W NCF Debt Service Coverage Ratio	3.91x
Weighted Average U/W NCF Debt Service Coverage Ratio(4)	1.65x
Range of U/W NOI Debt Yields(4)
Minimum U/W NOI Debt Yield	7.4%
Maximum U/W NOI Debt Yield	24.9%
Weighted Average U/W NOI Debt Yield(4)	11.6%

(1)
The mortgage pool includes 4 groups of cross-collateralized and cross-defaulted mortgage loans. These groups consist of 13 mortgage loans, which collectively represent approximately 8.5% of the outstanding pool balance as of the cut-off date.

(2)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(3)
Five (5) mortgage loans representing approximately 10.2% of the outstanding pool balance as of the cut-off date, have a partial interest-only period. The interest-only periods for these mortgage loans range from 9 months to 60 months following the cut-off date.

(4)
For the 1000 Harbor Boulevard mortgage loan, the numerical and statistical information relating to loan-to-value ratios and debt yields includes the 1000 Harbor Boulevard mortgage loan (which will be included in the issuing entity) and the 1000 Harbor Boulevard pari passu companion loan (which will not be included in the issuing entity). For purposes of calculating debt service coverage ratios for the 1000 Harbor Boulevard mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months after the cut-off date for the 1000 Harbor Boulevard mortgage loan and the 1000 Harbor Boulevard pari passu companion loan. For the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan, the numerical and statistical information relating to loan-to-value ratios, debt yields and debt service coverage ratios have been calculated based on the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan without regard to the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan. For the 9&17 Park of Commerce mortgage loan, the numerical and statistical information relating to loan-to-value ratios, debt yields and debt service coverage ratios have been calculated based on the 9&17 Park of Commerce mortgage loan without regard to the related mezzanine loan. For purposes of calculating debt service coverage ratios for the 9&17 Park of Commerce mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months as set forth on Annex H to this free writing prospectus.

B.	Loan Combinations
The 1000 Harbor Boulevard mortgage loan is secured by the mortgaged property identified as 1000 Harbor Boulevard, representing approximately 10.4% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $113,000,000. The 1000 Harbor Boulevard mortgaged property also secures the 1000 Harbor Boulevard pari passu companion loan, which is not included in the mortgage pool and has an outstanding principal balance as of the cut-off date of $7,000,000. The 1000 Harbor Boulevard pari passu companion loan is pari passu in right of payment to the 1000 Harbor Boulevard mortgage loan. The 1000 Harbor Boulevard pari passu companion loan is currently held by UBS Real Estate Securities Inc. The pooling and servicing agreement will govern the servicing of the 1000 Harbor Boulevard mortgage loan and the 1000 Harbor Boulevard pari passu companion loan. For additional information regarding the 1000 Harbor Boulevard pari passu loan combination, see “Description of the Mortgage Pool—Loan Combinations—1000 Harbor Boulevard Pari Passu Loan Combination” in this free writing prospectus.

The 1000 Harbor Boulevard mortgage loan is also referred to as a “pari passu mortgage loan” and the 1000 Harbor Boulevard pari passu companion loan is also referred to as a “pari passu companion loan” in this free writing prospectus.

The Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan is secured by the mortgaged property identified as Residence Inn Phoenix Desert View at Mayo Clinic, representing approximately 2.0% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $22,100,000. The Residence Inn Phoenix Desert View at Mayo Clinic mortgaged property also secures the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan, which is not included in the mortgage pool and has an outstanding principal balance as of the cut-off date of $3,250,000. The Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan will be subordinate in right of payment to the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan. The Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan is currently held by JMP RIMC, LLC. The holder of the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan has certain rights with respect to the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan included in the issuing entity as described in

“Description of the Mortgage Pool—Loan Combinations—Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination”. The pooling and servicing agreement will govern the servicing of the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan and the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan. For additional information regarding the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan, see “Description of the Mortgage Pool—Loan Combinations—Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination” in this free writing prospectus.

B.	Security for the
	Mortgage Loans	All of the mortgage loans will consist of mortgage loans secured by first liens on mortgaged properties.

C.	Nonrecourse	All of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

D.	Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property, a fee simple estate in the land beneath an income producing property, or, in the case of certain mortgaged properties, a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate, as set forth below.

		Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
		Fee Simple Estate(2)	104	88.7%
		Leasehold Estate	5	5.8
		Partial Fee/Partial Leasehold	4	5.6
		Total	113	100.0%

		(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)	Includes mortgage loans secured by the borrower’s leasehold interest in the related mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

E.	Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured by those mortgaged properties, for each indicated purpose are:

		Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
		Retail	39	$401,094,896	37.1%
		Anchored	19	208,865,872	19.3
		Regional Mall	1	99,876,062	9.2
		Shadow Anchored	7	39,281,753	3.6
		Unanchored	6	29,838,373	2.8
		Single Tenant	6	23,232,836	2.1
		Office	9	$179,727,424	16.6%
		Central Business District	3	137,189,655	12.7
		Suburban	4	31,677,769	2.9
		Medical	2	10,860,000	1.0
		Hospitality	17	$171,713,000	15.9%
		Limited Service	12	106,216,059	9.8
		Extended Stay	4	51,018,280	4.7
		Full Service	1	14,478,661	1.3
		Mixed Use	10	$90,246,517	8.3%
		Retail/Office	6	62,523,164	5.8
		Office/Retail/Multifamily	2	21,566,104	2.0
		Retail/Multifamily	2	6,157,249	0.6
		Multifamily	6	$71,213,263	6.6%
		Conventional	6	71,213,263	6.6
		Industrial	6	$52,733,087	4.9%
		Warehouse/Distribution	3	29,992,770	2.8
		Flex	3	22,740,317	2.1
		Manufactured Housing Community	9	$47,572,248	4.4%
		Self-Storage	16	$37,761,535	3.5%
		Net Lease	1	$30,000,000	2.8%
		Total/Weighted Average	113	$1,082,061,969	100.0%

		(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

F.	Property Locations
The mortgaged properties are located in 29 separate states. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 7.7% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
New Jersey	2	$143,000,000	13.2%
Michigan	14	104,526,947	9.7
Minnesota	2	103,876,062	9.6
Texas	12	85,760,696	7.9
California	5	83,479,027	7.7
Other	78	561,419,237	51.9
Total	113	$1,082,061,969	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

G.	Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
6th	0	60	75.4%
1st	5	17	14.9%
1st	0	7	9.6%
6th	10	1	0.2%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan and before default interest begins accruing. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 for information on the number of days before a payment default is an event of default under each mortgage loan.

H.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

		Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
		Amortizing Balloon(1)	76	$ 844,342,469	78.0%
		Interest-Only	4	127,760,000	11.8
		Interest-Only, then Amortizing(2)	5	109,959,500	10.2
		Total	85	$1,082,061,969	100.0%

		(1)		Does not include mortgage loans that are partial interest-only mortgage loans.

		(2)
Includes 5 mortgage loans that pay interest-only for a period ranging from the first 9 scheduled payments to the first 60 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such mortgage loan. Each such mortgage loan therefore has an expected balloon balance at the maturity date.

I.	Refinanced Loans	Each of the following mortgage loans refinanced (in whole or in part) another mortgage loan that was in default, past maturity and paid off at a discount:

		Mortgage Loan			Cut-off Date Balance
		Plaza at Imperial Valley			$44,907,541
		Zeune Self Storage Portfolio			$15,266,479

J.	Properties With
	No Prior Operating History
Each mortgaged property has some prior operating history. However, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Properties With No Prior Operating History” in this free writing prospectus.

K.	Voluntary Prepayment
	Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics:

		Defeasance and Prepayment

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Defeasance(1)	69	$934,636,007	86.4%
Yield Maintenance(2)	16	147,425,962	13.6
Total	85	$1,082,061,969	100.0%

(1)		All of the mortgage loans that permit defeasance prohibit defeasance until at least 2 years after the closing date of the securitization.

(2)		Each related initial lockout period is at least 12 months after the cut-off date.

		Lock-Out Period and Open Period
		for Yield Maintenance Loans

Set forth below are the respective lock-out periods and open periods with respect to each of the mortgage loans that permit prepayment with a yield maintenance charge (which amount is at least 1% of the prepaid amount):

		Property Name	Cut-off Date Balance	% of Total Cut-off Date Balance	Lock-Out (Months)	Open (Months)
		Reisterstown Road Plaza	$46,250,000	4.3%	25	3
		GPB Portfolio I	$25,569,000	2.4%	24	4
		GPB Portfolio II	$24,243,000	2.2%	24	4
		Staybridge Suites Portfolio	$14,277,371	1.3%	25	4
		GPB Portfolio III	$10,751,000	1.0%	24	4
		Exit One Hotel Portfolio	$9,984,317	0.9%	25	4
		Lakewood Village	$7,000,000	0.6%	24	3
		Walnut Glen Apartments	$6,709,500	0.6%	24	4
		Cojoyo Portfolio	$2,641,774	0.2%	24	7

All of the mortgage loans that provide for defeasance also provide for an open period that occurs immediately prior to and including the stated maturity date set forth on Annex A-1 during which such mortgage loan is freely prepayable without the requirement to defease such mortgage loan, which open period ranges from 2 to 7 scheduled payments (through and including the stated maturity date).

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

L.	Compliance with
	Underwriting Standards
The mortgage loans originated or acquired by UBS Real Estate Securities Inc. were originated in accordance with UBS Real Estate Securities Inc.’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards” in this free writing prospectus.

The mortgage loans originated or acquired by Barclays Bank PLC were originated or reunderwritten in accordance with Barclays Bank PLC’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Standards” in this free writing prospectus.

The mortgage loans originated or acquired by Archetype Mortgage Funding II LLC were originated in accordance with Archetype Mortgage Funding II LLC’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—Archetype Mortgage Funding II LLC—AMF II’s Underwriting Standards” in this free writing prospectus.

The mortgage loans originated or acquired by KeyBank National Association were originated or reunderwritten in accordance with KeyBank National Association’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” in this free writing prospectus.

The mortgage loans originated or acquired by General Electric Capital Corporation were originated or reunderwritten in accordance with General Electric Capital Corporation’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—General Electric Capital Corporation—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting” in this free writing prospectus.

The mortgage loans originated or acquired by RAIT Partnership, L.P. were originated or reunderwritten in accordance with RAIT Partnership, L.P.’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—RAIT Partnership, L.P.—RAIT’s Underwriting Standards” in this free writing prospectus.

M.	Mortgage Loans with
Related Borrowers
Eleven (11) groups of mortgage loans, representing approximately 26.7% of the outstanding pool balance as of the cut-off date, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The foregoing includes any cross-collateralized and cross-defaulted loans but does not include any particular mortgage loan that has multiple affiliated borrowers.

N.	Ten Largest
Mortgage Loans

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Interest Rate	Remaining Term to Maturity (Months)	U/W NCF DSCR	Cut-off Date LTV Ratio		LTV at Maturity		U/W NOI Debt Yield
1000 Harbor Boulevard(1)	$113,000,000	10.4%	4.8730%	120	1.47	64.2%		64.2%		7.4%
Apache Mall	99,876,062	9.2	4.3240%	59	1.63	66.6%		60.8%		10.4%
Reisterstown Road Plaza	46,250,000	4.3	5.2500%	117	1.51	58.5%		54.3%		12.0%
Plaza at Imperial Valley	44,907,541	4.2	5.1520%	118	1.38	70.3%		58.2%		9.8%
Crossways Shopping Center	40,435,106	3.7	4.7800%	119	1.42	70.7%		52.5%		10.3%
Providence at Harbour Club	37,000,000	3.4	5.1050%	117	1.62	71.8%		56.2%		12.5%
Roedel Hotel Portfolio(3)	31,903,383	2.9	5.1230%	118	1.57	69.8%		52.6%		12.7%
Franklin Towne Center	30,000,000	2.8	4.7800%	120	1.72	66.2	%(2)	54.0	%(2)	10.8%
GPB Portfolio I(3)	25,569,000	2.4	4.8490%	120	1.95	65.9%		53.9%		13.5%
GPB Portfolio II(3)	24,243,000	2.2	4.8490%	120	1.95	65.0%		53.2%		13.3%
Total/Wtd. Avg	$493,184,091	45.6%	4.8405%	107	1.58	66.4%		58.0%		10.4%

(1)
For the 1000 Harbor Boulevard mortgage loan, the numerical and statistical information relating to loan-to-value ratios and debt yields includes the 1000 Harbor Boulevard mortgage loan (which will be included in the issuing entity) and the 1000 Harbor Boulevard pari passu companion loan (which will not be included in the issuing entity). For purposes of calculating debt service coverage ratios for the 1000 Harbor Boulevard mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months after the cut-off date for the 1000 Harbor Boulevard mortgage loan and the 1000 Harbor Boulevard pari passu companion loan.

(2)
The Cut-off Date LTV Ratio and LTV at Maturity is based on an appraised value of $45,300,000 (which value includes the improvements which are not covered by the mortgage securing the mortgage loan). The appraised value of the land (if such land were subject to a ground lease pursuant to which the ground tenant would be responsible for the costs of constructing the improvements thereon, if any) is $24,700,000, which would result in Cut-off Date LTV Ratio and LTV at Maturity of 121.5% and 99.1%, respectively. See “Risk Factors—Risks Related to the Mortgage Loans—Special Risks Related to the Franklin Towne Center Loan” and “Annex B (Description of the Top 20 Mortgage Loans)—Franklin Towne Center—Collateral”.

(3)
Each of the Roedel Hotel Portfolio Mortgage Loans, the GPB Portfolio I Mortgage Loan and the GPB Portfolio II Mortgage Loan consist of three separate mortgage loans that are each part of a group of cross collateralized and cross defaulted mortgage loans. Under certain circumstances, the related cross may be released, as described in “Annex B (Description of the Top 20 Mortgage Loans)—Roedel Hotel Portfolio”, “—GPB Portfolio I” and “—GPB Portfolio II”.

With respect to each of the above mortgage loans additional information is set forth in Annex B to this free writing prospectus.

ADDITIONAL CONSIDERATIONS

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans. Exercise of this option will effect the termination of the issuing entity and retirement of the then outstanding certificates. Following the date on which the Class A-1 through Class D certificates and the Class EC certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class X-B certificates, but excluding the Class V, Class R and Class LR certificates), remaining in the issuing entity; provided that the sole remaining certificateholder makes a payment to the certificate administrator and the master servicer as described in “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

Repurchase Obligation
Each mortgage loan seller will make certain representations and warranties set forth on Annex G to this free writing prospectus with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described in “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus. If the related mortgage loan seller or its affiliate, as applicable, opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage Loans
and REO Properties; Right of First
Refusal; Purchase
Options
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the “certificateholders’ best interests” (as described in “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus); provided, however, that the directing holder (unless a consultation termination event has occurred and is continuing) will have a right of first refusal with respect to any sale of a defaulted mortgage loan being sold for a price less than the sum of the outstanding principal balance thereof, accrued and unpaid interest thereon and any outstanding advances and certain expenses related thereto. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Furthermore, the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan holder and any mezzanine loan lender will have an option to purchase the related mortgage loan after a default or transfer to special servicing pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

There may be other purchase options with respect to certain mortgaged properties that are in favor of a tenant or another third-party as discussed elsewhere in this free writing prospectus. See “Risk Factors—Risks Related to the Mortgage Loans—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” and “—Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders” in this free writing prospectus.

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interest may arise from, among other things, the following relationships and activities:

•
the ownership of any certificates by the depositor, mortgage loan sellers, underwriters, trustee, certificate administrator, master servicer, special servicer, operating advisor or any of their respective affiliates;

•
the relationships, including financial dealings, of the mortgage loan sellers, master servicer, special servicer, operating advisor or any of their respective affiliates with any borrower or loan sponsor;

	•	the obligation of the special servicer to take actions at the direction of the directing holder;

•
the broker-dealer activities of the underwriters and their respective affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

•
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

	•	the activities of the master servicer, special servicer, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

Federal Income Tax
Consequences
Elections will be made to treat portions of the issuing entity (exclusive of (i) the portion of the issuing entity representing the arrangement under which Class A-S-EC, Class B-EC and Class C-EC Certificates are exchanged for Class EC Certificates, and (ii) excess interest and the related distribution account) as two separate real estate mortgage investment conduits or REMICs, referred to as the lower-tier REMIC and the upper-tier REMIC, for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections. The portions of the issuing entity other than the lower-tier REMIC and the upper-tier REMIC, in the opinion of counsel, will be treated as a grantor trust for federal income tax purposes, as further described in “Material Federal Income Tax Consequences” in this free writing prospectus.

Federal income tax consequences of an investment in the offered certificates include:

	•	Each class of offered certificates will constitute a class of “regular interests” in the upper-tier REMIC.

	•	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

	•	Certain classes of the offered certificates may be issued at a premium, while other classes of the offered certificates may be issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this free writing prospectus could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted substantially identical administrative exemptions to UBS Securities LLC, Prohibited Transaction Exemption 91-22, and to Barclays Capital Inc., Final Authorization Number 2004-03E, each as amended by Prohibited Transaction Exemption 2007-05, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of certain mortgage pass-through certificates sold in an underwriting where UBS Securities LLC or Barclays Capital Inc. is the lead or co-lead manager and the servicing and operation of the related mortgage pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to UBS Securities LLC and Barclays Capital Inc. will generally apply to the certificates offered in this free writing prospectus; provided that certain conditions are satisfied. See “ERISA Considerations” in this free writing prospectus and “Certain ERISA Considerations” in the accompanying prospectus.

Ratings	It is a condition to their issuance that each class of the offered certificates be rated as follows by DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.:

		DBRS	KBRA	Moody’s
	Class A-1	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-2	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-3	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-4	AAA(sf)	AAA(sf)	Aaa(sf)

See “Ratings” in this free writing prospectus and “Rating” in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies identified above has agreed to perform rating surveillance with respect to its ratings for so long as the certificates remain outstanding. Fees for such ratings surveillance will be paid by the depositor.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of a class of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. and certain other nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus.

Important Disclaimer: Credit ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the accompanying prospectus.

Denominations; Clearance
and Settlement	The offered certificates will be issuable in registered form, in minimum denominations of $10,000 and in multiples of $1 in excess of $10,000.

You may hold your certificates through (i) The Depository Trust Company (in the United States) or (ii) Clearstream Banking, société anonyme or The Euroclear System (in Europe). Transfers within The Depository Trust Company, Clearstream Banking, société anonyme or The Euroclear System will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the accompanying prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate has resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured finance products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured finance products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.  Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, with defaults occurring throughout the United States.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, which circumstances tend to give a borrower less incentive to cure delinquencies and avoid foreclosure.  Those declines in value have thus tended to result in lower recoveries and greater losses upon foreclosure sale or other liquidation.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Although certain commercial mortgage lenders have made financing more available recently, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight and financing availability remains limited and declines may occur in real estate values.

Heightened Underwriting Standards May Contribute to Losses on Commercial Loans

Many commercial mortgage lenders have tightened their loan underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue to contribute, to a weakening in the commercial real estate market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential buyers of commercial real estate.  The continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on commercial mortgage loans generally.

Global Market Disruptions and Recent U.S. Legislation May Adversely Affect the Availability of Credit for Commercial Real Estate

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.  The responses to such crisis and events have included, among other things:

●
numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

●
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

●
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the proposed rules on credit risk retention and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, Egypt and Libya are currently undergoing a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest.  It is uncertain what effects these protests and change in government will have in Egypt, Libya, Syria or the Middle East, or what effects such events in Egypt, Libya, Syria or the Middle East might have on the United States and world financial markets, particular business segments, world commodity prices or otherwise.  We cannot assure you that this uncertainty will not lead to further disruption of the credit markets in the United States.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not guaranteed or should not be considered to be, by any person or entity.

All of the mortgage loans are or should be considered to be nonrecourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, customary nonrecourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance of any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of the mortgage loan at the maturity date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial ownership interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Maturity date payments are primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the mortgaged property itself, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Certain mortgage loans are secured in whole or in part by recently constructed mortgaged properties or recently acquired properties that have limited prior operating history and lack significant historical financial figures and information.  As such, there is limited basis for analyzing future performance at the mortgaged properties.

In addition, all of the mortgage loans were originated within 12 months prior to the cut-off date.  Consequently, these mortgage loans do not have a long-standing payment history.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based On Flawed Assumptions” in the prospectus.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related sponsor’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the sponsors have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable mortgage loan purchase agreement and attached to this free writing prospectus in Annex G).  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related sponsor’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  In addition, we cannot assure you that any sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.

For example, the mortgaged property identified on Annex A-1 to this free writing prospectus as East 98th Street Portfolio – 123 East 98th Street, which secures approximately 1.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount), was built to suit the specific needs of a charter school tenant and may not be readily convertible to alternative uses.  If the charter school vacates the mortgaged property at any time, the borrower and loan sponsors provided a guaranty and recourse obligation of up to $2,000,000 for any future tenant improvements necessary to convert the vacated space back to leaseable office space.

In addition, even if a mortgaged property does not have a restriction on an alternative use, the cost of converting a property to an alternative use may limit the property owner’s ability to do so.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction.  All of the mortgage loans have appraisals dated within the past 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this free writing prospectus with respect to the mortgaged properties generally reflect only the “as-is” value.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.  A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because:  (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space;

(iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

In the case of thirteen (13) mortgaged properties, collectively securing approximately 8.5% of the outstanding pool balance as of the cut-off date by allocated loan amount, if applicable, the related mortgaged property is 100.0% leased to a single tenant, based on net rentable area (excluding the net lease asset).  In the case of nine (9) other mortgaged properties, securing approximately 15.1% of the outstanding pool balance as of the cut-off date by allocated loan amount, if applicable, each mortgaged property is leased to one or more significant tenants, with one tenant occupying a net rentable area of 50% or more of the related mortgaged property (excluding the net lease property).  Certain single tenants or significant tenants have lease expiration dates or early termination options that are prior to the related mortgage loan maturity date.  For a list of each mortgaged property leased to a single tenant or a significant tenant, along with the related mortgage loan maturity date (or anticipated repayment date, as applicable) and lease expiration dates, see Annex A-1 to this free writing prospectus.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In some cases, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar standards may have been used in connection with the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  See Annex A-1 for lease expiration dates (for the five largest tenants at each mortgaged property, based on net rentable area) and mortgage loan maturity dates (and anticipated repayment dates, as applicable).  Most leases provide that a tenant may terminate its lease in the event of a casualty or condemnation.  In addition, certain of the single tenant or significant tenant leases may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or on a certain date, or upon the occurrence of certain circumstances such as the failure to timely complete tenant buildouts, or the failure to meet certain income or occupancy thresholds.

For example, with respect to the following mortgage loans secured by a mortgaged property leased to a single tenant (or a significant tenant that leases more than 80% of the net leasable area), such single or significant tenant has a unilateral termination option in its lease:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Walgreens-Tampa, FL, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the single tenant Walgreens Co. has the right to terminate the lease after May 2022 and every five years thereafter with six months’ notice.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Walgreens-Miami, FL, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, the single tenant Walgreens Co. has the right to terminate the lease in the 20th, 25th, 30th, 40th and 45th years of the lease term, with the first termination option in March 2014.

See “Certain Additional Risks Related to Tenants” in this free writing prospectus for additional information regarding these termination rights.  There can be no assurance that if a tenant exercises an early termination option prior to the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments.  See “—Certain Additional Risks Related to Tenants” below.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  For additional information regarding significant tenants, see Annex A-1 to this free writing prospectus.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.  If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  For example:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Crossways Shopping Center, which secures a mortgage loan representing approximately 3.7% of the outstanding pool balance as of the cut-off date, American Signature Furniture and DSW, the largest two tenants leasing approximately 26.2% of the net rentable area at the mortgaged property, are affiliated with the borrower.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Equinox Dallas, which secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date, the borrower has a leasehold interest in the mortgaged property and Equinox Park Place, Inc., the sole tenant leasing the premises for use as a gym and health club, is an affiliate of the borrower.  The tenant’s lease is coterminous with the borrower’s ground lease.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Township Retail, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, UC – Medical Clinic, the third largest tenant leasing approximately 14.0% of the net rentable area of the mortgaged property, is an affiliate of the borrower.

●
In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Cojoyo Portfolio, which secure a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, Creative Farm, the second largest tenant representing 19.5% of the portfolio net rentable area at the mortgaged properties, is affiliated with the borrower.

Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Certain Additional Risks Related to Tenants.  The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●	space in the mortgaged properties could not be leased or re-leased;

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

Repayment of mortgage loans secured by retail and office properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the tenants (which may include significant tenants) have lease expiration dates that occur on or prior to, or shortly following, the maturity date of the related mortgage loan.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail and office properties are set forth on Annex A-1 to this free writing prospectus.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date. In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the borrower violates the lease or interferes with the tenant’s use of the property, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives or in the case of a government tenant, for lack of appropriations or other reasons.  However, Annex A-1 does not identify early termination options that tenants may have under their leases.

The footnotes to Annex A-1 (but not Annex A-1 itself) identify certain of the non-contingent early termination provisions related to the five largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  For examples of certain mortgaged properties that have tenant lease provisions that permit the tenant to terminate its lease on or after a certain date, see the footnotes to Annex A-1.

Additionally, mortgage loans may have concentrations of leases expiring or providing for early termination options at varying rates in varying percentages on or prior to the related maturity date.  In some situations, all of the leases at a mortgaged property may expire or be terminated on or prior to the related maturity date and, in other cases, certain tenants may have executed leases but are not yet in occupancy and are not open for business.

With respect to any mortgage loan secured by a mortgaged property leased in whole or in part to one or more government or government agency tenants, such leases typically permit the government tenant to terminate its lease prior to the related lease expiration date, for lack of appropriations or other reasons.  For example:

●
In the case of the mortgaged property identified on Annex A-1 of this free writing prospectus, as Reisterstown Road Plaza, which secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, The State of Maryland is a tenant under seven separate leases. All of The State of Maryland leases have termination options and such termination options vary from at any time to after the third lease year with twelve months’ notice to landlord.

With respect to any mortgage loan secured by a mortgaged property leased in whole or in part to one or more tenants that are charitable or non-profit institutions, such tenants may rely on government funding and such leases may provide for termination options related to reductions in such funding.  In the case of a government tenant or other tenant reliant on government funding or in the case of any tenant with an early termination option in its lease, there can be no assurance that such tenant will not exercise its termination option during the term of the related mortgage loan.

Commercial mortgage loans rely on tenants to pay rent at mortgaged properties.  Tenant rollover during the loan term may adversely impact a borrower’s ability to make debt service payments.  With respect to the ten largest mortgage loans (based on cut-off date principal balance), the following mortgage loans have significant rollover of 50% or more during the related loan term):
Name of Mortgaged Property (as identified on Annex A-1)	Maturity Date	% of tenant rollover during the related loan term(1)
Apache Mall	August 6, 2017	75.4%
Reisterstown Road Plaza	June 1, 2022	82.1%
Plaza at Imperial Valley	August 6, 2022	73.1%
Crossways Shopping Center	August 6, 2022	99.4%
GPB Portfolio I	September 6, 2022	79.0%
GPB Portfolio II	September 6, 2022	86.3%

(1)
The percentages, which are approximate, are of the total net rentable area of the related mortgage property (or, in the case of the GPB Portfolio I and GPB Portfolio II, the related mortgaged properties in the aggregate).

Certain of the mortgage loans may have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease without typical triggers.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases” below.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults on its obligations to a borrower (or if the tenant terminates pursuant to the terms of its lease), the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

In addition, a tenant lease that expires or is terminated near, including during a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above.

Tenant Bankruptcy Entails Risks.  Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this free writing prospectus) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The ten largest mortgage loans represent approximately 45.6% of the outstanding pool balance as of the cut-off date.  Losses on any of these mortgage loans may have a particularly adverse effect on the certificates offered in this free writing prospectus.

The 20 largest mortgage loans are described in Annex B to this free writing prospectus.  Each of the mortgage loans other than the ten largest mortgage loans represents no more than 2.1% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Eleven (11) groups of mortgage loans, representing approximately 26.7% of the outstanding pool balance as of the cut-off date, have borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing approximately 5.6%, 4.3% and 3.1% of the outstanding pool balance as of the cut-off date.  The foregoing includes any cross-collateralized and cross-defaulted loans but does not include any single mortgage loan shown on Annex A-1 to this free writing prospectus that has multiple affiliated borrowers.

A concentration of mortgage loans with the same borrower or mortgaged properties with the same borrower or related borrowers can pose increased risks.  For example, mortgaged properties with affiliated borrowers may have the same property manager.  This increases the risk that financial or other difficulties experienced by the property manager could adversely impact the mortgage pool.  In addition, mortgage loans with related borrowers often have the same non-recourse carveout guarantor and loan sponsor.  This increases the risk that a financial failure or bankruptcy involving the non-recourse carveout guarantor or loan sponsor could adversely impact the mortgage pool.  Further, if a non-recourse carveout guarantor or loan sponsor that controls several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	Thirty-nine (39) retail properties representing approximately 37.1% of the outstanding pool balance as of the cut-off date;

●	Nine (9) office properties representing approximately 16.6% of the outstanding pool balance as of the cut-off date;

●	Seventeen (17) hospitality properties representing approximately 15.9% of the outstanding pool balance as of the cut-off date;

●	Ten (10) mixed-use property representing approximately 8.3% of the outstanding pool balance as of the cut-off date.

●	Six (6) multifamily properties representing approximately 6.6% of the outstanding pool balance as of the cut-off date;

●	Six (6) industrial properties representing approximately 4.9% of the outstanding pool balance as of the cut-off date;

●	Nine (9) manufactured housing community properties representing approximately 4.4% of the outstanding pool balance as of the cut-off date;

●	Sixteen (16) self-storage property representing approximately 3.5% of the outstanding pool balance as of the cut-off date; and

●	One (1) net lease property representing approximately 2.8% of the outstanding pool balance as of the cut-off date.

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in twenty-nine (29) states.  Two (2) mortgaged properties, securing mortgage loans representing approximately 13.2% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in New Jersey.  Fourteen (14) mortgaged properties, securing mortgage loans representing approximately 9.7% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Michigan.  Two (2) mortgaged properties, securing mortgage loans representing approximately 9.6% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Minnesota.  Twelve (12) mortgaged properties, securing mortgage loans representing approximately 7.9% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Texas.  Five (5) mortgaged property, securing a mortgage loan representing approximately 7.7% of the outstanding pool balance by allocated loan amount as of the cut-off date, is located in California.  See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus.  Also for certain legal aspects of mortgage loans secured by mortgaged properties located in New Jersey, see “Legal Aspects of Mortgage

Loans” in this free writing prospectus.  Except as set forth in this paragraph, no state contains mortgaged properties securing more than 5.9% of the outstanding principal balance by allocated loan amount as of the cut-off date.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in California and Arizona, may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.  For example, the mortgaged property identified on Annex A-1 to this free writing prospectus as Courtyard – Rancho Bernardo, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, is located in a Seismic Zone 4, which is defined as an area with a high probability of damaging ground motion.  Mortgaged properties located in coastal states, including, but not limited to, Florida, South Carolina, Texas, North Carolina, Mississippi and Georgia, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless such mortgaged property is located in a flood zone and flood insurance is available.  Even if the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  In addition, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 could lead to a regional economic downturn for the entire region.  For example, the Gulf of Mexico incident led to regional economic downturn for the Gulf Coast of the United States, and had an adverse impact on mortgaged properties located in nearby states, including Florida and Texas.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

Retail Properties Have Special Risks

Thirty-nine (39) mortgaged properties are retail properties that secure mortgage loans representing approximately 37.1% of the outstanding pool balance as of the cut-off date.  The value of a retail property is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.  Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Twenty-three (23) of the retail mortgaged properties, securing mortgage loans representing approximately 33.3% of the outstanding pool balance as of the cut-off date, are considered by the sponsor to have an “anchor tenant”.  Seven (7) of the of the retail mortgaged properties, securing mortgage loans representing approximately 3.6% of the outstanding pool balance as of the cut-off date, are considered by the sponsor to be “shadow anchored”.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near, including within a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Market conditions may cause tenants to re-evaluate the value of existing leases and in certain circumstances, tenants may decide to close stores or go dark at certain locations.  In the event a retail tenant closes for business or goes dark, co-tenancy provisions under other leases may permit other tenants to terminate leases prior to stated expiration.  For example, with respect to the mortgaged property securing the mortgage loan identified on Annex A-1 to this free writing prospectus as Crossways Shopping Center, representing approximately 3.7% of the outstanding pool balance as of the cut-off date, Office Depot is a major tenant representing approximately 7.7% of the net rentable area.  In addition, Office Depot may be a shadow anchor for other mortgaged properties in the mortgage pool.  Since 2009, Office Depot has closed 168 stores and chain wide sales have decreased each year from 2007 through 2011.  In addition, with respect to the mortgaged property securing the mortgage loan identified on Annex A-1 to this free writing prospectus as Pine Island, representing approximately 0.6% of the outstanding pool balance as of the cut-off date, OfficeMax is a major tenant.  OfficeMax may also be a shadow anchor for other mortgaged properties in the mortgage pool.  During 2011, OfficeMax closed 22 retail stores in the U.S. and opened none, ending the year with

896 retail stores.  We cannot assure you that market conditions will not impact the Office Depot or OfficeMax stores identified above or any other retail stores at any of the mortgaged properties in the mortgage pool.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants that contain certain operating and maintenance covenants.  Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property.  Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Several retail mortgaged properties that secure mortgage loans in the pool have tenants permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

A number of the tenant leases and reciprocal easement agreements at the retail mortgaged properties have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants or shadow anchor tenants, if applicable), cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy.  Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged property will remain at its current or past levels.

Competition May Adversely Affect the Performance of the Mortgaged Property.  Borrowers, affiliates of borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties including, without limitation, properties that may be situated adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short-term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Certain Risks of Restaurant Tenants.  Nineteen (19) mortgaged properties, securing mortgage loans representing approximately 10.3% (by allocated loan amount), of the outstanding pool balance as of the cut-off date, include significant restaurant tenants, which tenants represent, in each case, one of the five largest tenants at the related mortgaged property and are listed on Annex A-1 to this free writing prospectus.  Certain other mortgaged properties may have smaller restaurant tenants.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club or Exercise Studio Space Tenants.  Each of the mortgaged properties identified as Equinox Dallas, North Willow Commons, 1400 Fifth Avenue and 8525 Whitfield Avenue on Annex A-1 to this free writing prospectus, securing mortgage loans representing approximately 1.1%,

0.8%, 0.6% and 0.1% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, includes a significant health club tenant at such mortgaged property, which tenant is listed on Annex A-1 to this free writing prospectus.  Certain other mortgaged properties may have smaller health club, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Office Properties Have Special Risks

There are nine (9) office properties securing mortgage loans representing approximately 16.6% of the outstanding pool balance as of the cut-off date.

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain of the office properties are used primarily as medical offices, which may not easily be re-let to other types of office tenants due to the location of the property, the tenant space configurations and the make-up of other tenants.  The following office properties have significant medical office tenants:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Stemmons Office Building, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the two largest tenants, Parkland and WCU use approximately 61.3%% of the net rentable area as medical offices.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 4520 S National Avenue, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the mortgaged property was built to suit the administrative and general requirements of the sole tenant, Mercy Health, a healthcare organization.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as East Pointe, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the mortgaged property located on the campus of a medical center was constructed as a medical office building and its single tenant is the medical center, Lehigh HMA, Inc.

●
In the case of the retail mortgaged property identified on Annex A-1 to this free writing prospectus as Township Retail, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, approximately 14.0% of the net rentable area of the mortgaged property is leased to the tenant UC – Medical Clinic that use the leased space as a medical office.

The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain tenants at the office mortgaged properties may be paying rent but are not yet in occupancy and/or may be in a rent abatement period.

For example, in the case of the mortgage property identified on Annex A-1 to this free writing prospectus as Reisterstown Road Plaza, which secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, one of the tenants, Big Lots, is in a rent abatement period until October 31, 2012 and the lender has established a reserve in the amount of $93,400 that will be held until an estoppel is delivered from Big Lots certifying that the rent abatement period has expired.

Hospitality Properties Have Special Risks

There are seventeen (17) hospitality properties, securing mortgage loans representing approximately 15.9% of the outstanding pool balance as of the cut-off date.  One (1) such hospitality property, securing a mortgage loan representing approximately 1.3% of the outstanding pool balance as of the cut-off date, is considered to be full service.  Twelve (12) of the hospitality properties, securing mortgage loans representing approximately 9.8% of the outstanding pool balance as of the cut-off date, are considered to be limited service.  Four (4) of the hospitality properties securing mortgage loans, representing approximately 4.7% of the outstanding pool balance as of the cut-off date, are considered to be extended stay.

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue.  The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The Inability to Maintain a Liquor License May Adversely Impact Hospitality Revenue.  The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full-service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Management Company.  The mortgaged properties identified as Roedel Hotel Portfolio, Residence Inn Phoenix Desert View At Mayo Clinic, Courtyard – Rancho Bernardo, Homewood Suites Charleston Airport Convention Center, Union Station Hotel, Staybridge Suites Portfolio, Courtyard Mount Pleasant, Courtyard – Kirkland, Holiday Inn Express Michigan Portfolio, Exit One Hotel Portfolio, Courtyard – Hattiesburg and Residence Inn East Greenbush, on Annex A-1 to this free writing prospectus, securing mortgage loans representing approximately 2.9%, 2.0%, 1.4%, 1.4%, 1.3%, 1.3%, 1.3%, 1.2%, 1.0%, 0.9%, 0.5% and 0.5% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, are hotel properties associated with hotel brands through franchise agreements and, in some cases, are also managed pursuant to management agreements. See “Risk Factors—Risks Related to the Mortgage Loans—Manufactured Housing Community Properties and Recreational Vehicle Parks Have Special Risks” in this free writing prospectus   With respect to some of the mortgage loans listed in the preceding sentence, the related franchise agreements and/or management agreements will expire prior to, on or soon after the maturity dates of the related mortgage loans.

For example, with respect to the top 20 loans secured by hotel properties:

●
the mortgaged properties identified on Annex A-1 to this free writing prospectus as Roedel Hotel Portfolio, which secure a mortgage loan representing approximately 2.9% of the outstanding pool balance as of the cut-off date, are subject to two separate franchise agreements with Hilton Inns, Inc. and one franchise agreement with Holiday Hospitality Franchising Inc.  The two franchise agreements with Hilton Inns, Inc. expire in 2023 and 2026 with no renewal options, and the franchise agreement with Holiday Hospitality Franchising Inc. expires in 2014 with no renewal options;

A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the issuing entity could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

Mixed-Use Facilities Have Special Risks

There are ten (10) mixed-use properties, securing mortgage loans representing approximately 8.3% of the outstanding pool balance as of the cut-off date.  Each of these mixed-use properties contains one or more of the following property types: retail, office and multifamily.  To the extent a mixed-use property has retail, office and/or multifamily, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks,” “—Office Properties Have Special Risks,” and “—Multifamily Properties Have Special Risks”.  A mixed-use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed-use property.

Multifamily Properties Have Special Risks

There are six (6) multifamily properties, securing mortgage loans representing approximately 6.6% of the outstanding pool balance as of the cut-off date.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short-terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space, and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability to Repay a Multifamily Mortgage Loan.  Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Special Risks Related to the Franklin Towne Center Loan

The mortgaged property identified on Annex A-1 to this free writing prospectus supplement as Franklin Towne Center, which secures a mortgage loan representing approximately 2.8% of the outstanding pool balance as of the cut-off date, consists of the borrower’s fee interest in the land and related interests under a net lease for 100% of the net rentable area, with the sole tenant, Stop & Shop Supermarket, which tenant is not in occupancy and sub-leases certain portions of the space to sub-tenants. The obligations under the net lease are guaranteed by the tenant’s parent company, Koninklijke Ahold NV. Payments under the net lease are the sole source of cash flow for the mortgaged property.  Any default by the net lease tenant under the net lease would adversely affect the borrower’s ability to make payments under the mortgage loan. In addition, although the improvements are owned by the borrower, the lien of the mortgage does not cover the improvements, as required pursuant to the lease with Stop & Shop Supermarket.  The borrower has covenanted, in a declaration that was recorded by lender, not to encumber the improvements and to convey the improvements to the lender upon a foreclosure on the mortgaged property or delivery of a deed-in-lieu of foreclosure.  If the borrower breaches either of those covenants, the mortgage loan becomes fully recourse to the borrower and related guarantor.  If the improvements are considered to “secure” the mortgage loan pursuant to the foregoing declaration under local law before default on the mortgage loan became imminent, then the issuing entity will be able to acquire the improvements.  However, because a REMIC cannot acquire foreclosure property if a lien did not exist on such property immediately before default on the related loan was imminent, the issuing entity will be required to obtain, prior to acquiring the improvements, an opinion of counsel that the acquisition and ownership of such improvements will not cause the REMIC to fail to qualify as a REMIC under the REMIC provisions.  No assurance can be given that such opinion can be delivered.  As a result, if such opinion is not obtainable, in connection with the exercise of remedies following a default, the lender may be required to simultaneously foreclose on the mortgaged property and direct the conveyance of the improvements to a third party purchaser, or to sell the mortgage loan, which could result in the issuing entity realizing less proceeds than would have occurred had it been able to foreclose on the land and improvements.  In addition, in the event of a bankruptcy of the borrower, it is not free from doubt that a bankruptcy court would require the borrower’s covenants under the declaration to be enforced.  If not so enforced, the issuing entity could only realize on the land and related interests, but not the improvements.

See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” in this free writing prospectus.

Industrial Properties Have Special Risks

There are six (6) industrial properties, securing approximately 4.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Manufactured Housing Community Properties and Recreational Vehicle Parks Have Special Risks

There are nine (9) manufactured housing community properties and recreational vehicle parks, securing mortgage loans representing approximately 4.4% of the outstanding pool balance as of the cut-off date.  Mortgage loans secured by liens on manufactured housing community and recreational vehicle park properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

Manufactured housing communities and mobile home parks consist of land that is divided into “pads” or “home sites” that are primarily leased to owners of the individual mobile homes or other manufactured housing units. The extent of investments in site-specific improvements by the individual home owners, the adequacy of infrastructure and common facilities furnished by the park owner within the community, relocation costs and, in some cases, demand for homesites are factors that can have a significant effect on the stability of income realized by the park owner.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

The successful operation of a manufactured housing or recreational vehicle property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community or recreational vehicle park properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community or park, including its age and appearance;

●	the location of the manufactured housing community or recreational vehicle park property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	the quality of management; and

●	State and local regulations, including rent control and rent stabilization.

The manufactured housing community and recreational vehicle park properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community or recreational vehicle properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the property were readily adaptable to other uses.

Manufactured housing tenants may also have a statutory right of first offer or first refusal options on the sale of the mortgaged property (excluding transfers by foreclosure or deed in lieu).

Self-Storage Properties Have Special Risks

There are sixteen (16) self-storage properties, securing mortgage loans representing approximately 3.5% of the outstanding pool balance as of the cut-off date.

The self-storage facilities market contains low barriers to entry.  In addition, due to the short-term nature of self-storage leases, self-storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self-storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, liquidation value of self-storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.  In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities.  Therefore, these facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self-storage units included in the self-storage properties.  We therefore cannot provide assurance that all of the units included in the self-storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor or shadow anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.

See “—Certain Additional Risks Related to Tenants” above.

Condominium Properties Have Special Risks

In the case of three (3) mortgaged properties, representing approximately 2.8% of the outstanding pool balance as of the cut-off date by allocated loan amount, the related mortgage loan is secured or may be secured, in whole or in part, by the borrower’s fee simple ownership interest in one or more condominium units.  In addition, in connection with the mortgaged property identified on Annex A-1 to this free writing prospectus as PGA Commons, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, it is anticipated that the borrower will convert the residential apartment component of this mortgaged property into four separate condominium units, each owned by the borrower.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus supplement as Chesterfield Crossing, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the mortgaged property is one of three units in a retail condominium, representing a minority share of 15% of the condominium interests.  The other two condominium units are a movie theater and a restaurant.  The board of directors that governs the condominium association consists of three directors.  Each owner of a condominium unit appoints one director.  Consequently, the borrower under the Chesterfield Crossing mortgage loan has limited control over matters affecting the condominium, including the application of insurance proceeds with respect to certain common areas of the condominium.  Each unit owner, however, is responsible for the maintenance of insurance for, and in the event of a casualty, the reconstruction or repair of, its own condominium unit.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus supplement as 1400 Fifth Avenue, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the mortgaged property consists of one commercial condominium unit in a 169 condominium regime (which non-collateral units consist of 129 residential units and 39 parking units).  The borrower’s commercial unit has a 14.75% interest in the common areas and has limited control over matters affecting the condominium,  However, the condominium association provided an estoppel that acknowledges the mortgage and the lender as a permitted mortgage and permitted mortgage lender and provides lender the right to cure any default under the mortgage. The estoppel also requires the condominium association to deposit insurance or condemnation awards relating to the mortgaged unit with the lender to be used to restore the mortgaged unit or otherwise applied in accordance with the loan documents.

In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus supplement as Hamptons Mixed Use Portfolio, which secure a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the mortgaged property identified as 55 Newtown Lane consists of two retail condominium units in a seven unit condominium regime. The condominium association provided an estoppel that acknowledges that lender is entitled to all lender protections under the condominium documents (including notice and consent rights with respect to matters affecting the mortgaged property).  The estoppel also gives lender the right to cure any default under the mortgage and requires the condominium association to name it as loss payee and additional insured for the owned units.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

From time to time, certain of the mortgaged properties may undertake construction, redevelopment, renovation or significant repair projects.

For example, with respect to the mortgaged property identified on Annex A-1 to this free writing prospectus supplement as Apache Mall, which secures a mortgage loan representing approximately 9.2%

of the outstanding pool balance as of the cut-off date, the borrower may perform renovations to the space currently leased by Sears without the lender’s consent as long as such renovations could not reasonably be expected to have a material adverse effect and the proposed use of such space is not inconsistent with the use and operation as a first class shopping center.

In addition, in the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Business Center of Chicago & Chicago Marketplace, which secure a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, the mortgaged property, Business Center of Chicago, is currently being redeveloped by the borrower.  The borrower has spent approximately $2,000,000 in connection with these renovations.  The mortgaged property is currently approximately 79.9% leased.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

The borrowers under certain mortgage loans have given to one or more tenants or another person (or the related mortgaged property may be subject to) a right of first refusal in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises in the event that the sale of the borrower’s leasehold interest is contemplated, an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example:

●
In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Cojoyo Portfolio, securing a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, 7-Eleven, the single tenant at the mortgaged property identified as 2341 East Colfax Avenue on Annex A-1, has a one-time right of first refusal to purchase the mortgaged property if the borrower receives an acceptable offer to purchase the mortgaged property.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Chesterfield Crossing, securing a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, a major tenant, O’Reilly Automotive, representing approximately 23.4% of the net rentable area of the mortgaged property, has a right of first refusal to purchase the mortgaged property.  O’Reilly’s Automotive executed a subordination, non-disturbance and attornment agreement which provides, among other things, that its right of first refusal is subordinate to the mortgage loan.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as East Pointe, securing a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, Lehigh HMA, LLC, the owner of an adjacent property and sole tenant at the mortgaged property, has a right of first refusal in the event any owner of the mortgaged property receives a bona fide offer from or desire to make such offer to any third party for the purchase, acquisition or lease of the mortgaged property or any portion or interest therein.  The right of first refusal expires on January 27, 2015.  The terms of the right of first refusal do not exclude foreclosures, deed in lieu of foreclosures or sales of REO property from transfers that may be subject to the right of first refusal.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as EADS North America Holdings, securing a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the sole tenant, EADS North America Defense Test and Services, Inc., has the right to purchase the leased premises within 45 days from delivery by landlord to tenant of the offer to sell the premises.  The right of first refusal will not apply to or prohibit any sale of the mortgaged property pursuant to a private power of sale, judicial foreclosure or deed in lieu of foreclosure of the mortgage loan.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Residence Inn Phoenix Desert View At Mayo Clinic, securing a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the manager, Residence Inn by Marriott, LLC, has a 45-day period, after the borrower delivers notice to the manager of a desire to sell the property to a third party, to negotiate a mutually satisfactory agreement with the borrower for the purchase or lease of the property.  A sale to a third party does not include any transfer, sale or assignment to a mortgagee or to a sale at foreclosure under a mortgage loan.  If the borrower and manager do not enter into a mutually acceptable agreement for the purchase of the property within such 45-day period, the borrower is free to sell or lease the property to a third party so long as the purchase price or rent payable by such third party is equal to or greater than 95% of the purchase price or rent at which the borrower offered to sell or lease the property to the manager.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Reisterstown Road Plaza, securing a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, Home Depot, which owns its own improvements, has a right of first offer to purchase the real estate upon which its improvements are situated.

●
In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Walgreens-Tampa, FL and Walgreens-Miami, FL, securing mortgage loans representing approximately 0.4% and 0.2%, respectively, of the outstanding pool balance as of the cut-off date, if the related borrower receives a bona fide offer to purchase the mortgaged property, Walgreens Co., the sole tenant at each mortgaged property, has a right of first refusal to purchase the related mortgaged property within 15 days (Walgreens-Tampa, FL) and 14 days (Walgreens-Miami, FL) from receipt of the related landlord’s notice of such offer.  Such right of first refusal does not apply in connection with a foreclosure or any other enforcement action under the mortgage but applies to subsequent purchasers of the mortgaged property.

These rights, in some cases, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of bankruptcy or insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the sponsors believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Barclays Bank PLC is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a company registered in England or Wales, such as Barclays Bank PLC, may be challenged by an insolvency officer appointed to that company on its insolvency.

The Banking Act 2009 (the “Banking Act”) provides a permanent regime to allow the UK Financial Services Authority (the “FSA”), the Treasury of the United Kingdom (the “UK Treasury”) and the Bank of England to address a situation where a United Kingdom bank (a UK institution with permission to accept deposits under the Financial Services and Markets Act 2000, which would include Barclays Bank PLC) (the “UK Bank”), is likely to encounter financial difficulties.  The Banking Act gives the UK Treasury, the FSA and the Bank of England certain wide powers to support the implementation of the stabilization measures contemplated by the Banking Act.

These powers, which apply regardless of any contractual restrictions, include (a) power to issue share transfer instruments and/or orders pursuant to which there may be transferred to a commercial purchaser or a nominee of or a company wholly owned by the Treasury, all or some of the securities issued by a UK Bank (or any UK holding company of the UK Bank).  The share transfers can extend to a wide range of “securities” including shares and bonds issued by the UK Bank (or any UK holding company of the UK Bank) and warrants for such and also deferred shares or private membership rights in a building society and (b) the power to transfer all or some of the property, rights and liabilities of a UK Bank or a building society to a commercial purchaser or Bank of England entity. In certain circumstances encumbrances and trusts can be over-reached or varied.  Power also exists to override any default provisions in transactions otherwise affected by these powers.  Compensation may be payable in the context of share transfer instruments and/or orders and property transfer instruments.  In the case of share transfers any compensation will be paid to the person who held the security immediately before the transfer, who may not be the encumbrancer.  The Banking Act also includes provisions relating to two new insolvency procedures which may be commenced by specified UK authorities (bank insolvency and bank administration).

The Banking Act also vests power in the Bank of England (among other things) to override, vary or impose contractual obligations between the UK Bank (or any UK holding company of the UK Bank) and its former group undertakings (as defined in the Banking Act), for reasonable consideration, in order to enable any transferee or successor bank of the UK Bank (or any UK holding company of the UK Bank) to operate effectively.  There is also power for the UK Treasury to amend the law (save for a provision made by or under the Act) by order for the purpose of enabling it to use the special resolution regime powers effectively, potentially with retrospective effect.

If an instrument or order were to be made under the Bank Act in respect of Barclays Bank PLC, such instrument or order may (among other things) affect the ability of Barclays Bank PLC to satisfy its obligations under the related Mortgage Loan Purchase Agreement and/or result in modifications to the related Mortgage Loan Purchase Agreement.  As a result, the making of an instrument or order in respect of Barclays Bank PLC may affect the ability of the issuing entity to meet its obligations in respect of the certificates.  While there is provision for compensation in certain circumstances under the Banking Act, there can be no assurance that certificateholders would recover compensation promptly and equal to any loss actually incurred.

As at the date of this free writing prospectus, no order or action has been taken by the UK Treasury or the Bank of England under the Banking Act 2009 in respect of Barclays Bank PLC and there has been no indication that any such instrument or order will be made, but there can be no assurance that this will not change and/or that certificateholders will not be adversely affected by any such instrument or order if made.

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Barclays Bank PLC will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability to Repay a Mortgage Loan.  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

With respect to the top 10 mortgage loans, certain properties have a historical recognized environmental condition but no further action was required to be taken.  For example:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Crossways Shopping Center, representing approximately 3.7% of the outstanding pool balance as of the cut-off date, a former occupant of the mortgaged property was listed as a leaking underground storage tank facility; however, this condition is considered a historical recognized environmental condition, and no further action is recommended.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required to Take Remedial Steps with Respect to Environmental Hazards at a Property.  In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a)      take investigative and/or remedial action;

(b)      carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)      monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)      obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)      obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)       the circumstance or condition has been remediated in all material respects.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties (other than as described below) have (i) had an environmental site assessment (or a database review) within the 12 months preceding the closing date of the securitization, or (ii) obtained a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this free writing prospectus.

There can be no assurance that any environmental site assessment, study or review or Phase I and Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including friable or non-friable asbestos-containing materials, mold, lead-based paint, radon gas, leaking above-ground and/or underground storage tanks, dry cleaning operations, historical use as a cemetery, gas stations, auto repair operations, photo development operations, storage of large quantities of waste chemicals, polychlorinated biphenyl contamination, soil and/or ground water contamination from onsite and/or off-site sources, elevated soil vapor concentrations or other material environmental conditions.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

Certain of the mortgaged properties have open environmental concerns or issues and/or recommendations from the environmental consultant to take some future actions.  For example:

●
In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Roedel Hotel Portfolio, securing a mortgage loan representing approximately 2.9% of the outstanding pool balance as of the cut-off date, the Hilton Garden Inn–Manchester property has a historical recognized environmental condition due to (i) a former dry cleaning chemical distribution terminal located adjacent to the mortgaged property and (ii) a release of diesel fuel in 1987 from an above storage tank located at a property immediately south of the mortgaged property.  The environmental consultant recommended groundwater monitoring and appropriate management measures in the event any digging, earthwork or utility construction is proposed.

●
In the case of the mortgaged properties identified on Annex A 1 to this free writing prospectus as GPB Portfolio I, securing a mortgage loan representing approximately 2.4% of the outstanding pool balance as of the cut-off date, with respect to the mortgaged property identified as Castleton Point, the borrower is obligated to perform quarterly monitoring of certain onsite groundwater monitoring wells and perform annual indoor air sampling and continuously operate a sub-slab depressurization system in accordance with requirements of the Indiana Department of Environmental Management.  An amount of $15,000 has been deposited into reserve for the ongoing monitoring and sampling process.

For more information regarding environmental considerations, see “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

All of the mortgage loans are non-amortizing or partially amortizing balloon loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment in full.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

Each mortgage loan seller has informed us that each of the mortgage loans is expected to have substantial remaining principal balances as of its stated maturity date or anticipated repayment date.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus and “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities”.  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity”.  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

In certain jurisdictions, mortgage loans may be structured with a borrower (obligated under the related note) that is different from the owner of the mortgaged real property.  In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note and the guaranty will be secured by an indemnity deed of trust in favor of the lender executed by the property owner.  With respect to certain references to the borrower in this free writing prospectus, such references may apply to the related property owner instead.  There can be no assurance that this structure will not adversely impact payments under the related mortgage loan or distributions to the certificateholders.

Tenancies in Common May Hinder Recovery

The mortgaged properties identified on Annex A-1 to this free writing prospectus as AC Silverado Self Storage, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, has borrowers that own the related mortgaged property as tenants-in-common.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage asset may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage asset, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage asset. Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. However, there can be no assurance that the related guarantor will satisfy this obligation.  See “—Risks Related to Loan Sponsor Guaranties” below.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee has made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing”.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing”.

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of passive equity interests, such as limited partnership and non-managing membership interests in the related borrower and of less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing”.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan without payment of a prepayment premium or yield maintenance charge.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

In connection with the origination of some of the mortgage loans, an individual or entity that is a parent or loan sponsor provided a recourse guaranty in the event the borrower (or, in some cases, such parent or loan sponsor) commits certain “bad” acts (such as fraud or waste of the mortgaged property).  With respect to certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  A loan sponsor on a guaranty will typically be an individual or operating entity; as such, the guarantor is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such guarantor individuals and entities are not restricted from filing for bankruptcy protection.  There can be no assurance that any particular guarantor has significant net worth or is required to maintain any net worth standards.  In addition, even if a guaranty contains net worth requirements, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations or that the lender will be able to collect in the event of an enforcement proceeding on the guaranty.

Lack of Skillful Property Management Entail Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available to Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters, such as the recent oil spill in the Gulf of Mexico, also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered Under Standard Insurance Policies.  In general (other than where the mortgage loan documents permit the borrower to rely on a tenant to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies”.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against.  Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.  There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such insurance, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.  In addition, with respect to some of the mortgaged properties, a sole tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to the twenty (20) largest mortgage loans, twenty-nine (29) of the related mortgaged properties, which collectively secure mortgage loans representing approximately 49.6% of the outstanding pool balance as of the cut-off date by allocated loan amount, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the “cap” amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this free writing prospectus.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this free writing prospectus for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, which would include the mortgage loan sellers.  SB 448, the Small Business Borrower Protection Act, would limit the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, the legislation would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  However, the legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died.  We cannot assure you that a similar bill will not be re-introduced and passed in Georgia in future legislative sessions.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Twelve (12) mortgage loans, representing approximately 13.1% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property, and four (4) groups of mortgage loans, representing approximately 8.5% of the outstanding pool balance as of the cut-off date, consist of mortgage loans that are cross-collateralized and cross-defaulted with each other.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this free writing prospectus.  These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group or to secure a multi-property mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan or a cross-collateralized group of mortgage loans.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property collateralized mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property collateralized mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of mortgage loans.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Five (5) mortgage loans representing approximately 5.8% of the outstanding pool balance as of the cut-off date, are secured by a mortgage on the borrower’s leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

In addition, the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws and Other Restrictions on Property Use

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations related to floor area ratio, height, setbacks, density or other characteristics.  Many of these mortgaged properties have been determined to be legal nonconforming structures, which would be required to be rebuilt in accordance with current zoning requirements in the event of a casualty with respect to in excess of a certain threshold percentage of the property.  In some cases, the related borrower has obtained law and ordinance insurance to cover loss related to the requirement that the mortgaged property be rebuilt in accordance with current zoning requirements.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building or condominium regime.  Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.  In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 1105 Schrock, representing approximately 0.7% of the outstanding pool balance as of the cut-off date, a portion of the mortgaged property has been designated as wetlands. Prior to any future construction activities at the mortgaged property, the borrower is required to consult with the local regulatory agencies and construction activities are required to be performed in accordance with the Wetlands Protection Act and with applicable local wetland bylaws.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value” in the prospectus.

Other use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Providence at Harbour Club, which secures a mortgage loan representing approximately 3.4% of the outstanding pool balance as of the cut-off date, one of the related loan sponsors, Allen Gross, has been the loan sponsor of several commercial mortgage loans for which the related lender foreclosed on the related mortgaged property and is currently the loan sponsor of a commercial mortgage loan for which the related lender is suing Allen Gross under the recourse guaranty given to the lender of such mortgage loan.

●
In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Courtyard - Rancho Bernardo, Courtyard - Kirkland and Courtyard – Hattiesburg, which secure mortgage loans representing approximately 1.4%, 1.2% and 0.5%, respectively, of the outstanding pool balance as of the cut-off date, the guarantor of the above mortgage loans along with various other affiliated entities and their respective directors and officers, David Lerner and David Lerner Associates, Inc. are named defendants in a consolidated action known as In re Apple REITs in the United States District Court for the Eastern District of New York. The consolidated lawsuit alleges claims of, among others, breach of fiduciary duty, negligence, violations of New Jersey, Connecticut and Florida securities laws and unjust enrichment. The consolidated action seeks, among other things, a certification of a putative nationwide class. On April 18, 2012, the guarantor of the above mortgage loans and its affiliates served a motion to dismiss the consolidated complaint. The briefing period for motions regarding the motion to dismiss closed on July 13, 2012.

●
In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Homewood Suites Charleston Airport Convention Center and Courtyard Mount Pleasant, which secure mortgage loans representing approximately 1.4% and 1.3%, respectively, of the outstanding pool balance as of the cut-off date, the related loan sponsor, Michael Bennett, was named as a defendant in two lawsuits filed in South Carolina relating to enforcement of a guaranty in connection with a defaulted non-trust real estate project. The litigation is currently in the discovery stage. The loan sponsor’s contingent liability is estimated to be a maximum of $4,200,000. As of June 1, 2011, the loan sponsor had a stated net worth and liquidity in excess of $50 million and $2 million, respectively.

●
In the case of the mortgage property identified on Annex A-1 to this free writing prospectus as Centreville Shopping Center, which secures a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, Leonard Iacono, the guarantor and loan sponsor of the mortgage loan, along with various other affiliated entities and their respective members and Mitchell Avenue Associates, LLC are named defendants in an action known as Shore Development, LLC v. Leonard F. Iacono, et al. in the Superior Court of the State of Delaware for New Castle County.  The lawsuit relates to an agreement entered into by the plaintiff with Mitchell Avenue Associates, LLC, an entity controlled by the guarantor, with respect to the plaintiff’s assignment of a purchase contract covering a certain development property and related profit sharing arrangements.  The lawsuit alleges claims of, among others, breach of contract for non-payment of funds, retaining related entities without prior written approval and transfer of property to related parties, fraud and conspiracy.  The action seeks, among other things, compensatory damages in the amount of $1,915,380 and punitive damages in an amount exceeding compensatory damages.  On May 9, 2012, the guarantor of the mortgage loan and his affiliates served their third and most recent motion to dismiss the complaint, which is pending ruling by the court.  We cannot assure you that the outcome of the litigation will not have a material adverse effect on the guarantor’s ability to perform under the mortgage loan documents.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, litigation, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property.  Except as disclosed in the succeeding paragraphs in this “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” section, we are not aware of any borrower or principal of the borrower that has filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.

In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as GPB Portfolio I, GPB Portfolio II and GPB Portfolio III, which collectively secure mortgage loans representing approximately 5.6% of the outstanding pool balance as of the cut-off date, George P. Broadbent, the loan sponsor and non-recourse guarantor with respect to such mortgage loans, caused the bankruptcy filing for five special purpose entity borrowers that were in maturity default as a result of the inability to refinance the loans at maturity. In addition, Mr. Broadbent was the defendant in three litigations regarding maturity defaults between August 2009 and May 2010.  These litigations were settled under a confidential agreement.

In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Holiday Inn Express Michigan Portfolio, which secure a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the loan sponsor filed bankruptcy on behalf of the then owners of the mortgaged properties and Loveland Investments, an affiliate of the borrower in July 2010.  The loan sponsor negotiated a 100% settlement with all creditors with a buy-out price of $11 million for related secured loans that had an outstanding principal balance of $14.75 million.  The prior owners of the mortgaged properties and Loveland Investments emerged from bankruptcy in mid-October 2011.  A portion of the mortgage loan proceeds were used to refinance the buy-out price of $11 million.

In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

For example:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Plaza at Imperial Valley, securing a mortgage loan representing approximately 4.2% of the outstanding pool balance as of the cut-off date, such mortgage loan is a partial refinancing of another mortgage loan that was paid-off at a discount by the related borrower with proceeds of the mortgage loan.

●
In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Zeune Self Storage Portfolio, which secure a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, the proceeds of the mortgage loan refinanced a prior mortgage loan secured by five of the six mortgaged properties in the portfolio at a 32% ($6.69 million) discount.

●
In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as PGA Commons, which secure a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, foreclosure proceedings were initiated by the prior lender on the Parcel 3 property.  The related borrower negotiated a 50.5% discounted payoff of the prior loan, resulting in a repayment amount of $5.3 million (on prior loan with a $10.7 million balance).

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Southridge Square, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the related mortgage loan is a refinancing of another mortgage loan that had been in default at maturity, however such refinancing did not result in a discounted payoff.

Certain of the loan sponsors may have a history of litigation or other proceedings against their lenders, in some cases involving various parties to the securitization transaction.

There can be no assurance that loan sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon an attempt by the special servicer to enforce the loan documents, resulting in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans.  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companions loans or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates that are subordinate to the offered certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder (or, with respect to the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan, prior to a “control appraisal event” under the related co-lender agreement, the holder of the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder (and the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan holder) may have interests in conflict with those of all or some of the certificateholders.  As a result, it is possible that the directing holder (and, with respect to the Residence Inn Phoenix Desert View at Mayo Clinic mortgage loan, the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan holder) may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Removal of the Special Servicer,” the special servicer may be removed without cause by the directing holder.  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Removal of the Special Servicer” in this free writing prospectus.  The directing holder will be controlled by the controlling class certificateholders.  It is expected that RREF CMBS AIV I, LP will be the initial directing holder.  It is expected that JPM RIMC, LLC will be the initial Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan holder.

In addition, in certain circumstances, following a control termination event, as described in this free writing prospectus under “The Pooling and Servicing Agreement—The Operating Advisor—Role of Operating Advisor for Mortgage Loans Only While a Control Termination Event Has Occurred and Is Continuing,” the special servicer will be required to consult with the operating advisor.  Also, in certain circumstances as described in this free writing prospectus under “The Servicers—Removal of the Special Servicer,” the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificateholders.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

You should be aware that:  (a) the directing holder (and the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan holder) (i) may take or refrain from taking actions that favor its interests over one or more classes of the certificateholders, (ii) may have special relationships and interests that conflict with the interests of one or more classes of the certificateholders, and (iii) will not be liable by reason of its having so acted or refrained from acting solely in its interests; and (b) no certificateholder may take any action against the directing holder (or the Residence Inn Phoenix Desert View at Mayo Clinic subordinate companion loan holder) or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a wholly-owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor.  See “The Operating Advisor” in this free writing prospectus.  If a control termination event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer with respect to all the mortgage loans.  Additionally, if a control termination event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity and in the “certificateholders’ best interests” (as described in “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments”).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the operating advisor and its respective affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its respective affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.  Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the issuing entity in restructuring discussions with various special servicers of commercial mortgage securitization transactions (including Midland Loan Services, a Division of PNC Bank, National Association) where Park Bridge Lender Services LLC is not the operating advisor.  Each of these relationships may create a conflict of interest. See also “The Operating Advisor” in this free writing prospectus.

Additionally, the operating advisor or its affiliates may, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the offered certificates.  Any of the underwriters may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates.  If that were to occur, that underwriter’s interests may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  UBS Securities LLC, one of the underwriters, is an affiliate of UBS Commercial Mortgage Securitization Corp., the depositor, and UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller.  Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Bank PLC, a sponsor and a mortgage loan seller.  KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, a sponsor and a mortgage loan seller.

In addition, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 1000 Harbor Boulevard securing a mortgage loan, representing approximately 10.4% of the outstanding pool balance as of the cut-off date, the largest tenant, UBS Financial Services, Inc., occupying 95.5% of the net rentable area at the mortgaged property, is an affiliate of UBS Securities LLC, one of the underwriters, UBS Commercial Mortgage Securitization Corp., the depositor, and UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller.

Furthermore, Barclays Bank PLC, a mortgage loan seller and an affiliate of one of the underwriters, is the purchaser under repurchase agreements with Archetype Mortgage Funding II LLC, a sponsor and a mortgage loan seller, and RAIT CMBS Conduit II, LLC, an affiliate of RAIT Partnership, L.P., a sponsor and mortgage loan seller, in each case for the purpose of providing short-term warehouse financing of mortgage loans originated or acquired by Archetype Mortgage Funding II LLC and RAIT Partnership, L.P., respectively.  The mortgage loans subject to the repurchase facility that will be sold by Archetype Mortgage Funding II LLC to the depositor in connection with this securitization transaction have an aggregate outstanding principal balance as of the cut-off date of approximately $98,561,847.  The mortgage loans subject to the repurchase facility that will be sold by RAIT Partnership, L.P. to the depositor in connection with this securitization have an aggregate outstanding principal balance as of the cut-off date of approximately $9,094,051.  Proceeds received by RAIT Partnership, L.P. in connection with this securitization transaction will be applied, among other things to make payments from RAIT CMBS Conduit II, LLC to Barclays Bank PLC as the repurchase agreement counterparty.

See “—Conflicts of Interest May Arise Due to the Activities of the Sponsor” below, and “Summary—Relevant Parties—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

RREF CMBS AIV I, LP, the anticipated investor in the Class E, Class F and Class G certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, RREF CMBS AIV I, LP received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the directing holder or that the final pool as influenced by the directing holder’s feedback will not adversely affect the performance of your certificates and benefit the performance of the directing holder’s certificates.  Because of the differing subordination levels, the directing holder has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the directing holder but that does not benefit other investors.  In addition, the directing holder may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The directing holder performed due diligence solely for its own benefit.  The directing holder has no liability to any person or entity for conducting its due diligence.  The directing holder is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the directing holder’s acceptance of a mortgage loan.  The directing holder’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

Neither the directing holder nor RREF CMBS AIV I, LP will have any liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The directing holder or its designee will constitute the initial directing holder with respect to the mortgage loans and thus would have certain rights to direct and consult with the special servicer, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

Because the incentives and actions of the directing holder may, in some circumstances, differ from or be adverse to those of purchasers of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.  Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Removal of the Special Servicer” in this free writing prospectus, the directing holder generally has certain rights to remove the special servicer and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this free writing prospectus.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in fewer proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this free writing prospectus or any particular class of certificates that are subordinate to the certificates offered in this free writing prospectus.

While the matters described in the two preceding paragraphs could cause conflicts with the duties of a servicer to the issuing entity under the pooling and servicing agreement, with respect to the duties of the master servicer, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards described in this free writing prospectus without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.  The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of the mortgage loan sellers or their affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Conflicts of Interest May Arise Due to the Activities of the Sponsor.  Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and such mortgage loan seller or its affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and valuation data points for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the related pooling and servicing agreement and/or the related co-lender or intercreditor agreement and limitations on such person’s right to replace the special servicer.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association and UBS Real Estate Securities Inc., Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by UBS Real Estate Securities Inc. (approximately $688,087,273 outstanding pool balance as of the cut-off date).

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

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Article 122a of European Union Directive 2006/48/EC (as implemented by the member states of the European Economic Area) applies, in general, to newly issued securitizations after December 31, 2010.  Article 122a restricts a European Economic Area regulated credit institution and consolidated group affiliates thereof from investing in a securitization  unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to such regulated credit institution and its consolidated group affiliates that it will retain, on an ongoing basis, a net economic interest of not less than 5% (or such higher percentage as may be required by the national law of the relevant European Economic Area member state) in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that a regulated credit institution and its consolidated group affiliates be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant regulated credit institution and its consolidated group affiliates.  None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by a regulated credit institution and its consolidated group affiliates for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of a regulated credit institution and its consolidated group affiliates and on the value and liquidity of the offered certificates in the secondary market.  Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments.  These regulations may subject investments in commercial mortgage-backed securities by such institutions to greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the treatment of commercial mortgage-backed securities for regulatory capital purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties, document defects, the exercise of a purchase option by a mezzanine lender or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions,” “—Property Releases,” “—Performance Escrows and Letters of Credit,” “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

For certain mortgage loans, voluntary prepayments, including, for example, prepayments in connection with the release of a mortgaged property (or a portion thereof), require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this free writing prospectus.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, co-lender or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Limited Obligations

The offered certificates, when issued, will represent beneficial ownership interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Yield Considerations

The yield on any certificate offered in this free writing prospectus will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this free writing prospectus may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield.  If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  Archetype Mortgage Funding II LLC, a mortgage loan seller, has limited assets.  However, Archetype Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Archetype Mortgage Funding II LLC under the related mortgage loan purchase agreement as described in “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.  Neither we nor any of our affiliates are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  We cannot provide assurances that each mortgage loan seller (or Archetype Mortgage Capital LLC, as a guarantor of the repurchase or substitution obligation of Archetype Mortgage Funding II LLC) will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Sponsors and the Mortgage Loan Sellers” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient To Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans will be allocated to the Class G, Class F, Class E, Class D, Class C-EC, Class B-EC and Class A-S-EC certificates, in that order, reducing amounts otherwise payable to each such class (in each case without regard to any exchanges of Class A-S-EC, Class B-EC, and Class C-EC certificates for Class EC certificates).  Any remaining losses will then be allocated to the various classes of offered certificates, pro rata, based on their respective certificate balances, and with respect to interest losses only, to the offered certificates and the Class X-A and Class X-B certificates, pro rata, based on their respective entitlements.  However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B-EC, Class C-EC, Class D, Class E, Class F and Class G  certificates, any losses allocated to such classes of certificates (without regard to any exchange of Class A-S-EC, Class B-EC and Class C-EC certificates for Class EC certificates) will have the effect of simultaneously reducing the amount of interest to which the Class X-B certificates are entitled, notwithstanding that the Class X-B certificates are senior in right of payment to such classes of certificates.  Similarly, any losses allocated to the Class A-S-EC certificates (without regard to any exchange of Class A-S-EC, Class B-EC and Class C-EC certificates for Class EC certificates) will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-S-EC certificates.

Each class of certificates (other than the Class G, Class EC, Class V, Class R and Class LR certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced, and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher percentage ownership interest in the issuing entity (and therefore related distributions of principal payments on the remaining mortgage loans) than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this free writing prospectus.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.  Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates will likely extend the weighted average life of such class of certificates.  See “Yield and Maturity Considerations” in this free writing prospectus and in the prospectus.

Risks Related to Certain Payments

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer (under the pooling and servicing agreement) is entitled to receive or assign a portion of its master servicing fee referred to as the excess servicing strip.  If the master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that, following any resignation or termination of the master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates.  While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this free writing prospectus under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this free writing prospectus can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any certificates offered by this free writing prospectus, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, until a specified cross-over date, principal payments on the respective classes of the offered certificates are to be made in a specified order of priority.  Accordingly, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of applicable credit support supporting the offered certificates through the subordination of certain classes of the non-offered certificates, was determined on the basis of criteria established by each rating agency rating the offered certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this free writing prospectus.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the Trust REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and some or all of the certificates may be treated as stock interests in those associations and not as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the U.S. Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC of the issuing entity, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the lower-tier REMIC of the issuing entity to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code of 1986, as amended, that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Internal Revenue Code of 1986, as amended. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the issuing entity and will not represent an interest in or an obligation of any other entity or person.  Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this free writing prospectus would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer, and has no consultation rights over the actions by the special servicer for so long as no control termination event has occurred and is continuing.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss”.  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because principal on the certificates is generally payable in sequential order and no class entitled to distributions of principal generally receives principal until the certificate balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this free writing prospectus.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  The ratings initially assigned to the offered certificates by any or all of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.  Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates.  See “Ratings” in this free writing prospectus.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating (i.e. lower than the top four rating categories) by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

The depositor has requested a rating on the offered certificates from DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.  Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. and certain other nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. (and, if applicable, the credit rating agencies rating securities backed by the pari passu companion loan).

Important Disclaimer:  Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

THE SPONSORS AND THE MORTGAGE LOAN SELLERS

UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a Sponsor and a Mortgage Loan Seller, is an affiliate of UBS Securities LLC, one of the Underwriters.  UBSRES originated or acquired certain Mortgage Loans sold to the Depositor by it.  UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide.  UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services.  It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio.  Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’ Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements.  UBSRES has been engaged in the securitization of a variety of assets since 1983.  UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $13,525,982,859 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States.  The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this free writing prospectus in Annex G), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex F to, this free writing prospectus.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes.  Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBSRES Mortgage Loans

Overview.  UBSRES, in its capacity as the Sponsor of the UBSRES Mortgage Loans, has conducted a review of the UBSRES Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the UBSRES Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBSRES’ affiliates (the “UBSRES Deal Team”).  The review procedures described below were employed with respect to all of the UBSRES Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the UBSRES Deal Team created a database of loan-level and property-level information relating to each UBSRES Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan Documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBSRES during the underwriting process.  After origination of each UBSRES Mortgage Loan, the UBSRES Deal Team updated the information in the database with respect to the UBSRES Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBSRES Deal Team, to the extent such updates were provided to, and deemed material by, the UBSRES Deal Team.

A data tape (the “UBSRES Data Tape”) containing detailed information regarding each UBSRES Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBSRES Data Tape was used by the UBSRES Deal Team to provide the numerical information regarding the UBSRES Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. UBSRES engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBSRES, relating to information in this free writing prospectus regarding the UBSRES Mortgage Loans.  These procedures included:

●	comparing the information in the UBSRES Data Tape against various source documents provided by UBSRES;

●
comparing numerical information regarding the UBSRES Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the UBSRES Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBSRES Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  UBSRES engaged various law firms to conduct certain legal reviews of the UBSRES Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each UBSRES Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBSRES’ standard form loan documents.  In addition, origination counsel for each UBSRES Mortgage Loan reviewed UBSRES’ representations and warranties set forth on Annex F-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBSRES Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBSRES Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBSRES Mortgage Loans prepared by origination counsel, and (iii) assisting the UBSRES Deal Team in compiling responses to a due diligence questionnaire.  Securitization counsel also reviewed the property release provisions, if any, for each UBSRES Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBSRES Mortgage Loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any UBSRES Mortgage Loan, UBSRES requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  UBSRES conducted a search with respect to each borrower under a UBSRES Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBSRES Mortgage Loan.  If UBSRES became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBSRES Mortgage Loan, UBSRES obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBSRES Deal Team also consulted with UBSRES to confirm that the UBSRES Mortgage Loans were originated or reunderwritten in compliance with the origination and underwriting criteria described below under “—UBSRES’ Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—UBSRES’ Underwriting Standards—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, UBSRES determined that the disclosure regarding the UBSRES Mortgage Loans in this free writing prospectus is accurate in all material respects.  UBSRES also determined that the UBSRES Mortgage Loans were originated in accordance with UBSRES’ origination procedures and underwriting criteria.  UBSRES attributes to itself all findings and conclusions resulting from the foregoing review procedures.

UBSRES’ Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis.  UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases.  UBSRES’ credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  UBSRES’ underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy.  There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.  In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt.  Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured.  It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

(i)     Appraisals.  UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)    Environmental Assessment.  UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(i)     Engineering Assessment.  In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(ii)    Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements.  Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation.  UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Repurchase Requests

UBSRES most recently filed a Form ABS-15G on August 10, 2012.  UBSRES’ Central Index Key is 0001541886.  With respect to the period from and including January 1, 2011 to and including June 30, 2012, UBSRES does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

From time to time, UBSRES is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business.  For example:

●
On February 2, 2012, Assured Guaranty filed suit against UBSRES in a New York State Court asserting claims for breach of contract and declaratory relief based on UBSRES’ alleged failure to repurchase allegedly defective mortgage loans with an original principal balance of at least $997 million that serve as collateral for residential mortgage-backed securities sponsored by the Company and insured by Assured Guaranty. Assured Guaranty also claims that UBSRES breached representations and warranties concerning the mortgage loans and breached certain obligations under commitment letters. Assured Guaranty seeks unspecified damages that include payments on current and future claims made under Assured Guaranty insurance policies totaling approximately $308 million as of the filing of the complaint, as well as compensatory and consequential losses, fees, expenses and prejudgment interest.

●
UBSRES and certain of its predecessors are defendants in five class action lawsuits pending in federal and state courts in Missouri filed by individuals who obtained second mortgages from various third-party mortgage originators that were subsequently assigned to UBSRES or its predecessors.  Plaintiffs seek to represent state-wide classes in Missouri and assert that the mortgage originators from which they obtained their mortgages improperly imposed certain fees, in violation of Missouri consumer protection statutes.  The relief sought by plaintiffs includes a refund of certain fees charged and interest paid in connection with their mortgages, relief from future payments of interest and principal, punitive damages and attorneys’ fees.  In January 2011, a federal court denied UBSRES’ motion for summary judgment in one case, ruling that UBSRES could be held liable for certain primary violations of Missouri law by a third-party mortgage originator.  In March 2011, the same court held that the standards for class certification had been largely met and ordered additional briefing on class certification. There has been no substantive progression on this matter since then.

●
Since 2010, UBSRES, along with certain affiliates was named as a defendant in five lawsuits (including one class action) brought by purchasers of residential mortgage-backed securities asserting claims under federal securities law or under state securities and/or state common law based on alleged misrepresentations or omissions in offering documents for approximately $6.7 billion in original face amount of residential mortgage-backed securities underwritten and issued by affiliates.  These lawsuits are in their early stages and motions to dismiss will be filed or remain pending in most of these cases.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a Sponsor and a Mortgage Loan Seller, is an affiliate of Barclays Capital Inc., one of the Underwriters.  The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Commercial Mortgage Loan Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004.  The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties.  These loans are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, Barclays and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004.  During the period commencing in 2004 and ending on June 30, 2012, Barclays affiliates were the loan sellers in approximately 27 commercial mortgage-backed securitization transactions.  Approximately $9.15 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011 and 2012.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2012	$592,292,712
2011	$100,000,000
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,201

Review of Barclays Mortgage Loans

Overview.  Barclays has conducted a review of the Barclays Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Barclays or one or more of its affiliates (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process.  After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  UBSRES, on behalf of Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this free writing prospectus regarding the Barclays Mortgage Loans.  These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Barclays engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Barclays’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans.  Such assistance included, among other things, (i) a review of Barclays’ internal credit memorandum for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Standards” and “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this free writing prospectus is accurate in all material respects.  Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Exceptions” below.  Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Barclays’ Underwriting Standards

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the mortgage loans originated or acquired by Barclays was generally originated or reunderwritten in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  Barclays originates mortgage loans principally for securitization.

General.  Barclays originates commercial mortgage loans from its headquarters in New York.  Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations.  Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays professionals.  These functions were all performed in substantial accordance with the mortgage loan approval procedures described herein.  In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis.  Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated or table funded by Barclays must be approved by a  credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements.  Generally, Barclays requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  Barclays relies on information provided by an independent engineer to make this determination.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Barclays generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors - Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Servicing.  Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by KeyCorp Real Estate Capital Markets, Inc. (“KRECM”) or Wells Fargo Bank, National Association.

Repurchase Requests

Barclays has most recently filed a Form ABS 15G on August 9, 2012 in connection with it being a securitizer of certain types of mortgage loans.  Barclays’ Central Index Key is 0000312070.  It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 of the Securities Exchange Act of 1934, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Exceptions

The Barclays Mortgage Loans were originated or, in the case of the Providence at Harbour Club mortgage loan, acquired from Redwood, re-underwritten, in accordance with the applicable underwriting guidelines set forth above and under “—RAIT’s Underwriting Standards” below.

The information set forth under this sub-heading has been provided by Barclays.  None of the Depositor, the Underwriters or any other person, other than Barclays, makes any representation or warranty as to the accuracy or completeness of such information.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it, and intends to defend actively each such case.

Archetype Mortgage Funding II LLC

General

Archetype Mortgage Funding II LLC (“AMF II”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Archetype Mortgage Capital LLC (“AMC” and, together with its subsidiaries, including AMF II, “Archetype”).  AMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans.  AMF II is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this free writing prospectus.  Archetype was formed to invest in commercial real estate debt.  The executive offices of Archetype are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Archetype also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

Barclays Bank PLC provides warehouse financing to AMF II through a master repurchase facility.  All of the AMF II Mortgage Loans, representing approximately 9.1% of the Initial Outstanding Pool Balance, are subject to that repurchase facility.  Proceeds received by AMF II in connection with the sale of the AMF II Mortgage Loans to the Depositor will be applied, among other things to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Archetype’s Securitization Program

This is the fifth commercial mortgage securitization to which Archetype is contributing loans; however, certain key members of the senior management team of AMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

Archetype originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed-use, self-storage and industrial properties located in North America.  Archetype’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Archetype may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

Review of AMF II Mortgage Loans

Overview.  AMF II has conducted a review of the AMF II Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the AMF II Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Archetype or one or more of its affiliates (the “Archetype Review Team”).  The review procedures described below were employed with respect to all of the AMF II Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Archetype Review Team created a database of loan-level and property-level information relating to each AMF II Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Archetype Review Team during the underwriting process.  After origination of each AMF II Mortgage Loan, the Archetype Review Team updated the information in the database with respect to such AMF II Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Archetype Review Team.

A data tape (the “AMF II Data Tape”) containing detailed information regarding each AMF II Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The AMF II Data Tape was used to provide the numerical information regarding the AMF II Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  UBSRES, on behalf of AMF II, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by AMF II, relating to information in this free writing prospectus regarding the AMF II Mortgage Loans.  These procedures included:

●	comparing the information in the AMF II Data Tape against various source documents provided by AMF II that are described above under “—Database”;

●	comparing numerical information regarding the AMF II Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the AMF II Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the AMF II Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Archetype engaged various law firms to conduct certain legal reviews of the AMF II Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each AMF II Mortgage Loan, Archetype’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Archetype’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the AMF II Mortgage Loans.  Such assistance included, among other things, (i) a review of Archetype’s internal credit memorandum for each AMF II Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the AMF II Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Archetype Review Team of a due diligence questionnaire relating to the AMF II Mortgage Loans, and (iv) the review of certain loan documents with respect to the AMF II Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Archetype was aware at the origination of any AMF II Mortgage Loan, Archetype requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Archetype Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the AMF II Mortgage Loans to determine whether any AMF II Mortgage Loan materially deviated from the underwriting guidelines set forth under “—AMF II’s Underwriting Standards” below.  See “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, Archetype determined that the disclosure regarding the AMF II Mortgage Loans in this free writing prospectus is accurate in all material respects.  Archetype also determined that the AMF II Mortgage Loans were originated in accordance with Archetype’s origination procedures and underwriting criteria, except as described below under “—Exceptions” below.  AMF II attributes to itself all findings and conclusions resulting from the foregoing review procedures.

AMF II’s Underwriting Standards

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Archetype for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of AMF II’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an AMF II Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “The Sponsors and the Mortgage Loan Sellers” section and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Archetype require approval by a loan credit committee which includes senior executives of AMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Archetype will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Archetype will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Archetype may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Archetype’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Archetype, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Archetype may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Archetype may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Archetype requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Archetype) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment:  Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●
Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●
Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●
Zoning and Building Code Compliance.  With respect to each mortgage loan, Archetype will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Archetype may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Archetype requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Archetype are as follows:

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Taxes - typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Archetype with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance - if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Archetype with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●
Replacement Reserves - replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Completion Repair/Environmental Remediation - typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Archetype generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●
Tenant Improvement/Lease Commissions - in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Archetype may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Archetype may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Archetype’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the AMF II Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and Archetype or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Archetype typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions

None of the AMF II Mortgage Loans have exceptions to the related underwriting criteria.

Servicing

Interim servicing for all loans originated by Archetype prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Repurchase Requests

Archetype has no history as a securitizer prior to February 2012.  AMC most recently filed a Form ABS-15G on May 4, 2012.  AMC’s Central Index Key is 0001548405.  Archetype has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation.  The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2011, KeyBank’s Real Estate Capital Group originated a total of $5.1 billion in permanent, bridge, development and construction commercial mortgage loans from 29 offices nationwide. Of this total, $2.5 billion commercial mortgage loans were originated for sale through commercial mortgage-backed securities (“CMBS”) transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000.  As of August 31, 2012, KeyBank had originated approximately $12.1 billion of commercial mortgage loans that have been securitized in 46 securitized transactions.  KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank’s wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc. (“KRECM”), acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized.  KRECM provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview.  KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this free writing prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KRECM, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  UBSRES, on behalf of KeyBank, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this free writing prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described above under “—Database”;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this free writing prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures.  With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth under “—KeyBank’s Underwriting Guidelines and Process” below.  See “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this free writing prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described below under “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

KeyBank’s Underwriting Guidelines and Process

General.  KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions”), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis.  KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.  KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower.  KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval.  All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, sponsorship or other factors.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals.  KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings.  Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements.  KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans have exceptions to the related underwriting guidelines.

Repurchase Requests

KeyBank has filed its most recent Rule 15Ga-1 required filing on May 14, 2012 and had no demand, repurchase, or replacement claims to report for the initial reporting period or the quarterly reporting ending March 31, 2012.  Since KeyBank has no demand, repurchase or replacement claims to report KeyBank has suspended its obligation to file quarterly reports.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including January 1, 2011 to and including June 30, 2012, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

General Electric Capital Corporation

General

General Electric Capital Corporation (“GECC”) was incorporated in 1943 in the State of New York and reincorporated in the State of Delaware in 2001. Prior to February 22, 2012, GECC was wholly-owned by General Electric Capital Services, Inc. (“GECS” ).   On February 22, 2012, GECS, was merged with and into GECC.  Upon the merger, GECC became the surviving corporation and assumed all of GECS’ rights and obligations and became wholly-owned directly by General Electric Company (NYSE:  GE).

GECC operates in five operating segments:  Commercial Lending and Leasing, Consumer, Energy Financial Services, GE Capital Aviation Services and Real Estate (also known as “GE Capital Real Estate”).  GECC’s operations are located in North America, South America, Europe, Australia and Asia.  GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851-1168 and its telephone number is 203-840-6300.

GE Capital Real Estate

GECC originates mortgage loans for securitization through GE Capital Real Estate, the commercial real estate operating segment of GECC.

Through GE Capital Real Estate, GECC has been lending and investing in the commercial real estate industry for over 30 years.  As of June 30, 2012, GE Capital Real Estate had total assets of $57.9 billion, including approximately $36.2 million of United States (“U.S.”) commercial and multifamily mortgage loans being held for securitization and approximately $28.2 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes.  As of December 31, 2011, GE Capital Real Estate had total assets of $60.9 billion, including approximately $32.8 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes.  A substantial portion of the assets held by GE Capital Real Estate are located outside the U.S., primarily in Europe and Asia.

As of July 2005, GE Capital Real Estate also includes a division known as Business Property, which originates single tenant and small business loans for its own portfolio and securitization and had total financing receivables of approximately $8.5 billion as of June 30, 2012.  The information in the immediately preceding paragraph includes the assets of Business Property.  The information below, however, does not include information regarding Business Property and does not reflect Business Property’s assets, its securitization program or its underwriting standards.

GE Capital Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations.  Generally, GE Capital Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields and longer terms.  Mortgage loans originated by GE Capital Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as mortgage loans initially bearing interest at a floating rate but that are later convertible into fixed rate loans or have structural features that would make them less desirable securitization candidates.  Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria.

GE Capital Real Estate’s Securitization Program

GECC, through GE Capital Real Estate, commenced selling mortgage loans into securitizations in 1997.  The total amount of U.S. commercial and multifamily mortgage loans originated by GE Capital Real Estate that were included in securitizations in 1997 was approximately $600 million.  As of June 30, 2012, GE Capital Real Estate had originated in the aggregate since 1997, approximately $22.9 billion of U.S. commercial and multifamily mortgage loans that have been included in 41 securitizations (3 of which were wholly private transactions), including approximately $12.6 billion of U.S. fixed rate loans that were included in 19 securitizations in which GE Commercial Mortgage Corporation or another affiliate of GECC acted as depositor, approximately $9.5 billion of U.S. fixed rate loans that were included in 20 securitizations in which an unaffiliated entity acted as depositor and approximately $820 million of U.S. floating rate loans that were included in 2 securitizations in which an affiliate of GECC acted as depositor.  GE Capital Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Capital Real Estate for securitization are office, multifamily and retail properties.  However, GE Capital Real Estate also originates mortgage loans secured by industrial, manufactured housing communities, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business needs require.  States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

GE Capital Real Estate’s Commercial Mortgage Loan Underwriting

General.  GECC, through GE Capital Real Estate, originates commercial mortgage loans through approximately nine offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are separate from loan origination.

Loans originated by GE Capital Real Estate generally conform to the underwriting guidelines described below.  Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.  For example, the strength of certain underwriting metrics on a particular loan may allow adjusting other metrics for that loan. These underwriting guidelines are general, and due to the unique nature of each loan we cannot assure you that every loan originated by GE Capital Real Estate will comply in all respects with the maximum range of these guidelines.  The process and consideration of each mortgage loan are tailored to meet the specific needs of different collateral types.  For important information about the circumstances that have affected the underwriting of the GECC Mortgage Loans in the mortgage pool, see “Risk Factors” in this free writing prospectus and the other subsections of this heading “The Sponsors and the Mortgage Loan Sellers”.  See also “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans”.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced loan sponsor(s)/guarantor(s) with financial wherewithal; and (iv) additional or increased elements of recourse included in the loan.

Loan Analysis.  All GE Capital Real Estate credit underwriting is performed by GE Capital Real Estate risk-management employees.   GE Capital Real Estate performs both a credit analysis and a collateral analysis with respect to each mortgage loan, the loan applicant sponsorship, and the real estate that will secure the loan.  The credit analysis of the borrower/loan sponsor(s) includes a review of third party background reports, judgment, lien, bankruptcy and pending litigation searches.  Borrowers are generally required to be single-purpose entities.  The collateral analysis typically includes an analysis of, in each case to the extent applicable, the historical property operating statements, rent rolls or other occupancy summary, operating budgets and a review of tenant leases.  Historical cash flow verification is typically performed by third-party consultants and reviewed by GE Capital Real Estate underwriting staff.  A member of the GE Capital Real Estate underwriting staff conducts a site inspection to analyze the market, and assess the utility of the mortgaged property within the market and ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  For loans originated for securitization, GE Capital Real Estate requires third party appraisals, as well as environmental assessments, engineering assessments and, if applicable, seismic reports.  Each report is reviewed for acceptability by a GE Capital Real Estate staff member.  The results of these reviews are incorporated into the underwriting report.

Since underwriting is done prior to the closing of the mortgage loan, we cannot assure you that such financial, occupancy and other information will remain accurate after the loan has closed.

Loan Approval.  Prior to loan closing, all mortgage loans must be approved by GE Capital Real Estate’s credit committee (the make-up of which varies by loan size and other factors).  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. GE Capital Real Estate’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80% at the time of loan closing for loans originated for securitization, provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors.  For example, in addition to the general considerations mentioned above, tenant credit and lease terms, reserves and escrows, amortization period and historical performance may justify an adjustment to these metrics.

For loans originated for securitization, the debt service coverage ratio is calculated based on Underwritten Net Cash Flow and the loan’s combined principal and interest or interest only constant payment at origination.  In addition, GE Capital Real Estate’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, certain loans may provide for interest-only payments for the entire loan term, or for an interest-only period during a portion of the term of the mortgage loan.  In addition, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and loan to value ratios for the mortgage loans originated by GE Capital Real Estate may vary from these guidelines depending on the qualities and unique characteristics of the mortgage collateral.  Moreover, with respect to certain mortgage loans originated by GE Capital Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the related borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher combined loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this free writing prospectus with respect to the mortgage loans to be sold by GE Capital Real Estate for deposit into the Trust Fund.  For specific details on the calculations of debt service coverage ratios in this free writing prospectus, see “Description of the Mortgage Pool—Additional Mortgage Loan Information”.

Additional Debt.  GE Capital Real Estate will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that GE Capital Real Estate or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  GE Capital Real Estate will analyze the condition of the real property collateral for a prospective mortgage loan.  To aid in that analysis, GE Capital Real Estate will, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.  We cannot assure you that the following property assessments and reports, to the extent obtained in connection with any mortgage loan, will fully and accurately identify any or all adverse characteristics of the related real estate collateral.

Appraisals.  GE Capital Real Estate requires that the real property collateral for a prospective securitized mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, GE Capital Real Estate will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  GE Capital Real Estate requires a Phase I environmental assessment be completed by an independent environmental consulting firm with respect to the real property collateral for a prospective mortgage loan.  An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  Depending on the findings of the initial environmental assessment, GE Capital Real Estate may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral, an environmental insurance policy, cash reserves or a letter-of-credit for any recommended remediation action and/or a guaranty with respect to environmental matters.  Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties.  Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this free writing prospectus.

Engineering Assessments.  GE Capital Real Estate requires that an independent engineering consulting firm inspect the real property collateral for any prospective mortgage loan to assess, among other items, the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, GE Capital Real Estate will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and capital expenditures recommended throughout the loan term.  In some instances, repairs or maintenance are completed before closing or cash reserves are established at loan closing generally in an amount equal to at least the amount necessary to fund the deferred maintenance or replacement items or both.  However, a guaranty or other method of addressing the deferred maintenance may be accepted in lieu of a reserve fund.

Seismic Report.  Generally, if the prospective property consists of improvements located in seismic zones 3 or 4, GE Capital Real Estate obtains a seismic report of the building(s) and, based thereon and on certain statistical information, to establish the probable maximum or bounded loss, based on the percentage of the estimated replacement cost for the building(s) at the property as a result of an earthquake.  This percentage of the replacement cost is expressed in terms of PML, PL, or SEL.  Generally, if any of the mortgage loans as to which the collateral property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, are conditioned on seismic retrofit before loan closing (or appropriate reserves or letter of credit for retrofitting post loan closing), and/or have a degree of recourse to a guarantor, and/or require the related borrower to obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance.  In connection with the origination of a mortgage loan, GE Capital Real Estate will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations and maps; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, GE Capital Real Estate will consider whether—

●	any major casualty that would prevent rebuilding and/or existing use has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by GE Capital Real Estate to be sufficient to pay off the related mortgage loan in full;

●
the real property collateral, if permitted to be repaired or restored in conformity with current law, would in GE Capital Real Estate’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or a commercially reasonable alternative mitigant is in place.

Escrow Requirements.  GE Capital Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenditures, re-tenanting and/or replacement reserves.  In some cases, the borrower is permitted to post a letter of credit or provide a loan covenant in lieu of funding a given reserve or escrow or provide recourse for such expense.  Generally, when escrows are required for mortgage loans originated by GE Capital Real Estate, they are as follows:

●
Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Capital Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

●
Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Capital Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates.  If the property is covered by a blanket policy of insurance, GE Capital Real Estate generally does not require the collection of insurance deposits, but generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances in the future.

●
Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Certain buildings located on the property may be excluded from the calculation, such as buildings that were constructed at the tenants’ expense (so called “leased fee” properties).  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  GE Capital Real Estate may waive this escrow requirement under certain circumstances, such as for new, recently constructed or renovated properties, low leverage loans, strong borrower sponsorship or where the tenant is required to make such repairs.

●
Completion Repair/Environmental Remediation – Typically, a completion repair or environmental remediation reserve is required if so indicated by the Engineering Assessment, Seismic Report, or Environmental Assessment.  An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least the estimated costs of repairs or replacements or remediation to be completed pursuant to the Engineering Assessment or Environmental Assessment is generally required.  However, an environmental insurance policy, guaranty or other method of addressing an environmental condition and/or completion repair may be accepted in lieu of a reserve fund.

●
Tenant Improvement/Lease Commissions – In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term.  To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term or a letter of credit and/or a cash flow sweep or a combination of any of the aforementioned alternatives may be used to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

Exceptions.  The foregoing describes GE Capital Real Estate’s underwriting guidelines with respect to the mortgage loans. In view of the discussion above, one or more of GE Capital Real Estate’s mortgage loans may have adjustments within GE Capital Real Estate’s underwriting guidelines described above as the result of a case by case permitted variance or adjustment based upon other compensating factors, including those described above.  None of the mortgage loans was originated with any material exception from GE Capital Real Estate’s underwriting guidelines and procedures.  The information set forth under this sub-heading has been provided by GECC.  None of the depositor, the underwriters or any other person, other than GECC, makes any representation or warranty as to the accuracy or completeness of such information.

Review of GECC Mortgage Loans

Overview.  GECC, in its capacity as the Sponsor of the GECC Mortgage Loans, has conducted a review of the GECC Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the GECC mortgage loans is accurate in all material respects.  GECC determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the GECC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of GECC (collectively, the “GECC Deal Team”) with the assistance of certain third parties.  The review procedures described below were employed with respect to all of the GECC Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database.  To prepare for securitization, members of the GECC Deal Team created a database of loan-level and property-level information relating to each GECC Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by GECC during the underwriting process.  Prior to securitization of each GECC Mortgage Loan, the GECC Deal Team may have updated the information in the database with respect to such GECC Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GECC Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “GECC Data Tape”) containing detailed information regarding each GECC Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The GECC Data Tape was used by the GECC Deal Team to provide the numerical information regarding the GECC Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation.  UBSRES, on behalf of GECC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were approved by GECC relating to information in this free writing prospectus regarding the GECC Mortgage Loans.  These procedures included:

●	comparing the information in the GECC Data Tape against various source documents provided by GECC;

●
comparing numerical information regarding the GECC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the GECC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GECC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  In anticipation of the securitization of each GECC Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage Loan Seller’s counsel reviewed the legal summaries for each GECC Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this free writing prospectus.  In addition, Mortgage Loan Seller counsel reviewed GECC’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GECC Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the GECC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GECC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, GECC confirmed with the related servicers for the GECC Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi)  any existing or incipient material defaults.

The GECC Deal Team also consulted with GECC personnel responsible for the origination of the GECC Mortgage Loans to confirm that the GECC Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting—Exceptions” above.

Findings and Conclusions.  Based on the foregoing review procedures, GECC found and concluded with reasonable assurance that the disclosure regarding the GECC Mortgage Loans in this free writing prospectus is accurate in all material respects.  GECC also found and concluded with reasonable assurance that the GECC Mortgage Loans were originated in accordance with GECC’s origination procedures and underwriting criteria, except as described above under “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting—Exceptions”.  GECC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GECC filed a Form ABS-15G with the SEC on February 14, 2012, generally relating to the three-year period ended on December 31, 2011.  GECC’s initial Form ABS-15G is available electronically though the SEC’s EDGAR system.  The Central Index Key number of GECC is 0000040554.  Since GECC had no demand, repurchase or replacement claims to report for the initial reporting period or any quarterly reporting periods thereafter through June 30, 2012, GECC has suspended its obligation to file quarterly reports as permitted by Rule 15Ga-1. With respect to the period from and including January 1, 2011 to and including June 30, 2012, GECC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Neither GECC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GECC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GECC in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

RAIT Partnership, L.P.

General

RAIT Partnership, L.P. (“RAIT“), is a Delaware limited partnership.  RAIT is the primary operating subsidiary of RAIT Financial Trust, which is a vertically integrated and internally-managed real estate investment trust that originates commercial real estate loans (CMBS, bridge and mezzanine debt), acquires commercial real estate properties and is capable of investing in, managing, servicing, trading and advising on commercial real estate-related assets. RAIT is headquartered at 2929 Arch Street, 17th Floor, Philadelphia, PA-19104, and also has offices in New York, NY, Charlotte, NC and Chicago, IL.

Certain Relationships & Related Transactions

Barclays, a Sponsor and Mortgage Loan Seller, provides warehouse financing to RAIT or its affiliates through a master repurchase facility.  Certain of the RAIT Mortgage Loans, representing approximately 0.8% of the Initial Outstanding Pool Balance, are subject to that repurchase facility.  Proceeds received by RAIT in connection with the sale of the RAIT Mortgage Loans to the Depositor will be applied, among other things, to make payments to Barclays as the repurchase agreement counterparty.

RAIT’s Securitization Program

RAIT originates commercial mortgages, mezzanine loans, other loans and preferred equity interests that are collateralized by office buildings, retail shopping centers, multi-family apartment complexes and other properties located throughout the United States of America.  RAIT’s commercial mortgage securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, RAIT may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

This is the fourth commercial mortgage securitization to which RAIT is contributing loans since it began doing so in 2011.  RAIT also has served as collateral manager for collateralized debt obligation transactions issued by an affiliate in 2006 and 2007.  Key members of the RAIT management team were officers at JP Morgan Chase and Wachovia Bank and have been involved in the commercial mortgage securitization business since 1997.

Review of RAIT Mortgage Loans

Overview.  RAIT has conducted a review of the RAIT Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the RAIT Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RAIT or one or more of its affiliates (the “RAIT Securitization Team”).  The review procedures described below were employed with respect to all of the RAIT Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the RAIT Securitization Team created a database of loan-level and property-level information relating to each RAIT Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RAIT Securitization Team during the underwriting process.  After origination of each RAIT Mortgage Loan, the RAIT Securitization Team updated the information in the database with respect to such RAIT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RAIT Securitization Team.

A data tape (the “RAIT Data Tape”) containing detailed information regarding each RAIT Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The RAIT Data Tape was used to provide the numerical information regarding the RAIT Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  UBSRES, on behalf of RAIT, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by RAIT, relating to information in this free writing prospectus regarding the RAIT Mortgage Loans. These procedures included:

●	comparing the information in the RAIT Data Tape against various source documents provided by RAIT that are described above under “—Database”;

●	comparing numerical information regarding the RAIT Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the RAIT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RAIT Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  In anticipation of the securitization of each RAIT Mortgage Loan, RAIT’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. RAIT’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Other Review Procedures.  With respect to any material pending litigation related to the RAIT Mortgage Loans and of which RAIT was aware at the origination of any RAIT Mortgage Loan, RAIT requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The RAIT Securitization Team also reviewed the RAIT Mortgage Loans to determine whether any RAIT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—RAIT’s Underwriting Standards” below.  See “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, RAIT determined that the disclosure regarding the RAIT Mortgage Loans in this free writing prospectus is accurate in all material respects. RAIT also determined that the RAIT Mortgage Loans were originated in accordance with RAIT’s origination procedures and underwriting criteria, except as described below under “—Exceptions”.  RAIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

RAIT’s Underwriting Standards

General.  RAIT originates commercial mortgage loans from its headquarters in Philadelphia.  All mortgage loans must be approved by RAIT’s management investment committee, as described under “—Loan Approval” below.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by RAIT for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of RAIT’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a RAIT Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “The Sponsors and the Mortgage Loan Sellers” section and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may, in some instances, be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced l sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $15 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated by RAIT must be approved by a management investment committee.  The management investment committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT may vary from these guidelines.

Escrow Requirements.  Generally, RAIT requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by RAIT are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  RAIT may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor.

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  RAIT relies on information provided by an independent engineer to make this determination.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where an investment grade tenant is responsible for replacements under the terms of its lease.

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, RAIT generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

Servicing.  Except as stated below, interim servicing for all loans originated by RAIT prior to securitization is performed by RAIT.  RAIT is rated on S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary and Special Servicer and is also a rated Commercial Mortgage Primary and Special Servicer by Morningstar.  In some instances, interim servicing for certain loans originated by RAIT is performed by Grandbridge Real Estate Capital LLC.

Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing after closing.

Repurchase Requests

RAIT has most recently filed a Form ABS 15G on July 20, 2012 in connection with it being a securitizer of certain types of commercial loans.  RAIT Partnership’s Central Index Key is 0001175134.   RAIT Partnership has no history of repurchases or repurchase requests required to be reported by it under Rule 15Ga-1 of the Securities Exchange Act of 1934, as amended, with respect to breaches of representations and warranties in respect of commercial loans.

With respect to the RAIT Mortgage Loans, RAIT Financial Trust will guarantee the repurchase obligations of RAIT under the Mortgage Loan Purchase Agreement in the event RAIT fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

Exceptions

The RAIT Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

The information set forth under this sub-heading has been provided by RAIT.  None of the Depositor, the Underwriters or any other person, other than RAIT, makes any representation or warranty as to the accuracy or completeness of such information.

Neither RAIT nor any of its affiliates or subsidiaries will insure or guarantee distributions on the Certificates.  The Certificate Holders will have no rights or remedies against RAIT or any of its affiliates or subsidiaries for any losses or other claims in connection with the Certificates or the Mortgage Loans.

RAIT (and/or its affiliates and/or subsidiaries) is involved from time to time in litigation on various matters, including disputes with tenants of owned properties, disputes arising out of agreements to purchase or sell properties and disputes arising out of its loan portfolio.  Given the nature of its business activities, these lawsuits are considered routine to the conduct of its business.  The result of any particular lawsuit cannot be predicted, because of the very nature of litigation, the litigation process and its adversarial nature, and the jury system.  RAIT (and/or its affiliates and/or subsidiaries) does not expect that the liabilities, if any, that may ultimately result from such routine legal actions will have a material adverse effect on its consolidated financial position, results of operations or cash flows.

THE DEPOSITOR

The depositor is UBS Commercial Mortgage Securitization Corp. (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on October 12, 2011 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates, in addition to other related activities. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, New York, New York 10019. The telephone number is (212) 713-2000.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust.  The Depositor is required under the underwriting agreement to indemnify the Underwriters for certain securities law liabilities.

The Depositor filed a Form ABS 15G on August 21, 2012.  The Depositor’s Central Index Key is 0001532799.  With respect to the period from and including April 1, 2012 to and including July 31, 2012, the Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act.

See “Certain Relationships and Related Transactions” in this free writing prospectus for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be UBS-Barclays Commercial Mortgage Trust 2012-C3 (the “Issuing Entity”).  The Issuing Entity will be a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Properties, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity with respect to a particular Mortgage Loan only to the extent that such party deems such advances to be ultimately recoverable from such Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this free writing prospectus under “The Pooling and Servicing Agreement—Amendment”.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “The Operating Advisor,” “The Servicers—The Master Servicer,” “—The Special Servicer” and “The Trustee, Certificate Administrator and Custodian” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a board of directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust”.  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the UBSRES Mortgage Loans and the AMF II Mortgage Loans from the related Mortgage Loan Sellers to the Depositor and the sale of the Mortgage Loans from the Depositor to the Issuing Entity, legal opinions are required to be rendered to the effect that:

(i)        If such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates.

(ii)        If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

In addition, in connection with the sale of the Barclays Mortgage Loans from the related Mortgage Loan Seller to the Depositor, legal opinions are required to be rendered to the effect that the transfer of the Barclays Mortgage Loans by Barclays will constitute a true sale of the Barclays Mortgage Loans.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” in this free writing prospectus.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans (and any related Companion Loan) for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments”.  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans for which it is responsible to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) will be the master servicer (in such capacity, the “Master Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Mortgage Loans (and any related Companion Loan) and related Mortgage Properties pursuant to the Pooling and Servicing Agreement.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, and Morningstar.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar.  For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”.  Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans.  The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans.  Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.  Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services.  Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2012, Midland was servicing approximately 32,433 commercial and multifamily mortgage loans with a principal balance of approximately $264 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 11,750 of such loans, with a total principal balance of approximately $125 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income producing properties.  As of June 30, 2012, Midland was named the special servicer in approximately 138 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $82 billion. With respect to such transactions as of such date, Midland was administering approximately 252 assets with an outstanding principal balance of approximately $3.0 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2009 to 2011.
Portfolio Size – Master/Primary	Calendar Year-End (Approximate amounts in billions)
	2009	2010	2011
CMBS	$145	$136	$130
Other	$130	$133	$137
Total	$275	$269	$267

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to Midland as special servicer in CMBS transactions from 2009 to 2011.
Portfolio Size – CMBS Special Servicing	Calendar Year-End (Approximate amounts in billions)
	2009	2010	2011
Total	$101	$63	$75

Pursuant to a certain interim servicing agreement between Midland and UBS Real Estate Securities Inc. and certain of its affiliates, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates thereof, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by UBS Real Estate Securities Inc.

The foregoing information set forth in this section “—The Master Servicer” has been provided by Midland.  Neither the Depositor nor any other person other than Midland makes any representation or warranty as to the accuracy or completeness of such information.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest” in this free writing prospectus.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as special servicer (the “Special Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties (other than any REO Property with respect to a Pari Passu Mortgage Loan) pursuant to the Pooling and Servicing Agreement.  Rialto maintains its principal servicing office at 730 NW 107th Avenue, Suite 400, Miami, Florida, 33172.

Rialto became approved as a commercial mortgage-based securities special servicer by Fitch on June 22, 2012.  Rialto currently has a special servicer rating of “CSS2-” by Fitch.

Rialto is a wholly owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”).  RCM is a vertically integrated commercial real estate investment and asset manager and a wholly owned subsidiary of Lennar Corporate (“Lennar”) (NYSE: LEN).  RCM is the sponsor of, and investor in, an approximately $700 million private equity fund (the “Fund”) focused on distressed and value-add real estate related investments.  To date, RCM has acquired and is managing over $5.7 billion of non- and sub-performing real estate assets, representing over 8,000 loans.  Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”).  RCM is also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury.

RCM has over 230 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes six satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon and Charlotte, North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 4,000 employees across the country’s largest real estate markets.

RCM has underwritten and purchased, primarily for the Fund, almost $640 million in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 11 different securitizations totaling over $11.4 billion in overall transaction size.  RCM has the right to appoint the special servicer for each of these transactions.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate.  These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower.  Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews.  Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management.  Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Fund.  As part of such external audits, auditors perform test work and review internal controls throughout the year.  As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of June 30, 2012, Rialto and its affiliates were actively special servicing approximately 4,800 portfolio loans with a principal balance of approximately $1.9 billion and were responsible for over 2,900 portfolio REO assets with a principal balance of approximately $2 billion.  Rialto is also currently performing special servicing for two commercial real estate securitizations, the Rialto Capital, Series 2012-LT1 non-performing asset securitization and the FDIC Commercial Mortgage Trust 2012-C1 commercial and multifamily mortgage loan securitization.  With respect to such securitization transactions, Rialto is administering approximately 608 assets with a principal balance of approximately $904 million.  The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial and other income producing properties as well as residential and commercial land.

In its capacity as Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction.  Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger.  Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer.  There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

From time-to-time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to the certificateholders.  Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the Pooling and Servicing Agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entity expected to (i) purchase the Class E, Class F and Class G certificates on the closing date, (ii) become the initial Majority Subordinate Certificateholder and (iii) be appointed as the initial Subordinate Class Representative.

The foregoing information set forth in this section “—The Special Servicer” has been provided by Rialto. Neither the depositor nor any other person other than Rialto makes any representation or warranty as to the accuracy or completeness of such information.

Certain duties and obligations of Rialto as the special servicer and the provisions of the series 2012-C3 pooling and servicing agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments,” “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses,” “Description of the Offered Certificates—Appraisal Reductions,” “The Pooling and Servicing Agreement—Insurance Policies,” and “—Inspections” below. Rialto’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “—Modifications” below.

Rialto, as the special servicer will, among other things, oversee the resolution of an underlying mortgage loan during a special servicing period and the disposition of REO properties. Certain of Rialto’s duties as the special servicer under the series 2012-C3 pooling and servicing agreement, including information regarding the processes for handling delinquencies, losses, bankruptcies and recoveries (such as through a liquidation of an underlying mortgage loan, the sale of an underlying mortgage loan or negotiations or workouts with the borrower under an underlying mortgage loan) are set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” below.

Certain terms of the series 2012-C3 pooling and servicing agreement regarding Rialto’s removal, replacement, resignation or transfer as special servicer are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor,” “The Servicers—Removal of the Special Servicer,” and “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” below. Rialto’s rights and obligations as special servicer with respect to indemnification, and certain limitations on Rialto’s liability as special servicer under the series 2012-C3 pooling and servicing agreement, are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” and “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” below.

Removal of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a) with respect to any Mortgage Loan, if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the Directing Holder; and

(b) with respect to any Mortgage Loan, if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c) with respect to any Mortgage Loan, if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and confirmed with an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

With respect to the Mortgage Loans, the procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows:  upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator and the Trustee of No Downgrade Confirmations from the Rating Agencies (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to the Mortgage Loans, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date of posting on the Certificate Administrator’s website.  If such affirmative vote is obtained, written direction is given by such holders to the Trustee and the Trustee receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), then all of the rights and obligations of the Special Servicer with respect to the Mortgage Loans under the Pooling and Servicing Agreement will be terminated and the successor Special Servicer recommended by the Operating Advisor will replace the terminated Special Servicer; provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an expense of the Issuing Entity.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any unreimbursed Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement regarding Depositor’s compliance with applicable securities laws.

In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation from each Rating Agency (and, with respect to the Pari Passu Companion Loan, each Companion Rating Agency).

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Deutsche Bank Trust Company Americas (“DBTCA”), a New York banking corporation, will act as trustee (in that capacity, the “Trustee”) and as the certificate administrator (in that capacity, the “Certificate Administrator”), the Custodian and the Paying Agent under the Pooling and Servicing Agreement.

DBTCA is a New York banking corporation  with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration–UB12C3, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and has significant experience in this area.  In 2011 and 2012, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on 27 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $24 billion.  In its capacity as trustee on commercial-mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, DBTCA, as trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.  DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

DBTCA will act as Custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the Mortgage Loan files in secure, fire-resistant facilities. DBTCA will not physically segregate the Mortgage Loan files from other mortgage files in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each Mortgage Loan file and will show that the Mortgage Loan Documents are held on behalf of the Issuing Entity.

The foregoing information concerning the Trustee and the Certificate Administrator has been provided by the Trustee and the Certificate Administrator.  The Trustee and the Certificate Administrator do not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee or the Certificate Administrator), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Trustee and the Certificate Administrator) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the Operating Advisor may maintain banking and other commercial relationships with the Trustee/Certificate Administrator and its affiliates.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform on their face to the requirements of that agreement.  Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such occurrence, unless such termination event shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no Servicer Termination Event shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer.  If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement) and (iii)(a) an institution whose unsecured long-term debt is rated at least “AA (low)” by DBRS, Inc. (“DBRS”) (or “A” by DBRS if the Trustee has a short-term debt rating of at least “R-1 (middle)” from DBRS) (or, in each case, if not rated by DBRS, the equivalent rating (or higher) by at least two other NRSROs) and “A2” by Moody’s Investors Service, Inc. (“Moody’s”), and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies, as confirmed by receipt of a No Downgrade Confirmation, or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-

trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or otherwise associated with that termination, necessary to effect the transfer of its responsibilities to the successor trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a  TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Depositor may terminate the Trustee upon 5 business days’ notice if the Trustee fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Certain Matters Regarding the Certificate Administrator

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, DBTCA is responsible for the preparation and filing of all tax returns on behalf of the Trust REMICs and the Grantor Trust.

The Certificate Administrator shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii)(a) an institution whose unsecured long-term debt is rated at least “AA (low)” by DBRS (or “A” by DBRS if the Certificate Administrator has a short-term debt rating of at least “R-1 (middle)” from DBRS) (or, in each case, if not rated by DBRS, the equivalent rating (or higher) by at least two other NRSROs) and “A2” by Moody’s and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies.

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

If at any time the Certificate Administrator ceases to be eligible to continue as Certificate Administrator under the Pooling and Servicing Agreement, or if at any time the Certificate Administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Certificate Administrator, any public officer takes charge or control of the Certificate Administrator or its property, the Master Servicer or the Depositor will be authorized to remove the Certificate Administrator and appoint a successor Certificate Administrator.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Certificate Administrator under the Pooling and Servicing Agreement and appoint a successor Certificate Administrator.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator, custodian and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee if the resigning Certificate Administrator is not the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from general collections on the Mortgage Pool (prior to application of such interest payments to make payments on the certificates), will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”) equal to 0.00050% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

The Certificate Administrator is acting as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement (in such capacity, the “Custodian”).  The Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  The Custodian will hold the Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Park Bridge Lender Services LLC (“Park Bridge”), a New York limited liability company and wholly-owned subsidiary of Park Bridge Financial LLC, will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

Park Bridge Financial LLC is a privately held commercial real estate finance advisory firm headquartered in New York, New York.  The firm’s clients include financial institutions holding commercial mortgages and debt backed directly or indirectly by commercial properties.  Park Bridge Financial LLC is engaged in loan and property brokerage services, as well as syndications, portfolio valuations, risk assessments, contract underwriting, surveillance, asset management, workout services and loan sales.

Park Bridge Financial LLC also provides advisory services to commercial mortgage borrowers and institutional holders of commercial mortgage-backed securities, including valuation services, work-out consulting and collateral reviews of underlying commercial mortgages and their associated properties.  All private placements and M&A transactions are executed through Park Bridge Securities LLC, a wholly-owned, broker-dealer subsidiary of Park Bridge Financial LLC.  Park Bridge Securities LLC is a member of FINRA and SIPC.  Park Bridge Financial LLC’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by SAS-70 compliant vendors and data centers.

Since its founding in 2009, Park Bridge Financial LLC has been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies and hedge funds on assignments relating to over $60 billion of commercial mortgages and related collateral.

Park Bridge is not an affiliate of the Depositor, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Sponsors, any “originators” (within the meaning of Item 1110 of Regulation AB), the Mortgage Loan Sellers or any “significant obligors” (within the meaning of Items 1101 and 1112 of Regulation AB) with respect to the Issuing Entity.

From time to time Park Bridge may be a party to lawsuits and other legal proceedings arising in the ordinary course of business.  However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Park Bridge or of which any of its property is the subject, that would have a material adverse effect on Park Bridge’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

In the normal course of conducting its business, Park Bridge and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance.  These parties may have included any Underwriter, any Sponsor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Controlling Class Representative or an affiliate of any of such parties, and these relationships could continue in the future.  Each of these relationships may involve a conflict of interest with respect to Park Bridge’s duties as Operating Advisor.  We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the Operating Advisor performs its duties under the Pooling and Servicing Agreement.

The foregoing information has been provided by Park Bridge.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

SIGNIFICANT OBLIGOR

The Mortgaged Property identified on Annex A-1 to this free writing prospectus as 1000 Harbor Boulevard, representing approximately 10.4% of the Initial Outstanding Pool Balance, is a “significant obligor” of the Issuing Entity within the meaning given to that term under Regulation AB of the Securities Act of 1933, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UBS Commercial Mortgage Securitization Corp., the Depositor, is an affiliate of UBSRES, a Sponsor and a Mortgage Loan Seller, and UBS Securities LLC, one of the Underwriters.

Barclays, a Sponsor and a Mortgage Loan Seller, is an affiliate of and Barclays Capital Inc., one of the Underwriters.

Barclays, an affiliate of one of the Underwriters, provides warehouse financing to AMF II, a Sponsor and a Mortgage Loan Seller, through a master repurchase facility.  All of the AMF II Mortgage Loans, representing approximately 9.1% of the Initial Outstanding Pool Balance, are subject to that repurchase facility.  Proceeds received by AMF II in connection with the contribution of the AMF II Mortgage Loans to this securitization transaction will be applied, among other things, to make payments to Barclays as the repurchase agreement counterparty.

Barclays also provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Partnership, L.P., a Sponsor and a Mortgage Loan Seller, through a master repurchase facility.  Certain of the RAIT Mortgage Loans, representing approximately 0.8% of the Initial Outstanding Pool Balance, are subject to that repurchase facility.  Proceeds received by RAIT in connection with the contribution of the RAIT Mortgage Loans to this securitization transaction will be applied, among other things, to make payments to Barclays as the repurchase agreement counterparty.

KeyBank National Association, a Sponsor and a Mortgage Loan Seller, is an affiliate of KeyBanc Capital Markets Inc., one of the Underwriters.

Pursuant to an interim servicing agreement between Midland and UBSRES, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBSRES and its affiliates, including, prior to their inclusion in the issuing entity, certain of the UBSRES Mortgage Loans (approximately $688,087,273 aggregate Cut-off Date Balance).

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 85 fixed-rate mortgage loans (collectively, the “Mortgage Loans”) secured by first liens on 113 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,082,061,969 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5%.  The principal balances of the Mortgage Loans as of the related due date of such Mortgage Loan in September 2012 (or September 1, 2012 if such Mortgage Loan does not have a due date in September 2012) (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $1,376,000 to $113,000,000 and the average Cut-off Date Balance will be $12,730,141, subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during September 2012 are timely made.  All numerical information provided in this free writing prospectus with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this free writing prospectus without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

References to “Mortgage Loan” in this heading “Description of the Mortgage Pool” do not refer to any related Companion Loan or Loan Combination, unless otherwise indicated.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 1000 Harbor Boulevard is referred to as the “1000 Harbor Boulevard Mortgage Loan” or the “Pari Passu Mortgage Loan”.  The 1000 Harbor Boulevard Mortgage Loan has a pari passu companion loan that is not included in the Mortgage Pool and is referred to in this free writing prospectus as the “1000 Harbor Boulevard Pari Passu Companion Loan“ or “Pari Passu Companion Loan“, which is pari passu in right of payment to the 1000 Harbor Boulevard Mortgage Loan.  The 1000 Harbor Boulevard Mortgage Loan and the 1000 Harbor Boulevard Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the “1000 Harbor Boulevard Pari Passu Loan Combination“ or the “Pari Passu Loan Combination“.  For more information regarding the 1000 Harbor Boulevard Pari Passu Loan Combination, see “—Loan Combinations—1000 Harbor Boulevard Pari Passu Loan Combination” below.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Residence Inn Phoenix Desert View at Mayo Clinic is referred to as the “Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan”.  The Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan has a subordinate companion loan that is not included in the Mortgage Pool and is referred to in this free writing prospectus as the “Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan” or “Subordinate Companion Loan”, which is subordinate in right of payment to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan.  The Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan are collectively referred to in this free writing prospectus as the “Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination”.  For more information regarding the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination, see “—Loan Combinations—Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination” below.

The 1000 Harbor Boulevard Pari Passu Companion Loan and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan are each referred to in this free writing prospectus as a “Companion Loan”.  The 1000 Harbor Boulevard Pari Passu Loan Combination and Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination are each referred to in this free writing prospectus as a “Loan Combination”.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each of the Mortgages creates a first lien on the interests of the related borrower or mortgagor in the related Mortgaged Property, as set forth on the following table:
Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
Fee Simple Estate(2)	104	88.7%
Leasehold Estate	5	5.8
Partial Fee Simple & Partial Leasehold	4	5.6
Total	113	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	Includes Mortgage Loans secured by the borrower’s leasehold interest in the related Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

In general, the Mortgage Loans secured by Mortgaged Properties located in Maryland have each been structured as an indemnity deed of trust (an “IDOT”).  The IDOT is structured so that the lender makes the loan to an affiliate of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a deed of trust on the property owner’s property.  Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities.  In the case of a Mortgage Loan structured as an IDOT, references to “borrower” in this free writing prospectus will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
6th	0	60	75.4%
1st	5	17	14.9%
1st	0	7	9.6%
6th	10	1	0.2%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  The information in the table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator or the Custodian, or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be nonrecourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this free writing prospectus, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related mortgage loan maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real estate taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, (iii) other matters to which like properties or properties in the same jurisdiction are commonly subject, (iv) the rights of tenants, as tenants only, whether underground leases or space leases at the Mortgaged Property, and (v) mortgage liens for any Companion Loan.  However, in the case of some of the Mortgaged Properties, a related tenant may have a right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist a purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus.

Ten Largest Mortgage Loans

The following table sets forth information regarding the ten largest Mortgage Loans in the pool, which represent approximately 45.6% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans
Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Interest Rate	Remaining Term to Maturity (Months)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV at Maturity	U/W NOI Debt Yield
1000 Harbor Boulevard(1)	$113,000,000	10.4%	4.8730%	120	1.47	64.2%	64.2%	7.4%
Apache Mall	99,876,062	9.2	4.3240%	59	1.63	66.6%	60.8%	10.4%
Reisterstown Road Plaza	46,250,000	4.3	5.2500%	117	1.51	58.5%	54.3%	12.0%
Plaza at Imperial Valley	44,907,541	4.2	5.1520%	118	1.38	70.3%	58.2%	9.8%
Crossways Shopping Center	40,435,106	3.7	4.7800%	119	1.42	70.7%	52.5%	10.3%
Providence at Harbour Club	37,000,000	3.4	5.1050%	117	1.62	71.8%	56.2%	12.5%
Roedel Hotel Portfolio(3)	31,903,383	2.9	5.1230%	118	1.57	69.8%	52.6%	12.7%
Franklin Towne Center	30,000,000	2.8	4.7800%	120	1.72	66.2%(2)	54.0%(2)	10.8%
GPB Portfolio I(3)	25,569,000	2.4	4.8490%	120	1.95	65.9%	53.9%	13.5%
GPB Portfolio II(3)	24,243,000	2.2	4.8490%	120	1.95	65.0%	53.2%	13.3%
Total/Wtd. Avg	$493,184,091	45.6%	4.8405%	107	1.58	66.4%	58.0%	10.4%

(1)
For the 1000 Harbor Boulevard Mortgage Loan, the numerical and statistical information relating to loan-to-value ratios and debt yields includes the 1000 Harbor Boulevard Mortgage Loan (which will be included in the issuing entity) and the 1000 Harbor Boulevard Pari Passu Companion Loan (which will not be included in the issuing entity).  For purposes of calculating debt service coverage ratios for the 1000 Harbor Boulevard Mortgage Loan, the annual debt service is based on the aggregate payments due during the first 12 months after the cut-off date for the 1000 Harbor Boulevard Mortgage Loan and the 1000 Harbor Boulevard Pari Passu Companion Loan.

(2)
The Cut-off Date LTV Ratio and LTV at Maturity is based on an appraised value of $45,300,000 (which value includes the improvements which are not covered by the mortgage securing the mortgage loan).  The appraised value of the land (if such land were subject to a ground lease pursuant to which the ground tenant would be responsible for the costs of constructing the improvements thereon, if any) is $24,700,000, which would result in Cut-off Date LTV Ratio and LTV at Maturity of 121.5% and 99.1%, respectively. See “Risk Factors—Risks Related to the Mortgage Loans—Special Risks Related to the Franklin Towne Center Loan” and “Annex B (Description of the Top 20 Mortgage Loans)—Franklin Towne Center—Collateral”.

(3)
Each of the Roedel Hotel Portfolio Mortgage Loans, the GPB Portfolio I Mortgage Loan and the GPB Portfolio II Mortgage Loan consist of three separate mortgage loans that are each part of a group of cross collateralized and cross defaulted mortgage loans.  Under certain circumstances, the related cross may be released, as described in “Annex B (Description of the Top 20 Mortgage Loans)—Roedel Hotel Portfolio”, “—GPB Portfolio I” and “—GPB Portfolio II”.

Information with respect to each of the above mortgage loans or groups is set forth in Annex B to this free writing prospectus.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before September 27, 2012 (the “Closing Date”) from UBSRES, Barclays, AMF II, KeyBank, GECC and RAIT (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to six separate mortgage loan purchase agreements (each a “Mortgage Loan Purchase Agreement”), each to be between the applicable Mortgage Loan Seller and the Depositor.  See “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

Of the Mortgage Loans to be included in the Issuing Entity:

Fifty-three (53) of the Mortgage Loans (the “UBSRES Mortgage Loans”), representing approximately 63.6% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $688,087,273, will be transferred to the Depositor by UBSRES;

Eight (8) of the Mortgage Loans (the “Barclays Mortgage Loans”), representing approximately 12.0% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $129,532,255, will be transferred to the Depositor by Barclays;

Ten (10) of the Mortgage Loans (the “AMF II Mortgage Loans”), representing approximately 9.1% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $98,561,847, will be transferred to the Depositor by AMF II;

Six (6) of the Mortgage Loans (the “KeyBank Mortgage Loans”), representing approximately 8.6% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $93,338,399, will be transferred to the Depositor by KeyBank;

Five (5) of the Mortgage Loans (the “GECC Mortgage Loans”), representing approximately 5.1% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $55,212,829, will be transferred to the Depositor by GECC; and

Three (3) of the Mortgage Loans (the “RAIT Mortgage Loans”), representing approximately 1.6% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $17,329,365, will be transferred to the Depositor by RAIT.

Each Mortgage Loan Seller or one of its affiliates originated or acquired the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee therein, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and the underwriting conducted by each Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.  Other than as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 12-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this free writing prospectus, where such conditions were identified:

●	the circumstance or condition has been remediated in all material respects;

●	the borrower or a third party has escrowed funds to effect the remediation, although such escrows may not be held by the lender;

●	a responsible party, not related to the borrower, has been identified by the applicable governmental authority;

●
an operations and maintenance plan has been or will be implemented or the related borrower or an affiliate thereof is otherwise currently taking or required to take actions to address the circumstance or condition;

●	environmental insurance with respect to such condition has been obtained;

●	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the loan sponsor;

●
a “no further action” letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of taking any action, or of requiring that any action be taken by the borrower or any other person, with respect to such condition; or

●	an environmental consultant did not recommend further investigation or remediation.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

The information contained in this free writing prospectus regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments.  Each Mortgage Loan Seller has informed the Depositor that, with certain limited exceptions, inspections of most of the related Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis.  Each Mortgage Loan Seller has informed the Depositor that an appraisal or market analysis for all of the related Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of such Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See

“Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this free writing prospectus.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (and any related Companion Loan), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease or except where not permitted under the Mortgage Loan Documents) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan (and any related Companion Loan), (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, plus such excess coverage as would be required by a prudent lender and (3) 100% of the replacement cost of the improvements.  Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties, if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” subject to the following paragraph, the related borrower must obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

Certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (iv) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this free writing prospectus.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.  In addition, with respect to some of the mortgaged properties, a sole tenant, a significant tenant or a credit-rated tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related loan sponsor that are not included in this securitization.  For example, with respect to the 20 largest Mortgage Loans, twenty-nine (29) of the related Mortgaged Properties, which collectively secure Mortgage Loans representing approximately 49.6% of the Initial Outstanding Pool Balance by Allocated Loan Amount, certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Loan Combinations

The following table sets forth certain information regarding the Mortgage Loans and Companion Loans that comprise Loan Combinations:
Mortgage Loan	Cut-off Date Balance	Companion Loan Cut-off Date Balance	Total Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield	Additional Debt Description
1000 Harbor Boulevard	$113,000,000	$7,000,000	$120,000,000	1.47x	1.47x	64.2%	64.2%	7.4%	7.4%	Pari Passu
Residence Inn Phoenix Desert View at Mayo Clinic	$22,100,000	$3,250,000	$25,350,000	1.58x	1.23x	64.4%	73.9%	12.2%	10.6%	B-Note

1000 Harbor Boulevard Pari Passu Loan Combination

1000 Harbor Boulevard Mortgage Loan. One Mortgage Loan secured by the Mortgaged Property identified as 1000 Harbor Boulevard on Annex A-1 to this free writing prospectus, representing approximately 10.4% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $113,000,000 (the “1000 Harbor Boulevard Mortgage Loan”), is part of a loan combination comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “1000 Harbor Boulevard Mortgaged Property”). The 1000 Harbor Boulevard Mortgage Loan is evidenced by promissory note A-1 and has a Cut-off Date Balance of $113,000,000.

The mortgage loan evidenced by promissory note A-2, with an outstanding principal balance of $7,000,000, is pari passu to note A-1 and is referred to in this free writing prospectus as the “1000 Harbor Boulevard Pari Passu Companion Loan”. The 1000 Harbor Boulevard Pari Passu Companion Loan will not be included in the Issuing Entity. Only the 1000 Harbor Boulevard Mortgage Loan will be included in the Issuing Entity. The 1000 Harbor Boulevard Mortgage Loan and the 1000 Harbor Boulevard Pari Passu Companion Loan are pari passu with each other. The 1000 Harbor Boulevard Mortgage Loan and the 1000 Harbor Boulevard Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the “1000 Harbor Boulevard Pari Passu Loan Combination” or the “Pari Passu Loan Combination”.

The holders of the 1000 Harbor Boulevard Pari Passu Loan Combination (the “1000 Harbor Boulevard Noteholders”) have entered into co-lender agreement (the “1000 Harbor Boulevard Co-Lender Agreement”) that sets forth the respective rights of each 1000 Harbor Boulevard Noteholder.

Servicing.  Pursuant to the terms of the 1000 Harbor Boulevard Co-Lender Agreement, the 1000 Harbor Boulevard Pari Passu Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer according to the Servicing Standard.

Distributions. Under the terms of the 1000 Harbor Boulevard Co-Lender Agreement, any payment in respect of the 1000 Harbor Boulevard Pari Passu Loan Combination (whether principal or interest or prepayment under the 1000 Harbor Boulevard Pari Passu Loan Combination, or proceeds relating to the 1000 Harbor Boulevard Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the 1000 Harbor Boulevard Mortgage Loan and the 1000 Harbor Boulevard Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.  The 1000 Harbor Boulevard Co-Lender Agreement also provides that expenses, losses and shortfalls relating to the 1000 Harbor Boulevard Pari Passu Loan Combination will be allocated, on a pro rata and pari passu basis, to the 1000 Harbor Boulevard Noteholders.

Consent and Consultation.  As described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, the Directing Holder will have the right to consult with, direct and advise (including with respect to Major Decisions) the Master Servicer and the Special Servicer with respect to the 1000 Harbor Boulevard Pari Passu Loan Combination.  For so long as no Consultation Termination Event has occurred and is continuing, the Master Servicer and Special Servicer must also consult (on a non-binding basis) with the Directing Holder with respect to Major Decisions to be taken with respect to the 1000 Harbor Boulevard Pari Passu Loan Combination.

Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination

Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination. One Mortgage Loan identified as Residence Inn Phoenix Desert View at Mayo Clinic on Annex A-1 to this free writing prospectus, representing approximately 2.0% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $22,100,000 (the “Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan”), is part of a loan combination comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Residence Inn Phoenix Desert View at Mayo Clinic Mortgaged Property”).  The Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan is evidenced by promissory note A and has a Cut-off Date Balance of $22,100,000. The mortgage loan evidenced by promissory note B, with an outstanding principal balance of $3,250,000, is referred to in this free writing prospectus as the “Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan”. The Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan will not be included in the Issuing Entity. Only the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan will be included in the Issuing Entity. The Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan is subordinate in the right of payment to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan.  The Residence Inn Phoenix Desert View at Mayo Clinic

Mortgage Loan and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan are collectively referred to in this free writing prospectus as the “Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination” or the “A/B Loan Combination”.

The holders of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination (the “Residence Inn Phoenix Desert View at Mayo Clinic Noteholders”) have entered into that certain agreement among noteholders (the “Residence Inn Phoenix Desert View at Mayo Clinic Co-Lender Agreement”) that sets forth the respective rights of each Residence Inn Phoenix Desert View at Mayo Clinic Noteholder.

The Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan has a Cut-off Date Balance of $3,250,000 and is currently owned by JMP RIMC, LLC.  The Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan accrues interest at a rate of 13.0% per annum (the “Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Interest Rate”) and provides for monthly payments of interest only during the term of the loan.  The loan matures on September 1, 2022, which is also the maturity date of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan.  The related borrower has the right, at any time after September 1, 2014, to prepay only the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan, in whole or in part, subject to satisfaction of certain conditions.

For the purpose of the information presented in this free writing prospectus with respect to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio, loan-to-value ratio and debt yield reflect the aggregate indebtedness evidenced by the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan, but excludes the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan.

General.  The Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement for at least as long as the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan (or related REO Loan) is held by the Issuing Entity.  The Master Servicer or Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan (but not the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan) unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan and (ii) Property Advances with respect to the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination.

Application of Funds.  The holders of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan (the “Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder”) and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan (the “Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder”) have entered into a co-lender agreement, which sets forth the respective rights of each of the holders of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination.  The rights of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder to receive payments of interest, principal and other amounts are subordinate to the rights of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder to receive such amounts.

Pursuant to the terms of that co-lender agreement, for so long as (a) no monetary event of default has occurred and is continuing under the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination, (b) no non-monetary event of default has occurred and is continuing for which the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination is actually accelerated or which causes the loan combination to become a Specially Serviced Loan and (c) no bankruptcy or insolvency event that constitutes an event of default under the loan combination has occurred and is continuing, or in each case has been cured by the holder of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan, all amounts available for payments on the Residence Inn

Phoenix Desert View at Mayo Clinic A/B Loan Combination (other than (i) any amounts for required reserves or escrows required by the related Mortgage Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of a related Mortgaged Property or released to the related borrower in accordance with the related Mortgage Loan Documents and (ii) all amounts then due, payable or reimbursable to the Master Servicer, Special Servicer or Trustee with respect to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan pursuant to the Pooling and Servicing Agreement) will be, to the extent of available funds, applied by the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder (or its designee) and distributed by the Master Servicer for payment in the following order of priority without duplication and at such times as are set forth in the Pooling and Servicing Agreement:

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first, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan (at a per annum rate equal to the related Mortgage Rate minus the applicable Servicing Fee Rate);

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second, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, in an amount equal to (i) scheduled principal payments, if any, then due to Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, based on its entitlement under the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan and the related Mortgage Loan Documents with respect to the related monthly payment date and (ii) the pro rata portion of any unscheduled principal payments received in respect of the Loan Combination (based on the relative outstanding principal balances of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan) (other than any principal prepayments made by the Borrower in respect of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan pursuant to the terms of the related Mortgage Loan Documents (“Subordinate Companion Loan Principal Prepayment”));

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third, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, up to the amount of any unreimbursed costs and expenses paid by the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, including any unreimbursed Property Advances, any expenses incurred in enforcing the Mortgage Loan Documents and any accrued and unpaid Advance Interest Amount, in each case, with respect to the related Mortgaged Property pursuant to the co-lender agreement or the Pooling and Servicing Agreement;

●
fourth, to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan (at a per annum rate equal to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Interest Rate minus the applicable Servicing Fee Rate);

●
fifth, to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder in an amount equal to (i) scheduled principal payments, if any, then due to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder based on its entitlement under the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan and the related Mortgage Loan Documents with respect to the related monthly payment date, (ii) any Subordinate Companion Loan Principal Prepayment received in respect of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan and (iii) the pro rata portion of any unscheduled principal payments received in respect of the Loan Combination (based on the relative outstanding principal balances of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan) (other than any Subordinate Companion Loan Principal Prepayment);

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sixth, to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, to the extent that the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder made any cure payments, an amount equal to the amount needed to reimburse the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder for such cure payments;

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seventh, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan (to the extent actually paid by the related borrowers) based on its entitlement under the related Mortgage Loan Documents;

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eighth, to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan (to the extent actually paid by the related borrowers) based on its entitlement under the related Mortgage Loan Documents;

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ninth, to the extent that the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses, and, as a result of a workout the principal balance of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan has been reduced, to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, such excess amount up to the reduction, if any, of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Interest Rate;

●
tenth, to the extent not payable to any servicer as reimbursement for interest on any Advances or as additional servicing compensation to the extent provided in the Pooling and Servicing Agreement, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, allocable between them on a pro rata basis (based on the relative outstanding principal balances of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan), any assumption or transfer fees, in each case to the extent actually paid by the related borrowers; and

●
eleventh, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, allocable between them on a pro rata basis (based on the relative initial principal balances of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan), any excess amounts available to be distributed in respect of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination and not otherwise applied in the first nine foregoing clauses.

Generally, for so long as (a) a monetary event of default has occurred and is continuing under the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination, (b) a non-monetary event of default has occurred and is continuing for which the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination is actually accelerated or which causes the loan combination to become a Specially Serviced Loan or (c) a bankruptcy or insolvency event that constitutes an event of default under the loan combination has occurred and is continuing, and in each case has not been cured by the holder of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan, all amounts available for payments on the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination (including, without limitations, amounts received by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement as reimbursements on account of recoveries in respect of Advances), but excluding (i) any amounts for required reserves or escrows required by the related

Mortgage Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of a related Mortgaged Property or released to the related borrower in accordance with the related Mortgage Loan Documents and (ii) all amounts then due, payable or reimbursable to the Master Servicer, Special Servicer or Trustee with respect to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan pursuant to the Pooling and Servicing Agreement, will be, to the extent of available funds, distributed by the Servicer in the following order of priority without duplication and at such times as are set forth in the Pooling and Servicing Agreement:

●
first, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan (at a per annum rate equal to the related Mortgage Rate minus the applicable Servicing Fee Rate);

●
second, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, an amount equal to the outstanding principal balance of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan, until such principal balance has been reduced to zero;

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third, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, up to the amount of any unreimbursed costs and expenses paid by the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, including any unreimbursed Property Advances, any expenses incurred in enforcing the Mortgage Loan Documents and any accrued and unpaid Advance Interest Amount, in each case, with respect to the related Mortgaged Property pursuant to the co-lender agreement or the Pooling and Servicing Agreement;

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fourth, to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan (at a per annum rate equal to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Interest Rate minus the applicable Servicing Fee Rate);

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fifth, to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, an amount equal to the outstanding principal balance of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan, until such principal balance has been reduced to zero;

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sixth, to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, to the extent that the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder made any cure payments, an amount equal to the amount needed to reimburse the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder for such cure payments;

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seventh, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan (to the extent actually paid by the related borrowers) based on its entitlement under the related Mortgage Loan Documents;

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eighth, to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan (to the extent actually paid by the related borrowers) based on its entitlement under the related Mortgage Loan Documents;

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ninth, to the extent that the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses, and, as a result of a workout the principal balance of the Residence Inn

Phoenix Desert View at Mayo Clinic Subordinate Companion Loan has been reduced, to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, such excess amount up to the reduction, if any, of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Interest Rate;

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tenth, to the extent not payable to any servicer as reimbursement for interest on any Advances or as additional servicing compensation to the extent provided in the related servicing agreement, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, allocable between them on a pro rata basis (based on the relative outstanding principal balances of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan), any assumption or transfer fees, in each case to the extent actually paid by the related borrowers; and

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eleventh, to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, allocable between them on a pro rata basis (based on the relative initial principal balances of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan and the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan), any excess amounts available to be distributed in respect of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination and not otherwise applied in the first nine foregoing clauses.

Cure Rights.  The Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder will have the right to cure monetary and material non-monetary defaults, subject to notice requirements and a limit on the maximum number of cures over the life of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination.  The Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder will not have the right to cure more than six (6) monetary or non-monetary defaults during the term of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination and no more than three (3) cures of monetary defaults may be consecutive.

So long as a monetary event of default exists under the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination that is being cured by the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder and the cure period has not expired, the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder may not treat such default as a default or an event of default under the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination for purposes of the allocation of collections on the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination as described under “—Applications of Funds” above, for purposes of treating the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination as a Specially Serviced Mortgage Loan or for purposes of accelerating the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan, modifying, amending or waiving any provisions of the related Mortgage Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Properties; provided, however that such limitation will not prevent the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder from collecting default interest or late charges from the related borrower.

Purchase Option.  If a monetary or non-monetary event of default has occurred and is continuing under the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination, then the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder will have the right, by written notice to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, to purchase the Residence Inn Phoenix Desert View at Mayo Clinic Whole Mortgage Loan from the trust at a price generally equal to the outstanding principal balance and accrued and unpaid interest (other than prepayment premiums, default interest, late fees, exit fees and any other similar fees), any accrued and unpaid Servicing Fees and Special Servicing Fees (other than Liquidation Fees or Workout Fees, if the loan is being purchased within 90 days after the purchase option became first exercisable) and all outstanding Property Advances and interest on Advances but less any cure payments made by the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder.

Residence Inn Phoenix Desert View at Mayo Clinic Directing Holder.  The Residence Inn Phoenix Desert View at Mayo Clinic Controlling Holder will be entitled to act (directly or through a representative) as the directing holder for the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination (the “Residence Inn Phoenix Desert View at Mayo Clinic Directing Holder”).

The “Residence Inn Phoenix Desert View at Mayo Clinic Controlling Holder” will, as of any determination date, be:

(a) the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder, unless (i) a Residence Inn Phoenix Desert View at Mayo Clinic Control Appraisal Event has occurred and is continuing with respect to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan, or (ii) the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder is a related borrower or one of its affiliates; and

(b) the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, if (i) a Residence Inn Phoenix Desert View at Mayo Clinic Control Appraisal Event has occurred and is continuing with respect to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan, or (ii) the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder is a related borrower or one of its affiliates.

A “Residence Inn Phoenix Desert View at Mayo Clinic Control Appraisal Event” will be deemed to have occurred with respect to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan, if and for so long as (a)(1) the initial principal balance of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan, minus (2) the sum of (x) any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan, (y) any Appraisal Reduction Amounts with respect to the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination allocated to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan, and (z) any realized principal losses with respect to the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination allocated to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan (without duplication of any Appraisal Reduction Amounts), is less than (b) twenty-five percent (25%) of the initial principal balance of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan, less any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan.

Consent Rights.  For so long as the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder is the Residence Inn Phoenix Desert View at Mayo Clinic Directing Holder, the Master Servicer or the Special Servicer, as applicable, will be required to obtain the consent of the Residence Inn Phoenix Desert View at Mayo Clinic Directing Holder prior to taking the following actions; provided that if the Residence Inn Phoenix Desert View at Mayo Clinic Directing Holder does not approve or disapprove any of the following actions within ten (10) business days, consent will be deemed to have been given by the Residence Inn Phoenix Desert View at Mayo Clinic Directing Holder:

●
any modification of, or waiver with respect to, the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination or a modification or waiver of any other monetary term of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination relating to the amount or timing of any payment of principal or interest or any other sums due and payable under the related Mortgage Loan Documents or a modification or waiver of any material non-monetary provision of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination, including but not limited to provisions which restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the related borrower;

●
any modification of, or waiver with respect to, the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination that would result in a discounted pay-off of the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan;

●
any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

●	any material direct or indirect sale of all or any material portion of the Mortgaged Property or REO Property;

●
any substitution or release of collateral for the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination (to the extent lender’s approval is required by the related Mortgage Loan Documents);

●
any release of the related borrower or guarantor from liability with respect to the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination including, without limitation, by acceptance of an assumption of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination by a successor borrower or replacement guarantor except as expressly permitted by the related Mortgage Loan Documents;

●
any determination (which may include a waiver) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

●
any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower, except in each case as expressly permitted by the related Mortgage Loan Documents;

●
any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent lender’s approval is required by the related Mortgage Loan Documents);

●	the waiver or modification of any documentation relating to the related guarantor’s obligations under the guaranty (as defined in the related Mortgage Loan Documents);

●
the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to purchase the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan pursuant to the Residence Inn Phoenix Desert View at Mayo Clinic Co-Lender Agreement has expired or been waived;

●
the filing of any bankruptcy petition against the related borrower or any guarantor of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination or seeking the appointment of a receiver, conservator or trustee for the related borrower, any such guarantor or the Mortgaged Property, any adoption or approval of a plan in bankruptcy or reorganization of any borrower, or any guarantor or any other party required to be an special purpose entity under the related Mortgage Loan Documents;

●	the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

●
to the extent that the lender has approval rights or discretion under the related Mortgage Loan Documents, and subject to the REMIC provisions, any approval of casualty/condemnation insurance settlements or any determination to apply casualty proceeds toward repayment of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination rather than toward restoration;

●	subordination of the related Mortgage or the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination to any other lien;

●	consent to any change of manager or any material modification or termination of any management agreement;

●	modification of any of the material “special purpose entity” covenants of the related borrower;

●	release of any funds held in reserve accounts or any funds held in escrow other than as expressly permitted by the related Mortgage Loan Documents; and

●	waiver or material modification of any material insurance requirements.

Notwithstanding the foregoing, the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder (or Master Servicer or Special Servicer acting on its behalf) will not follow any advice or consultation provided by the Residence Inn Phoenix Desert View at Mayo Clinic Directing Holder that would require or cause the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder (or Master Servicer or Special Servicer acting on its behalf) to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder (or Master Servicer or Special Servicer acting on its behalf) to violate provisions of the Residence Inn Phoenix Desert View at Mayo Clinic Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder (or Master Servicer or Special Servicer acting on its behalf) to violate the terms of the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination, or materially expand the scope of any Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder’s (or Master Servicer or Special Servicer acting on its behalf) responsibilities under the Residence Inn Phoenix Desert View at Mayo Clinic Co-Lender Agreement.

Special Servicer Appointment Rights.  The Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, or person or agent designated by the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan Holder, is entitled to replace the Special Servicer with respect to the Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination at any time, with or without cause, subject to certain exceptions, upon delivery of a No Downgrade Confirmation.

Collateral Posting Rights.  If an Appraisal Reduction Event would otherwise result in the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder losing Residence Inn Phoenix Desert View at Mayo Clinic Directing Holder status, the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder will be entitled to retain that status by posting collateral with the Master Servicer within thirty (30) days after the receipt of the relevant appraisal.  The collateral may be returned if and to the extent that the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan Holder would be the Residence Inn Phoenix Desert View at Mayo Clinic Directing Holder.

Additional Mortgage Loan Information

General.  The information in this free writing prospectus (including the Annexes to this free writing prospectus) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.

Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited and, in most cases, were not prepared in accordance with generally accepted accounting principles (“GAAP”).  The sum of the amounts in any charts throughout this free writing prospectus, including the Annexes to this free writing prospectus, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with GAAP is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this free writing prospectus and in the Annexes to this free writing prospectus.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this free writing prospectus with respect to any Mortgaged Property intended to represent such future net cash flow.

ARD Loans.  Four (4) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 1000 Harbor Boulevard (the “1000 Harbor Boulevard ARD Loan”, Franklin Towne Center (the “Franklin Towne Center ARD Loan”)), U-Haul Portfolio I (the “U-Haul Portfolio I ARD Loan”) and Porterville Marketplace (the “Porterville Marketplace ARD Loan” and, together with the 1000 Harbor Boulevard ARD Loan, the Franklin Towne Center ARD Loan and the U-Haul Portfolio I ARD Loan, the “ARD Loans”), representing approximately 14.9% of the Initial Outstanding Pool Balance, provide that if, after a certain date (an “Anticipated Repayment Date”), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”).  For the 1000 Harbor Boulevard ARD Loan, the Anticipated Repayment Date is September 6, 2022.  The Revised Rate for the 1000 Boulevard ARD Loan is equal to (i) for the first 24 months following the Anticipated Repayment Date, the sum of (a) 4% plus (b) 3% and the amount, if any, by which 4% exceeds the 10-year yield on U.S. Treasury Obligations on the Anticipated Repayment Date, and (ii) thereafter (the “Final ARD Period”), the sum of 8% plus the amount, if any, by which 4% exceeds the 10-year yield on U.S. Treasury obligations as of September 6, 2024.  For the Franklin Towne Center ARD Loan, the Anticipated Repayment Date is September 6, 2022.  The Revised Rate for the Franklin Towne Center ARD Loan is equal to the sum of (a) 4% plus (b) the sum of 3%, plus (c) the positive amount (if any) by which the 10-year yield on U.S. Treasury Obligations on the Anticipated Repayment Date exceeds 4%.  For the U-Haul Portfolio I ARD Loan, the Anticipated Repayment Date is September 1, 2022.  The Revised Rate for the U-Haul Portfolio I ARD Loan is equal to 3.0% in excess of the Initial Rate.  For the Porterville Marketplace ARD Loan, the Anticipated Repayment Date is August 1, 2022.  The Revised Rate for the Porterville Marketplace ARD Loan is equal to the greater of (1) 2.0% in excess of the Initial Rate or (ii) 2.0% in excess of the then-current 10-year yield on U.S. Treasury obligations.  After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on such Mortgage Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis (other than during the Final ARD Period with respect to the 1000 Harbor Boulevard ARD Loan, in which the pay rate is 0%) on each ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date.  There can be no assurance that the borrowers will pay the related ARD Loans in full on or near their Anticipated Repayment Date.

“Excess Interest” with respect to the ARD Loans is the interest accrued at the Revised Rate in respect of the ARD Loans after the Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of the ARD Loans.

Definitions.  For purposes of this free writing prospectus, including the information presented in the Annexes to this free writing prospectus, the indicated terms have the following meanings (to the extent used in this free writing prospectus):

(i)
“Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate and the applicable Operating Advisor Fee Rate).

(ii)
“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(iii)
“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan (or in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period.

(iv)
“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the applicable Mortgage Loan Seller.  In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(v)	“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(vi)
“Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

For purposes of calculating such ratios in this free writing prospectus with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Stated Principal Balance of all of the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Appraised Value for all of the Mortgaged Properties that secure the Mortgage Loans that are part of the applicable cross-collateralized group.

(vii)	“Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate.

(viii)
“Leased Fee” means a Mortgaged Property type where the collateral consists of the Borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease.  With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(ix)
“LTV Ratio at Maturity,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

For purposes of calculating such ratios in this free writing prospectus with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Stated Principal Balance of all of the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Appraised Value for all of the Mortgaged Properties that secure the Mortgage Loans that are part of the applicable cross-collateralized group.

(x)
“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(xi)	“NRA” means net rentable area.

(xii)
“Occupancy” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units, Rooms or Pads, as the case may be, so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this free writing prospectus may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this free writing prospectus concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(xiii)
“Square Feet” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office facility, parking garage or other special purpose property, the square footage of the net rentable or leasable area.

(xiv)	“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

(xv)
“U/W NOI Debt Yield” or “Underwritten NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.

The U/W NOI Debt Yield in this free writing prospectus with respect to any cross-collateralized Mortgage Loan reflects (i) the aggregate Underwritten Net Operating Income for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-

collateralized group, as a percentage of (ii) the aggregate Cut-off Date Balance for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

(xvi)
“U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.

The U/W NCF Debt Yield in this free writing prospectus with respect to any cross-collateralized Mortgage Loan reflects (i) the aggregate Underwritten Net Cash Flow for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group, as a percentage of (ii) the aggregate Cut-off Date Balance for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

(xvii)
“Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(xviii)
“Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this free writing prospectus.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer has control.  In some cases, the Underwritten Net Operating Income set forth in this free writing prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.  No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(xix)
“Units,“ “Rooms,” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes or (d) in the case of a Mortgaged Property operated as a self-storage property, the number of self-storage units.

(xx)
“U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of calculating such ratios in this free writing prospectus with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Underwritten Net Cash Flow for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Annual Debt Service for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(xxi)
“U/W NOI DSCR“ or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of calculating such ratios in this free writing prospectus with respect to any cross-collateralized Mortgage Loan, such calculations take into account the ratio of (i) the aggregate Underwritten Net Operating Income for all of the Mortgaged Properties securing the Mortgage Loans that are part of the applicable cross-collateralized group to (ii) the aggregate Annual Debt Service for all of the Mortgage Loans that are part of the applicable cross-collateralized group.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NOI DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflects that ability.

(xxii)
“U/W Revenue” with respect to any Mortgage Loan, the gross potential rent, subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this free writing prospectus.

(xxiii)	“U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

With respect to the 1000 Harbor Boulevard Mortgage Loan, loan-to-value ratio in clauses (vi) and (ix), debt yield in clauses (xv), (xvi) and (xx), and debt service coverage ratio in clause (xxi) above were each calculated based on the aggregate principal balance, aggregate Balloon Balance or aggregate Annual Debt Service, as the case may be, of the 1000 Harbor Boulevard Mortgage Loan and the 1000 Harbor Boulevard Pari Passu Companion Loan as of the Cut-off Date.

With respect to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan, loan-to-value ratio in clauses (vi) and (ix), debt yield in clauses (xv), (xvi) and (xx), and debt service coverage ratio in clause (xxi) above were each calculated based on the principal balance, Balloon Balance or Annual Debt Service, as the case may be, of the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan as of the Cut-off Date, without regard to the Residence Inn Phoenix Desert View at Mayo Clinic Subordinate Companion Loan.

For the 9&17 Park of Commerce Mortgage Loan, the numerical and statistical information relating to loan-to-value ratios, debt yields and debt service coverage ratios have been calculated based on the 9&17 Park of Commerce Mortgage Loan without regard to the related mezzanine loan. For purposes of calculating debt service coverage ratios for the 9&17 Park of Commerce Mortgage Loan, the Annual Debt Service is based on the aggregate payments due during the first 12 months as set forth on Annex H to this free writing prospectus.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

None of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Seventy-six (76) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 78.0% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have expected Balloon Balances at the respective maturity dates.

Five (5) Mortgage Loans, representing approximately 10.2% of the Initial Outstanding Pool Balance, provide for payments of interest only for a specified period following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Four (4) Mortgage Loans, representing approximately 11.8% of the Initial Outstanding Pool Balance, provide for payments of interest only until the maturity date and therefore have an expected Balloon Balance at the maturity date.

The ARD Loans, representing approximately 14.9% of the Initial Outstanding Pool Balance, provide for an increase in the related interest rate after the related Anticipated Repayment Date.  The Excess Interest with respect to the ARD Loans will be deferred and will not be paid until the principal balance and all other amounts related to the ARD Loans have been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  See “The Pooling and Servicing Agreement—Accounts—Class V Distribution Account” below.  In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related ARD Loan until such balance is reduced to zero.

With respect to the 9&17 Park of Commerce Mortgage Loan, the amortization schedule is set forth on Annex H to this free writing prospectus.

Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 2 to 7 scheduled payment dates (through and including the maturity date).  All of the Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (the “Yield Maintenance Lock-Out Period”), and all of the Defeasance Loans prohibit Defeasance (as defined below) and voluntary prepayment for at least two years from the Closing Date (the “Defeasance Lock-Out Period”, and collectively with the Yield Maintenance Lock-Out Period, the “Lock-Out Periods”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months.  The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this free writing prospectus under the heading “—Prepayment Provisions”.  Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(i) Sixty-nine (69) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 86.4% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 under the heading “Prepayment Provisions (# of payments)”.  In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally between 120% to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

(ii) Sixteen (16) of the Mortgage Loans (together, with the Mortgage Loans described in the immediately following clause (iii), the “Yield Maintenance Loans”), representing approximately 13.6% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge following the expiration of a Lock-Out Period and prior to the related open period for such Mortgage Loan (such period, in respect of Mortgage Loans that have a Yield Maintenance Charge payable, the “Yield Maintenance Period”).  Certain of the Yield Maintenance Loans permit partial prepayment accompanied by a Yield Maintenance Charge.  With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 under the heading “—Prepayment Provisions”.

With respect to the Yield Maintenance Loans, the “Yield Maintenance Charge” will be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the last date of the related Yield Maintenance Period or the maturity date of the Mortgage Loan, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid.

The term “Discount Rate” referred to in the preceding paragraph, means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the last date of the related Yield Maintenance Period, converted to a monthly equivalent yield (as described in the respective Mortgage Loan Documents).

Yield Maintenance Charges are distributable as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Yield Maintenance Charges”.

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or without the requirement to defease the subject Mortgage Loan during an “open period” that occurs immediately prior to and including the stated maturity date set forth in Annex A-1.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its related maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge  may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this free writing prospectus.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Yield Maintenance Charge, or of the collectibility of any Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayment” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance (or a defeasance of individual loans in a group of cross-collateralized and cross-defaulted loans), a portion of the Note) to and including the Release Date or the Monthly Payment Date next occurring following the Release Date (or if the Release Date occurs on a Monthly Payment Date, through and including the last day of the accrual period related to such Monthly Payment Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”), with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance (or a defeasance of individual loans in a group of cross-collateralized and cross-defaulted loans).  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties or Defeasance Loans cross-collateralized and cross-defaulted with other Defeasance Loans permit the release from the lien of the related mortgage of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 115% to 125%) of the Allocated Loan Amount (or note amount) for such individual Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related mortgage; provided that, as of the time that all of Mortgaged Properties securing a loan to a borrower are released, the percentage of payments defeased shall generally not exceed 100% of the payments due in connection with the applicable Mortgage Loan.

For additional information regarding multi-property mortgage loans and the groups of cross-collateralized and cross-defaulted Mortgage Loans, see “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Mortgage Loans Secured by Multiple Properties” in this free writing prospectus.

With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the date on which the related Mortgage Loan is freely prepayable rather than the maturity date.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

There are certain circumstances in which a single property loan may permit a partial defeasance.  Generally, these loan documents identify separate parcels with allocated loan amounts and require partial defeasance similar to that required for multi-property mortgage loans.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus.

With respect to all of the Mortgage Loans that permit prepayment thereof together with payment of a Yield Maintenance Charge, each such Mortgage Loan permits the release of the related Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge.  See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral or the release of a Mortgaged Property in connection with the prepayment of such Mortgage Loan in full, together with payment of a Yield Maintenance Charge (or, with respect to a multi-property Mortgage Loan or individual parcel of a single Mortgage Loan, a partial prepayment), certain of the Mortgage Loans permit the release of a Mortgaged Property or a portion of a Mortgaged Property, as follows:

(a) The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, unimproved, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Plaza at Imperial Valley, representing approximately 4.2% of the Initial Outstanding Pool Balance, a certain vacant outparcel of the Mortgaged Property, given no value for underwriting purposes, may be released from the lien of the Mortgage, provided that certain conditions set forth in the related loan agreement are met.

(b) All of the cross-collateralized and cross-defaulted Mortgage Loans permit a release of the related crossing arrangement.  With respect to a Defeasance Loan, the release of the cross is generally accomplished in a manner similar to the release of an individual property by partial defeasance.  For example, see “Annex B (Description of the Top 20 Mortgage Loans)—Roedel Hotel Portfolio—Partial Release/Defeasance” and “—Partial Release/Assumption”.  With respect to Yield Maintenance Loans, the release of the cross is generally accomplished with the payment of a release price plus yield maintenance.  See, for example, “Annex B (Description of the Top 20 Mortgage Loans)—GPB Portfolio I—Partial Release/Prepayment” and “—GPB Portfolio II—Partial Release/Prepayment” for a description of the release of cross provisions.

(c) The substitution of a property not already an asset of the Issuing Entity for a Mortgaged Property currently an asset of the Issuing Entity:

●
In the case of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as U-Haul Portfolio I, which secure a mortgage loan representing approximately 0.9% of the Initial Pool Balance, in addition to the permitted release of each related Mortgaged Property from the lien of the Mortgage in connection with a partial prepayment in an amount equal to the greatest of

(A) 110% of the allocated loan amount, (B) an amount resulting in a debt service coverage ratio of no less than 1.95x and (C) an amount resulting in the loan to value ratio being no greater than 70%, the Mortgage Loan permits up to three substitutions of individual properties if certain conditions are met, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) individual property has not been previously subject to  substitution; (iii) the lender receives a current appraisal of the substitute property showing an appraised value greater than the appraised value of real estate portion of the property being replaced as of the closing date or which supports an aggregate loan-to-value ratio of at least 80%; (iv) the substitute property is at least equal in physical condition to the replaced property and substantially similar in use, quality and location to the replaced property; (v) the debt service coverage ratio for the property after substitution is equal to or greater than the debt service coverage ratio prior to substitution; and (vi) the loan-to-value ratio of the remaining properties is no greater than 125%.

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this free writing prospectus.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that it is aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

●
With respect to the 1000 Harbor Boulevard Mortgage Loan, representing approximately 10.4% of the Initial Outstanding Pool Balance, the related mortgaged property also secures one related Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations” above.

●
With respect to the Residence Inn Phoenix Desert View at Mayo Clinic Mortgage Loan, representing approximately 2.0% of the Initial Outstanding Pool Balance, the related mortgaged property also secures one related subordinate companion loan.  See “Description of the Mortgage Pool—Loan Combinations—Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination” above.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of a controlling holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to borrower affiliates or among existing members, partners or shareholders in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt, or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:
Mortgage Loans	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Cut-off Date Balance	Mezzanine Rate	Mezzanine Maturity Date	Intercreditor Agreement	Total Debt U/W NCF DSCR	Total Debt Cut-off Date LTV Ratio
Providence at Harbour Club	$37,000,000	3.4%	$5,000,000	11.9800%	June 6, 2022	Yes	1.30x	81.6%
9&17 Park of Commerce	$8,235,314	0.8%	$1,300,000	11.0003%	July 1, 2022	Yes	1.20x	61.1%

Each of the mezzanine loans related to the above described Mortgage Loans are generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) all payments due under the related mezzanine loan are subordinate to any and all payments required to be made under the related Mortgage Loan, (b) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (c) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (e) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, the Mortgage Loan becomes a specially serviced loan, a monetary default occurs under the related Mortgage Loan or if the related Mortgage Loan lender exercises any right or remedy under the related Mortgage Loan Documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also generally has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also generally have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (f).  Upon completion of a foreclosure of a mezzanine loan, the nonrecourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as South Bay Distribution Center, representing approximately 0.6% of the Initial Outstanding Pool Balance, one holder of membership interests in the related borrower has made a loan in the original principal amount of $400,000 to certain other holders of membership interests in the related borrower and their affiliates, which loan is secured by a pledge of all or a portion of the borrowing entities’ and their affiliates’ membership interests in the borrower under the Mortgage Loan.  This loan accrues interest at a rate per annum of 5.0000%.  The related Mortgage Loan Documents permit foreclosure upon the pledged membership interests provided that, among other things, (i) the foreclosure does not cause the mezzanine lender to acquire control of the borrower under the Mortgage Loan and (ii) the foreclosure does not result in the borrower under the Mortgage Loan no longer being controlled by the guarantors.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Seller has informed us that the direct and/or indirect equity owners of the related borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below, and in some cases, receipt of a No Downgrade Confirmation from the Rating Agencies:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV
Apache Mall	$99,876,062	9.2%	Yes	1.65x	66.67%
Staybridge Suites Portfolio	$14,277,371	1.3%	Yes	1.40x	75.00%
Residence Inn East Greenbush	$5,882,274	0.5%	Yes	1.50x	65.00%

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.  Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this free writing prospectus.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan.  For additional information, see Annex A-1 to this free writing prospectus.  See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this free writing prospectus.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations.  Eleven (11) groups of Mortgage Loans, representing approximately 26.7% of the Initial Outstanding Pool Balance, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this free writing prospectus.

Single-Tenant Mortgaged Properties.  Thirteen (13) Mortgaged Properties, securing Mortgage Loans representing approximately 8.5% of the Initial Outstanding Pool Balance by Allocated Loan Amount, are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 for Mortgage Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 29 states with the largest concentrations by Initial Outstanding Pool Balance located in New Jersey.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus and “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this free writing prospectus for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Cross-Collateralization and Cross-Default.  Four (4) group of Mortgage Loans, representing approximately 8.5% of the Initial Outstanding Pool Balance, consist of groups of cross-collateralized and cross-defaulted Mortgage Loans. Each of the borrowers within each group of Mortgage Loans are separate entities and each borrower signed a separate note.  There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable.  In addition, under certain circumstances, including upon the defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related Mortgage Loan Documents permit the Mortgage Loans to be uncrossed.  See “—Property Releases” above.  See also “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Mortgage Loans Secured by Multiple Properties” in this free writing prospectus.

Loan Purpose.  Sixty-eight (68) of the Mortgage Loans, representing approximately 91.0% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan. Seventeen (17) of the Mortgage Loans, representing approximately 9.0% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Properties With No Prior Operating History.  Each mortgaged property has some prior operating history.  However, certain of the mortgaged properties have limited operating history because such properties were recently constructed or recently acquired.  As such, there may be limited prior operating history or historical financial information for those properties.

Refinance of Previous Loan in Default.  Two (2) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Plaza at Imperial Valley and Zeune Self Storage Portfolio on Annex A-1 to this free writing prospectus, securing the Mortgage Loans representing approximately 4.2% and 1.4%, respectively, of the Initial Outstanding Pool Balance as of the Cut-off Date, refinanced other loans (in whole or in part) that were in default, past maturity and paid-off at a discount with proceeds of the Mortgage Loans.

Changes in Mortgage Pool Characteristics

The description in this free writing prospectus, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this free writing prospectus if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this free writing prospectus.

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by or on behalf of the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date the final prospectus supplement with respect to the Offered Certificates is filed with the SEC.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the prospectus filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The UBS-Barclays Commercial Mortgage Trust 2012-C3, Commercial Mortgage Pass-Through Certificates, Series 2012-C3 (the “Certificates”) will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-S-EC Certificates, Class X-A Certificates, Class X-B Certificates, Class B-EC Certificates, Class C-EC Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates (collectively, the “Regular Certificates”), (ii) the Class EC Certificates, (iii) the Class V Certificates, and (iv) the Class R Certificates and Class LR Certificates (collectively, the “Residual Certificates”).  Only the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the “Offered Certificates”) are offered by this free writing prospectus.  The Class A-S-EC, Class X-A, Class X-B, Class B-EC, Class C-EC, Class D, Class E, Class F, Class G, Class EC, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity, the assets of which consist of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any REO Property; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Class EC Exchangeable Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established by the Special Servicer in connection with REO Properties (an “REO Account”); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Sellers regarding their respective Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lockbox accounts.

An “REO Property” is any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure, deed in lieu of foreclosure or otherwise.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S-EC, Class B-EC, Class C-EC, Class D, Class E, Class F and Class G  Certificates (collectively, the “Sequential Pay Certificates,” and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance		Approximate Percentage of Initial Aggregate Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$78,161,000		7.2%	30.000	%(1)
A-2	$117,174,000		10.8%	30.000	%(1)
A-3	$87,026,000		8.0%	30.000	%(1)
A-4	$475,082,000		43.9%	30.000	%(1)
Non-Offered Certificates(2)
A-S-EC	$96,033,000		8.9%	21.125%
B-EC	$66,276,000		6.1%	15.000%
EC	$198,829,000	(3)	-	11.625%
C-EC	$36,520,000		3.4%	11.625%
D	$45,987,000		4.2%	7.375%
E	$22,994,000		2.1%	5.250%
F	$17,584,000		1.6%	3.625%
G	$39,224,968		3.6%	0.000%

(1)	Represents the approximate initial credit support for all the Classes of Offered Certificates in the aggregate.

(2)	None of the classes of Non-Offered Certificates set forth in this table is offered by this free writing prospectus.

(3)
The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Class A-S-EC, Class B-EC and Class C-EC Certificates and represents the maximum Certificate Balance of the Class EC Certificates that could be issued in an exchange.

The Class X-A and Class X-B Certificates will each have a notional balance (as to each such Class, the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S-EC Certificates outstanding from time to time (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-A Certificates.  The total initial Notional Balance of the Class X-A Certificates will be approximately $853,476,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate of the Certificate Balances of the Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates outstanding from time to time (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates.  The total initial Notional Balance of the Class X-B Certificates will be approximately $228,585,968.

The Certificate Balances of the Class A-S-EC, Class B-EC and Class C-EC Certificates represent the principal balance of such Classes without regard to any exchanges.  The initial Certificate Balance of the Class EC Certificates represents the maximum principal balance of such Class that could be issued in an exchange.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets of the Issuing Entity;

provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, the last holders of such Class of Sequential Pay Certificates may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The Certificate Balance of each Class of Sequential Pay Certificates will be reduced by amounts actually distributed on such Class of Certificates that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

Distributions

Method, Timing and Amount

Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in October 2012 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”).  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the certificate balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR certificates) is equal to the initial certificate balance or notional balance, as applicable, thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class and with respect to the Class V, Class R and Class LR certificates is equal to the percentage interest set forth in the face of the Certificate.

The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will generally equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts, without duplication:  (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date; (iii) all other amounts received by the Master Servicer in the Collection Period relating to such Distribution Date and required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls incurred during the Collection Period relating to such Distribution Date offset by payments by the Master Servicer (as described under “—Prepayment Interest Shortfalls” below); and (vi) for the Distribution Date occurring in March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding (without duplication) the following (in no order of priority):

(a)   all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed

Reimbursement Amounts with interest thereon as described in this free writing prospectus under “The Pooling and Servicing Agreement—Advances”;

(b)   all amounts permitted to be used to pay the Master Servicing Fees, the Trustee/Certificate Administrator Fees, the Operating Advisor Fees, Operating Advisor Consulting Fees, fees for primary servicing functions and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), and the Special Servicing Fees, Liquidation Fees and Workout Fees (and other amounts payable to the Special Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)   all amounts representing scheduled Monthly Payments due after the end of the Collection Period relating to such Distribution Date;

(d)   to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan (including an REO Loan) which represents any unpaid Servicing Fee, special servicing compensation, Trustee/Certificate Administrator Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor and/or the Trustee are entitled;

(e)   all amounts permitted to be used to pay any other fees and expenses, including indemnity amounts, reimbursable or payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)    Yield Maintenance Charges;

(g)   any interest or investment income on funds on deposit in the Collection Account or any interest on short-term permitted investments in which such funds may be invested;

(h)   all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during or prior to the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)    the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)    with respect to any Distribution Date occurring in each February (commencing with February 2013), and in any January occurring in a year that is not a leap year (commencing with January 2013), in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement; and

(k)   Excess Interest.

The “Monthly Payment” with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant monthly debt service payment due on a Balloon Loan at maturity), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this free writing prospectus under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” and any other payments under or with respect to the Mortgage Loans, including Principal Prepayments, received by the Master Servicer (but excluding Yield Maintenance Charges, if any) that were not scheduled to be made during the Collection Period of receipt.  See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this free writing prospectus.

“Net REO Proceeds” are with respect to any REO Property and any related REO Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in October 2012.

“Net Default Interest” with respect to any Mortgage Loan, is any Default Interest accrued on such Mortgage Loan, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is an amount equal to interest for the related Interest Accrual Period at the applicable Pass-Through Rate for such Class accrued on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date.  Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” in respect of each Class of Regular Certificates for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is any shortfall in the payment of the Interest Accrual Amount required to be distributed on such Class on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Regular Certificates is the per annum rate at which interest accrues on such Class during any Interest Accrual Period and is defined by reference to the related Distribution Date.  The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S-EC, Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates for any Distribution Date will each equal one of the following per annum rates for such Distribution Date:  (i) a fixed rate, (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, (iii) a rate equal to the lesser of a specified pass-through rate and the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, or (iv) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date less a specified rate.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately      % per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S-EC Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-A Certificates.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately      % per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-B Certificates.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through

Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

The Class EC Certificates will not have a Pass-Through Rate, but will receive the sum of the interest distributable on the Class A-S-EC, Class B-EC and Class C-EC Certificates that are exchanged for such Class EC Certificates.

None of the Class V, Class R or Class LR Certificates will have a Pass-Through Rate.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum of the products obtained by multiplying, for each Mortgage Loan (including an REO Loan), (i) the Net Mortgage Pass-Through Rate of such Mortgage Loan for such Distribution Date and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the close of business on the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (including REO Loans) as of the close of business on the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan (including an REO Loan) and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related loan interest accrual period minus the Administrative Fee Rate.  For purposes of calculating the Pass-Through Rates on the Regular Certificates and the Weighted Average Net Mortgage Pass-Through Rate, however, the Net Mortgage Pass-Through Rate of each Mortgage Loan and REO Loan that accrues interest on an actual/360 basis will be, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued (or, in the case of any prepayment or other early liquidation during the applicable one-month period, that would otherwise have accrued) in respect of the Mortgage Loan during the one-month loan interest accrual period for the related Due Date immediately prior to such Distribution Date at a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate; provided, however, that with respect to such Mortgage Loan or REO Loan, as the case may be, the Net Mortgage Pass-Through Rate for (1) the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) for the Distribution Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan (including an REO Loan) is the annual rate at which interest accrues on such Mortgage Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial Mortgage Rate is set forth on Annex A-1 to this free writing prospectus); provided, however, that for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate, the Mortgage Rate for any Mortgage Loan will be determined without regard to any Default Interest or any Excess Interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the Pooling and Servicing Agreement.

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(A)     the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans (including REO Loans) on the related Due Date (if received prior to the Master Servicer Remittance Date or advanced);

(B)     the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loans (including REO Loans) that is delinquent in respect of its balloon payment;

(C)     the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this free writing prospectus under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” and “—Optional Termination”;

(D)     the portion of Unscheduled Payments allocable to previously unadvanced principal of any Mortgage Loan (including an REO Loan) that was liquidated during the related Collection Period;

(E)     the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period and not previously advanced;

(F)     all other Principal Prepayments received in respect of the Mortgage Loans during the related Collection Period; and

(G)     any other full or partial recoveries in respect of principal of the Mortgage Loans (including REO Loans), including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received during the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

provided that the sum of the amounts in clauses (A) through (G) above will be reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and provided, further, that, in the case of clauses (1) and (2) of the preceding proviso, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, then such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

The term “Mortgage Loan”, unless otherwise indicated, as used in the defined terms of “Monthly Payment”, “Mortgage Rate” and “REO Loan” above, is deemed to also refer to the related Companion Loan or the Loan Combination, as the context may require.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/ Master Servicer
Fee accrued on the Stated Principal Balance of each Mortgage Loan (including an REO Loan) at the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan.  The portion of this fee that accrues at the Master Servicing Fee Rate (on a loan-by-loan basis) will be retained by the Master Servicer and the balance will be retained by the Master Servicer or utilized by the Master Servicer, as applicable, to pay any primary servicer for the related Mortgage Loan.

		monthly	Interest payment on the related Mortgage Loan.
Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls) with respect to Mortgage Loans serviced by the Master Servicer.	from time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/Master Servicer
All late payment fees and Default Interest accrued on Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of defeasance fees on all Mortgage Loans.

100% of any assumption fees on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of any amounts collected for checks returned for insufficient funds on all Mortgage Loans.
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.
Special Servicing Fee/Special Servicer
Fee accrued on the Stated Principal Balance of each Specially Serviced Loan and REO Loan at the per annum rate equal to 0.25%, calculated on the same basis as interest accrues on the Mortgage Loan, and will be payable monthly.
monthly
First out of collections on the related Mortgage Loan and then from general collections in the collection account (subject to certain limitations) and, if applicable, from the holder of the related Companion Loan.

Workout Fee/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan, subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

		monthly	The related collection of principal or interest.
Liquidation Fee/Special Servicer
1.0% of each full or discounted payoff of a Specially Serviced Loan and each recovery of Liquidation Proceeds on a Specially Serviced Loan or REO Loan including with respect to a Mortgage Loan Seller’s repurchase of a Mortgage Loan, subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

		upon receipt of payoff or Liquidation Proceeds	The payoff or related Liquidation Proceeds.
Additional Special Servicing Compensation/Special Servicer
All late payment fees and Default Interest accrued on Specially Serviced Loans (other than any related Companion Loan) to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Specially Serviced Loans.

50% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans.

50% of any assumption fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans.
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment

50% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

All interest or other income earned on deposits in any REO Account.

		monthly	The investment income.
Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate on the Stated Principal Balance of each Mortgage Loan (including an REO Loan), calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	Payment or advance of interest on the related Mortgage Loan.
Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including an REO Loan), calculated on the same basis as interest accrued on the Mortgage Loan.	monthly	Payment or advance of interest on the related Mortgage Loan.
Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.

		from time to time	Paid by related borrower.
Expenses
Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time
Recoveries on the related Mortgage Loan or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations) and, with respect to a Loan Combination, from the holder of the related Companion Loan.

Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations) and, with respect to a Loan Combination, from the holder of the related Companion Loan.

Type/Recipient	Amount	Frequency	Source of Payment

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time
Recoveries on the related Mortgage Loan or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Expenses, including without limitation, Indemnification Expenses/ Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account (subject to certain limitations) or the Distribution Account.
Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (subject to certain limitations).

In this sub-heading “Fees and Expenses”, each of the terms “Mortgage Loan” and “Specially Serviced Loan”, unless otherwise indicated, is deemed to also generally refer to the related Companion Loan or the Loan Combination, as the context may require.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or  Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in Realized Losses.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds

On each Distribution Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amounts for such Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, prior to the Crossover Date, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof concurrently, in the following priority:

(1)
to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(2)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(3)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero; and

(4)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero; and

Fourth, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the respective aggregate of such unreimbursed Realized Losses previously allocated to such Classes;

Fifth, to the Class A-S-EC Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Sixth, to the Class A-S-EC Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-S-EC Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Eighth, to the Class A-S-EC Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B-EC Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Tenth, to the Class B-EC Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B-EC Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twelfth, to the Class B-EC Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C-EC Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Fourteenth, to the Class C-EC Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C-EC Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Sixteenth, to the Class C-EC Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twentieth, to the Class D Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal

Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Thirty-second, to the Class G Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) is (or will be) reduced to zero.  None of the Class X-A or Class X-B Certificates will be entitled to any distribution of principal.

If Exchangeable Certificates are exchanged for Class EC Certificates, all amounts that are distributable to such exchanged Exchangeable Certificates will be distributed to such Class EC Certificates.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to The Depository Trust Company (“DTC”) based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Certificate Administrator revises its report to DTC after the DTC deadline, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loans during the related Collection Period to the holders of the Class V Certificates.

Yield Maintenance Charges

On any Distribution Date, all or a portion of each Yield Maintenance Charge collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates in the following manner:  the holders of each such Class of Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date, and the denominator of which is the Principal Distribution Amount of such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) the amount of such Yield Maintenance Charge collected during the related Collection Period.

If Exchangeable Certificates are exchanged for Class EC Certificates, any Yield Maintenance Charges that are distributable to such exchanged Exchangeable Certificates will be distributed to such Class EC Certificates.

On each Distribution Date, the aggregate portion of any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(i)      to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S-EC Certificates (without regard for any exchanges of Class A-S-EC Certificates for Class EC Certificates) on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(ii)     to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (i) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment, and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such Discount Rate is greater than or equal to both the Mortgage Rate on such Mortgage Loan and the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction will be zero; provided, further, that if such Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

In the case of the Pari Passu Loan Combination, Yield Maintenance Charges actually collected in respect of the Pari Passu Loan Combination will be allocated ratably in proportion based on the amount of principal paid to the Mortgage Loan and the related Pari Passu Companion Loan.

Application Priority of Mortgage Loan Collections

Absent express provisions in the related Mortgage Loan Documents and after an event of default under the related Mortgage Loan (that has not been cured or waived), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of a Loan Combination, following the application of any priority of payments provided in the related Co-Lender Agreement):

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity (to the extent expressly payable by the borrower under the related loan documents with respect to the related Mortgage Loan);

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% (based on real property value and excluding any going concern or personal property value) must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of a Loan Combination, following the application of any priority of payments provided in the related Co-Lender Agreement):

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	August 2017
Class A-2	September 2017
Class A-3	May 2022
Class A-4	September 2022

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this free writing prospectus under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in August 2049.

Realized Losses

The Certificate Balance of a Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to that Class on such Distribution Date.  “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) that will be outstanding immediately following such Distribution Date; provided that for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:  first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C-EC Certificates, sixth, to the Class B-EC Certificates, seventh, to the Class A-S-EC Certificates, and eighth, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, based on their respective Certificate Balances (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses thereto.

If Exchangeable Certificates are exchanged for Class EC Certificates, all Realized Losses that are allocable to such exchanged Exchangeable Certificates will be borne by such Class EC Certificates.

Realized Losses may result from, among other things:

●	losses in connection with the liquidation of defaulted Mortgage Loans;

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	certain special servicing compensation, such as Special Servicing Fees, Liquidation Fees and Workout Fees;

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications,” in this free writing prospectus or otherwise.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S-EC Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).

The “Stated Principal Balance” of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of previously unadvanced principal of such Mortgage Loan that have been distributed to the Certificateholders (or, in the case of a Loan Combination, to the holder of the related Companion Loan) on such Distribution Date (or, if such principal had not been applied to any other payments required under the Pooling and Servicing Agreement, would have been distributed thereto on such Distribution Date) and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.  The term “Mortgage Loan”, as used in this definition, is deemed to also refer to the related Companion Loan or the Loan Combination, as the context may require.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates), and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding Default Interest and Excess Interest) that would have accrued on the Stated Principal Balance of such Mortgage Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding Default Interest and Excess Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan but on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Default Interest and Excess Interest) which accrues after such Due Date on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds will not be needed to pay the amount of interest accruing on the Regular Certificates and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer due on the immediately succeeding Distribution Date.

In the event that with respect to any Mortgage Loan (other than a Specially Serviced Loan or a Mortgage Loan that previously was a Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of all those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Loan) and (B) all Prepayment Interest Excesses received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Loan) serviced by the Master Servicer.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means, with respect to any Distribution Date, the amount, if any, by which the aggregate Prepayment Interest Shortfalls incurred during the related Collection Period, exceed the Master Servicer Prepayment Interest Shortfall paid to cover those Prepayment Interest Shortfalls.  The Net Prepayment Interest Shortfall for any Distribution Date will generally be allocated to each Class of Regular Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates), pro rata, based on currently accrued interest amounts distributable on such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall for all Mortgage Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S-EC, Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates.  Each other Class of Sequential Pay Certificates will be likewise protected by the subordination of each Class of Certificates with a later alphabetical Class designation.  This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class of Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C-EC Certificates, sixth, to the Class B-EC Certificates, seventh, to the Class A-S-EC Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates based on their respective Certificate Balances (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will generally have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates by the Subordinate Certificates.

Appraisal Reductions

Following the occurrence of an Appraisal Reduction Event, an Appraisal Reduction Amount will be calculated as described below.

An “Appraisal Reduction Event” will occur with respect to any Mortgage Loan, upon the earliest to occur of:  (i) the date on which such Mortgage Loan becomes a Modified Mortgage Loan (as defined below); (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan; (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan; (iv) the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property; and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan, and (D) the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) consents, an Appraisal Reduction Event will not occur pursuant to this clause (v) until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement, and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur pursuant to this clause (v) until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer (and in consultation with the Directing Holder (if no Consultation Termination Event has occurred and is continuing)) and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor, by the first Determination Date following the date the Special Servicer receives the required appraisal or performs the required appraisal and receives such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount (and thereafter, by the first Determination Date following any change in the amounts set forth in the following equation) and will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess, if any, of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all unapplied insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate (or, with respect to the A/B Loan Combination, the weighted average of the Mortgage Rate for the Mortgage Loan and the related Subordinate Companion Loan), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan, (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable), and (E) all other amounts due and unpaid with respect to such Mortgage Loan (other than principal) that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan following a default thereunder; provided, however, that in the event the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.  None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

A Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise the Loan Combination.  Any Appraisal Reduction Amount on the Pari Passu Loan Combination will generally be allocated or deemed allocated, pro rata, to the holder of the Pari Passu Mortgage Loan and the holder of the related Pari Passu Companion Loan.  Any Appraisal Reduction Amount on the A/B Loan Combination will generally be allocated or deemed allocated, first, to the holder of the Subordinate Companion Loan (up to the full principal balance thereof), and then to the holder of the related Mortgage Loan.

Notwithstanding the foregoing, within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for the subject Mortgage Loans, or (B) to order and use reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable.  To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained every 9 months.

Notwithstanding the foregoing, solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Controlling Class Representative will have the right, exercisable within 10 business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Controlling Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Controlling Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Controlling Class Representative. Within 10 business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal. Solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative):

(i)  the first appraisal shall be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Control Termination Event has occurred and is continuing and the identity of the Class of Certificates whose members are entitled to appoint the Controlling Class Representative) unless and until (a) the Controlling Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

(ii)  if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

With respect to the Mortgage Loans, if a Consultation Termination Event has occurred and is continuing, the Special Servicer is required to consult with the Operating Advisor with respect to the calculation of an Appraisal Reduction Amount to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the maturity date or extended maturity date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan; (ii) the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan; (iii) a default in the payment of a balloon payment with respect to a Mortgage Loan for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, determines that an Updated Appraisal is warranted with respect to a Mortgage Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”), or a Small Loan Appraisal Estimate, as applicable, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan remains specially serviced.

“MAI” means a member of the Appraisal Institute.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C-EC Certificates, then to the B-EC Certificates, then to the Class A-S-EC Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates)).  If Exchangeable Certificates are exchanged for Class EC Certificates, any interest reduction allocated to such exchanged Exchangeable Certificates as a result of an Appraisal Reduction Event will be borne by such Class EC Certificates.

For purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, Appraisal Reduction Amounts will be allocated to the respective Classes of Sequential Pay Certificates in the following order, in each case to notionally reduce the related Certificate Balance until the related Certificate Balance is reduced to zero:  first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C-EC Certificates, then to the Class B-EC Certificates, then to the Class A-S-EC Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (without regard to any exchange of Exchangeable Certificates for Class EC Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

No Appraisal Reduction Amount will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.  In addition, with respect to any Mortgage Loan as to which an Appraisal Reduction Event has occurred, such Mortgage Loan will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction exists.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Specially Serviced Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Specially Serviced Loan or reduces the likelihood of timely payment of amounts due thereon.

In this subheading “—Appraisal Reductions”, the term “Mortgage Loan”, unless otherwise indicated, is deemed to also refer to the related Companion Loan or the Loan Combination, as the context may require.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of $10,000 and multiples of $1 in excess thereof.

The Offered Certificates of each Class thereof will initially be represented by one or more global Certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a physical certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations, (the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Depositor, Master Servicer, Special Servicer or Operating Advisor or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or Special Servicer or otherwise benefit the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.  Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe) if they are participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants (as defined below) and the Euroclear Participants (as defined below), respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the book-entry Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC advises the Certificate Administrator in writing that it is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry Certificates, and the Depositor is unable to locate a qualified successor, or (ii) the Depositor, at its sole option, elects, by notice in writing to the Certificate Administrator and to DTC, to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificate Owners (through DTC and its Participants) of the availability of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in this free writing prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has provided the Certificate Administrator with an executed Investor Certification (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders and Certificate Owners at their respective addresses appearing on the certificate register (or through the DTC system, as applicable) stating that the requesting Certifying Certificateholder wishes to be contacted by other Certificateholders and Certificate Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Transaction Parties and Their Respective Affiliates

UBSRES, Barclays, AMF II, KeyBank, GECC, RAIT, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and their respective affiliates may retain or purchase certain Classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate; (iii) the rate and timing of payments of principal on that Certificate; and (iv) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified under “Description of the Offered Certificates—Distributions” in this free writing prospectus.  The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this free writing prospectus and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which balloon payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Modifications,” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this free writing prospectus.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be borne:  first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates.  Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (calculated without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, prepayment premiums, prepayment lock-out periods, amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this free writing prospectus and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a lock-out period, the Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the Net Mortgage Pass-Through Rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the Net Mortgage Pass-Through Rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least ten days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this free writing prospectus, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the resulting Interest Shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such Interest Shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this free writing prospectus, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the certificate balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this free writing prospectus is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period or Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this free writing prospectus indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this free writing prospectus under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this free writing prospectus and the following assumptions (collectively, the “Modeling Assumptions”):

(A) the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Offered Certificates are as set forth in this free writing prospectus;

(B) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(C) all scheduled Monthly Payments and balloon payments are assumed to be timely received on the first day of each month commencing in October 2012;

(D) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(E) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (L);

(F) all Mortgage Loans accrue interest under the method specified in Annex A-1.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus;

(G) no party exercises its right of optional termination described in this free writing prospectus;

(H) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any Co-Lender Agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(I) no Prepayment Interest Shortfalls are incurred and no Yield Maintenance Charges are collected;

(J) there are no additional expenses of the Issuing Entity;

(K) distributions on the Certificates are made on the 10th calendar day in each month, commencing in October 2012;

(L) no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any;

(M) the Closing Date is September 27, 2012; and

(N) with respect to each Mortgage Loan, the Administrative Fee Rate is as shown on Annex A-1 and accrues on the same basis as interest accrues on such Mortgage Loan.

To the extent that the Mortgage Loans have characteristics or experience performance that differ from those assumed, or otherwise perform differently than as assumed, in preparing the tables set forth in Annex D to this free writing prospectus, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay at any constant rate or otherwise perform in accordance with the Modeling Assumptions until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this free writing prospectus.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this free writing prospectus indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and set forth the percentage of the initial Certificate Balance of each such Class of

Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this free writing prospectus show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of September 27, 2012 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this free writing prospectus from and including September 1, 2012 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this free writing prospectus, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Purchase prices are to be interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of September 1, 2012 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and the Custodian.

Reference is made to the accompanying prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Certificate Administrator will be required to provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.  Requests should be addressed to 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention:  Trust Administration-UB12C3.

In this heading “The Pooling and Servicing Agreement”, the term “Mortgage Loan”, unless otherwise indicated, is deemed to generally refer to the related Companion Loan or the Loan Combination, as the context may require.

Servicing of the Mortgage Loans; Collection of Payments

The Mortgage Loans will be serviced and administered pursuant to the Pooling and Servicing Agreement, as described in this free writing prospectus.

The Pooling and Servicing Agreement requires the Master Servicer (with respect to the Mortgage Loans that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the Mortgage Loans, in the best interests of and for the benefit of the Certificateholders and, with respect to the Loan Combinations, for the benefit of the holders of the related Companion Loans (as a collective whole as if such Certificateholders and Companion Loan holders constitute a single lender (but, in the case of the A/B Loan Combination, giving due consideration to the subordinate nature of the related Subordinate Companion Loan)) (the “Certificateholders’ Best Interests”), as determined by the Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the applicable Mortgage Loans, the terms of any related co-lender or intercreditor agreement, if applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

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the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and in the best interests of the Issuing Entity and in the Certificateholders’ Best Interests (as determined by such servicer in its reasonable judgement); and

●
the same care, skill, prudence and diligence with which such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans, and in the best interests of the Issuing Entity and in the Certificateholders’ Best Interests (as determined by such servicer in its reasonable judgement) but without regard to any potential conflict of interest arising from:

(1)   any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(2)   the ownership of any Certificate or any Companion Loan by such servicer or any affiliate of it;

(3)   the Master Servicer’s obligation to make Advances;

(4)   such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(5)   the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

(6)   any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

(7)   any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not enter into any sub-servicing agreement with respect to any Specially Serviced Loan or REO Property which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking an action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted (the “Calculation Rate”); namely (i) for principal and interest payments on the Mortgage Loan or sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

The Directing Holder

The Directing Holder (for so long as no Control Termination Event has occurred and is continuing) will be entitled to advise (1) the Special Servicer, with respect to each Specially Serviced Loan, (2) the Special Servicer, with respect to each non-Specially Serviced Loan, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to each Mortgage Loan for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to the consent or deemed consent of the Special Servicer.

The “Directing Holder” means the Controlling Class Representative.

Except as otherwise described in the succeeding paragraphs below, (a) with respect to each Mortgage Loan and REO Property, the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer, and (b) with respect each Mortgage Loan and REO Property, for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within 10 business days (or 30 days with respect to clause (J) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the 10-day period (or 30 days with respect to clause (J) below), the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(B)   any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(C)   any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus) for less than the applicable Repurchase Price;

(D)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)   any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(F)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Mortgage Loan Documents;

(G)   any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan Documents;

(H)   releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(I)    any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion; and

(J)   any determination of an Acceptable Insurance Default;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the Certificateholders’ Best Interests, and the Master Servicer or the Special Servicer, as the case may be, has made a reasonable effort to contact the Directing Holder, then the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

In the case of the Residence Inn Phoenix Desert View at Mayo Clinic Loan Combination, so long as the Phoenix Desert View at Mayo Clinic Directing Holder is the holder of the related Subordinate Companion Loan, it will have consent rights with respect to the items listed under “Description of the Mortgage Pool—Loan Combinations—Residence Inn Phoenix Desert View at Mayo Clinic A/B Loan Combination—Consent Rights” rather than with respect to the Major Decisions listed above and the Director Holder will not be entitled to any consultation or consent rights with respect to such Mortgage Loan.

In addition, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) may direct the Special Servicer to take or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Holder may reasonably deem advisable; provided that none of the Master Servicer or the Special Servicer, will be required to take or refrain from taking any action pursuant to instructions, failure to approve or object, or objections from the Directing Holder that would cause it to violate applicable law, the related Mortgage Loan Documents or the Pooling and Servicing Agreement (including the Servicing Standard), as applicable, or the REMIC provisions of the Code.

During the continuance of a Control Termination Event, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions.  However, during the continuance of a Control Termination Event, for so long as no Consultation Termination Event has occurred and is continuing the Special Servicer will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer (if no Control Termination Event had occurred and was continuing)) and to consider alternative actions recommended by the Directing Holder.  Such consultation will not be binding on the Special Servicer.

While a Control Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

The initial Directing Holder is expected to be RREF CMBS AIV I, LP.  The Directing Holder will be responsible for its own expenses.

The initial Residence Inn Phoenix Desert View and Mayo Clinic Directing Holder is expected to be JMP RIMC, LLC.

At any time that more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, (ii) until a Controlling Class Representative is so selected or (iii) until receipt of written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative upon providing written notice to the Certificate Administrator.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as identified by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, no Class of Certificates will act as the Controlling Class and the Directing Holder will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the Certificate Owners of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request.  Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event”  will occur at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Removal of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time that RREF CMBS AIV I, LP or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)	may act solely in the interests of the holders of the Controlling Class or a Companion Loan holder;

(c)	does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)	may take actions that favor the interests of the holders of the Controlling Class or a Companion Loan holder over the interests of the holders of one or more Classes of Certificates; and

(e)
will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder), for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the related Mortgage Loan Documents, the Pooling and Servicing Agreement or any co-lender or intercreditor agreements, as applicable, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and as provided under the Pooling and Servicing Agreement.  The Operating Advisor will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this free writing prospectus.

Role of Operating Advisor with Respect to Mortgage Loans Prior to Control Termination Event

Unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)	promptly reviewing all information available on the Certificate Administrator’s website in any manner relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)	reviewing each Final Asset Status Report; and

(c)
reviewing any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however, the Operating Advisor may not opine on, or otherwise call into question, such calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.  However, the Operating Advisor will be required to provide written notification to the Trustee and Certificate Administrator (with a copy to the Master Servicer and Special Servicer) if, prior to a Control Termination Event, the Operating Advisor discovers the occurrence of certain Servicer Termination Events of the Special Servicer as described in “—Servicer Termination Events” below in connection with the Operating Advisor’s duties under the Pooling and Servicing Agreement.

Role of Operating Advisor for Mortgage Loans Only While a Control Termination Event Has Occurred and Is Continuing

While a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)   the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this free writing prospectus;

(b)   the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c)   the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with:  (1) any Appraisal Reduction Amount calculations or (2) any net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to use by the Special Servicer.  In connection with the foregoing,

(i)   after the calculation but prior to the use by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)  in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations; and

(iii) in the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement;

(d)   the Operating Advisor will be required (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) to prepare an annual report to be provided to the Trustee, the Rating Agencies and the Certificate Administrator (who will be required to make the report available through its website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders, other than the Controlling Class Representative and the Directing Holder, as applicable), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the Certificateholders’ Best Interests, as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment.

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Directing Holder under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (as evidenced by an officer’s certificate delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

While a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, any assessment of compliance with certain servicing criteria, any accountant’s attestation report, any Asset Status Report and any other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies and the Certificate Administrator (who will be required to make the report available through its website), as well as the trustee, certificate administrator and rating agencies with respect to any Companion Loan Securities Backed by a Companion Loan, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided that the Operating Advisor will have no obligations to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard  and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Removal of the Special Servicer

After the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the removal of the Special Servicer in the manner described in “The Servicers—Removal of the Special Servicer” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard, which failure continues unremedied for a period of 30 days;

(c)   any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)   the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)    the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, KBRA or Moody’s (including, in the case of Park Bridge Lender Services LLC, this transaction), but has not been special servicer on a transaction for which DBRS, KBRA or Moody’s has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties that are required to be made by the Operating Advisor under the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative, the Directing Holder or an affiliate of the foregoing and (iv) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative, the holders of any Companion Loan and each Certificateholder within one business day of such appointment.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing) and the Certificateholders.

Termination of the Operating Advisor without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans (including any REO Loan), will accrue at the applicable Operating Advisor Fee Rate on the Stated Principal Balance of such Mortgage Loan, and will be calculated on the same interest accrual basis as the related Mortgage Loan and be prorated for any partial periods.  The “Operating Advisor Fee Rate” is, with respect to each Mortgage Loan, a rate of 0.00134% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates (and, with respect to each Loan Combination, out of the related Loan Combination custodial account), but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but will in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate) on a Mortgage Loan (including an REO Loan), that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate); provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines, or has received written notice that the Special Servicer determines, that such Advance, if made, would be a Nonrecoverable Advance.  P&I Advances made in respect of Mortgage Loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest (at the Advance Rate) on such P&I Advances will accrue from the date such Advance is made.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments (except for Assumed Scheduled Payments).  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amount with respect to such Mortgage Loan, and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement) to make advances (“Property Advances,” and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property.

The Master Servicer will be obligated to make Property Advances with respect to each Mortgaged Property related to a Loan Combination.

With respect to a Property Advance on a Loan Combination, the Master Servicer will be entitled to reimbursement in accordance with the applicable Loan Combination Allocation; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity to obtain reimbursement for such amount allocable to the related Companion Loans from the holders of such Companion Loans, subject to the related Co-Lender Agreement.

“Loan Combination Allocation” means, with respect to the reimbursement of Property Advances, (A) with respect to the Pari Passu Loan Combination, first, from collections on, and proceeds of, the related Mortgage Loan and the related Pari Passu Companion Loan, on a pro rata basis, and, second, if the Property Advance is a Nonrecoverable Advance, from the Collection Account of the Issuing Entity, or (B) with respect to the A/B Loan Combination, first, from collections on, and proceeds of, the related Subordinate Companion Loan, until the principal balance of such Subordinate Companion Loan has been reduced to zero, second, from the related Mortgage Loan, and, third, if the Property Advance is a Nonrecoverable Advance, from the Collection Account of the Issuing Entity.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination out of related collections, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to Loan Combinations, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan or paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds or other collections with respect to the related Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in accordance with Servicing Standard that the amounts described in the preceding two clauses are insufficient to pay such interest, then from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Loan Combination, the Master Servicer will be entitled to reimbursement in accordance with the applicable Loan Combination Allocation and the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity to obtain reimbursement for the amount allocable to the related Companion Loans from the holders of such Companion Loans, subject to the related Co-Lender Agreement).  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result, which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Property, as applicable.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable from related collections, the Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the Certificateholders’ Best Interests.  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the Certificateholders’ Best Interests, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan (and, with respect to any  Property Advance made with respect to a Loan Combination, from any amounts collected with respect to such Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (and, with respect to any  Property Advance made with respect to a Loan Combination, from any amounts collected with respect to such Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer in consultation with the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing)) in its reasonable judgment (and, in the case of the Master Servicer and the Special Servicer, in accordance with the Servicing Standard) would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by either of the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor, the Operating Advisor, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Operating Advisor, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate to be accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the description in this section relating to Property Advances made with respect to a Loan Combination, each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Loan Combination, first, out of the general funds on deposit in the related custodial account for such Loan Combination, and second, out of the general funds on deposit in the Collection Account) in each case, first, from principal collections, and then, from interest and other collections.  If the funds in the Collection Account (or, with respect to a Loan Combination, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement for amount described in the preceding sentence, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, from amounts recovered on the related Mortgage Loan intended to be applied to reimburse such Workout-Delayed Reimbursement Amount, and, second, only out of the principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Loan Combination, which are also Workout-Delayed Reimbursement Amounts, the Master Servicer will be entitled to reimbursement as follows:  (A) with respect to the Pari Passu Loan Combination, first, from principal collections on, and proceeds of, the related Mortgage Loan and the related Pari Passu Companion Loan, on a pro rata basis, second, if such amounts are not sufficient to reimburse such Property Advance, from principal collections in the Collection Account of the Issuing Entity, and third, if the Property Advance is a Nonrecoverable Advance, from the Collection Account of the Issuing Entity, or (B) with respect to the A/B Loan Combination, first, from principal collections on, and proceeds of, the related Subordinate Companion Loan, second, if such amounts are not sufficient to reimburse such Property Advance, from principal collections on, and proceeds of, the related Mortgage Loan, and third, if such amounts are not sufficient to reimburse such Property Advance,  from principal collections in the Collection Account of the Issuing Entity, and fourth, if the Property Advance is a Nonrecoverable Advance, from the Collection Account of the Issuing Entity.  The Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity to obtain reimbursement for such amount allocable to the related Companion Loans from the holders of such Companion Loans, subject to the related Co-Lender Agreement), less any amounts applied to reimbursement of any Nonrecoverable Advances or interest thereon, and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be deferred or delayed, (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is a Nonrecoverable Advance) and may obtain, at the expense of the Issuing Entity, any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Companion Loans.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a

Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the applicable Mortgage Loan or REO Property, as the case may be, in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Loan Combination, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.  Payments and collections received with respect to each Loan Combination will be deposited into a separate custodial account (which may be a sub-account of the Collection Account).  Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account an aggregate amount of immediately available funds equal to the sum of:  (i) to the extent of funds on deposit in the Collection Account, the Available Funds (calculated without reduction for amounts payable to the Trustee and/or the Certificate Administrator out of the Distribution Account); and (ii) all required P&I Advances.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this free writing prospectus.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Master Servicer Remittance Date occurring in February and, except during a leap year, each Master Servicer Remittance Date occurring in January, unless such Master Servicer Remittance Date relates to the final Distribution Date, an amount equal to one (1) day’s interest at the related Mortgage Rate minus the related Administrative Fee Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Class EC Exchangeable Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Class EC Exchangeable Account”) in its own name on behalf of the Trustee, in trust for the benefit of the holders of the Class EC Certificates.  The Class EC Exchangeable Account may be a subaccount of the Distribution Account.

Class V Distribution Account.  The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name for the benefit of the Class V Certificateholders.  The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loans during the related Collection Period to the holders of the Class V Certificates.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing sub-accounts of the Distribution Account for the “Lower-Tier Distribution Account,“ the “Upper-Tier Distribution Account,” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.

The Collection Account (and each separate custodial account for each Loan Combination), the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) on behalf of the holders of the applicable Certificates.  The REO Account will be in the name of the Trustee (or the Special Servicer on behalf of the Trustee) on behalf of the holders of the applicable Certificates (and, in the case of a Loan Combination custodial account, the holder of the related Companion Loan).  Each of the Collection Account (and each separate custodial account for each Loan Combination), any REO Account, the Distribution Account, the Interest Reserve Account, the Class V Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by two other NRSROs) and “P-1” by Moody’s, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by two other NRSROs) and “A2” by Moody’s or (B) as to which the Certificate Administrator has received a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency), (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which institution or trust company is rated at least “Baa3” by Moody’s and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (iii) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long-term unsecured debt rating shall be at least “A-” from Fitch and “A2” from Moody’s (if the deposits are to be held in the account for more than 30 days) or PNC Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least “F1” from Fitch and “P-1” from Moody’s (if the deposits are to be held in the account for 30 days or less), (iv) an account or accounts maintained with Deutsche Bank Trust Company Americas, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, (v) any other account not referenced above for which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, or (vi) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (v) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account (and each separate custodial account for each Loan Combination), and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and each separate custodial account for each Loan Combination) to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related borrower, (b) provide that the Mortgage Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans or REO Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Calculation Rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of the first sentence of this paragraph, that the conditions to assumption or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency) with respect to any Mortgage Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity (subject, in the case of any Loan Combination, to the allocation provisions of the related Co-Lender Agreement).  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of a “due-on-encumbrance” clause, which by their terms (a) provide that the related Mortgage Loan will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property or the direct or indirect ownership interest in the borrower may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), so long as certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or that in the case of a Mortgage Loan described in clause (c) of the first sentence of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency); provided that such confirmation will only be required with respect to any Mortgage Loan which represents one of the ten largest Mortgage Loans in the Issuing Entity based on its Stated Principal Balance.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity (subject, in the case of any Loan Combination, to the allocation provisions of the related Co-Lender Agreement).

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Mortgage Loan with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2013 (or at such decreased frequency as each Rating Agency (and, if applicable, each Companion Rating Agency) shall have provided a No Downgrade Confirmation relating to the Certificates or Companion Loan Securities); provided, however, that if any such Mortgage Loan becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property  as soon as practicable but within 60 days after such Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 12 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable from related collections, as an expense of the Issuing Entity or holder of any related Companion Loan.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.

Insurance Policies

In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained with insurers meeting certain criteria set forth in the Pooling and Servicing Agreement) for the related Mortgaged Property:

(A)   except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent or where the terms of a related ground lease or other long-term lease govern the insurance required to be maintained with respect to a property, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the Stated Principal Balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(B)   all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(1)   the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain and does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Issuing Entity’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(2)   if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(3)   the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(4)   except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus);

(5)   to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest; and

(6)   any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this free writing prospectus) to the extent reasonably available at commercially reasonable rates (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), has consented to a lower amount), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by two other NRSROs) and “A2” by Moody’s and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, with respect to a Loan Combination, the related custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a Nonrecoverable Advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Loan Combination, the related custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to six separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”).  See “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Notes and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers may retain a third party vendor (which may be the Certificate Administrator, the Trustee or the Custodian) to complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  The Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this free writing prospectus, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this free writing prospectus.

The Pooling and Servicing Agreement requires that the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify the Depositor, the Certificate Administrator, the affected Mortgage Loan Seller, the Operating Advisor, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Custodian, the

Master Servicer, the Special Servicer, the Trustee, the 17g-5 Information Provider and the Rating Agencies, as applicable, upon its actual knowledge of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan (in any event, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provide that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or the Custodian or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), not later than 90 days after the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovers such Material Breach or Material Document Defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan (as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and is not un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in the applicable cross-collateralized group) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the immediately succeeding Due Date after such purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate (and, in the case of REO Property securing a Loan Combination, if another securitization holds the related Companion Loan, interest on a comparable debt service advance made by a servicer or trustee for such securitization) and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (including any other Mortgage Loan or Mortgage Loans that are cross-collateralized with such affected Mortgage Loan and not un-crossed as mentioned in clause (b) above and described in the immediately succeeding paragraph) (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided that the Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

If, as a result of a Material Document Defect or a Material Breach, a Mortgage Loan Seller becomes obligated to repurchase or substitute for an affected Mortgage Loan that is part of a cross-collateralized group, the Mortgage Loan Seller will also be obligated to repurchase or substitute for the other Mortgage Loan(s) in such cross-collateralized group unless the cross-collateralization between the affected Mortgage Loan and such other Mortgage Loan(s) is terminated.  If one or more (but not all) of the Mortgage Loans in a cross-collateralized group is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use reasonable efforts to prepare and have executed the documentation necessary to terminate the cross-collateralization between the Mortgage Loan(s) to be repurchased or substituted for and the other Mortgage Loan(s) in the cross-collateralized group that will not be repurchased or substituted for.  In addition, the related Mortgage Loan Seller cannot effect such termination unless the Directing Holder has consented in its sole discretion and the Trustee has received from such Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust nor result in the imposition of any tax on the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each rating agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded.  All costs and expenses reasonably incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan(s) to be repurchased.  If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.  The Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

With respect to the AMF II Mortgage Loans, Archetype Mortgage Capital LLC (“AMC”), a Delaware limited liability company, will guarantee the repurchase obligations of the related Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement in the event such Mortgage Loan Seller fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

With respect to the RAIT Mortgage Loans, RAIT Financial Trust, a Maryland real estate investment trust (“RFT”), will guarantee the repurchase obligations of the related Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement in the event such Mortgage Loan Seller fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan or the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Breach or Material Document Defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things:  (i) has a Stated Principal Balance that is not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), and

(v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation from each Rating Agency.

The obligations of the Mortgage Loan Sellers (or AMC as guarantor of the repurchase and substitution obligations of AMF II or RFT as guarantor of the repurchase and substitution obligations of RAIT) to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller (or, in the case of the AMF II Mortgage Loans, AMC or, in the case of the RAIT Mortgage Loans, RFT) defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller (or, in the case of the AMF II Mortgage Loans, AMC or, in the case of the RAIT Mortgage Loans, RFT) will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors and the Mortgage Loan Sellers” in this free writing prospectus.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC and the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency).  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee and the Certificate Administrator of a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency).  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or Operating Advisor, as the case may be, under the Pooling and Servicing Agreement.

The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity or the holders of Certificates or Companion Loans for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer, the

Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

With respect to a Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Loan Combination (allocated in accordance with the applicable Loan Combination Allocation, subject to the related Co-Lender Agreement).  If funds in the applicable custodial account relating to a Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity to obtain reimbursement for such amount allocable to the related Companion Loans from the holders of such Companion Loans, subject to the related Co-Lender Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor and to charge the Collection Account (or, with respect to a Loan Combination, first from the related separate custodial account, as described in the immediately preceding paragraph).

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer (subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation), all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not

obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or, with respect to a Loan Combination, to the extent such reimbursement is allocable to such Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, but (in the case of each of the Master Servicer and the Special Servicer) only if each Rating Agency then rating any Certificates (and, if applicable, each Companion Rating Agency then rating the Companion Loan Securities) has provided a No Downgrade Confirmation; provided, however, no Rating Agency (or, if applicable, Companion Rating Agency) will be required to provide a No Downgrade Confirmation if the Master Servicer or Special Servicer is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of commercial mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day and by the time such deposit was first required to be made, which failure is not remedied within two business days, (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made), or (iii) any failure to remit to any holder of a Companion Loan, as and when required by the Pooling and Servicing Agreement or the related Co-Lender Agreement, any amount required to be so remitted which failure continues for two business days;

(b)      any failure by the Special Servicer to deposit into the REO Account at or within the time such deposit is required to be made and such failure continues unremedied for two business days, or any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special

Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)      any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or 15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Companion Loan, if affected; provided, however, if that failure (other than a failure that results in the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)      any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Companion Loan, if affected; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and

(f)       a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that any Rating Agency (or, if applicable, any Companion Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates (or, if applicable, Companion Loan Securities), or (ii) has placed one or more Classes of Certificates or Companion Loan Securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such Rating Agency within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

(g)      so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by a Master Servicer or Special Servicer to deliver to the Trustee (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-

servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the “Sub-Servicing Entity”) retained by a Master Servicer or Special Servicer (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required, but fails, to deliver (after any applicable grace period) (any Sub-Servicing Entity to be terminated if it defaults in accordance with the provision of this clause (g)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, the Trustee may and, at the written the direction of (i) in the case of the Master Servicer, the holders of Certificates evidencing at least 51% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, the holders of Certificates evidencing at least 51% of the aggregate Voting Rights, will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement.  Upon (i) written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights requesting a vote to terminate the Master Servicer or the Special Servicer in connection with the occurrence and continuance of a Servicer Termination Event and (ii) payment by such holders to the Certificate Administrator and the Trustee of the reasonable fees and expenses to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates, within 180 days of such notice, in such regard.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation to which it is entitled through the date of termination plus reimbursement for all Advances made by it and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, then the holder of such Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Master Servicer will be permitted to terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Serviced Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, then the holder of such Companion Loan will be entitled to request that the Trustee terminate the Special Servicer with respect to the related Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights or affected holder of a Companion Loan (or, in the case of any Mortgage Loan, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), so direct in writing to the Trustee, or if the Trustee is not an “approved” servicer by any of the Rating Agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Controlling Class Representative (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain No Downgrade Confirmation from each Rating Agency (and, if applicable, each Companion Rating Agency).  Pending such appointment, the Trustee is obligated to act in such capacity.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor (except that such amounts in excess of that permitted the terminated Master Servicer or Special Servicer will result in Realized Losses).  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or Companion Loan holder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such Certificateholder or such Companion Loan holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless or such Companion Loan holder or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events  described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation has been provided by each Rating Agency (and, if applicable, each Companion Rating Agency), in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may terminate the Master Servicer upon 5 business days’ notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates:

  (i)   to cure any ambiguity or to correct any error;

 (ii)   to cause the provisions therein to conform or be consistent with or in furtherance of the statements in the final prospectus supplement (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein;

(iii)   to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates by each Rating Agency; provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement;

(iv)   to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change;

 (v)   to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(vi)   in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA (as defined below) or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A);

provided that such amendment may not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; provided, further, that such amendment may not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (A) an opinion of counsel or (B) in the case of a Certificateholder of a rated class, a No Downgrade Confirmation from each applicable Rating Agency; and provided, further, that the Trustee must give notice of any such amendment to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.

The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC for federal income tax purposes or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

With respect to paragraph (vi) above, a recent federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Trust Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the SEC and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates and each Companion Loan holder affected thereby affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates or Companion Loan holders; provided, however, that no such amendment may:

  (i)   reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby;

 (ii)   alter the obligations of the Master Servicer or the Trustee to make an Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby;

(iii)   change the percentages of Voting Rights or Percentage Interests of holders of Certificates that are required to consent to any action or inaction under the Pooling and Servicing Agreement; or

(iv)   amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of any of the holders of Certificates, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment may be made that adversely affects the rights or obligations of a Mortgage Loan Seller without the written consent of such Mortgage Loan Seller.

In addition, notwithstanding the foregoing, no amendment may be made to the Pooling and Servicing Agreement unless the Trustee and the Certificate Administrator have first received an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the Issuing Entity if the Trustee is the requesting party) to the effect that such amendment is authorized or permitted by the terms of the Pooling and Servicing Agreement and that all conditions precedent have been met.

No Downgrade Confirmation

The Pooling and Servicing Agreement provides that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from any Rating Agency (and, if applicable, any Companion Rating Agency) as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such No Downgrade Confirmation has made a request to such Rating Agency (and, if applicable, any Companion Rating Agency) for such No Downgrade Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s Website, such Rating Agency (and, if applicable, any Companion Rating Agency) has not replied to such request or has responded in a manner that indicates that such Rating Agency (and, if applicable, any Companion Rating Agency) is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then such Requesting Party will be required to (without providing notice to the 17g-5 Information Provider) (i) confirm that the applicable Rating Agency (and, if applicable, any Companion Rating Agency) has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such confirmation or such second request, as applicable, then (x) with respect to any such action in any Mortgage Loan Document requiring such No Downgrade Confirmation or any other action under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the

Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine (with the consent, in the case of any affected Mortgage Loan, of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), which consent will be deemed given if the Directing Holder does not respond within five business days of receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the Certificateholders’ Best Interests, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the Certificateholders’ Best Interests, then such condition will be deemed to be satisfied (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement that the Master Servicer or Special Servicer would have been permitted to waive pursuant to the Pooling and Servicing Agreement will be deemed to be satisfied without any such determination by the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) (it being understood that the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will in any event review the conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) DBRS has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, and (ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency.

Promptly following the Requesting Party’s (or, if the Requesting Party is the related borrower, then the Master Servicer’s or the Special Servicer’s, as applicable) determination to take any action discussed above without receiving the consent of the Rating Agencies (and, if applicable, each Companion Rating Agency), such Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will be required to provide written notice to (i) the Trustee and the Certificate Administrator (upon which the Trustee and the Certificate Administrator may conclusively rely), (ii) the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, and (iii) promptly, but not earlier than two business days following such delivery to the 17g-5 Information Provider, to the Rating Agencies, of the action taken.

For all other matters or actions (a) not specifically discussed above in clauses (x) or (y) or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies (and, if applicable, each Companion Rating Agency).  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the applicable Rating Agency (and, if applicable, any Companion Rating Agency)to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, will be required to send the No Downgrade Confirmation request to the Rating Agencies (and, if applicable, any Companion Rating Agency) in accordance with the delivery instructions in the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any Companion Loan holder any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and promptly, but not earlier than two business days following the delivery of such information to the 17g-5 Information Provider, to be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor may (with the consent of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer) amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Trustee, the Certificate Administrator, the Paying Agent, the 17g-5 Information Provider, the Operating Advisor, the Master Servicer or the Special Servicer; and provided, further, that such amendment does not adversely effect in any material respect the interest of any Certificateholders, as evidenced by an opinion of counsel or, solely in the case of a Certificateholder of a rated class, No Downgrade Confirmation from each Rating Agency (and, if applicable, each Companion Rating Agency), and provided, further, that notice of any such amendment must be provided to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, to the Rating Agencies.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency (or, with respect to any matter affecting any Loan Combination, any rating agency (such rating agency, a “Companion Rating Agency”) rating securities backed by the related Companion Loan (such securities, the “Companion Loan Securities”)) that a proposed action, failure to act or other event specified in this free writing prospectus or the Pooling and Servicing Agreement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates or any class of Companion Loan Securities if then rated by such Rating Agency or Companion Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency or Companion Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought (such written notice, a “Rating Agency Declination”) shall be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency or Companion Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates or Companion Loan Securities are rated by a Rating Agency or a Companion Rating Agency, a No Downgrade Confirmation will be required from that Rating Agency or Companion Rating Agency.

Evidence of Compliance

No later than April 15 of each year (or on or before March 10th (subject to a grace period through March 15th) of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the Issuing Entity or any securitization trust which owns a Companion Loan:

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the Master Servicer, the Special Servicer, the Certificate Administrator and any additional servicer with which any of the foregoing parties has entered into a servicing relationship with respect to the Mortgage Loans (if such additional servicer is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each, a “Certifying Servicer”) must deliver to the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), and promptly, but not earlier than the second business day after such party provides the 17g-5 Information Provider such report, each Rating Agency an officer’s certificate (a “Statement of Compliance”) stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under the applicable servicing agreement has been made under such officer’s supervision and (B) that, to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under the applicable servicing agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof;

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the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor and each servicing function participant with which any of the foregoing parties it has entered into a servicing relationship with respect to the Mortgage Loans (each, a “Reporting Servicer”) must furnish, each at its own expense, to the Trustee, the Certificate Administrator, the Depositor (and to any other depositor and other trustee for any securitization trust which owns a Companion Loan), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), and promptly but not earlier than the second Business Day after such party provides the 17g-5 Information Provider such report, each Rating Agency, a report (an “Assessment of Compliance”) on an assessment of compliance with the relevant servicing criteria set forth in the applicable servicing agreement with respect to commercial mortgage-backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Servicing Criteria (as defined below) applicable to each Reporting Servicer (the “Relevant Servicing Criteria”), (B) a statement that such Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB (the “Servicing Criteria”) to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the relevant annual report on Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Notwithstanding the foregoing, the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it; and

●
each Reporting Servicer, each at its own expense, must cause, a registered public accounting firm, that is a member of the American Institute of Certified Public Accountants, to furnish a report (an “Attestation Report”) to the Trustee, the Certificate Administrator, the Depositor, the Operating Advisor (in the case of the Special Servicer only), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), and promptly but not earlier than the second business day after such party provides the 17g-5 Information Provider such report, each Rating Agency, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria in all material respects, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by The Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria.  If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the respective Certificate Balances of such Classes, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A and Class X-B Certificates.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class V, Class LR or Class R Certificates.  In addition, in the event that Exchangeable Certificates are exchanged for Class EC Certificates, Certificateholders of such Class EC Certificates will be entitled to exercise the Voting Rights that are allocated to such exchanged Exchangeable Certificates.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan has occurred, then the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based upon a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity), that:

(A)    such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and in the Certificateholders’ Best Interests to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(B)    there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuing Entity and in the Certificateholders’ Best Interests to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as the hotels operated on the Mortgaged Properties. Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this free writing prospectus as the “REO Tax”), which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period described in the prior paragraph and in the manner described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (and, with respect to a Loan Combination, the holders of the related Companion Loan) for the retention of revenues and insurance proceeds derived from each REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account related to such REO Property.  To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable from related Mortgage Loan collections.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of liquidation expenses) exceed the amount that would have been received if a principal payment and all other amounts due with respect to the related Mortgage Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the Certificateholders’ Best Interests to attempt to sell a Defaulted Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The Special Servicer (with the consent of the Directing Holder) is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan; provided, however, that any sale of any Defaulted Mortgage Loan for less than the Purchase Price will be subject to a right of first refusal held by the Directing Holder (unless a Consultation Termination Event has occurred and is continuing), which right of first refusal may be exercised, if not waived sooner, within 10 business days of written notice from the Special Servicer. In the event the Directing Holder does not exercise its right of first refusal and any contemplated sale is not ultimately consummated, the Directing Holder will (unless a Consultation Termination Event has occurred and is continuing) have a right of first refusal with respect to any subsequent sale of that Defaulted Mortgage Loan by the Special Servicer.  The Special Servicer will notify the Directing Holder (prior to the occurrence of a Consultation Termination Event) of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.  Subject to the rights of first refusal held by the Directing Holder described above, the Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless it is the highest offer received and at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Party and the Trustee’s duties therewith will be reimbursable by such Interested Person.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders (and holder of any related Companion Loan) and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the Certificateholders’ Best Interests, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the Certificateholders’ Best Interests.

A “Defaulted Mortgage Loan” is a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

“Purchase Price” means, with respect to any particular Mortgage Loan or REO Property being purchased from the Issuing Entity, a price approximately equal to the sum of the following:  (i) the outstanding principal balance of that Mortgage Loan or related REO Loan less any Loss of Value Payment available to reduce the principal balance; (ii) all accrued and unpaid interest on that Mortgage Loan or related REO Loan generally through the due date in the Collection Period of purchase, other than Default Interest; (iii) all unreimbursed Property Advances with respect to that Mortgage Loan or the related REO Loan, together with any unpaid interest on those Advances owing to the party or parties that made them; (iv) all Property Advances with respect to that Mortgage Loan or the related REO Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Issuing Entity; and (v) all accrued and unpaid interest on any P&I Advances made with respect to the subject Mortgage Loan or related REO Loan (and, in the case of an REO Loan relating to a Loan Combination, if a securitization trust holds the related Companion Loan, interest on any comparable debt service advances made by a servicer or trustee of such securitization trust).

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “—The Directing Holder” and  “—The Operating Advisor,” respectively, in this free writing prospectus, to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan to a date occurring later than the earlier of (A) five years prior to August 2049 and (B) if the Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the Certificateholders’ Best Interests, and, the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing is obtained).

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency).

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  When the Special Servicer’s consent is required, the Master Servicer must promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent (unless earlier objected to) will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder (when such consent is required as described in this free writing prospectus), which consent will be deemed given 10 business days after receipt (or, in connection with an Acceptable Insurance Default, 30 days) (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such action together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

For any performing Mortgage Loan, and subject to the rights of the Directing Holder (as described under “—The Directing Holder” in this free writing prospectus), the Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

(a)      approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b)      approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c)      approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)      subject to other restrictions in this free writing prospectus regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(e)      approving modifications, consents or waivers (other than those specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the related Mortgage Loan if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f)       approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan to such non-material rights-of-way or easements;

(g)      granting waivers of minor covenant defaults (other than financial covenants);

(h)      as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(i)       approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j)       subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k)      any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the Initial Outstanding Pool Balance.  Any such party may be an affiliate of a Sponsor, the Depositor, the Issuing Entity or another related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan (other than an REO Loan) included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the related Due Date in the Collection Period relating to such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees, Trustee/Certificate Administrator Fees and Operating Advisor Fees and unpaid expenses of and indemnity amounts owed by the Issuing Entity; and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Issuing Entity, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon (in each case at the Mortgage Rate).  The Issuing Entity may also be terminated in connection with an exchange by a sole remaining beneficial owner of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates), including the Class X-B Certificates (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S-EC, Class X-A, Class B-EC, Class C-EC and Class D Certificates are no longer outstanding, that the sole remaining beneficial owner compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Sequential Pay Certificates were on deposit with the Certificate Administrator one business day prior to the date of the exchange and the sole remaining beneficial owner pays to Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (C), three, divided by (ii) 360), for the Mortgage Loans and other property remaining in the Issuing Entity.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be posted to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to the Master Servicing Fee for each Mortgage Loan.  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum equal to 0.0100% (the “Master Servicing Fee Rate”), which is a component of the Servicing Fee Rate.  The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this free writing prospectus under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the Master Servicer or the applicable primary servicer or sub-servicer.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account (and, with respect to a Loan Combination, from the holder of the related Companion Loan).

The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans (and, with respect to a Loan Combination, the related custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans that are not Specially Serviced Loans (50% thereof where the consent of the Special Servicer is required), 100% of defeasance fees on all Mortgage Loans, 100% of assumption fees with respect to Mortgage Loans that are not Specially Serviced Loans (50% thereof where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges or similar items (but not including Yield Maintenance Charges) on all Mortgage Loans that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any, with respect to Mortgage Loans; (iv) 100% of charges for checks returned for insufficient funds on all Mortgage Loans; and (v) any Default Interest and late payment fees that accrued during a Collection Period on any Mortgage Loans that are not Specially Serviced Loans, in each case to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to the related Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to the related Mortgage Loan.

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls”.

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificateholder Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Special Servicer” in this free writing prospectus.

Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” to include any Mortgage Loan with respect to which:

  (i)    either (x) with respect to any Mortgage Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan at its maturity date or, if the maturity date of such Mortgage Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, Operating Advisor and the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan and (D) the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

 (ii)     any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)     the date upon which the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing)) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)     the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

 (v)     the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)     the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)    a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing)) materially and adversely affects the interests of the Certificateholders occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)   the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Mortgage Loan will cease to be a Specially Serviced Loan (whereupon it will become a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report.  The Special Servicer will be required to prepare a report (the “Asset Status Report”) for each Mortgage Loan that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer.  Each Asset Status Report will be required to be delivered to the Master Servicer, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies and upon request, to the holder of any related Companion Loan.

If the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Pooling and Servicing Agreement, the Servicing Standard or the terms of the applicable Mortgage Loan Documents.  In addition, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the Certificateholders’ Best Interests.  If the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  In any event, if the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report in compliance with the Servicing Standard.  The Special Servicer will revise such Asset Status Report until the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the Certificateholders’ Best Interests.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.

If a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor and the Directing Holder.  The Special Servicer may revise such Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loans.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum on the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

A “Workout Fee” will in general be payable with respect to each Specially Serviced Loan that becomes a Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on such Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the subject Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 90 days following the related Maturity Date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will be not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the subject Mortgage Loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan that became such during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to:  (a) each Specially Serviced Loan or REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period or as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and (b) except as otherwise described below, any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any foreclosure, sale, disposition, deficiency judgment or other similar proceeds (“Liquidation Proceeds”).  As to each such Specially Serviced Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Property or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 90 days following the related Maturity Date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.  In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their Affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to Special Servicing,

●
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
in the case of a Loan Combination, the purchase of the related Mortgage Loan by the holder of the related Companion Loan pursuant to the related Co-Lender Agreement prior to the expiration of certain time periods set forth in the related Co-Lender Agreement up to 90 days or if such Co-Lender Agreement does not specify a purchase option period, within 90 days following the date that the purchase option or right to purchase first becomes exercisable, as described under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus,

●
the purchase of any Specially Serviced Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days following the date that such holder’s option to purchase the related Mortgage Loan first becomes exercisable, and

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement.

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, an action plan that was submitted by the Special Servicer regarding the liquidation of a Specially Serviced Loan is approved or deemed to be approved by the Directing Holder, the Special Servicer will be entitled to receive the related Liquidation Fee notwithstanding any resignation or termination, and the successor special servicer will not be entitled to any portion of it.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan (or REO Loan) throughout the period such Mortgage Loan (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan (or REO Loan), only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan (or REO Loan) will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans (or REO Loans) will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

●
100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

●
any late payment fees and Default Interest that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to any Loan Combination, late payment fees will be allocated as provided in the related Co-Lender Agreement and the Pooling and Servicing Agreement.

“Modification Fees” means, with respect to any Mortgage Loan, any and all fees with respect to or related to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees and defeasance fees).  For each modification, restructure, extension, waiver or amendment in connection with working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan or REO Loan at a time when such Mortgage Loan or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions,

brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based on the information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC”) guidelines as of the Closing Date setting forth, among other things:

(a)     the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)     the amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of the Certificates;

(c)     the amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to Interest Accrual Amounts and Interest Shortfalls;

(d)     the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)     the aggregate amount of compensation paid to the Trustee, the Certificate Administrator and the Operating Advisor and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)      the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) outstanding immediately before and immediately after the Distribution Date;

(g)     the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)     the number and aggregate Stated Principal Balance of the Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property (and any material changes to the information specified in Item 1100(b)(5) of Regulation AB);

(i)      the Available Funds for the Distribution Date, and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)      the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Yield Maintenance Charges;

(k)     the Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l)      the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date and the next succeeding Distribution Date;

(m)    the Principal Distribution Amount for such Distribution Date;

(n)     the Certificate Balance or Notional Balance, as the case may be, of each Class of Regular Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o)     with respect to each Class of Regular Certificates, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the related Certificate Balance or Notional Balance, as the case may be, immediately following the Distribution Date, and the denominator of which is the related initial Certificate Balance or Notional Balance, as the case may be;

(p)     the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)     the number and related principal balances of any Mortgage Loans modified, extended or waived during the related Collection Period, on a loan-by-loan basis (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the related Collection Period or that have cumulatively become material over time);

(r)      the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates following the distributions on such Distribution Date;

(s)     a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of that principal prepayment, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)      a loan-by-loan listing of any Mortgage Loan that was defeased since the previous Determination Date;

(u)     the amount of the distribution to the holders of each Class of Sequential Pay Certificates on such Distribution Date attributable to reimbursement of Realized Losses;

(v)     as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the asset number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)    the amount on deposit in certain accounts established and maintained by the Certificate Administrator, pursuant to the Pooling and Servicing Agreement after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)     with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, and the current Stated Principal Balance;

(y)     the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an asset-by-asset basis, based on the most recent appraisal or valuation;

(z)     with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(aa)   the amount of the distribution on the Distribution Date to the holders of the Class V Certificates and each Class of the Residual Certificates;

(bb)   material breaches of any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(cc)   the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the Issuing Entity that were subject of a demand to repurchase or replace for breach of the related representations and warranties (to the extent such information is received by the Certificate Administrator);

(dd)   for each Distribution Date Statement, a reference to the most recent Form ABS-15G filed by the Depositor and each Sponsor, if applicable, and the SEC-assigned “Central Index Key” number for such filer;

(ee)   an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(ff)     the identity of the Controlling Class, if known (and the aggregate Certificate Balance of the Control Eligible Certificates);

(gg)   the identity of the Controlling Class Representative, if known; and

(hh)   such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that the final prospectus supplement, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by the Certificate Administrator:

(A)	the following “deal documents”:

●	the final prospectus supplement; and

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)	the following SEC filings:

●	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(C)	the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC Investor Reporting Package (provided they are prepared by, or received by the Certificate Administrator, as applicable); and

●	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(E)	the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

●
notice of any request by at least 25% of the Voting Rights of the Sequential Pay Certificates (taking into account the allocation of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the various Classes of Sequential Pay Certificates) to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any assessment of compliance with certain servicing criteria delivered to the Certificate Administrator; and

●	any accountant’s attestation reports delivered to the Certificate Administrator;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual report and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (x) the question is beyond the scope outlined above, (y) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders’ Best Interests, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (z) it is otherwise not advisable to answer such inquiry, and, in the case of the Master Servicer, the Special Servicer and the Operating Advisor, will be required to promptly notify the Certificate Administrator, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner via the Certificateholder’s website.  Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at https://tss.sfs.db.com/investpublic.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the 17g-5 Information Provider to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the form attached to the Pooling and Servicing Agreement, which form will also be located on and submitted electronically via the 17g-5 Information Provider’s website.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (800) 735-7777.

The 17g-5 Information Provider will make available to nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSROs”), the following items, among other things, via the 17g-5 Information Provider’s website to the extent delivered to the 17g-5 Information Provider in an electronic format in the manner prescribed by the Pooling and Servicing Agreement:

(a)     any notice of a waiver of a “due-on-sale” or “due-on-encumbrance” provision with respect to any Mortgage Loan;

(b)     officer’s certificates supporting nonrecoverability determinations relating to Advances and notice of a determination not to refrain from reimbursement of all Nonrecoverable Advances;

(c)     Asset Status Reports;

(d)     environmental reports;

(e)     Statement of Compliance and Assessment of Compliance;

(f)      Attestation Reports;

(g)     appraisals;

(h)     any notice relating to the Special Servicer’s determination to take action under the Pooling and Servicing Agreement without receiving a No Downgrade Confirmation;

(i)      copies of any questions or requests submitted by the Rating Agencies to the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(j)      any requests for a No Downgrade Confirmation;

(k)     any notice of resignation of the Trustee or the acceptance of appointment by the successor trustee;

(l)      any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer;

(m)    any notices of a Servicer Termination Event or termination of the Master Servicer or the Special Servicer;

(n)     any notice of an amendment of the Pooling and Servicing Agreement to change the procedures related to Rule 17g-5;

(o)     any notice of a material change or amendment to the Pooling and Servicing Agreement;

(p)     any notice of the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee;

(q)     any notice of the repurchase of a Mortgage Loan by a Mortgage Loan Seller;

(r)      any notice of any change in the lien priority of a Mortgage Loan;

(s)     any notice of any material damage to a Mortgaged Property;

(t)      any notice of any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan;

(u)     any summary of oral communications with the Rating Agencies; and

(v)      the “Rating Agency Q&A Forum and Servicer Document Request Tool”.

The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Servicer Document Request Tool” available to NRSROs via the 17g-5 Information Provider’s website, where NRSROs may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to reports, the Mortgage Loans, or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights pursuant to the Pooling and Servicing Agreement, whether or not referenced in such annual report, and (d) view previously submitted inquiries and related answers.  In addition, NRSROs may use the forum to submit requests for loan-level reports and information.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i)(A) the question is beyond the scope outline above, or (B) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Pooling and Servicing Agreement or the Mortgage Loan Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, (iii) it is otherwise not advisable to answer such inquiry, or (iv)(A) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Operating Advisor, Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, in which case the 17g-5 Information Provider will post the related inquiry together with a statement that such inquiry was not answered.  The 17g-5 Information Provider will be required to post the inquiries and related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Servicer Document Request Tool, subject to and in accordance with the Pooling and Servicing Agreement.  The Rating Agency Q&A Forum and Servicer Document Request Tool may not reflect questions, answers, and other communications which are not submitted through the 17g-5 Information Provider’s website.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other person.  No such other person will have any responsibility or liability for the content of any such information.

“Privileged Person“ means the Depositor, Underwriters, the Master Servicer, the Special Servicer, the Directing Holder (so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Certificate Administrator, the Operating Advisor, a designee of the Depositor and any Companion Loan holder (or its designee) and any person who provides the Certificate Administrator with an Investor Certification.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing, or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or in the form of an electronic certification contained on the Certificate Administrator’s website.

“NRSRO Certification” means a certification executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or in electronic form on the 17g-5 Information Provider’s website, that states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates or any Companion Loan Securities, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided UBS Securities LLC with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(A)    any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)    the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C)    the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(D)    each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

The Certificate Administrator will require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, BlackRock Financial Management, Inc. and Markit LLC) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date, and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor and the Underwriters and holders of any Companion Loan the following materials, of which the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a)     Annually, on or before June 30 of each year, commencing in 2013, with respect to each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a “CREFC Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the CREFC Operating Statement Analysis Report.

(b)     Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, a “CREFC NOI Adjustment Worksheet” for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such requested item to the 17g-5 Information Provider, the Rating Agencies.

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Issuing Entity, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22(b) under the Exchange Act.  Such reports will be filed under the name “UBS-Barclays Commercial Mortgage Trust 2012-C3”  (SEC File No. 333-177354-03).  See “Incorporation of Certain Information by Reference and Available Information” in the prospectus.  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

The Annual Reports on Form 10-K, the Distribution Reports on Form 10-D, the Current Reports on Form 8-K and amendments to those reports filed or furnished with respect to the Issuing Entity pursuant to Section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Certificate Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

The Certificate Administrator will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus.  Requests for this information should be made to the Certificate Administrator at 1761 East St. Andrew Place, Santa, Ana, California 92705-4934, Attention: Trust Administration-UB12C3.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to the designated portions of the Issuing Entity (the resulting REMICs being referred to as the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively, and collectively as the “Trust REMICs”).  The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier Trust REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S-EC, Class X-A, Class X-B, Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates as classes representing regular interests in the Upper-Tier REMIC and will issue the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and any related Co-Lender Agreement or intercreditor agreement (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC and each of the Regular Certificates will constitute a “regular interest” in the Upper-Tier REMIC and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole Class of “residual interests” in the Upper-Tier REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i)  the portions of the Issuing Entity (a) representing the arrangement under which Class A-S-EC, Class B-EC and Class C-EC Certificates are exchanged for Class EC Certificates, and (b) consisting of the Excess Interest (and related amounts in the Class V Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii)  the Class EC Certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above, and (iii) the Class V Certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(b) above.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates”.  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Cut-off Date, 6 of the Mortgaged Properties, securing Mortgage Loans representing approximately 6.6% of the Initial Outstanding Pool Balance, are multifamily properties.

Holders of Offered Certificates should consult their own tax advisors as to whether the foregoing percentages or some other percentages apply to their Certificates.  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent regular interests in the Upper-Tier REMIC.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the related Offered Certificateholder’s basis in such Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The IRS has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences of REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price”.  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such Class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such Class for accrued interest that relates to a period prior to the issue date of such Class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided that it is assumed that the ARD Loans will prepay in full on their Anticipated Repayment Date

(the “Prepayment Assumption”).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences of REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Offered Certificates will [not] be issued with original issue discount.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that each Class of Offered Certificates will [not] be issued at a premium.

Yield Maintenance Charges.  Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Yield Maintenance Charges” in this free writing prospectus.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of a Yield Maintenance Charges.  Yield Maintenance Charges, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted substantially identical administrative exemptions to UBS Securities LLC, Prohibited Transaction Exemption 91-22, and Barclays Capital Inc., Final Authorization Number 2004-03E, each as amended by Prohibited Transaction Exemption 2007-05 (collectively, the “Exemption”), for certain mortgage-backed certificates in an underwriting where UBS Securities LLC or Barclays Capital Inc. is the lead or co-lead manager.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

 (i)   the acquisition of Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(ii)   the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of DBRS, Inc., DBRS Limited, Moody’s, Standard and Poor’s Rating Services, a Standard and Poor’s Financial Services LLC business (“S&P”) or Fitch;

(iii)  the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(iv)  the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of the Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(v)   the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Issuing Entity must also meet the following requirements:

(A)    the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(B)    certificates in such other investment pools must have been rated in one of the four highest rating categories of DBRS, Inc., DBRS Limited, Moody’s, S&P or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(C)    certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of the Certificates, at least fifty percent of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates.  A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, are subject to significant interpretive uncertainties.  Except as regards their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a Class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to issuance that the Offered Certificates that each Class of the Offered Certificates be rated as follows by DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. (collectively, the “Rating Agencies”):

	DBRS*	KBRA*	Moody’s*
Class A-1	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-2	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-3	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-4	AAA(sf)	AAA(sf)	Aaa(sf)

*      The Rating Agencies have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to www.dbrs.com, www.krollbondratings.com and www.moodys.com.

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.  Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments).

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. and certain other NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this free writing prospectus.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this free writing prospectus.  In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Important Disclaimer:  Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New Jersey (representing approximately 13.2% of the Initial Outstanding Pool Balance by Allocated Loan Amount), which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

New Jersey uses mortgages to secure commercial real estate loans.  Foreclosure requires a judicial action; the state has no power of sale.  Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender.  The sheriff of the county where the property is located actually conducts the sale.  Usually, it takes place about 30 days after entry of judgment.  During that time, the lender must advertise the sale at least once a week.  The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions.  (These timing details vary somewhat by county, depending on the local sheriff’s procedures.)  For ten days after the sale, the borrower can still redeem the property by paying all amounts due.  New Jersey does not have a “one action rule” or “anti-deficiency legislation”.  To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action—simultaneously with the foreclosure—in state court, civil division.  That court will usually wait until the foreclosure has been completed to calculate the defendant’s liability.  In certain circumstances, the lender may have a receiver appointed.

INDEX OF DEFINED TERMS

1000 Harbor Boulevard ARD Loans	187	Base Interest Fraction	217
1000 Harbor Boulevard Co-Lender		Calculation Rate	237
Agreement	178	CBE	235
1000 Harbor Boulevard Mortgage Loan.	171, 177	Certificate Administrator	163
1000 Harbor Boulevard Mortgaged		Certificate Balance	203
Property	177	Certificate Owners	230
1000 Harbor Boulevard Noteholders	178	Certificate Registrar	168, 227
1000 Harbor Boulevard Pari Passu		Certificateholder	227
Companion Loan	178	Certificateholders’ Best Interests	236
1000 Harbor Boulevard Pari Passu		Certificates	202
Companion Loan	171	Certifying Certificateholder	230
1000 Harbor Boulevard Pari Passu Loan		Certifying Servicer	272
Combination	178	Class	202
1000 Harbor Boulevard Pari Passu Loan		Class EC Exchangeable Account	252
Combination	171	Class V Distribution Account	252
17g-5 Information Provider	294	Class X-A Strip Rates	207
2010 PD Amending Directive	11	Class X-B Strip Rates	207
A/B Loan Combination	179	Clearstream	228
Acceptable Insurance Default	91	Clearstream Participants	229
Administrative Fee Rate	188	Closing Date	173
Advance Rate	249	CMBS	138, 157
Advances	248	Code	195, 297
Allocated Loan Amount	188	Collection Account	252
AMC	132, 260	Collection Period	206
AMF II	132	Companion Loan	171
AMF II Data Tape	133	Companion Loan Securities	271
AMF II Mortgage Loans	174	Companion Rating Agency	271
Annual Debt Service	188	Consultation Termination Event	240
Anticipated Repayment Date	187	Control Eligible Certificates	240
Appraisal Reduction Amount	224	Control Termination Event	240
Appraisal Reduction Event	223	Controlling Class	239
Appraised Value	188	Controlling Class Certificateholder	239
Archetype	132	Controlling Class Representative	239
Archetype Review Team	132	Corrected Mortgage Loan	282
ARD Loans	187	CPR	233
Assessment of Compliance	272	CREFC	287
Asset Status Report	282	CREFC Investor Reporting Package	290
Assumed Final Distribution Date	219	CREFC NOI Adjustment Worksheet	296
Assumed Scheduled Payment	209	CREFC Operating Statement Analysis
Attestation Report	272	Report	295
Authenticating Agent	168	Crossover Date	216
Available Funds	204	Current LTV	188
Balloon Balance	188	Custodian	168
Balloon Loan	206	Cut-off Date	170
Balloon LTV	189	Cut-off Date Balance	170
Banking Act	81	Cut-off Date Loan-to-Value Ratio	188
Bankruptcy Code	156	Cut-off Date LTV	188
Barclays	127	Cut-off Date LTV Ratio	188
Barclays Data Tape	128	DBRS	165
Barclays Mortgage Loans	173	DBTCA	163
Barclays Review Team	128	Debt Service Coverage Ratio	191

Default Interest	206	Interest Rate	188
Default Rate	206	Interest Reserve Account	252
Defaulted Mortgage Loan	276	Interest Shortfall	207
Defeasance	195	Interested Person	276
Defeasance Collateral	195	Investor Certification	294
Defeasance Loans	193	Investor Q&A Forum	291
Defeasance Lock-Out Period	193	IO Group YM Distribution Amount	217
Defeasance Option	195	Issuing Entity	155
Defeasance Period	193	KeyBank	137
Definitive Certificate	227	KeyBank Data Tape	138
Department	300	KeyBank Mortgage Loans	138, 174
Depositaries	228	KeyBank Review Team	138
Depositor	155	KRECM	131, 138
Determination Date	206	leased fee	147
Directing Holder	237	Leased Fee	189
Disclosable Special Servicer Fees	286	Lennar	159
Discount Rate	193, 194	Liquidation Fee	284
Distribution Account	252	Liquidation Proceeds	284
Distribution Date	204	Loan Combination	171
Distribution Date Statement	287	Loan Combination Allocation	248
DSCR	191	Loan-to-Value Ratio	188
DTC	216	Lock-Out Periods	193
Due Date	172	Loss of Value Payment	260
Eligible Operating Advisor	246	Lower-Tier Distribution Account	253
ERISA	299	Lower-Tier Regular Interests	297
Euroclear	228	Lower-Tier REMIC	297
Euroclear Participants	229	LTV Ratio	188
Excess Interest	188	LTV Ratio at Maturity	189
Excess Liquidation Proceeds	275	MAI	226
Excess Liquidation Proceeds Account	253	Major Decision	238
Exchange Act	126	Master Servicer	157
Exempt Persons	10	Master Servicer Prepayment Interest
Exemption	300	Shortfall	222
FDIC	159	Master Servicer Remittance Date	247
Final ARD Period	187	Master Servicing Fee	280
Final Asset Status Report	244	Master Servicing Fee Rate	280
Form 8-K	202	Material Breach	259
Franklin Towne Center ARD Loans	187	Material Document Defect	259
FSA	81	Maturity Date LTV	189
FSMA	10	Midland	157
Fund	159	Modeling Assumptions	233
GAAP	187	Modification Fees	286
GE Capital Real Estate	143	Modified Mortgage Loan	227
GECC	142	Monthly Payment	206
GECC Data Tape	148	Moody’s	165
GECC Deal Team	148	Mortgage	171
GECC Mortgage Loans	174	Mortgage Loan	235
GECS	142	Mortgage Loan Documents	258
Grantor Trust	297	Mortgage Loan Purchase Agreement	173, 258
Holders	230	Mortgage Loan Sellers	173
IDOT	171	Mortgage Loans	170
Indirect Participants	228	Mortgage Pool	170
Initial Outstanding Pool Balance	170	Mortgage Rate	208
Initial Rate	187	Mortgaged Properties	170
Interest Accrual Amount	207	Mortgaged Property	170
Interest Accrual Period	207	Net Default Interest	206

Net Mortgage Pass-Through Rate	208	Prospectus Directive	11
Net Operating Income	189	Purchase Price	276
Net Prepayment Interest Excess	222	Qualified Affiliate	263
Net Prepayment Interest Shortfall	222	qualified intermediary	3
Net REO Proceeds	206	Qualified Substitute Mortgage Loan	260
No Downgrade Confirmation	271	RAIT	150
NOI	189	RAIT Data Tape	151
NOI Date	189	RAIT Mortgage Loans	174
nonqualified intermediary	4	RAIT Securitization Team	150
Nonrecoverable Advance	250	Rated Final Distribution Date	27, 220
Non-Reduced Certificates	163	Rating Agencies	302
non-U.S. holder	3	Rating Agency Declination	271
Note	171	Rating Agency Q&A Forum and Servicer
Notional Balance	203	Document Request Tool	293
NRA	189	RCM	159
NRSRO	265	Realized Loss	220
NRSRO Certification	294	Record Date	204
NRSROs	292	Regular Certificates	202
Occupancy	189	Regulation AB	269
Occupancy As-of Date	189	Related Proceeds	249
Offered Certificateholder	298	Release Date	195
Offered Certificates	202	Relevant Member State	11
Offsetting Modification Fees	286	Relevant Persons	10
OID Regulations	298	Relevant Servicing Criteria	272
Operating Advisor	168	REMIC	297
Operating Advisor Consulting Fee	247	REMIC Regulations	297
Operating Advisor Fee	247	Removed Mortgage Loan	259
Operating Advisor Fee Rate	247	REO Account	202
Operating Advisor Standard	244	REO Loan	209
Operating Advisor Termination Event	245	REO Property	202
P&I Advance	247	REO Tax	274
Pads	191	Replacement Mortgage Loan	259
Pari Passu Companion Loan	171	Reporting Servicer	272
Pari Passu Loan Combination	171	Repurchase Price	259
Pari Passu Loan Combination	178	Requesting Party	269
Pari Passu Mortgage Loan	171	Reserve Accounts	172
Park Bridge	168	Residence Inn Phoenix Desert View at
Participants	227	Mayo Clinic A/B Loan Combination	171
Pass-Through Rate	207	Residence Inn Phoenix Desert View at
Paying Agent	168	Mayo Clinic A/B Loan Combination	179
Percentage Interest	204	Residence Inn Phoenix Desert View at
Permitted Encumbrances	172	Mayo Clinic Co-Lender Agreement	179
Permitted Special Servicer/Affiliate Fees	287	Residence Inn Phoenix Desert View at
Plan	300	Mayo Clinic Control Appraisal Event	184
Pooling and Servicing Agreement	235	Residence Inn Phoenix Desert View at
Prepayment Assumption	299	Mayo Clinic Controlling Holder	184
Prepayment Interest Excess	222	Residence Inn Phoenix Desert View at
Prepayment Interest Shortfall	221	Mayo Clinic Directing Holder	184
Prime Rate	249	Residence Inn Phoenix Desert View at
Principal Distribution Amount	208	Mayo Clinic Mortgage Loan	171
Principal Prepayments	206	Residence Inn Phoenix Desert View at
Private Certificates	202	Mayo Clinic Mortgage Loan	178
Privileged Information	244	Residence Inn Phoenix Desert View at
Privileged Information Exception	244	Mayo Clinic Mortgage Loan Holder	179
Privileged Person	294	Residence Inn Phoenix Desert View at
Property Advances	248	Mayo Clinic Mortgaged Property	178

Residence Inn Phoenix Desert View at		Term to Maturity	189
Mayo Clinic Noteholders	179	Terms and Conditions	229
Residence Inn Phoenix Desert View at		TIA	268
Mayo Clinic Subordinate Companion		TIA Applicability Determination	268
Loan	171	TRIPRA	92
Residence Inn Phoenix Desert View at		Trust REMICs	297
Mayo Clinic Subordinate Companion		Trustee	163
Loan	178	Trustee/Certificate Administrator Fee	168
Residence Inn Phoenix Desert View at		Trustee/Certificate Administrator Fee
Mayo Clinic Subordinate Companion		Rate	168
Loan Holder	179	U.S.	143
Residence Inn Phoenix Desert View at		U.S. Person	3
Mayo Clinic Subordinate Companion		U/W EGI	192
Loan Interest Rate	179	U/W NCF	190
Residual Certificates	202	U/W NCF Debt Yield	190
Restricted Group	301	U/W NCF DSCR	191
Restricted Party	244	U/W NOI	190
Revised Rate	187	U/W NOI Debt Yield	189
RFT	260	U/W NOI DSCR	191
Rialto	159	U/W Revenue	192
Rooms	191	UBSRES	121
Rule 17g-5	267	UBSRES Data Tape	123
Rules	229	UBSRES Deal Team	122
S&P	300	UBSRES Mortgage Loans	173
SEC	202	U-Haul Portfolio ARD Loans	187
Securities Act	269	UK Bank	81
Sequential Pay Certificate	203	UK Treasury	81
Sequential Pay Certificates	203	Underwritten NCF	190
Servicer Termination Events	263	Underwritten NCF DSCR	191
Servicing Compensation	280	Underwritten Net Cash Flow	190
Servicing Criteria	272	Underwritten Net Operating Income	190
Servicing Fee	280	Underwritten NOI	190
Servicing Fee Rate	280	Underwritten NOI Debt Yield	189
Servicing Standard	236	Underwritten NOI DSCR	191
Servicing Transfer Event	282	Units	191
SFA	12	Unliquidated Advance	251
Similar Law	299	Unscheduled Payments	206
Small Loan Appraisal Estimate	225	Updated Appraisal	226
SMMEA	301	Upper-Tier Distribution Account	253
Special Servicer	159	Upper-Tier REMIC	297
Special Servicing Fee	283	Voting Rights	273
Specially Serviced Loan	281	Weighted Average Net Mortgage Pass-
Sponsors	173	Through Rate	208
Sq. Ft.	189	Withheld Amounts	252
Square Feet	189	Workout Fee	283
Stated Principal Balance	221	Workout-Delayed Reimbursement
Statement of Compliance	272	Amount	250
Subordinate Certificates	222	Yield Maintenance Charge	193
Subordinate Companion Loan	171	Yield Maintenance Loans	193
Subordinate Companion Loan Principal		Yield Maintenance Lock-Out Period	193
Prepayment	180	Yield Maintenance Period	193
Sub-Servicing Entity	265

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-1-2

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage				General
			Initial Pool	# of	Loan	Original	Cut-off Date	Maturity	Property
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	Balance($)(3)	Type
Loan	1	1000 Harbor Boulevard	10.4%	1	UBSRES	113,000,000	113,000,000	113,000,000	Office
Loan	2	Apache Mall	9.2%	1	UBSRES	99,999,999	99,876,062	91,246,082	Retail
Loan	3	Reisterstown Road Plaza	4.3%	1	KeyBank National Association	46,250,000	46,250,000	42,882,003	Mixed Use
Loan	4	Plaza at Imperial Valley	4.2%	1	Barclays Bank PLC	45,000,000	44,907,541	37,179,306	Retail
Loan	5	Crossways Shopping Center	3.7%	1	UBSRES	40,500,000	40,435,106	30,034,614	Retail
Loan	6	Providence at Harbour Club	3.4%	1	Barclays Bank PLC	37,000,000	37,000,000	28,921,834	Multifamily
Rollup	7	Roedel Hotel Portfolio	2.9%	3	UBSRES	32,000,000	31,903,383	24,033,065	Hospitality
Loan	7.01	Hilton Garden Inn-Manchester	1.2%	1	UBSRES	13,350,105	13,309,797	10,026,373	Hospitality
Loan	7.02	Hilton Garden Inn-Fishkill	0.9%	1	UBSRES	9,324,948	9,296,793	7,003,346	Hospitality
Loan	7.03	Holiday Inn Express-Auburn	0.9%	1	UBSRES	9,324,948	9,296,793	7,003,346	Hospitality
Loan	8	Franklin Towne Center	2.8%	1	UBSRES	30,000,000	30,000,000	24,482,026	Net Lease
Rollup	9	GPB Portfolio I	2.4%	3	UBSRES	25,569,000	25,569,000	20,913,962	Retail
Loan	9.01	Eastland Place	1.1%	1	UBSRES	11,605,000	11,605,000	9,492,219	Retail
Loan	9.02	Castleton Point	0.7%	1	UBSRES	7,778,000	7,778,000	6,361,953	Retail
Loan	9.03	Clearwater Village	0.6%	1	UBSRES	6,186,000	6,186,000	5,059,790	Retail
Rollup	10	GPB Portfolio II	2.2%	3	UBSRES	24,243,000	24,243,000	19,829,373	Retail
Loan	10.01	Clearwater Crossing	1.0%	1	UBSRES	10,434,000	10,434,000	8,534,409	Retail
Loan	10.02	North Willow Commons	0.8%	1	UBSRES	8,801,000	8,801,000	7,198,709	Retail
Loan	10.03	Clearwater Shoppes	0.5%	1	UBSRES	5,008,000	5,008,000	4,096,255	Retail
Loan	11.00	Great Northeast Plaza	2.1%	1	UBSRES	23,160,000	23,058,261	19,057,388	Retail
Loan	12	Business Center of Chicago & Chicago Marketplace	2.1%	2	UBSRES	23,000,000	23,000,000	17,609,560	Industrial
Property	12.01	Business Center of Chicago	1.1%	1	UBSRES	12,438,103	12,438,103	9,523,023	Industrial
Property	12.02	Chicago Marketplace	1.0%	1	UBSRES	10,561,897	10,561,897	8,086,537	Industrial
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	2.0%	1	AMF II	22,100,000	22,100,000	17,173,569	Hospitality
Loan	14	Hamptons Mixed Use Portfolio	1.8%	7	UBSRES	19,000,000	19,000,000	15,719,444	Various
Property	14.01	801 County Route 39	0.4%	1	UBSRES	4,554,500	4,554,500	3,768,116	Retail
Property	14.02	29 Newtown Lane	0.3%	1	UBSRES	3,569,398	3,569,398	2,953,103	Retail
Property	14.03	47 Newtown Lane	0.3%	1	UBSRES	3,522,676	3,522,676	2,914,448	Mixed Use
Property	14.04	99 Newtown Lane	0.3%	1	UBSRES	3,038,263	3,038,263	2,513,674	Mixed Use
Property	14.05	11 Main Street	0.3%	1	UBSRES	2,863,554	2,863,554	2,369,130	Mixed Use
Property	14.06	74 N. Main Street	0.1%	1	UBSRES	763,171	763,171	631,401	Mixed Use
Property	14.07	55 Newtown Lane	0.1%	1	UBSRES	688,438	688,438	569,572	Retail
Loan	15	Shops at Old Denton	1.6%	1	UBSRES	17,000,000	17,000,000	14,405,555	Retail
Loan	16	Pickwick MHC	1.5%	1	GECC	16,150,000	16,131,812	13,167,251	Manufactured Housing Community
Loan	17	East 98th Street Portfolio	1.5%	3	AMF II	16,000,000	16,000,000	13,005,895	Various
Property	17.01	123 East 98th Street	1.0%	1	AMF II	10,689,655	10,689,655	8,689,283	Office
Property	17.02	149 East 98th Street	0.4%	1	AMF II	4,206,897	4,206,897	3,419,653	Mixed Use
Property	17.03	86 East 98th Street	0.1%	1	AMF II	1,103,448	1,103,448	896,958	Retail
Loan	18	Courtyard - Rancho Bernardo	1.4%	1	KeyBank National Association	15,500,000	15,500,000	11,586,936	Hospitality
Loan	19	Cooper Retail Portfolio	1.4%	3	UBSRES	15,500,000	15,483,914	12,783,688	Retail
Property	19.01	Magnolia Place	0.8%	1	UBSRES	8,150,000	8,141,542	6,721,745	Retail
Property	19.02	Saufley Plaza	0.4%	1	UBSRES	4,400,000	4,395,434	3,628,918	Retail
Property	19.03	Somerset Center	0.3%	1	UBSRES	2,950,000	2,946,938	2,433,024	Retail
Loan	20	Zeune Self Storage Portfolio	1.4%	6	UBSRES	15,295,000	15,266,479	12,796,363	Self-Storage
Property	20.01	A Storage Solution of Destin	0.4%	1	UBSRES	4,570,000	4,561,478	3,823,431	Self-Storage
Property	20.02	Michigan Storage Centers - Farmington Hills	0.4%	1	UBSRES	3,950,000	3,942,634	3,304,716	Self-Storage
Property	20.03	A Storage of Daphne	0.2%	1	UBSRES	1,965,000	1,961,336	1,643,992	Self-Storage
Property	20.04	Michigan Storage Centers - Oak Park	0.2%	1	UBSRES	1,900,000	1,896,457	1,589,610	Self-Storage
Property	20.05	Broad and York Storage	0.2%	1	UBSRES	1,850,000	1,846,550	1,547,778	Self-Storage
Property	20.06	Etna Storage	0.1%	1	UBSRES	1,060,000	1,058,023	886,835	Self-Storage
Loan	21	Homewood Suites Charleston Airport Convention Center	1.4%	1	GECC	14,690,000	14,640,909	12,076,565	Hospitality
Loan	22	Union Station Hotel	1.3%	1	UBSRES	14,500,000	14,478,661	10,938,688	Hospitality
Loan	23	Staybridge Suites Portfolio	1.3%	2	Barclays Bank PLC	14,300,000	14,277,371	10,632,290	Hospitality
Property	23.01	Staybridge Suites Kalamazoo	0.7%	1	Barclays Bank PLC	7,859,091	7,846,654	5,843,366	Hospitality
Property	23.02	Staybridge Suites Okemos	0.6%	1	Barclays Bank PLC	6,440,909	6,430,717	4,788,924	Hospitality
Loan	24	Courtyard Mount Pleasant	1.3%	1	GECC	13,955,000	13,910,353	11,546,734	Hospitality
Loan	25	Stemmons Office Building	1.2%	1	UBSRES	13,500,000	13,500,000	10,698,161	Office
Loan	26	Courtyard - Kirkland	1.2%	1	KeyBank National Association	12,500,000	12,500,000	9,344,303	Hospitality
Loan	27	1107 Highland Colony Parkway	1.1%	1	UBSRES	12,200,000	12,175,515	10,111,394	Mixed Use
Loan	28	Equinox Dallas	1.1%	1	UBSRES	11,500,000	11,500,000	9,383,837	Retail
Loan	29	Summit Village Apartments	1.0%	1	UBSRES	10,900,000	10,858,465	9,148,443	Multifamily
Loan	30	Patrick Henry Corporate Center	1.0%	1	AMF II	10,850,000	10,850,000	8,101,990	Office
Rollup	31.00	GPB Portfolio III	1.0%	4	UBSRES	10,751,000	10,751,000	8,837,177	Retail
Loan	31.01	Village at Time Corners	0.4%	1	UBSRES	4,375,000	4,375,000	3,596,191	Retail
Loan	31.02	East Paris Shoppes - Grand Rapids	0.3%	1	UBSRES	3,250,000	3,250,000	2,671,455	Retail
Loan	31.03	Fashion Mall Commons III	0.2%	1	UBSRES	1,750,000	1,750,000	1,438,476	Retail
Loan	31.04	Greenwood Place Outlot	0.1%	1	UBSRES	1,376,000	1,376,000	1,131,054	Retail
Loan	32	Holiday Inn Express Michigan Portfolio	1.0%	2	UBSRES	10,650,000	10,635,732	8,176,351	Hospitality
Property	32.01	Holiday Inn Express-Petoskey	0.7%	1	UBSRES	8,100,000	8,089,149	6,218,633	Hospitality
Property	32.02	Holiday Inn Express-Mackinaw City	0.2%	1	UBSRES	2,550,000	2,546,584	1,957,718	Hospitality
Loan	33	Meadowbrook Tech Center	0.9%	1	AMF II	10,250,000	10,250,000	7,692,949	Industrial
Loan	34	U-Haul Portfolio I	0.9%	6	AMF II	10,200,000	10,200,000	8,414,509	Self-Storage
Property	34.01	U-Haul - Markham	0.3%	1	AMF II	3,350,000	3,350,000	2,763,589	Self-Storage
Property	34.02	U-Haul - Jonesboro	0.1%	1	AMF II	1,450,000	1,450,000	1,196,180	Self-Storage
Property	34.03	U-Haul - Red Bird Lane	0.1%	1	AMF II	1,450,000	1,450,000	1,196,180	Self-Storage

A-1-3

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale	0.1%	1	AMF II	1,425,000	1,425,000	1,175,556	Self-Storage
Property	34.05	U-Haul - Willowbrook	0.1%	1	AMF II	1,400,000	1,400,000	1,154,933	Self-Storage
Property	34.06	U-Haul - North Port	0.1%	1	AMF II	1,125,000	1,125,000	928,071	Self-Storage
Loan	35	Exit One Hotel Portfolio	0.9%	2	Barclays Bank PLC	10,000,000	9,984,317	7,448,860	Hospitality
Property	35.01	Fairfield Inn & Suites	0.5%	1	Barclays Bank PLC	5,000,000	4,992,158	3,724,430	Hospitality
Property	35.02	Holiday Inn Express & Suites	0.5%	1	Barclays Bank PLC	5,000,000	4,992,158	3,724,430	Hospitality
Loan	36	PGA Commons	0.9%	1	UBSRES	9,400,000	9,390,589	7,790,071	Mixed Use
Loan	37	Wellington Community Estates	0.8%	1	UBSRES	9,000,000	9,000,000	7,431,743	Manufactured Housing Community
Loan	38	EADS North America Holdings	0.8%	1	Barclays Bank PLC	8,500,000	8,490,317	6,951,382	Industrial
Loan	39	Centreville Shopping Center	0.8%	1	AMF II	8,250,000	8,250,000	6,810,241	Retail
Loan	40	9&17 Park of Commerce	0.8%	1	RAIT Partnership, L.P.	8,250,000	8,235,314	6,867,513	Office
Loan	41	Morgan Bay Apartments	0.7%	1	UBSRES	8,000,000	8,000,000	6,532,894	Multifamily
Loan	42	Westheimer & Dunvale Center	0.7%	1	UBSRES	8,000,000	7,991,297	6,555,083	Retail
Loan	43	Porterville Marketplace	0.7%	1	KeyBank National Association	7,600,000	7,588,399	5,692,224	Retail
Loan	44	1105 Schrock	0.7%	1	UBSRES	7,100,000	7,092,455	5,836,761	Office
Loan	45	Lakewood Village	0.6%	1	UBSRES	7,000,000	7,000,000	6,222,316	Manufactured Housing Community
Loan	46	South Bay Distribution Center	0.6%	1	AMF II	7,000,000	6,992,770	5,777,006	Industrial
Loan	47	Walnut Glen Apartments	0.6%	1	UBSRES	6,709,500	6,709,500	6,106,673	Multifamily
Loan	48	1400 Fifth Avenue	0.6%	1	UBSRES	6,500,000	6,500,000	5,624,068	Retail
Loan	49	Pine Island	0.6%	1	UBSRES	6,300,000	6,289,905	4,672,051	Retail
Loan	50	AC Silverado Self Storage	0.6%	1	GECC	6,300,000	6,279,755	5,209,448	Self-Storage
Loan	51	Canterbury Shopping Center	0.6%	1	UBSRES	6,200,000	6,200,000	5,113,051	Retail
Loan	52	Courtyard - Hattiesburg	0.5%	1	KeyBank National Association	5,900,000	5,900,000	4,410,511	Hospitality
Loan	53	Residence Inn East Greenbush	0.5%	1	Barclays Bank PLC	5,900,000	5,882,274	4,435,415	Hospitality
Loan	54	Hedgcoxe Health Plaza	0.5%	1	KeyBank National Association	5,600,000	5,600,000	4,588,203	Office
Loan	55	Woodland Ridge MHC	0.5%	1	Barclays Bank PLC	5,600,000	5,594,049	4,603,643	Manufactured Housing Community
Loan	56	4520 S National Avenue	0.5%	1	UBSRES	5,500,000	5,500,000	5,500,000	Office
Loan	57	214 Franklin Street	0.5%	1	AMF II	5,400,000	5,394,078	4,419,566	Mixed Use
Loan	58	East Pointe	0.5%	1	UBSRES	5,260,000	5,260,000	5,260,000	Office
Loan	59	190 Central Retail	0.5%	1	UBSRES	5,200,000	5,200,000	4,255,975	Retail
Loan	60	Southridge Square	0.5%	1	RAIT Partnership, L.P.	5,000,000	5,000,000	3,440,437	Retail
Loan	61	Scarlett Place Apartments	0.4%	1	UBSRES	4,425,000	4,420,298	3,637,700	Multifamily
Loan	62	Chesterfield Crossing	0.4%	1	AMF II	4,300,000	4,300,000	3,541,561	Retail
Loan	63.00	Two Rivers MHC	0.4%	1	GECC	4,250,000	4,250,000	3,764,905	Manufactured Housing Community
Loan	64.00	Southern Gardens Apartments	0.4%	1	AMF II	4,225,000	4,225,000	3,144,194	Multifamily
Loan	65	Township Retail	0.4%	1	UBSRES	4,225,000	4,216,576	3,504,700	Retail
Loan	66	Ulta and Michaels	0.4%	1	RAIT Partnership, L.P.	4,100,000	4,094,051	3,527,345	Retail
Loan	67	Oyster Point Retail	0.4%	1	UBSRES	4,000,000	4,000,000	2,987,998	Retail
Loan	68	Unitron	0.4%	1	UBSRES	4,000,000	4,000,000	4,000,000	Industrial
Loan	69	Walgreens - Tampa, FL	0.4%	1	UBSRES	3,975,000	3,975,000	3,269,154	Retail
Loan	70	Meadow Creek MHC	0.3%	1	Barclays Bank PLC	3,400,000	3,396,387	2,795,068	Manufactured Housing Community
Loan	71	Memphis Self Storage Portfolio	0.3%	2	UBSRES	3,130,000	3,120,902	2,368,240	Self-Storage
Property	71	MidSouth Mini Storage	0.2%	1	UBSRES	1,946,000	1,940,343	1,472,394	Self-Storage
Property	71	Grand Central Storage	0.1%	1	UBSRES	1,184,000	1,180,558	895,845	Self-Storage
Loan	72	Cervenka Retail Portfolio	0.3%	2	UBSRES	3,000,000	3,000,000	2,492,988	Retail
Property	72	8525 Whitfield Avenue	0.1%	1	UBSRES	1,600,000	1,600,000	1,329,594	Retail
Property	72	467 South Davy Crockett Parkway	0.1%	1	UBSRES	1,400,000	1,400,000	1,163,394	Retail
Loan	73.00	Store Smart Self Storage	0.3%	1	UBSRES	2,900,000	2,894,399	2,415,517	Self-Storage
Loan	74.00	Cojoyo Portfolio	0.2%	1	UBSRES	2,650,000	2,641,774	1,979,203	Mixed Use
Loan	75	Morgan MHC Portfolio	0.2%	3	UBSRES	2,200,000	2,200,000	1,826,519	Manufactured Housing Community
Property	75.01	Indian Steps MHC	0.1%	1	UBSRES	862,000	862,000	715,663	Manufactured Housing Community
Property	75.02	Pine Meadows Park MHC	0.1%	1	UBSRES	675,000	675,000	560,409	Manufactured Housing Community
Property	75	Vil Vue Heights MHC	0.1%	1	UBSRES	663,000	663,000	550,446	Manufactured Housing Community
Loan	76	Walgreens - Miami, FL	0.2%	1	UBSRES	1,750,000	1,750,000	1,421,943	Retail

A-1-4

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Detailed			Interest	Original	Remaining	Original	Remaining	First
			Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Payment	Maturity
Property Flag	ID	Property Name	Type	Rate(3)	Fee Rate(4)	Basis	Maturity	Maturity	Term	Term	Date	Date(3)
Loan	1	1000 Harbor Boulevard	CBD	4.8730%	0.0218%	Actual/360	120	120	0	0	10/06/2012	09/06/2022
Loan	2	Apache Mall	Regional Mall	4.3240%	0.0218%	Actual/360	60	59	360	359	09/06/2012	08/06/2017
Loan	3	Reisterstown Road Plaza	Retail/Office	5.2500%	0.0218%	Actual/360	119	117	360	360	08/01/2012	06/01/2022
Loan	4	Plaza at Imperial Valley	Anchored	5.1520%	0.0218%	Actual/360	120	118	360	358	08/06/2012	07/06/2022
Loan	5	Crossways Shopping Center	Anchored	4.7800%	0.0218%	Actual/360	120	119	300	299	09/06/2012	08/06/2022
Loan	6	Providence at Harbour Club	Conventional	5.1050%	0.0218%	Actual/360	120	117	300	300	07/06/2012	06/06/2022
Rollup	7	Roedel Hotel Portfolio	Limited Service	5.1230%	0.0218%	Actual/360	120	118	300	298	08/06/2012	07/06/2022
Loan	7.01	Hilton Garden Inn-Manchester	Limited Service	5.1230%	0.0218%	Actual/360	120	118	300	298	08/06/2012	07/06/2022
Loan	7.02	Hilton Garden Inn-Fishkill	Limited Service	5.1230%	0.0218%	Actual/360	120	118	300	298	08/06/2012	07/06/2022
Loan	7.03	Holiday Inn Express-Auburn	Limited Service	5.1230%	0.0218%	Actual/360	120	118	300	298	08/06/2012	07/06/2022
Loan	8	Franklin Towne Center	Net Lease	4.7800%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Rollup	9	GPB Portfolio I	Anchored	4.8490%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	9.01	Eastland Place	Anchored	4.8490%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	9.02	Castleton Point	Anchored	4.8490%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	9.03	Clearwater Village	Anchored	4.8490%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Rollup	10	GPB Portfolio II	Anchored	4.8490%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	10.01	Clearwater Crossing	Anchored	4.8490%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	10.02	North Willow Commons	Anchored	4.8490%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	10.03	Clearwater Shoppes	Anchored	4.8490%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	11.00	Great Northeast Plaza	Anchored	5.0260%	0.0418%	Actual/360	120	116	360	356	06/06/2012	05/06/2022
Loan	12	Business Center of Chicago & Chicago Marketplace	Warehouse/Distribution	5.6740%	0.0218%	Actual/360	120	120	300	300	10/06/2012	09/06/2022
Property	12.01	Business Center of Chicago	Warehouse/Distribution
Property	12.02	Chicago Marketplace	Warehouse/Distribution
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	Extended Stay	5.1400%	0.0218%	Actual/360	120	120	318	318	10/01/2012	09/01/2022
Loan	14	Hamptons Mixed Use Portfolio	Various	5.2000%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Property	14.01	801 County Route 39	Unanchored
Property	14.02	29 Newtown Lane	Single Tenant
Property	14.03	47 Newtown Lane	Retail/Office
Property	14.04	99 Newtown Lane	Retail/Office
Property	14.05	11 Main Street	Retail/Office
Property	14.06	74 N. Main Street	Retail/Multifamily
Property	14.07	55 Newtown Lane	Single Tenant
Loan	15	Shops at Old Denton	Shadow Anchored	5.9800%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	16	Pickwick MHC	Manufactured Housing Community	4.7500%	0.0218%	Actual/360	120	119	360	359	09/01/2012	08/01/2022
Loan	17	East 98th Street Portfolio	Various	4.6630%	0.0218%	Actual/360	120	120	360	360	10/01/2012	09/01/2022
Property	17.01	123 East 98th Street	CBD
Property	17.02	149 East 98th Street	Retail/Office
Property	17.03	86 East 98th Street	Shadow Anchored
Loan	18	Courtyard - Rancho Bernardo	Limited Service	5.0000%	0.0218%	Actual/360	120	120	300	300	10/01/2012	09/01/2022
Loan	19	Cooper Retail Portfolio	Anchored	5.1000%	0.0218%	Actual/360	120	119	360	359	09/06/2012	08/06/2022
Property	19.01	Magnolia Place	Anchored
Property	19.02	Saufley Plaza	Anchored
Property	19.03	Somerset Center	Anchored
Loan	20	Zeune Self Storage Portfolio	Self-Storage	5.5500%	0.0218%	Actual/360	120	118	360	358	08/06/2012	07/06/2022
Property	20.01	A Storage Solution of Destin	Self-Storage
Property	20.02	Michigan Storage Centers - Farmington Hills	Self-Storage
Property	20.03	A Storage of Daphne	Self-Storage
Property	20.04	Michigan Storage Centers - Oak Park	Self-Storage
Property	20.05	Broad and York Storage	Self-Storage
Property	20.06	Etna Storage	Self-Storage
Loan	21	Homewood Suites Charleston Airport Convention Center	Extended Stay	5.0000%	0.0218%	Actual/360	120	117	360	357	07/01/2012	06/01/2022
Loan	22	Union Station Hotel	Full Service	5.2500%	0.0218%	Actual/360	120	119	300	299	09/06/2012	08/06/2022
Loan	23	Staybridge Suites Portfolio	Extended Stay	4.8500%	0.0218%	Actual/360	120	119	300	299	09/06/2012	08/06/2022
Property	23.01	Staybridge Suites Kalamazoo	Extended Stay
Property	23.02	Staybridge Suites Okemos	Extended Stay
Loan	24	Courtyard Mount Pleasant	Limited Service	5.2000%	0.0218%	Actual/360	120	117	360	357	07/01/2012	06/01/2022
Loan	25	Stemmons Office Building	CBD	5.5380%	0.0218%	Actual/360	120	118	300	300	08/06/2012	07/06/2022
Loan	26	Courtyard - Kirkland	Limited Service	5.0000%	0.0218%	Actual/360	120	120	300	300	10/01/2012	09/01/2022
Loan	27	1107 Highland Colony Parkway	Office/Retail/Multifamily	5.2500%	0.0218%	Actual/360	120	118	360	358	08/06/2012	07/06/2022
Loan	28	Equinox Dallas	Single Tenant	4.7770%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	29	Summit Village Apartments	Conventional	5.6530%	0.0218%	Actual/360	120	116	360	356	06/06/2012	05/06/2022
Loan	30	Patrick Henry Corporate Center	Suburban	4.9700%	0.0618%	Actual/360	120	120	300	300	10/01/2012	09/01/2022
Rollup	31.00	GPB Portfolio III	Various	4.9990%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	31.01	Village at Time Corners	Anchored	4.9990%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	31.02	East Paris Shoppes - Grand Rapids	Anchored	4.9990%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	31.03	Fashion Mall Commons III	Single Tenant	4.9990%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	31.04	Greenwood Place Outlot	Unanchored	4.9990%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	32	Holiday Inn Express Michigan Portfolio	Limited Service	5.7500%	0.0218%	Actual/360	120	119	300	299	09/06/2012	08/06/2022
Property	32.01	Holiday Inn Express-Petoskey	Limited Service
Property	32.02	Holiday Inn Express-Mackinaw City	Limited Service
Loan	33	Meadowbrook Tech Center	Flex	5.1100%	0.0618%	Actual/360	120	120	300	300	10/01/2012	09/01/2022
Loan	34	U-Haul Portfolio I	Self-Storage	5.1100%	0.0218%	Actual/360	120	120	360	360	10/01/2012	09/01/2022
Property	34.01	U-Haul - Markham	Self-Storage
Property	34.02	U-Haul - Jonesboro	Self-Storage
Property	34.03	U-Haul - Red Bird Lane	Self-Storage

A-1-5

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale	Self-Storage
Property	34.05	U-Haul - Willowbrook	Self-Storage
Property	34.06	U-Haul - North Port	Self-Storage
Loan	35	Exit One Hotel Portfolio	Limited Service	4.9000%	0.0218%	Actual/360	120	119	300	299	09/06/2012	08/06/2022
Property	35.01	Fairfield Inn & Suites	Limited Service
Property	35.02	Holiday Inn Express & Suites	Limited Service
Loan	36	PGA Commons	Office/Retail/Multifamily	5.2500%	0.0218%	Actual/360	120	119	360	359	09/06/2012	08/06/2022
Loan	37	Wellington Community Estates	Manufactured Housing Community	5.1400%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	38	EADS North America Holdings	Flex	4.7000%	0.0218%	Actual/360	118	117	360	359	09/06/2012	06/06/2022
Loan	39	Centreville Shopping Center	Anchored	5.1300%	0.0218%	Actual/360	120	120	360	360	10/01/2012	09/01/2022
Loan	40	9&17 Park of Commerce	Suburban	5.5150%	0.0718%	Actual/360	120	118	360	358	08/01/2012	07/01/2022
Loan	41	Morgan Bay Apartments	Conventional	4.8000%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	42	Westheimer & Dunvale Center	Unanchored	4.9000%	0.0218%	Actual/360	120	119	360	359	09/06/2012	08/06/2022
Loan	43	Porterville Marketplace	Shadow Anchored	5.0500%	0.0218%	Actual/360	120	119	300	299	09/01/2012	08/01/2022
Loan	44	1105 Schrock	Suburban	5.0000%	0.0218%	Actual/360	120	119	360	359	09/06/2012	08/06/2022
Loan	45	Lakewood Village	Manufactured Housing Community	4.9500%	0.0718%	Actual/360	60	60	300	300	10/06/2012	09/06/2017
Loan	46	South Bay Distribution Center	Warehouse/Distribution	5.1200%	0.0518%	Actual/360	120	119	360	359	09/01/2012	08/01/2022
Loan	47	Walnut Glen Apartments	Conventional	4.1720%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	48	1400 Fifth Avenue	Unanchored	5.0000%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	49	Pine Island	Shadow Anchored	4.7800%	0.0218%	Actual/360	120	119	300	299	09/06/2012	08/06/2022
Loan	50	AC Silverado Self Storage	Self-Storage	5.1800%	0.0218%	Actual/360	120	117	360	357	07/01/2012	06/01/2022
Loan	51	Canterbury Shopping Center	Anchored	5.1000%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	52	Courtyard - Hattiesburg	Limited Service	5.0000%	0.0218%	Actual/360	120	120	300	300	10/01/2012	09/01/2022
Loan	53	Residence Inn East Greenbush	Limited Service	5.1500%	0.0218%	Actual/360	120	118	300	298	08/06/2012	07/06/2022
Loan	54	Hedgcoxe Health Plaza	Medical	4.9000%	0.0218%	Actual/360	120	120	360	360	10/01/2012	09/01/2022
Loan	55	Woodland Ridge MHC	Manufactured Housing Community	5.0000%	0.0218%	Actual/360	120	119	360	359	09/06/2012	08/06/2022
Loan	56	4520 S National Avenue	Suburban	4.0500%	0.0218%	Actual/360	60	60	0	0	10/06/2012	09/06/2017
Loan	57	214 Franklin Street	Multifamily/Retail	4.8650%	0.0218%	Actual/360	120	119	360	359	09/01/2012	08/01/2022
Loan	58	East Pointe	Medical	4.0500%	0.0218%	Actual/360	60	60	0	0	10/06/2012	09/06/2017
Loan	59	190 Central Retail	Unanchored	4.8680%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	60	Southridge Square	Anchored	5.1500%	0.0218%	Actual/360	120	120	264	264	10/01/2012	09/01/2022
Loan	61	Scarlett Place Apartments	Conventional	5.0000%	0.0218%	Actual/360	120	119	360	359	09/06/2012	08/06/2022
Loan	62	Chesterfield Crossing	Shadow Anchored	5.0600%	0.0618%	Actual/360	120	120	360	360	10/01/2012	09/01/2022
Loan	63.00	Two Rivers MHC	Manufactured Housing Community	4.7500%	0.0218%	Actual/360	60	60	300	300	10/01/2012	09/01/2017
Loan	64.00	Southern Gardens Apartments	Conventional	4.8770%	0.0218%	Actual/360	120	120	300	300	10/01/2012	09/01/2022
Loan	65	Township Retail	Unanchored	5.2770%	0.0218%	Actual/360	120	118	360	358	08/06/2012	07/06/2022
Loan	66	Ulta and Michaels	Anchored	6.5000%	0.0218%	Actual/360	120	118	360	358	08/01/2012	07/01/2022
Loan	67	Oyster Point Retail	Anchored	4.9800%	0.0218%	Actual/360	120	120	300	300	10/06/2012	09/06/2022
Loan	68	Unitron	Flex	4.0500%	0.0218%	Actual/360	60	60	0	0	10/06/2012	09/06/2017
Loan	69	Walgreens - Tampa, FL	Single Tenant	5.0155%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Loan	70	Meadow Creek MHC	Manufactured Housing Community	5.0000%	0.0218%	Actual/360	120	119	360	359	09/06/2012	08/06/2022
Loan	71	Memphis Self Storage Portfolio	Self-Storage	5.3300%	0.0218%	Actual/360	120	118	300	298	08/06/2012	07/06/2022
Property	71	MidSouth Mini Storage	Self-Storage
Property	71	Grand Central Storage	Self-Storage
Loan	72	Cervenka Retail Portfolio	Shadow Anchored	5.3390%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Property	72	8525 Whitfield Avenue	Shadow Anchored
Property	72	467 South Davy Crockett Parkway	Shadow Anchored
Loan	73.00	Store Smart Self Storage	Self-Storage	5.4075%	0.0218%	Actual/360	120	118	360	358	08/06/2012	07/06/2022
Loan	74.00	Cojoyo Portfolio	Office/Retail	4.9700%	0.0218%	Actual/360	120	118	300	298	08/06/2012	07/06/2022
Loan	75	Morgan MHC Portfolio	Manufactured Housing Community	5.3100%	0.0718%	Actual/360	120	120	360	360	10/06/2012	09/06/2022
Property	75.01	Indian Steps MHC	Manufactured Housing Community
Property	75.02	Pine Meadows Park MHC	Manufactured Housing Community
Property	75	Vil Vue Heights MHC	Manufactured Housing Community
Loan	76	Walgreens - Miami, FL	Single Tenant	4.6510%	0.0218%	Actual/360	120	120	360	360	10/06/2012	09/06/2022

A-1-6

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Remaining			Crossed
			ARD Loan	Final	Annual Debt	Monthly Debt	Interest Only		Cash	With	Related	Underwritten
Property Flag	ID	Property Name	(Yes/No)	Maturity Date	Service($)(5)(6)	Service($)(3)(7)	Period	Lockbox(8)	Management(9)	Other Loans(10)	Borrower	NOI DSCR(6)
Loan	1	1000 Harbor Boulevard	Yes	12/06/2028	5,582,969.03	465,247.42	120	Springing Hard	Springing	No		1.50x
Loan	2	Apache Mall	No	08/06/2017	5,955,380.52	496,281.71		Hard	Springing	No		1.74x
Loan	3	Reisterstown Road Plaza	No	06/01/2022	3,064,730.52	255,394.21	58	Hard	Springing	No		1.81x
Loan	4	Plaza at Imperial Valley	No	07/06/2022	2,949,207.00	245,767.25		Hard	In Place	No		1.49x
Loan	5	Crossways Shopping Center	No	08/06/2022	2,779,162.92	231,596.91		Springing Hard	Springing	No	Yes (A)	1.50x
Loan	6	Providence at Harbour Club	No	06/06/2022	2,622,814.08	218,567.84	9	Soft	In Place	No		1.76x
Rollup	7	Roedel Hotel Portfolio	No	07/06/2022	2,272,430.04	189,369.17		Hard	Springing	Yes	Yes (B)	1.79x
Loan	7.01	Hilton Garden Inn-Manchester	No	07/06/2022	948,036.84	79,003.07		Hard	Springing	Yes	Yes (B)	2.01x
Loan	7.02	Hilton Garden Inn-Fishkill	No	07/06/2022	662,196.60	55,183.05		Hard	Springing	Yes	Yes (B)	1.70x
Loan	7.03	Holiday Inn Express-Auburn	No	07/06/2022	662,196.60	55,183.05		Hard	Springing	Yes	Yes (B)	1.56x
Loan	8	Franklin Towne Center	Yes	09/06/2025	1,884,445.68	157,037.14		Hard	In Place	No		1.72x
Rollup	9	GPB Portfolio I	No	09/06/2022	1,618,920.36	134,910.03		Hard	In Place	Yes	Yes (C)	2.14x
Loan	9.01	Eastland Place	No	09/06/2022	734,779.20	61,231.60		Hard	In Place	Yes	Yes (C)	2.16x
Loan	9.02	Castleton Point	No	09/06/2022	492,469.92	41,039.16		Hard	In Place	Yes	Yes (C)	2.18x
Loan	9.03	Clearwater Village	No	09/06/2022	391,671.24	32,639.27		Hard	In Place	Yes	Yes (C)	2.04x
Rollup	10	GPB Portfolio II	No	09/06/2022	1,534,963.56	127,913.63		Hard	In Place	Yes	Yes (C)	2.11x
Loan	10.01	Clearwater Crossing	No	09/06/2022	660,636.48	55,053.04		Hard	In Place	Yes	Yes (C)	2.21x
Loan	10.02	North Willow Commons	No	09/06/2022	557,241.84	46,436.82		Hard	In Place	Yes	Yes (C)	1.96x
Loan	10.03	Clearwater Shoppes	No	09/06/2022	317,085.24	26,423.77		Hard	In Place	Yes	Yes (C)	2.16x
Loan	11.00	Great Northeast Plaza	No	05/06/2022	1,496,353.92	124,696.16		Springing Hard	Springing	No		1.68x
Loan	12	Business Center of Chicago & Chicago Marketplace	No	09/06/2022	1,723,680.36	143,640.03		Hard	In Place	No		2.00x
Property	12.01	Business Center of Chicago
Property	12.02	Chicago Marketplace
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	No	09/01/2022	1,528,585.32	127,382.11		Soft	Springing	No		1.76x
Loan	14	Hamptons Mixed Use Portfolio	No	09/06/2022	1,251,972.84	104,331.07		Soft, Springing Hard	In Place	No		1.37x
Property	14.01	801 County Route 39
Property	14.02	29 Newtown Lane
Property	14.03	47 Newtown Lane
Property	14.04	99 Newtown Lane
Property	14.05	11 Main Street
Property	14.06	74 N. Main Street
Property	14.07	55 Newtown Lane
Loan	15	Shops at Old Denton	No	09/06/2022	1,220,461.20	101,705.10		Hard	Springing	No		1.50x
Loan	16	Pickwick MHC	No	08/01/2022	1,010,952.48	84,246.04		NAP	None	No		1.64x
Loan	17	East 98th Street Portfolio	No	09/01/2022	991,519.20	82,626.60		Soft, Springing Hard	Springing	No		1.48x
Property	17.01	123 East 98th Street
Property	17.02	149 East 98th Street
Property	17.03	86 East 98th Street
Loan	18	Courtyard - Rancho Bernardo	No	09/01/2022	1,087,337.52	90,611.46		Soft	Springing	No	Yes (D)	2.55x
Loan	19	Cooper Retail Portfolio	No	08/06/2022	1,009,886.52	84,157.21		Hard	Springing	No		1.69x
Property	19.01	Magnolia Place
Property	19.02	Saufley Plaza
Property	19.03	Somerset Center
Loan	20	Zeune Self Storage Portfolio	No	07/06/2022	1,047,885.00	87,323.75		Hard	Springing	No		1.59x
Property	20.01	A Storage Solution of Destin
Property	20.02	Michigan Storage Centers - Farmington Hills
Property	20.03	A Storage of Daphne
Property	20.04	Michigan Storage Centers - Oak Park
Property	20.05	Broad and York Storage
Property	20.06	Etna Storage
Loan	21	Homewood Suites Charleston Airport Convention Center	No	06/01/2022	946,309.20	78,859.10		Soft, Springing Hard	In Place	No	Yes (E)	2.17x
Loan	22	Union Station Hotel	No	08/06/2022	1,042,691.04	86,890.92		Hard	Springing	No		2.26x
Loan	23	Staybridge Suites Portfolio	No	08/06/2022	988,217.04	82,351.42		Hard	Springing	No	Yes (F)	1.95x
Property	23.01	Staybridge Suites Kalamazoo
Property	23.02	Staybridge Suites Okemos
Loan	24	Courtyard Mount Pleasant	No	06/01/2022	919,541.04	76,628.42		Soft, Springing Hard	In Place	No	Yes (E)	2.00x
Loan	25	Stemmons Office Building	No	07/06/2022	998,501.40	83,208.45	10	Hard	Springing	No		1.64x
Loan	26	Courtyard - Kirkland	No	09/01/2022	876,885.12	73,073.76		Soft	Springing	No	Yes (D)	2.79x
Loan	27	1107 Highland Colony Parkway	No	07/06/2022	808,426.20	67,368.85		Hard	Springing	No	Yes (G)	1.54x
Loan	28	Equinox Dallas	No	09/06/2022	722,120.88	60,176.74		Hard	In Place	No		1.88x
Loan	29	Summit Village Apartments	No	05/06/2022	755,272.44	62,939.37		Hard	Springing	No		1.48x
Loan	30	Patrick Henry Corporate Center	No	09/01/2022	758,862.24	63,238.52		Hard	In Place	No		1.57x
Rollup	31.00	GPB Portfolio III	No	09/06/2022	692,485.44	57,707.12		Hard	In Place	Yes	Yes (C)	2.03x
Loan	31.01	Village at Time Corners	No	09/06/2022	281,799.24	23,483.27		Hard	In Place	Yes	Yes (C)	2.08x
Loan	31.02	East Paris Shoppes - Grand Rapids	No	09/06/2022	209,336.64	17,444.72		Hard	In Place	Yes	Yes (C)	2.06x
Loan	31.03	Fashion Mall Commons III	No	09/06/2022	112,719.72	9,393.31		Hard	In Place	Yes	Yes (C)	1.84x
Loan	31.04	Greenwood Place Outlot	No	09/06/2022	88,629.84	7,385.82		Hard	In Place	Yes	Yes (C)	2.07x
Loan	32	Holiday Inn Express Michigan Portfolio	No	08/06/2022	803,997.96	66,999.83		Hard	In Place	No		1.89x
Property	32.01	Holiday Inn Express-Petoskey
Property	32.02	Holiday Inn Express-Mackinaw City
Loan	33	Meadowbrook Tech Center	No	09/01/2022	726,950.64	60,579.22		Springing Hard	Springing	No		1.75x
Loan	34	U-Haul Portfolio I	Yes	09/01/2025	665,322.84	55,443.57		Soft, Springing Hard	In Place	No		1.60x
Property	34.01	U-Haul - Markham
Property	34.02	U-Haul - Jonesboro
Property	34.03	U-Haul - Red Bird Lane

A-1-7

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale
Property	34.05	U-Haul - Willowbrook
Property	34.06	U-Haul - North Port
Loan	35	Exit One Hotel Portfolio	No	08/06/2022	694,534.32	57,877.86		Hard	Springing	No	Yes (F)	2.38x
Property	35.01	Fairfield Inn & Suites
Property	35.02	Holiday Inn Express & Suites
Loan	36	PGA Commons	No	08/06/2022	622,885.80	51,907.15		Springing Hard	Springing	No		2.02x
Loan	37	Wellington Community Estates	No	09/06/2022	589,043.16	49,086.93		Hard	Springing	No		1.45x
Loan	38	EADS North America Holdings	No	06/06/2022	529,010.52	44,084.21		Hard	In Place	No		2.02x
Loan	39	Centreville Shopping Center	No	09/01/2022	539,346.72	44,945.56		Soft, Springing Hard	Springing	No		1.38x
Loan	40	9&17 Park of Commerce	No	07/01/2022	561,218.64	46,768.22		Hard	Springing	No	Yes (H)	1.68x
Loan	41	Morgan Bay Apartments	No	09/06/2022	503,678.76	41,973.23		Soft, Springing Hard	Springing	No	Yes (I)	1.84x
Loan	42	Westheimer & Dunvale Center	No	08/06/2022	509,497.68	42,458.14		Hard	Springing	No		1.79x
Loan	43	Porterville Marketplace	Yes	08/01/2037	535,806.24	44,650.52		Hard	Springing	No		1.51x
Loan	44	1105 Schrock	No	08/06/2022	457,372.08	38,114.34		Hard	Springing	No		2.12x
Loan	45	Lakewood Village	No	09/06/2017	488,611.68	40,717.64		Hard	Springing	No		1.77x
Loan	46	South Bay Distribution Center	No	08/01/2022	457,110.72	38,092.56		Hard	In Place	No		1.66x
Loan	47	Walnut Glen Apartments	No	09/06/2022	392,412.60	32,701.05	60	Springing Hard	Springing	No		2.82x
Loan	48	1400 Fifth Avenue	No	09/06/2022	418,720.92	34,893.41	24	Hard	In Place	No		1.49x
Loan	49	Pine Island	No	08/06/2022	432,314.28	36,026.19		Springing Hard	Springing	No	Yes (A)	1.77x
Loan	50	AC Silverado Self Storage	No	06/01/2022	414,194.28	34,516.19		Soft, Springing Hard	Springing	No		1.51x
Loan	51	Canterbury Shopping Center	No	09/06/2022	403,954.68	33,662.89		Hard	Springing	No		2.42x
Loan	52	Courtyard - Hattiesburg	No	09/01/2022	413,889.72	34,490.81		Soft	Springing	No	Yes (D)	2.82x
Loan	53	Residence Inn East Greenbush	No	07/06/2022	420,100.80	35,008.40		Hard	Springing	No		1.96x
Loan	54	Hedgcoxe Health Plaza	No	09/01/2022	356,648.40	29,720.70		Hard	In Place	No		1.75x
Loan	55	Woodland Ridge MHC	No	08/06/2022	360,744.12	30,062.01		Springing Hard	Springing	No	Yes (J)	2.51x
Loan	56	4520 S National Avenue	No	09/06/2017	225,843.75	18,820.31	60	Hard	In Place	No	Yes (K)	3.91x
Loan	57	214 Franklin Street	No	08/01/2022	342,533.76	28,544.48		Soft, Springing Hard	Springing	No		1.29x
Loan	58	East Pointe	No	09/06/2017	215,988.75	17,999.06	60	Hard	In Place	No	Yes (K)	3.44x
Loan	59	190 Central Retail	No	09/06/2022	329,960.88	27,496.74		Springing Hard	Springing	No		1.85x
Loan	60	Southridge Square	No	09/01/2022	380,268.72	31,689.06		Hard	Springing	No		1.58x
Loan	61	Scarlett Place Apartments	No	08/06/2022	285,052.32	23,754.36		Hard	Springing	No		1.72x
Loan	62	Chesterfield Crossing	No	09/01/2022	278,895.24	23,241.27		Soft, Springing Hard	Springing	No		1.87x
Loan	63.00	Two Rivers MHC	No	09/01/2017	290,759.88	24,229.99		NAP	None	No		1.39x
Loan	64.00	Southern Gardens Apartments	No	09/01/2022	292,765.20	24,397.10		Soft, Springing Hard	Springing	No		2.13x
Loan	65	Township Retail	No	07/06/2022	280,815.72	23,401.31		Hard	Springing	No	Yes (G)	1.60x
Loan	66	Ulta and Michaels	No	07/01/2022	310,977.47	25,914.79		Hard	Springing	No	Yes (H)	1.40x
Loan	67	Oyster Point Retail	No	09/06/2022	280,044.24	23,337.02		Springing Hard	Springing	No		2.09x
Loan	68	Unitron	No	09/06/2017	164,250.00	13,687.50	60	Hard	In Place	No	Yes (K)	3.66x
Loan	69	Walgreens - Tampa, FL	No	09/06/2022	256,515.96	21,376.33		Hard	Springing	No		1.45x
Loan	70	Meadow Creek MHC	No	08/06/2022	219,023.28	18,251.94		Springing Hard	Springing	No	Yes (J)	3.87x
Loan	71	Memphis Self Storage Portfolio	No	07/06/2022	226,853.64	18,904.47		Hard	Springing	No		1.65x
Property	71	MidSouth Mini Storage
Property	71	Grand Central Storage
Loan	72	Cervenka Retail Portfolio	No	09/06/2022	200,782.44	16,731.87		Hard	Springing	No		1.86x
Property	72	8525 Whitfield Avenue
Property	72	467 South Davy Crockett Parkway
Loan	73.00	Store Smart Self Storage	No	07/06/2022	195,575.64	16,297.97		Springing Hard	Springing	No		1.51x
Loan	74.00	Cojoyo Portfolio	No	07/06/2022	185,344.20	15,445.35		Springing Hard	Springing	No		1.37x
Loan	75	Morgan MHC Portfolio	No	09/06/2022	146,764.44	12,230.37		Soft, Springing Hard	In Place	No	Yes (I)	1.49x
Property	75.01	Indian Steps MHC
Property	75.02	Pine Meadows Park MHC
Property	75	Vil Vue Heights MHC
Loan	76	Walgreens - Miami, FL	No	09/06/2022	108,296.28	9,024.69		Hard	Springing	No		1.86x

A-1-8

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Total Debt	Total Debt					Cut-Off
			Underwritten	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Date LTV	LTV Ratio at
Property Flag	ID	Property Name	NCF DSCR(6)(11)	NOI DSCR(6)	NCF DSCR(6)	Period(12)	Date	Value($)(13)(14)	As-of Date	Ratio(6)(14)	Maturity(6)(14)
Loan	1	1000 Harbor Boulevard	1.47x	1.50x	1.47x	0	6	187,000,000	08/01/2012	64.2%	64.2%
Loan	2	Apache Mall	1.63x	1.74x	1.63x	0	6	150,000,000	07/16/2012	66.6%	60.8%
Loan	3	Reisterstown Road Plaza	1.51x	1.81x	1.51x	0	1	79,000,000	05/24/2012	58.5%	54.3%
Loan	4	Plaza at Imperial Valley	1.38x	1.49x	1.38x	0	6	63,900,000	04/16/2012	70.3%	58.2%
Loan	5	Crossways Shopping Center	1.42x	1.50x	1.42x	0	6	57,200,000	06/15/2012	70.7%	52.5%
Loan	6	Providence at Harbour Club	1.62x	1.42x	1.30x	0	6	51,500,000	05/15/2012	71.8%	56.2%
Rollup	7	Roedel Hotel Portfolio	1.57x	1.79x	1.57x	0	6	45,700,000	Various	69.8%	52.6%
Loan	7.01	Hilton Garden Inn-Manchester	1.76x	2.01x	1.76x	0	6	19,900,000	04/09/2012	66.9%	50.4%
Loan	7.02	Hilton Garden Inn-Fishkill	1.50x	1.70x	1.50x	0	6	13,900,000	03/29/2012	66.9%	50.4%
Loan	7.03	Holiday Inn Express-Auburn	1.37x	1.56x	1.37x	0	6	11,900,000	03/29/2012	78.1%	58.9%
Loan	8	Franklin Towne Center	1.72x	1.72x	1.72x	0	6	45,300,000	07/26/2012	66.2%	54.0%
Rollup	9	GPB Portfolio I	1.95x	2.14x	1.95x	0	6	38,800,000	Various	65.9%	53.9%
Loan	9.01	Eastland Place	1.98x	2.16x	1.98x	0	6	17,400,000	07/17/2012	66.7%	54.6%
Loan	9.02	Castleton Point	1.96x	2.18x	1.96x	0	6	12,800,000	07/10/2012	60.8%	49.7%
Loan	9.03	Clearwater Village	1.90x	2.04x	1.90x	0	6	8,600,000	07/10/2012	71.9%	58.8%
Rollup	10	GPB Portfolio II	1.95x	2.11x	1.95x	0	6	37,300,000	07/10/2012	65.0%	53.2%
Loan	10.01	Clearwater Crossing	1.98x	2.21x	1.98x	0	6	16,500,000	07/10/2012	63.2%	51.7%
Loan	10.02	North Willow Commons	1.84x	1.96x	1.84x	0	6	13,100,000	07/10/2012	67.2%	55.0%
Loan	10.03	Clearwater Shoppes	2.06x	2.16x	2.06x	0	6	7,700,000	07/10/2012	65.0%	53.2%
Loan	11.00	Great Northeast Plaza	1.44x	1.68x	1.44x	0	6	32,000,000	03/23/2012	72.1%	59.6%
Loan	12	Business Center of Chicago & Chicago Marketplace	1.78x	2.00x	1.78x	0	6	38,370,000	Various	59.9%	45.9%
Property	12.01	Business Center of Chicago						20,750,000	06/18/2012
Property	12.02	Chicago Marketplace						17,620,000	06/26/2012
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	1.58x	1.37x	1.23x	5	1	34,300,000	05/22/2012	64.4%	50.1%
Loan	14	Hamptons Mixed Use Portfolio	1.33x	1.37x	1.33x	0	6	29,350,000	08/01/2012	64.7%	53.6%
Property	14.01	801 County Route 39						5,100,000	08/01/2012
Property	14.02	29 Newtown Lane						5,800,000	08/01/2012
Property	14.03	47 Newtown Lane						6,900,000	08/01/2012
Property	14.04	99 Newtown Lane						4,600,000	08/01/2012
Property	14.05	11 Main Street						4,450,000	08/01/2012
Property	14.06	74 N. Main Street						1,150,000	08/01/2012
Property	14.07	55 Newtown Lane						1,350,000	08/01/2012
Loan	15	Shops at Old Denton	1.40x	1.50x	1.40x	0	6	23,010,000	04/14/2012	73.9%	62.6%
Loan	16	Pickwick MHC	1.62x	1.64x	1.62x	5	1	23,500,000	06/21/2012	68.6%	56.0%
Loan	17	East 98th Street Portfolio	1.42x	1.48x	1.42x	5	1	23,200,000	04/25/2012	69.0%	56.1%
Property	17.01	123 East 98th Street						15,500,000	04/25/2012
Property	17.02	149 East 98th Street						6,100,000	04/25/2012
Property	17.03	86 East 98th Street						1,600,000	04/25/2012
Loan	18	Courtyard - Rancho Bernardo	2.24x	2.55x	2.24x	0	1	31,200,000	07/19/2012	49.7%	37.1%
Loan	19	Cooper Retail Portfolio	1.54x	1.69x	1.54x	0	6	21,550,000	Various	71.9%	59.3%
Property	19.01	Magnolia Place						11,100,000	06/01/2012
Property	19.02	Saufley Plaza						6,200,000	06/04/2012
Property	19.03	Somerset Center						4,250,000	06/01/2012
Loan	20	Zeune Self Storage Portfolio	1.52x	1.59x	1.52x	0	6	23,250,000	Various	65.7%	55.0%
Property	20.01	A Storage Solution of Destin						7,500,000	04/04/2012
Property	20.02	Michigan Storage Centers - Farmington Hills						5,400,000	04/10/2012
Property	20.03	A Storage of Daphne						3,400,000	04/05/2012
Property	20.04	Michigan Storage Centers - Oak Park						2,600,000	04/10/2012
Property	20.05	Broad and York Storage						2,900,000	04/03/2012
Property	20.06	Etna Storage						1,450,000	04/03/2012
Loan	21	Homewood Suites Charleston Airport Convention Center	1.96x	2.17x	1.96x	5	1	22,600,000	02/01/2012	64.8%	53.4%
Loan	22	Union Station Hotel	1.90x	2.26x	1.90x	0	6	25,000,000	05/24/2012	57.9%	43.8%
Loan	23	Staybridge Suites Portfolio	1.70x	1.95x	1.70x	0	6	24,200,000	Various	59.0%	43.9%
Property	23.01	Staybridge Suites Kalamazoo						13,300,000	06/19/2012
Property	23.02	Staybridge Suites Okemos						10,900,000	06/20/2012
Loan	24	Courtyard Mount Pleasant	1.74x	2.00x	1.74x	5	1	21,500,000	02/01/2012	64.7%	53.7%
Loan	25	Stemmons Office Building	1.36x	1.64x	1.36x	0	6	19,350,000	06/25/2012	69.8%	55.3%
Loan	26	Courtyard - Kirkland	2.45x	2.79x	2.45x	0	1	26,000,000	07/18/2012	48.1%	35.9%
Loan	27	1107 Highland Colony Parkway	1.47x	1.54x	1.47x	0	6	17,300,000	03/19/2012	70.4%	58.4%
Loan	28	Equinox Dallas	1.83x	1.88x	1.83x	0	6	17,000,000	06/20/2012	67.6%	55.2%
Loan	29	Summit Village Apartments	1.41x	1.48x	1.41x	0	6	16,490,000	01/26/2012	65.8%	55.5%
Loan	30	Patrick Henry Corporate Center	1.42x	1.57x	1.42x	5	1	14,600,000	06/26/2012	74.3%	55.5%
Rollup	31.00	GPB Portfolio III	1.78x	2.03x	1.78x	0	6	17,550,000	Various	61.3%	50.4%
Loan	31.01	Village at Time Corners	1.63x	2.08x	1.63x	0	6	7,500,000	07/12/2012	58.3%	47.9%
Loan	31.02	East Paris Shoppes - Grand Rapids	1.91x	2.06x	1.91x	0	6	5,100,000	07/05/2012	63.7%	52.4%
Loan	31.03	Fashion Mall Commons III	1.75x	1.84x	1.75x	0	6	2,700,000	07/10/2012	64.8%	53.3%
Loan	31.04	Greenwood Place Outlot	1.98x	2.07x	1.98x	0	6	2,250,000	07/09/2012	61.2%	50.3%
Loan	32	Holiday Inn Express Michigan Portfolio	1.66x	1.89x	1.66x	0	6	16,000,000	Various	66.5%	51.1%
Property	32.01	Holiday Inn Express-Petoskey						11,300,000	03/14/2012
Property	32.02	Holiday Inn Express-Mackinaw City						4,700,000	03/15/2012
Loan	33	Meadowbrook Tech Center	1.43x	1.75x	1.43x	5	1	14,000,000	05/23/2012	73.2%	54.9%
Loan	34	U-Haul Portfolio I	1.53x	1.60x	1.53x	0	1	16,855,000	Various	60.5%	49.9%
Property	34.01	U-Haul - Markham						6,200,000	05/15/2012
Property	34.02	U-Haul - Jonesboro						2,050,000	05/16/2012
Property	34.03	U-Haul - Red Bird Lane						2,580,000	05/15/2012

A-1-9

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale						1,925,000	05/16/2012
Property	34.05	U-Haul - Willowbrook						1,900,000	05/15/2012
Property	34.06	U-Haul - North Port						2,200,000	05/15/2012
Loan	35	Exit One Hotel Portfolio	2.08x	2.38x	2.08x	0	6	17,600,000	Various	56.7%	42.3%
Property	35.01	Fairfield Inn & Suites						8,800,000	06/11/2012
Property	35.02	Holiday Inn Express & Suites						8,800,000	06/18/2012
Loan	36	PGA Commons	1.89x	2.02x	1.89x	0	6	15,500,000	04/16/2012	60.6%	50.3%
Loan	37	Wellington Community Estates	1.42x	1.45x	1.42x	0	6	12,975,000	06/15/2012	69.4%	57.3%
Loan	38	EADS North America Holdings	1.64x	2.02x	1.64x	0	6	18,800,000	07/17/2012	45.2%	37.0%
Loan	39	Centreville Shopping Center	1.30x	1.38x	1.30x	5	1	11,000,000	06/26/2012	75.0%	61.9%
Loan	40	9&17 Park of Commerce	1.52x	1.33x	1.20x	5	1	15,600,000	05/10/2012	52.8%	44.0%
Loan	41	Morgan Bay Apartments	1.71x	1.84x	1.71x	0	6	10,720,000	07/24/2012	74.6%	60.9%
Loan	42	Westheimer & Dunvale Center	1.68x	1.79x	1.68x	0	6	13,300,000	04/11/2012	60.1%	49.3%
Loan	43	Porterville Marketplace	1.39x	1.51x	1.39x	0	1	10,450,000	06/07/2012	72.6%	54.5%
Loan	44	1105 Schrock	1.56x	2.12x	1.56x	0	6	10,050,000	05/29/2012	70.6%	58.1%
Loan	45	Lakewood Village	1.66x	1.77x	1.66x	0	6	11,500,000	05/11/2012	60.9%	54.1%
Loan	46	South Bay Distribution Center	1.55x	1.59x	1.49x	5	1	10,900,000	05/22/2012	64.2%	53.0%
Loan	47	Walnut Glen Apartments	2.36x	2.82x	2.36x	0	6	11,200,000	05/08/2012	59.9%	54.5%
Loan	48	1400 Fifth Avenue	1.44x	1.49x	1.44x	0	6	11,000,000	06/21/2012	59.1%	51.1%
Loan	49	Pine Island	1.62x	1.77x	1.62x	0	6	10,000,000	05/26/2012	62.9%	46.7%
Loan	50	AC Silverado Self Storage	1.46x	1.51x	1.46x	5	1	8,810,000	03/28/2012	71.3%	59.1%
Loan	51	Canterbury Shopping Center	1.72x	2.42x	1.72x	0	6	16,250,000	06/08/2012	38.2%	31.5%
Loan	52	Courtyard - Hattiesburg	2.50x	2.82x	2.50x	0	1	12,000,000	07/25/2012	49.2%	36.8%
Loan	53	Residence Inn East Greenbush	1.73x	1.96x	1.73x	0	6	10,700,000	05/18/2012	55.0%	41.5%
Loan	54	Hedgcoxe Health Plaza	1.56x	1.75x	1.56x	0	1	9,400,000	05/24/2012	59.6%	48.8%
Loan	55	Woodland Ridge MHC	2.45x	2.51x	2.45x	0	6	10,000,000	06/19/2012	55.9%	46.0%
Loan	56	4520 S National Avenue	3.91x	3.91x	3.91x	0	6	11,100,000	06/06/2012	49.5%	49.5%
Loan	57	214 Franklin Street	1.28x	1.29x	1.28x	5	1	7,800,000	05/23/2012	69.2%	56.7%
Loan	58	East Pointe	3.18x	3.44x	3.18x	0	6	10,520,000	06/08/2012	50.0%	50.0%
Loan	59	190 Central Retail	1.70x	1.85x	1.70x	0	6	7,600,000	06/15/2012	68.4%	56.0%
Loan	60	Southridge Square	1.32x	1.58x	1.32x	5	1	8,160,000	07/01/2012	61.3%	42.2%
Loan	61	Scarlett Place Apartments	1.54x	1.72x	1.54x	0	6	5,900,000	06/12/2012	74.9%	61.7%
Loan	62	Chesterfield Crossing	1.75x	1.87x	1.75x	5	1	5,750,000	08/01/2012	74.8%	61.6%
Loan	63.00	Two Rivers MHC	1.35x	1.39x	1.35x	5	1	6,500,000	06/04/2012	65.4%	57.9%
Loan	64.00	Southern Gardens Apartments	1.88x	2.13x	1.88x	5	1	6,100,000	06/25/2012	69.3%	51.5%
Loan	65	Township Retail	1.54x	1.60x	1.54x	0	6	6,000,000	03/19/2012	70.3%	58.4%
Loan	66	Ulta and Michaels	1.31x	1.40x	1.31x	5	1	5,950,000	04/24/2012	68.8%	59.3%
Loan	67	Oyster Point Retail	1.93x	2.09x	1.93x	0	6	6,900,000	05/03/2012	58.0%	43.3%
Loan	68	Unitron	2.97x	3.66x	2.97x	0	6	7,660,000	05/30/2012	52.2%	52.2%
Loan	69	Walgreens - Tampa, FL	1.40x	1.45x	1.40x	0	6	5,300,000	06/22/2012	75.0%	61.7%
Loan	70	Meadow Creek MHC	3.77x	3.87x	3.77x	0	6	8,750,000	06/13/2012	38.8%	31.9%
Loan	71	Memphis Self Storage Portfolio	1.52x	1.65x	1.52x	0	6	4,500,000	05/23/2012	69.4%	52.6%
Property	71	MidSouth Mini Storage						2,800,000	05/23/2012
Property	71	Grand Central Storage						1,700,000	05/23/2012
Loan	72	Cervenka Retail Portfolio	1.69x	1.86x	1.69x	0	6	4,125,000	Various	72.7%	60.4%
Property	72	8525 Whitfield Avenue						2,225,000	07/05/2012
Property	72	467 South Davy Crockett Parkway						1,900,000	07/01/2012
Loan	73.00	Store Smart Self Storage	1.45x	1.51x	1.45x	0	6	4,050,000	05/15/2012	71.5%	59.6%
Loan	74.00	Cojoyo Portfolio	1.25x	1.37x	1.25x	0	6	4,050,000	05/04/2012	65.2%	48.9%
Loan	75	Morgan MHC Portfolio	1.44x	1.49x	1.44x	0	6	3,025,000	Various	72.7%	60.4%
Property	75.01	Indian Steps MHC						1,150,000	07/06/2012
Property	75.02	Pine Meadows Park MHC						900,000	07/19/2012
Property	75	Vil Vue Heights MHC						975,000	07/17/2012
Loan	76	Walgreens - Miami, FL	1.75x	1.86x	1.75x	10	6	3,600,000	02/01/2012	48.6%	39.5%

A-1-10

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Total Debt	Total Debt
			Cut-Off Date	LTV Ratio at
Property Flag	ID	Property Name	LTV Ratio(6)(14)	Maturity(6)(14)(15)	Address	City	County	State
Loan	1	1000 Harbor Boulevard	64.2%	64.2%	1000 Harbor Boulevard	Weehawken	Hudson	NJ
Loan	2	Apache Mall	66.6%	60.8%	333 Apache Mall	Rochester	Olmsted	MN
Loan	3	Reisterstown Road Plaza	58.5%	54.3%	6500 Reisterstown Road	Baltimore	Baltimore City	MD
Loan	4	Plaza at Imperial Valley	70.3%	58.2%	2903 South Dogwood Road	El Centro	Imperial	CA
Loan	5	Crossways Shopping Center	70.7%	52.5%	1412 Greenbrier Parkway	Chesapeake	Chesapeake City	VA
Loan	6	Providence at Harbour Club	81.6%	65.1%	49000 Denton Road	Belleville	Wayne	MI
Rollup	7	Roedel Hotel Portfolio	69.8%	52.6%	Various	Various	Various	Various
Loan	7.01	Hilton Garden Inn-Manchester	66.9%	50.4%	101 South Commercial Street	Manchester	Hillsborough	NH
Loan	7.02	Hilton Garden Inn-Fishkill	66.9%	50.4%	25 Westgate Road	Fishkill	Dutchess	NY
Loan	7.03	Holiday Inn Express-Auburn	78.1%	58.9%	10-12 Johnson Street	Auburn	Worcester	MA
Loan	8	Franklin Towne Center	66.2%	54.0%	3391 State Route 27	Franklin Park	Somerset	NJ
Rollup	9	GPB Portfolio I	65.9%	53.9%	Various	Various	Various	IN
Loan	9.01	Eastland Place	66.7%	54.6%	777 North Green River Road	Evansville	Vanderburgh	IN
Loan	9.02	Castleton Point	60.8%	49.7%	5305-5473 East 82nd Street	Indianapolis	Marion	IN
Loan	9.03	Clearwater Village	71.9%	58.8%	4603-4615 East 82nd Street	Indianapolis	Marion	IN
Rollup	10	GPB Portfolio II	65.0%	53.2%	Various	Indianapolis	Marion	IN
Loan	10.01	Clearwater Crossing	63.2%	51.7%	3920 East 82nd Street	Indianapolis	Marion	IN
Loan	10.02	North Willow Commons	67.2%	55.0%	1410-1518 West 86th Street	Indianapolis	Marion	IN
Loan	10.03	Clearwater Shoppes	65.0%	53.2%	3841-3969 East 82nd Street	Indianapolis	Marion	IN
Loan	11.00	Great Northeast Plaza	72.1%	59.6%	2201-2235 Cottman Avenue	Philadelphia	Philadelphia	PA
Loan	12	Business Center of Chicago & Chicago Marketplace	59.9%	45.9%	Various	Chicago	Cook	IL
Property	12.01	Business Center of Chicago			2600 West 35th Street	Chicago	Cook	IL
Property	12.02	Chicago Marketplace			2455 South Damen Avenue	Chicago	Cook	IL
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	73.9%	59.5%	5665 East Mayo Boulevard	Phoenix	Maricopa	AZ
Loan	14	Hamptons Mixed Use Portfolio	64.7%	53.6%	Various	Various	Suffolk	NY
Property	14.01	801 County Route 39			801 County Road 39	Southampton	Suffolk	NY
Property	14.02	29 Newtown Lane			29 Newtown Lane	East Hampton	Suffolk	NY
Property	14.03	47 Newtown Lane			47 Newtown Lane	East Hampton	Suffolk	NY
Property	14.04	99 Newtown Lane			99 Newtown Lane	East Hampton	Suffolk	NY
Property	14.05	11 Main Street			11 Main Street	Southampton	Suffolk	NY
Property	14.06	74 N. Main Street			74 North Main Street	East Hampton	Suffolk	NY
Property	14.07	55 Newtown Lane			55 Newtown Lane	East Hampton	Suffolk	NY
Loan	15	Shops at Old Denton	73.9%	62.6%	2625 Old Denton Road	Carrollton	Dallas	TX
Loan	16	Pickwick MHC	68.6%	56.0%	1 East Pickwick Park Drive	Greenacres	Palm Beach	FL
Loan	17	East 98th Street Portfolio	69.0%	56.1%	Various	Brooklyn	Kings	NY
Property	17.01	123 East 98th Street			123 East 98th Street	Brooklyn	Kings	NY
Property	17.02	149 East 98th Street			149 East 98th Street	Brooklyn	Kings	NY
Property	17.03	86 East 98th Street			86 East 98th Street	Brooklyn	Kings	NY
Loan	18	Courtyard - Rancho Bernardo	49.7%	37.1%	11611 Bernardo Plaza Court	San Diego	San Diego	CA
Loan	19	Cooper Retail Portfolio	71.9%	59.3%	Various	Various	Various	Various
Property	19.01	Magnolia Place			1492 Old Aberdeen Road	Columbus	Lowndes	MS
Property	19.02	Saufley Plaza			5975 Mobile Highway	Pensacola	Escambia	FL
Property	19.03	Somerset Center			1960-1996 S. US Highway 27	Somerset	Pulaski	KY
Loan	20	Zeune Self Storage Portfolio	65.7%	55.0%	Various	Various	Various	Various
Property	20.01	A Storage Solution of Destin			733 A Highway 98 East	Destin	Okaloosa	FL
Property	20.02	Michigan Storage Centers - Farmington Hills			39000 Grand River Avenue	Farmington	Oakland	MI
Property	20.03	A Storage of Daphne			7165 US Highway 90	Daphne	Baldwin	AL
Property	20.04	Michigan Storage Centers - Oak Park			15300 West 8 Mile Road	Oak Park	Oakland	MI
Property	20.05	Broad and York Storage			7035 East Broad Street	Pataskala	Licking	OH
Property	20.06	Etna Storage			10415 Columbus Parkway	Pataskala	Licking	OH
Loan	21	Homewood Suites Charleston Airport Convention Center	64.8%	53.4%	5048 International Boulevard	North Charleston	Charleston	SC
Loan	22	Union Station Hotel	57.9%	43.8%	1001 Broadway	Nashville	Davidson	TN
Loan	23	Staybridge Suites Portfolio	59.0%	43.9%	Various	Various	Various	MI
Property	23.01	Staybridge Suites Kalamazoo			2001 Seneca Lane	Kalamzaoo	Kalamzaoo	MI
Property	23.02	Staybridge Suites Okemos			3553 Meridian Crossings Drive	Okemos	Ingham	MI
Loan	24	Courtyard Mount Pleasant	64.7%	53.7%	1251 Woodland Avenue	Mount Pleasant	Charleston	SC
Loan	25	Stemmons Office Building	69.8%	55.3%	8435 Stemmons Freeway	Dallas	Dallas	TX
Loan	26	Courtyard - Kirkland	48.1%	35.9%	11215 Northeast 124th Street	Kirkland	King	WA
Loan	27	1107 Highland Colony Parkway	70.4%	58.4%	1107 Highland Colony Parkway	Ridgeland	Madison	MS
Loan	28	Equinox Dallas	67.6%	55.2%	4023 Oak Lawn Avenue	Dallas	Dallas	TX
Loan	29	Summit Village Apartments	65.8%	55.5%	610 Southwest 52nd Street	Lawton	Comanche	OK
Loan	30	Patrick Henry Corporate Center	74.3%	55.5%	12350 Jefferson Avenue	Newport News	Newport News City	VA
Rollup	31.00	GPB Portfolio III	61.3%	50.4%	Various	Various	Various	Various
Loan	31.01	Village at Time Corners	58.3%	47.9%	6325-6447 West Jefferson Boulevard	Fort Wayne	Allen	IN
Loan	31.02	East Paris Shoppes - Grand Rapids	63.7%	52.4%	3955 28th Street Southeast	Grand Rapids	Kent	MI
Loan	31.03	Fashion Mall Commons III	64.8%	53.3%	3535 East 86th Street	Indianapolis	Marion	IN
Loan	31.04	Greenwood Place Outlot	61.2%	50.3%	7853 US Highway 31 South	Indianapolis	Marion	IN
Loan	32	Holiday Inn Express Michigan Portfolio	66.5%	51.1%	Various	Various	Various	MI
Property	32.01	Holiday Inn Express-Petoskey			1751 U.S. Highway 131	Petoskey	Emmet	MI
Property	32.02	Holiday Inn Express-Mackinaw City			364 Louvingney Street	Mackinaw City	Cheboygan	MI
Loan	33	Meadowbrook Tech Center	73.2%	54.9%	1660-1670, 1700-1740, 1760-1800, 1900-1910, 1920, 1940 Opdyke Road	Auburn Hills	Oakland	MI
Loan	34	U-Haul Portfolio I	60.5%	49.9%	Various	Various	Various	Various
Property	34.01	U-Haul - Markham			16643 Kedzie Avenue	Markham	Cook	IL
Property	34.02	U-Haul - Jonesboro			8640 Kendrick Road	Jonesboro	Clayton	GA
Property	34.03	U-Haul - Red Bird Lane			5409 South Westmoreland Road	Dallas	Dallas	TX

A-1-11

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale			1588 Carson Road	Birmingham	Jefferson	AL
Property	34.05	U-Haul - Willowbrook			9411 West FM 1960	Houston	Harris	TX
Property	34.06	U-Haul - North Port			5055 Pan American Boulevard	North Port	Sarasota	FL
Loan	35	Exit One Hotel Portfolio	56.7%	42.3%	Various	New Buffalo	Berrien	MI
Property	35.01	Fairfield Inn & Suites			11400 Holiday Drive	New Buffalo	Berrien	MI
Property	35.02	Holiday Inn Express & Suites			11500 Holiday Drive	New Buffalo	Berrien	MI
Loan	36	PGA Commons	60.6%	50.3%	4580-4620 PGA Boulevard	Palm Beach Gardens	Palm Beach	FL
Loan	37	Wellington Community Estates	69.4%	57.3%	42 Airport Road	Asheville	Buncombe	NC
Loan	38	EADS North America Holdings	45.2%	37.0%	4 Goodyear	Irvine	Orange	CA
Loan	39	Centreville Shopping Center	75.0%	61.9%	2478 Centreville Road	Centreville	Queen Anne’s	MD
Loan	40	9&17 Park of Commerce	61.1%	52.4%	9 & 17 Park of Commerce Boulevard	Savannah	Chatham	GA
Loan	41	Morgan Bay Apartments	74.6%	60.9%	14403 Ella Boulevard	Houston	Harris	TX
Loan	42	Westheimer & Dunvale Center	60.1%	49.3%	8401 Westheimer	Houston	Harris	TX
Loan	43	Porterville Marketplace	72.6%	54.5%	1351 - 1397 West Henderson Avenue	Porterville	Tulare	CA
Loan	44	1105 Schrock	70.6%	58.1%	1105 Schrock Road	Columbus	Franklin	OH
Loan	45	Lakewood Village	60.9%	54.1%	767 Barry’s Way	Huffman	Harris	TX
Loan	46	South Bay Distribution Center	67.8%	53.0%	684-698 Anita Street	Chula Vista	San Diego	CA
Loan	47	Walnut Glen Apartments	59.9%	54.5%	4592 Channing Terrace	Columbus	Franklin	OH
Loan	48	1400 Fifth Avenue	59.1%	51.1%	1400 Fifth Avenue	New York	New York	NY
Loan	49	Pine Island	62.9%	46.7%	511 SW Pine Island Road	Cape Coral	Lee	FL
Loan	50	AC Silverado Self Storage	71.3%	59.1%	8250 South Maryland Parkway	Las Vegas	Clark	NV
Loan	51	Canterbury Shopping Center	38.2%	31.5%	2959 West 159th Street	Markham	Cook	IL
Loan	52	Courtyard - Hattiesburg	49.2%	36.8%	119 Grand Drive	Hattiesburg	Lamar	MS
Loan	53	Residence Inn East Greenbush	55.0%	41.5%	3 Tech Valley Drive	East Greenbush	Rensselaer	NY
Loan	54	Hedgcoxe Health Plaza	59.6%	48.8%	2100 Hedgcoxe Road	Plano	Collin	TX
Loan	55	Woodland Ridge MHC	55.9%	46.0%	12250 Woodland Ridge Circle	Green Oak Township	Livingston	MI
Loan	56	4520 S National Avenue	49.5%	49.5%	4520 South National Avenue	Springfield	Greene	MO
Loan	57	214 Franklin Street	69.2%	56.7%	214 Franklin Avenue	Brooklyn	Kings	NY
Loan	58	East Pointe	50.0%	50.0%	1530 Lee Boulevard	Lehigh Acres	Lee	FL
Loan	59	190 Central Retail	68.4%	56.0%	401 West President George Bush Highway (US-190)	Richardson	Collin	TX
Loan	60	Southridge Square	61.3%	42.2%	1200 East Army Post Road	Des Moines	Polk	IA
Loan	61	Scarlett Place Apartments	74.9%	61.7%	6903 Tara Boulevard	Jonesboro	Clayton	GA
Loan	62	Chesterfield Crossing	74.8%	61.6%	50555-50659 Gratiot Avenue	Chesterfield	Macomb	MI
Loan	63.00	Two Rivers MHC	65.4%	57.9%	2800 East Manatee Avenue	Bradenton	Manatee	FL
Loan	64.00	Southern Gardens Apartments	69.3%	51.5%	9310 Long Pointe Drive	Houston	Harris	TX
Loan	65	Township Retail	70.3%	58.4%	1065-1067 Highland Colony Parkway	Ridgeland	Madison	MS
Loan	66	Ulta and Michaels	68.8%	59.3%	983 Dawsonville Highway	Gainesville	Hall	GA
Loan	67	Oyster Point Retail	58.0%	43.3%	300-350 Oyster Point Road	Newport News	Newport News City	VA
Loan	68	Unitron	52.2%	52.2%	14755 27th Avenue North	Plymouth	Hennepin	MN
Loan	69	Walgreens - Tampa, FL	75.0%	61.7%	6503 West Waters Avenue	Tampa	Hillsborough	FL
Loan	70	Meadow Creek MHC	38.8%	31.9%	33180 Waterfall Court	New Haven	Macomb	MI
Loan	71	Memphis Self Storage Portfolio	69.4%	52.6%	Various	Various	Various	Various
Property	71	MidSouth Mini Storage			841 Town and Country Drive	Southaven	DeSoto	MS
Property	71	Grand Central Storage			7384 Raleigh Lagrange Road	Cordova	Shelby	TN
Loan	72	Cervenka Retail Portfolio	72.7%	60.4%	Various	Various	Various	Various
Property	72	8525 Whitfield Avenue			8525 Whitfield Avenue	Leeds	St. Clair	AL
Property	72	467 South Davy Crockett Parkway			467 South Davy Crockett Parkway	Morristown	Hamblen	TN
Loan	73.00	Store Smart Self Storage	71.5%	59.6%	2300 West Bay Area Boulevard	Friendswood	Harris	TX
Loan	74.00	Cojoyo Portfolio	65.2%	48.9%	2301, 2319-2325 & 2341 East Colfax Avenue	Denver	Denver	CO
Loan	75	Morgan MHC Portfolio	72.7%	60.4%	Various	Various	Various	Various
Property	75.01	Indian Steps MHC			906 North Broadway	Wind Gap Borough	Northampton	PA
Property	75.02	Pine Meadows Park MHC			708 State Highway 67	Amsterdam	Montgomery	NY
Property	75	Vil Vue Heights MHC			33 Park Street	Moravia	Cayuga	NY
Loan	76	Walgreens - Miami, FL	48.6%	39.5%	3103 Biscayne Boulevard	Miami	Miami-Dade	FL

A-1-12

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Net		Cut-off Balance
						Rentable Area	Units	per Unit
				Year	Year	(SF/Units/	of	(SF/Units/	Prepayment Provisions
Property Flag	ID	Property Name	Zip Code	Built	Renovated	Rooms/Pads)(16)	Measure	Rooms/Pads)($)(6)(16)(17)	(# of payments)(18)
Loan	1	1000 Harbor Boulevard	07086	1989	NAP	617,187	Sq. Ft.	194	L(24), D(92), O(4)
Loan	2	Apache Mall	55902	1969	2002	591,423	Sq. Ft.	169	L(25), D(31), O(4)
Loan	3	Reisterstown Road Plaza	21215	1961	2004	660,408	Sq. Ft.	70	L(25), YM1(91), O(3)
Loan	4	Plaza at Imperial Valley	92243	2007	NAP	362,400	Sq. Ft.	124	L(26), D(92), O(2)
Loan	5	Crossways Shopping Center	23320	1990	NAP	350,958	Sq. Ft.	115	L(25), D(90), O(5)
Loan	6	Providence at Harbour Club	48111	1970 - 1974	NAP	1,112	Units	33,273	L(27), D(89), O(4)
Rollup	7	Roedel Hotel Portfolio	Various	Various	NAP	349	Rooms	91,414	L(26), D(91), O(3)
Loan	7.01	Hilton Garden Inn-Manchester	03101	2006	NAP	125	Rooms	106,478	L(26), D(91), O(3)
Loan	7.02	Hilton Garden Inn-Fishkill	12524	2002	NAP	111	Rooms	83,755	L(26), D(91), O(3)
Loan	7.03	Holiday Inn Express-Auburn	01501	2004	NAP	113	Rooms	82,273	L(26), D(91), O(3)
Loan	8	Franklin Towne Center	08823	1990	NAP	138,364	Sq. Ft.	217	L(24), D(89), O(7)
Rollup	9	GPB Portfolio I	Various	Various	Various	342,317	Sq. Ft.	75	L(24), YM1(92), O(4)
Loan	9.01	Eastland Place	47715	1982	NAP	201,426	Sq. Ft.	58	L(24), YM1(92), O(4)
Loan	9.02	Castleton Point	46250	1985	1998	92,517	Sq. Ft.	84	L(24), YM1(92), O(4)
Loan	9.03	Clearwater Village	46240	1996	NAP	48,374	Sq. Ft.	128	L(24), YM1(92), O(4)
Rollup	10	GPB Portfolio II	46240	Various	NAP	279,676	Sq. Ft.	87	L(24), YM1(92), O(4)
Loan	10.01	Clearwater Crossing	46240	1990	NAP	130,181	Sq. Ft.	80	L(24), YM1(92), O(4)
Loan	10.02	North Willow Commons	46240	1989	NAP	103,538	Sq. Ft.	85	L(24), YM1(92), O(4)
Loan	10.03	Clearwater Shoppes	46240	1989	NAP	45,957	Sq. Ft.	109	L(24), YM1(92), O(4)
Loan	11.00	Great Northeast Plaza	19149	1962	1991	292,729	Sq. Ft.	79	L(28), D(88), O(4)
Loan	12	Business Center of Chicago & Chicago Marketplace	Various	Various	Various	793,076	Sq. Ft.	29	L(24), D(93), O(3)
Property	12.01	Business Center of Chicago	60632	1929, 1959	2006	683,700	Sq. Ft.	18
Property	12.02	Chicago Marketplace	60608	2006	NAP	109,376	Sq. Ft.	97
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	85054	2009	NAP	208	Rooms	106,250	L(24), D(92), O(4)
Loan	14	Hamptons Mixed Use Portfolio	Various	Various	Various	46,800	Sq. Ft.	406	L(24), D(92), O(4)
Property	14.01	801 County Route 39	11968	1960, 1970	NAP	19,892	Sq. Ft.	229
Property	14.02	29 Newtown Lane	11937	1920	2003	2,800	Sq. Ft.	1,275
Property	14.03	47 Newtown Lane	11937	1920	2005	5,052	Sq. Ft.	697
Property	14.04	99 Newtown Lane	11937	1920	2004	8,930	Sq. Ft.	340
Property	14.05	11 Main Street	11968	1920	NAP	4,928	Sq. Ft.	581
Property	14.06	74 N. Main Street	11937	1940	NAP	3,846	Sq. Ft.	198
Property	14.07	55 Newtown Lane	11937	1920	2005	1,352	Sq. Ft.	509
Loan	15	Shops at Old Denton	75007	1983	2010	178,171	Sq. Ft.	95	L(24), D(93), O(3)
Loan	16	Pickwick MHC	33463	1970	NAP	369	Pads	43,718	L(25), D(92), O(3)
Loan	17	East 98th Street Portfolio	11212	Various	Various	66,400	Sq. Ft.	241	L(24), D(92), O(4)
Property	17.01	123 East 98th Street	11212	2011	NAP	46,000	Sq. Ft.	232
Property	17.02	149 East 98th Street	11212	2005	NAP	16,600	Sq. Ft.	253
Property	17.03	86 East 98th Street	11212	1931	2011	3,800	Sq. Ft.	290
Loan	18	Courtyard - Rancho Bernardo	92128	1987	2006	210	Rooms	73,810	L(24), D(93), O(3)
Loan	19	Cooper Retail Portfolio	Various	Various	Various	211,750	Sq. Ft.	73	L(25), D(92), O(3)
Property	19.01	Magnolia Place	39705	1995	2007, 2011	103,628	Sq. Ft.	79
Property	19.02	Saufley Plaza	32526	1998	NAP	51,282	Sq. Ft.	86
Property	19.03	Somerset Center	42501	2000	2011	56,840	Sq. Ft.	52
Loan	20	Zeune Self Storage Portfolio	Various	Various	Various	3,120	Units	4,893	L(26), D(91), O(3)
Property	20.01	A Storage Solution of Destin	32541	2005-2006	NAP	798	Units	5,716
Property	20.02	Michigan Storage Centers - Farmington Hills	48335	2004	NAP	666	Units	5,920
Property	20.03	A Storage of Daphne	36526	2009	NAP	531	Units	3,694
Property	20.04	Michigan Storage Centers - Oak Park	48237	1964	2006	556	Units	3,411
Property	20.05	Broad and York Storage	43062	1995-2009	NAP	365	Units	5,059
Property	20.06	Etna Storage	43062	2009	NAP	204	Units	5,186
Loan	21	Homewood Suites Charleston Airport Convention Center	29418	2008	NAP	128	Rooms	114,382	L(27), D(88), O(5)
Loan	22	Union Station Hotel	37203	1986	2007	125	Rooms	115,829	L(25), D(91), O(4)
Loan	23	Staybridge Suites Portfolio	Various	Various	NAP	190	Rooms	75,144	L(25), YM1(91), O(4)
Property	23.01	Staybridge Suites Kalamazoo	49003	2006	NAP	95	Rooms	82,596
Property	23.02	Staybridge Suites Okemos	48864	2008	NAP	95	Rooms	67,692
Loan	24	Courtyard Mount Pleasant	29464	2007	NAP	130	Rooms	107,003	L(27), D(88), O(5)
Loan	25	Stemmons Office Building	75247	1971	2008-2011	229,639	Sq. Ft.	59	L(26), D(91), O(3)
Loan	26	Courtyard - Kirkland	98034	2006	NAP	150	Rooms	83,333	L(24), D(93), O(3)
Loan	27	1107 Highland Colony Parkway	39157	2008	NAP	66,685	Sq. Ft.	183	L(26), D(91), O(3)
Loan	28	Equinox Dallas	75219	1928, 1998	2007	58,500	Sq. Ft.	197	L(24), D(89), O(7)
Loan	29	Summit Village Apartments	73505	2008	NAP	228	Units	47,625	L(28), D(89), O(3)
Loan	30	Patrick Henry Corporate Center	23602	1989	2008-2011	99,100	Sq. Ft.	109	L(24), D(92), O(4)
Rollup	31.00	GPB Portfolio III	Various	Various	NAP	163,996	Sq. Ft.	66	L(24), YM1(92), O(4)
Loan	31.01	Village at Time Corners	46804	1988	NAP	110,906	Sq. Ft.	39	L(24), YM1(92), O(4)
Loan	31.02	East Paris Shoppes - Grand Rapids	49512	1988	NAP	37,500	Sq. Ft.	87	L(24), YM1(92), O(4)
Loan	31.03	Fashion Mall Commons III	46240	1998	NAP	8,450	Sq. Ft.	207	L(24), YM1(92), O(4)
Loan	31.04	Greenwood Place Outlot	46227	2008	NAP	7,140	Sq. Ft.	193	L(24), YM1(92), O(4)
Loan	32	Holiday Inn Express Michigan Portfolio	Various	Various	Various	184	Rooms	57,803	L(25), D(92), O(3)
Property	32.01	Holiday Inn Express-Petoskey	49770	2007	NAP	82	Rooms	98,648
Property	32.02	Holiday Inn Express-Mackinaw City	49701	1992	2002	102	Rooms	24,967
Loan	33	Meadowbrook Tech Center	48326	1989-2000	NAP	218,916	Sq. Ft.	47	L(24), D(92), O(4)
Loan	34	U-Haul Portfolio I	Various	Various	NAP	2,970	Units	3,434	L(24), D(93), O(3)
Property	34.01	U-Haul - Markham	60428	2007	NAP	720	Units	4,653
Property	34.02	U-Haul - Jonesboro	30238	1986	NAP	414	Units	3,502
Property	34.03	U-Haul - Red Bird Lane	75237	1987	NAP	672	Units	2,158

A-1-13

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale	35217	1999-2007	NAP	410	Units	3,476
Property	34.05	U-Haul - Willowbrook	77070	1981	NAP	249	Units	5,622
Property	34.06	U-Haul - North Port	34287	1983-1992	NAP	505	Units	2,228
Loan	35	Exit One Hotel Portfolio	49117	Various	Various	185	Rooms	53,969	L(25), YM1(91), O(4)
Property	35.01	Fairfield Inn & Suites	49117	2009	NAP	105	Rooms	47,544
Property	35.02	Holiday Inn Express & Suites	49117	2000	2009	80	Rooms	62,402
Loan	36	PGA Commons	33418	2004	NAP	112,993	Sq. Ft.	83	L(25), D(92), O(3)
Loan	37	Wellington Community Estates	28704	1972	2012	352	Pads	25,568	L(24), D(92), O(4)
Loan	38	EADS North America Holdings	92618	1981	NAP	98,631	Sq. Ft.	86	L(25), D(90), O(3)
Loan	39	Centreville Shopping Center	21617	2001	NAP	84,324	Sq. Ft.	98	L(24), D(92), O(4)
Loan	40	9&17 Park of Commerce	31405	2007/2008	NAP	65,436	Sq. Ft.	126	L(26), D(91), O(3)
Loan	41	Morgan Bay Apartments	77014	1982	2008	268	Units	29,851	L(24), D(93), O(3)
Loan	42	Westheimer & Dunvale Center	77063	2006	NAP	47,198	Sq. Ft.	169	L(25), D(92), O(3)
Loan	43	Porterville Marketplace	93257	1993	2008	66,841	Sq. Ft.	114	L(25), D(92), O(3)
Loan	44	1105 Schrock	43229	1983	2006	213,249	Sq. Ft.	33	L(25), D(92), O(3)
Loan	45	Lakewood Village	77336	1999	NAP	216	Pads	32,407	L(24), YM1(33), O(3)
Loan	46	South Bay Distribution Center	91911	1964-2002	NAP	116,834	Sq. Ft.	60	L(25), D(91), O(4)
Loan	47	Walnut Glen Apartments	43232	1970-1972	NAP	724	Units	9,267	L(24), YM1(92), O(4)
Loan	48	1400 Fifth Avenue	10030	2003	NAP	30,807	Sq. Ft.	211	L(24), D(93), O(3)
Loan	49	Pine Island	33991	2007	NAP	71,466	Sq. Ft.	88	L(25), D(90), O(5)
Loan	50	AC Silverado Self Storage	89123	2003	NAP	626	Units	10,032	L(27), D(90), O(3)
Loan	51	Canterbury Shopping Center	60426	1961	1962, 1965, 1982, 1988, 1995, 2002	266,355	Sq. Ft.	23	L(24), D(93), O(3)
Loan	52	Courtyard - Hattiesburg	39401	2006	NAP	84	Rooms	70,238	L(24), D(93), O(3)
Loan	53	Residence Inn East Greenbush	12061	2005	NAP	78	Rooms	75,414	L(26), D(90), O(4)
Loan	54	Hedgcoxe Health Plaza	75025	2009	NAP	32,109	Sq. Ft.	174	L(24), D(93), O(3)
Loan	55	Woodland Ridge MHC	48178	2002	NAP	304	Pads	18,401	L(25), D(91), O(4)
Loan	56	4520 S National Avenue	65810	2008	NAP	42,430	Sq. Ft.	130	L(24), D(32), O(4)
Loan	57	214 Franklin Street	11222	1931	2007	21,175	Sq. Ft.	255	L(25), D(91), O(4)
Loan	58	East Pointe	33936	1994	NAP	34,500	Sq. Ft.	152	L(24), D(32), O(4)
Loan	59	190 Central Retail	75080	2005	NAP	42,064	Sq. Ft.	124	L(24), D(93), O(3)
Loan	60	Southridge Square	50315	1975	2001	144,528	Sq. Ft.	35	L(24), D(93), O(3)
Loan	61	Scarlett Place Apartments	30236	1998	NAP	190	Units	23,265	L(25), D(92), O(3)
Loan	62	Chesterfield Crossing	48051	1995	2012	41,520	Sq. Ft.	104	L(24), D(92), O(4)
Loan	63.00	Two Rivers MHC	34208	1960	NAP	112	Pads	37,946	L(24), D(33), O(3)
Loan	64.00	Southern Gardens Apartments	77055	1970	2009-2012	211	Units	20,024	L(24), D(92), O(4)
Loan	65	Township Retail	39157	2011	NAP	18,336	Sq. Ft.	230	L(26), D(91), O(3)
Loan	66	Ulta and Michaels	30501	2010	NAP	32,233	Sq. Ft.	127	L(26), D(91), O(3)
Loan	67	Oyster Point Retail	23602	1978	2000	72,867	Sq. Ft.	55	L(24), D(89), O(7)
Loan	68	Unitron	55447	1989	2011	81,927	Sq. Ft.	49	L(24), D(32), O(4)
Loan	69	Walgreens - Tampa, FL	33634	2002	NAP	15,120	Sq. Ft.	263	L(24), D(92), O(4)
Loan	70	Meadow Creek MHC	48048	2000	NAP	281	Pads	12,087	L(25), D(91), O(4)
Loan	71	Memphis Self Storage Portfolio	Various	Various	Various	863	Units	3,616	L(26), D(91), O(3)
Property	71	MidSouth Mini Storage	38671	1976	2006	487	Units	3,984
Property	71	Grand Central Storage	38018	1998	NAP	376	Units	3,140
Loan	72	Cervenka Retail Portfolio	Various	Various	NAP	29,478	Sq. Ft.	102	L(24), D(92), O(4)
Property	72	8525 Whitfield Avenue	35094	2000	NAP	19,530	Sq. Ft.	82
Property	72	467 South Davy Crockett Parkway	37813	2002	NAP	9,948	Sq. Ft.	141
Loan	73.00	Store Smart Self Storage	77546	1999-2008	NAP	776	Units	3,730	L(26), D(90), O(4)
Loan	74.00	Cojoyo Portfolio	80206	1911, 1927, 1975, 2010	2007, 2010	17,410	Sq. Ft.	152	L(24), YM1(89), O(7)
Loan	75	Morgan MHC Portfolio	Various	Various	NAP	118	Pads	18,644	L(24), D(92), O(4)
Property	75.01	Indian Steps MHC	18091	1970	NAP	38	Pads	22,684
Property	75.02	Pine Meadows Park MHC	12010	1975	NAP	33	Pads	20,455
Property	75	Vil Vue Heights MHC	13118	1972	NAP	47	Pads	14,106
Loan	76	Walgreens - Miami, FL	33137	1994	NAP	13,500	Sq. Ft.	130	L(24), D(91), O(5)

A-1-14

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second	Second	Second	Second	Third
			Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Property Flag	ID	Property Name	NOI Date	EGI($)	Expenses($)	NOI($)(19)	NOI Date	EGI($)	Expenses($)	NOI($)(19)	NOI Date
Loan	1	1000 Harbor Boulevard	T-12 6/30/2012	17,776,827	5,041,541	12,735,286	12/31/2011	17,585,372	5,136,523	12,448,849	12/31/2010
Loan	2	Apache Mall	T-12 5/31/2012	16,435,681	5,742,749	10,692,932	12/31/2011	16,657,124	5,727,254	10,929,869	12/31/2010
Loan	3	Reisterstown Road Plaza	T-12 6/30/2012	10,058,202	4,641,677	5,416,525	12/31/2011	9,832,596	4,881,869	4,950,727	12/31/2010
Loan	4	Plaza at Imperial Valley	T-12 3/31/12	5,211,104	1,063,746	4,147,358	12/31/2011	5,152,789	1,031,584	4,121,205	12/31/2010
Loan	5	Crossways Shopping Center	T-12 4/30/2012	5,224,332	1,211,959	4,012,373	12/31/2011	5,146,849	1,184,810	3,962,039	12/31/2010
Loan	6	Providence at Harbour Club	T-12 6/30/2012	8,644,951	3,862,267	4,782,684	12/31/2011	8,755,458	3,985,318	4,770,140	12/31/2010
Rollup	7	Roedel Hotel Portfolio	T-12 2/29/2012	9,052,156	4,938,099	4,114,057	12/31/2011	8,615,726	4,886,161	3,729,565	12/31/2010
Loan	7.01	Hilton Garden Inn-Manchester	T-12 2/29/2012	4,080,675	2,141,190	1,939,485	12/31/2011	3,789,411	2,096,783	1,692,628	12/31/2010
Loan	7.02	Hilton Garden Inn-Fishkill	T-12 2/29/2012	2,577,556	1,440,961	1,136,595	12/31/2011	2,532,389	1,437,631	1,094,758	12/31/2010
Loan	7.03	Holiday Inn Express-Auburn	T-12 2/29/2012	2,393,925	1,355,948	1,037,977	12/31/2011	2,293,926	1,351,747	942,179	12/31/2010
Loan	8	Franklin Towne Center	12/31/2011	2,796,667	0	2,796,667	12/31/2010	2,713,333	0	2,713,333	12/31/2009
Rollup	9	GPB Portfolio I	T-12 6/30/2012	4,597,240	1,582,123	3,015,117	12/31/2011	4,827,264	1,341,674	3,485,590	12/31/2010
Loan	9.01	Eastland Place	T-12 6/30/2012	2,163,769	854,868	1,308,901	12/31/2011	2,346,137	708,782	1,637,355	12/31/2010
Loan	9.02	Castleton Point	T-12 6/30/2012	1,519,367	441,220	1,078,147	12/31/2011	1,511,125	376,967	1,134,158	12/31/2010
Loan	9.03	Clearwater Village	T-12 6/30/2012	914,104	286,035	628,069	12/31/2011	970,002	255,925	714,077	12/31/2010
Rollup	10	GPB Portfolio II	T-12 6/30/2012	4,121,962	1,608,838	2,513,124	12/31/2011	4,300,301	1,443,981	2,856,320	12/31/2010
Loan	10.01	Clearwater Crossing	T-12 6/30/2012	1,645,336	672,146	973,190	12/31/2011	1,729,095	598,912	1,130,183	12/31/2010
Loan	10.02	North Willow Commons	T-12 6/30/2012	1,507,509	652,999	854,510	12/31/2011	1,656,857	560,658	1,096,199	12/31/2010
Loan	10.03	Clearwater Shoppes	T-12 6/30/2012	969,117	283,693	685,424	12/31/2011	914,349	284,411	629,938	12/31/2010
Loan	11.00	Great Northeast Plaza	12/31/2011	4,359,733	973,058	3,386,676	12/31/2010	3,988,201	912,284	3,075,917	12/31/2009
Loan	12	Business Center of Chicago & Chicago Marketplace	T-12 5/31/2012	3,166,066	596,701	2,569,365	12/31/2011	2,864,373	654,046	2,210,327	NAP
Property	12.01	Business Center of Chicago	T-12 5/31/2012	1,412,449	362,965	1,049,484	12/31/2011	1,151,817	429,027	722,790	NAP
Property	12.02	Chicago Marketplace	T-12 5/31/2012	1,753,617	233,736	1,519,881	12/31/2011	1,712,556	225,019	1,487,537	NAP
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	T-12 6/15/2012	5,513,646	2,500,109	3,013,537	12/31/2011	4,969,684	2,400,017	2,569,667	12/31/2010
Loan	14	Hamptons Mixed Use Portfolio	T-12 7/31/2012	1,866,723	376,172	1,490,551	12/31/2011	1,801,984	372,777	1,429,207	12/31/2010
Property	14.01	801 County Route 39	T-12 7/31/2012	327,488	85,476	242,012	12/31/2011	326,668	83,312	243,356	12/31/2010
Property	14.02	29 Newtown Lane	T-12 7/31/2012	327,969	85,566	242,402	12/31/2011	272,420	83,925	188,495	12/31/2010
Property	14.03	47 Newtown Lane	T-12 7/31/2012	381,812	49,457	332,355	12/31/2011	357,583	45,682	311,901	12/31/2010
Property	14.04	99 Newtown Lane	T-12 7/31/2012	356,261	58,886	297,375	12/31/2011	358,282	61,282	297,000	12/31/2010
Property	14.05	11 Main Street	T-12 7/31/2012	304,549	51,263	253,286	12/31/2011	298,220	50,302	247,918	12/31/2010
Property	14.06	74 N. Main Street	T-12 7/31/2012	86,778	29,046	57,731	12/31/2011	105,025	28,730	76,295	12/31/2010
Property	14.07	55 Newtown Lane	T-12 7/31/2012	81,867	16,478	65,389	12/31/2011	83,786	19,545	64,241	12/31/2010
Loan	15	Shops at Old Denton	T-12 6/30/2012	2,215,721	0	2,215,721	12/31/2011	2,237,237	548,957	1,688,280	12/31/2010
Loan	16	Pickwick MHC	T-12 5/31/2012	2,456,443	790,236	1,666,207	12/31/2011	2,428,502	770,763	1,657,739	12/31/2010
Loan	17	East 98th Street Portfolio	June 2012 Annualized	1,679,955	95,414	1,584,541	12/31/2011	827,030	79,519	747,511	12/31/2010
Property	17.01	123 East 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.02	149 East 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.03	86 East 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	Courtyard - Rancho Bernardo	T-12 6/30/2012	6,569,212	3,800,102	2,769,110	12/31/2011	6,439,563	3,958,651	2,480,912	12/31/2010
Loan	19	Cooper Retail Portfolio	T-12 5/31/2012	1,981,282	238,619	1,742,663	12/31/2011	1,880,378	343,028	1,537,350	12/31/2010
Property	19.01	Magnolia Place	T-12 5/31/2012	907,111	87,067	820,044	12/31/2011	834,088	190,884	643,204	12/31/2010
Property	19.02	Saufley Plaza	T-12 5/31/2012	570,215	59,415	510,800	12/31/2011	518,256	59,476	458,780	12/31/2010
Property	19.03	Somerset Center	T-12 5/31/2012	503,956	92,137	411,819	12/31/2011	528,034	92,668	435,365	12/31/2010
Loan	20	Zeune Self Storage Portfolio	T-12 6/30/2012	2,841,357	1,156,410	1,684,947	12/31/2011	2,634,674	1,105,926	1,528,748	12/31/2010
Property	20.01	A Storage Solution of Destin	T-12 6/30/2012	765,297	284,949	480,348	12/31/2011	722,411	259,998	462,413	12/31/2010
Property	20.02	Michigan Storage Centers - Farmington Hills	T-12 6/30/2012	703,038	285,414	417,624	12/31/2011	670,006	284,249	385,757	12/31/2010
Property	20.03	A Storage of Daphne	T-12 6/30/2012	365,909	160,681	205,229	12/31/2011	318,035	154,595	163,440	12/31/2010
Property	20.04	Michigan Storage Centers - Oak Park	T-12 6/30/2012	486,918	215,259	271,659	12/31/2011	428,948	219,593	209,355	12/31/2010
Property	20.05	Broad and York Storage	T-12 6/30/2012	349,257	154,065	195,192	12/31/2011	345,384	140,335	205,049	12/31/2010
Property	20.06	Etna Storage	T-12 6/30/2012	170,937	56,043	114,894	12/31/2011	149,890	47,156	102,734	12/31/2010
Loan	21	Homewood Suites Charleston Airport Convention Center	T-12 6/30/2012	4,157,738	1,906,841	2,250,897	12/31/2011	3,988,389	1,752,755	2,235,634	12/31/2010
Loan	22	Union Station Hotel	T-12 6/30/2012	6,072,815	3,454,105	2,618,710	12/31/2011	5,440,981	3,325,964	2,115,017	12/31/2010
Loan	23	Staybridge Suites Portfolio	T-12 5/31/12	3,886,480	2,067,636	1,818,843	12/31/2011	3,767,649	2,007,148	1,760,501	12/31/2010
Property	23.01	Staybridge Suites Kalamazoo	T-12 5/31/12	2,059,784	1,011,714	1,048,070	12/31/2011	1,967,881	956,983	1,010,898	12/31/2010
Property	23.02	Staybridge Suites Okemos	T-12 5/31/12	1,826,695	1,055,921	770,774	12/31/2011	1,799,768	1,050,165	749,603	12/31/2010
Loan	24	Courtyard Mount Pleasant	T-12 6/30/2012	3,651,069	1,775,018	1,876,051	12/31/2011	3,563,637	1,785,440	1,778,197	12/31/2010
Loan	25	Stemmons Office Building	June 2012 Annualized	2,975,390	1,302,537	1,672,853	12/31/2011	2,026,428	1,334,537	691,891	12/31/2010
Loan	26	Courtyard - Kirkland	T-12 6/30/2012	5,964,583	3,481,347	2,483,237	12/31/2011	5,678,587	3,447,646	2,230,941	12/31/2010
Loan	27	1107 Highland Colony Parkway	April 2012 Annualized	1,243,626	348,480	895,146	12/31/2011	945,515	332,486	613,029	12/31/2010
Loan	28	Equinox Dallas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Summit Village Apartments	T-12 6/30/2012	1,965,840	849,310	1,116,530	12/31/2011	1,981,508	798,645	1,182,863	12/31/2010
Loan	30	Patrick Henry Corporate Center	T-12 6/30/2012	1,902,414	693,823	1,208,591	12/31/2011	1,689,443	688,930	1,000,513	12/31/2010
Rollup	31.00	GPB Portfolio III	12/31/2011	1,984,532	679,929	1,304,603	12/31/2010	2,109,070	706,575	1,402,495	12/31/2009
Loan	31.01	Village at Time Corners	12/31/2011	931,905	392,779	539,126	12/31/2010	946,665	348,122	598,543	12/31/2009
Loan	31.02	East Paris Shoppes - Grand Rapids	12/31/2011	529,472	194,770	334,702	12/31/2010	630,631	236,508	394,123	12/31/2009
Loan	31.03	Fashion Mall Commons III	12/31/2011	275,843	51,811	224,032	12/31/2010	280,723	79,075	201,648	12/31/2009
Loan	31.04	Greenwood Place Outlot	12/31/2011	247,312	40,569	206,744	12/31/2010	251,052	42,871	208,181	12/31/2009
Loan	32	Holiday Inn Express Michigan Portfolio	T-12 5/31/2012	3,386,361	1,881,728	1,504,632	12/31/2011	3,308,968	1,845,508	1,463,460	12/31/2010
Property	32.01	Holiday Inn Express-Petoskey	T-12 5/31/2012	2,051,360	986,561	1,064,799	12/31/2011	1,974,379	945,249	1,029,130	12/31/2010
Property	32.02	Holiday Inn Express-Mackinaw City	T-12 5/31/2012	1,335,000	895,167	439,833	12/31/2011	1,334,589	900,259	434,330	12/31/2010
Loan	33	Meadowbrook Tech Center	12/31/2011	2,158,329	713,634	1,444,694	12/31/2010	2,103,530	828,397	1,275,133	12/31/2009
Loan	34	U-Haul Portfolio I	Various	2,844,412	1,545,344	1,299,068	12/31/2011	1,641,135	796,767	844,368	12/31/2010
Property	34.01	U-Haul - Markham	T-12 5/31/2012	814,577	363,537	451,040	NAP	NAP	NAP	NAP	NAP
Property	34.02	U-Haul - Jonesboro	May 2012 Annualized	352,184	198,971	153,213	NAP	NAP	NAP	NAP	NAP
Property	34.03	U-Haul - Red Bird Lane	T-12 5/31/2012	383,662	254,109	129,553	12/31/2011	372,360	209,099	163,261	NAP

A-1-15

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale	T-12 5/31/2012	320,912	152,307	168,605	12/31/2011	302,006	124,382	177,624	NAP
Property	34.05	U-Haul - Willowbrook	T-12 5/31/2012	634,330	372,726	261,604	12/31/2011	629,147	295,625	333,522	12/31/2010
Property	34.06	U-Haul - North Port	T-12 5/31/2012	338,746	203,693	135,053	12/31/2011	337,623	167,661	169,961	NAP
Loan	35	Exit One Hotel Portfolio	T-12 5/31/2012	3,138,968	1,546,886	1,592,082	T-12 10/31/2011	3,048,859	1,554,096	1,494,763	T-12 10/31/2010
Property	35.01	Fairfield Inn & Suites	T-12 5/31/2012	1,587,808	708,384	879,424	T-12 10/31/2011	1,529,386	712,670	816,716	T-12 10/31/2010
Property	35.02	Holiday Inn Express & Suites	T-12 5/31/2012	1,551,160	838,501	712,659	T-12 10/31/2011	1,519,473	841,425	678,048	T-12 10/31/2010
Loan	36	PGA Commons	April 2012 Annualized	2,258,234	1,057,459	1,200,776	12/31/2011	1,921,537	1,098,047	823,490	12/31/2010
Loan	37	Wellington Community Estates	T-12 3/31/2012	1,272,101	431,217	840,884	12/31/2011	1,277,824	493,573	784,251	12/31/2010
Loan	38	EADS North America Holdings	12/31/2011	1,643,574	1,632	1,641,942	12/31/2010	1,599,590	1,742	1,597,848	12/31/2009
Loan	39	Centreville Shopping Center	T-12 6/30/2012	1,090,637	284,193	806,444	12/31/2011	1,124,828	310,891	813,937	12/31/2010
Loan	40	9&17 Park of Commerce	T-12 2/28/2012	1,111,360	385,890	725,470	12/31/2011	1,089,245	385,717	703,528	12/31/2010
Loan	41	Morgan Bay Apartments	T-12 5/31/2012	1,718,432	658,649	1,059,783	12/31/2011	1,601,117	642,703	958,413	12/31/2010
Loan	42	Westheimer & Dunvale Center	T-12 4/30/2012	1,000,955	367,444	633,511	12/31/2011	1,007,114	379,452	627,662	12/31/2010
Loan	43	Porterville Marketplace	T-12 3/31/2012	570,565	210,857	359,708	12/31/2011	567,184	213,695	353,489	NAP
Loan	44	1105 Schrock	May 2012 Annualized	2,413,670	1,561,202	852,468	12/31/2011	1,896,608	1,575,405	321,203	12/31/2010
Loan	45	Lakewood Village	T-12 7/31/2012	1,659,121	674,456	984,665	12/31/2011	1,564,369	650,112	914,257	12/31/2010
Loan	46	South Bay Distribution Center	12/31/2011	1,014,946	228,409	786,538	12/31/2010	1,143,582	199,043	944,539	12/31/2009
Loan	47	Walnut Glen Apartments	July 2012 Annualized	4,150,697	2,454,940	1,695,757	12/31/2011	3,932,877	2,858,115	1,074,762	12/31/2010
Loan	48	1400 Fifth Avenue	T-12 6/30/2012	673,962	128,523	545,440	12/31/2011	561,794	146,411	415,383	12/31/2010
Loan	49	Pine Island	April 2012 Annualized	940,512	289,020	651,492	12/31/2011	573,440	201,351	372,089	NAP
Loan	50	AC Silverado Self Storage	T-12 6/30/2012	899,601	289,928	609,673	12/31/2011	895,442	303,289	592,153	12/31/2010
Loan	51	Canterbury Shopping Center	12/31/2011	3,532,659	2,218,379	1,314,280	12/31/2010	3,470,165	2,216,251	1,253,914	12/31/2009
Loan	52	Courtyard - Hattiesburg	T-12 6/30/2012	2,632,322	1,460,649	1,171,673	12/31/2011	2,493,777	1,431,413	1,062,364	12/31/2010
Loan	53	Residence Inn East Greenbush	T-12 4/30/2012	2,065,289	1,078,080	987,209	12/31/2011	1,975,779	1,052,697	923,082	12/31/2010
Loan	54	Hedgcoxe Health Plaza	T-12 6/30/2012	1,071,619	367,870	703,749	12/31/2011	1,032,104	352,148	679,956	NAP
Loan	55	Woodland Ridge MHC	T-12 6/30/2012	1,404,756	611,000	793,756	12/31/2011	1,290,669	550,828	739,841	12/31/2010
Loan	56	4520 S National Avenue	12/31/2011	804,897	0	804,897	12/31/2010	804,897	0	804,897	12/31/2009
Loan	57	214 Franklin Street	June 2012 Annualized	588,934	128,738	460,196	12/31/2011	541,807	129,249	412,558	12/31/2010
Loan	58	East Pointe	12/31/2011	761,141	0	761,141	12/31/2010	738,972	0	738,972	12/31/2009
Loan	59	190 Central Retail	T-12 6/30/2012	713,580	256,673	456,907	12/31/2011	739,534	242,261	497,273	12/31/2010
Loan	60	Southridge Square	T-12 5/31/2013	1,577,575	741,388	836,187	12/31/2011	1,602,063	759,581	842,482	12/31/2010
Loan	61	Scarlett Place Apartments	T-12 5/31/2012	1,241,888	709,837	532,051	12/31/2011	1,174,072	696,946	477,126	2010 Annualized
Loan	62	Chesterfield Crossing	T-12 6/30/2012	631,973	179,442	452,531	12/31/2011	642,925	189,810	453,115	12/31/2010
Loan	63.00	Two Rivers MHC	T-12 5/31/2012	627,673	199,231	428,442	12/31/2011	615,467	200,485	414,982	12/31/2010
Loan	64.00	Southern Gardens Apartments	T-12 7/31/2012	1,387,038	721,955	665,083	12/31/2011	1,379,916	727,693	652,223	12/31/2010
Loan	65	Township Retail	April 2012 Annualized	485,556	98,724	386,832	NAP	NAP	NAP	NAP	NAP
Loan	66	Ulta and Michaels	T-12 4/30/2012	549,224	81,054	468,170	12/31/2011	549,975	98,224	451,751	NAP
Loan	67	Oyster Point Retail	T-12 4/30/2012	663,066	217,037	446,029	12/31/2011	704,624	193,245	511,379	12/31/2010
Loan	68	Unitron	12/31/2011	716,042	0	716,042	NAP	NAP	NAP	NAP	NAP
Loan	69	Walgreens - Tampa, FL	June 2012 Annualized	390,000	700	389,300	12/31/2011	390,000	800	389,200	12/31/2010
Loan	70	Meadow Creek MHC	T-12 6/30/2012	1,357,406	532,884	824,522	12/31/2011	1,355,165	526,407	828,758	12/31/2010
Loan	71	Memphis Self Storage Portfolio	T-12 4/30/2012	640,528	238,589	401,939	12/31/2011	621,160	235,962	385,198	12/31/2010
Property	71	MidSouth Mini Storage	T-12 4/30/2012	383,149	120,603	262,547	12/31/2011	370,313	120,592	249,721	12/31/2010
Property	71	Grand Central Storage	T-12 4/30/2012	257,379	117,987	139,392	12/31/2011	250,847	115,370	135,477	12/31/2010
Loan	72	Cervenka Retail Portfolio	T-12 6/30/2012	505,853	99,841	406,013	12/31/2011	504,770	95,648	409,122	12/31/2010
Property	72	8525 Whitfield Avenue	T-12 6/30/2012	287,265	55,385	231,880	12/31/2011	281,774	56,937	224,837	12/31/2010
Property	72	467 South Davy Crockett Parkway	T-12 6/30/2012	218,588	44,456	174,132	12/31/2011	222,996	38,710	184,285	12/31/2010
Loan	73.00	Store Smart Self Storage	T-12 4/30/2012	574,357	260,797	313,560	12/31/2011	577,154	262,080	315,073	12/31/2010
Loan	74.00	Cojoyo Portfolio	T-12 4/30/2012	314,282	93,050	221,232	12/31/2011	266,374	81,448	184,926	NAP
Loan	75	Morgan MHC Portfolio	T-12 6/30/2012	467,896	226,343	241,553	12/31/2011	476,332	236,253	240,079	12/31/2010
Property	75.01	Indian Steps MHC	T-12 6/30/2012	167,978	60,961	107,017	12/31/2011	166,602	70,635	95,968	12/31/2010
Property	75.02	Pine Meadows Park MHC	T-12 6/30/2012	134,612	60,454	74,159	12/31/2011	139,250	60,296	78,953	12/31/2010
Property	75	Vil Vue Heights MHC	T-12 6/30/2012	165,306	104,929	60,378	12/31/2011	170,480	105,322	65,158	12/31/2010
Loan	76	Walgreens - Miami, FL	12/31/2011	224,605	9,872	214,733	12/31/2010	224,623	8,605	216,018	12/31/2009

A-1-16

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third	Third	Third			Total Debt	Total Debt
			Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten
Property Flag	ID	Property Name	EGI($)	Expenses($)	NOI($)(19)	Debt Yield(6)	Debt Yield(6)	Debt Yield(6)	Debt Yield(6)	Revenues($)(11)	Vacancy
Loan	1	1000 Harbor Boulevard	17,389,803	4,874,204	12,515,599	7.4%	7.3%	7.4%	7.3%	9,044,440	2.1%
Loan	2	Apache Mall	16,673,835	5,670,161	11,003,673	10.4%	9.7%	10.4%	9.7%	10,145,129	5.0%
Loan	3	Reisterstown Road Plaza	9,936,521	4,900,032	5,036,489	12.0%	10.0%	12.0%	10.0%	11,134,464	12.2%
Loan	4	Plaza at Imperial Valley	4,892,999	932,973	3,960,026	9.8%	9.1%	9.8%	9.1%	6,218,801	11.0%
Loan	5	Crossways Shopping Center	4,883,437	1,227,796	3,655,641	10.3%	9.7%	10.3%	9.7%	4,715,704	5.0%
Loan	6	Providence at Harbour Club	8,477,173	4,098,079	4,379,094	12.5%	11.4%	11.0%	10.1%	10,432,312	11.6%
Rollup	7	Roedel Hotel Portfolio	7,574,093	4,623,042	2,951,051	12.7%	11.2%	12.7%	11.2%	12,232,416	24.4%
Loan	7.01	Hilton Garden Inn-Manchester	3,314,577	1,957,393	1,357,184	14.3%	12.6%	14.3%	12.6%	5,734,661	21.8%
Loan	7.02	Hilton Garden Inn-Fishkill	2,287,680	1,405,913	881,767	12.1%	10.7%	12.1%	10.7%	3,387,741	25.6%
Loan	7.03	Holiday Inn Express-Auburn	1,971,836	1,259,736	712,100	11.1%	9.7%	11.1%	9.7%	3,110,014	26.2%
Loan	8	Franklin Towne Center	2,675,000	0	2,675,000	10.8%	10.8%	10.8%	10.8%	3,311,000	2.0%
Rollup	9	GPB Portfolio I	4,742,494	1,487,268	3,255,226	13.5%	12.4%	13.5%	12.4%	4,313,217	10.8%
Loan	9.01	Eastland Place	2,520,732	792,124	1,728,608	13.7%	12.5%	13.7%	12.5%	2,058,462	11.7%
Loan	9.02	Castleton Point	1,167,278	432,751	734,527	13.8%	12.4%	13.8%	12.4%	1,285,954	10.0%
Loan	9.03	Clearwater Village	1,054,484	262,393	792,091	12.9%	12.0%	12.9%	12.0%	968,801	10.0%
Rollup	10	GPB Portfolio II	4,392,695	1,578,021	2,814,674	13.3%	12.3%	13.3%	12.3%	4,311,455	13.3%
Loan	10.01	Clearwater Crossing	1,829,437	671,577	1,157,860	14.0%	12.5%	14.0%	12.5%	1,841,901	12.0%
Loan	10.02	North Willow Commons	1,728,861	630,373	1,098,488	12.4%	11.7%	12.4%	11.7%	1,519,404	12.0%
Loan	10.03	Clearwater Shoppes	834,397	276,071	558,326	13.7%	13.1%	13.7%	13.1%	950,150	18.2%
Loan	11.00	Great Northeast Plaza	3,822,481	901,221	2,921,260	10.9%	9.4%	10.9%	9.4%	3,082,865	9.0%
Loan	12	Business Center of Chicago & Chicago Marketplace	NAP	NAP	NAP	15.0%	13.3%	15.0%	13.3%	4,982,580	12.6%
Property	12.01	Business Center of Chicago	NAP	NAP	NAP					3,198,868	14.4%
Property	12.02	Chicago Marketplace	NAP	NAP	NAP					1,783,712	9.5%
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	4,749,301	2,355,229	2,394,072	12.2%	10.9%	10.6%	9.5%	6,855,452	33.0%
Loan	14	Hamptons Mixed Use Portfolio	1,753,443	410,851	1,342,592	9.0%	8.8%	9.0%	8.8%	2,049,866	7.3%
Property	14.01	801 County Route 39	314,734	82,379	232,355					574,083	13.6%
Property	14.02	29 Newtown Lane	268,640	106,980	161,660					350,000	5.0%
Property	14.03	47 Newtown Lane	369,065	58,347	310,718					364,419	5.0%
Property	14.04	99 Newtown Lane	341,287	64,286	277,001					307,840	5.0%
Property	14.05	11 Main Street	285,982	54,734	231,248					295,417	5.0%
Property	14.06	74 N. Main Street	101,801	34,553	67,248					90,300	5.0%
Property	14.07	55 Newtown Lane	71,933	9,571	62,362					67,807	5.0%
Loan	15	Shops at Old Denton	1,560,086	601,770	958,316	10.8%	10.0%	10.8%	10.0%	2,233,906	10.5%
Loan	16	Pickwick MHC	2,403,174	843,568	1,559,606	10.3%	10.2%	10.3%	10.2%	2,508,456	5.0%
Loan	17	East 98th Street Portfolio	330,876	59,778	271,098	9.1%	8.8%	9.1%	8.8%	1,691,208	5.0%
Property	17.01	123 East 98th Street	NAP	NAP	NAP					NAP	NAP
Property	17.02	149 East 98th Street	NAP	NAP	NAP					NAP	NAP
Property	17.03	86 East 98th Street	NAP	NAP	NAP					NAP	NAP
Loan	18	Courtyard - Rancho Bernardo	5,715,820	3,698,205	2,017,615	17.9%	15.7%	17.9%	15.7%	9,684,376	32.4%
Loan	19	Cooper Retail Portfolio	1,640,581	378,203	1,262,378	11.0%	10.1%	11.0%	10.1%	1,899,586	5.0%
Property	19.01	Magnolia Place	725,149	230,004	495,145					968,761	5.0%
Property	19.02	Saufley Plaza	569,736	59,388	510,349					518,256	5.0%
Property	19.03	Somerset Center	345,696	88,812	256,884					412,570	5.0%
Loan	20	Zeune Self Storage Portfolio	2,307,774	1,044,318	1,263,456	10.9%	10.5%	10.9%	10.5%	3,701,395	26.7%
Property	20.01	A Storage Solution of Destin	645,570	260,945	384,625					1,013,472	28.3%
Property	20.02	Michigan Storage Centers - Farmington Hills	634,046	199,842	434,204					851,304	18.2%
Property	20.03	A Storage of Daphne	213,547	149,307	64,240					514,992	28.0%
Property	20.04	Michigan Storage Centers - Oak Park	419,721	271,539	148,182					704,880	39.2%
Property	20.05	Broad and York Storage	292,657	116,279	176,378					406,075	21.2%
Property	20.06	Etna Storage	102,233	46,406	55,827					210,672	19.0%
Loan	21	Homewood Suites Charleston Airport Convention Center	4,269,192	1,840,923	2,428,269	14.0%	12.7%	14.0%	12.7%	5,007,324	20.0%
Loan	22	Union Station Hotel	4,913,273	3,075,259	1,838,014	16.3%	13.7%	16.3%	13.7%	9,496,986	29.7%
Loan	23	Staybridge Suites Portfolio	3,614,715	1,917,308	1,697,407	13.5%	11.7%	13.5%	11.7%	4,977,971	21.4%
Property	23.01	Staybridge Suites Kalamazoo	1,980,399	975,796	1,004,603					2,605,862	22.8%
Property	23.02	Staybridge Suites Okemos	1,634,317	941,513	692,804					2,372,110	20.0%
Loan	24	Courtyard Mount Pleasant	3,399,276	1,681,236	1,718,040	13.2%	11.5%	13.2%	11.5%	4,691,073	27.1%
Loan	25	Stemmons Office Building	1,867,384	1,239,519	627,865	12.1%	10.1%	12.1%	10.1%	3,241,379	17.3%
Loan	26	Courtyard - Kirkland	5,420,651	3,397,156	2,023,495	19.6%	17.2%	19.6%	17.2%	7,666,938	22.4%
Loan	27	1107 Highland Colony Parkway	760,815	322,648	438,167	10.2%	9.7%	10.2%	9.7%	1,667,977	13.4%
Loan	28	Equinox Dallas	NAP	NAP	NAP	11.8%	11.5%	11.8%	11.5%	1,497,547	5.0%
Loan	29	Summit Village Apartments	1,940,884	726,630	1,214,254	10.3%	9.8%	10.3%	9.8%	2,425,992	21.5%
Loan	30	Patrick Henry Corporate Center	1,958,115	715,325	1,242,789	11.0%	9.9%	11.0%	9.9%	2,109,463	10.0%
Rollup	31.00	GPB Portfolio III	2,057,833	687,505	1,370,328	13.1%	11.5%	13.1%	11.5%	1,945,214	19.8%
Loan	31.01	Village at Time Corners	855,890	368,433	487,458	13.4%	10.5%	13.4%	10.5%	945,981	25.0%
Loan	31.02	East Paris Shoppes - Grand Rapids	692,555	222,479	470,076	13.3%	12.3%	13.3%	12.3%	535,731	10.0%
Loan	31.03	Fashion Mall Commons III	271,306	56,590	214,716	11.9%	11.3%	11.9%	11.3%	245,050	5.0%
Loan	31.04	Greenwood Place Outlot	238,082	40,003	198,078	13.3%	12.7%	13.3%	12.7%	218,452	10.0%
Loan	32	Holiday Inn Express Michigan Portfolio	3,246,580	1,697,522	1,549,058	14.3%	12.6%	14.3%	12.6%	4,577,960	38.4%
Property	32.01	Holiday Inn Express-Petoskey	1,946,717	866,284	1,080,433					2,559,309	33.9%
Property	32.02	Holiday Inn Express-Mackinaw City	1,299,863	831,238	468,625					2,018,651	42.0%
Loan	33	Meadowbrook Tech Center	2,036,944	868,249	1,168,695	12.4%	10.2%	12.4%	10.2%	2,103,089	10.0%
Loan	34	U-Haul Portfolio I	595,542	299,826	295,716	10.4%	10.0%	10.4%	10.0%	3,313,323	27.3%
Property	34.01	U-Haul - Markham	NAP	NAP	NAP					1,015,127	20.6%
Property	34.02	U-Haul - Jonesboro	NAP	NAP	NAP					431,221	20.0%
Property	34.03	U-Haul - Red Bird Lane	NAP	NAP	NAP					583,690	35.2%

A-1-17

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale	NAP	NAP	NAP					385,898	18.2%
Property	34.05	U-Haul - Willowbrook	595,542	299,826	295,716					388,134	16.6%
Property	34.06	U-Haul - North Port	NAP	NAP	NAP					509,254	50.4%
Loan	35	Exit One Hotel Portfolio	2,855,960	1,385,357	1,470,602	16.6%	14.5%	16.6%	14.5%	4,203,873	43.1%
Property	35.01	Fairfield Inn & Suites	1,320,422	617,765	702,657					2,145,495	47.8%
Property	35.02	Holiday Inn Express & Suites	1,535,537	767,592	767,945					2,058,378	37.2%
Loan	36	PGA Commons	2,125,781	987,834	1,137,946	13.4%	12.5%	13.4%	12.5%	1,397,502	12.3%
Loan	37	Wellington Community Estates	1,151,000	495,000	656,000	9.5%	9.3%	9.5%	9.3%	1,331,160	8.0%
Loan	38	EADS North America Holdings	1,556,774	2,135	1,554,639	12.6%	10.2%	12.6%	10.2%	1,146,553	5.0%
Loan	39	Centreville Shopping Center	1,090,153	330,971	759,182	9.0%	8.5%	9.0%	8.5%	1,125,091	7.5%
Loan	40	9&17 Park of Commerce	912,798	354,676	558,122	11.4%	10.3%	9.9%	8.9%	1,661,428	17.0%
Loan	41	Morgan Bay Apartments	1,461,730	628,720	833,009	11.6%	10.8%	11.6%	10.8%	1,792,512	13.8%
Loan	42	Westheimer & Dunvale Center	1,065,076	394,542	670,534	11.4%	10.7%	11.4%	10.7%	1,295,251	20.7%
Loan	43	Porterville Marketplace	NAP	NAP	NAP	10.7%	9.8%	10.7%	9.8%	1,172,666	7.2%
Loan	44	1105 Schrock	2,602,982	1,441,733	1,161,250	13.7%	10.1%	13.7%	10.1%	3,165,127	18.0%
Loan	45	Lakewood Village	1,483,000	685,104	797,896	12.4%	11.6%	12.4%	11.6%	1,682,400	7.6%
Loan	46	South Bay Distribution Center	1,133,130	176,566	956,564	10.8%	10.1%	10.3%	9.6%	1,138,202	15.5%
Loan	47	Walnut Glen Apartments	3,762,654	2,788,120	974,534	16.5%	13.8%	16.5%	13.8%	4,110,565	15.9%
Loan	48	1400 Fifth Avenue	447,940	141,734	306,206	9.6%	9.3%	9.6%	9.3%	747,412	5.0%
Loan	49	Pine Island	NAP	NAP	NAP	12.2%	11.1%	12.2%	11.1%	922,826	9.5%
Loan	50	AC Silverado Self Storage	897,096	264,114	632,982	9.9%	9.7%	9.9%	9.7%	983,796	23.4%
Loan	51	Canterbury Shopping Center	4,027,924	2,436,783	1,591,142	15.7%	11.2%	15.7%	11.2%	3,290,457	23.0%
Loan	52	Courtyard - Hattiesburg	2,462,584	1,474,613	987,971	19.8%	17.6%	19.8%	17.6%	3,337,850	21.4%
Loan	53	Residence Inn East Greenbush	1,668,218	1,027,344	640,874	14.0%	12.4%	14.0%	12.4%	2,451,666	20.0%
Loan	54	Hedgcoxe Health Plaza	NAP	NAP	NAP	11.2%	10.0%	11.2%	10.0%	1,089,672	10.0%
Loan	55	Woodland Ridge MHC	1,199,880	483,189	716,691	16.2%	15.8%	16.2%	15.8%	1,593,038	4.5%
Loan	56	4520 S National Avenue	804,897	0	804,897	16.1%	16.1%	16.1%	16.1%	883,393	0.0%
Loan	57	214 Franklin Street	540,300	104,084	436,216	8.2%	8.1%	8.2%	8.1%	600,770	3.6%
Loan	58	East Pointe	717,449	0	717,449	14.1%	13.1%	14.1%	13.1%	783,975	5.0%
Loan	59	190 Central Retail	729,500	249,394	480,106	11.8%	10.8%	11.8%	10.8%	808,781	15.0%
Loan	60	Southridge Square	1,606,927	777,574	829,353	12.0%	10.1%	12.0%	10.1%	1,571,128	11.7%
Loan	61	Scarlett Place Apartments	1,080,535	506,943	573,592	11.1%	10.0%	11.1%	10.0%	1,664,849	34.2%
Loan	62	Chesterfield Crossing	584,472	193,353	391,118	12.2%	11.3%	12.2%	11.3%	749,412	5.0%
Loan	63.00	Two Rivers MHC	599,626	202,677	396,949	9.5%	9.3%	9.5%	9.3%	734,472	11.2%
Loan	64.00	Southern Gardens Apartments	1,351,132	724,745	626,387	14.8%	13.0%	14.8%	13.0%	1,394,602	0.0%
Loan	65	Township Retail	NAP	NAP	NAP	10.7%	10.3%	10.7%	10.3%	496,389	7.5%
Loan	66	Ulta and Michaels	NAP	NAP	NAP	10.7%	10.0%	10.7%	10.0%	566,732	7.0%
Loan	67	Oyster Point Retail	817,977	210,784	607,192	14.6%	13.5%	14.6%	13.5%	680,877	5.0%
Loan	68	Unitron	NAP	NAP	NAP	15.0%	12.2%	15.0%	12.2%	729,970	10.0%
Loan	69	Walgreens - Tampa, FL	390,000	875	389,125	9.4%	9.1%	9.4%	9.1%	390,000	3.0%
Loan	70	Meadow Creek MHC	1,273,324	466,962	806,362	24.9%	24.3%	24.9%	24.3%	1,660,040	19.2%
Loan	71	Memphis Self Storage Portfolio	583,589	208,988	374,601	12.0%	11.1%	12.0%	11.1%	925,308	36.6%
Property	71	MidSouth Mini Storage	349,861	104,469	245,391					551,676	35.1%
Property	71	Grand Central Storage	233,728	104,518	129,210					373,632	38.8%
Loan	72	Cervenka Retail Portfolio	435,577	99,818	335,759	12.5%	11.3%	12.5%	11.3%	448,371	10.0%
Property	72	8525 Whitfield Avenue	236,149	54,832	181,318					251,825	10.0%
Property	72	467 South Davy Crockett Parkway	199,427	44,987	154,441					196,546	10.0%
Loan	73.00	Store Smart Self Storage	561,131	258,867	302,264	10.2%	9.8%	10.2%	9.8%	877,798	34.6%
Loan	74.00	Cojoyo Portfolio	NAP	NAP	NAP	9.6%	8.8%	9.6%	8.8%	338,045	10.0%
Loan	75	Morgan MHC Portfolio	477,943	222,371	255,572	9.9%	9.6%	9.9%	9.6%	465,600	9.3%
Property	75.01	Indian Steps MHC	159,942	65,255	94,686					159,360	5.0%
Property	75.02	Pine Meadows Park MHC	134,639	59,536	75,104					138,240	12.5%
Property	75	Vil Vue Heights MHC	183,362	97,581	85,782					168,000	10.8%
Loan	76	Walgreens - Miami, FL	225,456	9,123	216,333	11.5%	10.8%	11.5%	10.8%	216,000	3.0%

A-1-18

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease
Property Flag	ID	Property Name	EGI($)	Expenses($)	NOI($)	Reserves($)	TI/LC($)	NCF($)(11)	Interest(14)(20)	Expiration(20)
Loan	1	1000 Harbor Boulevard	14,350,852	5,472,067	8,878,786	117,266	51,051	8,710,469	Fee Simple
Loan	2	Apache Mall	16,512,015	6,163,995	10,348,020	165,598	451,465	9,730,956	Fee Simple	08/31/2015
Loan	3	Reisterstown Road Plaza	9,778,131	4,226,361	5,551,770	246,525	663,435	4,641,810	Fee Simple
Loan	4	Plaza at Imperial Valley	5,533,410	1,150,100	4,383,310	54,360	250,000	4,078,950	Fee Simple
Loan	5	Crossways Shopping Center	5,273,473	1,111,950	4,161,523	52,644	167,792	3,941,087	Fee Simple/Leasehold
Loan	6	Providence at Harbour Club	8,710,660	4,085,179	4,625,481	389,200		4,236,281	Fee Simple
Rollup	7	Roedel Hotel Portfolio	9,027,423	4,967,754	4,059,669	489,297		3,570,372	Various
Loan	7.01	Hilton Garden Inn-Manchester	4,069,526	2,167,645	1,901,881	229,386		1,672,494	Fee Simple
Loan	7.02	Hilton Garden Inn-Fishkill	2,570,513	1,443,540	1,126,974	135,510		991,464	Fee Simple
Loan	7.03	Holiday Inn Express-Auburn	2,387,384	1,356,570	1,030,814	124,401		906,414	Leasehold	04/30/2016
Loan	8	Franklin Towne Center	3,244,780	0	3,244,780			3,244,780	Fee Simple
Rollup	9	GPB Portfolio I	4,916,440	1,459,365	3,457,075	51,348	241,604	3,164,123	Fee Simple
Loan	9.01	Eastland Place	2,397,054	811,673	1,585,380	30,214	100,713	1,454,453	Fee Simple
Loan	9.02	Castleton Point	1,479,153	407,616	1,071,536	13,878	92,517	965,142	Fee Simple
Loan	9.03	Clearwater Village	1,040,234	240,075	800,158	7,256	48,374	744,528	Fee Simple
Rollup	10	GPB Portfolio II	4,699,848	1,464,092	3,235,756	41,951	204,929	2,988,876	Fee Simple
Loan	10.01	Clearwater Crossing	2,094,000	635,004	1,458,997	19,527	130,181	1,309,289	Fee Simple
Loan	10.02	North Willow Commons	1,650,284	557,612	1,092,672	15,531	51,769	1,025,372	Fee Simple
Loan	10.03	Clearwater Shoppes	955,563	271,475	684,088	6,894	22,979	654,216	Fee Simple
Loan	11.00	Great Northeast Plaza	4,201,597	1,693,850	2,507,747	58,546	292,730	2,156,471	Fee Simple
Loan	12	Business Center of Chicago & Chicago Marketplace	4,505,893	1,062,561	3,443,331	79,308	296,447	3,067,577	Fee Simple
Property	12.01	Business Center of Chicago	2,750,871	728,678	2,022,193	68,370	199,994	1,753,828	Fee Simple
Property	12.02	Chicago Marketplace	1,755,022	333,883	1,421,138	10,938	96,452	1,313,748	Fee Simple
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	5,513,646	2,827,735	2,685,911	274,218		2,411,693	Leasehold	04/17/2077
Loan	14	Hamptons Mixed Use Portfolio	2,184,109	465,367	1,718,742	9,508	39,996	1,669,239	Fee Simple
Property	14.01	801 County Route 39	536,738	104,410	432,328	2,984	11,741	417,603	Fee Simple
Property	14.02	29 Newtown Lane	418,813	103,420	315,393	1,092	4,725	309,576	Fee Simple
Property	14.03	47 Newtown Lane	378,391	69,052	309,340	1,212	9,663	298,464	Fee Simple
Property	14.04	99 Newtown Lane	356,358	77,964	278,394	2,322	6,705	269,367	Fee Simple
Property	14.05	11 Main Street	315,740	62,563	253,177	739	5,355	247,083	Fee Simple
Property	14.06	74 N. Main Street	98,047	29,131	68,916	577	891	67,448	Fee Simple
Property	14.07	55 Newtown Lane	80,021	18,826	61,195	581	915	59,698	Fee Simple
Loan	15	Shops at Old Denton	2,516,351	683,812	1,832,539	35,634	92,760	1,704,144	Fee Simple
Loan	16	Pickwick MHC	2,457,496	797,542	1,659,954	18,450		1,641,504	Fee Simple
Loan	17	East 98th Street Portfolio	1,607,348	144,422	1,462,925	9,960	42,462	1,410,503	Fee Simple
Property	17.01	123 East 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	Fee Simple
Property	17.02	149 East 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	Fee Simple
Property	17.03	86 East 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	Fee Simple
Loan	18	Courtyard - Rancho Bernardo	6,549,617	3,782,109	2,767,508	327,481		2,440,027	Fee Simple
Loan	19	Cooper Retail Portfolio	2,084,865	378,286	1,706,579	42,350	105,875	1,558,354	Fee Simple
Property	19.01	Magnolia Place	1,066,430	208,718	857,712	20,726	51,814	785,172	Fee Simple
Property	19.02	Saufley Plaza	541,704	69,975	471,729	10,256	25,641	435,832	Fee Simple
Property	19.03	Somerset Center	476,731	99,593	377,138	11,368	28,420	337,350	Fee Simple
Loan	20	Zeune Self Storage Portfolio	2,885,330	1,223,256	1,662,074	64,117		1,597,957	Fee Simple
Property	20.01	A Storage Solution of Destin	786,565	306,217	480,348	14,730		465,618	Fee Simple
Property	20.02	Michigan Storage Centers - Farmington Hills	714,391	286,597	427,794	12,818		414,977	Fee Simple
Property	20.03	A Storage of Daphne	386,678	163,541	223,137	10,251		212,886	Fee Simple
Property	20.04	Michigan Storage Centers - Oak Park	486,918	262,178	224,740	11,730		213,010	Fee Simple
Property	20.05	Broad and York Storage	332,538	145,356	187,182	9,038		178,145	Fee Simple
Property	20.06	Etna Storage	178,240	59,367	118,873	5,550		113,323	Fee Simple
Loan	21	Homewood Suites Charleston Airport Convention Center	3,877,399	1,821,960	2,055,439	200,293		1,855,146	Fee Simple
Loan	22	Union Station Hotel	6,056,223	3,697,593	2,358,630	379,879		1,978,750	Leasehold	1/14/2036
Loan	23	Staybridge Suites Portfolio	3,873,214	1,947,410	1,925,804	248,899		1,676,905	Fee Simple
Property	23.01	Staybridge Suites Kalamazoo	2,054,200	949,046	1,105,154	130,293		974,861	Fee Simple
Property	23.02	Staybridge Suites Okemos	1,819,015	998,364	820,650	118,605		702,045	Fee Simple
Loan	24	Courtyard Mount Pleasant	3,651,069	1,814,907	1,836,162	234,554		1,601,608	Fee Simple
Loan	25	Stemmons Office Building	3,150,752	1,517,726	1,633,026	45,928	229,688	1,357,410	Fee Simple
Loan	26	Courtyard - Kirkland	5,946,695	3,499,942	2,446,753	297,335		2,149,418	Fee Simple
Loan	27	1107 Highland Colony Parkway	1,592,002	346,528	1,245,474	10,003	50,000	1,185,471	Fee Simple
Loan	28	Equinox Dallas	2,711,473	1,356,654	1,354,819	5,850	29,250	1,319,719	Leasehold	11/7/2027
Loan	29	Summit Village Apartments	1,965,840	844,581	1,121,259	57,000		1,064,259	Fee Simple
Loan	30	Patrick Henry Corporate Center	1,898,517	708,300	1,190,217	17,838	95,041	1,077,338	Fee Simple
Rollup	31.00	GPB Portfolio III	2,082,835	674,413	1,408,422	26,474	150,496	1,231,452	Fee Simple
Loan	31.01	Village at Time Corners	939,697	353,244	586,453	16,636	110,906	458,911	Fee Simple
Loan	31.02	East Paris Shoppes - Grand Rapids	654,246	223,385	430,862	7,500	24,000	399,362	Fee Simple
Loan	31.03	Fashion Mall Commons III	265,520	58,011	207,508	1,268	8,450	197,791	Fee Simple
Loan	31.04	Greenwood Place Outlot	223,372	39,772	183,599	1,071	7,140	175,388	Fee Simple
Loan	32	Holiday Inn Express Michigan Portfolio	3,367,001	1,847,606	1,519,395	183,118		1,336,277	Fee Simple/Leasehold
Property	32.01	Holiday Inn Express-Petoskey	2,045,755	937,302	1,108,453	102,372		1,006,081	Fee Simple/Leasehold
Property	32.02	Holiday Inn Express-Mackinaw City	1,321,246	910,304	410,942	80,746		330,196	Fee Simple/Leasehold
Loan	33	Meadowbrook Tech Center	1,892,780	617,113	1,275,667	78,955	155,329	1,041,383	Fee Simple
Loan	34	U-Haul Portfolio I	2,473,668	1,410,490	1,063,179	48,065		1,015,114	Fee Simple
Property	34.01	U-Haul - Markham	814,577	482,616	331,961	10,800		321,161	Fee Simple
Property	34.02	U-Haul - Jonesboro	352,184	200,790	151,393	8,968		142,426	Fee Simple
Property	34.03	U-Haul - Red Bird Lane	383,662	234,622	149,040	10,080		138,960	Fee Simple

A-1-19

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale	320,912	147,943	172,970	6,150		166,820	Fee Simple
Property	34.05	U-Haul - Willowbrook	339,518	198,843	140,675	4,492		136,183	Fee Simple
Property	34.06	U-Haul - North Port	262,815	145,675	117,140	7,575		109,565	Fee Simple
Loan	35	Exit One Hotel Portfolio	3,130,376	1,475,860	1,654,517	210,194		1,444,323	Fee Simple
Property	35.01	Fairfield Inn & Suites	1,583,416	675,244	908,172	107,275		800,897	Fee Simple
Property	35.02	Holiday Inn Express & Suites	1,546,960	800,616	746,344	102,919		643,425	Fee Simple
Loan	36	PGA Commons	2,430,374	1,171,677	1,258,697	22,599	60,000	1,176,098	Fee Simple
Loan	37	Wellington Community Estates	1,389,985	538,375	851,610	12,672		838,938	Fee Simple/Leasehold	1/24/2071
Loan	38	EADS North America Holdings	1,089,225	21,785	1,067,441	27,617	169,755	870,069	Fee Simple
Loan	39	Centreville Shopping Center	1,040,341	297,153	743,188	16,865	25,000	701,323	Fee Simple
Loan	40	9&17 Park of Commerce	1,378,985	436,079	942,906	9,815	81,795	851,296	Fee Simple
Loan	41	Morgan Bay Apartments	1,717,443	788,219	929,224	67,000		862,224	Fee Simple
Loan	42	Westheimer & Dunvale Center	1,356,220	444,765	911,454	9,440	47,417	854,597	Fee Simple
Loan	43	Porterville Marketplace	1,088,620	280,393	808,227	14,014	49,986	744,227	Fee Simple
Loan	44	1105 Schrock	2,595,232	1,624,056	971,176	42,650	213,249	715,278	Fee Simple
Loan	45	Lakewood Village	1,629,158	763,356	865,802	54,950		810,852	Fee Simple
Loan	46	South Bay Distribution Center	961,781	203,968	757,814	17,525	30,897	709,391	Fee Simple
Loan	47	Walnut Glen Apartments	3,895,988	2,789,190	1,106,798	181,000		925,798	Fee Simple
Loan	48	1400 Fifth Avenue	798,761	174,567	624,195	4,621	15,729	603,845	Fee Simple
Loan	49	Pine Island	1,096,027	331,033	764,994	10,720	53,600	700,675	Fee Simple
Loan	50	AC Silverado Self Storage	899,601	276,148	623,453	16,877		606,576	Fee Simple
Loan	51	Canterbury Shopping Center	3,173,605	2,197,171	976,434	79,907	199,766	696,761	Fee Simple
Loan	52	Courtyard - Hattiesburg	2,624,659	1,457,948	1,166,711	131,233		1,035,478	Fee Simple
Loan	53	Residence Inn East Greenbush	1,884,121	1,059,505	824,616	98,067		726,549	Fee Simple
Loan	54	Hedgcoxe Health Plaza	980,705	355,168	625,537	8,027	59,854	557,655	Fee Simple
Loan	55	Woodland Ridge MHC	1,520,782	616,707	904,075	20,950		883,125	Fee Simple
Loan	56	4520 S National Avenue	1,120,719	237,327	883,393			883,393	Fee Simple
Loan	57	214 Franklin Street	579,255	136,969	442,286	4,280		438,006	Fee Simple
Loan	58	East Pointe	766,625	22,999	743,627	17,250	39,461	686,916	Fee Simple
Loan	59	190 Central Retail	863,003	251,646	611,357	6,310	45,029	560,018	Fee Simple
Loan	60	Southridge Square	1,395,835	796,306	599,529	36,132	59,663	503,734	Leasehold	8/31/2050
Loan	61	Scarlett Place Apartments	1,271,893	782,449	489,444	49,400		440,044	Fee Simple
Loan	62	Chesterfield Crossing	711,941	189,326	522,616	10,458	24,462	487,696	Fee Simple
Loan	63.00	Two Rivers MHC	652,253	248,375	403,878	10,090		393,788	Fee Simple
Loan	64.00	Southern Gardens Apartments	1,394,602	770,989	623,613	73,850		549,763	Fee Simple
Loan	65	Township Retail	565,494	114,956	450,539	2,750	15,036	432,753	Fee Simple
Loan	66	Ulta and Michaels	527,061	90,301	436,760	4,835	24,175	407,750	Fee Simple
Loan	67	Oyster Point Retail	801,419	216,525	584,895	15,302	28,327	541,266	Fee Simple
Loan	68	Unitron	1,023,516	422,623	600,893	20,482	92,977	487,434	Fee Simple
Loan	69	Walgreens - Tampa, FL	426,612	54,872	371,740	4,385	7,560	359,795	Fee Simple
Loan	70	Meadow Creek MHC	1,380,518	533,131	847,387	21,650		825,737	Fee Simple
Loan	71	Memphis Self Storage Portfolio	640,528	266,808	373,720	28,213		345,507	Fee Simple
Property	71	MidSouth Mini Storage	383,149	144,297	238,853	23,354		215,498	Fee Simple
Property	71	Grand Central Storage	257,379	122,511	134,868	4,859		130,009	Fee Simple
Loan	72	Cervenka Retail Portfolio	487,447	113,493	373,954	5,896	29,478	338,581	Fee Simple
Property	72	8525 Whitfield Avenue	270,595	56,838	213,757	3,906	19,530	190,321	Fee Simple
Property	72	467 South Davy Crockett Parkway	216,852	56,655	160,198	1,990	9,948	148,260	Fee Simple
Loan	73.00	Store Smart Self Storage	574,357	278,336	296,021	12,797		283,224	Fee Simple
Loan	74.00	Cojoyo Portfolio	356,470	102,749	253,721	4,701	17,295	231,725	Fee Simple
Loan	75	Morgan MHC Portfolio	456,150	237,800	218,350	6,329		212,021	Fee Simple
Property	75.01	Indian Steps MHC	165,471	70,692	94,779	1,900		92,879	Fee Simple
Property	75.02	Pine Meadows Park MHC	125,372	61,821	63,552	2,079		61,473	Fee Simple
Property	75	Vil Vue Heights MHC	165,306	105,287	60,019	2,350		57,669	Fee Simple
Loan	76	Walgreens - Miami, FL	277,774	75,920	201,854	5,940	6,750	189,164	Fee Simple

A-1-20

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Ground Lease			Lease
Property Flag	ID	Property Name	Extension Terms(20)	Largest Tenant(21)(22)	SF	Expiration(23)
Loan	1	1000 Harbor Boulevard		UBS (UBS Financial Services Inc.)	589,405	12/31/2028
Loan	2	Apache Mall	No	JCPenney (J.C. Penney Corporation, Inc.)	128,196	10/31/2014
Loan	3	Reisterstown Road Plaza		Department of Public Safety (State of Maryland)	130,766	12/31/2021
Loan	4	Plaza at Imperial Valley		Burlington Coat Factory (Burlington Coat Factory of California, LLC)	76,450	01/31/2019
Loan	5	Crossways Shopping Center		American Signature Furniture (American Signature, Inc.)	55,548	04/30/2016
Loan	6	Providence at Harbour Club		NAP	NAP	NAP
Rollup	7	Roedel Hotel Portfolio		NAP	NAP	NAP
Loan	7.01	Hilton Garden Inn-Manchester		NAP	NAP	NAP
Loan	7.02	Hilton Garden Inn-Fishkill		NAP	NAP	NAP
Loan	7.03	Holiday Inn Express-Auburn	No	NAP	NAP	NAP
Loan	8	Franklin Towne Center		Stop & Shop Supermarket (The Stop & Shop Supermarket Company, LLC)	138,364	10/31/2030
Rollup	9	GPB Portfolio I		NAP	NAP	NAP
Loan	9.01	Eastland Place		Jo-Ann Stores (Jo-Ann Stores, Inc.)	45,051	01/31/2017
Loan	9.02	Castleton Point		Clark’s Sales & Service (Clarks Sales and Service, Inc.)	21,000	01/31/2016
Loan	9.03	Clearwater Village		Designer Shoe Warehouse (DSW Shoe Warehouse, Inc.)	23,387	11/30/2018
Rollup	10	GPB Portfolio II		NAP	NAP	NAP
Loan	10.01	Clearwater Crossing		Babies “R” Us (Toys “R” US-Delaware, Inc.)	36,000	12/31/2014
Loan	10.02	North Willow Commons		Stein Mart (Stein Mart, Inc.)	34,690	04/30/2014
Loan	10.03	Clearwater Shoppes		Elan Furs (John Mirkopoulos, Inc.)	7,237	03/31/2018
Loan	11.00	Great Northeast Plaza		Sears (Sears, Roebuck and Co.)	237,151	05/31/2019
Loan	12	Business Center of Chicago & Chicago Marketplace		NAP	NAP	NAP
Property	12.01	Business Center of Chicago		Chicago Blast Soccer Club, INC	97,941	07/31/2019
Property	12.02	Chicago Marketplace		Dearborn Wholesale Grocers, L.P.	22,047	07/31/2013
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	Yes	NAP	NAP	NAP
Loan	14	Hamptons Mixed Use Portfolio		NAP	NAP	NAP
Property	14.01	801 County Route 39		New York Stone Hampton, LLC (NY Stone Hampton LLC)	6,967	08/31/2015
Property	14.02	29 Newtown Lane		Cittanuova Restaurant (Cittanuova LLC)	2,800	03/31/2024
Property	14.03	47 Newtown Lane		Tory Burch (Tory Burch LLC)	1,764	03/31/2013
Property	14.04	99 Newtown Lane		Suffolk County National Bank	4,965	01/19/2015
Property	14.05	11 Main Street		Village Cheese Shop (The Village Cheese Shop, Inc.)	1,500	03/31/2018
Property	14.06	74 N. Main Street		Hampton Bagels (Jo-Bob Bagel Corp.)	2,467	10/31/2018
Property	14.07	55 Newtown Lane		Gen Home Store (General Home Store, LLC)	1,352	10/31/2022
Loan	15	Shops at Old Denton		DC World (Gana Lee & Byund Dae Yoon)	13,400	08/31/2017
Loan	16	Pickwick MHC		NAP	NAP	NAP
Loan	17	East 98th Street Portfolio		NAP	NAP	NAP
Property	17.01	123 East 98th Street		Ascend Charter School (Brooklyn Ascend Charter School)	46,000	08/31/2031
Property	17.02	149 East 98th Street		Brooklyn People’s Choice (Brooklyn Peoples Choice Furniture)	4,000	03/31/2018
Property	17.03	86 East 98th Street		Grocery (H. Mohd)	2,200	01/29/2022
Loan	18	Courtyard - Rancho Bernardo		NAP	NAP	NAP
Loan	19	Cooper Retail Portfolio		NAP	NAP	NAP
Property	19.01	Magnolia Place		Office Depot - Magnolia (Office Depot, Inc.)	30,809	06/30/2014
Property	19.02	Saufley Plaza		Winn Dixie (Winn-Dixie Montgomery, Inc.)	51,282	03/31/2019
Property	19.03	Somerset Center		Burkes Outlet (Burke’s Westgate Stores, LLC)	32,500	01/31/2021
Loan	20	Zeune Self Storage Portfolio		NAP	NAP	NAP
Property	20.01	A Storage Solution of Destin		NAP	NAP	NAP
Property	20.02	Michigan Storage Centers - Farmington Hills		NAP	NAP	NAP
Property	20.03	A Storage of Daphne		NAP	NAP	NAP
Property	20.04	Michigan Storage Centers - Oak Park		NAP	NAP	NAP
Property	20.05	Broad and York Storage		NAP	NAP	NAP
Property	20.06	Etna Storage		NAP	NAP	NAP
Loan	21	Homewood Suites Charleston Airport Convention Center		NAP	NAP	NAP
Loan	22	Union Station Hotel	Yes	NAP	NAP	NAP
Loan	23	Staybridge Suites Portfolio		NAP	NAP	NAP
Property	23.01	Staybridge Suites Kalamazoo		NAP	NAP	NAP
Property	23.02	Staybridge Suites Okemos		NAP	NAP	NAP
Loan	24	Courtyard Mount Pleasant		NAP	NAP	NAP
Loan	25	Stemmons Office Building		Parkland (Dallas County Hospital District)	78,198	12/31/2015
Loan	26	Courtyard - Kirkland		NAP	NAP	NAP
Loan	27	1107 Highland Colony Parkway		State Farm Insurance (State Farm Mutual Automobile Insurance Company)	12,089	08/31/2017
Loan	28	Equinox Dallas	Yes	Equinox Park Place, Inc.	58,500	12/30/2027
Loan	29	Summit Village Apartments		NAP	NAP	NAP
Loan	30	Patrick Henry Corporate Center		Northrop Gruman Systems Corp (Northop Grumman Systems Corporation)	55,099	12/31/2014
Rollup	31.00	GPB Portfolio III		NAP	NAP	NAP
Loan	31.01	Village at Time Corners		Stein Mart (Stein Mart, Inc.)	38,608	04/30/2016
Loan	31.02	East Paris Shoppes - Grand Rapids		Shoe Carnival (Shoe Carnival, Inc.)	10,200	03/31/2014
Loan	31.03	Fashion Mall Commons III		Reis Nichols (Reis-Nichols, Inc.)	8,450	10/31/2015
Loan	31.04	Greenwood Place Outlot		Moe’s Southwest Grill (Golden Plate, LLC)	2,450	11/30/2018
Loan	32	Holiday Inn Express Michigan Portfolio		NAP	NAP	NAP
Property	32.01	Holiday Inn Express-Petoskey		NAP	NAP	NAP
Property	32.02	Holiday Inn Express-Mackinaw City		NAP	NAP	NAP
Loan	33	Meadowbrook Tech Center		ESYS Corporation	38,540	08/31/2014
Loan	34	U-Haul Portfolio I		NAP	NAP	NAP
Property	34.01	U-Haul - Markham		NAP	NAP	NAP
Property	34.02	U-Haul - Jonesboro		NAP	NAP	NAP
Property	34.03	U-Haul - Red Bird Lane		NAP	NAP	NAP

A-1-21

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale		NAP	NAP	NAP
Property	34.05	U-Haul - Willowbrook		NAP	NAP	NAP
Property	34.06	U-Haul - North Port		NAP	NAP	NAP
Loan	35	Exit One Hotel Portfolio		NAP	NAP	NAP
Property	35.01	Fairfield Inn & Suites		NAP	NAP	NAP
Property	35.02	Holiday Inn Express & Suites		NAP	NAP	NAP
Loan	36	PGA Commons		1450 Inc. (1450, Inc.)	6,440	06/30/2013
Loan	37	Wellington Community Estates	Yes	NAP	NAP	NAP
Loan	38	EADS North America Holdings		EADS North America Defense Test and Services, Inc. (Racal Instruments, Inc.)	98,631	05/30/2022
Loan	39	Centreville Shopping Center		Food Lion (Delhaize America, Inc.)	33,930	12/31/2021
Loan	40	9&17 Park of Commerce		GSA (United States of America)	15,491	06/01/2017
Loan	41	Morgan Bay Apartments		NAP	NAP	NAP
Loan	42	Westheimer & Dunvale Center		Blue Lion (Blue Lion Salon Studios 1, LLC)	8,624	05/15/2022
Loan	43	Porterville Marketplace		Marshall’s (Marshalls of CA, LLC)	24,316	03/31/2022
Loan	44	1105 Schrock		Marzetti (T. Marzetti Company)	45,132	02/28/2015
Loan	45	Lakewood Village		NAP	NAP	NAP
Loan	46	South Bay Distribution Center		Premier Produce (Premier Produce Company, Inc.)	20,601	07/31/2017
Loan	47	Walnut Glen Apartments		NAP	NAP	NAP
Loan	48	1400 Fifth Avenue		New York Sports Club (NYSC) (TSI West 115th Street, LLC)	14,518	12/31/2022
Loan	49	Pine Island		Michael’s Stores (Michaels Stores, Inc.)	21,408	02/28/2017
Loan	50	AC Silverado Self Storage		NAP	NAP	NAP
Loan	51	Canterbury Shopping Center		Fairplay Foods (Fairplay, Inc.)	38,305	12/31/2015
Loan	52	Courtyard - Hattiesburg		NAP	NAP	NAP
Loan	53	Residence Inn East Greenbush		NAP	NAP	NAP
Loan	54	Hedgcoxe Health Plaza		Medical Edge-AIM Adult Internal Med.(THR) (Medical Edge Healthcare Group, P.A.)	10,130	09/30/2019
Loan	55	Woodland Ridge MHC		NAP	NAP	NAP
Loan	56	4520 S National Avenue		Sisters of Mercy Health System	42,430	04/19/2022
Loan	57	214 Franklin Street		Unleashed Brooklyn, Inc. (Unleash: Brooklyn, Inc C/O Jason Lombard & Perry Gargano)	3,500	04/30/2014
Loan	58	East Pointe		Lehigh HMA, Inc.	34,500	06/30/2023
Loan	59	190 Central Retail		Vision Bank (Vision Bank-Texas)	7,848	03/31/2017
Loan	60	Southridge Square	No	Hobby Lobby (Hob-Lob, Limited Partnership)	61,854	03/31/2016
Loan	61	Scarlett Place Apartments		NAP	NAP	NAP
Loan	62	Chesterfield Crossing		O’Reilly Automotive (Murray’s Discount Auto Stores, Inc.)	9,728	03/01/2020
Loan	63.00	Two Rivers MHC		NAP	NAP	NAP
Loan	64.00	Southern Gardens Apartments		NAP	NAP	NAP
Loan	65	Township Retail		Newks Restaurant (Newco Dining, LLC)	4,607	10/31/2021
Loan	66	Ulta and Michaels		Michaels (Michaels Stores, Inc.)	22,233	02/28/2021
Loan	67	Oyster Point Retail		Food Lion, Inc.	40,297	05/30/2019
Loan	68	Unitron		Unitron Hearing, Inc.	81,927	01/31/2022
Loan	69	Walgreens - Tampa, FL		Walgreens - Tampa (Walgreen Co.)	15,120	07/26/2022
Loan	70	Meadow Creek MHC		NAP	NAP	NAP
Loan	71	Memphis Self Storage Portfolio		NAP	NAP	NAP
Property	71	MidSouth Mini Storage		NAP	NAP	NAP
Property	71	Grand Central Storage		NAP	NAP	NAP
Loan	72	Cervenka Retail Portfolio		NAP	NAP	NAP
Property	72	8525 Whitfield Avenue		Hibbett Sports (Hibbett Sporting Goods, Inc.)	4,200	01/31/2014
Property	72	467 South Davy Crockett Parkway		Aspen Dental (Aspen Dental Management, Inc.)	3,200	12/31/2017
Loan	73.00	Store Smart Self Storage		NAP	NAP	NAP
Loan	74.00	Cojoyo Portfolio		The Denver Film Society	3,588	11/30/2014
Loan	75	Morgan MHC Portfolio		NAP	NAP	NAP
Property	75.01	Indian Steps MHC		NAP	NAP	NAP
Property	75.02	Pine Meadows Park MHC		NAP	NAP	NAP
Property	75	Vil Vue Heights MHC		NAP	NAP	NAP
Loan	76	Walgreens - Miami, FL		Walgreens (Walgreen Co.)	13,500	02/28/2044

A-1-22

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease
Property Flag	ID	Property Name	2nd Largest Tenant(21)(24)	SF(25)	Expiration(23)
Loan	1	1000 Harbor Boulevard	Hartz Mountain (Hartz Mountain Industries, Inc.)	27,782	06/30/2022
Loan	2	Apache Mall	Sears (Sears, Roebuck and Co.)	113,876	02/28/2014
Loan	3	Reisterstown Road Plaza	Burlington Coat Factory (Burlington Coat Factory of Maryland, LLC)	60,000	01/31/2017
Loan	4	Plaza at Imperial Valley	Marshalls (Marshalls of CA, LLC)	33,000	08/31/2018
Loan	5	Crossways Shopping Center	DSW (DSW Shoe Warehouse, Inc.)	36,575	07/31/2016
Loan	6	Providence at Harbour Club	NAP	NAP	NAP
Rollup	7	Roedel Hotel Portfolio	NAP	NAP	NAP
Loan	7.01	Hilton Garden Inn-Manchester	NAP	NAP	NAP
Loan	7.02	Hilton Garden Inn-Fishkill	NAP	NAP	NAP
Loan	7.03	Holiday Inn Express-Auburn	NAP	NAP	NAP
Loan	8	Franklin Towne Center	NAP	NAP	NAP
Rollup	9	GPB Portfolio I	NAP	NAP	NAP
Loan	9.01	Eastland Place	Shoe Carnival (Shoe Carnival, Inc.)	26,473	01/31/2024
Loan	9.02	Castleton Point	Bridal Superstore (Bridal Expressions, LLC)	15,540	08/31/2017
Loan	9.03	Clearwater Village	Half Price Books (Half Price Books, Records, Magazines, Incorporated)	8,800	10/31/2022
Rollup	10	GPB Portfolio II	NAP	NAP	NAP
Loan	10.01	Clearwater Crossing	OfficeMax (Bizmart, Inc.)	30,120	10/31/2017
Loan	10.02	North Willow Commons	American Mattress (American Mattress of Indiana, Inc.)	6,315	07/31/2017
Loan	10.03	Clearwater Shoppes	Nancy’s Bridal (Salim Y. Homsy and Najan Homsy)	6,210	03/31/2016
Loan	11.00	Great Northeast Plaza	Party City (Party City of Cottman Avenue Inc.)	9,953	09/30/2015
Loan	12	Business Center of Chicago & Chicago Marketplace	NAP	NAP	NAP
Property	12.01	Business Center of Chicago	Villegas Furniture, INC	93,169	02/28/2018
Property	12.02	Chicago Marketplace	Vans, Inc.	17,222	01/31/2013
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	NAP	NAP	NAP
Loan	14	Hamptons Mixed Use Portfolio	NAP	NAP	NAP
Property	14.01	801 County Route 39	Melrose East (Melrose East, Inc.)	2,400	02/28/2022
Property	14.02	29 Newtown Lane	NAP	NAP	NAP
Property	14.03	47 Newtown Lane	Hampton’s Film Festival	1,560	05/31/2015
Property	14.04	99 Newtown Lane	Ben Krupinski General Contractor (Ben Krupinski, General Contractor)	3,965	01/18/2024
Property	14.05	11 Main Street	Dee Jays (Jeux de Paum, Inc.)	1,053	01/31/2018
Property	14.06	74 N. Main Street	Francisco Mones	691	02/14/2013
Property	14.07	55 Newtown Lane	NAP	NAP	NAP
Loan	15	Shops at Old Denton	KTX Karaoke (Yohl Corp.)	11,300	10/31/2014
Loan	16	Pickwick MHC	NAP	NAP	NAP
Loan	17	East 98th Street Portfolio	NAP	NAP	NAP
Property	17.01	123 East 98th Street	NAP	NAP	NAP
Property	17.02	149 East 98th Street	Episcopal Services (Greenside Corp.)	4,000	02/28/2017
Property	17.03	86 East 98th Street	Golden Krust (Patty World, Inc.)	1,600	12/31/2020
Loan	18	Courtyard - Rancho Bernardo	NAP	NAP	NAP
Loan	19	Cooper Retail Portfolio	NAP	NAP	NAP
Property	19.01	Magnolia Place	TJ Maxx (The TJX Companies, Inc.)	24,150	08/31/2021
Property	19.02	Saufley Plaza	NAP	NAP	NAP
Property	19.03	Somerset Center	Office Depot - Somerset (Office Depot, Inc.)	24,340	09/30/2015
Loan	20	Zeune Self Storage Portfolio	NAP	NAP	NAP
Property	20.01	A Storage Solution of Destin	NAP	NAP	NAP
Property	20.02	Michigan Storage Centers - Farmington Hills	NAP	NAP	NAP
Property	20.03	A Storage of Daphne	NAP	NAP	NAP
Property	20.04	Michigan Storage Centers - Oak Park	NAP	NAP	NAP
Property	20.05	Broad and York Storage	NAP	NAP	NAP
Property	20.06	Etna Storage	NAP	NAP	NAP
Loan	21	Homewood Suites Charleston Airport Convention Center	NAP	NAP	NAP
Loan	22	Union Station Hotel	NAP	NAP	NAP
Loan	23	Staybridge Suites Portfolio	NAP	NAP	NAP
Property	23.01	Staybridge Suites Kalamazoo	NAP	NAP	NAP
Property	23.02	Staybridge Suites Okemos	NAP	NAP	NAP
Loan	24	Courtyard Mount Pleasant	NAP	NAP	NAP
Loan	25	Stemmons Office Building	WCU (West Coast University, Inc.)	62,674	06/30/2021
Loan	26	Courtyard - Kirkland	NAP	NAP	NAP
Loan	27	1107 Highland Colony Parkway	Stephens, Inc. (Stephens Incorporated)	10,531	05/31/2019
Loan	28	Equinox Dallas	NAP	NAP	NAP
Loan	29	Summit Village Apartments	NAP	NAP	NAP
Loan	30	Patrick Henry Corporate Center	Patten, Wornom, Hatten & Diamonstein (Patten, Wornom, Hatten & Diamonstein, L.C.)	27,304	02/28/2018
Rollup	31.00	GPB Portfolio III	NAP	NAP	NAP
Loan	31.01	Village at Time Corners	Uncle Bill’s Pet Center (Pet Centers of Indiana, Inc.)	10,048	03/31/2014
Loan	31.02	East Paris Shoppes - Grand Rapids	Casual Male (Casual Male Retail Group, Inc.)	7,000	10/31/2017
Loan	31.03	Fashion Mall Commons III	NAP	NAP	NAP
Loan	31.04	Greenwood Place Outlot	Noodles & Company (Sagamore Dining Partners, Inc.)	2,450	10/31/2018
Loan	32	Holiday Inn Express Michigan Portfolio	NAP	NAP	NAP
Property	32.01	Holiday Inn Express-Petoskey	NAP	NAP	NAP
Property	32.02	Holiday Inn Express-Mackinaw City	NAP	NAP	NAP
Loan	33	Meadowbrook Tech Center	Bourns, Inc (Bourns, Inc.)	35,246	12/31/2016
Loan	34	U-Haul Portfolio I	NAP	NAP	NAP
Property	34.01	U-Haul - Markham	NAP	NAP	NAP
Property	34.02	U-Haul - Jonesboro	NAP	NAP	NAP
Property	34.03	U-Haul - Red Bird Lane	NAP	NAP	NAP

A-1-23

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale	NAP	NAP	NAP
Property	34.05	U-Haul - Willowbrook	NAP	NAP	NAP
Property	34.06	U-Haul - North Port	NAP	NAP	NAP
Loan	35	Exit One Hotel Portfolio	NAP	NAP	NAP
Property	35.01	Fairfield Inn & Suites	NAP	NAP	NAP
Property	35.02	Holiday Inn Express & Suites	NAP	NAP	NAP
Loan	36	PGA Commons	Water Bar (SHG Oakwood, LLC)	4,659	11/30/2019
Loan	37	Wellington Community Estates	NAP	NAP	NAP
Loan	38	EADS North America Holdings	NAP	NAP	NAP
Loan	39	Centreville Shopping Center	True Value Hardware (Price & Gannon, Inc. DBA Price & Gannon True Value)	15,019	11/30/2018
Loan	40	9&17 Park of Commerce	New York Life (New York Life Insurance Company, a New York mutual insurance company)	11,960	07/01/2014
Loan	41	Morgan Bay Apartments	NAP	NAP	NAP
Loan	42	Westheimer & Dunvale Center	Bennigans (SNA Borther, Inc.)	4,505	05/14/2022
Loan	43	Porterville Marketplace	Dollar Tree (Dollar Tree Stores, Inc.)	12,000	01/31/2022
Loan	44	1105 Schrock	Abbott Nutrition (Abbott Laboratories)	27,911	11/30/2016
Loan	45	Lakewood Village	NAP	NAP	NAP
Loan	46	South Bay Distribution Center	American Produce (American Produce (American Mushroom))	14,505	01/31/2017
Loan	47	Walnut Glen Apartments	NAP	NAP	NAP
Loan	48	1400 Fifth Avenue	Bleu Violin (Sunrose Group LLC)	3,840	10/31/2021
Loan	49	Pine Island	OfficeMax (Officemax North America, Inc.)	17,975	01/31/2018
Loan	50	AC Silverado Self Storage	NAP	NAP	NAP
Loan	51	Canterbury Shopping Center	Star Beauty Corporation	31,510	10/31/2017
Loan	52	Courtyard - Hattiesburg	NAP	NAP	NAP
Loan	53	Residence Inn East Greenbush	NAP	NAP	NAP
Loan	54	Hedgcoxe Health Plaza	Bright Future Pediatrics (Orchard Creek Associates, LLC)	6,137	09/30/2019
Loan	55	Woodland Ridge MHC	NAP	NAP	NAP
Loan	56	4520 S National Avenue	NAP	NAP	NAP
Loan	57	214 Franklin Street	Jeffrey Gipe (Storage Space) (Jeffrey (Jeff) Gipe)	1,898	04/30/2014
Loan	58	East Pointe	NAP	NAP	NAP
Loan	59	190 Central Retail	Pappy’s Pet Lodge (Pappy’s Pet Lodge Group LLC)	4,800	07/31/2016
Loan	60	Southridge Square	Gordmans (Gordmans Inc.)	55,344	11/30/2016
Loan	61	Scarlett Place Apartments	NAP	NAP	NAP
Loan	62	Chesterfield Crossing	Pet Supplies Plus (M.J.C. Enterprises d/b/a Pets Supply Plus)	9,240	08/31/2019
Loan	63.00	Two Rivers MHC	NAP	NAP	NAP
Loan	64.00	Southern Gardens Apartments	NAP	NAP	NAP
Loan	65	Township Retail	Majestic Burger (Majestic Burger II, LLC)	3,961	02/28/2022
Loan	66	Ulta and Michaels	Ulta (Ulta Salon, Cosmetics & Fragrance, Inc.)	10,000	02/28/2021
Loan	67	Oyster Point Retail	Total Wine and More (Newport News Fine Wine Inc.)	9,000	10/31/2016
Loan	68	Unitron	NAP	NAP	NAP
Loan	69	Walgreens - Tampa, FL	NAP	NAP	NAP
Loan	70	Meadow Creek MHC	NAP	NAP	NAP
Loan	71	Memphis Self Storage Portfolio	NAP	NAP	NAP
Property	71	MidSouth Mini Storage	NAP	NAP	NAP
Property	71	Grand Central Storage	NAP	NAP	NAP
Loan	72	Cervenka Retail Portfolio	NAP	NAP	NAP
Property	72	8525 Whitfield Avenue	Cato (The Cato Corporation)	3,850	01/31/2016
Property	72	467 South Davy Crockett Parkway	The Mattress Outlet (Double Eagle Retail Partners)	2,000	10/31/2015
Loan	73.00	Store Smart Self Storage	NAP	NAP	NAP
Loan	74.00	Cojoyo Portfolio	Creative Farm (Aura Designs Inc.)	3,400	10/31/2015
Loan	75	Morgan MHC Portfolio	NAP	NAP	NAP
Property	75.01	Indian Steps MHC	NAP	NAP	NAP
Property	75.02	Pine Meadows Park MHC	NAP	NAP	NAP
Property	75	Vil Vue Heights MHC	NAP	NAP	NAP
Loan	76	Walgreens - Miami, FL	NAP	NAP	NAP

A-1-24

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease
Property Flag	ID	Property Name	3rd Largest Tenant(21)(22)(24)	SF	Expiration(23)	4th Largest Tenant(24)
Loan	1	1000 Harbor Boulevard	NAP	NAP	NAP	NAP
Loan	2	Apache Mall	Herberger’s (McRae’s Inc.)	78,130	01/31/2018	Barnes & Noble (Barnes & Noble Booksellers, Inc.)
Loan	3	Reisterstown Road Plaza	Giant Foods (Giant of Maryland LLC)	59,064	07/31/2029	Shopper’s World (SW Reisterstown LLC)
Loan	4	Plaza at Imperial Valley	Ross Dress For Less (Ross Dress for Less, Inc.)	30,187	01/31/2019	Best Buy (Best Buy Stores, L.P.)
Loan	5	Crossways Shopping Center	Ross Dress for Less (Ross Dress For Less, Inc.)	30,187	01/31/2018	TJ Maxx (The TJX Companies, Inc.)
Loan	6	Providence at Harbour Club	NAP	NAP	NAP	NAP
Rollup	7	Roedel Hotel Portfolio	NAP	NAP	NAP	NAP
Loan	7.01	Hilton Garden Inn-Manchester	NAP	NAP	NAP	NAP
Loan	7.02	Hilton Garden Inn-Fishkill	NAP	NAP	NAP	NAP
Loan	7.03	Holiday Inn Express-Auburn	NAP	NAP	NAP	NAP
Loan	8	Franklin Towne Center	NAP	NAP	NAP	NAP
Rollup	9	GPB Portfolio I	NAP	NAP	NAP	NAP
Loan	9.01	Eastland Place	CEC Entertainment (CEC Entertainment, Inc.)	15,350	12/31/2019	Varsity Liquors (Varsity Liquors, Inc.)
Loan	9.02	Castleton Point	Trader Joe’s (Trader Joe’s East, Inc.)	10,000	09/30/2016	Scandinavian Comfort (Scandinavian Comfort, Inc.)
Loan	9.03	Clearwater Village	Philipe’s Spa (Spa Capital Indianapolis I, LLC)	4,807	01/31/2014	Splash Hair Salon (Splahs Hair Salon, Inc.)
Rollup	10	GPB Portfolio II	NAP	NAP	NAP	NAP
Loan	10.01	Clearwater Crossing	Barnes & Noble (Barnes & Noble Booksellers, Inc.)	20,040	02/28/2014	Progressive Vision Group (Birtwhistle Optometry, Inc.)
Loan	10.02	North Willow Commons	New Age People (New Age People, Inc.)	5,184	07/31/2017	Applebee’s (Apple Indiana I LLC)
Loan	10.03	Clearwater Shoppes	Knit Stop (Nancy George Designs, LLC)	4,010	10/31/2014	Mattress Firm, Inc.
Loan	11.00	Great Northeast Plaza	MetroPCS (MetroPCS Pennsylvania LLC)	4,796	06/30/2015	Spin Cycle (Super Clean Laundry at Cottman Ave., LLC)
Loan	12	Business Center of Chicago & Chicago Marketplace	NAP	NAP	NAP	NAP
Property	12.01	Business Center of Chicago	La Tropicana Food, INC.	70,000	08/31/2018	Poppies Dough (Poppie’s Dough of Illinois, Inc.)
Property	12.02	Chicago Marketplace	Jack Tuchten Wholesale Produce, Inc.	12,500	02/28/2018	Christopher Ranch, LLC
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	NAP	NAP	NAP	NAP
Loan	14	Hamptons Mixed Use Portfolio	NAP	NAP	NAP	NAP
Property	14.01	801 County Route 39	Natures Guardian (Natures Guardian, Inc.)	1,600	10/31/2015	Blue Collar Bar (HOD, Inc.)
Property	14.02	29 Newtown Lane	NAP	NAP	NAP	NAP
Property	14.03	47 Newtown Lane	Southampton Footwear (Southampton Footwear Inc)	1,260	11/01/2017	Gen Home Store (General Home Store, LLC)
Property	14.04	99 Newtown Lane	NAP	NAP	NAP	NAP
Property	14.05	11 Main Street	Palm Produce (Palm Produce, Inc.)	760	02/29/2016	Global Group (The Global Group - A Real Estate Network LLC)
Property	14.06	74 N. Main Street	Maria Cuevas	688	04/30/2014	NAP
Property	14.07	55 Newtown Lane	NAP	NAP	NAP	NAP
Loan	15	Shops at Old Denton	Spoon (Han Seo Park)	10,579	02/28/2017	Omi Korean Grill & Bar (Yoo, Chang Il & Song, Myong Ja)
Loan	16	Pickwick MHC	NAP	NAP	NAP	NAP
Loan	17	East 98th Street Portfolio	NAP	NAP	NAP	NAP
Property	17.01	123 East 98th Street	NAP	NAP	NAP	NAP
Property	17.02	149 East 98th Street	Birch Family Services (Birch Family Services Inc.)	2,500	09/30/2013	Core Chiropractic (Core Chiropractic, PC)
Property	17.03	86 East 98th Street	NAP	NAP	NAP	NAP
Loan	18	Courtyard - Rancho Bernardo	NAP	NAP	NAP	NAP
Loan	19	Cooper Retail Portfolio	NAP	NAP	NAP	NAP
Property	19.01	Magnolia Place	Old Navy (Old Navy, Inc.)	15,461	01/31/2016	Petsmart (Petsmart, Inc.)
Property	19.02	Saufley Plaza	NAP	NAP	NAP	NAP
Property	19.03	Somerset Center	NAP	NAP	NAP	NAP
Loan	20	Zeune Self Storage Portfolio	NAP	NAP	NAP	NAP
Property	20.01	A Storage Solution of Destin	NAP	NAP	NAP	NAP
Property	20.02	Michigan Storage Centers - Farmington Hills	NAP	NAP	NAP	NAP
Property	20.03	A Storage of Daphne	NAP	NAP	NAP	NAP
Property	20.04	Michigan Storage Centers - Oak Park	NAP	NAP	NAP	NAP
Property	20.05	Broad and York Storage	NAP	NAP	NAP	NAP
Property	20.06	Etna Storage	NAP	NAP	NAP	NAP
Loan	21	Homewood Suites Charleston Airport Convention Center	NAP	NAP	NAP	NAP
Loan	22	Union Station Hotel	NAP	NAP	NAP	NAP
Loan	23	Staybridge Suites Portfolio	NAP	NAP	NAP	NAP
Property	23.01	Staybridge Suites Kalamazoo	NAP	NAP	NAP	NAP
Property	23.02	Staybridge Suites Okemos	NAP	NAP	NAP	NAP
Loan	24	Courtyard Mount Pleasant	NAP	NAP	NAP	NAP
Loan	25	Stemmons Office Building	Telx (Telx-Dallas, LLC)	34,901	01/09/2023	Quantlab Financial (Quantlab Financial LLC)
Loan	26	Courtyard - Kirkland	NAP	NAP	NAP	NAP
Loan	27	1107 Highland Colony Parkway	Viking Culinary Group (Viking Culinary Group, LLC)	8,293	08/31/2019	Sombra Restaurant (TRP, LLC)
Loan	28	Equinox Dallas	NAP	NAP	NAP	NAP
Loan	29	Summit Village Apartments	NAP	NAP	NAP	NAP
Loan	30	Patrick Henry Corporate Center	Bank of America (Bank of America, National Association)	7,266	05/31/2014	Averett University Danville (Averett University Danville, Virginia)
Rollup	31.00	GPB Portfolio III	NAP	NAP	NAP	NAP
Loan	31.01	Village at Time Corners	Chops Steak & Seafood (M.T.B. Coyote, LLC)	5,805	01/31/2013	Celebrations Party Outlet (Celebrations Party Outlet, Inc.)
Loan	31.02	East Paris Shoppes - Grand Rapids	American Home Fitness (American Home Fitness Co., LLC)	4,900	12/31/2018	Mikado Restaurant (Mikado Restaurant Corporation)
Loan	31.03	Fashion Mall Commons III	NAP	NAP	NAP	NAP
Loan	31.04	Greenwood Place Outlot	Dunkin’ Donuts (I.V.C. Food Services Greenwod Place, Inc.)	2,240	10/31/2018	NAP
Loan	32	Holiday Inn Express Michigan Portfolio	NAP	NAP	NAP	NAP
Property	32.01	Holiday Inn Express-Petoskey	NAP	NAP	NAP	NAP
Property	32.02	Holiday Inn Express-Mackinaw City	NAP	NAP	NAP	NAP
Loan	33	Meadowbrook Tech Center	GB Kenrick and Associates, Inc (G.B. Kenrisk and Associates, Inc.)	26,680	05/31/2017	Spar Group, Inc (Spar Group Inc.)
Loan	34	U-Haul Portfolio I	NAP	NAP	NAP	NAP
Property	34.01	U-Haul - Markham	NAP	NAP	NAP	NAP
Property	34.02	U-Haul - Jonesboro	NAP	NAP	NAP	NAP
Property	34.03	U-Haul - Red Bird Lane	NAP	NAP	NAP	NAP

A-1-25

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale	NAP	NAP	NAP	NAP
Property	34.05	U-Haul - Willowbrook	NAP	NAP	NAP	NAP
Property	34.06	U-Haul - North Port	NAP	NAP	NAP	NAP
Loan	35	Exit One Hotel Portfolio	NAP	NAP	NAP	NAP
Property	35.01	Fairfield Inn & Suites	NAP	NAP	NAP	NAP
Property	35.02	Holiday Inn Express & Suites	NAP	NAP	NAP	NAP
Loan	36	PGA Commons	Gardens Taco (Garden’s Taco, Ltd.)	4,501	08/31/2021	BB&T (Branch Banking and Trust Company)
Loan	37	Wellington Community Estates	NAP	NAP	NAP	NAP
Loan	38	EADS North America Holdings	NAP	NAP	NAP	NAP
Loan	39	Centreville Shopping Center	Walgreens (Happy Harrry’s)	12,000	10/31/2022	Family Dollar (Family Dollar Stores of Maryland, Inc.)
Loan	40	9&17 Park of Commerce	Zim Shipping (Zim American Integrated Shipping Services, Inc., a New York Corporation)	11,320	01/01/2015	BMC Consultancy, Inc (BMC Consultancy, Inc., a Delaware Corporation)
Loan	41	Morgan Bay Apartments	NAP	NAP	NAP	NAP
Loan	42	Westheimer & Dunvale Center	Verizon Wireless (Cellular Sales of Texas 1, LTD.)	3,500	10/31/2021	Mari Mari Hair (Chan Joo Yi)
Loan	43	Porterville Marketplace	Famous Footwear (Brown Group Retail, Inc.)	6,000	03/31/2017	Maurices (Maurices, Incorporated)
Loan	44	1105 Schrock	ADPI Data Processing (Advanced Data Processing, Inc.)	23,608	12/31/2016	L-3 Communication (L-3 Communications Avionics Systems, Inc.)
Loan	45	Lakewood Village	NAP	NAP	NAP	NAP
Loan	46	South Bay Distribution Center	Seagate Produce (Seagate Produce, Inc.)	13,992	02/28/2014	Holsum Bakery, Inc.
Loan	47	Walnut Glen Apartments	NAP	NAP	NAP	NAP
Loan	48	1400 Fifth Avenue	Doggedly Devoted (Doggedly Devoted LLC)	3,032	02/28/2022	Physical Therapy Harlem (Physical Therapy of Harlem, LLP)
Loan	49	Pine Island	Dollar Tree (Dollar Tree Stores, Inc.)	9,683	06/30/2017	Famous Footwear (Brown Group Retail, Inc.)
Loan	50	AC Silverado Self Storage	NAP	NAP	NAP	NAP
Loan	51	Canterbury Shopping Center	Conway Midwest, LLC dba CW Price (Conway Midwest LLC)	26,026	10/31/2014	Unique Thrift Stores (Nandorf, Inc.)
Loan	52	Courtyard - Hattiesburg	NAP	NAP	NAP	NAP
Loan	53	Residence Inn East Greenbush	NAP	NAP	NAP	NAP
Loan	54	Hedgcoxe Health Plaza	Medical Edge-Inova(THR) (Medical Edge Healthcare Group, P.A.)	5,958	09/30/2015	Medical Edge-Health Star (THR) (Medical Edge Healthcare Group, P.A.)
Loan	55	Woodland Ridge MHC	NAP	NAP	NAP	NAP
Loan	56	4520 S National Avenue	NAP	NAP	NAP	NAP
Loan	57	214 Franklin Street	Richard Plaza (Michael Caruso)	1,750	04/30/2013	Meserole Mini Mart Corp. (PS Mini Mart Corp C/O Gouranga Das)
Loan	58	East Pointe	NAP	NAP	NAP	NAP
Loan	59	190 Central Retail	Shuck N Jive (190 LP)	3,600	09/30/2017	Emergency Animal Clinic (Emergency Animal Clinic, Inc.)
Loan	60	Southridge Square	Famous Footware (Brown Group Retail, Inc.)	9,900	07/31/2016	Village Inn (American Blue Ribbon Holdings, LLC)
Loan	61	Scarlett Place Apartments	NAP	NAP	NAP	NAP
Loan	62	Chesterfield Crossing	World of Floors (DOGO75, LLC, d/b/a World of Floors)	9,000	09/30/2020	Hamlin Pub (The Hamlin Pub)
Loan	63.00	Two Rivers MHC	NAP	NAP	NAP	NAP
Loan	64.00	Southern Gardens Apartments	NAP	NAP	NAP	NAP
Loan	65	Township Retail	UC - Medical Clinic (UC, LLC)	2,571	01/31/2017	Chandelier Linens (C & O Retailers, LLC)
Loan	66	Ulta and Michaels	NAP	NAP	NAP	NAP
Loan	67	Oyster Point Retail	Clothes Mentor (Left and Right Enterprises II, Inc.)	4,670	10/31/2017	Sherwin Williams (Sherwin-Williams Company)
Loan	68	Unitron	NAP	NAP	NAP	NAP
Loan	69	Walgreens - Tampa, FL	NAP	NAP	NAP	NAP
Loan	70	Meadow Creek MHC	NAP	NAP	NAP	NAP
Loan	71	Memphis Self Storage Portfolio	NAP	NAP	NAP	NAP
Property	71	MidSouth Mini Storage	NAP	NAP	NAP	NAP
Property	71	Grand Central Storage	NAP	NAP	NAP	NAP
Loan	72	Cervenka Retail Portfolio	NAP	NAP	NAP	NAP
Property	72	8525 Whitfield Avenue	Tan & Flex Fitness (Theodore Randy Courcy)	2,800	05/31/2016	Radio Shack (RadioShack Corporation)
Property	72	467 South Davy Crockett Parkway	Rio Grande Restaurant (Isaias Martinez)	1,600	04/30/2014	Little Caesar’s (Megan and Me Investments, Inc.)
Loan	73.00	Store Smart Self Storage	NAP	NAP	NAP	NAP
Loan	74.00	Cojoyo Portfolio	Nutrition Therapy Institute	2,850	08/31/2013	Jimmy John’s Subs (Freaky Fast, LLC)
Loan	75	Morgan MHC Portfolio	NAP	NAP	NAP	NAP
Property	75.01	Indian Steps MHC	NAP	NAP	NAP	NAP
Property	75.02	Pine Meadows Park MHC	NAP	NAP	NAP	NAP
Property	75	Vil Vue Heights MHC	NAP	NAP	NAP	NAP
Loan	76	Walgreens - Miami, FL	NAP	NAP	NAP	NAP

A-1-26

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Lease			Lease
Property Flag	ID	Property Name	SF	Expiration(23)	5th Largest Tenant(24)	SF	Expiration(23)	Occupancy(26)
Loan	1	1000 Harbor Boulevard	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	2	Apache Mall	25,134	01/31/2013	Forever 21 (Forever 21 Retail, Inc.)	12,686	08/31/2022	96.2%
Loan	3	Reisterstown Road Plaza	53,040	01/31/2022	Big Lots (Big Lots Stores, Inc.)	38,089	01/31/2022	93.4%
Loan	4	Plaza at Imperial Valley	30,000	01/31/2018	Bed Bath & Beyond (Bed Bath & Beyond Inc.)	28,000	01/31/2024	92.9%
Loan	5	Crossways Shopping Center	30,000	10/31/2017	Marshalls (Marshalls of MA, Inc.)	27,000	01/31/2017	99.4%
Loan	6	Providence at Harbour Club	NAP	NAP	NAP	NAP	NAP	89.6%
Rollup	7	Roedel Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	75.6%
Loan	7.01	Hilton Garden Inn-Manchester	NAP	NAP	NAP	NAP	NAP	78.2%
Loan	7.02	Hilton Garden Inn-Fishkill	NAP	NAP	NAP	NAP	NAP	74.4%
Loan	7.03	Holiday Inn Express-Auburn	NAP	NAP	NAP	NAP	NAP	73.8%
Loan	8	Franklin Towne Center	NAP	NAP	NAP	NAP	NAP	100.0%
Rollup	9	GPB Portfolio I	NAP	NAP	NAP	NAP	NAP	89.3%
Loan	9.01	Eastland Place	8,500	06/30/2015	Bridal Warehouse (Bridal Warehouse, Inc.)	8,000	02/28/2013	86.2%
Loan	9.02	Castleton Point	6,760	09/30/2012	8 China Buffet (Min Xiu, Inc.)	6,400	04/30/2016	95.8%
Loan	9.03	Clearwater Village	3,207	08/31/2014	Sprint Spectrum (Sprint Spectrum, L.P.)	3,207	12/31/2014	89.7%
Rollup	10	GPB Portfolio II	NAP	NAP	NAP	NAP	NAP	86.3%
Loan	10.01	Clearwater Crossing	4,410	03/31/2016	BD’s Mongolian BBQ (E.T. Mongo of Indianapolis, LLC)	4,117	02/28/2014	87.8%
Loan	10.02	North Willow Commons	4,815	12/31/2015	Anytime Fitness (Maggielou Fitness, Inc.)	4,000	06/30/2013	87.9%
Loan	10.03	Clearwater Shoppes	3,676	01/31/2016	Copper Creek Canyon (Southwest Territory-Indianapolis, Inc.)	2,800	09/30/2013	78.5%
Loan	11.00	Great Northeast Plaza	4,161	08/31/2017	TD Bank (TD Bank, N.A.)	3,848	07/31/2030	95.7%
Loan	12	Business Center of Chicago & Chicago Marketplace	NAP	NAP	NAP	NAP	NAP	82.7%
Property	12.01	Business Center of Chicago	40,602	06/30/2019	D & D The Best One Corp	38,884	07/31/2019	79.9%
Property	12.02	Chicago Marketplace	12,500	02/28/2015	Cream Wine Company (Cream Wine Company, LLC)	12,500	03/31/2016	100.0%
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	NAP	NAP	NAP	NAP	NAP	67.0%
Loan	14	Hamptons Mixed Use Portfolio	NAP	NAP	NAP	NAP	NAP	92.8%
Property	14.01	801 County Route 39	1,360	05/31/2016	Goldberg’s Famous Bagels (Goldberg Famous Bagels of Southampton, Inc.)	1,300	12/31/2015	83.0%
Property	14.02	29 Newtown Lane	NAP	NAP	NAP	NAP	NAP	100.0%
Property	14.03	47 Newtown Lane	300	02/28/2022	Patricia Del Castillo	168	05/31/2015	100.0%
Property	14.04	99 Newtown Lane	NAP	NAP	NAP	NAP	NAP	100.0%
Property	14.05	11 Main Street	665	04/30/2015	WCW Enterprises (WCW Enterprises Corp)	350	02/28/2015	100.0%
Property	14.06	74 N. Main Street	NAP	NAP	NAP	NAP	NAP	100.0%
Property	14.07	55 Newtown Lane	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	15	Shops at Old Denton	7,145	09/30/2013	Brown Sugar Café (Café Brown Sugar, Inc.)	4,300	12/31/2016	89.9%
Loan	16	Pickwick MHC	NAP	NAP	NAP	NAP	NAP	98.1%
Loan	17	East 98th Street Portfolio	NAP	NAP	NAP	NAP	NAP	100.0%
Property	17.01	123 East 98th Street	NAP	NAP	NAP	NAP	NAP	100.0%
Property	17.02	149 East 98th Street	2,000	05/31/2014	Allen Health Care (Allen Health Care Services)	1,800	12/31/2015	100.0%
Property	17.03	86 East 98th Street	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	18	Courtyard - Rancho Bernardo	NAP	NAP	NAP	NAP	NAP	67.6%
Loan	19	Cooper Retail Portfolio	NAP	NAP	NAP	NAP	NAP	97.7%
Property	19.01	Magnolia Place	11,960	10/31/2022	Burlington Shoes (Shoe Show, Inc.)	6,875	03/31/2017	95.3%
Property	19.02	Saufley Plaza	NAP	NAP	NAP	NAP	NAP	100.0%
Property	19.03	Somerset Center	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	20	Zeune Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	78.8%
Property	20.01	A Storage Solution of Destin	NAP	NAP	NAP	NAP	NAP	70.8%
Property	20.02	Michigan Storage Centers - Farmington Hills	NAP	NAP	NAP	NAP	NAP	88.6%
Property	20.03	A Storage of Daphne	NAP	NAP	NAP	NAP	NAP	79.8%
Property	20.04	Michigan Storage Centers - Oak Park	NAP	NAP	NAP	NAP	NAP	71.6%
Property	20.05	Broad and York Storage	NAP	NAP	NAP	NAP	NAP	83.8%
Property	20.06	Etna Storage	NAP	NAP	NAP	NAP	NAP	86.8%
Loan	21	Homewood Suites Charleston Airport Convention Center	NAP	NAP	NAP	NAP	NAP	83.5%
Loan	22	Union Station Hotel	NAP	NAP	NAP	NAP	NAP	70.3%
Loan	23	Staybridge Suites Portfolio	NAP	NAP	NAP	NAP	NAP	78.6%
Property	23.01	Staybridge Suites Kalamazoo	NAP	NAP	NAP	NAP	NAP	77.2%
Property	23.02	Staybridge Suites Okemos	NAP	NAP	NAP	NAP	NAP	80.1%
Loan	24	Courtyard Mount Pleasant	NAP	NAP	NAP	NAP	NAP	72.9%
Loan	25	Stemmons Office Building	5,619	06/30/2013	Inside My City (InsideMyCity, LLC)	2,848	6/30/2013	82.8%
Loan	26	Courtyard - Kirkland	NAP	NAP	NAP	NAP	NAP	77.6%
Loan	27	1107 Highland Colony Parkway	7,669	02/28/2026	Kerioth Corporation	2,224	MTM	87.6%
Loan	28	Equinox Dallas	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	29	Summit Village Apartments	NAP	NAP	NAP	NAP	NAP	85.1%
Loan	30	Patrick Henry Corporate Center	3,402	07/31/2014	Shaheen Law Firm (Shaheen Law Firm, P.C.)	2,580	1/31/2013	100.0%
Rollup	31.00	GPB Portfolio III	NAP	NAP	NAP	NAP	NAP	78.2%
Loan	31.01	Village at Time Corners	5,004	07/31/2019	Massage Envy (Ablee Enterprises, LLC)	4,800	2/28/2017	75.1%
Loan	31.02	East Paris Shoppes - Grand Rapids	2,800	03/31/2015	UPS Store / Dormart (Domart, LLC)	1,800	11/30/2012	96.3%
Loan	31.03	Fashion Mall Commons III	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	31.04	Greenwood Place Outlot	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	32	Holiday Inn Express Michigan Portfolio	NAP	NAP	NAP	NAP	NAP	61.6%
Property	32.01	Holiday Inn Express-Petoskey	NAP	NAP	NAP	NAP	NAP	66.1%
Property	32.02	Holiday Inn Express-Mackinaw City	NAP	NAP	NAP	NAP	NAP	58.0%
Loan	33	Meadowbrook Tech Center	25,707	10/31/2015	Nidec Motors & Actuators (Nidec Motors & Actuators (USA), Inc.)	16,945	5/31/2014	96.2%
Loan	34	U-Haul Portfolio I	NAP	NAP	NAP	NAP	NAP	79.1%
Property	34.01	U-Haul - Markham	NAP	NAP	NAP	NAP	NAP	95.0%
Property	34.02	U-Haul - Jonesboro	NAP	NAP	NAP	NAP	NAP	83.8%
Property	34.03	U-Haul - Red Bird Lane	NAP	NAP	NAP	NAP	NAP	70.2%

A-1-27

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale	NAP	NAP	NAP	NAP	NAP	83.2%
Property	34.05	U-Haul - Willowbrook	NAP	NAP	NAP	NAP	NAP	92.4%
Property	34.06	U-Haul - North Port	NAP	NAP	NAP	NAP	NAP	54.7%
Loan	35	Exit One Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	56.9%
Property	35.01	Fairfield Inn & Suites	NAP	NAP	NAP	NAP	NAP	52.2%
Property	35.02	Holiday Inn Express & Suites	NAP	NAP	NAP	NAP	NAP	62.8%
Loan	36	PGA Commons	4,226	12/31/2019	Channing Realty (Channing Corporation)	2,846	4/30/2015	85.7%
Loan	37	Wellington Community Estates	NAP	NAP	NAP	NAP	NAP	92.0%
Loan	38	EADS North America Holdings	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	39	Centreville Shopping Center	8,000	01/31/2016	Jamba Liquors, Inc. (Jamba Liquors Inc. / Centreville Wine & Spirits)	3,000	10/31/2016	93.3%
Loan	40	9&17 Park of Commerce	4,233	06/30/2014	Evans General Contractors, LLC (Evans General Contractors, LLC, a Georgia Limited Liability Company)	4,062	3/01/2015	91.8%
Loan	41	Morgan Bay Apartments	NAP	NAP	NAP	NAP	NAP	93.3%
Loan	42	Westheimer & Dunvale Center	3,182	09/01/2017	Chipotle Mexican Grill, Inc.	2,480	4/30/2017	74.8%
Loan	43	Porterville Marketplace	5,025	10/31/2013	rue21 (rue21, inc.)	4,500	1/31/2018	94.5%
Loan	44	1105 Schrock	21,149	06/30/2017	Group Benefits (Group Benefits Agency, Inc.)	11,511	12/31/2014	82.2%
Loan	45	Lakewood Village	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	46	South Bay Distribution Center	11,792	04/30/2019	Jacks Family Farms (Jack Family Farms, a California Corporation)	8,390	1/31/2017	82.7%
Loan	47	Walnut Glen Apartments	NAP	NAP	NAP	NAP	NAP	93.4%
Loan	48	1400 Fifth Avenue	2,617	03/31/2021	BBraxton (She Knows Him, LLC)	2,378	9/30/2016	100.0%
Loan	49	Pine Island	7,200	10/31/2017	The Dress Barn (The Dress Barn, Inc.)	7,200	12/31/2014	94.4%
Loan	50	AC Silverado Self Storage	NAP	NAP	NAP	NAP	NAP	88.0%
Loan	51	Canterbury Shopping Center	21,025	05/31/2013	Dollar Tree Store (Dollar Tree Stores, Inc.)	15,128	9/30/2012	82.1%
Loan	52	Courtyard - Hattiesburg	NAP	NAP	NAP	NAP	NAP	78.6%
Loan	53	Residence Inn East Greenbush	NAP	NAP	NAP	NAP	NAP	87.7%
Loan	54	Hedgcoxe Health Plaza	4,182	09/30/2015	Vineeta Pooskoor (Hedgcoxe Dental) (Vineeta Pooskoor, DDS, P.L.L.C.)	2,249	12/31/2017	100.0%
Loan	55	Woodland Ridge MHC	NAP	NAP	NAP	NAP	NAP	95.4%
Loan	56	4520 S National Avenue	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	57	214 Franklin Street	1,750	11/30/2015	NAP	NAP	NAP	100.0%
Loan	58	East Pointe	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	59	190 Central Retail	3,200	09/13/2016	Ready Mortgage	3,200	5/31/2015	87.9%
Loan	60	Southridge Square	5,000	01/31/2015	Catherine’s (Catherines #5372, Inc.)	4,500	4/30/2013	98.4%
Loan	61	Scarlett Place Apartments	NAP	NAP	NAP	NAP	NAP	91.6%
Loan	62	Chesterfield Crossing	4,856	07/31/2021	Play it Again Sports (FGH Sports - New Baltimore, Inc. d/b/a Play It Again Sports)	3,708	4/30/2017	100.0%
Loan	63.00	Two Rivers MHC	NAP	NAP	NAP	NAP	NAP	96.4%
Loan	64.00	Southern Gardens Apartments	NAP	NAP	NAP	NAP	NAP	96.7%
Loan	65	Township Retail	1,990	11/30/2016	Gigi’s Cupcakes (Sweet Confessions, LLC)	1,318	2/28/2017	100.0%
Loan	66	Ulta and Michaels	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	67	Oyster Point Retail	4,200	09/30/2017	Andy’s Pizza (Dining Out LLC)	2,100	3/31/2015	97.6%
Loan	68	Unitron	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	69	Walgreens - Tampa, FL	NAP	NAP	NAP	NAP	NAP	100.0%
Loan	70	Meadow Creek MHC	NAP	NAP	NAP	NAP	NAP	80.8%
Loan	71	Memphis Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	73.0%
Property	71	MidSouth Mini Storage	NAP	NAP	NAP	NAP	NAP	77.3%
Property	71	Grand Central Storage	NAP	NAP	NAP	NAP	NAP	63.9%
Loan	72	Cervenka Retail Portfolio	NAP	NAP	NAP	NAP	NAP	100.0%
Property	72	8525 Whitfield Avenue	2,450	01/31/2016	Gamestop (GameStop, Inc.)	1,750	1/31/2014	100.0%
Property	72	467 South Davy Crockett Parkway	1,600	01/31/2014	Great Clips (Great Salons of Knoxville, Inc.)	1,548	7/31/2015	100.0%
Loan	73.00	Store Smart Self Storage	NAP	NAP	NAP	NAP	NAP	67.9%
Loan	74.00	Cojoyo Portfolio	2,110	10/31/2020	Floyd’s Barber Shop (Floyd’s 99-Colorado, LLC)	2,030	10/31/2020	100.0%
Loan	75	Morgan MHC Portfolio	NAP	NAP	NAP	NAP	NAP	91.5%
Property	75.01	Indian Steps MHC	NAP	NAP	NAP	NAP	NAP	97.4%
Property	75.02	Pine Meadows Park MHC	NAP	NAP	NAP	NAP	NAP	84.8%
Property	75	Vil Vue Heights MHC	NAP	NAP	NAP	NAP	NAP	91.5%
Loan	76	Walgreens - Miami, FL	NAP	NAP	NAP	NAP	NAP	100.0%

A-1-28

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance
Property Flag	ID	Property Name	As-of Date	Reserves($)	Reserves($)(27)	Reserves($)	Reserves($)(27)	Reserves($)	Reserves($)(27)	Reserves($)
Loan	1	1000 Harbor Boulevard	06/30/2012
Loan	2	Apache Mall	06/30/2012
Loan	3	Reisterstown Road Plaza	08/23/2012
Loan	4	Plaza at Imperial Valley	07/31/2012		4,530	1,041,875	20,833	256,924	42,821	20,471
Loan	5	Crossways Shopping Center	06/06/2012
Loan	6	Providence at Harbour Club	07/10/2012		32,433			628,001	84,974	20,769
Rollup	7	Roedel Hotel Portfolio	02/29/2012		1/12 of 4% of Gross Income			173,403	38,470	72,915
Loan	7.01	Hilton Garden Inn-Manchester	02/29/2012		1/12 of 4% of Gross Income			44,208	17,003	41,049
Loan	7.02	Hilton Garden Inn-Fishkill	02/29/2012		1/12 of 4% of Gross Income			98,633	12,978	16,416
Loan	7.03	Holiday Inn Express-Auburn	02/29/2012		1/12 of 4% of Gross Income			30,562	8,489	15,450
Loan	8	Franklin Towne Center	09/06/2012
Rollup	9	GPB Portfolio I	07/23/2012	869,000	4,279	304,365	20,134	220,287	44,057	55,383
Loan	9.01	Eastland Place	07/23/2012	680,000	2,518	99,139	8,393	144,351	28,870	34,506
Loan	9.02	Castleton Point	07/23/2012	3,000	1,156	1,920	7,710	39,424	7,885	13,302
Loan	9.03	Clearwater Village	07/23/2012	186,000	605	203,306	4,031	36,512	7,302	7,575
Rollup	10	GPB Portfolio II	07/23/2012	943,000	3,496	367,076	17,077	211,472	42,294	41,726
Loan	10.01	Clearwater Crossing	07/23/2012	434,000	1,627	153,204	10,848	108,141	21,628	20,055
Loan	10.02	North Willow Commons	07/23/2012	351,000	1,294	166,048	4,314	69,113	13,823	14,787
Loan	10.03	Clearwater Shoppes	07/23/2012	158,000	574	47,824	1,915	34,218	6,844	6,883
Loan	11.00	Great Northeast Plaza	03/06/2012
Loan	12	Business Center of Chicago & Chicago Marketplace	07/02/2012	1,200,000		2,400,000		34,769	21,731	24,232
Property	12.01	Business Center of Chicago	07/02/2012
Property	12.02	Chicago Marketplace	07/02/2012
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	06/15/2012
Loan	14	Hamptons Mixed Use Portfolio	08/15/2012		792	125,000	4,875	30,352	11,674	26,041
Property	14.01	801 County Route 39	08/15/2012
Property	14.02	29 Newtown Lane	08/15/2012
Property	14.03	47 Newtown Lane	08/15/2012
Property	14.04	99 Newtown Lane	08/15/2012
Property	14.05	11 Main Street	08/15/2012
Property	14.06	74 N. Main Street	08/15/2012
Property	14.07	55 Newtown Lane	08/15/2012
Loan	15	Shops at Old Denton	04/01/2012		2,970		7,424	239,315	26,591	51,938
Loan	16	Pickwick MHC	06/01/2012		1,538			217,589	24,177	9,494
Loan	17	East 98th Street Portfolio	08/08/2012	29,880		400,000		21,240		15,179
Property	17.01	123 East 98th Street	08/08/2012
Property	17.02	149 East 98th Street	08/08/2012
Property	17.03	86 East 98th Street	08/08/2012
Loan	18	Courtyard - Rancho Bernardo	06/30/2012	27,290	27,290			140,377	23,396
Loan	19	Cooper Retail Portfolio	Various		3,529		27,778	84,642	14,567	22,406
Property	19.01	Magnolia Place	06/21/2012
Property	19.02	Saufley Plaza	09/06/2012
Property	19.03	Somerset Center	05/31/2012
Loan	20	Zeune Self Storage Portfolio	06/30/2012		5,343			203,264	24,473	31,957
Property	20.01	A Storage Solution of Destin	06/30/2012
Property	20.02	Michigan Storage Centers - Farmington Hills	06/30/2012
Property	20.03	A Storage of Daphne	06/30/2012
Property	20.04	Michigan Storage Centers - Oak Park	06/30/2012
Property	20.05	Broad and York Storage	06/30/2012
Property	20.06	Etna Storage	06/30/2012
Loan	21	Homewood Suites Charleston Airport Convention Center	06/30/2012					111,765	18,628	10,074
Loan	22	Union Station Hotel	06/30/2012		1/12 of 4% of Gross Income					31,242
Loan	23	Staybridge Suites Portfolio	05/31/2012		5% of Gross Income			145,680	25,981
Property	23.01	Staybridge Suites Kalamazoo	05/31/2012
Property	23.02	Staybridge Suites Okemos	05/31/2012
Loan	24	Courtyard Mount Pleasant	06/30/2012					89,369	14,895	100,295
Loan	25	Stemmons Office Building	06/01/2011			150,000		117,547	19,591	11,383
Loan	26	Courtyard - Kirkland	06/30/2012	23,959	23,959			73,936	14,787
Loan	27	1107 Highland Colony Parkway	03/30/2012		834	200,000	4,168	66,733	10,111	8,716
Loan	28	Equinox Dallas	09/06/2012		488		2,438
Loan	29	Summit Village Apartments	03/29/2012		4,750			30,771	7,693	11,752
Loan	30	Patrick Henry Corporate Center	08/09/2012		1,652			62,792	15,698	19,823
Rollup	31.00	GPB Portfolio III	04/25/2012	368,000	2,050	274,224	16,541	93,414	27,026	32,692
Loan	31.01	Village at Time Corners	04/25/2012	367,000	1,386	131,126	9,242	70,597	14,119	15,465
Loan	31.02	East Paris Shoppes - Grand Rapids	04/26/2012		469	127,508	6,000		8,343	5,239
Loan	31.03	Fashion Mall Commons III	04/25/2012		106	8,450	704	10,670	2,134	10,775
Loan	31.04	Greenwood Place Outlot	04/25/2012	1,000	89	7,140	595	12,148	2,430	1,214
Loan	32	Holiday Inn Express Michigan Portfolio	05/31/2012		1/12 of 4% of Gross Income			122,795	16,157	23,751
Property	32.01	Holiday Inn Express-Petoskey	05/31/2012
Property	32.02	Holiday Inn Express-Mackinaw City	05/31/2012
Loan	33	Meadowbrook Tech Center	06/28/2012		6,580		9,122		26,249	22,824
Loan	34	U-Haul Portfolio I	06/11/2012					221,503
Property	34.01	U-Haul - Markham	06/11/2012
Property	34.02	U-Haul - Jonesboro	06/11/2012
Property	34.03	U-Haul - Red Bird Lane	06/11/2012

A-1-29

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale	06/11/2012
Property	34.05	U-Haul - Willowbrook	06/11/2012
Property	34.06	U-Haul - North Port	06/11/2012
Loan	35	Exit One Hotel Portfolio	05/31/2012		5% of Gross Income			126,444	16,060
Property	35.01	Fairfield Inn & Suites	05/31/2012
Property	35.02	Holiday Inn Express & Suites	05/31/2012
Loan	36	PGA Commons	04/30/2012		1,883		5,000	229,856	21,685	31,083
Loan	37	Wellington Community Estates	06/04/2012		1,027			66,718	6,672	11,790
Loan	38	EADS North America Holdings	03/31/2012
Loan	39	Centreville Shopping Center	07/01/2012		1,405				9,683	1,235
Loan	40	9&17 Park of Commerce	06/05/2012		818		6,816	32,505	6,501	3,297
Loan	41	Morgan Bay Apartments	07/24/2012		5,583			96,702	10,073	39,668
Loan	42	Westheimer & Dunvale Center	04/30/2012		590		3,933	162,157	18,855	12,162
Loan	43	Porterville Marketplace	06/27/2012	1,114	1,114	3,745	3,745	30,453	6,091
Loan	44	1105 Schrock	03/31/2012		3,554	500,000		76,286	29,341	9,305
Loan	45	Lakewood Village	07/31/2012		4,579			20,654	6,580	26,819
Loan	46	South Bay Distribution Center	05/31/2012		1,460	50,000	2,400	28,717	7,179	6,468
Loan	47	Walnut Glen Apartments	08/09/2012		15,083			101,003	33,668	32,764
Loan	48	1400 Fifth Avenue	05/31/2012		385	250,000		259	86	13,067
Loan	49	Pine Island	06/06/2012
Loan	50	AC Silverado Self Storage	03/28/2012		1,406			11,471	3,824	5,601
Loan	51	Canterbury Shopping Center	06/30/2012		6,659	200,000	16,647	149,153	142,050	22,581
Loan	52	Courtyard - Hattiesburg	06/30/2012	10,431	10,431			76,350	9,544
Loan	53	Residence Inn East Greenbush	04/30/2012	912,417	Greater of (i) 4.0% of Gross Income and (ii) $8,172.25			77,244	15,800
Loan	54	Hedgcoxe Health Plaza	07/01/2012	670	670	4,888	4,888	100,314	12,539	8,998
Loan	55	Woodland Ridge MHC	06/22/2012		1,750			27,227	3,567
Loan	56	4520 S National Avenue	09/06/2012
Loan	57	214 Franklin Street	07/10/2012		357				7,301	3,066
Loan	58	East Pointe	09/06/2012
Loan	59	190 Central Retail	05/30/2012		701	250,000		100,695	11,188	2,255
Loan	60	Southridge Square	05/02/2012		3,011	400,000	15,055	66,332	33,166	15,368
Loan	61	Scarlett Place Apartments	06/12/2012	343,462	4,117			127,600	12,038	12,343
Loan	62	Chesterfield Crossing	06/01/2012		871		1,559	7,003	7,003	11,863
Loan	63.00	Two Rivers MHC	07/16/2012		844			34,910	3,491	4,733
Loan	64.00	Southern Gardens Apartments	07/27/2012		6,154			78,915	9,864	109,603
Loan	65	Township Retail	03/23/2012		229		1,253	23,100	3,500	2,507
Loan	66	Ulta and Michaels	04/20/2012		403		2,015	20,457	2,557	2,130
Loan	67	Oyster Point Retail	05/01/2012	30,000		200,000		27,708	6,023	14,180
Loan	68	Unitron	09/06/2012
Loan	69	Walgreens - Tampa, FL	09/06/2012
Loan	70	Meadow Creek MHC	06/22/2012		1,805			92,478	4,838
Loan	71	Memphis Self Storage Portfolio	04/30/2012	17,250	2,377			33,227	5,034	7,083
Property	71	MidSouth Mini Storage	04/30/2012
Property	71	Grand Central Storage	04/30/2012
Loan	72	Cervenka Retail Portfolio	07/18/2012		491		2,457	22,452	2,041	2,440
Property	72	8525 Whitfield Avenue	07/18/2012
Property	72	467 South Davy Crockett Parkway	07/18/2012
Loan	73.00	Store Smart Self Storage	05/03/2012		1,066			53,973	7,710	3,241
Loan	74.00	Cojoyo Portfolio	12/01/2010		433		1,082	8,803	3,386	5,080
Loan	75	Morgan MHC Portfolio	06/26/2012		527			13,091	4,364	1,229
Property	75.01	Indian Steps MHC	06/26/2012
Property	75.02	Pine Meadows Park MHC	06/26/2012
Property	75	Vil Vue Heights MHC	06/26/2012
Loan	76	Walgreens - Miami, FL	09/06/2012			100,000

A-1-30

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
			Insurance	Engineering	Other
Property Flag	ID	Property Name	Reserves($)(27)	Reserve($)	Reserves($)(27)
Loan	1	1000 Harbor Boulevard
Loan	2	Apache Mall
Loan	3	Reisterstown Road Plaza			1,101,400
Loan	4	Plaza at Imperial Valley	6,824	135,695	1,000,000
Loan	5	Crossways Shopping Center
Loan	6	Providence at Harbour Club	20,769	221,155
Rollup	7	Roedel Hotel Portfolio	9,594	11,250	1,800,000
Loan	7.01	Hilton Garden Inn-Manchester	5,401
Loan	7.02	Hilton Garden Inn-Fishkill	2,160	11,250
Loan	7.03	Holiday Inn Express-Auburn	2,033		1,800,000
Loan	8	Franklin Towne Center
Rollup	9	GPB Portfolio I	5,538	368,063	50,200
Loan	9.01	Eastland Place	3,451
Loan	9.02	Castleton Point	1,330	364,000	15,000
Loan	9.03	Clearwater Village	757	4,063	35,200
Rollup	10	GPB Portfolio II	4,173	7,863	33,257
Loan	10.01	Clearwater Crossing	2,006	2,813
Loan	10.02	North Willow Commons	1,479	3,750	13,807
Loan	10.03	Clearwater Shoppes	688	1,300	19,450
Loan	11.00	Great Northeast Plaza		236,822
Loan	12	Business Center of Chicago & Chicago Marketplace	12,116	350,188	1,688,737
Property	12.01	Business Center of Chicago
Property	12.02	Chicago Marketplace
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic
Loan	14	Hamptons Mixed Use Portfolio	5,208	44,110
Property	14.01	801 County Route 39
Property	14.02	29 Newtown Lane
Property	14.03	47 Newtown Lane
Property	14.04	99 Newtown Lane
Property	14.05	11 Main Street
Property	14.06	74 N. Main Street
Property	14.07	55 Newtown Lane
Loan	15	Shops at Old Denton	4,769	37,250
Loan	16	Pickwick MHC	1,187	14,473
Loan	17	East 98th Street Portfolio			1,012,920
Property	17.01	123 East 98th Street
Property	17.02	149 East 98th Street
Property	17.03	86 East 98th Street
Loan	18	Courtyard - Rancho Bernardo		24,150	975,000
Loan	19	Cooper Retail Portfolio	3,734		50,395
Property	19.01	Magnolia Place
Property	19.02	Saufley Plaza
Property	19.03	Somerset Center
Loan	20	Zeune Self Storage Portfolio	6,967		200,000
Property	20.01	A Storage Solution of Destin
Property	20.02	Michigan Storage Centers - Farmington Hills
Property	20.03	A Storage of Daphne
Property	20.04	Michigan Storage Centers - Oak Park
Property	20.05	Broad and York Storage
Property	20.06	Etna Storage
Loan	21	Homewood Suites Charleston Airport Convention Center	5,037
Loan	22	Union Station Hotel	8,678	31,750	100,857
Loan	23	Staybridge Suites Portfolio
Property	23.01	Staybridge Suites Kalamazoo
Property	23.02	Staybridge Suites Okemos
Loan	24	Courtyard Mount Pleasant	8,617
Loan	25	Stemmons Office Building	2,366	60,188	76,388
Loan	26	Courtyard - Kirkland			790,000
Loan	27	1107 Highland Colony Parkway	1,321
Loan	28	Equinox Dallas
Loan	29	Summit Village Apartments	5,876
Loan	30	Patrick Henry Corporate Center	1,652		391,006
Rollup	31.00	GPB Portfolio III	3,269	1,763
Loan	31.01	Village at Time Corners	1,546	1,763
Loan	31.02	East Paris Shoppes - Grand Rapids	524		73,045
Loan	31.03	Fashion Mall Commons III	1,078
Loan	31.04	Greenwood Place Outlot	121
Loan	32	Holiday Inn Express Michigan Portfolio	6,598		666,251
Property	32.01	Holiday Inn Express-Petoskey
Property	32.02	Holiday Inn Express-Mackinaw City
Loan	33	Meadowbrook Tech Center	2,282	24,950
Loan	34	U-Haul Portfolio I		38,493
Property	34.01	U-Haul - Markham
Property	34.02	U-Haul - Jonesboro
Property	34.03	U-Haul - Red Bird Lane

A-1-31

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale
Property	34.05	U-Haul - Willowbrook
Property	34.06	U-Haul - North Port
Loan	35	Exit One Hotel Portfolio			225,000
Property	35.01	Fairfield Inn & Suites
Property	35.02	Holiday Inn Express & Suites
Loan	36	PGA Commons	8,634
Loan	37	Wellington Community Estates	1,590
Loan	38	EADS North America Holdings
Loan	39	Centreville Shopping Center	1,235		200,000
Loan	40	9&17 Park of Commerce	1,648	3,750	719,809
Loan	41	Morgan Bay Apartments	3,967	19,219
Loan	42	Westheimer & Dunvale Center	3,378		150,215
Loan	43	Porterville Marketplace			164,000
Loan	44	1105 Schrock	1,662	197,754
Loan	45	Lakewood Village	10,315	29,813	14,000
Loan	46	South Bay Distribution Center	1,078		63,442
Loan	47	Walnut Glen Apartments	10,921	406,613
Loan	48	1400 Fifth Avenue	3,267		38,344
Loan	49	Pine Island
Loan	50	AC Silverado Self Storage	933	3,606
Loan	51	Canterbury Shopping Center	4,909	9,375
Loan	52	Courtyard - Hattiesburg			655,000
Loan	53	Residence Inn East Greenbush
Loan	54	Hedgcoxe Health Plaza	818		173,700
Loan	55	Woodland Ridge MHC	330
Loan	56	4520 S National Avenue
Loan	57	214 Franklin Street	1,533
Loan	58	East Pointe
Loan	59	190 Central Retail	1,128		6,600
Loan	60	Southridge Square	1,397	8,625
Loan	61	Scarlett Place Apartments	2,683	56,538	42,592
Loan	62	Chesterfield Crossing	989		451,142
Loan	63.00	Two Rivers MHC	2,367	39,188	254,780
Loan	64.00	Southern Gardens Apartments	9,134	75,179
Loan	65	Township Retail	380
Loan	66	Ulta and Michaels	1,218	4,375
Loan	67	Oyster Point Retail	1,477	16,563
Loan	68	Unitron
Loan	69	Walgreens - Tampa, FL
Loan	70	Meadow Creek MHC	1,203
Loan	71	Memphis Self Storage Portfolio	824	107,750
Property	71	MidSouth Mini Storage
Property	71	Grand Central Storage
Loan	72	Cervenka Retail Portfolio	1,220	1,688
Property	72	8525 Whitfield Avenue
Property	72	467 South Davy Crockett Parkway
Loan	73.00	Store Smart Self Storage	1,621
Loan	74.00	Cojoyo Portfolio	479
Loan	75	Morgan MHC Portfolio	615	25,188	17,736
Property	75.01	Indian Steps MHC
Property	75.02	Pine Meadows Park MHC
Property	75	Vil Vue Heights MHC
Loan	76	Walgreens - Miami, FL			9,025

A-1-32

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other
			Reserves
Property Flag	ID	Property Name	Description(27)
Loan	1	1000 Harbor Boulevard
Loan	2	Apache Mall
Loan	3	Reisterstown Road Plaza	$608,000 for CAM Dispute Reserve; $93,400 for Big Lots Reserve; $400,000 State Rollover Reserve
Loan	4	Plaza at Imperial Valley	Olive Garden Lease Holdback
Loan	5	Crossways Shopping Center
Loan	6	Providence at Harbour Club
Rollup	7	Roedel Hotel Portfolio	Various
Loan	7.01	Hilton Garden Inn-Manchester
Loan	7.02	Hilton Garden Inn-Fishkill
Loan	7.03	Holiday Inn Express-Auburn	Ground Lease Option Reserve
Loan	8	Franklin Towne Center
Rollup	9	GPB Portfolio I	Various
Loan	9.01	Eastland Place
Loan	9.02	Castleton Point	Environmental Escrow
Loan	9.03	Clearwater Village	Rent Abatement Funds
Rollup	10	GPB Portfolio II	Various
Loan	10.01	Clearwater Crossing
Loan	10.02	North Willow Commons	Rent Abatement Funds
Loan	10.03	Clearwater Shoppes	Rent Abatement Funds
Loan	11.00	Great Northeast Plaza
Loan	12	Business Center of Chicago & Chicago Marketplace
Chicago Blast TI/LC Funds ($1,000,000); Tuchten Prepaid Rent Reserve ($90,000); Suprema Soccer Club Litigation Reserve Funds ($31,250); Martinez Litigation Reserve Funds ($390,000); Payment Reserve ($177,487)

Property	12.01	Business Center of Chicago
Property	12.02	Chicago Marketplace
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic
Loan	14	Hamptons Mixed Use Portfolio
Property	14.01	801 County Route 39
Property	14.02	29 Newtown Lane
Property	14.03	47 Newtown Lane
Property	14.04	99 Newtown Lane
Property	14.05	11 Main Street
Property	14.06	74 N. Main Street
Property	14.07	55 Newtown Lane
Loan	15	Shops at Old Denton
Loan	16	Pickwick MHC
Loan	17	East 98th Street Portfolio	Ascend Rent Abatement Reserve
Property	17.01	123 East 98th Street
Property	17.02	149 East 98th Street
Property	17.03	86 East 98th Street
Loan	18	Courtyard - Rancho Bernardo	Required Renovations
Loan	19	Cooper Retail Portfolio	Free Rent Reserve Funds
Property	19.01	Magnolia Place
Property	19.02	Saufley Plaza
Property	19.03	Somerset Center
Loan	20	Zeune Self Storage Portfolio	Daphne Wind Deductible Insurance Reserve
Property	20.01	A Storage Solution of Destin
Property	20.02	Michigan Storage Centers - Farmington Hills
Property	20.03	A Storage of Daphne
Property	20.04	Michigan Storage Centers - Oak Park
Property	20.05	Broad and York Storage
Property	20.06	Etna Storage
Loan	21	Homewood Suites Charleston Airport Convention Center
Loan	22	Union Station Hotel	Ground Rent Reserve
Loan	23	Staybridge Suites Portfolio
Property	23.01	Staybridge Suites Kalamazoo
Property	23.02	Staybridge Suites Okemos
Loan	24	Courtyard Mount Pleasant
Loan	25	Stemmons Office Building	WCU Stabilization Reserve
Loan	26	Courtyard - Kirkland	Required Renovations
Loan	27	1107 Highland Colony Parkway
Loan	28	Equinox Dallas
Loan	29	Summit Village Apartments
Loan	30	Patrick Henry Corporate Center	Initial Rollover Reserve ($275,000); Outstanding TI Reserve ($116,006)
Rollup	31.00	GPB Portfolio III
Loan	31.01	Village at Time Corners
Loan	31.02	East Paris Shoppes - Grand Rapids	Rent Abatement Funds
Loan	31.03	Fashion Mall Commons III
Loan	31.04	Greenwood Place Outlot
Loan	32	Holiday Inn Express Michigan Portfolio	Seasonality Reserve ($400,000); Mackinaw PIP Reserve ($266,251)
Property	32.01	Holiday Inn Express-Petoskey
Property	32.02	Holiday Inn Express-Mackinaw City
Loan	33	Meadowbrook Tech Center
Loan	34	U-Haul Portfolio I
Property	34.01	U-Haul - Markham
Property	34.02	U-Haul - Jonesboro
Property	34.03	U-Haul - Red Bird Lane

A-1-33

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale
Property	34.05	U-Haul - Willowbrook
Property	34.06	U-Haul - North Port
Loan	35	Exit One Hotel Portfolio	Seasonality Reserve
Property	35.01	Fairfield Inn & Suites
Property	35.02	Holiday Inn Express & Suites
Loan	36	PGA Commons
Loan	37	Wellington Community Estates
Loan	38	EADS North America Holdings
Loan	39	Centreville Shopping Center	Food Lion Space Rollover Reserve
Loan	40	9&17 Park of Commerce	Free Rent Reserve (150,252)/GSA TI/LC Reserve (569,557)
Loan	41	Morgan Bay Apartments
Loan	42	Westheimer & Dunvale Center	Bennigan’s Reimbursement Funds of $81,000; Payment Reserve Funds of $69,215
Loan	43	Porterville Marketplace	rue21, inc. Rollover Reserve
Loan	44	1105 Schrock
Loan	45	Lakewood Village	SOL Reserve
Loan	46	South Bay Distribution Center	Holsum Funds ($32,076.60) and Premier Funds ($31,365.53) (collectively, the “Rent Concession Reserve”)
Loan	47	Walnut Glen Apartments
Loan	48	1400 Fifth Avenue	Debt Service Payment Reserve
Loan	49	Pine Island
Loan	50	AC Silverado Self Storage
Loan	51	Canterbury Shopping Center
Loan	52	Courtyard - Hattiesburg	Required Renovations
Loan	53	Residence Inn East Greenbush
Loan	54	Hedgcoxe Health Plaza	$100,000 THR Rollover Reserve; $73,700 Bright Future Buildout Reserve
Loan	55	Woodland Ridge MHC
Loan	56	4520 S National Avenue
Loan	57	214 Franklin Street
Loan	58	East Pointe
Loan	59	190 Central Retail	ADS - Free Rent Concession Holdback
Loan	60	Southridge Square
Loan	61	Scarlett Place Apartments	Debt Service Payment Reserve
Loan	62	Chesterfield Crossing	Pet Supplies Plus Expansion Reserve ($331,142); Aspen Dental Unpaid Build-Out Reserve ($120,000)
Loan	63.00	Two Rivers MHC	Commercial Docking Facility Reserve; Additional Reserve
Loan	64.00	Southern Gardens Apartments
Loan	65	Township Retail
Loan	66	Ulta and Michaels
Loan	67	Oyster Point Retail
Loan	68	Unitron
Loan	69	Walgreens - Tampa, FL
Loan	70	Meadow Creek MHC
Loan	71	Memphis Self Storage Portfolio
Property	71	MidSouth Mini Storage
Property	71	Grand Central Storage
Loan	72	Cervenka Retail Portfolio
Property	72	8525 Whitfield Avenue
Property	72	467 South Davy Crockett Parkway
Loan	73.00	Store Smart Self Storage
Loan	74.00	Cojoyo Portfolio
Loan	75	Morgan MHC Portfolio	Payment Reserve
Property	75.01	Indian Steps MHC
Property	75.02	Pine Meadows Park MHC
Property	75	Vil Vue Heights MHC
Loan	76	Walgreens - Miami, FL	Payment Reserve

A-1-34

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental
			Report	Engineering	Loan	Existing Mezzanine
Property Flag	ID	Property Name	Date	Report Date	Purpose	Debt Amount($)(28)
Loan	1	1000 Harbor Boulevard	08/07/2012	08/08/2012	Refinance
Loan	2	Apache Mall	07/19/2012	07/18/2012	Refinance
Loan	3	Reisterstown Road Plaza	05/22/2012	05/22/2012	Refinance
Loan	4	Plaza at Imperial Valley	04/24/2012	04/24/2012	Refinance
Loan	5	Crossways Shopping Center	06/13/2012	06/13/2012	Refinance
Loan	6	Providence at Harbour Club	05/22/2012	05/22/2012	Refinance	5,000,000
Rollup	7	Roedel Hotel Portfolio	04/10/2012	04/10/2012	Refinance
Loan	7.01	Hilton Garden Inn-Manchester	04/10/2012	04/10/2012	Refinance
Loan	7.02	Hilton Garden Inn-Fishkill	04/10/2012	04/10/2012	Refinance
Loan	7.03	Holiday Inn Express-Auburn	04/10/2012	04/10/2012	Refinance
Loan	8	Franklin Towne Center	08/02/2012	08/02/2012	Refinance
Rollup	9	GPB Portfolio I	Various	07/20/2012	Refinance
Loan	9.01	Eastland Place	07/19/2012	07/20/2012	Refinance
Loan	9.02	Castleton Point	07/24/2012	07/20/2012	Refinance
Loan	9.03	Clearwater Village	07/19/2012	07/20/2012	Refinance
Rollup	10	GPB Portfolio II	07/20/2012	07/20/2012	Refinance
Loan	10.01	Clearwater Crossing	07/20/2012	07/20/2012	Refinance
Loan	10.02	North Willow Commons	07/20/2012	07/20/2012	Refinance
Loan	10.03	Clearwater Shoppes	07/20/2012	07/20/2012	Refinance
Loan	11.00	Great Northeast Plaza	03/29/2012	03/29/2012	Refinance
Loan	12	Business Center of Chicago & Chicago Marketplace	07/02/2012	07/02/2012	Refinance
Property	12.01	Business Center of Chicago	07/02/2012	07/02/2012
Property	12.02	Chicago Marketplace	07/02/2012	07/02/2012
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	05/30/2012	05/30/2012	Refinance
Loan	14	Hamptons Mixed Use Portfolio	08/14/2012	08/14/2012	Refinance
Property	14.01	801 County Route 39	08/14/2012	08/14/2012
Property	14.02	29 Newtown Lane	08/14/2012	08/14/2012
Property	14.03	47 Newtown Lane	08/14/2012	08/14/2012
Property	14.04	99 Newtown Lane	08/14/2012	08/14/2012
Property	14.05	11 Main Street	08/14/2012	08/14/2012
Property	14.06	74 N. Main Street	08/14/2012	08/14/2012
Property	14.07	55 Newtown Lane	08/14/2012	08/14/2012
Loan	15	Shops at Old Denton	04/19/2012	04/19/2012	Refinance
Loan	16	Pickwick MHC	06/22/2012	06/28/2012	Refinance
Loan	17	East 98th Street Portfolio	05/03/2012	05/03/2012	Refinance
Property	17.01	123 East 98th Street	05/03/2012	05/03/2012
Property	17.02	149 East 98th Street	05/03/2012	05/03/2012
Property	17.03	86 East 98th Street	05/03/2012	05/03/2012
Loan	18	Courtyard - Rancho Bernardo	07/24/2012	07/25/2012	Refinance
Loan	19	Cooper Retail Portfolio	06/08/2012	06/08/2012	Refinance
Property	19.01	Magnolia Place	06/08/2012	06/08/2012
Property	19.02	Saufley Plaza	06/08/2012	06/08/2012
Property	19.03	Somerset Center	06/08/2012	06/08/2012
Loan	20	Zeune Self Storage Portfolio	04/11/2012	04/11/2012	Refinance
Property	20.01	A Storage Solution of Destin	04/11/2012	04/11/2012
Property	20.02	Michigan Storage Centers - Farmington Hills	04/11/2012	04/11/2012
Property	20.03	A Storage of Daphne	04/11/2012	04/11/2012
Property	20.04	Michigan Storage Centers - Oak Park	04/11/2012	04/11/2012
Property	20.05	Broad and York Storage	04/11/2012	04/11/2012
Property	20.06	Etna Storage	04/11/2012	04/11/2012
Loan	21	Homewood Suites Charleston Airport Convention Center	02/24/2012	02/08/2012	Refinance
Loan	22	Union Station Hotel	06/06/2012	06/06/2012	Refinance
Loan	23	Staybridge Suites Portfolio	06/29/2012	06/29/2012	Refinance
Property	23.01	Staybridge Suites Kalamazoo	06/29/2012	06/29/2012
Property	23.02	Staybridge Suites Okemos	06/29/2012	06/29/2012
Loan	24	Courtyard Mount Pleasant	02/14/2012	02/08/2012	Refinance
Loan	25	Stemmons Office Building	03/30/2012	03/30/2012	Refinance
Loan	26	Courtyard - Kirkland	07/24/2012	07/26/2012	Refinance
Loan	27	1107 Highland Colony Parkway	03/28/2012	03/28/2012	Refinance
Loan	28	Equinox Dallas	06/26/2012	06/25/2012	Acquisition
Loan	29	Summit Village Apartments	03/23/2012	03/23/2012	Refinance
Loan	30	Patrick Henry Corporate Center	06/26/2012	06/26/2012	Acquisition
Rollup	31.00	GPB Portfolio III	Various	07/20/2012	Refinance
Loan	31.01	Village at Time Corners	07/20/2012	07/20/2012	Refinance
Loan	31.02	East Paris Shoppes - Grand Rapids	07/20/2012	07/20/2012	Refinance
Loan	31.03	Fashion Mall Commons III	07/19/2012	07/20/2012	Refinance
Loan	31.04	Greenwood Place Outlot	07/19/2012	07/20/2012	Refinance
Loan	32	Holiday Inn Express Michigan Portfolio	04/12/2012	04/12/2012	Refinance
Property	32.01	Holiday Inn Express-Petoskey	04/12/2012	04/12/2012
Property	32.02	Holiday Inn Express-Mackinaw City	04/12/2012	04/12/2012
Loan	33	Meadowbrook Tech Center	05/31/2012	05/30/2012	Refinance
Loan	34	U-Haul Portfolio I	07/30/2012	07/30/2012	Refinance
Property	34.01	U-Haul - Markham	07/30/2012	07/30/2012
Property	34.02	U-Haul - Jonesboro	07/30/2012	07/30/2012
Property	34.03	U-Haul - Red Bird Lane	07/30/2012	07/30/2012

A-1-35

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale	07/30/2012	07/30/2012
Property	34.05	U-Haul - Willowbrook	07/30/2012	07/30/2012
Property	34.06	U-Haul - North Port	07/30/2012	07/30/2012
Loan	35	Exit One Hotel Portfolio	06/29/2012	06/29/2012	Refinance
Property	35.01	Fairfield Inn & Suites	06/29/2012	06/29/2012
Property	35.02	Holiday Inn Express & Suites	06/29/2012	06/29/2012
Loan	36	PGA Commons	04/25/2012	04/19/2012	Refinance
Loan	37	Wellington Community Estates	08/22/2012	08/03/2012	Refinance
Loan	38	EADS North America Holdings	07/16/2012	07/16/2012	Refinance
Loan	39	Centreville Shopping Center	06/21/2012	06/20/2012	Refinance
Loan	40	9&17 Park of Commerce	05/18/2012	04/18/2012	Acquisition	1,300,000
Loan	41	Morgan Bay Apartments	07/26/2012	07/26/2012	Refinance
Loan	42	Westheimer & Dunvale Center	04/19/2012	04/19/2012	Refinance
Loan	43	Porterville Marketplace	06/15/2012	06/15/2012	Refinance
Loan	44	1105 Schrock	04/02/2012	03/30/2012	Acquisition
Loan	45	Lakewood Village	05/08/2012	05/07/2012	Acquisition
Loan	46	South Bay Distribution Center	05/29/2012	05/29/2012	Refinance	400,000
Loan	47	Walnut Glen Apartments	05/16/2012	05/16/2012	Acquisition
Loan	48	1400 Fifth Avenue	06/25/2012	06/25/2012	Refinance
Loan	49	Pine Island	06/13/2012	06/13/2012	Acquisition
Loan	50	AC Silverado Self Storage	04/20/2012	04/19/2012	Refinance
Loan	51	Canterbury Shopping Center	06/18/2012	06/12/2012	Acquisition
Loan	52	Courtyard - Hattiesburg	07/23/2012	07/25/2012	Refinance
Loan	53	Residence Inn East Greenbush	05/23/2012	05/23/2012	Refinance
Loan	54	Hedgcoxe Health Plaza	05/30/2012	05/29/2012	Refinance
Loan	55	Woodland Ridge MHC	07/02/2012	07/02/2012	Refinance
Loan	56	4520 S National Avenue	03/29/2012	03/29/2012	Acquisition
Loan	57	214 Franklin Street	06/06/2012	06/08/2012	Refinance
Loan	58	East Pointe	03/21/2012	03/22/2012	Acquisition
Loan	59	190 Central Retail	06/19/2012	06/19/2012	Refinance
Loan	60	Southridge Square	07/12/2012	07/12/2012	Refinance
Loan	61	Scarlett Place Apartments	06/20/2012	06/20/2012	Acquisition
Loan	62	Chesterfield Crossing	07/02/2012	07/02/2012	Refinance
Loan	63.00	Two Rivers MHC	06/14/2012	06/07/2012	Refinance
Loan	64.00	Southern Gardens Apartments	06/22/2012	06/22/2012	Refinance
Loan	65	Township Retail	03/28/2012	03/28/2012	Refinance
Loan	66	Ulta and Michaels	04/30/2012	04/30/2012	Acquisition
Loan	67	Oyster Point Retail	05/15/2012	05/15/2012	Refinance
Loan	68	Unitron	04/05/2012	04/04/2012	Acquisition
Loan	69	Walgreens - Tampa, FL	06/27/2012	06/28/2012	Refinance
Loan	70	Meadow Creek MHC	07/02/2012	07/02/2012	Refinance
Loan	71	Memphis Self Storage Portfolio	05/29/2012	05/30/2012	Acquisition
Property	71	MidSouth Mini Storage	05/29/2012	05/30/2012
Property	71	Grand Central Storage	05/29/2012	05/30/2012
Loan	72	Cervenka Retail Portfolio	07/11/2012	07/11/2012	Acquisition
Property	72	8525 Whitfield Avenue	07/11/2012	07/11/2012
Property	72	467 South Davy Crockett Parkway	07/11/2012	07/11/2012
Loan	73.00	Store Smart Self Storage	05/31/2012	05/24/2012	Acquisition
Loan	74.00	Cojoyo Portfolio	05/16/2012	05/17/2012	Refinance
Loan	75	Morgan MHC Portfolio	07/16/2012	07/16/2012	Refinance
Property	75.01	Indian Steps MHC	07/16/2012	07/16/2012
Property	75.02	Pine Meadows Park MHC	07/16/2012	07/16/2012
Property	75	Vil Vue Heights MHC	07/16/2012	07/16/2012
Loan	76	Walgreens - Miami, FL	08/24/2012	02/06/2012	Acquisition

A-1-36

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Borrower
Loan	1	1000 Harbor Boulevard	1000 Harbor Boulevard, L.L.C.
Loan	2	Apache Mall	Apache Mall, LLC
Loan	3	Reisterstown Road Plaza	Inland Reisterstown SPE I, L.L.C.; Inland Reisterstown SPE II, L.L.C.
Loan	4	Plaza at Imperial Valley	RJFP LLC
Loan	5	Crossways Shopping Center	JLP-Chesapeake, LLC; JLP-MWL Chesapeake, LLC
Loan	6	Providence at Harbour Club	Harbour Detroit Square, LLC and Harbour Detroit Square II, LLC
Rollup	7	Roedel Hotel Portfolio	Various
Loan	7.01	Hilton Garden Inn-Manchester	Roedel Partners of Manchester, LLC
Loan	7.02	Hilton Garden Inn-Fishkill	Roedel Partners of Fishkill LLC
Loan	7.03	Holiday Inn Express-Auburn	Roedel Partners of Auburn, LLC
Loan	8	Franklin Towne Center	Franklin Norse, LLC
Rollup	9	GPB Portfolio I	Various
Loan	9.01	Eastland Place	Evansville Associates, LP
Loan	9.02	Castleton Point	Castleton Point, LP
Loan	9.03	Clearwater Village	Clearwater Village, LP
Rollup	10	GPB Portfolio II	Various
Loan	10.01	Clearwater Crossing	Clearwater Crossing, LP
Loan	10.02	North Willow Commons	North Willow, LP
Loan	10.03	Clearwater Shoppes	Clearwater Shoppes, LP
Loan	11.00	Great Northeast Plaza	GNP Partners
Loan	12	Business Center of Chicago & Chicago Marketplace	CMP Chicago Business Center, LLC; Chicago Marketplace, LLC
Property	12.01	Business Center of Chicago
Property	12.02	Chicago Marketplace
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	Phoenix RI Owner, LLC
Loan	14	Hamptons Mixed Use Portfolio	BB Equities LLC; Grace Properties LTD.
Property	14.01	801 County Route 39
Property	14.02	29 Newtown Lane
Property	14.03	47 Newtown Lane
Property	14.04	99 Newtown Lane
Property	14.05	11 Main Street
Property	14.06	74 N. Main Street
Property	14.07	55 Newtown Lane
Loan	15	Shops at Old Denton	Carrollton Asian Town Center, L.P.
Loan	16	Pickwick MHC	Pickwick Mobile Home Park, LLC
Loan	17	East 98th Street Portfolio	Bermuda Realty No. 4 LLC
Property	17.01	123 East 98th Street
Property	17.02	149 East 98th Street
Property	17.03	86 East 98th Street
Loan	18	Courtyard - Rancho Bernardo	Apple Seven SPE Rancho Bernardo, Inc.
Loan	19	Cooper Retail Portfolio	The Somerset Center Cooper, LLC; Magnolia Place Cooper, LLC; The Saufley Station Cooper, LLC
Property	19.01	Magnolia Place
Property	19.02	Saufley Plaza
Property	19.03	Somerset Center
Loan	20	Zeune Self Storage Portfolio
A Storage Solution of Destin, L.L.C.; A Storage Solution of Daphne, LLC; Michigan Storage Center II LLC; Zeune Michigan Storage Center, III, LLC; Etna Storage, LLC; Broad & York Street Mini Storage, LTD.

Property	20.01	A Storage Solution of Destin
Property	20.02	Michigan Storage Centers - Farmington Hills
Property	20.03	A Storage of Daphne
Property	20.04	Michigan Storage Centers - Oak Park
Property	20.05	Broad and York Storage
Property	20.06	Etna Storage
Loan	21	Homewood Suites Charleston Airport Convention Center	International Boulevard Ventures IV, LLC
Loan	22	Union Station Hotel	Nashville Union Station Hotel, LLC
Loan	23	Staybridge Suites Portfolio	Penninsula Hotel Group, L.L.C.
Property	23.01	Staybridge Suites Kalamazoo
Property	23.02	Staybridge Suites Okemos
Loan	24	Courtyard Mount Pleasant	South Hampton Ventures, LLC
Loan	25	Stemmons Office Building	Diversified Empire Center - Dallas, Limited Partnership
Loan	26	Courtyard - Kirkland	Apple Seven SPE Kirkland, Inc.
Loan	27	1107 Highland Colony Parkway	TCP Block I South, LLC
Loan	28	Equinox Dallas	Oak Lawn Dallas Associates, L.L.C.
Loan	29	Summit Village Apartments	Summit Village, L.L.C.
Loan	30	Patrick Henry Corporate Center	PWA Patrick Henry Corporate Center, LP
Rollup	31.00	GPB Portfolio III	Various
Loan	31.01	Village at Time Corners	Village at Time Corners, LP
Loan	31.02	East Paris Shoppes - Grand Rapids	East Paris Shoppes, LP
Loan	31.03	Fashion Mall Commons III	Fashion Mall Commons III, LP
Loan	31.04	Greenwood Place Outlot	GPL Outlot Southwest I, LP
Loan	32	Holiday Inn Express Michigan Portfolio	L&L Hotel II, LLC; H.I.E. Mackinaw Operating, Inc.; Bear River Valley Hospitality II, LLC; H.I.E. Petoskey Operating, Inc.
Property	32.01	Holiday Inn Express-Petoskey
Property	32.02	Holiday Inn Express-Mackinaw City
Loan	33	Meadowbrook Tech Center	Manabal Auburn Hills, L.L.C.; Manabal Auburn Hills II, L.L.C.; Manabal Auburn Hills III, L.L.C.
Loan	34	U-Haul Portfolio I	U-Haul Co. of Florida 15, LLC; UHIL 15, LLC; AREC 15, LLC
Property	34.01	U-Haul - Markham
Property	34.02	U-Haul - Jonesboro
Property	34.03	U-Haul - Red Bird Lane

A-1-37

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale
Property	34.05	U-Haul - Willowbrook
Property	34.06	U-Haul - North Port
Loan	35	Exit One Hotel Portfolio	Exit One Hotel, L.L.C.
Property	35.01	Fairfield Inn & Suites
Property	35.02	Holiday Inn Express & Suites
Loan	36	PGA Commons	PGA Commons 3, LLC
Loan	37	Wellington Community Estates	Wellington Estates, LLC
Loan	38	EADS North America Holdings	RII (CA) QRS 15-2, Inc.
Loan	39	Centreville Shopping Center	213 Centreville Associate, LLC
Loan	40	9&17 Park of Commerce	Commerce Park Center, LLC
Loan	41	Morgan Bay Apartments	Bayberrytree Apartments LLC
Loan	42	Westheimer & Dunvale Center	Westheimer at Dunvale Center, LLC
Loan	43	Porterville Marketplace	Grand Prospect Partners, L.P.; Henderson-Prospect Partners III L.P.
Loan	44	1105 Schrock	1105 Schrock Delaware, LLC
Loan	45	Lakewood Village	Lakewood Village Phase I, LLC
Loan	46	South Bay Distribution Center	SBDC, LLC
Loan	47	Walnut Glen Apartments	Columbus Note Ventures, LLC
Loan	48	1400 Fifth Avenue	1400 5th Ave. Commercial LLC
Loan	49	Pine Island	Pine Island JV SRT LLC
Loan	50	AC Silverado Self Storage	AMS VI Las Vegas Investments, LLC, AEC AMS VI Las Vegas, LLC, NCHF AMS VI Las Vegas, LLC, LCB AMS VI Las Vegas, LLC, MTJ AMS VI Las Vegas, LLC
Loan	51	Canterbury Shopping Center	CB Chicago Partners, LTD.
Loan	52	Courtyard - Hattiesburg	Apple Seven SPE Hattiesburg, Inc.
Loan	53	Residence Inn East Greenbush	Greenbush Hotels II, LLC
Loan	54	Hedgcoxe Health Plaza	Hedgcoxe MOB, LP
Loan	55	Woodland Ridge MHC	Woodland Ridge MHC, LLC
Loan	56	4520 S National Avenue	ARHC SMSFDMO01, LLC
Loan	57	214 Franklin Street	214 Franklin, LLC
Loan	58	East Pointe	ARHC EPLHAFL01, LLC
Loan	59	190 Central Retail	190 @ CENTRAL, LP
Loan	60	Southridge Square	Des Moines Associates a/k/a Des Moines Associates, L.P.
Loan	61	Scarlett Place Apartments	Scarlett Place Atlanta Apartments LP
Loan	62	Chesterfield Crossing	Chesterfield Crossing Center, LLC
Loan	63.00	Two Rivers MHC	Two Rivers, Inc.
Loan	64.00	Southern Gardens Apartments	Forward Vision Investment, LLC
Loan	65	Township Retail	HCP 1065-1067, LLC
Loan	66	Ulta and Michaels	Gainesville Center, LLC
Loan	67	Oyster Point Retail	Oyster Point Plaza II LLC
Loan	68	Unitron	ARHC UHPTHMN01, LLC
Loan	69	Walgreens - Tampa, FL	Olympia Twelve Oaks, LLC
Loan	70	Meadow Creek MHC	Meadow Creek MHC, LLC
Loan	71	Memphis Self Storage Portfolio	Orchid Hill Investments #1 LLC; Orchid Hill Investments #2, LLC
Property	71	MidSouth Mini Storage
Property	71	Grand Central Storage
Loan	72	Cervenka Retail Portfolio	Walleeds, LLC; 467 Davy Crockett, LLC
Property	72	8525 Whitfield Avenue
Property	72	467 South Davy Crockett Parkway
Loan	73.00	Store Smart Self Storage	Friendswood Self Storage, LTD.
Loan	74.00	Cojoyo Portfolio	Cojoyo, LLC
Loan	75	Morgan MHC Portfolio	VV II, L.L.C.
Property	75.01	Indian Steps MHC
Property	75.02	Pine Meadows Park MHC
Property	75	Vil Vue Heights MHC
Loan	76	Walgreens - Miami, FL	Maxzak, Inc

A-1-38

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Guarantor
Loan	1	1000 Harbor Boulevard	Hartz Mountain Industries, Inc.
Loan	2	Apache Mall	GGP Limited Partnership
Loan	3	Reisterstown Road Plaza	Retail Properties of America, Inc.
Loan	4	Plaza at Imperial Valley	Ronald B. Russ and Jeffrey S. Gould
Loan	5	Crossways Shopping Center	Schottenstein Realty LLC
Loan	6	Providence at Harbour Club	Allen Gross and Square Mile Partners LP
Rollup	7	Roedel Hotel Portfolio	Fred Roedel, III; David Roedel; Roedel Companies, LLC
Loan	7.01	Hilton Garden Inn-Manchester	Fred Roedel, III; David Roedel; Roedel Companies, LLC
Loan	7.02	Hilton Garden Inn-Fishkill	Fred Roedel, III; David Roedel; Roedel Companies, LLC
Loan	7.03	Holiday Inn Express-Auburn	Fred Roedel, III; David Roedel; Roedel Companies, LLC
Loan	8	Franklin Towne Center	Michael Levine; Norman Friedman
Rollup	9	GPB Portfolio I	George P. Broadbent
Loan	9.01	Eastland Place	George P. Broadbent
Loan	9.02	Castleton Point	George P. Broadbent
Loan	9.03	Clearwater Village	George P. Broadbent
Rollup	10	GPB Portfolio II	George P. Broadbent
Loan	10.01	Clearwater Crossing	George P. Broadbent
Loan	10.02	North Willow Commons	George P. Broadbent
Loan	10.03	Clearwater Shoppes	George P. Broadbent
Loan	11.00	Great Northeast Plaza	NAP
Loan	12	Business Center of Chicago & Chicago Marketplace	Ruben Espinoza; Gloria Flores Soto
Property	12.01	Business Center of Chicago
Property	12.02	Chicago Marketplace
Loan	13	Residence Inn Phoenix Desert View at Mayo Clinic	Robert I. Finvarb
Loan	14	Hamptons Mixed Use Portfolio	Berand J. Krupinski; Bonnie Krupinski; Bruce Akrongold
Property	14.01	801 County Route 39
Property	14.02	29 Newtown Lane
Property	14.03	47 Newtown Lane
Property	14.04	99 Newtown Lane
Property	14.05	11 Main Street
Property	14.06	74 N. Main Street
Property	14.07	55 Newtown Lane
Loan	15	Shops at Old Denton	Hee Duk Lee; Jimmy Youngho An; John S. Chong
Loan	16	Pickwick MHC	James L. Bellinson
Loan	17	East 98th Street Portfolio	Morris Bawabeh; David Bawabeh
Property	17.01	123 East 98th Street
Property	17.02	149 East 98th Street
Property	17.03	86 East 98th Street
Loan	18	Courtyard - Rancho Bernardo	Apple REIT Seven, Inc.
Loan	19	Cooper Retail Portfolio	Ted H. Cooper; Jennifer Cooper
Property	19.01	Magnolia Place
Property	19.02	Saufley Plaza
Property	19.03	Somerset Center
Loan	20	Zeune Self Storage Portfolio	Kim E. Zeune
Property	20.01	A Storage Solution of Destin
Property	20.02	Michigan Storage Centers - Farmington Hills
Property	20.03	A Storage of Daphne
Property	20.04	Michigan Storage Centers - Oak Park
Property	20.05	Broad and York Storage
Property	20.06	Etna Storage
Loan	21	Homewood Suites Charleston Airport Convention Center	Michael R. Bennett
Loan	22	Union Station Hotel	Jeffrey Soffer; Jacquelyn Soffer
Loan	23	Staybridge Suites Portfolio	Robert L. Ciampa, James M. Clawson, Brian D. Kelley, Donald R. Schappacher Jr. and David C. Wespiser
Property	23.01	Staybridge Suites Kalamazoo
Property	23.02	Staybridge Suites Okemos
Loan	24	Courtyard Mount Pleasant	Michael R. Bennett
Loan	25	Stemmons Office Building	Joseph I. Rosenbaum
Loan	26	Courtyard - Kirkland	Apple REIT Seven, Inc.
Loan	27	1107 Highland Colony Parkway	Clinton G. Herring, Jr.
Loan	28	Equinox Dallas	Related Special Assets LLC
Loan	29	Summit Village Apartments	Steven Jones; Michael H. McClure
Loan	30	Patrick Henry Corporate Center	John M. Schneider
Rollup	31.00	GPB Portfolio III	George P. Broadbent
Loan	31.01	Village at Time Corners	George P. Broadbent
Loan	31.02	East Paris Shoppes - Grand Rapids	George P. Broadbent
Loan	31.03	Fashion Mall Commons III	George P. Broadbent
Loan	31.04	Greenwood Place Outlot	George P. Broadbent
Loan	32	Holiday Inn Express Michigan Portfolio	Gerald L. Loveland, Jr.
Property	32.01	Holiday Inn Express-Petoskey
Property	32.02	Holiday Inn Express-Mackinaw City
Loan	33	Meadowbrook Tech Center	Alvin L. Levin; Bruce Levine; Lisa Levine Robinson
Loan	34	U-Haul Portfolio I	AMERCO
Property	34.01	U-Haul - Markham
Property	34.02	U-Haul - Jonesboro
Property	34.03	U-Haul - Red Bird Lane

A-1-39

UBS 2012-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property	34.04	U-Haul - Fultondale
Property	34.05	U-Haul - Willowbrook
Property	34.06	U-Haul - North Port
Loan	35	Exit One Hotel Portfolio	David C. Wespiser, Robert L. Farina, Donald R. Schappacher Jr., Robert L. Ciampa, James M. Clawson, and Brian D. Kelly
Property	35.01	Fairfield Inn & Suites
Property	35.02	Holiday Inn Express & Suites
Loan	36	PGA Commons	Joel B. Channing; Jon Channing
Loan	37	Wellington Community Estates	George W. Morosani
Loan	38	EADS North America Holdings	Corporate Property Associates 15 Incorporated
Loan	39	Centreville Shopping Center	Leonard F. Iacono, Sr.
Loan	40	9&17 Park of Commerce	Callen Trust; Tara Callen; Justin Callen
Loan	41	Morgan Bay Apartments	Robert C. Morgan; Robert J. Moser; Herbert Morgan
Loan	42	Westheimer & Dunvale Center	Ali Ebrahimi
Loan	43	Porterville Marketplace	David H. Paynter
Loan	44	1105 Schrock	Thomas Marmaros
Loan	45	Lakewood Village	Roy Lapidus; Adam Minnick
Loan	46	South Bay Distribution Center	Ronald D. McMahon; Jeffery L. Wissler; Michael D. Nagle
Loan	47	Walnut Glen Apartments	Shahram Afshani; Siavosh Showghi
Loan	48	1400 Fifth Avenue	Walter J. Edwards; Carlton A. Brown
Loan	49	Pine Island	Schottenstein Realty LLC
Loan	50	AC Silverado Self Storage	Troy Downing, Carole Anne Cochran, Judith O. Belinsky, Leonard A. Bunyard, Charlene M. Bunyard, Michael T. Jiaras, Sr.
Loan	51	Canterbury Shopping Center	Kam Mateen
Loan	52	Courtyard - Hattiesburg	Apple REIT Seven, Inc.
Loan	53	Residence Inn East Greenbush	DRL Revocable Trust
Loan	54	Hedgcoxe Health Plaza	Sentio Healthcare Properties, Inc.
Loan	55	Woodland Ridge MHC	Kenneth B. Lipschutz and Richard B. Winkelman
Loan	56	4520 S National Avenue	American Realty Capital Healthcare Trust Operating Partnership, L.P.
Loan	57	214 Franklin Street	Joseph Torres, Jr.
Loan	58	East Pointe	American Realty Capital Healthcare Trust Operating Partnership, L.P.
Loan	59	190 Central Retail	Robert G. Reid
Loan	60	Southridge Square	Peter Borzak
Loan	61	Scarlett Place Apartments	Alon Ossip
Loan	62	Chesterfield Crossing	Nikolaos A. Moschouris
Loan	63.00	Two Rivers MHC	Robert K. Ruggles, III
Loan	64.00	Southern Gardens Apartments	Thu Xuan Hoang
Loan	65	Township Retail	Clinton G. Herring, Jr.
Loan	66	Ulta and Michaels	Callen Trust; Tara Callen; Justin Callen
Loan	67	Oyster Point Retail	Lewis S. Meltzer
Loan	68	Unitron	American Realty Capital Healthcare Trust Operating Partnership, L.P.
Loan	69	Walgreens - Tampa, FL	William E. Touloumis
Loan	70	Meadow Creek MHC	Kenneth B. Lipschutz and Richard B. Winkelman
Loan	71	Memphis Self Storage Portfolio	Vernon Craig Frol; Bonniethel Frol
Property	71	MidSouth Mini Storage
Property	71	Grand Central Storage
Loan	72	Cervenka Retail Portfolio	Gregory M. Cervenka
Property	72	8525 Whitfield Avenue
Property	72	467 South Davy Crockett Parkway
Loan	73.00	Store Smart Self Storage	Ricky L. Jenkins
Loan	74.00	Cojoyo Portfolio	Kentro Real Estate Fund I, LLC
Loan	75	Morgan MHC Portfolio	Robert C. Morgan
Property	75.01	Indian Steps MHC
Property	75.02	Pine Meadows Park MHC
Property	75	Vil Vue Heights MHC
Loan	76	Walgreens - Miami, FL	Fred Chikovsky

A-1-40

Footnotes to UBS-B 2012-C3
All relevant footnotes will be incorporated in a subsequent Free Writing Prospectus.

(1)     UBSRES-UBS Real Estate Securities Inc. or one of its affiliates; Barclays Bank PLC; AMF II LLC- Archetype Mortgage Funding II LLC; Keybank National Association; General Electric Capital Corporation; RAIT Partnership, L.P.

(2)     With respect to any Mortgaged Property securing a multi-property loan or group of cross-collateralized and cross-defaulted mortgage loans, the amounts under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount (or note amount for a crossed loan) for such Mortgaged Property.

(3)     Loan No. 13 – Residence Inn Phoenix Desert View at Mayo Clinic – The B-Note $3,250,000 accrues interest at a per annum rate of 13.0000%, provides for monthly payments of interest only and matures on September 1, 2022.

(4)     The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the primary servicing fee, master servicing fee, trustee/certificate administrator fee and operating advisor fee with respect to each Mortgage Loan.

(5)     The Annual Debt Service is calculated as 12 times the Monthly Debt Service that is described in the following footnote.

Loan No. 40 – 9&17 Park of Commerce – For purposes of calculating debt service coverage  ratios for the 9&17 Park of Commerce mortgage loan, the annual debt service is based on  the aggregate payments due during the first 12 months.

(6)     Loan No. 1 – 1000 Harbor Boulevard – The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using an Annual Debt Service of $5,928,817, which represents the aggregate Annual Debt Service of the 1000 Harbor Boulevard Loan Combination. The Cut-Off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Balance per Unit, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the aggregate principal balance of the 1000 Harbor Boulevard Loan Combination as of the Cut-off Date or Maturity Date, as applicable.

(7)     The Monthly Debt Service for Mortgage Loans with partial interest only periods is shown based on the monthly debt service payments immediately following the expiration of the interest only period.

(8)     “Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the counter cash and equivalents are deposited by the property manager or borrower into the lockbox.

A-1-41

“Soft” means the borrower has established a lockbox account that will be under lender  control and the borrower or property manager is required to collect rents from the  tenants and then deposit these rents into such lockbox account.

“Springing Soft” means that upon the occurrence of a trigger event (as defined in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that  will be under lender control and the borrower or property manager is required to collect  rents from the tenants and then deposit these rents into such lockbox account.

“Soft, Springing Hard” means the borrower has established a lockbox account that will be  under lender control and the borrower or property manager is required to collect rents from  the tenants and then deposit these rents into such lockbox account. Upon a trigger event (as  defined in the related Mortgage Loan Documents), each tenant will be required to transfer  its rent directly to such lockbox.

“Springing Hard” means that upon a trigger event (as defined in the related Mortgage Loan  Documents), each tenant will be required to transfer its rent directly to a lender-controlled  lockbox.

(9)     “In Place” means that the related property cash flows go through a waterfall before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan.

“Springing” means that upon the occurrence of a trigger event, as defined in the related  Mortgage Loan Documents, In Place cash management (as described above) will take effect,   and will generally continue until such trigger event is cured and no other trigger event has  occurred (to the extent a cure is permitted under the related Mortgage Loan documents).

(10)    Loan No. 7 – Roedel Hotel Portfolio – The Roedel Hotel Portfolio Mortgage Loan is comprised of three cross-collateralized and cross-defaulted mortgage loans.

Loan No. 9 – GPB Portfolio I – The GPB Portfolio I Mortgage Loan is comprised of three  cross-collateralized and cross-defaulted mortgage loans.

Loan No. 10 – GPB Portfolio II – The GPB Portfolio II Mortgage Loan is comprised of three  cross-collateralized and cross-defaulted mortgage loans.

Loan No. 31 – GPB Portfolio III – The GPB Portfolio III Mortgage Loan is comprised of four  cross-collateralized and cross-defaulted mortgage loans.

(11)    Loan No. 16 – Pickwick MHC – There were 23 tenants (6.2% of total pads) participating in a lease-to-own program as of June 1, 2012 whereby tenant payments include MHC pad rent and amortizing home payments to acquire their residence.  The income for the pad rent of these units was included in the underwritten NCF and represents 6.4% of the property’s total underwritten revenues.  The tenant’s amortizing home payment was excluded from the underwritten NCF.  The underwritten NCF debt service coverage ratio is 1.47x if the pad rent from these tenants is excluded.

A-1-42

Loan No. 50 – AC Silverado Self Storage – The Lamar Companies leases an advertising  structure and Cingular Wireless PCS and Nextel Communications have executed  communication site leases on the subject property.  The income from these leases was  included in underwritten NCF and represents 8.5% of the property’s total underwritten revenues.  The Lamar Companies renewed their lease December 2011 for a 3-year term and  has the option to terminate the lease with 60 days notice.  Cingular Wireless PCS exercised a  5-year renewal option (four, 5-year renewal options remain) June 2010 and has the option  to terminate the lease with 30 days notice.  Nextel Communications exercised a 5-year  renewal option (five, 5-year renewal options remain) October 2009 and has the option to   terminate the lease with 30 days notice.  The underwritten NCF debt service coverage ratio  is 1.29x if the underwritten rent from these leases is excluded.

(12)    The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default, and before default interest begins accruing. Certain jurisdictions impose a statutorily longer grace period.  Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this Prospectus Supplement.

(13)    Loan No. 4 – Plaza at Imperial Valley –The appraised value of $63,900,000 excludes a non-income producing undeveloped parcel that can be released without a loan pay down, provided that other standard release provisions are met.

(14)    Loan No. 8 – Franklin Towne Center – The lien of the mortgage includes the Borrower’s fee interest in the land but does not include the improvements (although the Borrower owns the improvements).  The terms of the net lease with Stop & Shop prohibit the Borrower from mortgaging the improvements.  The Cut-off Date LTV and Balloon LTV are based on the appraised value of $45,300,000, which includes the improvements.  The appraised value of the land (if such land were subject to a ground lease pursuant to which the ground tenant would be responsible for the costs of constructing the improvements thereon, if any) $24,700,000, which would result in a Cut-off Date LTV and Balloon LTV of 121.5% and 99.1%, respectively.

(15)    Loan No. 46 – South Bay Distribution Center – The $400,000 mezzanine loan matures in October 2014, therefore the calculation of Total Debt LTV Ratio at Maturity excludes the mezzanine loan.

(16)    Loan No. 3 – Reisterstown Road Plaza – Total sq. ft. of the Property is 798,697, which includes Home Depot (115,289 sq. ft.) and five other pad sites and all of which comprise the Borrower’s leased fee interests in the relative parcels.  Collateral sq. ft. is 660,408.

Loan No. 4 – Plaza at Imperial Valley – 7,537 sq. ft. of the total sq. ft. is ground lease to Olive  Garden.

Loan No. 6 – Providence at Harbour Club – The Providence at Harbour Club Mortgage Loan  is secured by 1,112 apartment units located in 43 buildings, a nine-hole golf course and a  marina. Cut-off Balance / Unit and Balloon Balance / Unit is based on the number of  apartment units.

A-1-43

(17)    Loan No. 20 – Zeune Self Storage Portfolio – All metrics including the Cut-off Balance per Unit reflect the number of storage units.

Loan No. 27 – 1107 Highland Colony Parkway – All metrics including the Cut-off Balance per  sq. ft. reflect the total square footage of the 1107 Highland Colony Parkway, inclusive of  retail, office and residential space.

Loan No. 37 – Wellington Community Estates – All Metrics including the Cut-off Balance per  Unit reflect the number of manufactured housing pads only.  The Wellington Community  Estates property includes a 3,700 sq. ft. three-tenant light industrial commercial building, a  1,591 sq. ft. leasing office/clubhouse and pavilion with playground located in the center of  the community.

Loan No. 55 – Woodland Ridge MHC – All metrics including the Cut-off Balance per Unit  reflect the number of manufactured housing pads only of 304. Woodland Ridge consists of 304 manufactured housing pad sites which include occupied sites, vacant sites that have  once been occupied, model homes, and employee units. Additionally, Woodland Ridge has 115 sites which have never been occupied (“Virgin Sites”), and thus 419 sites in total. The  Virgin Sites have paved roads, water, sewer, and electrical in place.

Loan No. 70 – Meadow Creek MHC – All metrics including the Cut-off Balance per Unit  reflect the number of manufactured housing pads only of 281.  Meadow Creek consists of 281 manufactured housing pad sites which include occupied sites, vacant sites that have once been occupied, model homes, and employee units. Additionally, Meadow Creek has  152 sites which have never been occupied (“Virgin Sites”), and thus 433 sites in total. The  Virgin Sites have paved roads, water, sewer, and electrical in place.

Loan No. 71 – Memphis Self Storage Portfolio – All metrics including the Cut-off Balance per  Unit reflect the number of storage units.

Loan No. 73 – Store Smart Self Storage – All metrics including the Cut-off Balance per Unit  reflect the number of storage units.  The Store Smart Self Storage Property also includes  one, 18,159 sq. ft., two-story maintenance office with an apartment for a resident manager on the second floor.

Loan No. 75 – Morgan MHC Portfolio – All metrics including the Cut-off Balance per Unit  reflect the number of pads.

(18)    Prepayment Provisions are shown from and including the respective Mortgage Loan First Payment Date to and including the respective Maturity Date.
“L(x)” means lock-out for x payments.
“D(x)” means may be defeased for x payments.
“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.
“YM1(x)” means may be prepaid for x payments with payment of greater of yield  maintenance charge and 1% of the amount prepaid.
“O(x)” means freely prepayable for x payments, including the Maturity Date.

A-1-44

(19)    Loan No. 17 – East 98th Street Portfolio – Historical NOI for 2010 excludes the 86 East 98th Street and 123 East 98th Street properties whose construction and/or renovation was not complete at the time.  Historical NOI for 2011 represents partial year operations for tenant spaces at the properties whose fit-out was either not complete or recently completed at the time.

Loan No. 27 – 1107 Highland Colony Parkway – The most recent NOI for the 1107 Highland  Colony Parkway Property is based on NOI for January through April 2012 annualized.

Loan No. 47 – Walnut Glen Apartments – Most Recent NOI for Walnut Glen Apartments is  based on NOI for March 2012 through July 2012 annualized.

Loan No. 49 – Pine Island – Most Recent NOI is based on the eleven months ended April  2012 annualized.

Loan No. 65 – Township Retail – The Most Recent NOI for the Township Retail Property is  based on NOI for January through April 2012 annualized.

Loan No. 69 – Walgreens – Tampa, FL – Second Most Recent NOI for Walgreens is based on  NOI for January through June 2012 annualized.

(20)    Loan No.  2 – Apache Mall – The Apache Mall Collateral also includes unimproved land used for 99 additional parking spaces and the storage of snow removal equipment.  The land is owned by the State of Minnesota Department of Transportation and ground leased by the Borrower.  The lease expires August 31, 2015 and monthly lease payments are $2,532.

Loan No. 7.03 – Roedel Hotel Portfolio – Holiday Inn Express-Auburn – Holiday Inn Express- Auburn is subject to a ground lease that expires on April 30, 2016. Monthly rent under the  ground lease is $11,092.  Pursuant to the ground lease and the loan agreement, the  Borrower is required to purchase the fee interest in the Property on the ground lease expiration date for $1.8 million, which amount is held by lender in the ground lease option reserve account.

Loan No. 8 – Franklin Towne Center – The Franklin Towne Center loan is secured by the  Borrower’s fee simple interest in a 138,364 sq. ft. parcel of land located at 3391 State Route  27 in Franklin Park, New Jersey (the “Property”).  The Borrower also owns the  improvements that are leased to Stop & Shop under a net lease that is guaranteed by  Koninklijke Ahold NV.  The initial term of the net lease commenced on October 25, 2005 and  expires on October 31, 2030.  The lien of the mortgage includes the Borrower’s fee interest  in the land but does not include the improvements (although the Borrower owns the  improvements).  The terms of the net lease with Stop & Shop prohibit the Borrower from  mortgaging the improvements.  For additional information, see “Risk Factors—Risks Related  to the Mortgage Loans—Special Risks Related to the Franklin Towne Center Loan” and “Annex B (Description of the Top 20 Mortgage Loans)—Franklin Towne Center.”

Loan No. 22 – Union Station Hotel – Union Station Hotel is subject to a ground lease with  the lessor being The Metropolitan Government of Nashville and Davidson County, Tennessee, acting by and through its Authorized Representative, The Metropolitan

A-1-45

Development and Housing Authority. The Lease is dated October 29, 1985 for an initial term of 50 years and one 25-year term renewal and one 15-year term renewal.  The lease expires (after renewals) on October 28, 2075, leaving a remaining term of 63 years.  Annual rent is the greater of $60,000 or Personal Property taxes payable.

Loan No. 28 – Equinox Dallas – The Equinox Dallas Property is subject to a ground lease that  commenced in November 2007 with a term of 20 years, with six, 5-year fixed rent renewal  options.  Simultaneously, the Borrower, Oak Lawn Dallas Associates, L.L.C. subleased the  Property to Equinox Park Place, Inc., a wholly owned subsidiary of Equinox Holdings, Inc.  (“Equinox”) (and an affiliate of the Borrower).  The sublease is coterminous with the ground  lease.   Current annual payment amounts are $780,000.

Loan No. 37 – Wellington Community Estates – The Wellington Community Estates property  is subject to a 99-year ground lease that commenced in January 1972 and expires January  2071.  Current annual payments under the ground lease are $7,814, which amount will  increase to $9,355 in February 2017 and which amount will increase in 15 year increments  thereafter.

(21)    The following tenants that occupy greater than 5% of the net rentable area at the related Mortgaged Property are Borrower affiliates:

Loan No. 5 – Crossways Shopping Center – The largest two tenants, American Signature  Furniture and DSW Shoe Warehouse, Inc., are borrower affiliates that occupy 26.25% of  NRA and represent 21.0% of in-place base rent.

Loan No. 28 – Equinox Dallas – The sole tenant, Equinox Park Place, Inc., is an affiliate of the  Borrower that occupies 100% of net rentable area and represents 100% of in-place base  rent.

Loan No. 65 – Township Retail – The 3rd largest tenant, UC – Medical Clinic, is an affiliate of   the Borrower that occupies 14.0% of net rentable area and represents 14.8% of in-place  base rent.

Loan No. 74 – Cojoyo Portfolio – 2301 and 2325 E. Colfax Avenue  – The 2nd largest tenant at  this Property, The Creative Farm, is an affiliate of the Borrower that occupies 19.5% of the  portfolio’s net rentable area and represents 10.2% of in-place base rent.

(22)    The following major tenants (listed on Annex A-1) are currently subleasing a significant portion of their leased space:

Loan No. 8 – Franklin Towne Center – The property is leased to Stop & Shop under a net  lease that is guaranteed by Koninklijke Ahold NV and expires on October 31, 2030.  Stop &  Shop does not physically occupy the premises which are approximately 65% subleased to  multiple tenants.

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Loan No. 27 – 1107 Highland Colony Parkway – Cowboy Maloney’s subleases 2,500 sq. ft. (3.7% NRA) of showroom space from the 3rd largest tenant, Viking Culinary Group, located in  the front of the cooking school.  Cowboy Maloney’s is an appliance dealer, which partners  with Viking.

Loan No. 28 – Equinox Dallas – The single tenant at the Equinox Dallas property, Equinox  Park Place, Inc., subleases a portion of its premises to an 11,653 sq. ft. restaurant, Eddie V’s  (part of the Darden family of restaurants).

Loan No. 42 – Westheimer & Dunvale Center – The largest tenant, Blue Lion Salon Studios,  subleases its space (8,624 sq. ft.) to individual beauty professionals.

Loan No. 56 – 4520 S. National Avenue – The sole tenant, Sisters of Mercy Health System,  subleases the first floor of the Mortgaged Property (21,215 sq. ft.) to Coventry Health Care,  Inc. and subleases the second floor (21,215 sq. ft.) to MHP, Inc., a subsidiary of the tenant.

Loan No. 58 – East Pointe – The Mortgaged property is master leased to Lehigh HMA, LLC  (34,500 sq. ft.) and subsequently subleased to various medical practices which are affiliated  with Lehigh Regional Medical Center.  Lehigh Regional Medical Center’s physical therapy  department currently subleases 50% of the space with various medical practices subleasing an additional 35% of the space.

(23)    The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if Borrower violates the lease or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 3 – Reisterstown Road Plaza – The Largest Tenant, The Department of Public Safety  (State of Maryland), has the right to terminate the lease for any reason after the third lease  year with 12 months notice.  If cancellation notice is given, lender will require monthly  escrow of $108,334/month during the 12 month notice period.  At termination lender will  have collected $1,300,000 ($10/sq. ft.).

Loan No. 4 – Plaza at Imperial Valley – Three tenants currently have termination options if  specific thresholds are not met. These include: (i) Staples – if sales do not exceed $6.0 MM during 9th lease year (2017); (ii) dd’s Discounts – if sales do not exceed $6.5MM during 3rd  full lease year (2015) and (iii) Old Navy – if sales do not exceed $6.2 MM between  10/1/2012 and 9/30/2013. Décor N’ More termination option expired July 2012.

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Loan No. 9.02 – GPB Portfolio I – Castleton Point – The 5th largest tenant, 8 China Buffet  (6,400 sq. ft.), has the one-time right to terminate with five months written notice on or before the last day of the 36th month (April 2014) if the tenant fails to generate $1.3 million  in gross sales during the twelve-month period beginning on the 19th month (November  2012) and ending on the last day of the 30th month of the term (October 2013).  There is no  fee required to exercise this right.

Loan No. 19.03 –  Cooper Retail Portfolio – Somerset Center – If the gross sales for the  largest tenant, Burkes Outlet, do not exceed $2,000,000 between October 2014 and  September 2015, Burkes has right to terminate upon 90 days notice.

Loan No. 25 – Stemmons Office Building – The 2nd largest tenant, West Coast University  (“WCU”), has a one-time right to terminate its lease (provided that it gives written notice to  the borrower prior to the expiration of the 4th year of the lease term, June 30, 2015) for all  but one full floor of the Stemmons Office Building as selected by WCU.  WCU is required to pay to borrower a termination fee equal to the unamortized allowance and all brokerage commissions paid by the borrower with respect to such portion of the premises, discounted  at 8.0% annually.  In the event WCU properly exercises its termination right (as previously  described), WCU will have a one-time right at the end of the 7th year of the lease term (June 30, 2017) to terminate the lease with respect to the remainder of the premises on the same  365-day advance notice as previously required.  If the lease is terminated after year 7, WCU  is required to pay a termination fee in an amount equal to the unamortized allowance and  all brokerage commission paid by the borrower with respect to such portion of the  premises, discounted at 8.0% annually.

Loan No. 27 – 1107 Highland Colony Parkway – The 2nd largest tenant, Stephens Inc., has the  one time right to terminate as of May 5, 2014 upon 9 to 12 months prior notice with  payment of the unamortized portion of $506,171.31 (TI plus leasing commissions on original  premises) plus the unamortized portion of TI and leasing commissions for the expansion  space.

Loan No. 31.04 – GPB Portfolio III – Greenwood Place Outlot – On the 6th anniversary of rent  commencement date, the largest tenant, Moe’s Southwest Grill (2,450 sq. ft.), has a one- time right to terminate for any reason upon 180 days notice provided tenant pays borrower a termination settlement of 12 months base rent and any unamortized commission paid to  tenant’s broker.  Tenant’s notice is required to be given to borrower within 10 days after 6th anniversary of rent commencement date.

Loan No. 33 – Meadowbrook Tech Center – The largest tenant, ESYS Corporation, may  terminate its lease by delivering written notice of termination at least six months prior to  the desired date of termination.

Loan No. 40 – 9&17 Park of Commerce – The largest tenant, GSA (United States of America),  may terminate this lease in whole or in part at any time after the fifth year (5/31/17) of the

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lease by providing at lease (60) days notice and no rent shall accrue after the effective date  of termination.  Tenant may release approximately 1,300 sq. ft. after the first two years of  the lease (5/31/14) without additional cost to Tenant, by providing (30) days prior written  notice.  The lease rental rate and pro-rata share shall be adjusted accordingly.  The  underwritten rent roll reflects the early termination option for this tenant. The full term  lease expiration for this tenant is 5/31/22. The 2nd largest tenant, New York Life, may  terminate the lease on the 5th Anniversary of the commencement date (7/1/14) as long as it   is not in default by providing (180) days prior written notice along with payment for  unamortized leasing fees and tenant improvements based upon a 10-year schedule and 8%  annual interest rate (Sect. 20.10). The underwritten rent roll reflects the early termination  option for this tenant. The full term lease expiration for this tenant is 7/1/19.

Loan No. 49 – Pine Island – The 5 largest tenants, Michael’s Stores, OfficeMax, Dollar Tree,  Famous Footwear, and The Dress Barn, collectively representing 84.2% of the net rentable  area at the Property, have an option to terminate their respective leases with 30 days or 60 days’ (as applicable) notice if the shadow anchor tenant Wal-Mart or Kohl’s [goes dark] and  such condition continues for 6, 9 or 12 consecutive months.

Loan No. 51 – Canterbury Shopping Center – The 4th largest tenant, Unique Thrift Stores,  (21,025 sq. ft.) is permitted to terminate its lease by notifying the borrower at least 60 days prior to its intended cancellation date. The tenant is required to pay a cancellation fee  equal to six months Fixed Minimum Rent, which is defined as the tenant’s payment to the  borrower $147,175.00 per year, or $12,264.58 per month.

Loan No. 62 – Chesterfield Crossing – The 4th largest tenant, Hamlin Pub, may terminate its  lease by delivering written notice of termination at least 12 months prior to the desired date of termination.

Loan No. 69 – Walgreens – Tampa, FL – The Walgreens leases contain termination options  effective the last day of the 240th calendar month (May 2021), and every five years  thereafter with six months prior notice to borrower.

Loan No. 76 – Walgreens – Miami, FL – The Walgreens’ lease contains termination options in  the 20th, 25th, 30th, 35th, 40th and 45th year of its lease term with 12 months notice.  The  first termination option is on February 28, 2014 and the second is on February 28, 2019.

(24)    The following tenants listed on Annex A-1 are not yet in occupancy or the lease expiration date relates to a renewal lease that has not yet been executed:

Loan No. 4 – Plaza at Imperial Valley – The Plaza at Imperial Valley Mortgage Property is  currently being reconfigured to accommodate an Olive Garden.  Olive Garden, which plans  to take occupancy in the second half of 2012, recently signed a 30-year ground lease for  7,537 sq. ft.

Loan No. 25 – Stemmons Office Building – The 2nd largest tenant, West Coast University  (“WCU”), currently occupies approximately 62,674 sq. ft. of space.  With respect to 16,369

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sq. ft. of the occupied space (the “Expansion Space”), the tenant is in a rent abatement  period until October 1, 2012.  The borrower escrowed $76,388 to cover the abated rent (which amount is equal to four months of rent for the Expansion Space).

Loan No. 27 – 1107 Highland Colony Parkway – The 5th largest tenant, Kerioth Corporation,  (2,224 sq. ft.) executed its lease in March, 2012 but is not yet in occupancy.  The Borrower is  expected to deliver the space to the tenant in September, 2012.  Rent payments commence  on the earlier of the day the tenant takes occupancy of the space, the date the premises is  substantially complete, or September 1, 2012.

Loan No. 31.02 – GPB Portfolio III – East Paris Shoppes – Grand Rapids – The 2nd largest  tenant, Casual Male, is currently in occupancy in approximately 3,800 sq. ft. and has signed  a lease for an additional 3,200 sq. ft.  They are not yet in occupancy in this 3,200 sq. ft. of  expansion space.  The Borrower was required to escrow all Tenant Improvement, Leasing Commission and Rent Holdback at closing.

Loan No. 31.02 – GPB Portfolio III – East Paris Shoppes – Grand Rapids – The 3rd largest  tenant, American Home Fitness, (4,900 sq. ft.) is a newly executed lease, but is not yet in  occupancy.  The lease payments commence on January 1, 2013.  At closing, the borrower  escrowed all Tenant Improvement, Leasing Commission and rent holdback costs.

Loan No. 67 – Oyster Point Retail – The 4th largest tenant, Sherwin Williams (4,670 sq. ft.),   has executed a lease for a 5 year term commencing October 1, 2012, but the tenant is not  yet in occupancy.

(25)    Loan No. 62 – Chesterfield Crossing – The square footage indicated for tenant Pet Supplies Plus is inclusive of a 2,240 sq. ft. expansion which the borrower indicated was substantially complete as of August 2012.

(26)    Loan No. 55 – Woodland Ridge MHC – The Mortgage Property is currently 95.4% occupied as of June 22, 2012, excluding Virgin Sites. Occupancy including the Virgin Sites is 69.2%.

Loan No. 70 – Meadow Creek MHC – The Mortgage Property is currently 80.8% occupied as  of June 22, 2012, excluding Virgin Sites. Occupancy including the Virgin Sites is 52.4%.

(27)    Loan No. 3 – Reisterstown Road Plaza – The Borrower is required to deposit reserves as follows:  (i) upon the debt service coverage ratio falling below 1.40x on a trailing 3 month period, assuming a 30-year amortization, $54,836 per month into a TI/LC reserve, which will be capped at $1,843,200;  (ii) if the balance of the State Rollover reserve falls below $400,000, $50,000 per month into the State Rollover Reserve until the balance is returned to $400,000; (iii) if the Department of Public Safety provides notice of its intention to terminate its lease, $108,334 per month into a rollover reserve to be used to pay rollover costs with respect to any replacement lease for such tenant’s space, which reserve is capped at $1,300,000.

Loan No. 4 – Plaza at Imperial Valley – The TI/LC is subject to a cap in the amount of  $1,500,000.  The 2019 Rollover Reserve is subject to a cap amount of $1,300,000.

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Loan No. 4 – Plaza at Imperial Valley – In addition to the rollover reserve and excess cash  trap reserve, following a 2019 Trigger Event (1/1/2018, provided Borrower has not provided  a $1,300,000 letter of credit), all excess cash flow shall be deposited into the 2019 Rollover  Reserve.  Such reserve shall be capped at $1,300,000. Funds in the reserve shall be released  on or after 1/1/2019 and the DSCR >= 1.30x for two consecutive quarters.  In lieu of cash  deposits, Borrower may post a $1,300,000 Letter of Credit prior to 1/1/2018.  Amounts  deposited into the 2019 Rollover Reserve are separate from the General Rollover Reserve.  This is an addition to the cash management sweep.

Loan No. 5 – Crossways Shopping Center – The Rollover reserve account is subject to a  reserve cap in the amount of $700,000.  The Capital Expenditure reserve account is subject  to a reserve cap in the amount of $150,000.

Loan No. 9.01 – GPB Portfolio I – Eastland Place – The Rollover reserve account is subject to  a reserve cap in the amount of $402,856.

Loan No. 9.02 – GPB Portfolio I – Castleton Point – The Rollover reserve account is subject to  a reserve cap in the amount of $370,072.

Loan No. 9.03 – GPB Portfolio I – Clearwater Village – The Rollover reserve account is subject  to a reserve cap in the amount of $145,122.

Loan No. 10.01 – GPB Portfolio II – Clearwater Crossing – The Rollover reserve account is  subject to a reserve cap in the amount of $650,910.

Loan No. 10.02 – GPB Portfolio II – North Willow Commons – The Rollover reserve account is  subject to a reserve cap in the amount of $207,080.

Loan No. 10.03 – GPB Portfolio II – Clearwater Shoppes – The Rollover reserve account is  subject to a reserve cap in the amount of $114,890.

Loan No. 11 – Great Northeast Plaza – The Rollover reserve account is subject to a reserve  cap in the amount of $600,000.

Loan No. 12 – Business Center of Chicago & Chicago Marketplace – The Security Deposit  reserve account is subject to a reserve cap in the amount of $481,566.

Loan No. 13 – Residence Inn Phoenix Desert View at Mayo Clinic – Ongoing monthly reserve   deposits for Taxes, Insurance and FF&E (1/12 of 4% of total Revenue) are suspended as long as such funds are escrowed by Residence Inn by Marriott, LLC, whose parent company is  Marriott International, Inc., and applied for their intended purposes.

Loan No. 13 – Residence Inn Phoenix Desert View at Mayo Clinic – Monthly deposits to the  Seasonality Reserve in the amount of $60,000 will be collected on the payment dates  occurring in November through June up to a maximum balance of $400,000.  Funds in a  monthly amount not to exceed $170,000 will be applied to debt service due on the payment  dates occurring in July through October to the extent that there is insufficient property cash

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flow to make such payments.

Loan No. 13 – Residence Inn Phoenix Desert View at Mayo Clinic – No ground rent is  currently payable under the ground lease due to a credit granted by the ground lessor in  favor of the Borrower for site work completed during construction of the property which will be reduced quarterly by the amount of ground rent that would otherwise be due. As of  June 30, 2012, the ground lease credit balance was $663,633. Monthly deposits to the  Ground Rent Reserve in the amount of $41,667 will be collected commencing on the first  payment date that occurs after the ground lease credit has been reduced to an amount less  than $125,000.  The Ground Rent Reserve will be capped at a maximum balance of  $125,000.  Funds in the Ground Rent Reserve will be used to make ground rent payments in  the event that Borrower fails to do so.

Loan No. 15 – Shops at Old Denton – The Rollover reserve account is subject to a reserve cap  in the amount of $500,000.

Loan No. 17 – East 98th Street Portfolio – At loan funding, the borrower deposited funds  into the insurance reserve in the amount of $15,179, which amount represents six months’  worth of the current insurance premiums and is the capped maximum balance for the   insurance reserve. As long as borrower delivers evidence of acceptable insurance policies  and payment of insurance premiums, monthly deposits to the insurance reserve will not be  required.  If it is determined that the balance of the insurance reserve is insufficient to pay  six months of insurance premiums, borrower will be required to deposit sufficient funds to  make up the deficiency.

Loan No. 17 – East 98th Street Portfolio – At loan funding, the borrower deposited funds  into the replacement reserve in the amount of $29,880, which amount is the capped  maximum balance for the replacement reserve. As long as borrower adequately maintains  the property, monthly deposits to the replacement reserve will not be required.  If at any  time the balance of the replacement reserve is less than $29,880, borrower will be required  to deposit sufficient funds to make up the deficiency.

Loan No. 17 – East 98th Street Portfolio – At loan funding, the borrower deposited funds  into the TI/LC reserve in the amount of $400,000, which amount is the capped maximum balance for the TI/LC reserve.  If at any time the balance of the TI/LC reserve is less than  $400,000, borrower will be required to deposit sufficient funds to make up the deficiency.

Loan No. 17 – East 98th Street Portfolio – At loan funding, the borrower deposited funds  into a rent abatement reserve in the amount of $1,012,920, representing the total amount  of the rent abatement provided to Ascend Charter School during the second and third years of its lease.  Funds will be released in a monthly amount of $49,373 on the payment dates  occurring in September 2012 through and including August 2013 and in the monthly amount of $35,037 on the payment dates occurring in September 2013 through and including  August 2014.

Loan No. 19 – Cooper Retail Portfolio – The Rollover reserve account is subject to a reserve   cap in the amount of $1,000,000.  The Capital Expenditure reserve account is subject to a  reserve cap in the amount of $120,000.

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Loan No. 20 – Zeune Self Storage Portfolio – The Capital Expenditure reserve account is  subject to a reserve cap in the amount of $192,350.

Loan No. 23 – Staybridge Suites Portfolio – On each payment date Borrower shall deposit  one-twelfth (1/12) of (i) 5% of the Gross Income from Operation for the preceding calendar  month and (ii) the amount of the deposit required by the Franchisors for FF&E under the  Franchise Agreements.

Loan No. 24 – Courtyard Mount Pleasant – The Lobby reserve account is subject to a reserve  cap in the greater amount of  i) $250,000; ii) Final Lobby Renovation Budget Amount.

Loan No. 27 – 1107 Highland Colony Parkway – The Rollover reserve account is subject to a  reserve cap in the amount of $150,000.  The Capital Expenditure reserve account is subject  to a reserve cap in the amount of $20,006.

Loan No. 30 – Patrick Henry Corporate Center – At loan funding, the borrower deposited  funds into the Initial Rollover Reserve in the amount of $275,000.  Borrower is obligated to  make monthly deposits of all excess cash flow into the Initial Rollover Reserve up to a  capped amount of $1,250,000.  $1,125,000 of the capped amount may be applied to re- tenanting the Northrop Grumman Systems Corp (“NGSC”) space and the remaining  $125,000.00 of the capped amount may be applied to re-tenanting any other space at the  property.

Loan No. 30 – Patrick Henry Corporate Center – Upon the property maintaining a minimum 1.25x DSCR due to Northrop Grumman Systems Corp (“NGSC”) extending its lease prior to  1/1/2015 for a minimum term of six years or acceptable replacement tenants being in place (“NGSC First Renewal Event”), any remaining funds in the Initial Rollover Reserve will be  deposited into the Secondary Rollover Reserve and deposits will commence in the monthly  amount of $10,417.  During the period commencing on January 1, 2015 and ending on June 1,2017, the borrower may request the transfer of $150,000 of the Secondary Rollover  Reserve to the Replacement Reserve provided that: (i) the balance of the Secondary  Rollover Reserve is equal to at least $1,150,000, and (ii) the balance of the Replacement  Reserve is equal to $0.  In the event that at anytime after January 31, 2019 both Patten,  Wornom, Hatten & Diamonstein (“PWHD”) and NGSC are in occupancy of their space  pursuant to lease amendments or extensions that provide for a minimum additional term of  four years, the borrower will be required to continue making monthly deposits up to a  capped amount of $1,000,000.  If the Secondary Rollover Reserve is drawn upon below the  capped amount, Borrower will be obligated to recommence monthly deposits subject to the $1,000,000 cap.

Loan No. 30 – Patrick Henry Corporate Center – In the event that the NGSC First Renewal  Event does not occur and/or Patten Wornom Hatten & Diamonstein (“PWHD”) does not  extend their lease prior to 6/1/2017 for a minimum term of five years (“PWHD Trigger  Event”), all excess cash flow will be swept and deposited to the Operating Reserve.  Funds  from the reserve will be applied as needed to pay operating expenses, approved capital  expenditures and debts service.

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Loan No. 31.01 – GPB Portfolio III – Village at Time Corners – The Rollover reserve account is  subject to a reserve cap in the amount of $554,530.

Loan No. 31.02 – GPB Portfolio III – East Paris Shoppes – Grand Rapids – The Rollover  reserve account is subject to a reserve cap in the amount of $93,750.

Loan No. 31.03 – GPB Portfolio III – Fashion Mall Commons III – The Rollover reserve   account is subject to a reserve cap in the amount of $42,250.

Loan No. 31.04 – GPB Portfolio III – Greenwood Place Outlot – The Rollover reserve account  is subject to a reserve cap in the amount of $35,700.

Loan No. 32 – Holiday Inn Express Michigan Portfolio – The Seasonality reserve account is  subject to a reserve cap in the amount of $400,000.

Loan No. 33 – Meadowbrook Tech Center – The borrower is obligated to make monthly  deposits into the Replacement Reserve up to a capped amount of $395,000.  If the  Replacement Reserve is drawn upon below the capped amount, Borrower is obligated to  recommence monthly deposits subject to the $395,000 cap.  The borrower is obligated to make monthly deposits into the TI/LC Reserve up to a capped amount of $300,000.  If the  TI/LC Reserve is drawn upon below the capped amount, Borrower is obligated to  recommence monthly deposits subject to the $300,000 cap.

Loan No. 34 – U-Haul Portfolio I – As long as the property is adequately maintained and the  trailing 12 month DSCR remains above 1.25x, the borrower is not obligated to make monthly deposits into the Replacement Reserve.

Loan No. 34 – U-Haul Portfolio I – As long as the borrower provides acceptable evidence of  insurance coverage and payment of taxes and the trailing 12 month DSCR remains above  1.25x, the borrower is not obligated to make monthly deposits into the Tax and insurance Reserves.

Loan No. 35 – Exit One Hotel Portfolio –  On each payment date Borrower shall deposit one- twelfth (1/12) of (i) 5% of the Gross Income from Operation for the preceding calendar  month and (ii) the amount of the deposit required by the Franchisors for FF&E under the  Franchise Agreements.

Loan No. 35 – Exit One Hotel Portfolio – At Mortgage Loan origination, Borrower deposited   $225,000 into a Seasonality Reserve. The Borrower shall also deposit on the following dates of each year the following amounts: May 1st – $25,000, June 1st – $50,000, July 1st –  $75,000, August 1st – $50,000, September 1st – $25,000, and October 1st – $15,000.  Beginning April 1st of each year, all amounts shall be released in excess of $25,000.

Loan No. 36 – PGA Commons – The Rollover reserve account is subject to a reserve cap in  the amount of $120,000.  The Capital Expenditure reserve account is subject to a reserve  cap in the amount of $45,197.

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Loan No. 38 – EADS North America Holdings – Upon the occurrence and during the continuance of a Triggering Event, Borrower shall make monthly deposits of (i) 1/12 estimated annual taxes (ii) 1/12 estimated annual insurance premiums, and (iii) $2,301  into a replacement reserve. Upon the occurrence and during the continuance of a Triggering Event or in the event EADS does not, by March 1, 2021, renew the EADS  Lease for a term (excluding any extension options) of at least three years beyond the Maturity Date, Borrower shall pay to Lender on each Payment Date the sum of $56,667  into a Rollover Reserve. A “Trigger Event” means a period commencing upon the earliest of (i) the occurrence of an Event of Default, (ii) any voluntary or involuntary bankruptcy  or other insolvency proceeding of EADS or EADS North America Holdings, Inc., (iii) any  termination of the EADS Lease and/or the EADS Lease failing to otherwise be in full force  and effect, and (iv) EADS “going-dark” with respect to the property.

Loan No. 39 – Centreville Shopping Center – In the event that (i) Food Lion does not  renew its lease for a term of at least five years on or before July 1, 2021, (ii) Food Lion  delivers notice to borrower of its intention to vacate its space, (iii) Food Lion terminates  its lease, (iv) Food Lion goes dark or ceases operations at the property for 30   consecutive days or more, (v) Food Lion becomes the subject of a bankruptcy or  insolvency proceeding which is not dismissed within ninety (90) days of such filing (each  of (i), (ii), (iii) and (iv), a “Food Lion Trigger Event”) or (vi) DSCR falls below 1.10x,  the  borrower is obligated to make monthly deposits to the TI/LC reserve in the amount of  $2,083.  Additionally, in the event of a Food Lion Trigger Event, all excess cash flow will  be deposited into the Food Lion Space Rollover Reserve.

Loan No. 40 – 9&17 Park of Commerce – At closing, a TI escrow was set up in the  amount of $569,557 to cover the remaining build out costs for the IRS space. Additionally, a rent escrow of $150,252 was established to cover 3 months of construction downtime. As of August 28, 2012 the GSA build out is considered to be on budget and approximately 95.0% complete. Ongoing tenant improvement/leasing commissions are escrowed at $1.25 per sq. ft. annually to fund the leasing reserve up to a leasing reserve cap of $375,000.

Loan No. 42 – Westheimer & Dunvale Center – The Rollover reserve account is subject  to a reserve cap in the amount of $150,000.

Loan No. 43 – Porterville Marketplace – Replacement reserve is capped at three year’s  collections ($40,000).  TI/LC reserve is capped at five year’s collections ($225,000).

Loan No. 44 – 1105 Schrock –  The Capital Expenditure reserve account is subject to a  reserve cap in the amount of $127,950.

Loan No. 46 – South Bay Distribution Center – The borrower is obligated to make  monthly deposits into the TI/LC Reserve up to a capped amount of $75,000.  If the TI/LC  Reserve is drawn upon below the capped amount, Borrower is obligated to  recommence monthly deposits subject to the $75,000 cap.

Loan No. 48 – 1400 Fifth Avenue – The Rollover reserve account is subject to a reserve  cap in the amount of $250,000.

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Loan No. 51 – Canterbury Shopping Center – The Rollover reserve account is subject to a  reserve cap in the amount of $600,000.

Loan No. 53 – Residence Inn East Greenbush – On each payment date Borrower shall  deposit one-twelfth (1/12) of (i) 4% of the Gross Income from Operation for the  calendar month 3 months prior to such payment date and (ii) the amount of the deposit  required by the Franchisors for FF&E under the Franchise Agreements, provided that in  no event shall the FF&E monthly deposit be less than $8,172.

Loan No. 54 – Hedgcoxe Health Plaza – The lender will sweep excess cash flow to the  THR tenant rollover reserve upon (i) failure to provide (a) acceptable evidence by  9/30/2014 for a lease renewal for Medical Edge-Inova (THR) expiring 9/30/2015 or (b)  an executed lease for an acceptable replacement tenant; (ii) failure to provide (a)  acceptable evidence by 9/30/2018 for a lease renewal for Medical Edge-AIM Adult  Internal Med. (THR) expiring 9/30/2019 or (b) an executed lease for an acceptable  replacement tenant.  Reserve will be capped at $500,000.

Loan No. 59 – 190 Central Retail – The Rollover reserve account is subject to a reserve  cap in the amount of $250,000.

Loan No. 62 – Chesterfield Crossing – The borrower is obligated to make monthly  deposits into the TI/LC Reserve up to a capped amount of $125,000.  If the TI/LC Reserve  is drawn upon below the capped amount, Borrower is obligated to recommence  monthly deposits subject to the $125,000 cap.

Loan No. 65 – Township Retail – The Rollover reserve account is subject to a reserve cap  in the amount of $45,000.  The Capital Expenditures reserve account is subject to a   reserve cap in the amount of $5,500.

Loan No. 67 – Oyster Point Retail – The Rollover reserve account is subject to a reserve  cap in the amount of $200,000. The Capital Expenditures reserve account is subject to a reserve cap in the amount of $30,000.

Loan No. 72 – Cervenka Retail Portfolio – The Rollover reserve account is subject to a  reserve cap in the amount of $147,390.

Loan No. 73 – Store Smart Self Storage – The Capital Expenditures reserve account is  subject to a reserve cap in the amount of $38,391.

Loan No. 74 – Cojoyo Portfolio – The Rollover reserve account is subject to a reserve cap  in the amount of $75,000. The Capital Expenditures reserve account is subject to a  reserve cap in the amount of $25,000.

(28)   For certain borrowers listed on this Annex A-1, the direct or indirect equity interest in such Borrowers has been has been pledged as collateral for a mezzanine loan or loans.

A-1-56

Loan No. 6 – Providence at Harbour Club – At Mortgage Loan origination, Redwood  Commercial Mortgage Corporation provided a $5,000,000 mezzanine loan, which is  ultimately secured by a 100% pledge of the direct or equity interest in the Borrower.

Loan No. 40 – 9&17 Park of Commerce – The whole loan was closed on June 5,  2012.  On June 27, 2012, the original whole loan ($9,550,000) was split into a mortgage  loan ($8,250,000) and a mezzanine loan ($1,300,000). As of the date of securitization,  RAIT Partnership, L.P., was the lender on both loans.  The mezzanine loan is secured by a  pledge of 100% of the equity interests in the mortgage borrower. The mortgage loan  receives all amortization under the original whole loan and therefore has scheduled   principal payments while the mezzanine loan pays interest only until maturity.

Loan No. 46 – South Bay Distribution Center – one holder of membership interests in  the related borrower has made a loan in the original principal amount of $400,000 to  certain other holders of membership interests in the related borrower and their  affiliates, which loan is secured by a pledge of all or a portion of the borrowing entities’  and their affiliates’ membership interests in the borrower under the Mortgage  Loan.  This loan accrues interest at a rate per annum of 5.0000%.  The related Mortgage  Loan Documents permit foreclosure upon the pledged membership interests provided  that, among other things, (i) the foreclosure does not cause the mezzanine lender to  acquire control of the borrower under the Mortgage Loan and (ii) the foreclosure does  not result in the borrower under the Mortgage Loan no longer being controlled by the  guarantors.

A-1-57

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES(1)

Range of Cut-off Date Balances

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
$1,376,000 - $4,999,999	20	$67,235,386	6.2%	5.0799%	112	1.79	x	65.3%	53.8%	12.6%	11.5%
$5,000,000 - $9,999,999	32	225,691,605	20.9%	4.9388%	114	1.79	x	62.4%	50.8%	12.6%	11.4%
$10,000,000 - $24,999,999	26	377,666,270	34.9%	5.1787%	119	1.66	x	65.3%	52.3%	12.6%	11.3%
$25,000,000 - $49,999,999	5	198,592,646	18.4%	5.0341%	118	1.51	x	67.3%	55.1%	11.1%	10.1%
$50,000,000 - $99,999,999	1	99,876,062	9.2%	4.3240%	59	1.63	x	66.6%	60.8%	10.4%	9.7%
$100,000,000 - $113,000,000	1	113,000,000	10.4%	4.8730%	120	1.47	x	64.2%	64.2%	7.4%	7.3%
Total/Weighted Average	85	$1,082,061,969	100.0%	4.9852%	112	1.65	x	65.1%	54.6%	11.6%	10.6%

Type of Mortgaged Properties(2)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Pads or NRA	Cut-off Date Balance per # of Units, Rooms, Pads or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Retail	39	$401,094,896	37.1%	3,836,401	138	4.8714%	104	94.1%	1.58	x	67.6%	56.4%
Anchored	19	208,865,872	19.3%	2,588,543	95	5.0050	119	93.4%	1.57	x	68.0%	54.7%
Regional Mall	1	99,876,062	9.2%	591,423	169	4.3240	59	96.2%	1.63	x	66.6%	60.8%
Shadow Anchored	7	39,281,753	3.6%	391,276	105	5.4215	120	93.7%	1.49	x	71.8%	58.0%
Unanchored	6	29,838,373	2.8%	165,437	189	5.0198	119	88.5%	1.57	x	63.5%	52.8%
Single Tenant	6	23,232,836	2.1%	99,722	379	4.9026	120	100.0%	1.65	x	66.7%	54.7%
Office	9	$179,727,424	16.6%	1,379,650	168	4.9023%	116	97.6%	1.59	x	64.2%	60.0%
Central Business District	3	137,189,655	12.7%	892,826	184	4.9221	120	98.3%	1.46	x	65.1%	62.7%
Suburban	4	31,677,769	2.9%	420,215	100	4.9587	109	93.9%	1.91	x	63.6%	52.1%
Medical	2	10,860,000	1.0%	66,609	164	4.4883	91	100.0%	2.34	x	55.0%	49.4%
Hospitality	17	$171,713,000	15.9%	2,021	91,353	5.1115%	119	73.0%	1.85	x	60.9%	46.8%
Limited Service	12	106,216,059	9.8%	1,370	83,823	5.1371	119	72.4%	1.91	x	60.2%	46.0%
Extended Stay	4	51,018,280	4.7%	526	100,086	5.0187	119	74.9%	1.72	x	63.0%	49.3%
Full Service	1	14,478,661	1.3%	125	115,829	5.2500	119	70.3%	1.90	x	57.9%	43.8%
Mixed Use	10	90,246,517	8.3%	918,027	159	5.1858%	118	93.4%	1.50	x	62.3%	54.4%
Retail/Office	6	62,523,164	5.8%	713,328	158	5.1911	118	95.1%	1.47	x	60.4%	54.1%
Office/Retail/Multifamily	2	21,566,104	2.0%	179,678	139	5.2500	118	86.8%	1.65	x	66.1%	54.9%
Retail/Multifamily	2	6,157,249	0.6%	25,021	248	4.9065	119	100.0%	1.29	x	68.6%	56.3%
Multifamily	6	$71,213,263	6.6%	2,733	31,408	5.0463%	118	90.2%	1.68	x	70.1%	56.5%
Conventional	6	71,213,263	6.6%	2,733	31,408	5.0463	118	90.2%	1.68	x	70.1%	56.5%
Industrial	6	$52,733,087	4.9%	1,309,384	58	5.2109%	115	92.2%	1.75	x	60.1%	47.6%
Warehouse/Distribution	3	29,992,770	2.8%	909,910	56	5.5448	120	87.6%	1.73	x	60.9%	47.6%
Flex	3	22,740,317	2.1%	399,474	62	4.7705	108	98.3%	1.78	x	59.1%	47.7%
Manufactured Housing Community	9	$47,572,248	4.4%	1,752	31,745	4.9264%	105	95.2%	1.81	x	63.9%	53.4%
Self-Storage	16	$37,761,535	3.5%	8,355	5,358	5.3405%	118	80.4%	1.51	x	66.0%	54.5%
Net Lease	1	$30,000,000	2.8%	138,364	217	4.7800%	120	100.0%	1.72	x	66.2%	54.0%
Total/Weighted Average	113	$1,082,061,969	100.0%			4.9852%	112	90.7%	1.65	x	65.1%	54.6%

A-2-1

Mortgaged Properties by State and/or Location(2)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
New Jersey	2	$143,000,000	13.2%	4.8535%	120	1.52	x	64.6%	62.1%	8.1%	8.0%
Michigan	14	104,526,947	9.7%	5.1274%	118	1.78	x	65.8%	51.2%	13.7%	12.4%
Minnesota	2	103,876,062	9.6%	4.3134%	59	1.68	x	66.0%	60.5%	10.6%	9.8%
Texas	12	85,760,696	7.9%	5.2138%	115	1.59	x	68.1%	56.0%	11.7%	10.7%
California	5	83,479,027	7.7%	5.0659%	118	1.58	x	63.6%	51.4%	11.8%	10.6%
New York	16	63,411,144	5.9%	5.0019%	119	1.42	x	65.2%	52.8%	10.0%	9.4%
Indiana	9	57,313,000	5.3%	4.8686%	120	1.92	x	64.9%	53.1%	13.4%	12.2%
Florida	10	57,129,218	5.3%	4.8844%	109	1.76	x	64.4%	53.6%	11.4%	10.8%
Virginia	3	55,285,106	5.1%	4.8318%	119	1.46	x	70.5%	52.4%	10.7%	10.0%
Maryland	2	54,500,000	5.0%	5.2318%	117	1.48	x	61.0%	55.5%	11.5%	9.8%
Illinois	4	32,550,000	3.0%	5.5066%	120	1.74	x	55.8%	43.6%	14.7%	12.6%
Mississippi	5	32,373,976	3.0%	5.1750%	119	1.69	x	66.8%	54.3%	12.3%	11.4%
South Carolina	2	28,551,262	2.6%	5.0974%	117	1.85	x	64.8%	53.5%	13.6%	12.1%
Pennsylvania	2	23,920,261	2.2%	5.0362%	116	1.44	x	72.1%	59.6%	10.9%	9.4%
Arizona	1	22,100,000	2.0%	5.1400%	120	1.58	x	64.4%	50.1%	12.2%	10.9%
Georgia	4	18,199,663	1.7%	5.5792%	118	1.48	x	62.4%	52.2%	11.1%	10.1%
Tennessee	3	17,059,220	1.6%	5.2628%	119	1.86	x	59.9%	45.8%	15.7%	13.3%
Ohio	4	16,706,529	1.5%	4.7631%	119	1.87	x	65.5%	56.1%	14.3%	11.7%
New Hampshire	1	13,309,797	1.2%	5.1230%	118	1.76	x	66.9%	50.4%	14.3%	12.6%
Washington	1	12,500,000	1.2%	5.0000%	120	2.45	x	48.1%	35.9%	19.6%	17.2%
Oklahoma	1	10,858,465	1.0%	5.6530%	116	1.41	x	65.8%	55.5%	10.3%	9.8%
Massachusetts	1	9,296,793	0.9%	5.1230%	118	1.37	x	78.1%	58.9%	11.1%	9.7%
North Carolina	1	9,000,000	0.8%	5.1400%	120	1.42	x	69.4%	57.3%	9.5%	9.3%
Nevada	1	6,279,755	0.6%	5.1800%	117	1.46	x	71.3%	59.1%	9.9%	9.7%
Missouri	1	5,500,000	0.5%	4.0500%	60	3.91	x	49.5%	49.5%	16.1%	16.1%
Iowa	1	5,000,000	0.5%	5.1500%	120	1.32	x	61.3%	42.2%	12.0%	10.1%
Alabama	3	4,986,336	0.5%	5.3566%	119	1.58	x	66.5%	55.3%	11.3%	10.6%
Kentucky	1	2,946,938	0.3%	5.1000%	119	1.54	x	71.9%	59.3%	11.0%	10.1%
Colorado	1	2,641,774	0.2%	4.9700%	118	1.25	x	65.2%	48.9%	9.6%	8.8%
Total/Weighted Average	113	$1,082,061,969	100.0%	4.9852%	112	1.65	x	65.1%	54.6%	11.6%	10.6%

Range of U/W NCF DSCR

				Weighted Averages
Range of U/W NCF DSCR	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
1.25x to 1.34x	6	$44,379,903	4.1%	5.2469%	120	1.31	x	67.2%	54.5%	9.4%	8.9%
1.35x to 1.44x	16	229,669,565	21.2%	5.1194%	118	1.41	x	70.9%	56.7%	10.4%	9.5%
1.45x to 1.54x	13	250,839,945	23.2%	5.0846%	119	1.49	x	64.2%	59.0%	9.5%	8.9%
1.55x to 1.64x	10	213,948,321	19.8%	4.6811%	91	1.62	x	66.2%	56.3%	11.3%	10.3%
1.65x to 1.74x	11	112,097,027	10.4%	5.0098%	115	1.71	x	63.1%	50.9%	12.5%	11.3%
1.75x to 1.84x	7	64,410,797	6.0%	5.2001%	120	1.79	x	64.5%	50.8%	13.6%	12.4%
1.85x to 1.99x	11	87,364,159	8.1%	4.9992%	119	1.94	x	63.2%	50.8%	14.2%	12.8%
2.00x to 3.91x	11	79,352,253	7.3%	4.7312%	109	2.57	x	52.2%	42.9%	17.4%	15.7%
Total/Weighted Average	85	$1,082,061,969	100.0%	4.9852%	112	1.65	x	65.1%	54.6%	11.6%	10.6%

Range of Cut-off Date LTV Ratios

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
38.2% to 54.9%	11	$76,732,018	7.1%	4.8395%	108	2.39	x	47.9%	39.5%	16.5%	14.5%
55.0% to 59.9%	12	146,651,171	13.6%	5.1516%	119	1.75	x	58.5%	48.5%	13.8%	11.9%
60.0% to 64.9%	17	260,103,823	24.0%	4.9811%	118	1.59	x	63.6%	56.9%	10.1%	9.5%
65.0% to 69.9%	22	309,714,946	28.6%	4.8351%	99	1.62	x	67.1%	56.5%	11.1%	10.4%
70.0% to 78.1%	23	288,860,011	26.7%	5.1039%	118	1.48	x	72.1%	57.7%	10.9%	10.0%
Total/Weighted Average	85	$1,082,061,969	100.0%	4.9852%	112	1.65	x	65.1%	54.6%	11.6%	10.6%

A-2-2

Range of LTV Ratios at Maturity

				Weighted Averages
Range of LTV Ratios at Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
31.5% to 54.9%	51	$518,603,516	47.9%	5.0271%	117	1.78	x	61.1%	49.2%	13.2%	11.8%
55.0% to 59.9%	24	299,437,094	27.7%	5.1123%	117	1.50	x	70.2%	57.2%	10.9%	10.0%
60.0% to 64.2%	10	264,021,359	24.4%	4.7587%	97	1.53	x	67.1%	62.4%	9.2%	8.7%
Total/Weighted Average	85	$1,082,061,969	100.0%	4.9852%	112	1.65	x	65.1%	54.6%	11.6%	10.6%

Range of Mortgage Rates

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
4.0500% to 4.9999%	37	$514,919,539	47.6%	4.7069%	105	1.68	x	64.9%	56.4%	10.7%	10.0%
5.0000% to 5.2499%	31	366,825,747	33.9%	5.0980%	119	1.64	x	66.0%	52.8%	12.3%	11.1%
5.2500% to 5.7499%	14	168,586,900	15.6%	5.4042%	118	1.58	x	62.5%	52.4%	12.4%	11.0%
5.7500% to 6.5000%	3	31,729,784	2.9%	5.9700%	119	1.48	x	70.8%	58.3%	12.0%	10.9%
Total/Weighted Average	85	$1,082,061,969	100.0%	4.9852%	112	1.65	x	65.1%	54.6%	11.6%	10.6%

Range of Remaining Terms to Maturity in Months

				Weighted Averages
Range of Remaining Terms to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/W NCF Debt Yield
59 to 71	6	$125,886,062	11.6%	4.3411%	59	1.83	x	64.3%	59.1%	11.0%	10.3%
72 to 120	79	956,175,907	88.4%	5.0700%	119	1.62	x	65.2%	54.0%	11.6%	10.6%
Total/Weighted Average	85	$1,082,061,969	100.0%	4.9852%	112	1.65	x	65.1%	54.6%	11.6%	10.6%

Range of Original Terms to Maturity in Months

				Weighted Averages
Range of Original Terms to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity	U/W NOI Debt Yield	U/C NCF Debt Yield
60 to 71	6	$125,886,062	11.6%	4.3411%	59	1.83	x	64.3%	59.1%	11.0%	10.3%
72 to 120	79	956,175,907	88.4%	5.0700%	119	1.62	x	65.2%	54.0%	11.6%	10.6%
Total/Weighted Average	85	$1,082,061,969	100.0%	4.9852%	112	1.65	x	65.1%	54.6%	11.6%	10.6%

A-2-3

FOOTNOTES TO ANNEX A-2

(1)
In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the average of the first twelve (12) monthly payments of principal and interest payable during the amortization period.

(2)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

A-2-4

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office - CBD
Credit Estimate:	A(high)(DBRS)		Collateral:	Fee Simple
Sponsor:	Hartz Mountain Industries, Inc.		Location:	Weehawken, NJ
Borrower:	1000 Harbor Boulevard, L.L.C.		Year Built / Renovated:	1989 / NAP
Original Balance(1):	$113,000,000		Total Sq. Ft.(7):	617,187
Cut-off Date Balance:	$113,000,000		Property Management:	Hartz Mountain Industries, Inc.
% by Initial UPB:	10.4%		Underwritten NOI:	$8,878,786
Interest Rate(2):	4.8730%		Underwritten NCF:	$8,710,469
Payment Date:	6th of each month		Appraised Value(6):	$187,000,000
First Payment Date:	October 6, 2012		Appraisal Date:	August 1, 2012
Anticipated Repayment Date(2)(3):	September 6, 2022
Maturity Date(2):	December 6, 2028		Historical NOI
Amortization:	None		Most Recent NOI:	$12,735,286 (T-12 June 30, 2012)
Additional Debt:	$7,000,000 pari passu Note A-2		2nd Most Recent NOI:	$12,448,849 (December 31, 2011)
Call Protection:	L(24), D(92), O(4)		3rd Most Recent NOI:	$12,515,599 (December 31, 2010)
Lockbox / Cash Management:	Springing Hard / Springing		4th Most Recent NOI:	$12,580,029 (December 31, 2009)

Reserves(4)			Historical Occupancy(8)
	Initial	Monthly	Most Recent Occupancy:	100.0% (T-12 June 30, 2012)
Taxes:	$0	Springing	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Insurance:	$0	Springing	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
			4th Most Recent Occupancy:	100.0% (December 31, 2009)
Financial Information(5)			5th Most Recent Occupancy:	100.0% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.:		$194	6th Most Recent Occupancy:	100.0% (December 31, 2007)
Balloon Balance / Sq. Ft.:		$194
Cut-off Date LTV(6):		64.2%	Historical Annual Rent Per Sq. Ft.(8)
Balloon LTV(6):		64.2%	Most Recent Rent Per Sq. Ft.:	$20.31 (T-12 June 30, 2012)
Underwritten NOI DSCR:		1.50x	2nd Most Recent Rent Per Sq. Ft.:	$20.31 (December 31, 2011)
Underwritten NCF DSCR:		1.47x	3rd Most Recent Rent Per Sq. Ft.:	$20.31 (December 31, 2010)
Underwritten NOI Debt Yield:		7.4%	4th Most Recent Rent Per Sq. Ft.:	$20.31 (December 31, 2009)
Underwritten NCF Debt Yield:		7.3%	5th Most Recent Rent Per Sq. Ft.:	$20.31 (December 31, 2008)

(1)   The 1000 Harbor Boulevard Mortgage Loan is part of the 1000 Harbor Boulevard Loan Combination, totaling $120.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The 1000 Harbor Boulevard Loanis evidenced by Note A-1 with an original principal balance of $113,000,000 and will be contributed to the UBS-B 2012-C3 Trust. The related pari passu Note A-2 (with an original principal balance of $7,000,000) is expected to be contributed to a future securitization.
(2)   The 1000 Harbor Boulevard loan accrues interest at a rate per annum equal to 4.8730% (“Regular Interest Rate”) prior to the Anticipated Repayment Date (“ARD”). Thereafter, the interest rate is a rate per annum equal to (i) with respect to each interest accrual period (as defined in the loan documents) occurring after the ARD through the interest accrual period which ends immediately following the payment date occurring in September, 2024, the sum of (1) 4.0% and (2) 3.0% plus the greater of (x) 0.0% and (y) and amount by which the Treasury Index Rate (as defined in the loan documents) exceeds 4.0%; and (ii) with respect to each subsequent monthly payment date, through and including the Maturity Date, the sum of (1) 0.0% and (2) 8.0% plus the greater of (x) 0.0% and (y) an amount by which the Treasury Index Rate exceeds 4.0%.
(3)   Commencing on the anticipated repayment date (the “ARD”), (i) the interest rate will increase as set forth above, (ii) all excess cash flow (net of scheduled debt service, required reserves, approved operating expenses and other items required under the loan documents) will be swept and applied to the repayment of the outstanding principal balance and the payment of any accrued interest (with respect to any interest above the interest rate applicable prior to the ARD) and (iii) the loan will be prepayable without penalty or premium.

(4)   See “Initial Reserves” and “Ongoing Reserves” herein.
(5)   Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate interest payments on the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust).
(6) The appraiser also determined a hypothetical alternative value for the 1000 Harbor Boulevard Property utilizing market parameters, due to the below-market rental rates in place as of closing. Based on this hypothetical alternative value of $229.0 million, the Cut-off Date LTV and Balloon LTV are 52.4%.
(7)   Of the 617,187 sq. ft., UBS occupies 589,405 sq. ft. The UBS space will be reduced by 2,969 sq. ft. to 586,216 sq. ft. effective 1/1/14.
(8)   Historical Occupancy and Historical Annual Rent Per Sq. Ft. are based on historical rent roll and occupancy percentages provided by the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Base Rent Per Sq. Ft.(3)	% of Total Annual U/W Base Rent(3)(4)	Lease Expiration
UBS(5)	A/A2/A	589,405	95.5%	$14.64	95.4%	12/31/2028
Subtotal / Wtd. Avg.		589,405	95.5%	$14.64	95.4%

Hartz Mountain	NAP	27,782	4.5%	$15.00	4.6%	6/30/2022
Vacant	NAP	0	0.0	NAP	NAP	NAP
Total / Wtd. Avg.(6)		617,187	100.0%	$14.65	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total sq. ft. of 617,187 per the June 30, 2012 rent roll.
(3)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent includes a negative straight-line rent adjustment for UBS rent decreasing by 35% on January 1, 2014.
(4)	% of Total Annual U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(5)	Of the 617,187 sq. ft., UBS occupies 589,405 sq. ft. The UBS space will be reduced by 2,969 sq. ft. to 586,436 sq. ft. effective 1/1/14.
(6)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 617,187.

Lease Rollover Schedule
Year	# of Leases Expiring		Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	0		0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2016	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2017	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2018	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2019	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	1		27,782	4.5	27,782	4.5%	$15.00	4.6	4.6%
Thereafter	1		589,405	95.5	617,187	100.0%	$14.64	95.4	100.0%
Vacant	NA	P	0	0.0	617,187	100.0%	NAP	NAP
Total / Wtd. Avg.	2		617,187	100.0%			$14.65	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. as well as a negative straight-line rent adjustment due to UBS rent decreasing by 35% on January 1, 2014, and exclude any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

The Loan. The 1000 Harbor Boulevard loan combination (the “1000 Harbor Boulevard Loan Combination”) is a $120.0 million, fixed rate, first mortgage loan secured by the borrower’s fee simple interest in a 617,187 sq. ft. Class A office building located at 1000 Harbor Boulevard in Weehawken, New Jersey (the “1000 Harbor Boulevard Property”), which is part of Lincoln Harbor, a master planned community. The loan documents provide for a maturity date of December 6, 2028 and an Anticipated Repayment Date of September 6, 2022 (the “ARD”). Commencing on the ARD, (i) the interest rate will increase as set forth above, (ii) all excess cash flow (net of scheduled debt service, required reserves, approved operating expenses and other items required under the loan documents) will be swept and applied to the repayment of the outstanding principal balance and the payment of any accrued interest and (iii) the loan will be prepayable without penalty or premium. Prior to the ARD, the 1000 Harbor Boulevard Loan is interest-only (requiring monthly interest payments) and accrues interest at a fixed rate equal to 4.8730%.  The 1000 Harbor Boulevard Loan Combination consists of two pari passu notes (Note A-1 in the original amount of $113.0 million and Note A-2 in the original amount of $7.0 million). The 1000 Harbor Boulevard Note A-1 (the “1000 Harbor Boulevard Loan”), but not the related pari passu Note A-2, will be contributed to the UBS-B 2012-C3 Trust.

The 1000 Harbor Boulevard Loan Combination proceeds were used to refinance existing debt of approximately $8.9 million, pay closing costs of approximately $0.6 million, and return equity to the sponsors of approximately $110.3 million. Based on the appraised value of $187.0 million as of August 1, 2012, the cut-off date LTV is 64.2%.  Due to the below-market rents in place at the 1000 Harbor Boulevard Property at the time of closing, the appraiser also determined an alternative hypothetical value of $229,000,000.  To determine this alternative value, the appraiser estimated annual rent under the lease to be $12,896,752 ($22.00 per sq. ft.) for the initial five years of an estimated 15-year term (which assumed the lease would be structured on a net basis with rent bumps occurring every five years) and estimated the ground level retail space (master leased to Hartz Mountain) at a market rent of $30.00 per sq. ft.

The Borrower / Sponsor. The borrower, 1000 Harbor Boulevard, L.L.C. (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The owner of the Borrower is Hartz Mountain Industries, Inc., one of the largest privately held commercial real estate companies in the United States (“Hartz Mountain” or the “Sponsor”).   Hartz Mountain  is a real estate development company and as of December 31, 2011, owned and operated a portfolio of 200 buildings in the New York/Northern New Jersey area and leased more than 38,000,000 sq. ft. of retail, hotel, office, and industrial space.  The non-recourse carve-out guarantor is Hartz Financial Corp.

Hartz Mountain’s strategy has been to assemble large tracts of land and comprehensively plan and develop first-class master planned mixed-use developments. The Hartz Mountain portfolio includes as of December 31, 2011 approximately 200 buildings comprised of primarily fully occupied office, retail, and industrial properties and a 300 acre land bank (in a series of Hartz Mountain developed master planned projects) in New Jersey with prime locations in Edison, Ridgefield Park, Jersey City, Kearny, Linden, Hanover, Secaucus, Weehawken and Newark. Historically, Hartz Mountain has owned and managed a diversified real estate portfolio including office buildings, warehouse and distribution facilities, hotels, retail centers, movie theaters, restaurants and some residential developments.  Most of this work has been conducted internally as Hartz Mountain is a full service real estate company with in-house staff and expertise in all disciplines, including leasing, finance, architecture, construction, property management, environmental, tax, accounting and legal.  Development and completion of these master planned developments, especially in high barrier to entry markets in the northeast, can take 10, 20 or often 30 years and requires significant financial reserves.

Leonard N. Stern, the Chairman and Chief Executive Officer of Hartz Mountain, began Hartz Mountain's real estate operations in 1966. By the late 1980’s, Hartz Mountain’s real estate investments were reportedly worth in excess of $1.0 billion. As of December 31, 2011, Mr. Stern owned 38 million sq. ft. of commercial, residential and retail property in New Jersey and New York and was ranked #255 of the world’s richest people by Forbes. Emanuel Stern, Leonard Stern’s son, is the President/Chief Operating Officer of Hartz Mountain. Hartz Financial Corp., the non-recourse care-out guarantor, reports its only asset being a $5.0 million Demand Note given by Hartz Mountain Industries-NJ, LLC per its December 31, 2011 Financial Statements. Hartz Mountain Financial Corp. is a guarantor under other loans in addition to the 1000 Harbor Loan Combination.

The Property. The 1000 Harbor Boulevard Property consists of a 10-story, 617,187 sq. ft. office tower constructed in 1989 on a 3.599-acre site within Lincoln Harbor in Weehawken, New Jersey.  Started in the 1980’s, Lincoln Harbor is a master-planned mixed-use development set on 60 acres of waterfront property on the Hudson River, directly opposite Midtown Manhattan, NY.  Upon completion, Lincoln Harbor is expected to include over 3.0 million sq. ft. of corporate office space, 350-room Sheraton Lincoln Harbor Hotel, 70,000 sq. ft. of retail stores and restaurants, 245 waterfront condominiums, The Estuary, a 589 luxury multi-family rental community, a 250-slip marina, extensive enclosed parking and an on-site mass transportation center offering ferry, bus and light rail service. As of December 31, 2011, approximately 1.5 million sq. ft. of office space has been developed and leased.

Lincoln Harbor offers views of Midtown Manhattan, shops and restaurants, a public park, yacht club, and waterfront esplanade. It is conveniently adjacent to the entrance of the Lincoln Tunnel, less than 2 miles east of Interstate 95 and minutes from Hoboken.  The 1000 Harbor Boulevard Property is accessed from JFK Boulevard, with Harbor Boulevard being the internal road servicing Lincoln

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

Harbor. The entrance to the Lincoln Tunnel is located across the street from Lincoln Harbor along JFK Boulevard, providing direct access to Manhattan.  Public transportation to the site includes New Jersey Transit bus service, New York Waterway ferry service and the new Hudson-Bergen Light Rail Line, offering light rail service to and from Hoboken, which has created additional direct access from the site to Manhattan via the PATH train, as well as connections to NJ Transit Rail Terminals and buses, connecting riders throughout New Jersey. Additionally, Newark International Airport is less than 10 miles away.

Major Tenants. The 1000 Harbor Boulevard Property is fully leased to two tenants, UBS Financial Services, Inc., an affiliate of the loan seller and Hartz Financial Corp., an affiliate of the Sponsor.

UBS Financial Services, Inc. (“UBS”) (589,405 sq. ft., 95.5% of NRA, 95.4% of underwritten occupied base rent): UBS Financial Services, Inc. is the SEC registered broker-dealer subsidiary of UBS Americas, Inc. which provides wealth management, asset management and investment banking services. UBS has been a tenant and partner in the building since 1986 and recently extended the lease term for 15 years, bringing the expiration date to December 2028.  In conjunction with this extension, Hartz bought out UBS’ partnership interest. The partial-interest ownership of UBS in two other buildings, 1200 Harbor Boulevard and 800 Harbor Boulevard, was also purchased by Hartz Mountain as part of the overall transaction.  The value of that interest was factored into the determination of the fixed rent of the lease extension and has resulted in rental rates that are substantially below market.  The initial rent in the extension period is 40% less than the current New Jersey Waterfront market rent of $22 per sq. ft. net.

UBS leases 589,405 sq. ft. over a 40-year lease term expiring in December 2028, with two 10-year renewal options. UBS’s space will be reduced by 2,969 sq. ft. to 586,436 sq. ft. effective January 1, 2014. UBS’s rent of $14.64 per sq. ft. decreases to $13.30 per sq. ft. on January 1, 2014. The rent increases to $14.05 per sq. ft. on January 1, 2019 and again on January 1, 2024 to $14.80 per sq. ft. Under the terms of its lease, UBS is responsible for all operating expenses related to its space at 1000 Harbor Boulevard Property, including real estate taxes, insurance and repairs and maintenance. In addition to the 1000 Harbor Boulevard Property, UBS occupies space in three other buildings in Lincoln Harbor: 800 Harbor Boulevard, 1200 Harbor Boulevard and 1500 Harbor Boulevard. The leases at 800 Harbor Boulevard and 1500 Harbor Boulevard expire in December 2013 and UBS does not intend to renew those leases. Employees at 800 Harbor Boulevard and 1500 Harbor Boulevard are expected to be consolidated into the 1000 Harbor Boulevard Property. UBS will also scale back its space in 1200 Harbor Boulevard from eight floors to three floors effective January 1, 2014. UBS is rated A/A2/A by S&P/Moody’s/Fitch.

Hartz Mountain Industries, Inc. (“Hartz Mountain”) (27,782 sq. ft., 4.5% of NRA, 4.6% of underwritten occupied base rent):  Hartz Mountain, with headquarters in Secaucus, New Jersey, is one of the largest privately held real estate owners/developers in the United States with the majority of its properties located in the Northern New Jersey/New York area. Hartz Mountain is wholly owned by The Hartz Group, Inc., a privately held enterprise with interests in real estate and financial management. Founded in 1966, Hartz Mountain has grown into a large regional real estate enterprise, owning and operating a portfolio of 200 buildings in the New York/Northern New Jersey area, and owning, developing, managing and leasing more than 38 million sq. ft. of retail, hotel, office and industrial properties.  In addition, it owns more than 200 undeveloped acres of land in major areas of northern New Jersey.

Hartz Mountain currently leases 27,782 sq. ft. at the 1000 Harbor Boulevard Property, which consists of 100% of the ground level retail space pursuant to a lease that expires July 31, 2022 and has an initial renewal option through December 31, 2028 and two subsequent 10-year renewal options.  Hartz Mountain’s rent of $15.00 per sq. ft. is flat throughout the lease term.  Hartz Mountain subleases the bulk of the retail space to third party tenants Ruth’s Chris Steakhouse and Cue Time Billiards.  The remaining retail space consists of common area and two small units occupied by UBS.

The Market. The 1000 Harbor Boulevard Property is located in Lincoln Harbor in Weehawken, Hudson County, New Jersey.  The Northern New Jersey region is comprised of eleven counties: Bergen, Essex, Hudson, Hunterdon, Middlesex, Morris, Passaic, Somerset, Sussex, Union, and Warren. The region extends 45 to 55 miles west of Midtown Manhattan. The northeastern area of the region is heavily urbanized and densely developed, while the remainder is largely suburban and semi-rural. The region encompasses approximately 3,100 square miles, or 41.9% of the land area in New Jersey, which totals approximately 7,400 square miles.  Hudson County is the smallest and most densely populated county, encompassing an area of 46 square miles. Hudson County is bounded by Bergen County to the north and west, Essex and Union Counties to the west, Staten Island, New York to the south, and the Hudson River and Manhattan to the east.

The northern and central New Jersey region has an extensive transportation network, and numerous destinations are easily accessible via major highways. Major Interstate highways include I-287 and I-95 (the New Jersey Turnpike), which travel north/south through the state, and I-78, I-80 and I-280, which provide east-west access. U.S. Routes 1, 9, 202 and 206 are heavily traveled highways, which traverse the state north/south, while U.S. Routes 22 and 46 cross the state east/west. Other major routes include state highways 10, 17, 18, 23, and 24, as well as the Garden State Parkway (passenger traffic only).  Hudson County’s population stabilized during the 1980’s after an extended period of decline from 1930 to 1980. During this time period, the county’s population declined by 19.9% from 690,730 persons in 1930 to 553,105 persons in 1990. Hudson County experienced a reversal during the following decade, with a population

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

increase of 10.1% by 2000. This increase can be attributed to the development that has occurred within the waterfront sections of the County, as well as the general shift that has been occurring in many of the state’s urban centers as people return to city living.   The population in Hudson County has been steadily growing since 2000, and this trend is expected to continue through 2016.  Hudson County has witnessed growth trends slightly greater than those witnessed by the overall state and is projected to witness greater growth into the near future.

The Northern New Jersey office market contains a total of 96,281,488 sq. ft. within 453 buildings. The availability rate remained relatively flat in the second-quarter 2012, similar to the previous 12 months, reporting at 20.6% as compared to the second quarter 2011 rate of 20.3%. Significant negative absorption was reported for year-end 2011; however the first two quarters of 2012 have been positive. The average asking rent within the submarket was $24.52 per sq. ft. as of the second quarter 2012.

According to a market research report, the Summit Executive Center, at 65,000 sq. ft., is under construction for completion in August 2012, while Two Riverfront Center, at 411,000 sq. ft., is under construction in Newark for an August 2013 opening. Average asking and effective rents rose 0.1% and 0.3%, respectively, in first quarter, to $27.73 per sq. ft. and $23.04 per sq. ft.  Class A rents finished the quarter at $32.68 per sq. ft., while Class B/C rents were $22.57 per sq. ft. Overall, rents were essentially unchanged through May 2012.

The 1000 Harbor Boulevard Property is situated in the Waterfront Region submarket of Hudson County, which consists of three primary communities: Hoboken, Weehawken and Jersey City. Bayonne, Guttenberg, North Bergen, Union City and West New York are also communities within the Waterfront Region, although they generally contain limited office space. According to the appraisal, this submarket has an inventory of 18,906,320 sq. ft. with an average effective rent of $31.71 per sq. ft.

The Waterfront average asking rent declined by 13.8% since the market peak in 2007, to $28.76, with most of this decline occurring during 2009. The average asking rent has shown a fairly significant increase of 9.6% from the year end rate of $28.93 per sq. ft. to the current rent of $31.71 per sq. ft.  The Waterfront has the second lowest overall vacancy rate of the 19 Northern and Central New Jersey submarkets.

The table below shows statistics as of the first quarter of 2012 for Class A and B office space in the market and submarket.

Category	New Jersey Northern	Waterfront
Existing Supply (Sq. Ft.)	96,281,488	18,906,320
Average Vacant	20.6%	9.7%
Average Rent Per Sq. Ft.	$24.52	$31.71
Source: Appraisal.

The table below shows the vacancy and asking rents at the 1000 Harbor Boulevard Property in comparison to direct competitors in the Waterfront submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size (Sq. Ft.)	% Leased	Asking Rent (Net) Per Sq. Ft.	Class
1000 Harbor Boulevard	1989	617,187	100.0%	$20.57	A
Exchange Place Centre	1988	698,000	100.0%	$18.00 - $19.00	A
Colgate Center	1992	1,200,000	NAV	$18.00 - $20.00	A
International Financial Tower	1989	629,922	NAV	$24.00	A
Waterfront Corporate Center	2003	570,341	NAV	$24.00	A
Total / Wtd. Avg.		3,715,450	NAV	$18 - $24
(1)	Source: Appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 6/30/2012	U/W	U/W Per Sq. Ft.
Base Rent	$12,533,083	$12,533,083	$12,533,088	$12,481,850	$20.22
Rent Steps(1)	0	0	0	(3,437,410)	(5.57)
Gross Potential Rent	$12,533,083	$12,533,083	$12,533,088	$9,044,440	$14.65
Total Recoveries	4,856,719	5,052,288	5,243,739	5,472,067	8.87
Less: Vacancy(2)	0	0	0	(310,221)	(2.1%)
Total Other Income(3)	0	0	0	144,566	0.23
Effective Gross Income	$17,389,803	$17,585,372	$17,776,827	$14,350,852	$23.25
Total Operating Expenses	4,874,204	5,136,523	5,041,541	5,472,067	8.87
Net Operating Income	$12,515,599	$12,448,849	$12,735,286	$8,878,786	$14.39
TI/LC	0	0	0	51,051	0.09
Capital Expenditures	0	0	0	117,266	0.19
Net Cash Flow	$12,515,599	$12,448,849	$12,735,286	$8,710,469	$14.11
(1)	U/W Rent Steps includes a negative straight-line adjustment for UBS due to rent dropping 35% on 1/1/2014.
(2)	U/W Vacancy of 2.0% for office and 5.0% for retail space.
(3)	Total Other Income includes flat annual rent for Generator Space on the grade level of the parking structure. Straight-lined increases, co-terminus with lease.

Property Management. The 1000 Harbor Boulevard Property is managed by Hartz Mountain Industries, Inc., an affiliate of the Borrower.

Lockbox / Cash Management. The 1000 Harbor Boulevard Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox without active cash management is required to be put into place upon the occurrence of a permitted transfer. A hard lockbox with active cash management is required to be put into place upon the occurrence of any of the following events: (i) an event of default or (ii) the failure by the Borrower to repay or defease the 1000 Harbor Boulevard Loan in full on or prior to the date that is one month before the ARD date.

Initial Reserves. None.

Ongoing Reserves. None required prior to ARD; thereafter, monthly reserves for the payment of real estate taxes and insurance premiums are required.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

1000 Harbor Boulevard
1000 Harbor Boulevard
Weehawken, NJ 07086
West New York
Tonnele Ave.
51st St.
HUDSON-BERGEN
Bergenline Ave.
LIGHT RAIL
48th St.
45th St.
HUDSON COUNTY
Bergen Tpke.
Kennedy Blvd.
Bergenline Ave.
Park Ave.
JFK Blvd. East
Port Imperial
FERRY TO MIDTOWN
39th St.
38th St.
Union Tpke.
Aaron Burr-Alex. Hamilton Duel Site
North Bergen
Weehawken
495
Lincoln Tunnel
32nd St.
Weehawken Waterfront Park and Recr. Center
FERRY TO MIDTOWN
Paterson Plank Rd.
Palisade Ave.
Gregory Ave.
NEW JERSEY TRANSIT
Harbor Blvd.
21st St.
Hackensack Res. No. 2
Lincoln Harbor
Kennedy Blvd.
Kerrigan Ave.
Union City
16th St.
Hudson River
Weehawken Cove
Tonnele Ave.
Park Ave.
Willow Ave.
14th St.
Paterson Plank Rd.
Secaucus Rd.
Grand St.
11th St.
Clinton St.
Frank Sinatra Dr.
NEW YORK
NEW JERSEY
JFK Stadium
Stevens Institute of Technology
New York Ave.
Wing Viaduct
HUDSON-BERGEN LIGHT RAIL
Grand Ave.
Washington Park
Hudson St.
Washington St.
9th Street/Congress Street
Hoboken
Stevens Park
Church Square Park
Sinatra Dr.
Summit Ave.
Central Ave.
Palisade Ave.
Paterson Plank Rd.
Kennedy Blvd.
Bowers St.
Bowers St.
Saint Mary Hospital
Hoboken City Hall
Newark St.
2nd Street
Observer Hwy.
HOBOKEN TERMINAL
NJ TRANSIT
PATH
Holland Tunnel
78
FERRY TO WORLD FINANCIAL CTR.
14th St.
River Dr.
Harsimus Cove
Pavonia-Newport
12th St.
Erie St.
Luis Munoz Marin Blvd.
Newport Center Mall
Harsimus Cove
2nd St.
Washington St.
Jersey City
Harborside Financial Center
Harborside Financial Ctr.
PATH
Newark Ave.
Grove St.
EXCHANGE PLACE
Jersey Ave.
Jersey City Hall
Montgomery St.
30 Hudson Street (Goldman Sachs Tower)
Grand St.
Essex St.
Upper West Side
Columbus Circle
Central Park
9A
W. 57th St.
Broadway
12th Ave.
Midtown
11th Ave.
10th Ave.
9th Ave.
8th Ave.
Times Square
W. 42nd St.
New York City
Jacob Javits Center
7th Ave.
6th Ave.
5th Ave.
W. 34th St.
PENN STATION
33rd Street
W. 31st St.
Madison Square Garden
Manhattan
Chelsea
Union Square Park
W. 23rd St.
23rd Street
PATH
W. 14th St.
14th Street
Meatpacking District
Greenwich Ave.
Greenwich Village
9th Street
Christopher Street
West Village
Washington Square Park
Christopher St.
7th Ave. South
New York University
West St.
Houston St.
Greenwich St.
SoHo
Canal St.
Tribeca
West Broadway
Chambers St.
Gov. Nelson A. Rockefeller Park
1 World Center (under constr.)
WTC
National September 11 Memorial
Battery Park City
Paterson
Hackensack
Englewood
Yonkers
Mount Vernon
New Rochelle
Long Island Sound
Bronx
East Rutherford
Lyndhurst
Manhattan
Weehawken
Hoboken
Jersey City
New York City
Queens
Brooklyn
Staten Island
Atlantic Ocean

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

sears
jcpenney
Herberger's
macy's
BARNES & NOBLE
Highway 14 (25,000)
Highway 52 (44,000)
16th Street S.W. (18,500)
Red Lobster
Old Country Buffet
TJ Maxx Plaza
David's Bridal
Ramada Inn
Toys "R" Us
Tires Plus
McDonald's
Firestone
Trader Joe's
Chuck E. Cheese's
HY-VEE

BARNES & NOBLE
BOOKSELLERS

FOREVER 21

JCPenney

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail - Regional Mall
Sponsor:	GGP Limited Partnership		Collateral(4):	Fee Simple
Borrower:	Apache Mall, LLC		Location:	Rochester, MN
Original Balance:	$99,999,999		Year Built / Renovated:	1969 / 2002
Cut-off Date Balance:	$99,876,062		Total Sq. Ft.(3):	591,423
% by Initial UPB:	9.2%		Property Management:	Self-managed
Interest Rate:	4.3240%		Underwritten NOI:	$10,348,020
Payment Date:	6th of each month		Underwritten NCF:	$9,730,957
First Payment Date:	September 6, 2012		Appraised Value:	$150,000,000
Maturity Date:	August 6, 2017		Appraisal Date:	July 16, 2012
Amortization:	360 months
Additional Debt(1):	None		Historical NOI
Call Protection:	L(25), D(31), O(4)		Most Recent NOI:	$10,692,932 (T-12 May 31, 2012)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$10,929,869 (December 31, 2011)
			3rd Most Recent NOI:	$11,003,673 (December 31, 2010)
Reserves(2)
	Initial	Monthly	Historical Occupancy(5)
Taxes:	$0	Springing	Most Recent Occupancy:	96.2% (June 30, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	97.8% (December 31, 2011)
Replacement:	$0	Springing	3rd Most Recent Occupancy:	97.3% (December 31, 2010)
TI/LC:	$0	Springing
(1)   Future mezzanine debt is permitted.  See “Future Mezzanine or Subordinate Indebtedness” herein.
(2)    See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   The Apache Mall Property has a total of 754,213 sq. ft. including Macy’s, which owns its  own land and improvements.  Cut-Off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. are calculated based on the 591,423 sq. ft. of collateral only.
(4)   The Apache Mall Collateral also includes unimproved land used for 99 additional parking spaces and the storage of snow removal equipment. The land is owned by the State of Minnesota Department of Transportation and ground leased by the borrower. The ground lease expires on August 31, 2015.
(5)   Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, inclusive of anchor-owned space.

Ground Rent:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.(3):		$169
Balloon Balance / Sq. Ft.(3):		$154
Cut-off Date LTV:		66.6%
Balloon LTV:		60.8%
Underwritten NOI DSCR:		1.74x
Underwritten NCF DSCR:		1.63x
Underwritten NOI Debt Yield:		10.4%
Underwritten NCF Debt Yield:		9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of Owned U/W Base Rent(3)(4)	Lease Expiration	T-12 4/30/2012 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Non-Collateral Anchor Tenants
Macy’s(7)	BBB/Baa3/BBB	162,790	21.6%	NAP	NAP	NAP	NAP	NAP	NAP
Subtotal		162,790	21.6%				NAP	NAP

Anchor Tenants
JCPenney	BB-/Ba3/B+	128,196	17.0%	$3.14	4.1%	10/31/2014	$22,868	$178	2.6%
Sears	CCC/B3/CCC+	113,876	15.1	$3.50	4.0	2/28/2014	$10,516	$92	5.5%
Herberger’s	B-/Caa3/CCC	78,130	10.4	$4.53	3.6	1/31/2018	$13,384	$171	3.9%
Subtotal/Wtd. Avg.		320,202	42.5%	$3.61	11.6%		$46,768	$146	3.6%

Major In-Line Tenants
Barnes & Noble	NR/NR/NR	25,134	3.3%	$17.90	4.5%	1/31/2013	$6,065	$241	7.5%
Forever 21(8)	NR/NR/NR	12,686	1.7	$33.50	4.3	8/31/2022	NAV	NAV	NAV
Gap/Gap Kids	BBB-/Baa3/BB+	10,568	1.4	$26.17	2.8	1/31/2016	$2,337	$221	13.3%
Express	NR/NR/BB	10,028	1.3	$21.49	2.2	1/31/2014	$2,693	$269	9.9%
Subtotal/Wtd. Avg.		58,416	7.7%	$23.40	13.8%		$11,095	$243	9.3%

Other(9)	Various	208,156	27.6%	$35.63	74.6%	Various	$69,360	$394	15.4%
Vacant	NAP	4,649	0.6	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg. (10)		754,213	100.0%	$16.94	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total mall sq. ft. of 754,213, inclusive of non-owned anchor tenants.
(3)
U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through July 31, 2013 as well as percentage in lieu rent that was calculated based on T-12 4/30/2012 Total Sales.

(4)	% of Owned U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on T-12 4/30/2012 Total Sales figures.
(6)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 4/30/2012 Total Sales and contractual rent steps through July 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated June 30, 2012, all divided by the T-12 4/30/2012 Total Sales.

(7)	Macy’s is not required to report sales.
(8)	Forever 21 is not yet in occupancy. In the event the Borrower does not deliver occupancy to this tenant by January 1, 2013, the tenant is permitted to terminate its lease.
(9)
Other Tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 10,000 sq. ft. that reported both T-12 4/30/2012 Total Sales and 2011 sales (excluding kiosk, ATM and other non-mall-shop tenants).

(10)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 586,774 and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	11	17,819	3.0%	17,819	3.0%	$32.95	6.3%	6.3%
2012	0	0	0.0	17,819	3.0%	$0.00	0.0	6.3%
2013	9	38,734	6.5	56,553	9.6%	$26.35	10.9	17.2%
2014	16	304,834	51.5	361,387	61.1%	$6.31	20.6	37.8%
2015	13	27,798	4.7	389,185	65.8%	$33.44	10.0	47.8%
2016	6	25,398	4.3	414,583	70.1%	$35.36	9.6	57.4%
2017	13	31,208	5.3	445,791	75.4%	$36.55	12.2	69.6%
2018	5	91,564	15.5	537,355	90.9%	$9.85	9.7	79.3%
2019	3	6,490	1.1	543,845	92.0%	$31.52	2.2	81.5%
2020	4	8,170	1.4	552,015	93.3%	$47.96	4.2	85.7%
2021	3	16,106	2.7	568,121	96.1%	$34.18	5.9	91.6%
2022	2	13,833	2.3	581,954	98.4%	$35.29	5.2	96.8%
Thereafter	2	4,820	0.8	586,774	99.2%	$62.03	3.2	100.0%
Vacant	NAP	4,649	0.8	591,423	100.0%	NAP	NAP
Total / Wtd. Avg.	87	591,423	100.0%			$15.91	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through July 31, 2013.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

The Loan.  The Apache Mall loan (the “Apache Mall Loan”) is a $99,999,999 ($169 per sq. ft. of owned collateral), fixed rate loan secured by the borrower’s fee simple interest in 591,423 sq. ft. (the “Apache Mall Collateral”) of a 754,213 sq. ft. regional mall located at 333 Apache Mall in Rochester, Minnesota (the “Apache Mall Property”). The Apache Mall Collateral includes JCPenny, Sears, Herberger’s, Barnes & Noble, Forever 21, Gap/Gap Kids, Express and all other mall shop space. The Apache Mall Collateral does not include anchor Macy’s.  The Apache Mall Loan has a five-year term accrues interest at a fixed rate equal to 4.3240% and amortizes on a 30-year schedule.

The Apache Mall Loan proceeds were used to pay closing costs of approximately $599,526 and return equity to the Sponsor of approximately $7.7 million beyond the Sponsor’s initial cost basis of approximately $93.1 million (comprising purchase price of $81.1 million and renovation costs of $12.0 million). No existing debt was in place on the Apache Mall Collateral prior to the closing of the Apache Mall Loan. Based on the appraised value of $150.0 million as of July 16, 2012, the cut-off date LTV is 66.6%.

The Borrower / Sponsor.  The borrower, Apache Mall, LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors in its organizational structure. The Borrower is owned and controlled, directly or indirectly, by GGP Limited Partnership, the non-recourse carveout guarantor. The sponsor of the Borrower is GGP Limited Partnership (“Sponsor”). The Sponsor’s parent, General Growth Properties, Inc. (“GGP”) is one of the largest owners and operators of regional malls in the nation with an ownership interest in 136 regional malls in 41 states as of December 31, 2011, comprising 58 million sq. ft. of gross leasable area (“GLA”), excluding anchor tenants. Based on the number of regional malls in the portfolio and total GLA, GGP is the second largest owner of regional malls in the United States. Of the 136 regional malls, 78 are considered Class A regional malls and have average tenant sales exceeding $575 per sq. ft. GGP has an interest in 125 of the 600 regional malls in the United States with the highest sales per sq. ft. Together, these regional malls had 2011 average tenant sales per sq. ft. of $505.

In February 2012, the Borrower exercised its early termination right on the Sears lease at a cost of $8.0 million.  Sears is required to vacate its space on or prior to February 2014 and the Borrower is expected to reconfigure and lease the vacated space to new tenants (the “Sears Space Renovation”). The Borrower has the right, upon six months’ notice, to cause Sears to vacate prior to February 2014. The Sponsor estimates approximately $9.3M in development costs, and resulting in stabilized annual icome of $1.5 million once the new tenants are in place.  Sears is currently in occupancy and paying rent as of the closing of the Apache Mall Loan.

The Borrower is permitted to perform the Sears Space Renovation without Lender’s consent provided, among other things, that (i)  the aggregate outstanding balance of accounts payable in connection with the Sears Renovation and any other alterations at the Apache Mall Property does not exceed $5,000,000 at any given time and (ii) GGP Limited Partnership delivers a completion guaranty with respect to any Sears Space Renovation that has commenced and is the responsibility of Borrower or an affiliate of Borrower.

The Property.  The Apache Mall Property consists of an enclosed, single-level regional mall located at 333 Apache Mall approximately two miles from downtown Rochester, Minnesota, which is approximately 75 miles southeast of Minneapolis, Minnesota. Anchors at the Apache Mall Property include Macy’s (anchor-owned and not part of the collateral), JCPenney, Sears, and Herberger’s. Mall shop space consists of approximately 80 stores totaling 201,857 sq. ft. inclusive of the food court and kiosks. The Apache Mall Collateral was 96.2% occupied as of the rent roll dated June 30, 2012 and the Apache Mall Property was 99.4% occupied as of the same date. The Apache Mall Collateral includes unimproved land used for 99 additional parking spaces and the storage of snow removal equipment. The land is owned by the State of Minnesota Department of Transportation and ground leased by the Borrower. The ground lease does not contain typical mortgagee protections or otherwise satisfy rating agency criteria for ground leases. The ground leased parcel is not material to the operation of the Apache Mall Collateral.

The Apache Mall Property opened in 1969 and has undergone numerous expansions and renovations. Significant additions include the Macy’s pad in 1972, a Sears and a food court with seating for 300 in 1992, and a 25,134 sq. ft. Barnes & Noble and a food court expansion with seating for more than 600 in 2002.

The Apache Mall Property is located at the intersection of Route 14 and Highway 52, which is a local north/south arterial that provides direct access to the “Twin Cities” of Minneapolis and Saint Paul. Regional access is provided by Interstate 90, which is approximately 13 miles southeast of the Apache Mall Property. The Apache Mall Property is located in Olmsted County, within the greater Northwestern Rochester area. Rochester is the State’s third largest city and is located approximately 75 miles southeast of the Twin Cities and is frequently ranked among the top ten livable cities in the United States. Rochester is home to the Mayo Clinic, which is located approximately two miles north of the Apache Mall Property and forms the core of Rochester’s economy. The Mayo Clinic employs over 30,000 people in the city and every year draws over 2 million visitors. The clinic’s many facilities, along with hotels, restaurants and retail stores, comprise nearly the entire downtown of Rochester. Excluding the state government, the Mayo Clinic is the largest employer in Minnesota. In addition, IBM’s Rochester campus is the world’s largest IBM facility. According to the appraisal, the Apache Mall Property’s trade area includes 180,422 people (within a 20 mile radius as of 2012) with an average household income of $75,857.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

The chart below details the Apache Mall Property’s tenancy by general type.

Apache Mall Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	T-12 4/30/2012 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (non-collateral)	162,790	NAP	NAP	NAP	NAP	NAP	NAP

Anchor Tenants (collateral)	320,202	54.1%	$3.61	11.6%	2.9	$146	2.9%
Major In-Line > 10,000 sq. ft.	58,416	9.9	$23.40	13.8	3.4	$243	8.5%
In-Line <10,000 sq. ft.	192,269	32.5	$34.06	65.9	3.5	$386	11.7%
Food Court	4,781	0.8	$102.15	4.9	5.1	$678	23.0%
Kiosk / Other	11,106	1.9	$34.32	3.8	7.5	$1,602	17.6%
Vacant	4,649	0.8	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)(5)	591,423	100.0%	$16.94	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through July 31, 2013 and percentage in lieu rent that was calculated based on T-12 4/30/2012 Total Sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost % is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 4/30/2012 Total Sales and contractual rent steps through July 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated June 30, 2012 but excluding tenant energy costs, all divided by the T-12 4/30/2012 Total Sales.

(4)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(5)	Total Net Rentable Area (Sq. Ft.) excludes non-collateral tenants.

The Market.    The Apache Mall Property is located in Rochester, Minnesota, within close proximity to Interstate 90 on Highway 52, approximately two miles south of the Rochester Central Business District.  The Apache Mall Property is considered a suburban location and is located approximately 75 miles southeast of Minneapolis.  Primary access is provided by Highway 52, Highway 14 and Interstate 90.  Highway 14 runs in an east/west direction, while Highway 52 intersects Interstate 92 and runs generally north/south through Rochester.

The area surrounding the Apache Mall Property consists of primarily commercial development along Highway 14. Gas stations, convenience stores and automotive uses are prevalent in the immediate area due to the accessibility of U.S. Highway 52. The remainder of the uses surrounding the Apache Mall Property are predominantly commercial with some industrial uses scattered throughout the area.  The Apache Mall Property is the primary shopping destination for southeastern Minnesota’s residents, with the trade area extending into northern Iowa and western Wisconsin.  Due to the lack of malls within the vicinity, the Apache Mall Property’s only immediate competition is discount retailers such as Walmart and Target and several power centers.

The Apache Mall Property is located in southeastern Minnesota in the Rochester Core Based Statistical Area (CBSA), which had a 2012 estimated population of approximately 189,536 residents. Between 2000 and 2012, the CBSA population expanded annually by 1.23% compared to 0.74% for the entire state over the same period. According to the appraisal, population growth in the CBSA is projected to increase 1.01% annually through 2017. The Apache Mall Property’s trade area within a 10- and 20-mile radius also experienced positive annual population growth over the period 2000-2012 at 1.46% and 1.36%, respectively. Through 2017, the populations within 10- and 20-mile radii are expected to continue to grow at 1.12%, and 1.08%, respectively.

Average household income for 2012 in the 10- and 20-mile radii equaled $79,101 and $75,857, respectively, compared to the Minnesota average of $70,291.  From 2000 to 2012, average household income within the same radii increased annually by 1.69% and 1.62%, respectively.  In the Apache Mall Property’s 10-mile radius, approximately 23% of the population has an average household income of $100,000 or more.

The Apache Mall Property is the only enclosed regional mall within 72 miles and as such is often the choice for many national retailers entering the Rochester market.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

The chart below details the Apache Mall Property’s competitive set.

Property	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Apache Mall Property	1969 / 2002	754,213	Macy’s JC Penney Sears	96.2%	Subject
Valley View Mall	1980 / 2001	625,000	Herberger’s JC Penney Macy’s	96.0%	72.0
Mall of America	1992 / 2005	2,770,000	Bloomingdale’s Macy’s Nordstrom	95.0%	75.0
Burnsville Center	1977 / 2001	1,100,000	Dick’s Sporting Goods JC Penney Macy’s	96.0%	75.0
(1)	Source: Appraisal.
(2)	Based on total mall GLA including any non-owned anchors.

The Apache Mall Property is a traditional shopping center with a wide mix of tenants. The potential trade area for the Apache Mall Property is defined by the location and drawing power of surrounding regional retail centers.  The nearest competitive malls to the Apache Mall Property are Valley View Mall, which is located 72 miles southeast of the Apache Mall Property, and Mall of America and Burnsville Center, which are located 75 miles northwest.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 5/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$8,347,883	$8,428,311	$8,372,471	$8,605,422	$14.55
Value of Vacant Space(3)	0	0	0	792,121	1.34
Rent Steps(4)	0	0	0	141,975	0.24
Percentage Rent(5)	469,562	503,271	514,256	605,612	1.02
Gross Potential Rent	$8,817,445	$8,931,582	$8,886,727	$10,145,129	$17.15
Total Recoveries	6,249,201	6,021,535	6,006,053	5,627,492	9.52
Total Other Income(6)	1,585,733	1,690,766	1,531,515	1,531,515	2.59
Less: Vacancy	21,456	13,241	11,386	(792,121)	(5.0%)
Effective Gross Income	$16,673,835	$16,657,124	$16,435,681	$16,512,015	$27.92
Total Operating Expenses	5,670,161	5,727,254	5,742,749	6,163,995	10.42
Net Operating Income	$11,003,673	$10,929,869	$10,692,932	$10,348,020	$17.50
TI/LC	0	0	0	451,465	0.76
Capital Expenditures	0	0	0	165,598	0.28
Net Cash Flow	$11,003,673	$10,929,869	$10,692,932	$9,730,956	$16.45
(1)	U/W Per Sq. Ft. based on total collateral sq. ft. of 591,423.
(2)	U/W Base Rent is based on the rent roll dated June 30, 2012.
(3)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the Rent Roll dated June 30, 2012 grossed up at the appraiser’s market rent conclusion for each respective space type.
(4)	U/W Rent Steps includes contractual rent increases through July 31, 2013.
(5)	UW Percentage Rent is based on breakpoints and % per the Rent Roll dated June 30, 2012 and T-12 4/30/2012 Total Sales.
(6)	Other rental income is based on T-12 April 30, 2012 and contains UW Non-Rental Income is based on T-12 April 30, 2012.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2010	2011	T-12 4/30/2012
JCPenney	$172	$178	$178
Sears	$102	$92	$92
Herberger’s	$174	$173	$171
(1) Based on historical sales statements provided by the Borrower.

Property Management. The Apache Mall Property is self-managed.

Lockbox / Cash Management.  The Apache Mall Loan is structured with a hard lockbox and springing cash management. Active cash management is triggered upon the DSCR falling below 1.20x (a “Low DSCR Trigger Event”). All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower or (ii) certain bankruptcy events relating to the Borrower or the Sponsor (a “Cash Sweep Event”).

Initial Reserves. None.

Ongoing Reserves. During the continuation of a Low DSCR Trigger Event or a Cash Sweep Event, the Apache Mall Loan documents require monthly escrows to be deposited in the amount of (i) $179,216 into a tax reserve account, (ii) $6,034 into an insurance reserve account, (iii) $13,799 into a capital expenditure/replacement reserve account, (iv) $22,602 into a TI/LC reserve account and (v) 1/12th of the annual ground rent into a ground rent reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The Apache Mall Loan documents permit future mezzanine debt subject to the satisfaction of certain conditions including, among other things (i) the LTV on the combined indebtedness is not greater than 66.7%, (ii) the DSCR on the combined indebtedness is at least 1.65x.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Red Lobster
Barnes & Noble
Arby's
Sbarro
A&W All American Food
Subway
Gold Buyers at the Mall
Orange Julius/ Karmelkorn
Herberger's
Express
Buckle
Justice
Gap/ GapKids
Lady Foot Locker
Ritz Camera
Zales Jewelers
Rogers & Hollands Jewelers
Fred Meyer Jewelers
Christopher & Banks
Cold Stone Creamery
Claire's
Macy's
Sears
Piercing Pagoda
J. Jill
Kitchen Collection
Coldwater Creek
Champs Sports
Abercrombie & Fitch
Forever 21
Swarovski
Coach
Crazy 8
Best Buy Mobile
Bath & Body Works
Aerie
Vanity
Victoria's Secret
Kay Jewelers
Caribou Coffee
Northwoods Candy Emporium
Lids
Aeropostale
Tradehome
American Eagle Outfitters
The Children's Place
Motherhood Maternity
Hallmark
Foot Locker
Wet Seal
New York & Company
Payless Shoesource
C J Banks
Cost Cutters
Zumiez
Maurices
Men's Wearhouse
Spencer Gifts
Love from Minnesota
Sleep Number by Select Comfort
GNC
Cut Above Home
Radioshack
Auntie Anne's
Applebee's
Vacant
Huhot
City Looks Salon & Spa
JCPenney
Associated Bank (Outparcel)

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Apache Mall
333 Apache Mall
Rochester, MN 55902
Minneapolis 81 miles
Northwest Rochester
Zumbro R.
55th St. NW
W. Circle Dr.
Second Frank Canine Park
Lincolnshire Park
Northern Hills Golf Course
Hawthorne Hills Park
48th St. NE
Roy Watson Youth Sports Complex
Foster Arend Park
41st St. NW
Maplewood Square
37th St. NW
IBM - Rochester Facility
Valleyhigh Rd.
Viking Hills
West River Pkwy.
E. Circle Dr.
Viola Rd.
Emerald Hills Park
Emerald Hills
Woodside Park
OLMSTED COUNTY
Valleyhigh Dr.
Elton Hills Dr.
Northern Heights Park
National Volleyball Center
19th St. NW
Minnesota Children's Museum of Rochester
Parkwood Hills Park
Silver Creek Rd.
14th St. NW
14th St. NE
7th St. NW
Rochester
Silver Lake
Silver Lake Park
Cascade Lake Park
7th St. NW
Rochester Methodist Hospital
Federal Medical Center - Rochester
Miracle Mile Shopping Ctr.
Mayo Clinic
Olmsted Medical Ctr. Hospital
Collegeview Rd.
St. Mary's Hospital
2nd St. SW
Univ. of Minnesota Rochester
Meadow Lakes Golf Club
Downtown Rochester
Rochester Community & Technical College
6th St. SW
6 1/2 St. SE
Plummer House
Soldiers Field Park
Soldiers Field Golf Course
Silver Park
Eastwood Golf Club
History Center of Olmsted County
12th St. SW
Bear Creek Park
Olmsted County Fairgrounds
Salem Rd. SW
Bamber Lake
16th St. SW
McQuillan Fields
Lake George
Rochester Armory
Marion Rd.
Meadow Park
Mayowood Lake
Mayowood Rd.
20th St. SW
Mayowood Mansion
Zumbro River
Slatterly Park
Bamber Valley Rd.
Broadway Commons Shopping Ctr.
40th St. SW
Shoppes on Maine
48th St. SW
Willow Creek Golf Course
Willow Creek Reservoir
Keller State Wildlife Management Area
Oak Summit Golf Course
County Road 16
Rochester International Airport
North Branch
Rice Lake
Otsego
Coon Rapids
Forest Lake
Maple Grove
New Richmond
Minneapolis
St. Paul
Stillwater
Bloomington
Woodbury
Chippewa Falls
Eau Claire
Menomonie
Eden Prairie
Eagan
Apple Valley
Hastings
Lakeville
Farmington
Red Wing
WISCONSIN
Northfield
MINNESOTA
Rochester
Winona
Waseca
Owatonna
La Crosse
St. Charles
Stewartville
Albert Lea
Austin
IOWA
Decorah

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Mortgage Loan Information			Property Information
Loan Seller:	KeyBank National Association		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Mixed Use – Retail / Office
Sponsor:	Retail Properties of America, Inc.		Collateral:	Fee Simple
Borrower:	Inland Reisterstown SPE I, L.L.C.		Location:	Baltimore, MD
	Inland Reisterstown SPE II, L.L.C.		Year Built / Renovated:	1961 / 2004
Original Balance:	$46,250,000		Total Sq. Ft.:	798,697
Cut-off Date Balance:	$46,250,000		Total Collateral Sq. Ft.(4):	660,408
% by Initial UPB:	4.3%		Property Management:	RPAI US Management LLC
Interest Rate:	5.2500%		Underwritten NOI:	$5,551,770
Payment Date:	1st of each month		Underwritten NCF:	$4,641,810
First Payment Date:	August 1, 2012		Appraised Value:	$79,000,000
Maturity Date:	June 1, 2022		Appraisal Date:	May 24, 2012
Amortization:	Interest only for 60 months;
	360 months thereafter		Historical NOI
Additional Debt:	None		Most Recent NOI:	$5,416,525 (T-12 June 30, 2012)
Call Protection:	L(25), YM1(91), O(3)		2nd Most Recent NOI:	$4,950,727 (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing		3rd Most Recent NOI:	$5,036,489 (December 31, 2010)

Reserves(1)			Historical Occupancy(5)
	Initial	Monthly	Most Recent Occupancy:	94.5% (August 23, 2012)
Taxes:	$0	Springing	2nd Most Recent Occupancy:	93.7% (December 31, 2011)
Insurance:	$0	Springing	3rd Most Recent Occupancy:	84.1% (December 31, 2010)
Replacement:	$0	$0	4th Most Recent Occupancy:	82.3% (December 31, 2009)
Rollover Reserve:	$0	Springing
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Based on Total Collateral Sq. Ft. of 660,408.
(3)   As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and NCF DSCR are 2.26x and 1.89x, respectively.
(4)   Excludes the Home Depot and five smaller pad sites, all of which comprise the Borrower’s leased fee interests in the relative parcels.
(5)   Based upon Total Sq. Ft. of 798,697. Most Recent Occupancy based on Total Collateral Sq. Ft. is 93.4%. Prior to renovation in 2011, which included a complete retrofit of the Shopper’s World and Big Lot’s spaces, the subject had a Total Sq. Ft. of 796,799.

State Rollover Reserve:	$400,000	Springing
CAM Holdback Reserve:	$608,000	$0
Rent Holdback Reserve:	$93,400	$0
Dept. of Public Safety	$0	Springing
Rollover Reserve:
Home Depot Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft. (2):		$70
Balloon Balance / Sq. Ft.(2):		$65
Cut-off Date LTV:		58.5%
Balloon LTV:		54.3%
Underwritten NOI DSCR(3):		1.81x
Underwritten NCF DSCR:		1.51x
Underwritten NOI Debt Yield:		12.0%
Underwritten NCF Debt Yield:		10.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Tenant Summary
Leased Fee Tenants (Non-Collateral)	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.	U/W Annual Base Rent Per Sq. Ft.(2)	% of Annual U/W Base Rent(3)	Lease Expiration	2011 Total Sales (000s)	Sales Per Sq. Ft. (4)	Occupancy Cost (% of Sales)
Home Depot(5)	A-/A3/A-	115,289	14.4%	$5.20	7.1%	1/31/2033	NAV	NAV	NAV
Other (5 pads)(6)	Various	23,000	2.9	$20.14	5.5	Various	NAV	NAV	NAV
Subtotal		138,289	17.3%	$7.69	12.7%

Retail Anchor Tenants
Burlington Coat Factory	NR/Caa1/B-	60,000	7.5%	$4.75	3.4%	1/31/2017	$5,068	$84	10.1%
Giant Foods	NR/NR/NR	59,064	7.4	$17.50	12.3	7/31/2029	$29,325	$496	4.3%
Shopper’s World(7)	NR/NR/NR	53,040	6.6	$7.85	5.0	1/31/2022	NAV	NAV	NAV
Big Lots(8)	NR/NR/BBB	38,089	4.8	$7.35	3.3	1/31/2022	NAV	NAV	NAV
Marshalls	NR/A3/A	28,500	3.6	$10.00	3.4	4/30/2016	$5,802	$204	8.0%
Subtotal		238,693	29.9%	$9.64	27.4%		NAP	NAP	NAP

Retail Other (49 tenants)	Various	141,041	17.7%	$16.30	27.4%	Various	$11,084	$158	15.7%
Retail Vacant	NAP	42,168	5.3	NAP	NAP	NAP	NAP	NAP	NAP
Retail Total/Wtd. Avg.(9)		560,191	70.1%	$12.11	67.4%		NAP	NAP	NAP

Major Office Tenants
Department of Public Safety(10)(11)	AAA/Aaa/AAA	130,766	16.4%	$11.04	17.2%	12/31/2021	NAP	NAP	NAP
Department of Mental Health(10)(12)	AAA/Aaa/AAA	23,250	2.9	$12.50	3.5	10/31/2012	NAP	NAP	NAP
Board of Nursing(10)(12)	AAA/Aaa/AAA	15,232	1.9	$12.95	2.3	9/30/2020	NAP	NAP	NAP
Baltimore City Community College(10)(13)	AAA/Aaa/AAA	15,186	1.9	$12.50	2.3	6/30/2022	NAP	NAP	NAP
Social Security Administration(14)	AAA/Aaa/AA+	14,885	1.9	$12.00	2.1	7/1/2013	NAP	NAP	NAP
Subtotal		199,319	25.0%	$11.54	27.4%		NAP	NAP	NAP

Office Other	Various	37,503	4.7%	$11.73	5.2%	Various	NAP	NAP	NAP
Office Vacant	NAP	1,684	0.2	NAP	NAP	NAP	NAP	NAP	NAP
Office Total/Wtd. Avg.(9)		238,506	29.9%	$11.57	32.6%		NAP	NAP	NAP

Total/Wtd. Avg.(9)		798,697	100.0%	$11.90	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent Per Sq. Ft. includes contractual rent steps through December 31, 2012.
(3)	Percentage of Annual U/W Base Rent is based on total occupied underwritten base rent of $8,239,897.
(4)	Sales Per Sq. Ft. are based on YE 2011 sales figures. Retail Other tenant figures include comparable tenants < 10,000 sq. ft.
(5)
Tenant has the option to adjust the base rent to $1 per year with a lump sum payment of $6.5 million (“Adjusted Payment”). If tenant exercises such option, the Adjusted Payment shall be held as additional collateral for the loan until the loan is repaid in full.

(6)	Other leased fee tenants include Kentucky Fried Chicken, Applebee’s, Wendy’s, Checker’s and Panda Express.
(7)
Shopper’s World has not provided a full year of sales information.  If during the 37th-48th month of the lease, tenant’s gross sales do not equal or exceed $4.5 million ($85 per sq. ft.), or if during the 61st-72nd month of the lease tenant’s gross sales do not equal or exceed $5 million ($94 per sq. ft.), then tenant shall have a one-time right to terminate the lease, by delivering notice to landlord 60 days following the end of the applicable measuring period during which sales thresholds were not met.  Termination will be effective on the date that is 180 days following the end of the measurement period.  The earliest date tenant could terminate lease is 1/27/2016.

(8)
Big Lots has not provided a full year of sales information. If tenant’s gross sales during the period from 2/1/2017 through 1/31/2018 do not exceed $4.75MM ($125/sq.ft.), the tenant may terminate the lease by delivering notice no later than 4/30/2018. The lease shall terminate six (6) months from the date of notice.

(9)	Weighted average U/W Annual Base Rent per sq. ft. is based on total occupied sq. ft. and does not include ground lease tenants.
(10)	Leases are executed by the State of Maryland.
(11)
The lease allows the State of Maryland to cancel the lease for any reason after the third lease year with 12 months notice.  If cancellation notice is given, lender will require monthly escrow of $108,334/month during the 12 month notice period.  At termination lender will have collected $1,300,000 ($10 per sq. ft.).

(12)	The lease allows the State of Maryland to terminate the lease at any time.
(13)	The lease allows the State of Maryland to cancel the lease for any reason after the 36th month of the lease term, with 12 months prior written notice.
(14)	The lease allows the United States government to terminate the lease at any time.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	11	18,537	2.8%	18,537	2.8%	$16.40	4.1%	4.1%
2012	4	30,625	4.6	49,162	7.4%	$12.67	5.3	9.4%
2013	18	51,842	7.8	101,004	15.3%	$15.68	11.1	20.5%
2014	8	30,119	4.6	131,123	19.9%	$14.29	5.9	26.4%
2015	5	18,272	2.8	149,395	22.6%	$16.81	4.2	30.6%
2016	2	29,550	4.5	178,945	27.1%	$10.43	4.2	34.8%
2017	7	78,464	11.9	257,409	39.0%	$8.72	9.3	44.1%
2018	2	8,104	1.2	265,513	40.2%	$18.98	2.1	46.2%
2019	0	0	0.0	265,513	40.2%	$0.00	0.0	46.2%
2020	2	35,124	5.3	300,637	45.5%	$12.28	5.9	52.1%
2021	2	150,540	22.8	451,177	68.3%	$10.62	21.8	73.8%
2022	3	106,315	16.1	557,492	84.4%	$8.34	12.1	85.9%
Thereafter	1	59,064	8.9	616,556	93.4%	$17.50	14.1	100.0%
Vacant	NAP	43,852	6.6	660,408	100.0%	NAP	NAP
Total / Wtd. Avg.	65	660,408	100.0%			$11.91	100.0%

 The Loan.  The Reisterstown Road Plaza loan (the “Reisterstown Road Plaza Loan”) is a $46.25 million ($70 per collateral sq. ft.) fixed rate loan with a Maryland indemnity deed of trust structure. Pursuant to a payment guaranty, the Reisterstown Road Plaza Loan is guaranteed by the owners of the 660,408, excluding the leased fee properties, sq. ft. retail and office plaza located in Baltimore, Maryland (the “Reisterstown Road Plaza Property”). The payment guaranty is secured by the owners’ fee simple interest in the Reisterstown Road Plaza Property. The $46.25 million first mortgage loan has a term of 119 months, an initial interest only period of 60 months and amortizes on a 30-year schedule. The Reisterstown Road Plaza Loan accrues interest at a fixed rate equal to 5.2500%. Loan proceeds were used to recapitalize a portion of a principal payment to the Sponsor’s unsecured line of credit, fund upfront reserves totaling $1.10 million, and pay closing costs and fees of $124,438. The Borrower acquired the ownership interest in the Reisterstown Road Plaza Property in 2004 for a reported total cost of $97.49 million ($147.62 per collateral sq. ft.). Based on the “as-is” appraised value of $79 million as of May 24, 2012, the cut-off date LTV is 58.5%.

The Borrower / Sponsors.  The borrowers for the Reisterstown Road Plaza Loan, Inland Reisterstown SPE I, L.L.C. and Inland Reisterstown SPE II, L.L.C. (individually and collectively, the “Borrower”), are each single purpose limited liability companies structured to be bankruptcy remote, with two independent directors in each such entity’s organizational structure. The owners of the Reisterstown Road Plaza Property, Reisterstown Plaza Associates, LLC, a Maryland limited liability company, and RRP Hecht, LLC, a Maryland limited liability company (individually and collectively, the “Owner”) are each single purpose limited liability companies structured to be bankruptcy remote, with two independent directors in each such entity’s organizational structure. Owner Reisterstown Plaza Associates, LLC is the sole member of Borrower Inland Reisterstown SPE I, L.L.C. and Owner RRP Hecht, LLC is the sole member of Borrower Inland Reisterstown SPE II, L.L.C. The sole member of each Owner is the Sponsor, Retail Properties of America, Inc., a Maryland corporation (the “Sponsor”), that is the non-recourse carve-out guarantor for the Reisterstown Road Plaza Loan. Retail Properties of America, Inc., formerly known as Inland Western Retail Real Estate Trust, Inc., was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers and single-user net lease properties. The company is a fully-integrated, self-administered and self-managed real estate company that owns and operates high quality, strategically located shopping centers and single-user retail properties. Retail Properties of America, Inc. is one of the largest owner/operators of shopping centers in the United States. As of March 31, 2012, their portfolio consisted of 258 properties with approximately 34.6 million sq. ft. of gross leasable area (“GLA”), geographically diversified across 35 states. The retail portfolio was 91.0% leased, including leases signed but not commenced, to approximately 1,500 tenants. The portfolio includes power centers (45% of GLA), community/neighborhood centers (36% of GLA), lifestyle centers (9% of GLA), and single-user retail properties (10% of GLA). On April 11, 2012, Retail Properties of America, Inc. closed on a public offering of 36.57 million shares of common stock, raising $292.6 million in gross proceeds. This transaction also resulted in the listing of the company’s class A common stock on the NYSE under the symbol “RPAI”. As of August 24, 2012, RPAI had a total market capitalization of $2.48 billion.

The Property.  The Reisterstown Road Plaza Property is a 798,697 sq. ft. mixed use, anchored retail and office property. It was constructed as an open-air retail shopping center in 1961, and later converted to an enclosed regional mall in the 1970’s. In several stages between 1980 and 2003 the property was converted to its current use. In 2003, parts of the north side of the Reisterstown Road Plaza Property were gutted and demolished to accommodate Marshalls and Giant Foods. Most recently in 2011, the Sponsor completed $2.3 million of improvements refitting the space now occupied by Shopper’s World and Big Lots. The Reisterstown Road

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Plaza Property currently includes a total collateral net rentable area (“NRA”) of 660,408 sq. ft., a pad site that is ground leased to Home Depot (115,289 sq. ft. owned by the tenant) and five pad sites ground leased to Applebee’s, Checker’s, KFC, Panda Express, and Wendy’s (23,000 sq. ft. in aggregate owned by the tenants). Retail space comprises 421,902 sq. ft. (63.9% of NRA) and office space comprises 238,506 sq. ft. (36.1% of NRA). Retail anchor tenants include: Burlington Coat Factory (60,000 sq. ft.), Giant Foods (59,064 sq. ft.), Shopper’s World (53,040 sq. ft.), and Big Lots (38,089 sq. ft.). Retail junior anchors include: Marshalls (28,500 sq. ft.), Modell’s Sporting Goods (19,892 sq. ft.), and Fitness Evolution (18,084 sq. ft.). Additionally, there are several national in-line tenants including: Bank of America (5,250 sq. ft.), Payless Shoes (4,985 sq. ft.), Foot Locker (3,000 sq. ft.), and M&T Bank (2,593 sq. ft.). The State of Maryland, rated AAA/Aaa/AAA by Fitch/Moody’s/S&P, leases 217,325 sq. ft. of office space (32.9% of NRA) at the Reisterstown Road Plaza Property under seven separate leases. The Reisterstown Road Plaza Property owned collateral was 93.4% occupied as of the rent roll dated August 23, 2012.

The Reisterstown Road Plaza Property is located on Reisterstown Road in the northwest portion of the metropolitan area of Baltimore, Maryland, approximately 2.5 miles southeast of the I-695 and Reisterstown Road interchange, and 8.5 miles from the Baltimore CBD.  Interstate 83, which runs north from the Baltimore CBD, is located approximately 3 miles east of the subject property.  The subject property is located directly north of the Reisterstown Plaza Metro Station and is serviced by four MTA local bus services, which have stops at the property along Reisterstown Road.  Per the appraisal, approximately 4,300 businesses and over 39,000 daytime employees are estimated to be located within the 3-mile radius market area of the Reisterstown Road Plaza Property.

In January 2012, construction began on a 538,000 sq. ft. office complex which will house the Social Security Administration (“SSA”).  The SSA will sign a 20-year lease on the 11-acre campus, which is situated directly opposite the Reisterstown Plaza Metro Station, directly south of the Reisterstown Road Plaza Property.  The facility will feature two buildings, five and seven stories respectively, and include a parking garage.  According to the City of Baltimore, the facility will be home to up to 2,300 employees, which will be relocated from their current facility in West Baltimore. The project is expected to be delivered in 2014.

The Market.    The Reisterstown Road Plaza Property is located in Baltimore, Maryland. Baltimore is Maryland’s largest city and economic hub. The Baltimore MSA’s population for 2012 is estimated to be over 2.7 million.  With its central location on the East Coast of the United States, Baltimore is easily accessible via 6 interstates, rail through Penn Station Baltimore, air via BWI Airport, and water.

The Baltimore Retail MSA contains 131,151,738 sq. ft. of space within 10,620 buildings. Vacancy as of Q1 2012, was 5.7%, down .5% from Q1 2011. The market rental rate as of Q1 2012 was $18.10 per sq. ft, up $0.14 per sq ft from Q1 2011 which represents a 1% increase. Net absorption was positive at 217,939 sq. ft. in Q1 2012, up from net negative absorption of 25,034 sq. ft. in Q1 2011.

The Reisterstown Road Plaza Property is located in the Baltimore City West Retail Market and the Baltimore Northwest Retail Submarket. The Baltimore City West Retail Market contains 944 buildings totaling 7,117,190 sq. ft. Q1 2012 vacancy was 4.5%, down 2.4% from Q1 2011. The average rental rate was $13.99 per sq. ft in Q1 2012, which is down $0.61 from Q1 2011. The Baltimore Northwest Retail Submarket contains 551 buildings totaling 4,564,455 sq. ft.  Vacancy was 3.6% and the average rental rate was $15.77 per sq. ft. as of Q1 2012.

The Baltimore Office Market contains 128,750,398 sq. ft. within 5,947 buildings. As of Q1 2012, the vacancy rate was 12.3%, and rental rates were $21.28 per sq. ft. Net absorption has been consecutively positive over the last three quarters with Q1 2012 a positive 297,694 sq. ft. with 264,401 sq. ft. of new space coming online. There are 2,613 class B buildings containing 61,081,972 sq. ft. and reported Q1 2012 vacancy at 11.3% and rental rates at $19.87 per sq. ft.

The Reisterstown Road Plaza Property is located in the Baltimore City West Office Market and the Baltimore Northwest Office Submarket. The Baltimore City West Office Market is comprised of 7,014,849 sq. ft. within 292 office buildings. Vacancy as of Q1 2012 was 13.4%, and rental rates were $19.03 per sq. ft. The Baltimore Northwest Office Submarket is comprised of 4,021,972 sq. ft. within 193 office buildings. Vacancy and rental rates for class B properties in the Baltimore Northwest Office Submarket as of Q1 2012 were 5.8% and $21.23 per sq. ft. respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

The table below shows the Reisterstown Road Plaza Property’s vacancy rate and asking rents in comparison to its direct competitors in the submarket.

Summary of Comparable Retail Properties(1)
Building	Year Built / Year Renovated	Size (Sq. Ft.)	% Leased	Asking Rent (Net) Per Sq. Ft. (2)	Class
Reisterstown Road Plaza Property	1961 / 2004	421,902	90%	$20.09	NAP
Mondawmin Mall	1956 / 1982	800,563	89%	$15.00-20.00	NAP
Northwest Plaza	1974/ NAV	219,977	100%	$16.00-18.00	NAP
Fallstaff Center	1961 / NAV	92,983	100%	$12.00-18.00	NAP
Patterson Village	1970 / NAV	37,500	100%	$15.00-20.00	NAP
Total / Wtd. Avg.(3)		1,151,023
(1)	Source: Appraisal, with the exception of the Reisterstown Road Plaza Property which is taken from the rent roll.
(2)	Asking Rent (Net) Per Sq. Ft. quoted on a NNN basis for shop space. For the Reisterstown Road Plaza Property, asking rents reflective of tenants < 10,000 sq. ft. per rent roll.
(3)	Total / Wtd. Avg. excludes the Reisterstown Road Plaza Property.

Summary of Comparable Office Properties(1)
Building	Year Built / Year Renovated	Size (Sq. Ft.)	% Leased	Asking Rent (Net) Per. Sq. Ft.	Class
Reisterstown Road Plaza Property	1961 / 2004	238,506	99%	$11.57 modified gross	B
Pikesville Plaza Building	1977 / 1996, 2011	70,000	89%	$16.00 modified gross	B
Beacham Square	1971 / NAV	92,983	79%	$19.75 full service	B
Seton Business Park	1988 / NAV	62,610	70%	$11.95 NNN	B
Blue Ocean Plaza	1963 / NAV	38,000	33%	$12.00-17.50 NNN	C
Bedford Square	1985 / NAV	26,654	89%	$17.00 modified gross	B
Total / Wtd. Avg.(2)		290,247
(1)	Source: Appraisal, with the exception of the Reisterstown Road Plaza Property which is taken from the rent roll.
(2)	Total / Wtd. Avg. excludes the Reisterstown Road Plaza Property.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 6/30/2012	U/W	U/W Per Sq. Ft.(2)
Base Rent(1)	$7,828,581	$7,761,232	$7,820,347	$8,401,552	$12.72
Value of Vacant Space	0	0	0	776,487	1.18
Gross Potential Rent	$7,828,581	$7,761,232	$7,820,347	$9,178,039	$13.90
Total Recoveries	1,681,162	1,699,676	1,824,102	1,740,540	2.64
Total Other Income(3)	426,778	371,688	413,753	215,885	0.33
Less: Vacancy	0	0	0	(1,356,333)	(12.2%)
Effective Gross Income	$9,936,521	$9,832,596	$10,058,202	$9,778,131	$14.81
Total Operating Expenses	4,900,032	4,881,869	4,641,677	4,226,361	6.40
Net Operating Income	$5,036,489	$4,950,727	$5,416,525	$5,551,770	$8.41
TI/LC	0	0	0	663,435	1.00
Capital Expenditures	0	0	0	246,525	0.37
Net Cash Flow	$5,036,489	$4,950,727	$5,416,525	$4,641,810	$7.03
(1)	U/W Base Rent includes contractual rent steps of $5,780 taken through December 31, 2012.
(2)	U/W Per Sq. Ft. based on collateral sq. ft. of 660,408.
(3)	Other Income includes kiosk rental income, specialty income from vending and parking contracts and percentage rent.

Property Management.  The Reisterstown Road Plaza Property is managed by RPAI US Management LLC, an affiliate of the Borrower.

Lockbox / Cash Management.  The Reisterstown Road Plaza Loan is structured with a hard lockbox and springing cash management. Active cash management and a full sweep of excess cash flow are triggered upon any of the following: (i) the DSCR falls below 1.15x based on trailing 3 months of gross income from operations annualized and 12 months of operating expenses assuming a 30-year

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

amortization, (ii) bankruptcy or insolvency of the Borrower, the property manager or the Owner, or (iii) an event of default under the Reisterstown Road Plaza Loan. Upon the occurrence of certain conditions specified in the Reisterstown Road Plaza loan documents, the excess cash flow sweep and active cash management will terminate until the occurrence of another trigger event.

Initial Reserves.  At closing, the Borrower deposited (i) $93,400 into a reserve to be held until the Borrower delivers an estoppel certificate from a specified tenant certifying that the rent abatement period for such tenant has expired, (ii) $400,000 into a rollover reserve (the “State Rollover Reserve”) which funds are to be used to pay rollover costs with respect to any replacement leases for space currently leased to State of Maryland tenants, (iii) $608,000 into a reserve to be held until the Borrower delivers an estoppel certificate from a specified tenant certifying eliminating the exception for overpayment of common area maintenance charges.

Ongoing Reserves.  On a monthly basis, the Borrower is required to deposit reserves as follows: (i) if either (a) the DSCR falls below 1.20x based on a trailing 3 month period, assuming a 30-year amortization schedule, (b) an event of default occurs, or (c) the Borrower fails to deliver paid tax receipts on or prior to the date taxes are due, 1/12th of the expected annual taxes into a tax reserve account provided, if a tenant occupies an entire tax parcel, the Borrower shall not be obligated to fund 1/12th of expected annual taxes with respect to that tax parcel as long as (a) no event of default occurs, (b) such tenant’s lease is in full force and effect and (c) Borrower delivers evidence that tenant is paying the taxes, (ii) there is no monthly insurance reserve if blanket insurance is in place for the property, provided, however if either (a) any notice of cancellation, termination, or lapse of any insurance coverage is received, (b) any cancellation, termination, or lapse of any insurance coverage occurs whether or not any notice is issued, (c) the Borrower or Owner does not deliver evidence of insurance coverages, or (d) the occurrence of any event of default, 1/12th of the expected insurance premiums into an insurance reserve account, (iii) if the DSCR falls below 1.40x based on a trailing 3 month period, assuming a 30-year amortization, $54,836 into a general rollover reserve, which reserve is capped at $1,843,200, but is subject to replenishment, (iv) if the balance in the State Rollover Reserve falls below $400,000, $50,000 into the State Rollover Reserve until the balance in the State Rollover Reserve is restored to $400,000, and (v) if the Department of Public Safety provides notice of its intention to terminate its lease, $108,334 into a rollover reserve to be used to pay rollover costs with respect to any replacement lease for such tenant’s space, which reserve is capped at $1,300,000. If the Home Depot exercises its rental option pursuant to its lease by payment to Owner or Borrower of the required $6.5 million adjustment payment (the “Home Depot Payment”), Owner or Borrower shall, within one business day of receipt of the Home Depot Payment, deposit the Home Depot Payment with Lender, to be held by Lender as additional security for the Loan. Funds shall be released after the debt has been paid in full, and shall be paid to Owner.

Current Mezzanine or Subordinate Interest.  None.

Future Mezzanine or Subordinate Indebtedness.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Home Depot
Wendy's
MEZZANINE LEVEL
Dept of Public Safety
Pick A Pretzel
Osaka Japan
New Evergreen Cafe
Burgundy Park Seafood
Sausage Plus
Thai Delight
SECOND LEVEL (INTERIOR RETAIL)
Board of Nursing
Juvenile Justice
Board of Nursing
Vacant
Sprint
Park West Medical Center
Fitness Evolution
Burlington Coat Factory
GROUND LEVEL
Department of Health
Modell's
Vacant
Panda Express
Vital Records
Dollar City
Injury Treatment Center of Maryland
Steak Builder
Mall Sports
New Directions Barber Shop
M&T Bank
Convenience Corner
MD Speedy Tag & Title
An Angel's Touch
Total Health Center
K's Alterations
Vogue Hair Supply
Power Gamer
The Great Cookie
Subway
Shoe City
Perfumery
Rent-A-Center
Sally Beauty Supply
The Avenue
Bank of America
Leather & More
Time and More
Chic Nails
Fashion Accessories
Square Circle
Custard Happiness
Marshalls
Baltimore City Community College
Dept of Public Safety
Social Security Administration
Giant Foods
Shopper's World
Big Lots
GROUND LEVEL
SECOND LEVEL
Dept of Public Safety
RPAI US Management
Dept of Public Safety
Baltimore City Community College
THIRD LEVEL
Dept of Public Safety
KFC
Taco Bell
Long John Silver
A&W
Checkers
Applebee's

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Reisterstown Road Plaza
6500 Reisterstown Road
Baltimore, MD 21215
Baltimore
Garrison
Pikesville
Randallstown
Lochearn
Milford Mill
Woodlawn
Towson
Towson University
Greater Baltimore Medical Center
St. Joseph Medical Center
Robert E. Lee Park
Lake Roland
Green Spring Valley Hunt Country Club
Woodholme Country Club
Suburban Club of Baltimore
Baltimore Beltway
OLD COURT
Cheswolde
Mount Saint Agnes College
Mt. Washington Pediatric Hospital
Mount Washington
Glen
Homeland
Roland Park
Cylburn Arboretum
Pimlico Race Course
Sinai Hospital of Baltimore
College of Notre Dame of Maryland
Baltimore Polytechnic Institute
Villa Nova Park
REISTERSTOWN PLAZA
Reisterstown Station
METRO SUBWAY
ROGERS AVENUE
Arlington
Cylburn
Guilford
Medfield
Powder Mill Run Park
West Arlington
WEST COLD SPRING
Woodberry
Jones Falls Expwy
Hampden
Wyman Park
Johns Hopkins University
Ashburton
Druid Hill Park
Druid Lake
BALTIMORE COUNTY
Gwynn Oak Park
Howard Park
Forest Park Golf Course
Community College of Baltimore
MONDAWMIN
Mondawmin Mall
Windsor Hills
Kernan Hospital
Coppin State University
Security Square Mall
Wakefield
PENN-NORTH
UPTON/AVENUE MARKET
PENN STATION
Leakin Park
Gwynns Falls Park
STATE CTR./CULTURAL CTR.
Cultural Center
Edmondson
WEST BALTIMORE
Downtown
LEXINGTON MARKET
CHARLES CENTER
SHOT TOWER
Inner Harbor
Convention Center
CAMDEN STATION
Oriole Park at Camden Yards
Federal Hill
M & T Bank Stadium
Yale Heights
Carroll Park
Carroll Park Golf Course
MARC TRAIN PENN LINE
MARC TRAIN CAMDEN LINE
Westport
Morrell Park
Patapsco River
Arbutus
Riverside Park
Baltimore-Washington Intl. Airport 9 miles
Bel Air
Reisterstown
Cockeysville
Owings Mills
Carney
Parkville
Perry Hall
Joppatowne
Edgewood
White Marsh
Middle River
Rosedale
Essex
Dundalk
Ellicott City
Catonsville
Columbia
Elkridge
Glen Burnie
Riviera Beach
Savage
Severn
Laurel
Odenton
Arnold
Chesapeake Bay

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Ronald B. Russ and Jeffrey S. Gould		Collateral:	Fee Simple
Borrower:	RJFP LLC		Location:	El Centro, CA
Original Balance:	$45,000,000		Year Built / Renovated:	2007 / NAP
Cut-off Date Balance:	$44,907,541		Total Sq. Ft.:	362,400
% by Initial UPB:	4.2%		Property Management:	Russ Group, Inc.
Interest Rate:	5.1520%		Underwritten NOI:	$4,383,310
Payment Date:	6th of each month		Underwritten NCF:	$4,078,950
First Payment Date:	August 6, 2012		Appraised Value:	$63,900,000
Maturity Date:	July 6, 2022		Appraisal Date:	April 16, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(26), D(92), O(2)		Most Recent NOI:	$4,147,358 (T-12 March 31, 2012)
Lockbox / Cash Management:	Hard / In Place		2nd Most Recent NOI:	$4,121,205 (December 31, 2011)
			3rd Most Recent NOI:	$3,960,026 (December 31, 2010)
Reserves (1)
Initial		Monthly	Historical Occupancy (5)
Taxes:	$256,924	$42,821	Most Recent Occupancy:	92.9% (July 31, 2012)
Insurance:	$20,471	$6,824	2nd Most Recent Occupancy:	83.1% (December 31, 2011)
Replacement:	$0	$4,530	3rd Most Recent Occupancy:	83.1% (December 31, 2010)
Deferred Maintenance:	$135,695	NAP	4th Most Recent Occupancy:	81.2% (December 31, 2009)
TI/LC(2):	$1,041,875	$20,833
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   The TI/LC reserve is subject to a $1,500,000 cap and is required to be replenished at a rate of $20,833 per month if reduced below the cap.
(3)   $818,750 of the $1,000,000 Olive Garden Lease Holdback funded at closing by Olive Garden will be released to borrower imminently as a fully executed lease deemed acceptable to lender was delivered.
(4)   A full cash sweep will commence in January 2018 and funds collected will be deposited into the 2019 Rollover Reserve Fund until a cap of $1,300,000 is met. The Borrower has the option to post an acceptable letter of credit in the amount of $1,300,000 in lieu of a cash flow sweep.
(5)   Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower.

Olive Garden Lease
Holdback(3):	$181,250	NAP
2019 Rollover Reserve (4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$124
Balloon Balance / Sq. Ft.:	$103
Cut-off Date LTV:	70.3%
Balloon LTV:	58.2%
Underwritten NOI DSCR:	1.49x
Underwritten NCF DSCR:	1.38x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	9.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

Anchor and Major Tenant Summary
Anchor & Junior Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.	U/W Annual Base Rent Per Sq. Ft.	% of Owned U/W Base Rent	Lease Expiration	12/31/2011 Total Sales (000s)	Sales Per Sq. Ft.	Occupancy Cost (% of Sales)
Burlington Coat Factory	NR/Caa1/B-	76,450	21.1%	$13.00	21.3%	1/31/2019	NAP	NAP	NAP
Marshalls	NR/A3/A	33,000	9.1	$9.50	6.7	8/31/2018	$8,948	$271	3.5%
Ross Dress for Less	NR/NR/BBB+	30,187	8.3	$13.10	8.5	1/31/2019	$22,000	$729(2)	NAP
Best Buy	BB+/Baa2/BB+	30,000	8.3	$15.25	9.8	1/31/2018	$22,500	$750(2)	NAP
Bed Bath & Beyond	NR/NR/BBB+	28,000	7.7	$11.00	6.6	1/31/2024	NAP	NAP	NAP
Michaels	NR/Caa1/B	21,360	5.9	$13.00	6.0	9/30/2018	$5,500	$257(2)	NAP
Staples	BBB/Baa2/BBB	20,388	5.6	$13.00	5.7	9/30/2023	NAP	NAP	NAP
dd’s Discounts	NR/NR/BBB+	20,032	5.5	$9.00	3.9	1/31/2023	NAP	NAP	NAP
DSW	NR/NR/NR	20,000	5.5	$18.00	7.7	1/31/2019	NAP	NAP	NAP
Old Navy	BBB-/Baa3/BB+	17,192	4.7	$16.50	6.1	9/30/2018	$3,841	$223	7.4%
Petco	NR/Caa1/B	15,283	4.2	$18.00	5.9	1/31/2019	NAP	NAP	NAP
Subtotal / Wtd. Avg.		311,892	86.1%	$13.18	88.1%			NAP	NAP

In-line	NAP	13,737	3.8%	$26.46	7.8%	Various	NAP	NAP	NAP
Pad	NAP	10,989	3.0	$17.29	4.1	Various	NAP	NAP	NAP
Vacant	NAP	25,782	7.1	NAP	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.		362,400	100.0%	$13.85	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Tenants are not required to report sales. The figures listed are estimates provided by tenants.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	0.0%
2012	0	0	0.0	0	0.0%	$0	0	0.0%
2013	1	3,017	0.8	3,017	0.8%	$30.83	2.0	2.0%
2014	1	7,220	2.0	10,237	2.8%	$22.92	3.5	5.5%
2015	1	3,500	1.0	13,737	3.8%	$30.00	2.3	7.8%
2016	0	0	0.0	13,737	3.8%	$0.0	0	7.8%
2017	0	0	0.0	13,737	3.8%	$0.0	0	7.8%
2018	4	101,552	28.0	115,289	31.8%	$13.12	28.6	36.4%
2019	4	141,920	39.2	257,209	71.0%	$14.26	43.4	79.8%
2020	0	0	0.0	257,209	71.0%	$0.0	0	79.8%
2021	0	0	0.0	257,209	71.0%	$0.0	0	79.8%
2022	1	7,537	2.1	264,746	73.1%	$15.92	2.6	82.3%
Thereafter	4	71,872	19.8	336,618	92.9%	$11.46	17.7	100.0%
Vacant	NAP	25,782	7.1	362,400	100.0%	NAP	NAP
Total / Wtd. Avg.	16	362,400	100.0%			$13.85	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps for Best Buy and Décor N’ More.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan. The Plaza at Imperial Valley loan (the “Plaza at Imperial Valley Loan”) is a $45.0 million, fixed rate loan secured by the Borrower’s fee simple interest in a 362,400 sq. ft. (the “Plaza at Imperial Valley Collateral”) shopping center located at 2903 South Dogwood Road, El Centro, California (the “Plaza at Imperial Valley Property”). The Plaza at Imperial Valley Property is anchored by Burlington Coat Factory and includes Marshalls, Ross Dress for Less, Best Buy, Bed, Bath & Beyond, Michaels, Staples, dd’s Discounts and DSW as junior anchors each representing 20,000 sq. ft. or more.  The Plaza at Imperial Valley Loan has a 10-year term and amortizes on a 30-year schedule.  The Plaza at Imperial Valley Loan accrues interest at a fixed rate equal to 5.1520%.  Loan proceeds were used to refinance an existing loan with a discounted pay off balance of $55.0 million.  The Borrower contributed a total of $12.98 million at loan closing, which was comprised of approximately $10.0 million to pay off the existing debt, $2.45 million to fund upfront reserves and approximately $0.53 million in closing costs and fees.  Based on the “As-Is” appraised value of $63.9 million for the Plaza at Imperial Valley Property as of April 16, 2012, the Cut-off Date LTV for the Plaza at Imperial Valley Loan is 70.3%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

The Borrower / Sponsor. The Borrower is RJFP LLC, a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The Borrower is indirectly wholly owned by Ronald B. Russ and Jeffrey S. Gould (the “Sponsors”).  Mr. Gould has been involved in commercial real estate since 1985 and reports a schedule of real estate assets owned with a combined market value of $144.2 million.  Mr. Russ is the president of The Russ Group, Inc. which he founded in 1987.  Mr. Russ provided a schedule of real estate assets owned with a combined market value of $157.3 million.  The Plaza at Imperial Valley Property is managed by Russ Group, Inc., an affiliate of the Sponsors.  The Sponsors are the non-recourse carveout guarantors for the Plaza at Imperial Valley Loan.

The Property. The Plaza at Imperial Valley Property is a 362,400 sq. ft. retail center located in El Centro, California.  The Plaza at Imperial Valley Property was originally developed in 2007 at an approximate total cost of $71.2 million.  The Plaza at Imperial Valley Property is currently 92.9% leased to 16 tenants, the majority of which are big box or national retailers.  The Plaza at Imperial Valley Property has experienced recent leasing as the last major space has been leased to dd’s Discounts for 20,032 sq. ft. dd’s Discounts opened on 6/21/12 and is paying rent. Olive Garden, which plans to take occupancy by the 4th Quarter 2012 recently signed a 30-year ground lease for 7,537 sq. ft. of space.  A $1.0 million Olive Garden Lease Holdback was held back at closing, $818,750 of which will be released to Borrower when a fully executed lease deemed acceptable to lender is delivered.

Four tenants at the Plaza at Imperial Valley Property report sales, all of which shown have shown an increase in performance.  Marshall’s sales over the past three years have increased from $219 per sq. ft.  to $271 per sq. ft.; current occupancy cost is 3.5%; Old Navy’s sales over the past three years have increased from $188 per sq. ft. to $223 per sq. ft.; current occupancy cost is 7.4%;  Décor N’ More’s sales over the past two years have increased from $245 per sq. ft.  to $270 per sq. ft.; current occupancy cost is 8.5%;  Burger King reported sales for the lease year ended June 30, 2011 were $246 per sq. ft.; current occupancy cost is 8.2%.

The chart below details the Plaza at Imperial Valley Property’s tenancy by general type.

Plaza at Imperial Valley Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft. (1)	% of Total U/W Base Rent	Average Remaining Lease Term (Yrs)	Sales Per Sq. Ft.	Occupancy Cost %
Anchor Tenants	76,450	21.1%	$13.00	21.3%	6.4	NAP	NAP
Junior Anchor Tenants	235,442	65.0	$13.24	66.8	7.5	NAP	NAP
In-Line	13,737	3.8	$26.46	7.8	2.0	NAP	NAP
Pad	10,989	3.0	$17.29	4.1	17.8	NAP	NAP
Vacant	25,782	7.1	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg. (1)	362,400	100.0%	$13.85	100.0%
(1)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

The Market.  The Plaza at Imperial Valley Property is located in El Centro, California, the largest city in Imperial County, California.  El Centro is approximately 115 miles east of San Diego and 110 miles south of Palm Springs. Imperial County includes the communities of Brawley, El Centro, Calexico, Imperial, Holtville, and Westmoreland. The Plaza at Imperial Valley Property is situated approximately 11 miles southeast of the Imperial County Airport and 7 miles north of the Calexico International Airport. Primary access to the Plaza at Imperial Valley Property is provided by Interstate 8 and Route 111. Interstate 8 extends in an east/west direction from San Diego to the west to Arizona to the east. Route 111 extends to the Mexican border and is approximately 10 miles south of the Plaza at Imperial Valley Property.

As of July 2011, Imperial County’s total population was 178,169. This is expected to increase by 2.5% annually or by 49.6% to 283,693 by 2030. The Government is the largest employer, employing approximately 40% of the total nonfarm employees, and is forecasted to remain the leading employer through 2018. According to the Center for the Continuing Study of the California Economy, Imperial County exhibited the highest growth in California in total personal income between 2000 and 2010 at 73%. The bulk of the growth is attributed to its location near the Mexican border. Cross-border goods and services accounts for 85% of the county’s taxable sales and $70 million is generated monthly by cross border shopping.

According to the appraisal, Imperial County had an inventory of 5.6 million sq. ft. of retail space as of year-end 2011. Inventory increased by 9.6% over the past few years, primarily due to the delivery of the recently completed space at the Plaza at Imperial Valley Property. As a result, market vacancy has increased from 6.3% in 2008 to 12.3% in 2011. During 1Q 2012, vacancy remained at 12.3%, although the 4-year average vacancy was 8.8%. Asking rental rates were $14.76 per sq. ft. ($1.23 per sq. ft. per month). Currently, the Plaza at Imperial Valley Property benefits from being the only power center in the local market. Additionally, dd’s Discounts and Olive Garden are considered below market by the appraisal due to the fact that the Borrower did not provide tenant improvements. Average

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

In place rents at the Plaza at Imperial Valley Property are $13.85 per sq. ft. ($1.15 per sq. ft. per month) which are in line with the average of the market rents at the Property of $13.80 per sq. ft. ($1.15 per sq. ft. per month).

The chart below details the Plaza at Imperial Valley Property’s competitive set.

Competitive Property Summary(1)
Property		Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %	Proximity (miles)
	Owner
Plaza at Imperial Valley Property	RJFP LLC	2007 / NAP	362,400	Burlington Coat Factory	93%	Subject
Imperial Valley Mall	CBL & Associates Properties, Inc.	2005 / NAP	761,275	Dillard’s, Cinemark, JC Penney, Macys, Sears	96%	1.2
Imperial Valley Commons	CBL & Associates Properties, Inc.	2012 / NAP	385,000	Kohl’s	In lease-up	3.4
(1)	Source: Appraisal and CoStar, excluding Proximity (miles).

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009(1)	12/31/2010(1)	12/31/2011(1)	T-12 3/31/2012	U/W (2)(3)	U/W Per Sq. Ft.
Base Rent	$4,081,908	$4,221,690	$4,326,039	$4,341,272	$5,282,330	$14.58
Gross Potential Rent	$4,081,908	$4,221,690	$4,326,039	$4,341,272	$5,282,330	$14.58
Total Recoveries	794,575	671,309	826,750	869,832	936,470	2.58
Less: Vacancy	0				(685,391)	11.0%
Effective Gross Income	$4,876,483	$4,892,999	$5,152,789	$5,211,104	$5,533,410	$15.27
Total Operating Expenses	1,265,609	932,973	1,031,584	1,063,746	1,150,100	3.17
Net Operating Income	$3,610,874	$3,960,026	$4,121,205	$4,147,358	$4,383,310	$12.10
TI/LC	0	0	0	33,960	250,000	0.69
Capital Expenditures	0	0	0	0	54,360	0.15
Net Cash Flow	$3,610,874	$3,960,026	$4,121,205	$4,113,398	$4,078,950	$11.26
(1)	Base Rent includes other income of $23,582 for 2009, $2,728 for 2010, ($424) for 2011 and $7 for 2012.
(2)
For purposes of our underwriting, 25,782 Sq. Ft. of vacant retail in-line shop space has been grossed up to a market rent of $24.00 per Sq. Ft which is below the appraiser’s estimate of $27.00 Per Sq. Ft for this space type.  This has been subsequently taken out via a vacancy adjustment.

(3)	U/W is higher than T-12 as of 3/31/2012 primarily due to the inclusion of rent from dd’s Discounts and Olive Garden which are new tenants.

Property Management. The Plaza at Imperial Valley Mall Property is managed by the Russ Group, Inc, a Borrower affiliate.  The Russ Group, Inc. was founded in September 1987 and has developed, managed and leased in excess of 7 million sq. ft. of retail real estate throughout the United States.  The Russ Group currently manages fifteen properties in seven states consisting of approximately 2 million sq. ft.

Lockbox / Cash Management.    The Plaza at Imperial Valley Loan is structured with a hard lockbox and in-place cash management. All excess cash flow will be swept into a lender controlled account upon the occurrence of one of the following events: (i) DSCR falls below 1.15x or (ii) an event of default occurs under the Plaza at Imperial Valley Loan documents.

Initial Reserves.    At loan closing, the Borrower deposited (i) $256,924 into the tax reserve account, (ii) $20,471 into an insurance reserve account, (iii) $1,041,875 into a TI/LC reserve, (iv) $1,000,000 into a holdback of which $818,750 will be released to Borrower imminently as a fully executed lease deemed acceptable to lender was delivered, and (v) $135,695 into the deferred maintenance reserve.

Ongoing Reserves.    On a monthly basis, the Borrower is in initially required to deposit reserves of (i) $42,821 into a tax reserve account, (ii) $6,824 into an insurance reserve account, (iii) $20,833 into a TI/LC reserve account, and (iv) $4,530 into a replacement reserve account.

The TI/LC reserve is subject to a cap of $1,500,000, which is required to be replenished at the monthly rate of $20,833 per month.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

A full cash sweep will commence in January 2018 and funds collected will be deposited into the 2019 Rollover Reserve Fund until a cap of $1,300,000 is met.  The Borrower has the option to post an acceptable letter of credit in the amount of $1,300,000 in lieu of a cash flow sweep.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

Partial Release. The Borrower may obtain the release of a vacant non-income producing outparcel without any prepayment of the Plaza at Imperial Valley Loan or release fee so long as no Event of Default has occurred and is continuing and other conditions as set forth in the loan documents.  The outparcel was not included for purposes of the appraised value of the Plaza at Imperial Valley Property stated herein.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

Plaza at Imperial Valley
2903 South Dogwood Road
El Centro, CA 92243
Imperial County Airport
Imperial
Palm Springs 105 miles
Huston Rd.
Aten Rd.
Cruickshank Rd.
McConnell Rd.
IMPERIAL COUNTY
Lincoln Ave.
Hackleman Rd.
North Park
N. 8th St.
La Brucherie Rd.
Swarthout Field
Dogwood Rd.
Cooley Rd.
Old Highway 111
Evan Hewes Hwy.
Main St.
Valley Plaza Shopping Center
Orange Ave.
El Centro
West Park
Imperial Ave.
S. 4th St.
Stark Field
Nichols Rd.
Austin Rd.
Bowker Rd.
Ross Rd.
El Centro Regional Medical Ctr.
Bucklin Park
Desert Gardens Park
San Diego 109 miles
Yuma, AZ 56 miles
Broken Spoke Country Club
Danenberg Rd.
Chick Rd.
Horne Rd.
Imperial Valley Mall
McCabe Rd.
Imperial County Sherrif's Office
Imperial County Public Administration
Clark Rd.
Pitzer Rd.
Correll Rd.
Heber
Heber Rd.
Fawcett Rd.
Meadows Rd.
Jasper Rd.
Cole Rd.
Camacho Rd.
Kloke Rd.
Calexico
San Diego State Univ. Imperial Valley Campus
Nosotros Little League Field
Calexico International Airport
Mexicali, MX 2 miles
86
111
8
98
NEVADA
Las Vegas
North Las Vegas
Henderson
Boulder City
Mesquite
Ridgecrest
CALIFORNIA
Barstow
Kingman
Flagstaff
Sedona
Prescott
Lake Havasu City
MOJAVE DESERT
San Bernardino
Los Angeles
Riverside
Palm Springs
ARIZONA
Scottsdale
Glendale
Mesa
Phoenix
Chandler
Blythe
Oceanside
Carlsbad
Poway
El Cajon
El Centro
San Diego
Chula Vista
Yuma
Casa Grande
Tijuana
Mexicali
Pacific Ocean
Ensenada
BAJA CALIFORNIA NORTE
SONORA
SONORAN DESERT
U.S. MEXICO
Puerto Peñasco

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail - Anchored
Sponsor:	Schottenstein Realty LLC		Collateral:	Fee Simple / Leasehold
Borrower:	JLP-Chesapeake, LLC		Location:	Chesapeake, VA
	JLP-MWL Chesapeake LLC		Year Built / Renovated:	1990 / NAP
Original Balance:	$40,500,000		Total Sq. Ft.:	350,958
Cut-off Date Balance:	$40,435,106		Property Management:	Schottenstein Property Group LLC
% by Initial UPB:	3.7%		Underwritten NOI:	$4,161,523
Interest Rate:	4.7800%		Underwritten NCF:	$3,941,087
Payment Date:	6th of each month		Appraised Value:	$57,200,000
First Payment Date:	September 6, 2012		Appraisal Date:	June 15, 2012
Maturity Date:	August 6, 2022
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$4,012,373 (T-12 April 30, 2012)
Call Protection:	L(25), D(90), O(5)		2nd Most Recent NOI:	$3,962,039 (December 31, 2011)
Lockbox / Cash Management:	Springing Hard / Springing		3rd Most Recent NOI:	$3,655,641 (December 31, 2010)

Reserves(1)			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	99.4% (June 6, 2012)
Taxes:	$0	Springing	2nd Most Recent Occupancy:	97.8% (December 31, 2011)
Insurance:	$0	Springing	3rd Most Recent Occupancy:	96.1% (December 31, 2010)
Replacement:	$0	Springing	(1) See “Initial Reserves” and “Ongoing Reserves” herein.
TI/LC:	$0	Springing
ASF TI/LC Reserve:	$0	Springing
DSW TI/LC Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$115
Balloon Balance / Sq. Ft.:		$86
Cut-off Date LTV:		70.7%
Balloon LTV:		52.5%
Underwritten NOI DSCR:		1.50x
Underwritten NCF DSCR:		1.42x
Underwritten NOI Debt Yield:		10.3%
Underwritten NCF Debt Yield:		9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(2)	% of U/W Base Rent(2)(3)	Lease Expiration	2011 Total Sales (000s)	Sales Per Sq. Ft.(4)	Occupancy Cost (% of Sales)(4)(5)
Anchor Tenants
American Signature Furniture	NR/NR/NR	55,548	15.8%	$9.00	10.7%	4/30/2016	$8,696	$157	7.3%
DSW	NR/NR/NR	36,575	10.4	$13.00	10.2	7/31/2016	$4,998	$137	11.3%
Ross Dress for Less	NR/NR/BBB+	30,187	8.6	$9.50	6.1	1/31/2018	NAV	NAV	NAV
TJ Maxx	NR/A3/A	30,000	8.5	$8.50	5.5	10/31/2017	$6,950	$232	4.2%
Marshalls	NR/A3/A	27,000	7.7	$8.35	4.8	1/31/2017	$5,678	$210	5.4%
Office Depot	NR/Caa1/B-	26,884	7.7	$9.25	5.3	11/30/2012	NAV	NAV	NAV
Subtotal/Wtd. Avg.		206,194	58.8%	$9.66	42.6%		NAV	NAV	NAV

Major In-Line Tenants
Greenbrier Buffet	NR/NR/NR	10,000	2.8%	$12.50	2.7%	10/31/2019	NAV	NAV	NAV
Subtotal/Wtd. Avg.		10,000	2.8%	$12.50	2.7%		NAV	NAV	NAV

Other(6)	Various	132,764	37.8%	$19.23	54.7%	Various	$6,353	$213	9.6%
Vacant	NAP	2,000	0.6	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.(7)		350,958	100.0%	$13.38	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include contractual rent steps through June 30, 2013 as well as percentage in lieu rent that was calculated based on YE 2011 sales.
(3)	% of U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(4)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on YE 2011 total sales figures.
(5)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of contractual rent steps through June 30, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated June 6, 2012 but excluding tenant energy costs, all divided by the YE 2011 total sales.

(6)	Other Tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than 10,000 sq. ft. that reported both YE 2010 and YE 2011 total sales.
(7)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 348,958 and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	2	9,977	2.8%	9,977	2.8%	$1.20	0.3%	0.3%
2012	5	36,484	10.4	46,461	13.2%	$12.35	9.7	9.9%
2013	6	16,223	4.6	62,684	17.9%	$22.92	8.0	17.9%
2014	6	14,226	4.1	76,910	21.9%	$19.90	6.1	23.9%
2015	5	17,600	5.0	94,510	26.9%	$20.16	7.6	31.5%
2016	11	119,742	34.1	214,252	61.0%	$13.25	34.0	65.5%
2017	7	71,429	20.4	285,681	81.4%	$11.38	17.4	82.9%
2018	1	30,187	8.6	315,868	90.0%	$9.50	6.1	89.0%
2019	1	10,000	2.8	325,868	92.9%	$12.50	2.7	91.7%
2020	2	5,000	1.4	330,868	94.3%	$21.96	2.4	94.1%
2021	1	7,550	2.2	338,418	96.4%	$11.67	1.9	96.0%
2022	2	10,540	3.0	348,958	99.4%	$17.88	4.0	100.0%
Thereafter	0	0	0.0	348,958	99.4%	$0.00	0.0	100.0%
Vacant	NAP	2,000	0.6	350,958	100.0%	NAP	NAP
Total / Wtd. Avg.	49	350,958	100.0%			$13.38	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through June 30, 2013.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan.  The Crossways Shopping Center loan (the “Crossways Shopping Center Loan”) is a $40.5 million fixed rate loan secured by the JLP Borrower’s (defined below) both fee and leasehold interests in the full 350,958 sq ft. suburban power center located at 1412 Greenbrier Parkway in Chesapeake, Virginia (the “Crossways Shopping Center Property”) and the MWL Borrower’s (defined below) interest in a lease, as tenant, with JLP Borrower as landlord, with respect to a portion of the Crossways Shopping Center Property formerly occupied by Montgomery Ward (the “MW Lease Space”). Major national tenants at the Crossways Shopping Center Property include American Signature Furniture, DSW, Ross Dress for Less, TJ Maxx, Marshalls and Office Depot. The $40.5 million first mortgage loan has a 10-year term. The Crossways Shopping Center Loan accrues interest at a fixed rate equal to 4.7800% and amortizes on a 25-year schedule.

The Crossways Shopping Center Loan proceeds were used to refinance existing debt of approximately $18.6 million, pay closing costs of approximately $580,018, and return equity to the sponsors of approximately $21.9 million. Based on the appraised value of $57.2 million as of June 15, 2012, the cut-off date LTV is 70.7%.

The Borrower / Sponsor.  The borrowers, JLP-Chesapeake, LLC (the “JLP Borrower”) and JLP-MWL Chesapeake LLC (the “MWL Borrower,” and together with JLP Borrower, the “Borrower”), each of which are affiliated entities, are single purpose Delaware limited liability companies structured to be bankruptcy-remote, each with one independent director in its organizational structure. The sponsor of the Borrower and the non-recourse carveout guarantor is Schottenstein Realty LLC (the “Sponsor”). The Sponsor is owned and controlled by the Schottenstein family, which has extensive experience in the retail and real estate industries. The Sponsor is an owner, operator, acquirer and redeveloper of power/big box, community and neighborhood shopping centers predominantly anchored by national retailers in major population centers throughout the United States. Schottenstein Realty LLC also provides management, leasing, and construction services to affiliated companies as well as third parties. As of December 31, 2011, Schottenstein Realty LLC reportedly owned properties and interests in joint ventures in 26 states, as follows: 87 retail properties with approximately 10.1 million sq. ft. of gross leasable area, 10 office/industrial properties with approximately 4.5 million sq. ft. of gross leasable area, 3 undeveloped land parcels and joint venture interests in 51 unconsolidated retail properties with approximately 6.9 million sq. ft. of gross leasable area, plus an investment in a real estate investment fund. The Borrower is affiliated with the borrower under the Pine Island loan, a mortgage loan in the UBSB 2012-C3 mortgage pool with a cut-off date balance of $6,289,905.

The Property.  The Crossways Shopping Center Property consists of six buildings located at 1412 Greenbrier Parkway in Chesapeake, Virginia, in the Greenbrier Section of the city of Chesapeake, a suburban location within the Hampton Roads area. Major tenants at the Crossways Shopping Center Property include American Signature Furniture, DSW, Ross Dress for Less, TJ Maxx, Marshalls and Office Depot. American Signature Furniture and DSW are borrower-affiliated companies. As of the June 6, 2012 rent roll, the Crossways Shopping Center Property was 99.4% occupied. The Borrower reportedly purchased the Crossways Shopping Center Property in 2000 for $26.4 million and has since reportedly invested $5.3 million in capital improvements and leasing expenses.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

The Crossways Shopping Center Property is situated along Greenbrier Parkway, a major thoroughfare and primary retail corridor within the area. Primary access to the Crossways Shopping Center Property is provided by Interstate Highway 64, which connects with Richmond and Interstate 95 about 80 miles east as well as Battlefield Boulevard, Greenbrier Parkway and Interstate Highway 464. Most areas of Chesapeake, Norfolk, and Virginia Beach are less than 20 miles from the Crossways Shopping Center Property. Newport News is located approximately 33 miles to the northwest and the Norfolk International Airport is about ten miles to the north. The immediate neighborhood consists of a mixture of commercial and residential development including CBL’s Greenbrier Mall, a 900,000 sq. ft. regional mall anchored by Dillard’s, JC Penney, Macy’s and Sears, located directly across the street from the Crossways Shopping Center Property. Traditionally, the region’s dominant industries have been the military, shipbuilding/repair, local government, and healthcare. Within the past decade the region has experienced growth in financial firms, distribution companies, telemarketing and customer service operations. According to a Hampton Roads publication, companies are drawn to this area by reasonable wage rates, a large labor pool, inexpensive land, the Port of Hampton Roads, and the limited influence of labor unions. Eighteen publicly traded corporations, the world’s largest naval base, the Port of Virginia, and numerous internationally known tourist attractions are all located in the Hampton Roads area.

The chart below details the Crossways Shopping Center Property’s tenancy by general type.

Crossways Shopping Center Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	YE 2011 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants	206,194	58.8%	$9.66	42.6%	3.8	NAV	NAV
Major In-Line	10,000	2.8	$12.50	2.7	7.2	NAV	NAV
In-Line	132,764	37.8	$19.23	54.7	3.2	$213	9.6%
Vacant	2,000	0.6	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	350,958	100.0%	$13.38	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through June 30, 2013 as well as percentage in lieu rent that was calculated based on YE 2011 sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost % is calculated as the sum of (i) underwritten base rent and contractual rent steps through June 30, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated June 6, 2012 but excluding tenant energy costs, all divided by the YE 2011 total sales.

(4)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

The Market.  The Crossways Shopping Center Property is located in the Greenbrier Section of the city of Chesapeake and is bounded by Military Highway to the north, Kempsville Road to the south, Centerville Turnpike to the east, and North Battlefield Boulevard to the west. The region is commonly referred to as Hampton Roads. Hampton Roads has a comprehensive and efficient transportation system, including Interstate 64, which extends east-to-west through Virginia and provides access to the principal north-south interstates of I-95 and I-85.  Other major thoroughfares in the area include U.S. Routes 58, 60 and 460, which travel east-west, and U.S. Routes 13 and 17, which travel north-south. In addition to a comprehensive transportation system, Hampton Roads is the Mid-Atlantic terminus for two major railroad corporations, the Norfolk-Southern Railroad and CSX Transportation, Inc., which together connect industrial centers in nine states. There are two international airports in Hampton Roads, Norfolk International Airport, which is ranked as the 75th largest airport in the U.S. and is served by 5 major airlines, and Newport News-Williamsburg International Airport. Also in Hampton Roads is the eighth most active U.S. port, the Port of Virginia, which provides a wide range of international trade and commodity services.

The area surrounding the Crossways Shopping Center Property consists of a mixture of commercial and residential development including Greenbrier Mall, a 900,000 sq. ft. regional mall anchored by Dillard’s JC Penney, Macy’s and Sears that is located directly across the street from the Crossways Shopping Center Property. Additional retail properties, including large big-box stores, small free standing structures, convenience stores, automotive service facilities, car dealerships, and restaurants are concentrated along Greenbrier Parkway as well as along the major secondary roads, Crossways Boulevard and Eden Way.

The Crossways Shopping Center Property is located in the city of Chesapeake, Virginia and is within the Norfolk-Newport News-Virginia Beach Statistical Market Area. In the past decade, the population and number of households have grown with estimated 2012 populations of 6,443, 93,204, and 200,437 within the 1-, 3-, and 5-mile radii, respectively. The 2012 estimated average household income is reportedly $77,971, $64,629, and $66,351 within the 1-, 3-, and 5-mile radii, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

The chart below details the Crossways Shopping Center Property’s competitive set.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA (sq. ft.)	Major Tenants	Occupancy %(2)	Proximity (miles)
Crossways Shopping Center Property	1990 / NAP	350,958	American Signature Furniture, DSW, Ross Dress for Less	99.4%	Subject
Atlantic Commons	2006 / NAP	63,639	Food Lion, Rite Aid	93.3%	3.9
1437 Sams Drive	2002 / NAP	47,594	Detox Spa, Premier Soccer	80.4%	2.4
517 Kempsville Road	1983 / NAP	29,213	Broken Egg Bistro, Fu Shing Lin, Halos Hot Dogs	86.4%	2.9

Knells Ridge Square	2000 / NAP	30,160	Sign A Rama, T & N Nails	83.7%	3.2
Crossways Center	1991 / NAP	152,697	Supervalu, U.S. Coast Guard Commissionary, Michael’s	100.0%	0.5
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Based on total GLA including any non-owned anchors.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 4/30/2012	U/W	U/W Per Sq. Ft.
Base Rent(1)	$4,350,802	$4,499,057	$4,547,818	$4,591,556	$13.08
Value of Vacant Space(2)	0	0	0	46,000	0.13
Rent Steps(3)	0	0	0	78,148	0.22
Percentage Rent(4)	16,634	22,216	22,888	0	0.00
Gross Potential Rent	$4,367,436	$4,521,273	$4,570,706	$4,715,704	$13.44
Total Recoveries	713,837	739,694	774,834	835,320	2.38
Less: Vacancy	(197,836)	(114,118)	(121,208)	(277,551)	(5.0%)
Effective Gross Income	$4,883,437	$5,146,849	$5,224,332	$5,273,473	$15.03
Total Operating Expenses	1,227,796	1,184,810	1,211,959	1,111,950	3.17
Net Operating Income	$3,655,641	$3,962,039	$4,012,373	$4,161,523	$11.86
TI/LC	0	0	0	167,792	0.48
Capital Expenditures	0	0	0	52,644	0.15
Net Cash Flow	$3,655,641	$3,962,039	$4,012,373	$3,941,087	$11.23
(1)	U/W Base Rent is based on the rent roll dated June 6, 2012.
(2)	U/W Value of Vacant Space is based on vacant sq. ft. as of the rent roll dated June 6, 2012 grossed up at the appraiser’s market rent conclusion for each respective space type.
(3)	U/W Rent Steps includes contractual rent increases through June 30, 2013.
(4)	Historically, Percentage Rent represents new and renewal tenants that have opted to pay percentage rent instead of base rent.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2009	2010	2011
American Signature Furniture	$167	$158	$157
DSW	$111	$132	$137
TJ Maxx	$207	$223	$232
Marshalls	$205	$203	$210
(1)	Historical Sales Per Sq. Ft. shown in the table above is based on historical sales statements provided by the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

Property Management.  The Crossways Shopping Center Property is managed by Schottenstein Property Group LLC, an affiliate of the Borrower.

Lockbox / Cash Management The Crossways Shopping Center Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox and cash management is required during the occurrence and continuation of any of the following: (i) an event of default, (ii) a bankruptcy event of the Borrower, the Sponsor or the property manager, (iii) if the Borrower or Sponsor fails to deliver the ASF Deposit or the DSW Deposit (each as defined below) or (iv) in the event that (1) one or more Schottenstein Family Members (as defined in the loan agreement), (2) trusts of which such Schottenstein Family Members are sole beneficiaries or entities which are owned and controlled by such Schottenstein Family Members or (3) a private or public REIT sponsored and controlled by such Schottenstein Family Members no longer owns, directly or indirectly, at least 51% of the Borrower or no longer controls the Borrower (collectively, a “Cash Management Trigger Event”). However, if in-place cash management is the result of clause (iv) above and such transfer is made in accordance with the Crossways Shopping Center Loan documents and certain other conditions set forth in the Crossways Shopping Center Loan documents are satisfied, all sums in the lockbox will be remitted to the Borrower until the occurrence of a subsequent Cash Management Trigger Event or if the DSCR falls below 1.20x. In addition, all excess cash will be swept into a lender controlled account upon the occurrence of (i), (ii) or (iii) or, if after the occurrence of the trigger in (iv) above, the DSCR falls below 1.10x (collectively, a “Cash Sweep Event”).

Initial Reserves.  None.

Ongoing Reserves.  In event that the Borrower fails to timely pay all taxes or fails to renew all insurance policies, or if a Cash Management Trigger Event exists, the Crossways Shopping Center Loan documents require monthly escrows for taxes and insurance. During such time as a Cash Management Trigger Event exists, the Crossways Shopping Center Loan documents require monthly escrows for replacement reserves, not to exceed $150,000, and TI/LCs, not to exceed $700,000. The Borrower will be required to deposit $600,000 into an American Signature Furniture TI/LC reserve or post a $600,000 letter of credit (“ASF Deposit”) upon the occurrence of an “ASF Trigger Event”, which occurs if ASF: (i) provides notice it will not extend or renew its lease or fails to provide notice under the terms of its lease, (ii) is in default beyond the cure periods specified in its lease, (iii) is in bankruptcy or insolvent, or (iv) goes dark, vacates, ceases to occupy or discontinues operations of the leased premises. The Borrower will be required to deposit $400,000 into a DSW TI/LC reserve or post a $400,000 letter of credit (“DSW Deposit”) upon the occurrence of a “DSW Trigger Event”, which occurs if DSW: (i) provides notice it will not extend or renew its lease or it fails to provide notice under the terms of its lease, (ii) is in default beyond the cure periods specified in its lease, (iii) is in bankruptcy or insolvent, or (iv) goes dark, vacates, ceases to occupy or discontinues operations of the leased premises.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

Crossways Shopping Center
1412 Greenbrier Parkway
Chesapeake, VA 23320
Norfolk Naval Air Station
Craney Island US Naval Reservation
Little Creek Naval Amphibious Base
Norfolk Botanical Garden
Norfolk International Airport
Hampton Roads Beltway
Old Dominion University
Lakewood Park
Virginia Zoo in Norfolk
Lake Wright Golf Course
Cypress Point Country Club
Virginia Wesleyan College
Elizabeth River
Norfolk
Sentara Norfolk General Hospital
Chrysler Museum of Art
Eastern VA Medical School
Norfolk Scope
MacArthur Center
Norfolk State University
JANAF Shopping Yard
The Gallery at Military Circle
Pembroke Mall
The Town Center of Virginia Beach
Sandler Ctr. for the Performing Arts
Naval Medical Center
Harbor Park Stadium
Virginia Beach Expwy
Mt. Trashmore Park
Portsmouth
Virginia Beach
Norfolk Naval Shipyard
Bide-A-Wee Golf Course
Regent University
Kempsriver Crossing
Lake James
Lake Christopher
Chesapeake Crossing
Greenbrier Mall
Greenbrier Market Center
Battlefield Boulevard Shopping Ctr.
Greenbrier Country Club
City View District Park
Stumpy Lake Golf Course
Honey Bee Golf Club
Stumpy Lake
Battlefield Shoppes
Chesapeake
Hampton Roads
Beltway
Chesapeake General Hospital
Woodford Square
Chesapeake City Park
Chesapeake Expwy
Albemarle Chesapeake Canal
Fentress Naval Auxiliary Field
South Branch
Elizabeth R.
Lafayette R.
Military Hwy
Greenwood Dr
Victory Blvd
High St
Ohio St
Indian River Rd
Providence Rd
Ferrell Pkwy
Independence Blvd
Princess Anne Rd
Virginia Beach Blvd
Haygood Rd
Volvo Pkwy
Great Bridge Blvd
Butts Station Rd
Kempsville Rd
Mt. Pleasant Rd
Etheridge Manor Blvd
Battlefield Blvd S
Johnstown Rd
Centerville Tpke
Greenbrier Pkwy
Bainbridge Blvd
Dominion Blvd S
Newport News
Hampton
Poquoson
Chesapeake Bay
Atlantic Ocean
Smithfield
Suffolk

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

49000 Denton Road Belleville, MI 48111	Collateral Asset Summary Providence at Harbour Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 71.8% 1.62x 12.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

49000 Denton Road Belleville, MI 48111	Collateral Asset Summary Providence at Harbour Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 71.8% 1.62x 12.5%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Multifamily-Conventional
Sponsor:	Allen Gross and Square Mile		Collateral:	Fee Simple
	Partners LP		Location:	Belleville, MI
Borrower:	Harbour Detroit Square, LLC and		Year Built / Renovated:	1970 – 1974 / NAP
	Harbour Detroit Square II, LLC		Total Units:	1,112
Original Balance:	$37,000,000		Property Management:	GFI Management Services, Inc.
Cut-off Date Balance:	$37,000,000		Underwritten NOI:	$4,625,481
% by Initial UPB:	3.4%		Underwritten NCF:	$4,236,281
Interest Rate:	5.1050%		Appraised Value:	$51,500,000
Payment Date:	6th of each month		Appraisal Date:	May 15, 2012
First Payment Date:	July 6, 2012
Maturity Date:	June 6, 2022		Historical NOI
Amortization:	Interest only for 24 months; 300		Most Recent NOI:	$4,782,684 (T-12 June 30, 2012)
	months thereafter		2nd Most Recent NOI:	$4,770,140 (December 31, 2011)
Additional Debt:	$5,000,000 Mezzanine Loan		3rd Most Recent NOI:	$4,379,094 (December 31, 2010)
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Soft / In Place		Historical Occupancy
			Most Recent Occupancy:	89.6% (July 10, 2012)
Reserves(1)			2nd Most Recent Occupancy:	87.5% (December 31,2011)
	Initial	Monthly	3rd Most Recent Occupancy:	91.2% (December 31, 2010)
Taxes:	$628,001	$84,974
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Based on amortizing debt service payments.  Based on the current interest-only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR for the Mortgage Loan are 2.42x and 2.21x, respectively. Based on the current interest-only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR for the Total Debt are 1.83x and 1.68x, respectively.
(3)   Total Debt includes the mezzanine loan described under “Additional Debt” herein.

Insurance:	$20,769	$20,769
Replacement:	$0	$32,433
Deferred Maintenance:	$221,155	NAP
Other:	$0	$13,900

Financial Information
	Mortgage Loan	Total Debt(3)
Cut-off Date Balance / Unit:	$33,273	$37,770
Balloon Balance / Unit:	$26,009	$30,165
Cut-off Date LTV:	71.8%	81.6%
Balloon LTV:	56.2%	65.1%
Underwritten NOI DSCR(2):	1.76x	1.42x
Underwritten NCF DSCR(2):	1.62x	1.30x
Underwritten NOI Debt Yield:	12.5%	11.0%
Underwritten NCF Debt Yield:	11.4%	10.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

49000 Denton Road Belleville, MI 48111	Collateral Asset Summary Providence at Harbour Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 71.8% 1.62x 12.5%

Unit Mix(1)
Unit Type	Units	% of Total	Occupied Units	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate Per Sq. Ft.
Studio	3	0.3%	2	505	$565	$1.12
1 Bed / 1 Bath	518	46.6	484	813	$705	$0.87
2 Bed / 2 Bath	591	53.1	529	987	$853	$0.86
Total / Wtd. Avg.	1,112	100.0%	1,015	905	$783	$0.87
(1)	Source: Appraisal.

The Loan. The Providence at Harbour Club loan (the “Providence at Harbour Club Loan”) is a $37.0 million fixed rate loan secured by the Borrowers’ fee simple interest in the 1,112-unit multifamily property located in Belleville, Michigan (the “Providence at Harbour Club Property”).  The Providence at Harbour Club Loan has a 10-year term, an initial interest-only period of twelve months, and amortizes on a 25-year schedule thereafter.  The Providence at Harbour Club Loan accrues interest at a fixed rate equal to 5.1050%. Loan proceeds, with an additional $5,000,000 mezzanine loan (as described below under “Additional Debt;” and together with the Providence at Harbour Club Loan, the “Total Debt”), were used to retire existing debt of approximately $39.8 million. Based on the “As-is” appraised value of $51.5 million for the Providence at Harbour Club Property as of May 15, 2012, the Cut-off Date LTV is 71.8% for the Providence at Harbour Club Loan and 81.6% for the Total Debt.  The most recent prior financing of the Providence at Harbour Club Property was not included in a securitization.

The Borrower / Sponsor. The Borrowers are Harbour Detroit Square, LLC and Harbour Detroit Square II, LLC, each a Delaware limited liability company.  The sponsor of the Borrowers and the non-recourse carveout guarantors are Allen Gross and Square Mile Partners LP, a Delaware limited partnership.  Mr. Gross has over 25 years of commercial real estate experience. In 1985 he founded GFI Capital Resources, Inc. (“GFI”), a real estate service company based in New York. GFI specializes in investment sales, property management, finance, mortgage banking, retail, and insurance services. GFI currently has a portfolio of 50 properties located in New York, Michigan, Texas, Georgia, and Florida. GFI has completed over $10 billion in transactions and the mortgage banking division closed more than $8 billion in loans.  As of March 31, 2012, Mr. Gross reported a net worth of $130.4 million with liquidity of $3.9 million. A majority of Mr. Gross’ net worth is related to his real estate business investments valued at approximately $108.8 million.

Square Mile Partners, LP (“SMP”) is a private equity fund based in Greenwich, Connecticut that invests in commercial real estate primarily located in the New York metro area, Michigan, and Florida. SMP launched in 2006, and raised $115.5 million in capital for the purpose of acquiring, holding, financing, managing and disposing of debt instruments and equity investments in real estate and real estate related securities and businesses. As of December 31, 2012, SMP’s reported liquidity and net worth are $3.8 million and $41.4 million, respectively. SMP is a smaller fund within Square Mile Capital Management LLC (“SMCM”) which was founded by Jeffrey Citrin and Craig Soloman. SMCM is a diversified real estate investment firm which focuses on sourcing and managing real estate and related equity, debt and hybrid investments on behalf of select institutional investors.

The Property. The Providence at Harbour Club Property is located on Denton Road just off of Interstate-94 approximately 20 miles southeast of Ann Arbor, MI and 25 miles southwest of Detroit, MI. The Providence at Harbour Club Property was built in four phases from 1970 through 1974. The area surrounding the Providence at Harbour Club Property is characterized by multifamily and single-family residential uses fronting Belleville Lake and commercial uses along Interstate-94.

Additional collateral includes a nine-hole golf course, which is owned and operated by the Sponsor, and a marina. The golf course and accompanying pro shop are available to residents and non-residents. 30% of the units have either golf course views or lakefront views. The clubhouse houses the leasing office, a community room, fitness room, restrooms, men’s and women’s locker rooms and a masseuse room. The locker rooms each have a sauna, tanning bed, and lockers. The community room has furnishings, a gas fireplace, television, and a full kitchen area. There also exists an in-ground, outdoor swimming pool and four tennis courts.

The Providence at Harbour Club Property consists of 1,112 garden-style apartment units within 43, three-story buildings. The unit mix includes 3 studios (0.3% of all units), 518 one-bedroom, one-bath apartments (46.6%), and 591 two-bedroom, two-bath apartments (53.1%). The Providence at Harbour Club Property had occupancy of 87.5%, 91.2%, and 90.8% at year-ends 2011, 2010, and 2009, respectively.  The Providence at Harbour Club Property’s current occupancy is 89.6% as of the rent roll dated July 10, 2012.

The Market. Per the appraisal, as of first quarter 2012, the Detroit market contains 949 apartment communities and a total of 213,771 units. The Detroit apartment market was approximately 95.6% occupied with another 6.2% in rent concessions given. From 1995, the highest vacancy rate was 8.1% in 2009 and has since reduced to 4.4%. The average asking rent is $870/month and has increased 3.2% from the previous year and absorption was positive.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

49000 Denton Road Belleville, MI 48111	Collateral Asset Summary Providence at Harbour Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 71.8% 1.62x 12.5%

The Providence at Harbour Club Property is situated within Wayne/Westland submarket, which ranks third in the Detroit market in terms of occupancy levels. The submarket contains the second largest inventory at 26,511 units within 112 properties. Per the appraisal, the first quarter 2012 vacancy rate was 2.6%, which has decreased from the year-end 2011 vacancy rate of 3.9%. The vacancy rate has remained stable since 1995 with the highest vacant rate being 6.9% in 2005.

Summary of Comparable Properties(1)
Property Name	Location	Year Built	Occupancy	Units	Miles from subject	Avg. Rent Per Month
Providence at Harbour Club	Belleville, MI	1970-1974	90%	1,112	NAP	$782
Belleridge Apartments	Belleville, MI	1987	98%	250	3.5	$699
Hidden Cove	Belleville, MI	1970	83%	120	1.5	$724
Tuscan Manor Apartments	Belleville, MI	1979	97%	136	1.5	$590
Village Green of Belleville	Belleville, MI	1973	96%	168	1.2	$695
Water’s Edge Apartments	Belleville, MI	1966	98%	80	0.7	$660
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 6/30/2012	T-3 6/30/2012 (1)	U/W	U/W Per Unit
Gross Potential Rent	$10,455,970	$10,451,812	$10,446,217	$10,432,312	$10,432,312	$9,382
Less: Total Vacancy (2)	(1,005,928)	(1,031,456)	(1,212,353)	(1,213,160)	(1,213,160)	(1,091)
Less: Concessions	(1,521,776)	(1,356,846)	(1,216,930)	(1,136,032)	(1,136,032)	(1,022)
Less: Credit Loss	(213,658)	(163,938)	(207,541)	(203,248)	(203,248)	(183)
Less: Employee and Model Units	(34,078)	(26,609)	(29,774)	(34,544)	(34,544)	(31)
Total Collected Rent	$7,680,530	$7,872,963	$7,779,619	$7,845,328	$7,845,328	$7,055
Other Income (3)	796,643	882,495	865,332	898,632	865,332	778
Effective Gross Income	$8,477,173	$8,755,458	$8,644,951	$8,743,960	$8,710,660	$7,833
Total Expenses	4,098,079	3,985,318	3,862,267	3,867,360	4,085,179	3,674
Net Operating Income	$4,379,094	$4,770,140	$4,782,684	$4,876,600	$4,625,481	$4,160
Capital Expenditures	0	0	0	0	389,200	350
Net Cash Flow	$4,379,094	$4,770,140	$4,782,684	$4,876,600	$4,236,281	$3,810
(1)	T-3 6/30/2012 reflects annualized figures.
(2)	Underwritten vacancy of 11.6% is based on the T-3 6/30/2012 annualized cash flow.
(3)	Other income includes laundry revenue, late fees, utility reimbursements, and other miscellaneous income items.

Property Management. The Providence at Harbour Club Property is managed by GFI Management Services, Inc., a Borrower affiliate.

Lockbox / Cash Management. The Providence at Harbour Club Loan is structured with a soft lockbox and in place cash management. A full sweep of excess cash flow is triggered upon (i) an event of default under the Providence at Harbour Club Loan or the mezzanine loan or, (ii) the DSCR falling below 1.10x.

Initial Reserves. At closing, the Borrower deposited (i) $628,001 into a tax reserve account, (ii) $20,769 into an insurance reserve account and (iii) $221,155 into a deferred maintenance account.

Ongoing Reserves. On a monthly basis, the Borrower is required to deposit reserves of (i) $84,974 into a monthly tax reserve account, (ii) $20,769 into a monthly insurance reserve account, (iii) $32,433 into a replacement reserve account and (iii) $13,900 into an additional reserve account for outside wood siding and balconies and replacement of fixtures, doors, windows, carpeting and sheetrock.

Additional Debt. In conjunction with the Providence at Harbour Club Loan, Redwood Commercial Mortgage Corporation provided a $5,000,000 mezzanine loan.  Consistent with the Providence at Harbour Club Loan, the mezzanine loan has a 10-year term, an initial interest-only period of twelve months, and amortizes on a 25-year schedule thereafter.  The mezzanine loan accrues interest at a fixed rate equal to 11.9800%.

Future Mezzanine or Subordinate Indebtedness Permitted. None Permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

49000 Denton Road Belleville, MI 48111	Collateral Asset Summary Providence at Harbour Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 71.8% 1.62x 12.5%

Providence at Harbour Club
49000 Denton Road
Belleville, MI 48111
Plymouth Township
Livonia
Canton
Superior Charter Township
Westland
Garden City
Wayne
Washtenaw County
Wayne County
Van Buren Township
Romulus
Ypsilanti
Eastern Michigan University
Willow Run Airport
Yankee Air Museum
Detroit Industrial Frwy
Ford Lake
Belleville Lake
Belleville
Detroit Metro-Wayne County Airport
Detroit 16 miles
Ann Arbor 6 miles
Belleville Airport
Sumpter Township
New Boston
Huron Township
Lower Huron Metropark
Willow Metropark
Monroe County
Saline Recreation Area
Sherwood Park

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Hospitality - Limited Service
Sponsor:	Roedel Companies LLC		Collateral(3):	Various
	Roedel Partners of Auburn, LLC,		Location(4):	Various
Borrower:	Roedel Partners of Fishkill LLC,		Year Built / Renovated(4):	Various / NAP
	Roedel Partners of Manchester, LLC		Number of Rooms:	349
Original Balance:	$32,000,000		Property Management:	RGH Hospitality, LLC
Cut-off Date Balance:	$31,903,383		Underwritten NOI:	$4,059,669
% by Initial UPB:	2.9%		Underwritten NCF:	$3,570,372
Interest Rate:	5.1230%		Appraised Value:	$45,700,000
Payment Date:	6th of each month		Appraisal Date(5):	Various
First Payment Date:	August 6, 2012
Maturity Date:	July 6, 2022		Historical NOI
Amortization:	300 months		Most Recent NOI:	$4,114,057 (T-12 February 29, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$3,729,565 (December 31, 2011)
Call Protection:	L(26), D(91), O(3)		3rd Most Recent NOI:	$2,951,051 (December 31, 2010)
Lockbox / Cash Management:	Hard / Springing
			Historical Occupancy
Reserves(1)			Most Recent Occupancy:	75.6% (T-12 February 29, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	73.9% (December 31, 2011)
Taxes:	$173,403	$38,470	3rd Most Recent Occupancy:	67.1% (December 31, 2010)
Insurance:	$72,915	$9,594
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   This reserve amount is sufficient to purchase the fee simple interest in the Auburn Property in accordance with the terms of the ground lease. See “Ground Lease” herein.
(3)   The borrower has a fee simple interest in each of the Hilton Garden Inn Manchester Property and the Hilton Garden Fishkill Property. The borrower has a leasehold interest in the Holiday Inn Express Auburn Property.
(4)   See the Property Summary chart herein.
(5)   See “The Properties” section herein.

Immediate Repairs:	$11,250	$0
FF&E:	$0	1/12th of 4% Gross Income
Ground Lease Option	$1,800,000	$11,092
Reserve(2):

Financial Information
Cut-off Date Balance / Room:		$91,414
Balloon Balance / Room:		$68,863
Cut-off Date LTV:		69.8%
Balloon LTV:		52.6%
Underwritten NOI DSCR:		1.79x
Underwritten NCF DSCR:		1.57x
Underwritten NOI Debt Yield:		12.7%
Underwritten NCF Debt Yield:		11.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

Property Summary
Property Name	Location	Borrower	Keys	Year Built / Renovated	Note Amount	Appraised Value	T-12 2/29/12 Occupancy
	Manchester, NH	Roedel Partners of	125
Hilton Garden Inn-Manchester		Manchester, LLC		2006/ NAP	$13,350,105	$19,900,000	78.2%

	Fishkill, NY	Roedel Partners of	111
Hilton Garden Inn-Fishkill		Fishkill LLC		2002 / NAP	9,324,948	13,900,000	74.4%

	Auburn, MA	Roedel Partners of	113
Holiday Inn Express Auburn		Auburn, LLC		2004 / NAP	9,324,948	11,900,000	73.8%
Total / Wtd. Avg.:			349		$32,000,000	$45,700,000	75.6%

The Loan. The Roedel Hotel Portfolio loan group (the “Roedel Hotel Portfolio  Loan Group”) is comprised of three individual cross-collateralized and cross-defaulted fixed rate loans totaling $32.0 million (each, a Roedel Hotel Portfolio  Loan, collectively, the “Roedel Hotel Portfolio  Loans”).  Each individual loan is secured by the related borrower’s fee simple (Manchester and Fishkill) and leasehold (Auburn) interest in a limited service hotel (each a “Property” and together the “Roedel Hotel Portfolio  Properties”) as detailed in the Property Summary table above.  The Roedel Hotel Portfolio  Loans have 10-year terms and amortize on 25-year schedules.  The Roedel Hotel Portfolio Loans each accrue interest at a fixed rate equal to 5.1230%.  Loan proceeds were used to refinance existing debt on the Roedel Hotel Portfolio Properties of approximately $20.1 million, fund upfront reserves totaling approximately $2.1 million, pay closing costs of approximately $440,000, and return equity to the sponsors of approximately $9.3 million.  Based upon the sponsor’s total reported cost basis in the Roedel Hotel Portfolio Properties of $39.4 million, the Roedel Hotel Portfolio Loan Group represents an aggregate loan to cost ratio of 81.3%.  Based on the appraised value of $45.7 million as of March and April 2012, the cut-off date LTV is 69.8%.

The Borrower / Sponsor. The borrowers are three single purpose limited liability companies (as identified in the Property Summary table above), each structured to be bankruptcy remote, each with two independent directors in its organizational structure (each, a “Borrower”, collectively, the “Borrowers), and each with the same single purpose entity as a managing member, Wilton Partners, Inc. (the “Managing Member”). The Borrowers are 99.5% owned by Roedel Companies LLC (the “Sponsor”), and 0.5% owned by the Managing Member.  The Sponsor is one of the non-recourse carveout guarantors for the Roedel Hotel Portfolio Loans.  Fred Roedel III and David Roedel are also non-recourse carveout guarantors for the Roedel Hotel Portfolio Loans.  The beneficial owners of the Roedel Companies, LLC are:  Roedel Irrevocable Annuity Trust (29.34%), Fred B. Roedel Sr. (16.88%), Fred Roedel III (11.30%), David Roedel (11.30%), Jennifer Bernard (11.30%), Susan Pollio (11.30%), Fred and Katharine Irrevocable Trust (7.58%) and Katharine Roedel (1.0%).  The managing members of the Sponsor are Fred Roedel III and David Roedel.  Roedel Companies, LLC, Fred Roedel III, and David Roedel have a combined net worth of $13,379,493 and liquidity of $117,643 as reported in a Statement of Financial Condition dated March 30, 2012.  Prior to forming the Roedel Companies both Fred Roedel III and David Roedel worked for Chalet Susse International, where they were responsible for the acquisition, development and permitting of Susse Chalet and Grand Chalet hotels throughout the northeast and mid-Atlantic.  Today, in addition to owning hotels, Roedel Companies LLC provides essential hotel services through its subsidiary organizations RGH Hospitality, LLC and ROK Builders.

The Properties

The Hilton Garden Inn Manchester Property (41.7% of the Roedel Hotel Portfolio Loan Group)

Property Information. The Hilton Garden Inn Manchester Property is a six-story, limited service hotel located in downtown Manchester, NH near the eastern banks of the Merrimack River, in the city’s Millyard District, a mile-long cluster of previously derelict riverfront warehouses and mill factory buildings that have been redeveloped as office and retail space. The Hilton Garden Inn Manchester Property is near Interstate 93, which serves Manchester and the Manchester-Boston Airport that is located three and one-half miles southeast of the Hilton Garden Inn Manchester Property.  The improvements were constructed in 2006, opened in May 2006, and consist of 125 guest rooms (63 king rooms, 53 queen-queen rooms and 9 suites).  In-room amenities include wired and wireless high-speed internet access, alarm clock with MP3 capabilities, and a telephone with voicemail and data port.  The Hilton Garden Inn Manchester Property features the Pavilion Restaurant & Lounge, the Patio Restaurant (a seasonal outdoor dining area overlooking an adjacent baseball stadium), three meeting rooms with 2,016 sq. ft. of meeting space, a heated indoor pool, an outdoor whirlpool, a business center, a fitness room, a 24-hour convenience items and snacks kiosk, and a guest laundry facility. There are 132 parking spaces. The Hilton Garden Inn Manchester Property is subject to a franchise agreement with Hilton Inns, Inc. that expires in 2026 with no renewal options. The Hilton Garden Inn Manchester Property has an appraised value of $19,900,000 as of April 9, 2012.

The Market.  The Hilton Garden Inn Manchester Property is located in Manchester, New Hampshire.  Manchester is the largest city in New Hampshire and is located approximately 50 miles northwest of Boston.  Manchester functions as a regional economic, cultural, and medical center for northern New England, and features a strong mix of manufacturing and services oriented employers and is routinely

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

identified as one of the most livable cities in the nation.  In addition, the region has emerged as a high-technology employment center. The Hilton Garden Inn Manchester Property is located adjacent to the Northeast Delta Dental Stadium, the home to the New Hampshire Fisher Cats, an AA affiliate of Major League Baseball’s Toronto Blue Jays. Major employers in the Manchester area include Elliott Hospital, Catholic Medical Center, Verizon Communications, Public Service of New Hampshire, Southern New Hampshire University, Saint Anselm College and several large banking institutions.  Demand segmentation for the Hilton Garden Inn Manchester Property is estimated at 50% commercial, 15% meeting and group and 35% leisure.  The reported market-wide demand is 68% commercial, 9% meeting and group, and 23% leisure.

Operating Performance. According to a travel research company, the Hilton Garden Inn Manchester Property has historically outperformed the selected competitive set in terms of occupancy, ADR and RevPAR since at least 2010.

Historical Occupancy, ADR, and RevPAR(1)
Hilton Garden Inn Manchester Property	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	65.4%	73.3%	78.7%
ADR	$122.63	$127.21	$138.50
RevPAR	$80.25	$93.23	$108.97
Competitive Set(2)	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	56.6%	62.8%	70.3%
ADR	$92.37	$93.93	$101.30
RevPAR	$52.26	$58.98	$71.20
Penetration	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	115.7%	116.7%	111.9%
ADR	132.8%	135.4%	136.7%
RevPAR	153.6%	158.1%	153.0%
(1) Source: Travel Research Report. (2) Competitive Set includes: Courtyard by Marriott – Airport, Holiday Inn – Airport, Hampton Inn & Suites – Bedford, Holiday Inn Express & Suites - Airport.

Primary Competitive Set(1)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy(2)	ADR(2)	RevPAR(2)
Hilton Garden Inn Manchester	125	50%	15%	35%	77.0%	$131.00	$100.00
Courtyard by Marriott – Airport	139	60%	10%	30%	71.0%	$97.00	$69.00
Holiday Inn - Airport	96	70%	10%	20%	76.0%	$94.00	$71.00
Hampton Inn & Suites – Bedford	91	70%	5%	25%	69.0%	$100.00	$69.00
Holiday Inn Express & Suites -Airport	107	75%	5%	20%	65.0%	$93.00	$60.00
Total/Wtd. Avg.	558	64%	10%	27%	72.0%	$104.00	$75.00
(1)   Source: Appraisal.
(2)   Estimated 2011 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

The Hilton Garden Inn Fishkill Property (29.1% of the Roedel Hotel Portfolio Loan Group)

Property Information. The Hilton Garden Inn Fishkill Property is a four-story hotel situated in the heart of the Hudson River Valley, five miles west of the Hudson River and 15 miles south of Poughkeepsie. The Hilton Garden Inn Fishkill Property is located along U.S. Highway 9, north of Interstate 84.  Interstate 84 extends between Sturbridge, MA in the east to Scranton, PA in the west.  New York City is located approximately 70 miles to the south, and U.S. Highway 9 provides a direct connection to the Poughkeepsie area, which is located approximately 15 miles to the north. The improvements were constructed in 2002 and consist of 111 guest rooms (71 king rooms and 40 queen-queen rooms).  In-room amenities include wired and wireless high-speed internet access, alarm clock with mp3 capabilities, and a telephone with voicemail and data port.  Other facilities and amenities include the Great American Grille, a board room with 650 sq. ft. of meeting space, a heated indoor pool and whirlpool, a business center, a fitness room, a 24-hour convenience items and snacks kiosk, and room service.  There are 125 parking spaces. The Hilton Garden Inn Fishkill Property is subject to a franchise agreement with Hilton Inns, Inc. that expires in 2023, with no renewal options.  The Hilton Garden Inn Fishkill Property has an appraised value of $13,900,000 as of March 29, 2012.

The Market. The Hilton Garden Inn Fishkill Property is located in Fishkill, New York.  Fishkill is an affluent suburban town in the southwestern part of Dutchess County.  Dutchess County is located in the Mid-Hudson Valley, halfway between New York City and Albany.  It is bordered on the west by the Hudson River and on the east by Connecticut.  The Hudson Valley has one of the most diverse economies in the country.  The range of industries includes high technology, tourism, higher education, health services, finance, legal services, and business services.  Dutchess County is positioned at the center of the Hudson Valley with Interstate 84 and U.S. Highway 9 serving as its major commercial corridors.  Major employers include IBM, Dutchess County Government, Wappinger Central School District, Taconic Development SVC Office, and Health Quest.  In addition, the area is home to three colleges:  Dutchess Community College, Vassar College, and Marist College. Demand segmentation for the Hilton Garden Inn Fishkill Property is estimated at 70% commercial, 15% meeting and group and 15% leisure with reported market with market-wide demand of 72% commercial, 10% meeting and group and 18% leisure.

Operating Performance. According to a travel research company, the Hilton Garden Inn Fishkill Property has historically outperformed the selected competitive set in terms of ADR and RevPAR since at least 2010.

Historical Occupancy, ADR, and RevPAR(1)
Hilton Garden Inn Fishkill Property	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	61.0%	66.1%	76.6%
ADR	$110.97	$113.39	$111.09
RevPAR	$67.72	$74.99	$85.11
Competitive Set(2)	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	62.6%	57.5%	57.0%
ADR	$96.04	$97.90	$97.93
RevPAR	$60.11	$56.31	$55.81
Penetration	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	97.5%	115.0%	134.4%
ADR	115.5%	115.8%	113.4%
RevPAR	112.7%	133.2%	152.5%
(1) Source: Travel Research Report. (2) Competitive Set includes: Courtyard by Marriott, Hyatt House, Hampton Inn, and Holiday Inn Express.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

Primary Competitive Set(1)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy(2)	ADR(2)	RevPAR(2)
Hilton Garden Inn Fishkill	111	70%	15%	15%	73.0%	$112.00	$81.00
Courtyard by Marriott	152	75%	10%	15%	51.0%	$104.00	$53.00
Hyatt House	135	60%	20%	20%	73.0%	$110.00	$80.00
Hampton Inn	99	70%	10%	20%	72.0%	$100.00	$72.00
Holiday Inn Express	71	80%	5%	15%	71.0%	$117.00	$83.00
Total/Wtd. Avg.	568	70%	13%	17%	67.0%	$108.00	$72.00
(1)   Source: Appraisal.
(2)   Estimated 2011 performance.

The Holiday Inn Express Auburn Property (29.1% of the Roedel Hotel Portfolio Loan Group)

Property Information. The Holiday Inn Express Auburn Property is a four-story hotel located along Interstate 290, just south of its intersection with Interstate 90 (the Massachusetts Turnpike) and just north of where Interstate 290 becomes known as Interstate 395. The improvements were constructed in 2004 and consist of 113 guest rooms (52 king rooms, 39 queen-queen rooms, and 22 suites (19% of inventory)). The suites are oversized standard units with kitchenette facilities. Amenities include a complimentary breakfast buffet each morning, boardroom with leather-backed chairs, seating for twelve, and all necessary audio-visual services, a 24-hour convenience items and snacks kiosk adjacent to the front desk, a fitness center featuring a suitable array of current equipment, and an indoor whirlpool. There are 125 parking spaces. The Holiday Inn Express Auburn Property is subject to a franchise agreement with Holiday Hospitality Franchising, Inc. (“HHF”) that expires in 2014. Between 24-months and 12-months prior to the expiration of such franchise agreement, the Borrower is required to request that HHF provide and deliver a property improvement plan (“PIP”). HHF is required to deliver such PIP within 120 days of request. Upon the Borrower’s completion (within 60 days) of the PIP, then the franchise agreement will extend for an additional five years. The Holiday Inn Express Auburn Property is located on ground leased land with a contractual buy-out price of $1.8 million, as of April 16, 2016. The current ground lease rent payment is $133,000 annually. See “Ground Lease” below. The Holiday Inn Express Auburn Property has an appraised value of $11,900,000 as of March 29, 2012.

The Market.  The Holiday Inn Express Auburn Property is located in Auburn, Massachusetts. Auburn is a small town of approximately 16,000 people which primarily functions as an urban satellite of the city of Worcester, which is adjacent to the north. As of the 2010 Census, Worcester’s population totaled approximately 181,000, making it the second largest city in New England after Boston.  Worcester is located in central Massachusetts, approximately 40 miles west of Boston and 38 miles northeast of Springfield, and is convenient to all of Massachusetts’ major metropolitan areas.  During Worcester’s initial stages of development, the city’s economy was concentrated in manufacturing and industry, specifically textiles, shoes, and clothing.  Today, the concentrations are in education, medical, and biotechnology.  Most of the key hotel demand generators in the area are clustered in downtown Worcester, including a number of large institutional uses. Major employers include UMass Memorial Health Care, UMass Medical School, City of Worcester, Saint Vincent Hospital, Saint-Gobain, Reliant Medical Group, Polar Beverages, College of the Holy Cross, and Quinsigamond Community College.  Demand segmentation for the Holiday Inn Express Auburn Property is estimated at 75% commercial, 5% meeting and group and 20% leisure with reported market with market-wide demand of 63% commercial, 9% meeting and group and 28% leisure.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

Operating Performance. According to a travel research company, the Holiday Inn Express Auburn Property has historically outperformed the selected competitive set in terms of occupancy, ADR and RevPAR since at least 2010.

Historical Occupancy, ADR, and RevPAR(1)
Holiday Inn Express Auburn Property	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	57.3%	66.7%	75.3%
ADR	$97.69	$100.11	$103.00
RevPAR	$56.00	$66.81	$77.59
Competitive Set(2)	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	51.0%	59.4%	67.9%
ADR	$88.25	$91.61	$96.83
RevPAR	$45.04	$54.44	$65.72
Penetration	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	112.3%	112.3%	111.0%
ADR	110.7%	109.3%	106.4%
RevPAR	124.3%	122.7%	118.1%
(1)	Source: Travel Research Report.
(2)	Competitive Set includes: Hampton Inn Auburn, Fairfield Inn & Suites Auburn, Comfort Inn Auburn, and La Quinta Inn & Suites Auburn.

Primary Competitive Set(1)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy(2)	ADR(2)	RevPAR(2)
Holiday Inn Express Auburn	113	75%	5%	20%	72.0%	$101.00	$73.00
Hampton Inn Auburn	82	75%	5%	20%	63.0%	$114.00	$72.00
Fairfield Inn & Suites Auburn	82	70%	5%	25%	65.0%	$111.00	$72.00
Comfort Inn Auburn	71	60%	5%	35%	56.0%	$73.00	$41.00
La Quinta Inn & Suites Auburn	99	55%	5%	40%	57.0%	$77.00	$44.00
Total/Wtd. Avg.	447	68%	5%	27%	63.0%	$97.00	$61.00
(1)   Source: Appraisal.
(2)   Estimated 2011 performance.

Cash Flow Analysis.

Portfolio Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 2/29/2012	U/W	U/W Per Room
Occupancy	67.1%	73.9%	75.6%	75.6%
ADR	$113.10	$115.41	$117.67	$117.67
RevPAR	$75.94	$85.32	$88.90	$88.90
Room Revenue	$9,673,301	$10,867,937	$11,355,644	$11,324,618	$32,449
F&B Revenue	642,758	732,186	747,323	745,281	2,135
Other Revenue(1)	148,511	162,059	162,962	162,517	466
Total Dept. Revenues	$10,464,570	$11,762,182	$12,265,929	$12,232,416	$35,050
Total Dept. Expenses	2,890,477	3,146,456	3,213,773	3,204,992	9,183
Total Dept. Profit	$7,574,093	$8,615,726	$9,052,156	$9,027,423	$25,867
Total Undistributed Expenses	3,821,387	4,138,447	4,195,378	4,211,506	12,067
Total Fixed Charges	801,655	747,714	742,721	756,248	2,167
Net Operating Income	$2,951,051	$3,729,565	$4,114,057	$4,059,669	$11,632
FF&E	418,583	470,488	490,637	489,297	1,402
Net Cash Flow	$2,532,468	$3,259,077	$3,623,420	$3,570,372	$10,230
(1)	Other Revenue includes Telephone Revenue and Other Departmental Revenue.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

Property Management. The Roedel Hotel Portfolio Properties are managed by RGH Hospitality, LLC, an affiliate of the Borrowers.

Lockbox / Cash Management.  The Roedel Hotel Portfolio Loans are each structured with a hard lockbox and springing cash management.  Active cash management (with the excess cash flow disbursed to the related Borrower) is triggered upon the DSCR with respect to an individual property falling below 1.30x.  Active cash management and a full sweep of excess cash flow with respect to an individual property is triggered upon (i) an event of default under any of the Roedel Hotel Portfolio Loans, (ii) bankruptcy or insolvency of a Borrower, the Sponsor or property manager, (iii) the DSCR for such property falling below 1.20x, or (iv) a PIP Reserve Event with respect to the Holiday Inn Express Auburn Property. “PIP Reserve Event” means the monthly payment date that is twelve (12) months prior to the expiration of any franchise agreement.

Initial Reserves.  At closing, the Borrowers deposited (i) $1,800,000 into a ground lease option reserve account, (ii) $173,403 into a tax reserve account, (iii) $72,915 into an insurance reserve account, and (iv) $11,250 into an immediate repairs account for immediate repairs at the Hilton Garden Inn Fishkill Property.

Ongoing Reserves.  On a monthly basis, the Borrowers are currently required to deposit reserves of (i) $11,092 into a ground rent reserve account, (ii) $38,470 into a tax reserve account, (iii) $9,594 into an insurance reserve account, and (iv) 1/12th of 4.00% of the prior calendar year’s gross income from operations into an FF&E reserve account.

Ground Lease.  The ground lease at the Holiday Inn Express Auburn Property expires on April 30, 2016.  Pursuant to the ground lease and the loan agreement, the Holiday Inn Express Auburn Borrower is required to purchase the fee interest in the Holiday Inn Express Auburn Property on April 30, 2016 for $1,800,000, which amount was deposited into a ground lease option reserve account at closing of the loan. The Borrower has collaterally assigned its purchase option to lender, and lender is authorized to purchase the property should Borrower fail to do so.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

Partial Release/Defeasance. The Roedel Hotel Portfolio loan documents permit each Borrower (in each such case, the “Selling Borrower”) to obtain a release of its Roedel Hotel Portfolio Property from the lien of the related mortgage in connection with a sale of such property, subject to, among other things, (i) the sale of the property must be to a non-affiliated party, (ii) delivery of defeasance collateral in an amount at least equal to 125% of the principal and interest scheduled to be due under the Selling Borrower’s note from the loan closing date until the open prepayment commencement date, (iii) determination by the lender that the DSCR after the release is at least equal to the greater of (A) the DSCR as of loan closing and (B) the DSCR as of the date immediately preceding the release, and (iv) determination by the lender that immediately following the release, the LTV ratio is not greater than the lesser of (A) the LTV ratio as of loan closing and (B) the LTV ratio as of the date immediately preceding the release.

Partial Release/Assumption.  The loan documents also permit each Borrower to transfer its respective loan to a non-affiliated party the (“Assuming Borrower”) (subject to lender consent and other standard assumption requirements as set forth in the loan documents). The Assuming Borrower and the related loan and related property will be released from the from the cross-collateralization/cross-defaulting provisions of the Roedel Hotel Portfolio Loans provided the other Borrowers (“Non-Assigning Borrowers”) each deliver defeasance collateral in an amount at least equal to 25% of the current principal balance of loan to be transferred  to the Assuming Borrower and released from the cross.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Net Lease
Credit Estimate:	BBB(low)(DBRS)		Collateral:	Fee Simple - Land Only
Sponsor:	Michael Levine; Norman Friedman		Location:	Franklin Park, NJ
Borrower:	Franklin Norse, LLC		Year Built / Renovated:	1990 / NAP
Original Balance:	$30,000,000		Total Sq. Ft.:	138,364
Cut-off Date Balance:	$30,000,000		Property Management:	Norse Realty, LLC
% by Initial UPB:	2.8%		Underwritten NOI:	$3,244,780
Interest Rate(1):	4.7800%		Underwritten NCF:	$3,244,780
Payment Date:	6th of each month		Appraised Value(4):	$45,300,000
First Payment Date:	October 6, 2012		Appraisal Date:	July 26, 2012
Anticipated Repayment Date(2):	September 6, 2022
Maturity Date(2):	September 6, 2025		Historical NOI
Amortization:	360 months		Most Recent NOI:	$2,796,667 (December 31, 2011)
Additional Debt:	None		2nd Most Recent NOI:	$2,713,333 (December 31, 2010)
Call Protection:	L(24), D(89), O(7)		3rd Most Recent NOI:	$2,675,000 (December 31, 2009)
Lockbox / Cash Management:	Hard / In-Place
			Historical Occupancy
Reserves(3)			Most Recent Occupancy:	100.0% (September 6, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Taxes:	$0	Springing	3rd Most Recent Occupancy:	100.0% (December 31, 2000)
Insurance:	$0	Springing
(1)   The Franklin Towne Center loan accrues interest at a rate per annum equal to 4.7800% (“Regular Interest Rate”) prior to the Anticipated Repayment Date (“ARD”). Thereafter, with respect to each interest accrual period (as defined in the loan documents) occurring after the ARD up to and including the end of the interest accrual period in which the Maturity Date occurs, the interest rate shall be a rate per annum equal to 7.0% per annum plus the positive amount (if any) by which the Treasury Index Rate (as defined in the loan documents) exceeds 4.0%.
(2)   Commencing on the anticipated repayment date (the “ARD”), (i) the interest rate will increase as set forth in the loan documents, (ii) all excess cash flow (net of scheduled debt service, required reserves, approved operating expenses and other items required under the loan documents) will  be swept and applied to the repayment of the outstanding principal balance and the payment of any accrued interest (with respect to any interest above the interest rate applicable prior to the ARD) and (iii) the loan will be  prepayable without penalty or premium.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)  Cut off Date LTV and Balloon LTV are based on the appraised value of $45,300,000, which includes the improvements. However, the lien of the mortgage does not include the improvements. Please see “Collateral” herein.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$217
Balloon Balance / Sq. Ft.:	$177
Cut-off Date LTV(4):	66.2%
Balloon LTV(4):	54.0%
Underwritten NOI DSCR:	1.72x
Underwritten NCF DSCR:	1.72x
Underwritten NOI Debt Yield:	10.8%
Underwritten NCF Debt Yield:	10.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.	% of U/W Base Rent	Lease Expiration	2011 Total Sales (000s)	Sales Per Sq. Ft.	Occupancy Cost (% of Sales)
Anchor Tenants
Stop & Shop Supermarket(2)	BBB/Baa3/BBB	138,364	100.0%	$23.93	100.0%	10/31/2030	NAP	NAP	NAP
Total		138,364	100.0%	$23.93	100.0%
(1)	The ratings are those of the parent company, Koninklijke Ahold NV.
(2)
The Franklin Towne Center Property is 100% leased by Stop & Shop Supermarket Company, LLC; however, the Stop & Shop Supermarket does not physically occupy the property. The Franklin Towne Center Property is 65% subleased to multiple tenants.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2016	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2017	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2018	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
Thereafter	1	138,364	100.0	138,364	100.0%	$23.93	100.0	100.0%
Vacant	NAP	0	0.0	138,364	100.0%	NAP	NAP
Total / Wtd. Avg.	1	138,364	100.0%			$23.93	100.0%

The Loan. The Franklin Towne Center loan (“the Franklin Towne Center Loan”) is a $30.0 million, fixed rate loan secured by the borrower’s fee simple interest in the land (but not the related improvements) underlying a 138,364 sq. ft. anchored retail property that is 100% leased to Stop & Shop Supermarket Company, LLC through October 31, 2030 (the “Franklin Towne Center Collateral, and together with the improvements, the “Franklin Towne Center Property.”). The lease is guaranteed by Koninklijke Ahold NV (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), Stop & Shop Supermarket’s parent company and the world’s third largest grocer. The Franklin Towne Center Property is located at 3391 State Route 27 in Franklin Park, New Jersey. The $30.0 million first mortgage loan has a 13-year term, with a 10-year anticipated repayment date (the “ARD”), and amortizes on a 30-year schedule during the initial 10-year term. From and after the ARD, (i) the interest rate will be subject to such increases at such intervals to be set forth in the loan documents, and (ii) the Remaining Cash Flow (as defined below) shall be swept and applied as follows: (x) first, to the repayment of the outstanding principal balance; and (y) second, to the payment of any accrued interest (with respect to interest above the initial interest rate). Through the end of the interest period in which the ARD occurs, the Franklin Towne Center Loan accrues interest at a fixed rate equal to 4.7800%. Thereafter, interest accrues at a revised rate, as set forth in the Franklin Towne Center Loan documents.

The Franklin Towne Center Loan proceeds were used to refinance existing debt of approximately $29.4 million, pay closing costs of approximately $485,949, and return equity to the Sponsors of approximately $676,000. Based on the appraised value of $45.3 million as of July 26, 2012, the cut-off date LTV is 66.2%. The projected LTV at the ARD date of September 6, 2022 is 54.0% based on the as-is appraised value of $45,300,000.

The Borrower / Sponsor. The borrower, Franklin Norse, LLC (the “Borrower”), is a single purpose New Jersey limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The borrower is 100% owned by Levittown Norse Associates, LLC (a New York limited liability company) which in turn is owned by Michael Levine (18.875%), Norman Friedman (38.375%), Charlotte Leibler (38.375%), Murray Zivitz (3.875%) and Franklin Norse Manager (0.5%), a New Jersey corporation. The sponsors of the Borrower and the non-recourse carveout guarantors are Michael Levine and Norman Friedman (the “Sponsors”). As of December 31, 2011 Mr. Levine and Mr. Friedman reported aggregate net worth of $34.5 million and liquidity of $11.7 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

Norse Realty Group, Inc. was founded in 1962 by Norman Friedman and Seymour Leibler. Ten years later, Michael Levine joined Norse Realty as a partner and is currently President of Norse Realty Group, Inc. and Affiliates as well as a certified public accountant with the firm Levine & Schmutter. He has been a Director of New York Community Bancorp, Inc. and New York Community Bank since January 1, 2004. In addition, he has served as a member of the Board of Directors of New York Commercial Bank since its establishment on December 30, 2005. Since its inception Norse Realty has successfully owned, developed and redeveloped numerous commercial properties in the New York Metropolitan area including retail and office developments. As of December 31, 2011, Mr. Friedman and Mr. Levine reported ownership interests in 20 retail and office properties with a totaling 602,725 sq. ft.

The Property.  The Franklin Towne Center Property consists of a 138,364 sq. ft. community center located at 3391 State Route 27 in Franklin Park, Somerset County, New Jersey. It was built in 1990 and is situated on a 13.92-acre site. The entire shopping center is 100% leased by The Stop & Shop Supermarket Company, LLC; however, Stop & Shop Supermarket does not physically occupy the Franklin Towne Center Property. Stop & Shop Supermarket was the former grocery anchor tenant for the Franklin Towne Center Property but relocated to a new Super Stop & Shop Supermarket located ¼-mile east of the Franklin Towne Center Property and reportly opted to lease the entire Franklin Towne Center Property in order to prevent a competing grocer from moving into its former location.

The lease has a 25-year lease term that commenced in October 2005 and expires in October 2030. The lease has a corporate guaranty from the tenant’s parent company, Koninklijke Ahold NV (NYSE: AHO), a grocery retailer based in Holland. The Franklin Towne Center Property has an “L” shape with the space configured as follows: 48,000 sq. ft. of anchor space, 45,036 sq. ft. of junior anchor space and 45,328 sq. ft. of inline space. Stop & Shop Supermarket has reportedly subleased approximately 65% of the Franklin Towne Center Property to tenants that include Stein Mart, Subway, GNC and Club Metro USA.

The Franklin Towne Center Property is located in the northern New Jersey region, which is comprised of eleven counties: Bergen, Essex, Hudson, Hunterdon, Middlesex, Morris, Passaic, Somerset, Sussex, Union, and Warren. The region extends 45 to 55 miles west of Midtown Manhattan. The Franklin Towne Center Property is located in Somerset County, which is a suburban central New Jersey location about 40 miles southwest of New York City, encompassing 21 municipalities in an area of 305 square miles. The county is bounded by Hunterdon County to the west, Morris County to the north, Middlesex County to the east, and Mercer County to the south.

The chart below details the Franklin Towne Center Property’s tenancy by general type.

Franklin Towne Center Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Average Remaining Lease Term (Yrs)	T-12 4/30/2012 Sales Per Sq. Ft.	Occupancy Cost %
Anchor Tenants	138,364	100.0%	$23.93	100.0%	17.9	NAP	NAP
Total	138,364	100.0%	$23.93	100.0%

The Market.    The Franklin Towne Center Property is located in the Edison, NJ (Metropolitan Division) metro area. The four counties that encompass the Edison metro area include Middlesex, Monmouth, Ocean, and Somerset Counties. Major employers include Children’s Hospital at St. Peter’s University, Fujitsu Consulting, Johnson & Johnson, Robert Wood Johnson University Hospital and St. Peter’s University Hospital.  According to a 2Q 2012 market data report, occupancy and rents are considered stable in the 34.8 million sq. ft. Central New Jersey community-neighborhood shopping center market. The vacancy rate increased slightly to 10.5% from 10.4% for the prior quarter.  Net absorption was 95,000 sq. ft. The average asking rent increased 0.1% in the first quarter, to $22.20 per sq. ft., and the average effective rent increased 0.1% $19.47 per sq. ft.  The year-over-year gain was 0.4% by both measures.

The 2012 estimated Somerset County population is 333,871, contained within 118,915 households, which numbers are forecast to grow annually over the next five years by 0.75% and 0.72%, respectively. The 2012 estimated population within a 3 mile radius of the Property is 46,121, contained within 16,870 households, which are forecast to grow over the next five years by 0.97% and 0.82%, respectively.  The median household income within the county as of 2012 is $92,669. The percent of college graduates in the county as of 2010 was 35.4%, and the median household income within the 3 mile radius as of 2012 is $88,463.

The Franklin Towne Center Property’s neighborhood is primary residential with commercial/retail development located along State Route 27. Land uses along SR-27 include retail shopping centers, gas stations, banks, restaurants, offices and multifamily residences. Single-family residential housing is located along interior arterials north and south of SR-28. Adjacent uses include single family to the north and south, retail to the east and multi-family to the west. There are 15 community/neighborhood shopping centers in Somerset County that are greater than 100,000 SF in size. The retail competitive inventory is 2,179,416 sq. ft. and the current occupied inventory is 1,906,299 sq. ft., which equates to an occupancy rate of 87.5%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

The following table below shows the vacancy rate and asking rents of the Franklin Towne Center Property in comparison to direct competitors in the Somerset submarket.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA (sq. ft.)	Occupancy %(2)	Proximity (miles)
Franklin Towne Center Property	1990 / NAP	138,364	100.0%	Subject
Marketplace at Manville	1998 / NAP	275,236	85.8%	10.0
Rutgers Plaza	1973 / NAP	238,000	88.4%	8.5
Somerset Shopping Center	1973 / NAP	207,002	96.4%	17.0
North Plainfield Shopping Center	1989 / NAP	161,100	73.1%	22.0
Montgomery Shopping Center	1967 / NAP	155,000	98.6%	5.7
Neson’s Corner	1984 / NAP	125,326	93.6%	10.0
Raritan Mall	1988 / NAP	117,500	75.3%	16.0
Watchung Plaza	1994 / NAP	115,660	100.0%	38.0
N. Meadow Plaza	1995 / NAP	110,000	100.0%	13.0
The Hills Village Center	1988 / NAP	109,000	90.6%	22.6
Cedar Glen at Branchburg	2007 / NAP	107,852	100.0%	21.0
(1) Source: Appraisal, excluding Proximity (miles).
(2) Based on total GLA including any non-owned anchors.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$2,713,333	$2,796,667	$3,000,000	$21.68
Rent Steps(2)	0	0	311,000	2.25
Gross Potential Rent	$2,713,333	$2,796,667	$3,311,000	$23.93
Underwriting Adjustment(3)	0	0	(66,220)	(2.0%)
Effective Gross Income	$2,713,333	$2,796,667	$3,244,780	$23.45
Total Operating Expenses(4)	0	0	0	0.0
Net Operating Income	$2,713,333	$2,796,667	$3,244,780	$23.45
TI/LC	0	0	0	0.00
Capital Expenditures	0	0	0	0.00
Net Cash Flow	$2,713,333	$2,796,667	$3,244,780	$23.45
(1)     U/W Base Rent based on December 1, 2010 Rent Roll.
(2)     Rents Steps underwritten through December 31, 2012.
(3)     Vacancy underwritten at 2%.
(4)     All operating expenses are the responsibility of the tenant.

Property Management.  The Franklin Towne Center Property is managed by Norse Realty, LLC., a Borrower affiliate.

Lockbox / Cash Management.  The Franklin Towne Center Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, the Sponsors or property manager, (iii) the DSCR falls below 1.20x and the Stop & Shop Supermarket lease is no longer in effect, (iv) a monetary or material, non-monetary default under the Stop & Shop Supermarket lease, (v) the bankruptcy or insolvency of Stop & Shop Supermarket, (vi) Stop & Shop Supermarket is downgraded to B- by any rating agency (a “50% Sweep Credit Event”), (vii) Stop & Shop Supermarket is downgraded to “CCC” (or the equivalent) or lower by any rating agency (each a “Cash Sweep Event”), or (viii) the Franklin Towne Center Loan is not repaid in full one month prior to the ARD. In connection with a 50% Sweep Credit Event, only 50% of the excess cash will be swept into the lender controlled account. Upon certain conditions set forth in the Franklin Towne Center Loan documents, the excess cash flow in the reserve account will be available to pay for tenant improvements and leasing commissions related to the re-leasing of the Franklin Towne Center Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

Initial Reserves.  None.

Ongoing Reserves.  Because the Franklin Towne Center Property is leased on a triple net basis to Stop and Shop Supermarket, which lease is guaranteed by its parent company (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), there are no initial monthly reserves. Upon certain conditions set forth in the loan documents, the Franklin Towne Center Loan documents require monthly escrows in the amount of (i) 1/12th of the taxes Lender estimates will be payable to be deposited into a tax reserve account and (ii) 1/12th of the insurance amount Lender estimates will be payable to be deposited into an insurance reserve account.

Collateral.  The collateral for the Franklin Towne Center Loan consists of the Borrower’s interest in the land and related interests, but the lien of the mortgage does not include the related improvements as required pursuant to the Stop and Shop Supermarket Lease. The appraisal concluded a value for the collateral specifically secured by the lien of the mortgage of $24,700,000.  Based on that appraised value, the Cut-off Date LTV and Balloon LTV would be 121.5% and 99.1%, respectively. The Borrower has covenanted, in a declaration that was recorded by Lender, not to encumber the improvements, and to convey those improvements to Lender upon a foreclosure on the mortgaged property or delivery of a deed-in-lieu of foreclosure. If Borrower breaches either of those covenants, the Franklin Towne Center Loan is fully recourse to the Borrower and the Sponsors. However, because a REMIC cannot acquire foreclosure property if a lien did not exist on such property immediately before default on the related loan was imminent, the trust fund will be required to obtain, prior to acquiring the improvements,  an opinion of counsel that the acquisition and ownership of such improvements will not cause the REMIC to fail to qualify as a REMIC.  As a result, in connection with the exercise of remedies following a default, the Lender may be required to simultaneously foreclose on the mortgaged property and direct the conveyance of the improvements to a third party purchaser, or to sell the loan, which could result in the trust fund realizing less proceeds than would have occurred had it been able to foreclose on the land and improvements. See “Risk Factors-Risks Related to the Mortgage Loans – Special Risks Related to the Franklin Towne Center Property.”

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

Franklin Towne Center
3391 State Route 27
Franklin Park, NJ 08823
South Bound Brook
South Plainfield
South Branch
Manville
Piscataway
Edison
Hillsborough Township
New Brunswick
Millstone
Somerset
Highland Park
Middlebush
SOMERSET COUNTY
North Brunswick
Franklin Township
Milltown
South River
East Brunswick
Montgomery Township
Kendall Park
Rocky Hill
Hopewell
Heathcote
Monmouth Junction
Dayton
Spotswood
Kingston
Princeton
MIDDLESEX COUNTY
Jamesburg
Plainsboro Township
Princeton Junction
Cranbury
Monroe Township
Lawrence Township
MERCER COUNTY
West Windsor Township
East Windsor Township
Ewing
Hamilton Square
Hamilton Township
Trenton
White Horse
Allentown
NJ Turnpike
PENNSYLVANIA
NEW JERSEY
New York
Newark
Jersey City
Philadelphia
Camden
Atlantic Ocean

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Retail - Anchored
Sponsor:	George P. Broadbent		Collateral:	Fee Simple
Borrower:	Evansville Asscociates, LP		Location(2):	Various
	Castleton Point, LP		Year Built / Renovated(2) :	Various / Various
	Clearwater Village, LP		Total Sq. Ft.:	342,317
Original Balance:	$25,569,000		Property Management:	The Broadbent Company, Inc.
Cut-off Date Balance:	$25,569,000		Underwritten NOI:	$3,457,075
% by Initial UPB:	2.4%		Underwritten NCF:	$3,164,123
Interest Rate:	4.8490%		Appraised Value:	$38,800,000
Payment Date:	6th day of each month		Appraisal Date(2):	Various
First Payment Date:	October 6, 2012
Maturity Date:	September 6, 2022		Historical NOI
Amortization:	360 months		Most Recent NOI:	$3,015,117 (T-12 June 30, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$3,485,590 (December 31, 2011)
Call Protection:	L(24), YM1(92), O(4)		3rd Most Recent NOI:	$3,255,226 (December 31, 2010)
Lockbox / Cash Management:	Hard / In-Place
			Historical Occupancy
Reserves(1)			Most Recent Occupancy:	89.3% (July 23, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	86.8% (December 31, 2011)
Taxes:	$220,287	$44,057	3rd Most Recent Occupancy:	89.6% (December 31, 2010)
Insurance:	$55,383	$5,538	(1) See “Initial Reserves” and “Ongoing Reserves” herein. (2) See the Property Summary chart herein.
Replacement:	$869,000	$4,279
TI/LC:	$0	$20,134
Outstanding TI/LC:	$304,365	$0
Deferred Maintenance:	$368,063	$0
Rent Reserve:	$35,200	$0
Environmental Reserve:	$15,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$75
Balloon Balance / Sq. Ft.:		$61
Cut-off Date LTV:		65.9%
Balloon LTV:		53.9%
Underwritten NOI DSCR:		2.14x
Underwritten NCF DSCR:		1.95x
Underwritten NOI Debt Yield:		13.5%
Underwritten NCF Debt Yield:		12.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Property Summary
Property Name	Location	Borrower	Total Sq. Ft.	Year Built / Renovated	Note Amount	Appraised Value	Occupancy (as of 7/23/2012)
Eastland Place	Evansville, IN	Evansville Associates, LP	201,426	1982 / NAP	$11,480,000	$17,400,000	86.2%
Castleton Point	Indianapolis, IN	Castleton Point, LP	92,517	1985 / 1998	8,017,000	12,800,000	95.8%
Clearwater Village	Indianapolis, IN	Clearwater Village, LP	48,374	1996 / NAP	6,186,000	8,600,000	89.7%
Total / Wtd. Avg.:			342,317		$25,683,000	$38,800,000	89.3%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(2)	% of U/W Base Rent(2)(3)	Lease Expiration	2011 Total Sales (000s)	Sales Per Sq. Ft.(4)	Occupancy Cost (% of Sales)(4)(5)
Anchor Tenants
Jo-Ann Stores	NR/Caa1/CCC+	45,051	13.2%	$8.00	9.3%	1/31/2017	NAV	NAV	NAV
Shoe Carnival	NR/NR/NR	26,473	7.7	$10.00	6.8	1/31/2024	$11,624	$439	3.2%
Designer Shoe
Warehouse	NR/NR/NR	23,387	6.8	$20.99	12.7	11/30/2018	NAV	NAV	NAV
Clark's Sales &
Service	NR/NR/NR	21,000	6.1	$13.00	7.1	1/31/2016	NAV	NAV	NAV
Bridal Superstore	NR/NR/NR	15,540	4.5	$7.34	2.9	8/31/2017	$1,549	$100	11.1%
Subtotal		131,451	38.4%	$11.44	38.9%		NAV	NAV	NAV

Major In-Line Tenants
CEC Entertainment	NR/NR/NR	15,350	4.5%	$11.08	4.4%	12/31/2019	$1,871	$122	12.2%
Disc Replay, Inc.(6)	NR/NR/NR	10,125	3.0	$8.00	2.1	9/30/2017	NAV	NAV	NAV
Trader Joe's	NR/NR/NR	10,000	2.9	$14.00	3.6	9/30/2016	NAV	NAV	NAV
Subtotal		35,475	10.4%	$11.02	10.1%		NAV	NAV	NAV

Other(7)	Various	138,726	40.5%	$14.23	51.0%	Various	$7,663	$352	5.8%
Vacant	NAP	36,665	10.7	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.(8)		342,317	100.0%	$12.66	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include contractual rent steps through August 31, 2013.
(3)	% of U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(4)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2011 Total Sales figures.
(5)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 23, 2012, all divided by the 2011 Total Sales figures.

(6)	Disc Replay, Inc. executed a new lease to occupy 10,125 sq. ft. (3.0% NRA) commencing October 1, 2012 with an initial 61-month term.
(7)	Other Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only in-place tenants less than 10,000 sq. ft. that reported both 2011 and 2010 sales.
(8)	Weighted average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 305,652 and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	1	1,200	0.4%	1,200	0.4%	$11.75	0.4%	0.4%
2012	5	12,260	3.6	13,460	3.9%	$11.96	3.8	4.2%
2013	9	28,220	8.2	41,680	12.2%	$14.41	10.5	14.7%
2014	9	22,096	6.5	63,776	18.6%	$18.29	10.4	25.1%
2015	10	26,050	7.6	89,826	26.2%	$12.12	8.2	33.3%
2016	9	58,700	17.1	148,526	43.4%	$13.79	20.9	54.2%
2017	5	77,116	22.5	225,642	65.9%	$8.12	16.2	70.4%
2018	1	23,387	6.8	249,029	72.7%	$20.99	12.7	83.1%
2019	1	15,350	4.5	264,379	77.2%	$11.08	4.4	87.5%
2020	1	6,000	1.8	270,379	79.0%	$13.00	2.0	89.5%
2021	0	0	0.0	270,379	79.0%	$0.00	0.0	89.5%
2022	1	8,800	2.6	279,179	81.6%	$16.00	3.6	93.2%
Thereafter	1	26,473	7.7	305,652	89.3%	$10.00	6.8	100.0%
Vacant	NAP	36,665	10.7	342,317	100.0%	$0.00	NAP
Total /
Wtd. Avg.	53	342,317	100.0%			$12.66	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through August 31, 2013.
(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan. The GPB Portfolio I loan (the “GPB Portfolio I Loan”) is comprised of three individual cross-collateralized and cross-defaulted fixed rate loans totaling $25,569,000 ($75 per sq. ft.) secured by the borrower’s fee simple interest in three Class B retail properties totaling 342,317 sq. ft. and located at 5305-5473 East 82nd Street and 4603-4615 East 82nd Street, Indianapolis, Indiana and 777 North Green River Road, Evansville, Indiana (each, a “GPB Portfolio I Property” and together the “GPB Portfolio I Properties”). The $25,569,000 first mortgage loan has a 10-year term and amortizes on a 30-year schedule. The GPB Portfolio I Loan accrues interest at a fixed rate of 4.8490%.

Loan proceeds are anticipated to be used to refinance existing debt of approximately $22.6 million, fund upfront reserves totaling approximately $1.9 million, pay closing costs of approximately $472,335, and return equity to the Sponsor of approximately $1.1 million. Based on the appraised value of $38.8 million as of July 23, 2012, July 10, 2012 & July 17, 2012, the cut-off date LTV is 65.9%.

The Borrower / Sponsor. The borrowers are single purpose, Indiana limited partnerships structured to be bankruptcy-remote, each with one independent director in its organizational structure (collectively, the “Borrowers”). Each Borrower (i) has an Indiana corporation as its SPE corporate manager, which corporate manager is wholly owned by Mary Clare Broadbent, and holds a 1% ownership interest in the applicable Borrower and (ii) an Indiana limited liability company as its limited partner, which limited partner is wholly owned by George Broadbent and holds a 99% ownership interest in the applicable Borrower. The sponsor of the Borrower and the non-recourse carveout guarantor is George P. Broadbent (the “Sponsor”). Mary Clare Broadbent, Mr. Broadbent’s wife, provided a limited guaranty pursuant to which she agrees to serve as an additional non-recourse carveout guarantor with respect to bankruptcy matters, but such guaranty only is effective if she acquires, directly or indirectly, a majority interest in the GBP Portfolio I Property.

Mr. Broadbent, along with his former partner Robert Skinner, formed The Broadbent Company in 1972. The Broadbent Company owns and manages approximately 42 commercial real estate properties within 3.1 million sq. ft. George P. Broadbent, who, together with his wife Mary Clare Broadbent, owns approximately 30 properties, all family-owned and controlled. The Broadbents have been active commercial developers for approximately 40 years. Josh and Bryan Broadbent, sons of George and Mary Clare, are both involved in the day-to-day operations of the family’s real estate portfolio.

As of his December 31, 2011 personal financial statement, Mr. Broadbent reported total assets of approximately $61.6 million with $17.1 million in liquidity and a net worth of $31.8 million. Mary Clare Broadbent will provide springing limited recourse in the event the Borrower files voluntary bankruptcy.  As of July 18, 2012, Mary Clare Broadbent reported her minimum liquidity was $1.0 million and minimum net worth was $10.0 million. Combined, the Broadbent’s reported total liquidity of $18.1 million and a net worth of $41.8 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

The Borrower under the GPB Portfolio I Loan is affiliated with the borrowers under the GPB Portfolio II and GPB Portfolio III, each of which is a mortgage loan in the UBSB 2012-C3 mortgage pool.

The Properties. The GPB Portfolio I Properties consist of three Class B retail properties located at 5305-5473 East 82nd Street (the “Castleton Point Property”), 4603-4615 East 82nd Street (the “Clearwater Village Property”), Indianapolis, Indiana and 777 North Green River Road, Evansville, Indiana (the “Eastland Place Property”). Indianapolis is the capital of Indiana and the heart of the Indianapolis Statistical Market Area (“SMA”). The Evansville MSA is comprised of four Indiana counties (Vanderburgh, Warrick, Posey and Gibson) and two Kentucky counties (Henderson and Webster). The GPB Portfolio I Properties have a combined 342,317 sq. ft. of net rentable area and as of July 23, 2012 were collectively 89.3% occupied.

The Castleton Point Property, located at 5305-5473 East 82nd Street in Indianapolis, is a single-story Class B retail center consisting of two buildings that were built in 1985, comprising 92,517 sq. ft. of net rentable area and 95.8% leased to 21 tenants. The largest tenants are Clark’s Sales & Service and Bridal Superstore. Clark’s Sales & Service occupies 21,000 sq. ft. (22.7% of the Castleton Point Property NRA) under a lease that expires January 31, 2016. Bridal Superstore occupies 15,540 sq. ft. (16.8% of the Castleton Point Property NRA) under a lease that expires August 31, 2017. The remaining tenants at Castleton Point Property include a mix of typical in-line retail tenants with space ranging in size from 900 sq. ft. to 10,000 sq. ft. The buildings are configured with the 86,917 sq. ft. main building on the rear side of the parking lot and a small building containing 5,600 sq. ft. is on the front of the property near East 82nd Street. The Castleton Point Property has an appraised value of $12,800,000 as of July 10, 2012.

The Clearwater Village Property, located at 4603-4615 East 82nd Street in Indianapolis, is a single-story Class B retail center consisting of one building that was built in 1996, comprising 48,374 sq. ft. of net rentable area and 89.7% leased to 5 tenants. The largest tenant is Designer Shoe Warehouse, which occupies 23,387 sq. ft. (48.3% of the Clearwater Village Property NRA) under a lease that expires November 30, 2018. The remaining tenants at Clearwater Village Property include a mix of typical in-line retail tenants with space ranging in size from 3,207 sq. ft. to 8,800 sq. ft. The one-story building is located on the north side of 82nd street. The Clearwater Village Property has an appraised value of $8,600,000 as of July 10, 2012.

The immediate retail market for the Castleton Point Property and the Clearwater Village Property, consists of 737 buildings totaling 17.4 million sq. ft. of retail space. As of the 2Q 2012, the Northwest County submarket reported a vacancy rate of 4.7%.

The Eastland Place Property, located at 777 North Green River Road in Evansville, is a single-story Class B retail center consisting of five buildings that were built in 1982, comprising 201,426 sq. ft. of net rentable area and 86.2% leased to 28 tenants. The largest tenants are Jo-Ann Stores and Shoe Carnival. Jo-Ann Stores occupies 45,051 sq. ft. (22.4% of the Eastland Place Property NRA) under a lease that expires January 31, 2017. Shoe Carnival occupies 26,473 sq. ft. (13.1% of the Eastland Place Property NRA) under a lease that expires January 31, 2024. The remaining tenants at Eastland Place Property include a mix of typical in-line retail tenants with space ranging in size from 875 sq. ft. to 15,350 sq. ft. The one-story buildings are configured with a large main building at the rear of the property, with four smaller buildings to either side. The Eastland Place Property has an appraised value of $17,400,000 as of July 17, 2012.

The immediate retail market for Eastland Place Property consists of 458 buildings totaling 9.0 million sq. ft. of retail space. As of the 2Q 2012, the Eastside submarket reported a vacancy rate of 8.5%.

The chart below details the GPB Portfolio I Properties’ tenancy by general type.

GPB Portfolio I Tenant Type Summary

Tenant Type	Net Rentable Area. (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	YE 2011 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants	131,451	38.4%	$11.44	38.9%	6.0	NAV	NAV
Major In-Line	35,475	10.4%	$11.02	10.1%	5.7	NAV	NAV
Other	138,726	40.5%	$14.23	51.0%	2.9	$352	5.8%
Vacant	36,665	10.7%	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	342,317	100.0%	$12.66	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through August 31, 2013.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent and contractual rent steps through August 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 23, 2012 but excluding tenant energy costs, all divided by the YE 2011 total sales.

(4)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

The Market.  The Castleton Point Property and the Clearwater Village Property are located in the Northeast County Submarket of Indianapolis, Indiana while the Eastland Place Property is located in the Eastside Submarket of Evansville, Indiana. The Northern part of Indianapolis is one of the largest and most trafficked retail areas in the Indianapolis SMA. The area is suburban in nature and is approximately 95% developed. Land uses in the area consist of retail, mixed use and office developments located along primary thoroughfares, with residential development located along secondary arterial roadways.

Regional access is provided by Interstate 465, the perimeter beltway of Indianapolis. Interstate 465 provides access throughout the Indianapolis SMA and connects with five major interstate systems. On a local level, primary access is provided by East 82nd/86th Street and Keystone Avenue. East 82nd/86th Street is a four-to-six lane primary east/west thoroughfare which links the east and west side of Indianapolis. Keystone Avenue is a primary north/south thoroughfare connecting the area to the Indianapolis CBD approximately 12 miles south and Carmel, a suburban bedroom community, approximately 5 miles north.

The Castleton Point Property and the Clearwater Village Property are situated along East 82nd Street, a major east/west arterial and primary commercial corridor in the neighborhood. The average daily traffic count along East 82nd Street is 39,471 vehicles per day. Retail demand generators include a significant employment base, a densely populated trade area with above average household income levels and proximity of other retail uses.

As of Q2, 2012, the Northeast County retail submarket had a total supply of 17.4 million sq. ft. of space in 737 buildings and an overall vacancy rate of 5.2%, the fourth lowest in the SMA. The average asking rental rate was $15.28 per sq. ft., and the market had total net positive absorption of 15,163 sq. ft.

Competitive Property Summary Castleton Point (1)

Property	Owner	Year Built / Renovated	Total GLA (Sq. Ft.)	Tenants	Occupancy %(2)	Proximity (miles))
Castleton Point Property	Castleton Point, LP	1985 / 1998	92,517	Clark’s Sales & Service Bridal Superstore Trader Joe’s	95.8%	Subject
Clearwater Crossing	Clearwater Crossing, LP	1991 / NAP	224,936	NAV	93.0%	1.5
Shops at Rivers Edge	NAV	1988 / 2011	134,823	NAV	97.4%	4.5
Castleton Crossing	NAV	1974 / NAP	327,370	NAV	93.6%	NAV
Caslteton Place	NAV	1980 / 1997	47,108	NAV	65.2%	NAV
Caslteton Square Mall	NAV	1972 / 1998	1,267,787	NAV	95.5%	0.7
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Occupancy for the Castleton Point Property is based on total sq. ft. of 92,517, inclusive of storage space totaling 402 sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Competitive Property Summary Clearwater Village(1)
Property	Owner	Year Built / Renovated	Total GLA (Sq. Ft.)	Tenants	Occupancy %(2)	Proximity (miles))
Clearwater Village Property	Clearwater Village, LP	1996 / NAP	48,374	Designer Shoe Warehouse Half Price Books Philipe's Spa	89.7%	Subject
Fashion Mall Commons	Broadbent Company	1997 / NAP	153,431	Kohl's	NAV	1.2
River's Edge SC	Kite Development	1989 / NAP	110,896	Nordstrom Rack The Container Store Jason's Deli	100.0%	0.5
The Shops at River Crossing	PK Partners	1995 / NAP	122,019	Bed Bath & Beyond Old Navy Champps Americana	73.0%	1.3
Clearwater Shoppes	Clearwater Shoppes LP	1992 / NAP	45,957	Mod Salon	86.0%	1.5
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Occupancy for the Clearwater Village Property is based on total sq. ft. of 48,374.

The Eastland Place Property is located on the east side of Evansville, approximately 2 miles west of Interstate 164, a regional north/south thoroughfare and approximately 5 miles east of the Evansville CBD. The submarket is one of the busiest commercial corridors in Evansville. The area is suburban in nature and is approximately 85% developed. Land uses consist of commercial/retail, hotels and restaurants to the north and south, two-multi-family complexes to the east and the Eastland Mall to the west. The Eastland Place Property is situated along the east side of N. Green River Road, a primary north/south thoroughfare and commercial corridor in the neighborhood. According to the broker package, the average daily traffic count along N. Green River Road is 40,000 vehicles per day. The Eastland Place Property can be accessed via one curb cut on N. Green Road and additional points of access from Carriage Drive to the north and Virginia Street to the south.

As of Q2, 2012, the Eastside retail submarket had a total supply of 9.0 million sq. ft. of space in 458 buildings and an overall vacancy rate of 8.5%, the fifth lowest in the SMA. The average asking rental rate was $8.18 per sq. ft., and the market had negative net absorption of 16,649 sq. ft.

Competitive Property Summary Eastland Place(1)
Property	Owner	Year Built / Renovated	Total GLA (Sq. Ft.)	Tenants	Occupancy %(2)	Proximity (miles)
Eastland Place Property	Evansville Associates, LP	1982 / NAP	201,426	Jo-Ann Stores Shoe Carnival CEC Entertainment	86.2%	Subject
Plaza East	NAV	1974 / 1996	192,377	Burlington Coat Factory	86.0%	0.4
Eastland Convenience Ctr	NAV	1979 / NAP	175,333	Bed, Bath & Beyond Marshall’s	98.8%	0.3
Eastland Shoppes	NAV	1989 / 1997	163,069	Office Depot JC Penny	89.6%	0.6
Eastwood Plaza	NAV	1985 / NAV	48,984	NAV	97.0%	2.1
Village Commons	NAV	1988 / NAP	207,007	NAV	97.7%	NAV
Woodland Center	NAV	1983 / NAP	51,674	NAV	33.0%	0.4
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Occupancy for the Clearwater Village Property is based on total sq. ft. of 201,426.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 06/30/2012	U/W	U/W Per Sq. Ft.
Base Rent	$3,830,453	$3,903,517	$3,723,183	$3,842,944	$11.23
Vacancy Gross Up	0	0	0	445,094	1.30
Rent Steps(1)	0	0	0	25,179	0.07
Gross Potential Rent	$3,830,453	$3,903,517	$3,723,183	$4,313,217	$12.60
Total Recoveries	911,708	923,382	866,553	1,200,355	3.51
Less: Vacancy	0	0	0	(597,132)	(10.8%)
Total Other Income(2)	333	365	7,504	0	0.00
Effective Gross Income	$4,742,494	$4,827,264	$4,597,240	$4,916,440	$14.36
Total Operating Expenses	1,487,268	1,341,674	1,582,123	1,459,365	4.26
Net Operating Income	$3,255,226	$3,485,590	$3,015,117	$3,457,075	$10.10
TI/LC	0	0	0	241,604	0.71
Capital Expenditures	0	0	0	51,348	0.15
Net Cash Flow	$3,255,226	$3,485,590	$3,015,117	$3,164,123	$9.24
(1)	Rent Steps are based on steps through August 31, 2013.
(2)	Total Other Income includes other non-rental income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2009	2010	2011
Bridal Superstore	NAV	$94	$100
Shoe Carnival	$375	$352	$439
(1)	Historical Sales Per Sq. Ft. shown in the table above are based on historical sales statements provided by the Borrower.

Property Management. The GPB Portfolio I Properties are managed by The Broadbent Company,Inc., a Borrower affiliated management company, headquartered in Indianapolis, Indiana. The property management department is led by John A. Stuckey, who has been with the company since 1978. The company currently manages approximately 3.1 million sq. ft. of commercial real estate located in Indiana, Kentucky, Michigan, Ohio and Florida. The company employs a staff of 77 people. The company specializes in the management of retail, self-storage, and office properties.

Lockbox / Cash Management.  The GPB Portfolio I Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default, (ii) the occurrence of certain bankruptcy or insolvency events relating to the Guarantor, Sponsor or property manager, or (iii) the DSCR falling below 1.15x.

Initial Reserves.  At closing, the Borrower  deposited  (i) $220, 287 into a tax reserve account, (ii) $55,383 into an insurance reserve account, (iii) $869,000 into a capital expenditure/replacement reserve account, (iv) $304,365 into a TILC reserve account, (v) $368,063 into a deferred maintenance reserve account , (vi) $35,200 into a rent reserve account and (vii) $15,000 into an environmental account.

Ongoing Reserves.  On a monthly basis, the Borrower is  required to deposit reserves of  (i) $44,057 into a tax reserve account, (ii) $5,538 into a insurance reserve account, (iii) $4,279 into a capital expenditure/replacement reserve account, and (iv) $20,134 into a TI/LC reserve account. The TI/LC reserve account is  capped at  $370,072 for Castleton Point Property, $145,122 for Clearwater Village Property if DSW renews its lease for a term extending at least 3 years past the loan maturity date, and $402,856 for Eastland Place Property.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Partial Release/Prepayment. The GPB Portfolio I Loan documents permit each Borrower to obtain a release of its related GPB Portfolio I Property from the lien of the related mortgage and a release of the related cross, subject to, among other things, (i) prepayment of the GPB Portfolio I Loan by an amount equal to 125% of the loan amount of the released GPB Portfolio I Property (the “Release Amount”), (ii) payment of a premium in an amount equal to the greater of 1% of the Release Amount or yield maintenance, (iii) determination by the lender that the DSCR after the release is at least equal to the greater of (A) the DSCR as of loan closing and (B) the DSCR as of the date immediately preceding the release and (iv) determination by the lender immediately following the release, the LTV ratio is not greater than the lesser of (A) the  LTV ratio as of loan closing and (B) the LTV ratio as of the date immediately preceding the release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Retail - Anchored
Sponsor:	George P. Broadbent		Collateral:	Fee Simple
Borrower:	Clearwater Crossing, LP		Location:	Indianapolis, IN
	North Willow, LP		Year Built / Renovated(2):	Various / NAP
	Clearwater Shoppes, LP		Total Sq. Ft.:	279,676
Original Balance:	$24,243,000		Property Management:	The Broadbent Company, Inc.
Cut-off Date Balance:	$24,243,000		Underwritten NOI:	$3,235,756
% by Initial UPB:	2.2%		Underwritten NCF:	$2,988,876
Interest Rate:	4.8490%		Appraised Value:	$37,300,000
Payment Date:	6th of each month		Appraisal Date:	July 10, 2012
First Payment Date:	October 6, 2012
Maturity Date:	September 6, 2022		Historical NOI
Amortization:	360 months		Most Recent NOI:	$2,513,124 (T-12 June 30, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$2,856,320 (December 31, 2011)
Call Protection:	L(24), YM1(92), O(4)		3rd Most Recent NOI:	$2,814,674 (December 31, 2010)
Lockbox / Cash Management:	Hard / In-Place
			Historical Occupancy
Reserves(1)			Most Recent Occupancy:	86.3% (July 23, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	88.6% (December 31, 2011)
Taxes:	$211,472	$42,294	3rd Most Recent Occupancy:	89.1% (December 31, 2010)
Insurance:	$41,726	$4,173	(1) See “Initial Reserves” and “Ongoing Reserves” herein.
Replacement:	$943,000	$3,496	(2) See the Property Summary chart herein.
TI/LC:	$300,000	$17,077
Outstanding TI/LC:	$67,076	$0
Deferred Maintenance:	$7,863	$0
Rent Reserve:	$33,257	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$87
Balloon Balance / Sq. Ft.:		$71
Cut-off Date LTV:		65.0%
Balloon LTV:		53.2%
Underwritten NOI DSCR:		2.11x
Underwritten NCF DSCR:		1.95x
Underwritten NOI Debt Yield:		13.3%
Underwritten NCF Debt Yield:		12.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

Property Summary
Property Name	Location	Borrower	Total Sq. Ft.	Year Built / Renovated	Note Amount	Appraised Value	Occupancy (As of 7/23/2012)
Clearwater Crossing	Indianapolis, IN	Clearwater Crossing, LP	130,181	1990 / NAP	$10,334,000	$16,500,000	87.8%
North Willow Commons	Indianapolis, IN	North Willow, LP	103,538	1989 / NAP	8,801,000	13,100,000	87.9%
Clearwater Shoppes	Indianapolis, IN	Clearwater Shoppes, LP	45,957	1989 / NAP	4,858,000	7,700,000	78.5%
Total / Wtd. Avg.:			279,676		$23,993,000	$37,300,000	86.3%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(2)(3)	% of U/W Base Rent(2)(3)	Lease Expiration	2011 Total Sales (000s)	Sales Per Sq. Ft.(4)	Occupancy Cost (% of Sales) (4)(5)
Anchor Tenants
Babies “R” Us	B/B3/CCC+	36,000	12.9%	$9.39	9.4%	12/31/2014	NAV	NAV	NAV
Stein Mart	NR/NR/NR	36,690	13.1	$5.91	6.0	4/30/2014	$6,234	$170	4.7%
OfficeMax	NR/B2/B-	30,120	10.8	$9.00	7.6	10/31/2017	NAV	NAV	NAV
Subtotal		102,810	36.8%	$8.03	23.0%		NAV	NAV	NAV

Major In-Line Tenants
Barnes & Noble	NR/NR/NR	20,040	7.2%	$15.00	8.4%	2/28/2014	NAV	NAV	NAV
Subtotal		20,040	7.2%	$15.00	8.4%		NAV	NAV	NAV

Other	Various	118,582	42.4%	$20.75	68.6%	Various	$1,880	$223	10.9%
Vacant	NAP	38,244	13.7	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.(6)		279,676	100.0%	$14.86	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include contractual rent steps through August 31, 2013.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(4)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2011 Total Sales figures.
(5)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 23, 2012 all divided by the 2011 Total Sales figures.

(6)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 241,432 and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	2	1,962	0.7%	1,962	0.7%	$14.68	0.8%	0.8%
2012	2	4,896	1.8	6,858	2.5%	$19.63	2.7	3.5%
2013	6	14,700	5.3	21,558	7.7%	$20.74	8.5	12.0%
2014	12	112,057	40.1	133,615	47.8%	$11.13	34.8	46.8%
2015	7	17,655	6.3	151,270	54.1%	$20.58	10.1	56.9%
2016	10	27,964	10.0	179,234	64.1%	$18.69	14.6	71.5%
2017	9	53,761	19.2	232,995	83.3%	$15.17	22.7	94.2%
2018	2	8,437	3.0	241,432	86.3%	$24.72	5.8	100.0%
2019	0	0	0.0	241,432	86.3%	$0.00	0.0	100.0%
2020	0	0	0.0	241,432	86.3%	$0.00	0.0	100.0%
2021	0	0	0.0	241,432	86.3%	$0.00	0.0	100.0%
2022	0	0	0.0	241,432	86.3%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	241,432	86.3%	$0.00	0.0	100.0%
Vacant	NAP	38,244	13.7	279,676	100.0%	$0.00	NAP
Total / Wtd. Avg.	50	279,676	100.0%			$14.86	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through August 31, 2013.
(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan. The GPB Portfolio II loan (the “GPB Portfolio II Loan”) is comprised of three individual cross-collateralized and cross-defaulted fixed rate loans totaling $24,243,000 secured by the borrower’s fee simple interest in three Class B retail properties totaling 279,676 sq. ft. and located at 3920 East 82nd Street, 3841-3969 East 82nd Street and 1410-1518 West 86th Street, Indianapolis, Indiana (each, a “GPB Portfolio II Property” and together the “GPB Portfolio II Properties”). The $24,243,000 first mortgage loan has a 10-year term and amortizes on a 30-year schedule. The GPB Portfolio II Loan will accrue interest at a  fixed rate equal to 4.8490%.

Loan proceeds are anticipated to be used to refinance existing debt of approximately $21.1 million, fund upfront reserves totaling approximately $1.6 million, pay closing costs of approximately $453,864, and return equity to the Sponsor of approximately $1.3 million. Based on the appraised value of $37.3 million as of July 10, 2012, the cut-off date LTV is 65.0%.

The Borrower / Sponsor. The borrowers are single purpose, Indiana limited partnerships structured to be bankruptcy-remote, each with one independent director in its organizational structure (collectively, the “Borrowers”). Each Borrower (i) has an Indiana corporation as its SPE corporate manager, which corporate manager is wholly owned by Mary Clare Broadbent, and holds a 1% ownership interest in the applicable Borrower and (ii) an Indiana limited liability company as its limited partner, which limited partner is wholly owned by George Broadbent and holds a 99% ownership interest in the applicable Borrower. The sponsor of the Borrower and the non-recourse carveout guarantor is George P. Broadbent (the “Sponsor”). Mary Clare Broadbent, Mr. Broadbent’s wife, provided a limited guaranty pursuant to which she agrees to serve as an additional non-recourse carveout guarantor with respect to bankruptcy matters, but such guaranty only is effective if she acquires, directly or indirectly, a majority interest in the applicable GBP Portfolio II Property.

Mr. Broadbent, along with his former partner Robert Skinner, formed The Broadbent Company in 1972. The Broadbent Company owns and manages approximately 42 commercial real estate properties within 3.1 million sq. ft. George P. Broadbent, who, together with his wife Mary Clare Broadbent, owns approximately 30 properties, all family-owned and controlled. The Broadbents have been active commercial developers for approximately 40 years. Josh and Bryan Broadbent, sons of George and Mary Clare, are both involved in the day-to-day operations of the family’s real estate portfolio.

As of his December 31, 2011 personal financial statement, Mr. Broadbent reported total assets of approximately $61.6 million with $17.1 million in liquidity and a net worth of $31.8 million. Mary Clare Broadbent will provide springing limited recourse in the event the Borrower files voluntary bankruptcy.  As of July 18, 2012, Mary Clare Broadbent reported her minimum liquidity was $1.0 million and minimum net worth was $10.0 million. Combined, the Broadbent’s reported total liquidity of $18.1 million and a net worth of $41.8 million. The Borrower under the GPB Portfolio II Loan is affiliated with the borrowers under the GPB Portfolio I loan and the GPB Portfolio III loan, each of which is a mortgage loan in the UBSB 2012-C3 mortgage pool.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

The Properties. The GPB Portfolio II Properties consists of three Class B retail properties located at 3920 East 82nd Street (the “Clearwater Crossing Property”), 3841-3969 East 82nd Street (the “Clearwater Shoppes Property”) and 1410-1518 West 86th Street (the “North Willow Commons Property”), Indianapolis, Indiana. Indianapolis is the capital of Indiana and the heart of the Indianapolis Statistical Market Area (“SMA”). The GPB Portfolio II Properties have a combined 279,676 sq. ft. of net rentable area and as of July 23, 2012, were collectively 86.3% occupied.

The Clearwater Crossing Property, located at 3920 East 82nd Street in Indianapolis, is a single-story Class B retail center consisting of two buildings that were built in 1990, comprising 130,181 sq. ft. of net rentable area and 87.8% leased to 15 tenants. The largest tenants are Babies “R” Us, OfficeMax and Barnes & Noble. Babies “R” Us occupies 36,000 sq. ft. (27.7% of the NRA) under a lease that expires December 31, 2014. OfficeMax occupies 30,120 sq. ft. (23.1% of NRA) under a lease that expires October 31, 2017. Barnes and Noble occupies 20,040 sq. ft. (15.4% of NRA) under a lease that expires February 28, 2014. The remaining tenants at Clearwater Crossing Property include a mix of typical in-line retail tenants with spaces ranging in size from 1,600 sq. ft. to 4,410 sq. ft. The buildings are configured on either side of Clearwater Pointe Drive with Barnes & Noble and OfficeMax anchoring the building to the west and Babies “R” Us anchoring the building to the east.

The Clearwater Shoppes Property, located at 3841-3969 East 82nd Street in Indianapolis, is a single-story Class B retail center consisting of one building that was built in 1989, comprising 45,957 sq. ft. of net rentable area and 78.5% leased to 11 tenants. The largest tenants are Elan Furs and Nancy’s Bridal. Elan Furs occupies 7,237 sq. ft. (15.7% of the NRA) under a lease that expires March 31, 2018. Nancy’s Bridal occupies 6,210 sq. ft. (13.5% of NRA) under a lease that expires March 31, 2016. The remaining tenants at Clearwater Shoppes Property include a mix of typical in-line retail tenants with space ranging in size from 1,400 sq. ft. to 4,010 sq. ft. The one-story building is configured on the north side of 82nd street with excellent visibility.

The immediate retail market for Clearwater Crossing Property and Clearwater Shoppes Property, consists of 737 buildings totaling 17.4 million sq. ft. of retail space. As of the 2Q 2012, the Northeast County submarket reported a vacancy rate of 5.2%.

The North Willow Commons Property, located at 1410-1518 West 86th Street in Indianapolis, is a single-story Class B retail center consisting of two buildings that were built in 1989, comprising 103,538 sq. ft. of net rentable area and 87.9% leased to 23 tenants. The largest tenant is Stein Mart which occupies 36,690 sq. ft. (35.4% of the NRA) under a lease that expires April 30, 2014. The remaining tenants at North Willow Commons Property include a mix of typical in-line retail tenants with space ranging in size from 900 sq. ft. to 6,315 sq. ft. The one-story buildings are configured with a 16,623 sq. ft. street front building and an 86,915 sq. ft. back building following the north and west property lines.

The immediate retail market North Willow Commons Property, consists of 309 buildings totaling 5.0 million sq. ft. of retail space. As of the 2Q 2012, the Northwest County submarket reported the third lowest vacancy rate, within the Indianapolis SMA, of 4.7%.

GPB Portfolio II Properties Tenant Type Summary

Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	YE 2011 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants	102,810	36.8%	$8.03	23.0%	2.9	NAV	NAV
Major In-Line	20,040	7.2%	$15.00	8.4%	1.5	NAV	NAV
In-Line	118,582	42.4%	$20.75	68.6%	3.0	$223	10.9%
Vacant	38,244	13.7%	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	279,676	100.0%	$14.86	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through August 31, 2013 as well as percentage in lieu rent that was calculated based on YE 2011 sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent and contractual rent steps through August 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 23, 2012 but excluding tenant energy costs, all divided by the YE 2011 total sales.

(4)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

The Market. The Clearwater Crossing Property and the Clearwater Shoppes Property are located in the Northeast County Submarket while the North Willow Commons Property is located in the Northwest County Submarket. The Northern part of Indianapolis is one of the largest and most trafficked retail areas in the Indianapolis SMA. The area is suburban in nature and is approximately 95% developed. Land uses in the area consist of retail, mixed use and office developments located along primary thoroughfares, with residential development located along secondary arterial roadways.

Regional access is provided by Interstate 465, the perimeter beltway of Indianapolis. Interstate 465 provides access throughout the Indianapolis SMA and connects with five major interstate systems. On a local level, primary access is provided by East 82nd/East 86th Street and North Keystone Avenue. East 82nd/East 86th Street is a four-to-six lane primary east/west thoroughfare which links the east and west side of Indianapolis. North Keystone Avenue is a primary north/south thoroughfare connecting the area to the Indianapolis CBD approximately 12 miles south and Carmel, a suburban bedroom community approximately 5 miles north. North Keystone Avenue connects with Interstate 465, approximately 1.5 miles northwest of the Clearwater Crossing Property. Additionally, public transportation is provided by IndyGo, with the closest bus stop located 0.8 mile northwest of the Clearwater Crossing Property along Keystone Crossing. Overall, the Clearwater Crossing Property has good access and visibility along its intersection of East 82nd Street and Dean Road.

The Clearwater Crossing Property and the Clearwater Shoppes Property are both situated along East 82nd Street, a major east/west arterial and primary commercial corridor in the neighborhood. The average daily traffic count along East 82nd Street is 39,471 vehicles per day. Retail demand generators include a significant employment base, a densely populated trade area with above average household income levels and proximity of other retail uses.

As of Q2, 2012, the Northeast County retail submarket had a total supply of 17.4 million sq. ft. of space in 737 buildings and an overall vacancy rate of 5.2%, the fourth lowest in the SMA. The average asking rental rate was $15.28 per sq. ft., and the market had total absorption of 15,163 sq. ft.

Competitive Property Summary(1)
Property	Owner	Year Built / Renovated	Total GLA (Sq. Ft.)	Tenants	Occupancy %(2)	Proximity (miles)
Clearwater Crossing Property	Clearwater Crossing, LP	1990 / NAP	130,181	Babies “R” Us OfficeMax Barnes & Noble	87.8%	Subject
Clearwater Shoppes Property	Clearwater Shoppes LP	1989 / NAP	45,957	Elan Furs Nancy’s Bridal	78.5%	Subject
Fashion Mall Commons	Broadbent Company	1997 / NAP	153,431	Kohl’s	NAV	0.3
River’s Edge SC	Kite Development	1989 / NAP	110,896	Nordstrom Rack The Container Store Jason’s Deli	100.0%	2.2
The Shops at River Crossing	PK Partners	1995 / NAP	122,019	Bed Bath & Beyond Old Navy Champps Americana	73.0%	0.5
Clearwater Village	Clearwater Village LP	1997 / NAP	48,374	Splash Hair Salon, Inc.	93.0%	1.5
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Occupancies for the Clearwater Crossing Property and the Clearwater Shoppes Property are based on total sq. ft. of 130,181 and 45,957, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

The North Willow Commons Property is situated at the intersection West 86th Street, a major east/west arterial and primary commercial corridor in the neighborhood, and Ditch Road. According to the broker package, the average daily traffic counts along West 86th Street and Ditch Road are 38,282 and 18,657 vehicles per day, respectively. Retail demand generators include a significant employment base, a densely populated trade area with above average household income levels and proximity of other retail uses.

As of Q2, 2012, the Northwest County retail submarket had a total supply of 5.0 million sq. ft. of space in 309 buildings and an overall vacancy rate of 4.7%, the third lowest in the SMA. The average asking rental rate was $15.66 per sq. ft., and the market had total absorption of 4,831 sq. ft.

Competitive Property Summary(1)

Property	Owner	Year Built / Renovated	Total GLA (Sq. Ft.)	Tenants	Occupancy %(2)	Proximity (miles)
North Willow Commons Property	North Willow, LP	1989 / NAP	103,538	Stein Mart	87.9%	Subject
New Augusta Shoppes	NAV	1999 / NAP	15,600	Marco’s Pizza	NAV	11.7
Fashion Mall Commons	Broadbent Company	1997 / NAP	153,431	Kohl’s	NAV	4.4
River’s Edge Shopping Center	Kite Development	1989 / NAP	110,896	Nordstrom Rack The Container Store	100.0%	5.2
The Shops at River Crossing	PK Partners	1995 / NAP	122,019	Bed Bath & Beyond Old Navy Champps Americana	73.0%	4.6
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Occupancy for the North Willow Commons Property is based on total sq. ft. of 103,538.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	TTM 06/30/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent	$3,421,340	$3,418,807	$3,336,551	$3,537,170	$12.65
Vacancy Gross Up	0	0	0	723,602	2.59
Rent Steps(2)	0	0	0	50,683	0.18
Percentage Rent	230	2,334	709	0	0.00
Gross Potential Rent	$3,421,570	$3,421,141	$3,337,260	$4,311,455	$15.42
Total Recoveries	966,634	877,621	772,026	1,111,994	3.98
Less: Vacancy	0	0	0	(723,602)	(13.3%)
Total Other Income(3)	4,491	1,539	12,676	0	0.00
Effective Gross Income	$4,392,695	$4,300,301	$4,121,962	$4,699,848	$16.80
Total Operating Expenses	1,578,021	1,443,981	1,608,838	1,464,092	5.23
Net Operating Income	$2,814,674	$2,856,320	$2,513,124	$3,235,756	$11.57
TI/LC	0	0	0	204,928	0.73
Capital Expenditures	0	0	0	41,951	0.15
Net Cash Flow	$2,814,674	$2,856,320	$2,513,124	$2,988,876	$10.69
(1)	U/W Per Sq. Ft. based on collateral square footage of 279,676.
(2)	Rent Steps are based on steps through August 31, 2013.
(3)	Total Other Income includes other non-rental income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2009	2010	2011
Stein Mart	$198	$188	$180
(1)	Historical Sales Per Sq. Ft. shown in the table above is based on historical sales statements provided by the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

Property Management. The GPB Portfolio II Properties are managed by The Broadbent Company, a Borrower affiliated management company, headquartered in Indianapolis, Indiana. The Property Management department is led by John A. Stuckey, who has been with the company since 1978. The company currently manages approximately 3.1 million sq. ft. of commercial real estate located in Indiana, Kentucky, Michigan, Ohio and Florida. The company employs a staff of 77 people. The company specializes in the management of retail, self-storage, and office properties.

Lockbox / Cash Management.  The GPB Portfolio II Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default, (ii) the occurrence of certain bankruptcy or insolvency events relating to the Guarantor, Sponsor or property manager, or (iii) the DSCR falling below 1.15x.

Initial Reserves.  At closing, the Borrower  deposited  (i) $211,472 into a tax reserve account, (ii) $41,726 into an insurance reserve account, (iii) $943,000 into a capital expenditure/replacement reserve account, (iv) $300,000 into a general TI/LC reserve account, (v) $67,076 into an outstanding TILC reserve account, (vi) $7,863 into a deferred maintenance reserve account and (vii) $33,257 into a rent reserve account.

Ongoing Reserves.  On a monthly basis, the Borrower is expected to be required to deposit reserves of approximately (i) $42,294 into a tax reserve account, (ii) $4,173 into an insurance reserve account, (iii) $3,496 into a capital expenditure/replacement reserve account, and (iv) $17,077 into a TI/LC reserve account. The TI/LC reserve account is capped at $650,910 for Clearwater Crossing Property, $114,890 for Clearwater Shoppes Property and $207,080 for North Willow Commons Property.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

Partial Release/Prepayment. The GPB Portfolio II Loan documents permit each Borrower to obtain a release of its related GPB Portfolio II Property from the lien of the related mortgage and a release of the related cross, subject to, among other things, (i) prepayment of the GPB Portfolio II Loan by an amount equal to 125% of the loan amount of the released GPB Portfolio II Property (the “Release Amount”), (ii) payment of a premium in an amount equal to the greater of 1% of the Release Amount or yield maintenance, (iii) determination by the lender that the DSCR after the release is at least equal to the greater of (A) the DSCR as of loan closing and (B) the DSCR as of the date immediately preceding the release and (iv) determination by the lender immediately following the release, the LTV ratio is not greater than the lesser of (A) the LTV ratio as of loan closing and (B) the LTV ratio as of the date immediately preceding the release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

GPB Portfolio II
1 Clearwater Crossing Indianapolis, IN
2 Clearwater Shoppes Indianapolis, IN
3 North Willow Commons Indianapolis, IN
Carmel
Fishers
Zionsville
BOONE COUNTY
HAMILTON COUNTY
MARION COUNTY
Indianapolis Metropolitan Airfield
Fashion Mall at Keystone
Castleton Square Mall
St. Vincent Hospital and Health Services
St. Vincent Women's Hospital
Williams Creek
Meridian Hills
Crows Nest
Rocky Ripple
Butler University
Indiana School for the Deaf
Indiana State Fair Grounds
Glendale Town Center
Indiana Heart Hospital
Fort Harrison State Park
Lawrence
Eagle Creek Park
Lafayette Square Mall
Marian University
Indianapolis
Riverside Park
Speedway
Indianapolis Motor Speedway
Methodist Hospital
Victory Field
Indiana University-Purdue University at Indianapolis
State Capitol
White River State Park
Downtown
Lucas Oil Stadium
Bankers Life Fieldhouse
Indianapolis International Airport
White River
Garfield Park
George Washington Park
Holliday Park
Broad Ripple Park
Marott Park
Lafayette
Kokomo
Danville
Noblesville
Anderson
Muncie
Crawfordsville
Lawrence
Richmond
Greencastle
Greenwood
ILLINOIS
OHIO
Terre Haute
Bloomington
Columbus
Cincinnati
Covington
INDIANA
Seymour
Madison
Vincennes
Washington
Princeton
Louisville
Lexington
Evansville
Owensboro
KENTUCKY

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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2201-2235 Cottman Avenue Philadelphia, PA 19149	Collateral Asset Summary Great Northeast Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,058,261 72.1% 1.44x 10.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor(1):	KIMCO Realty Corporation		Collateral:	Fee Simple
	Morton L. Olshan		Location:	Philadelphia, PA
Borrower:	GNP Partners		Year Built / Renovated:	1962 / 1991
Original Balance:	$23,160,000		Total Sq. Ft.:	292,729
Cut-off Date Balance:	$23,058,261		Property Management:	KRC Property Management I, Inc., a
% by Initial UPB:	2.1%			borrower affiliate
Interest Rate:	5.0260%		Underwritten NOI:	$2,507,747
Payment Date:	6th of each month		Underwritten NCF:	$2,156,471
First Payment Date:	June 6, 2012		Appraised Value:	$32,000,000
Maturity Date:	May 6, 2022		Appraisal Date:	March 23, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(28), D(88), O(4)		Most Recent NOI:	$3,386,676 (December 31, 2011)
Lockbox / Cash Management(2):	Springing Hard / Springing		2nd Most Recent NOI:	$3,075,917 (December 31, 2010)
			3rd Most Recent NOI:	$2,921,260 (December 31, 2009)
Reserves(3)
	Initial	Monthly	Historical Occupancy
Taxes:	$0	Springing	Most Recent Occupancy:	95.7% (March 6, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	97.0% (December 31, 2011)
Replacement(4):	$0	Springing	3rd Most Recent Occupancy:	96.1% (December 31, 2010)
TI/LC:	$0	Springing	4th Most Recent Occupancy:	94.3% (December 31, 2009)
Deferred Maintenance:	$236,822	$0
(1)       The non-recourse carveout guarantor will be the borrower only.
(2)       A hard lockbox will be required to be put in place and active cash management will be triggered if, among other things, the DSCR is less than 1.20x on a trailing twelve month basis or in the event of a Sears Trigger Event, defined as the occurrence of any of the following (i) Sears gives notice of its intent not to extend or renew its lease, (ii) Sears fails to give notice of its election to extend the lease at least 12 months prior to the then-current lease expiration, (iii) a default under the Sears lease, (iv) any bankruptcy action of Sears, or (v) Sears goes dark or vacates its space. A cash sweep event will be triggered if, among other things, the DSCR is less than 1.10x on a trailing twelve month basis).
(3)       Escrows for taxes, insurance, replacement and TI/LC reserves are required during the continuation of a Cash Management Trigger Event (as defined in the loan documents.)
(4)       Replacement reserve is capped at $600,000.
(5)       During the continuance of a Sears Trigger Event (as defined above), all excess cash flow will be required to be swept into a Sears TI/LC reserve.

Sears TI/LC(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$79
Balloon Balance / Sq. Ft.:		$65
Cut-off Date LTV:		72.1%
Balloon LTV:		59.6%
Underwritten NOI DSCR:		1.68x
Underwritten NCF DSCR:		1.44x
Underwritten NOI Debt Yield:		10.9%
Underwritten NCF Debt Yield:		9.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2201-2235 Cottman Avenue Philadelphia, PA 19149	Collateral Asset Summary Great Northeast Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,058,261 72.1% 1.44x 10.9%

TRANSACTION HIGHLIGHTS

▪
Sponsorship. The borrower is owned by Kimco Realty Corporation (50%) and Great Northeast MLO Limited Partnership (50%), which is itself majority owned and controlled by Morton L. Olshan. Kimco Realty Corporation (“KIMCO”) is the largest owner and operator of neighborhood and community shopping centers in North America. Mortan L. Olshan. is Chairman of the Board and President of Mall Property, Inc., a privately-owned firm involved in the ownership and management of a commercial real estate portfolio totaling approximately 29 million sq. ft.

▪
Location and Demographics. The Great Northeast Plaza property is located in a densely-populated, infill location approximately 10 miles northeast of the Philadelphia CBD. More than 300,000 people live within a three-mile radius of the property.

▪
Remaining Equity. Based on their basis in the property of $40.0 million, the sponsors maintain existing equity of nearly $17.0 million. The sponsors’ basis is comprised of the 2006 purchase price of $36.5 million, capital improvements to date of $2.75 million and additional equity contributions to date of $750,000.

▪
KIMCO Presence. KIMCO owns three adjacent retail centers in the area, inclusive of The Great Northeast Plaza property, totaling 838,756 sq. ft. KIMCO indicated that this concentration allows it greater flexibility to coordinate tenancy at the three centers in order to maximize the tenant mix at each individual center.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Business Center of Chicago & Chicago Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 59.9% 1.78x 15.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Industrial – Warehouse / Distribution
Sponsor:	Ruben Espinoza; Gloria Flores Soto		Collateral(2):	Fee Simple
Borrower:	CMP Chicago Business Center, LLC		Location(2):	Chicago, IL
	Chicago Marketplace, LLC		Year Built / Renovated(3):	Various / Various
Original Balance:	$23,000,000		Total Sq. Ft.:	793,076
Cut-off Date Balance:	$23,000,000		Property Management:	Marketplace Management Inc.
% by Initial UPB:	2.1%		Underwritten NOI:	$3,443,331
Interest Rate:	5.6740%		Underwritten NCF:	$3,067,577
Payment Date:	6th of each month		Appraised Value:	$38,370,000
First Payment Date:	October 6, 2012		Appraisal Date:	June 18, 2012 & June 26, 2012
Maturity Date:	September 6, 2022
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$2,569,365 (T-12 May 31, 2012)
Call Protection:	L(24), D(93), O(3)		2nd Most Recent NOI:	$2,210,327 (December 31, 2011)
Lockbox / Cash Management(1):	Hard / In-Place		3rd Most Recent NOI:	NAV

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	82.7% (July 2, 2012)
Taxes:	$34,769	$21,731	2nd Most Recent Occupancy(4):	47.0% (December 31, 2011)
Insurance:	$24,232	$12,116	3rd Most Recent Occupancy:	NAV
Capital Expenditures:	$1,200,000	$0
(1)       Cash sweep will be triggered if, among other things, the DSCR is less than 1.40x on a trailing twelve month basis.
(2)       The Chicago Business Center & Chicago Marketplace loan is secured by the borrowers’ fee simple interest in two, cross-collateralized, cross-defaulted, industrial warehouse / distribution properties totaling 793,076 sq. ft. located approximately two miles apart at 2600 W. 35th Street (Chicago Business Center, 683,700 sq. ft.) and 2455 South Damen (Chicago Marketplace, 109,376 sq. ft.) in the city of Chicago, IL.
(3)       The Business Center of Chicago was constructed in two phases. Phase I was completed in 1929 and consists of a 362,486 SF, four-story industrial warehouse building along 35th Street. Phase II was built in 1959 and consists of an attached 321,214 SF, single-story 100% warehouse building. Neither phase has been substantially renovated. The Chicago Marketplace was constructed by the sponsor in 2006.
(4)       Business Center of Chicago was acquired as a vacant property in October 2010.

TI/LC:	$2,400,000	$0
Chicago Blast TI/LC:	$1,000,000	$0
Immediate Repairs:	$350,188	$0
Tuchten Prepd Rent Reserve:	$90,000	$0
Suprema Soccer Reserve:	$31,250	$0
Martinez Litigation Reserve:	$390,000	$0
Debt Service Reserve:	$177,487	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$29
Balloon Balance / Sq. Ft.:		$22
Cut-off Date LTV:		59.9%
Balloon LTV:		45.9%
Underwritten NOI DSCR:		2.00x
Underwritten NCF DSCR:		1.78x
Underwritten NOI Debt Yield:		15.0%
Underwritten NCF Debt Yield:		13.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Business Center of Chicago & Chicago Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 59.9% 1.78x 15.0%

TRANSACTION HIGHLIGHTS

▪
No Release Provisions: The collateral for the loan is two separate properties with no release provisions. Based on the underwritten net cash flow, the Business Center of Chicago property has cash flow sufficient to carry total debt service by a multiple of 1.02x.

▪	Strong Credit Metrics: The properties have a combined Underwritten NCF DSCR of 1.78x and a 15.0% Underwritten NOI Debt Yield.

▪	Upfront Reserves: The loan is structured with approximately $4.6 million of upfront reserves for Tenant Improvements, Leasing Commissions and Capital Expenditures.

▪
Location: The Chicago Business Center and Marketplace of Chicago properties are located within six miles of downtown Chicago in an area known as Chicago’s “Last Mile,” which is a distribution and manufacturing center heavily focused on the food industry, with excellent access to major traffic arteries Interstates 55, 90 and 94.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5665 East Mayo Boulevard Phoenix, AZ 85054	Collateral Asset Summary Residence Inn Phoenix Desert View at Mayo Clinic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,100,000 64.4% 1.58x 12.2%

Mortgage Loan Information			Property Information
Loan Seller:	AMF II		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality- Extended Stay
Sponsor:	Robert I. Finvarb		Collateral:(6)	Leasehold
Borrower:	Phoenix RI Owner, LLC		Location:	Phoenix, AZ
Original Balance:	$22,100,000		Year Built / Renovated:	2009 / NAP
Cut-off Date Balance:	$22,100,000		Number of Rooms:	208
% by Initial UPB:	2.0%		Property Management:(7)	Residence Inn by Marriott, LLC
Interest Rate:	5.1400%		Underwritten NOI:	$2,685,911
Payment Date:	1st day of each month		Underwritten NCF:	$2,411,693
First Payment Date:	October 1, 2012		Appraised Value:	$34,300,000
Maturity Date:	September 1, 2022		Appraisal Date:	May 22, 2012
Amortization:	318 months
Additional Debt:(1)	$3,250,000 B-Note		Historical NOI
Call Protection:	L(24),D(92),O(4)		Most Recent NOI:	$3,013,537 (T-12 June 15, 2012)
Lockbox / Cash Management:(2)	Soft / Springing		2nd Most Recent NOI:	$2,569,667 (December 31, 2011)
			3rd Most Recent NOI:	$2,394,072 (December 31, 2010)
Reserves(3)
	Initial	Monthly	Historical Occupancy
Taxes:	$0	$0	Most Recent Occupancy:	67.0% (T-12 June 15, 2012)
Insurance:	$0	$0	2nd Most Recent Occupancy:	63.2% (December 31, 2011)
FF&E:	$0	$0	3rd Most Recent Occupancy:	59.8% (December 31, 2010)
Seasonality Reserve:(4)	$0	$60,000
(1)       The B-Note accrues interest at a per annum rate of 13.0000%, provides for monthly payments of interest only and matures on September 1, 2022.
(2)       Cash management will be triggered in the event of a default under the loan documents.
(3)       Ongoing monthly reserve deposits for Taxes, Insurance and FF&E (1/12 of 4% of total Revenue) are suspended as long as such funds are escrowed by Residence Inn by Marriott, LLC, whose parent company is Marriott International, Inc., and applied for their intended purposes.
(4)       Monthly deposits to the Seasonality Reserve in the amount of $60,000 will be collected on the payment dates occurring in November through June up to a maximum balance of $400,000. Funds in a monthly amount not to exceed $170,000 will be applied to debt service due on the payment dates occurring in July through October to the extent that there is insufficient property cash flow to make such payments.
(5)       No ground rent is currently payable under the ground lease due to a credit granted by the ground lessor in favor of the Borrower for site work completed during construction of the property which will be reduced quarterly by the amount of ground rent that would otherwise be due. As of June 30, 2012, the ground lease credit balance was $663,633. Monthly deposits to the Ground Rent Reserve in the amount of $41,667 will be collected commencing on the first payment date that occurs after the ground lease credit has been reduced to an amount less than $125,000. The Ground Rent Reserve will be capped at a maximum balance of $125,000. Funds in the Ground Rent Reserve will be used to make ground rent payments in the event that Borrower fails to do so.
(6)       The Borrower’s interest in the property is pursuant to a ground lease with Mayo Clinic Arizona expiring on April 17, 2077. The ground lease may be extended twice by terms of 15 and 14 years, respectively, until April 17, 2106. The ground rent calculation is comprised of base rent, percentage rent, and a joint use expense. Base rent was set at $267,217 in 2009 and increases 7.5% every five years. Percentage rent is equal to 5% of gross room revenue for each year less base rent paid for the year. The joint use expense was set at $20,000 in 2009 and increases 3% annually. Calculations of DSCR and debt yield include the rent that would be payable, if not for the credit, under the terms of the ground lease based on the underwritten revenue.
(7)       The property is managed by Residence Inn by Marriott, LLC, whose parent company is Marriott International, Inc., under a 30 year management agreement that commenced in January 2009. The agreement includes two ten year renewal options.

Ground Rent Reserve:(5)	$0	$41,667

Financial Information
		Mortgage Loan
Cut-off Date Balance / Room:		$106,250
Balloon Balance / Room:		$82,565
Cut-off Date LTV:		64.4%
Balloon LTV:		50.1%
Underwritten NOI DSCR:		1.76x
Underwritten NCF DSCR:		1.58x
Underwritten NOI Debt Yield:		12.2%
Underwritten NCF Debt Yield:		10.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5665 East Mayo Boulevard Phoenix, AZ 85054	Collateral Asset Summary Residence Inn Phoenix Desert View at Mayo Clinic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,100,000 64.4% 1.58x 12.2%

TRANSACTION HIGHLIGHTS

▪
Strong RevPar Penetration. Per a May 2012 travel research report, the property has outperformed its competitive set in terms of occupancy, ADR and RevPar over the trailing 12 months ending in May 2012. The property exhibited positive performance trends with occupancy, ADR and RevPar penetrations of 109.2%, 105.0% and 114.6%, respectively. Since opening in 2009, the property’s RevPAR penetration index has exceeded 100.0 for all reported TTM periods.

▪
Occupancy and ADR Growth. Occupancy and ADR have been trending positively since the hotel opened in 2009. For the TTM period ending June 15, 2012, occupancy has increased to 67.0% and ADR has increased to $120.80, resulting in RevPar of $86.69, an increase of 14.9% over the TTM period ending June 17, 2011.

▪
Strong Borrower/Sponsor. The Robert Finvarb Companies was founded by the sponsor in 2002 to develop Marriott branded hotels. The sponsor has an ownership interest in nine operating hotels containing over 1,500 rooms and is developing two additional hotels that will contain approximately 323 rooms. As of December 31, 2011, the sponsor reported a net worth of approximately $36,000,000.

▪
Sponsor Equity. The sponsor’s total cost of developing the property was approximately $32,700,000, resulting in $7,350,000 of equity remaining in the transaction. Approximately $2,200,000 of new equity was contributed at the funding of the loan.

▪
Location and Limited New Supply. The property is located directly on the Mayo Clinic Hospital campus and situated between the Mayo Clinic and a major corporate campus of American Express. These two accounts represent a significant level of room night production for the property. Additionally, the Mayo Clinic has restricted the supply of hotels serving its campus to 500 rooms in aggregate, 41.6% of which is accounted for by the property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Hamptons Mixed Use Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 64.7% 1.33x 9.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Various – Various
Sponsors:	Berand J. Krupinski		Collateral:	Fee Simple
	Bonnie Krupinski		Location(3):	Various / NY
	Bruce Akrongold		Year Built / Renovated(3):	Various / Various
Borrower:	BB Equities LLC		Total Sq. Ft.(3):	46,800
	Grace Properties LTD.		Property Management:	KA Management Inc.
Original Balance:	$19,000,000		Underwritten NOI:	$1,718,742
Cut-off Date Balance:	$19,000,000		Underwritten NCF:	$1,669,239
% by Initial UPB:	1.8%		Appraised Value:	$29,350,000
Interest Rate:	5.2000%		Appraisal Date:	August 1, 2012
Payment Date:	6th of each month
First Payment Date:	October 6, 2012		Historical NOI
Maturity Date:	September 6, 2022		Most Recent NOI:	$1,490,551 (T-12 July 31, 2012)
Amortization:	360 months		2nd Most Recent NOI:	$1,429,207 (December 31, 2011)
Additional Debt:	None		3rd Most Recent NOI:	$1,342,592 (December 31, 2010)
Call Protection(1):	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Soft, Springing Hard / In-Place		Historical Occupancy
			Most Recent Occupancy:	92.8% (August 15, 2012)
Reserves			2nd Most Recent Occupancy:	80.0% (December 31, 2011)
	Initial	Monthly	3rd Most Recent Occupancy:	79.0% (December 31, 2010)
Taxes:	$30,352	$11,674
(1)  Partial defeasance is permitted, subject to among other things, a release price equal to at least 125% of the allocated loan amount, a post-release DSCR at least equal to the pre-release DSCR and a post-release LTV ratio not more than the pre-release LTV ratio.
(2)   Cash sweep will be triggered if, among other things, the DSCR is less than 1.20x on a trailing twelve month basis.
(3)  The Hamptons Mixed Use Portfolio loan is secured by the borrower’s fee simple interest in seven (7) properties consisting of three retail properties, three mixed-use (retail/office) properties and one mixed-use (retail/multifamily) property. Five of the properties are located in East Hampton, NY and two of the properties are located in Southampton, NY. 29 Newtown Lane (2,800 sq. ft. two-story retail building constructed in 1920, subsequently renovated in 2003 and located on Newtown Lane in East Hampton, NY); 47 Newtown Lane (5,052 sq. ft. two-story retail/office building constructed in 1920, subsequently renovated in 2005, and located on Newtown Lane in East Hampton, NY); 55 Newtown Lane (1,352 sq. ft. freestanding, single-story retail condominium constructed in 1920, subsequently renovated in 2005 and located on Newtown Lane in East Hampton, NY); 74 North Main Street (3,846 sq. ft. freestanding, two-story retail/multifamily constructed in 1940 and located on North Main Street in East Hampton, NY); 99 Newtown Lane (8,930 sq. ft. freestanding, two-story retail/office building constructed in 1920, subsequently renovated in 2004 and located on Newtown Lane in East Hampton, NY); 801 County Route 39 (19,892 sq. ft. two-story retail building constructed in 1960 and 1970 and located on Country Road 39 in Southampton, NY); 11 Main Street (4,928 sq. ft. two-story retail/office building constructed in 1920 and located on Main Street in Southampton, NY)

Insurance:	$26,041	$5,208
Replacement:	$0	$792
Deferred Maintenance:	$44,110	$0
TI/LC:	$125,000	$4,875
Condo Common Charges:	$0	$654

Financial Information
Cut-off Date Balance / Sq. Ft.:		$406
Balloon Balance / Sq. Ft.:		$336
Cut-off Date LTV:		64.7%
Balloon LTV:		53.6%
Underwritten NOI DSCR:		1.37x
Underwritten NCF DSCR:		1.33x
Underwritten NOI Debt Yield:		9.0%
Underwritten NCF Debt Yield:		8.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Hamptons Mixed Use Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 64.7% 1.33x 9.0%

TRANSACTION HIGHLIGHTS

▪
Sponsorship. The sponsors and non-recourse carve-out guarantors for the Hamptons Mixed Use Portfolio loan are Bruce Akrongold (50%) and Ben Krupinski and his wife Bonnie Krupinski (50%). Bruce Akrongold founded Fortune Financial Investment Corp in 1984 and has grown it into a full-service real estate acquisition, development and management company focused on the redevelopment of assets situated in the New York Metropolitan Area. Fortune Financial Investment Corp currently owns/manages for its own account a portfolio of residential apartment unitsand industrial properties and conceived as well as operates the Seagate Beach Club, a 10-acre ocean front resort located in Brooklyn, NY. As of June 2012, Bruce Akrongold has a total net worth equal to $21,969,000, with $559,000 of liquidity. Ben Krupinski is the managing partner and principal of Ben Krupinski General Contractor, Inc., which is a general contracting firm based in East Hampton that specializes in custom built homes and commercial building construction principally on the East End of Long Island. As of December 2011, Ben Krupinski and his spouse Bonnie, reported total assets of $143,379,721 and total liabilities of $4,015,967, for a stated net worth of $139,363,754, with $379,033 of liquidity. Real estate accounts for $108,425,205 of his assets. The sponsors (combined) currently have ownership interest in 60 real estate properties located in the NY metro area with very modest leverage profiles on their respective portfolios of 48.0% LTV ratio on Mr. Akrongold’s portfolio and 11.0% LTV ratio on in Mr. Krupinski’s portfolio.

▪	Diverse Tenant Mix. The properties are leased to 26 different tenants, with no one tenant occupying more than 15% of the gross leasable area.

▪	Sponsor Equity. The sponsors have $6.9 million of equity remaining in the properties.

▪
Strong Tenant Sales. The in-line sales for the Hamptons Mixed Use Portfolio as of YE 2011 were equal to $863 per sq. ft., which translates into an average occupancy cost of 7.7%. Of the 16 tenants that reported sales in 2011, 7 of the 16 reported sales in excess of $1,000 per sq. ft.

▪	Location. All seven of the Hamptons Mixed Use Portfolio properties are located in fully built out submarkets with high income demographics as evidenced by in-line sales equal to $863 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2625 Old Denton Road Carrollton, TX 75007	Collateral Asset Summary Shops at Old Denton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 73.9% 1.40x 10.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Shadow Anchored
Sponsor:	Hee Duk Lee		Collateral:	Fee Simple
	Jimmy Youngho An		Location:	Carrollton, TX
	John S. Chong		Year Built / Renovated:	1983 / 2010
Borrower:	Carrollton Asian Town Center, L.P.		Total Sq. Ft.:	178,171
Original Balance:	$17,000,000		Property Management:	TW Realty Advisors, Inc.
Cut-off Date Balance:	$17,000,000		Underwritten NOI:	$1,832,539
% by Initial UPB:	1.6%		Underwritten NCF:	$1,704,144
Interest Rate:	5.9800%		Appraised Value:	$23,010,000
Payment Date:	6th of each month		Appraisal Date:	April 14, 2012
First Payment Date:	October 6, 2012
Maturity Date:	September 6, 2022		Historical NOI
Amortization:	360 months		Most Recent NOI:	$2,215,721 (T-12 June 30, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$1,688,280 (December 31, 2011)
Call Protection:	L(24), D(93), O(3)		3rd Most Recent NOI:	$958,316 (December 31, 2010)
Lockbox / Cash Management(1):	Hard / Springing
			Historical Occupancy
Reserves			Most Recent Occupancy:	89.9% (April 1, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	79.2% (December 31, 2011)
Taxes:	$239,315	$26,591	3rd Most Recent Occupancy:	68.3% (December 31, 2010)
Insurance:	$51,938	$4,769	(1) Cash sweep/management will be triggered if, among other things, the DSCR is less than 1.25x on a trailing twelve month basis. (2) TI/LC reserve is capped at $500,000.
Replacement:	$0	$2,970
TI/LC(2):	$0	$7,424
Deferred Maintenance:	$37,250	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$95
Balloon Balance / Sq. Ft.:		$81
Cut-off Date LTV:		73.9%
Balloon LTV:		62.6%
Underwritten NOI DSCR:		1.50x
Underwritten NCF DSCR:		1.40x
Underwritten NOI Debt Yield:		10.8%
Underwritten NCF Debt Yield:		10.0%

TRANSACTION HIGHLIGHTS

▪
Strong Occupancy/Diverse Tenant Mix: The Shops at Old Denton property is shadow-anchored by a 78,500 sq. ft. Super H Mart that has 41 different locations across the United States. Super H Mart specializes in Asian foods and  is a nationally recognized grocery store chain among the Asian-American community. The property is 89.9% occupied as of April 1, 2012 and consists of a diverse tenant mix with no tenant occupying more than 7.5% of NRA.

▪
Good Location: The property is easily accessible via the President George Bush Turnpike (PGBT) immediately south of the property.  PGBT connects with Interstate-35E approximately 1.3 miles west of the Shops at Old Denton.

▪
Strong Sponsorship: The sponsors have significant commercial real estate experience and according to their financial statements report aggregate liquidity of approximately $6.6 million and net worth of approximately $33.7 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 East Pickwick Park Drive Greenacres, FL 33463	Collateral Asset Summary Pickwick MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,131,812 68.6% 1.62x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	GECC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Manufactured Housing Community
Sponsor:	James L. Bellinson		Collateral:	Fee Simple
Borrower:	Pickwick Mobile Home Park, LLC		Location:	Greenacres, FL
Original Balance:	$16,150,000		Year Built / Renovated:	1970 / NAP
Cut-off Date Balance:	$16,131,812		Total Pads:	369
% by Initial UPB:	1.5%		Property Management:	Riverstone Communities, LLC
Interest Rate:	4.7500%		Underwritten NOI:	$1,659,954
Payment Date:	1st of each month		Underwritten NCF:	$1,641,504
First Payment Date:	September 1, 2012		Appraised Value:	$23,500,000
Maturity Date:	August 1, 2022		Appraisal Date:	June 21, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(92), O(3)		Most Recent NOI:	$1,666,207 (T-12 May 31, 2012)
Lockbox / Cash Management:	NAP / NAP		2nd Most Recent NOI:	$1,657,739 (December 31, 2011)
			3rd Most Recent NOI:	$1,559,606 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$217,589	$24,177	Most Recent Occupancy:	98.1% (June 1, 2012)
Insurance:	$9,494	$1,187	2nd Most Recent Occupancy:	94.6% (December 31, 2011)
Replacement:	$0	$1,538	3rd Most Recent Occupancy:	93.4% (December 31, 2010)
Deferred Maintenance:	$14,473	$0

Financial Information
Cut-off Date Balance / Pad:		$43,718
Balloon Balance / Pad:		$35,684
Cut-off Date LTV:		68.6%
Balloon LTV:		56.0%
Underwritten NOI DSCR:		1.64x
Underwritten NCF DSCR:		1.62x
Underwritten NOI Debt Yield:		10.3%
Underwritten NCF Debt Yield:		10.2%

TRANSACTION HIGHLIGHTS

▪
Location. The Pickwick MHC property is located in Greenacres, within the West Palm Beach-Boca Raton-Boynton Beach metropolitan division, approximately 5 miles southwest of West Palm Beach and in close proximity to the coast. The property is situated near the intersection of South Military Trail and Lake Worth Road which are heavily traveled thoroughfares. The location is urban with a three-mile radius population of 132,841 and the city of Greenacres is virtually built out. The immediate market area has significant residential development, with considerable commercial development along South Military Trail and Lake Worth Road.

▪
Property. The Pickwick MHC property is an all-ages community with a reported unit mix of 267 (72%) single-section and 102 (28%) double-section pads. Amenities include a clubhouse and a leasing office building with laundry facilities, two swimming pools including a children’s swimming pool, a playground, shuffleboard courts, a basketball court, and a tennis court.

▪
Long-term Ownership/Sponsorship. James L. Bellinson owns and operates over 50 manufactured housing communities in 8 states, including more than 35 in Florida. Mr. Bellinson purchased Pickwick MHC in January 2002 reported a net worth in excess of $50MM and liquidity in excess of $5MM on December 31, 2011. The Pickwick MHC property is professionally managed by Riverstone Communities, LLC, owned and operated by Mr. Bellinson.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary East 98th Street Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 69.0% 1.42x 9.1%

Mortgage Loan Information			Property Information
Loan Seller:	AMF II		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Mixed Use – Retail / Office
Sponsor:	Morris Bawabeh; David Bawabeh		Collateral:	Fee Simple
Borrower:	Bermuda Realty No. 4 LLC		Location:	Brooklyn, NY
Original Balance:	$16,000,000		Year Built / Renovated:	2011/NAP; 2005/NAP; 1931/2011
Cut-off Date Balance:	$16,000,000		Total Sq. Ft.:	66,400
% by Initial UPB:	1.5%		Property Management:	Self-Managed
Interest Rate:	4.6630%		Underwritten NOI:	$1,462,925
Payment Date:	1st of each month		Underwritten NCF:	$1,410,503
First Payment Date:	October 1, 2012		Appraised Value:	$23,200,000
Maturity Date:	September 1, 2022		Appraisal Date:	April 25, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24),D(92),O(4)		Most Recent NOI:	$1,584,541 (Ann. YTD June 30, 2012)
Lockbox / Cash Management(1):	Soft, Springing Hard / Springing		2nd Most Recent NOI(7):	$747,511 (December 31, 2011)
			3rd Most Recent NOI(8):	$271,098 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:(2)	$21,240	$0	Most Recent Occupancy:	100.0% (August 8, 2012)
Insurance:(3)	$15,179	$0	2nd Most Recent Occupancy:	NAP
Replacement:(4)	$29,880	$0	3rd Most Recent Occupancy:	NAP
TI/LC:(5)	$400,000	$0
(1)   A hard lockbox and cash management will be triggered in the event of a monetary default under the loan documents.
(2)   At loan funding, the borrower deposited funds into the tax reserve in the amount of $21,240, which amount represents six months’ worth of the current tax payments and is the capped maximum balance for the tax reserve. As long as borrower delivers evidence of payment of taxes, monthly deposits to the tax reserve will not be required. If it is determined that the balance of the tax reserve is insufficient to pay the semi-annual tax bill, borrower will be required to deposit sufficient funds to make up the deficiency.
(3)   At loan funding, the borrower deposited funds into the insurance reserve in the amount of $15,179, which amount represents six months’ worth of the current insurance premiums and is the capped maximum balance for the insurance reserve. As long as borrower delivers evidence of acceptable insurance policies and payment of insurance premiums, monthly deposits to the insurance reserve will not be required. If it is determined that the balance of the insurance reserve is insufficient to pay six months of insurance premiums, borrower will be required to deposit sufficient funds to make up the deficiency.
(4)   At loan funding, the borrower deposited funds into the replacement reserve in the amount of $29,880, which amount is the capped maximum balance for the replacement reserve. As long as borrower adequately maintains the property, monthly deposits to the replacement reserve will not be required. If at any time the balance of the replacement reserve is less than $29,880, borrower will be required to deposit sufficient funds to make up the deficiency.
(5)   At loan funding, the borrower deposited funds into the TI/LC reserve in the amount of $400,000, which amount is the capped maximum balance for the TI/LC reserve. If at any time the balance of the TI/LC reserve is less than $400,000, borrower will be required to deposit sufficient funds to make up the deficiency.
(6)   At loan funding, the borrower deposited funds into a rent abatement reserve in the amount of $1,012,920, representing the total amount of the rent abatement provided to Ascend Charter School during the second and third years of its lease. Funds will be released in a monthly amount of $49,373 on the payment dates occurring in September 2012 through and including August 2013 and in the monthly amount of $35,037 on the payment dates occurring in September 2013 through and including August 2014.
(7)   Historical NOI for 2011 represents partial year operations for tenant spaces at the properties whose fit-out was either not complete or recently completed at the time.
(8)   Historical NOI for 2010 excludes the 86 East 98th Street and 123 East 98th Street properties whose construction and/or renovation was not complete at the time.

Rent Abatement Reserve:(6)	$1,012,920	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$241
Balloon Balance / Sq. Ft.:		$196
Cut-off Date LTV:		69.0%
Balloon LTV:		56.1%
Underwritten NOI DSCR:		1.48x
Underwritten NCF DSCR:		1.42x
Underwritten NOI Debt Yield:		9.1%
Underwritten NCF Debt Yield:		8.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary East 98th Street Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 69.0% 1.42x 9.1%

TRANSACTION HIGHLIGHTS

■
Strong Borrower/Sponsor. The sponsors have ownership and management interests in over 1.5 million square feet of retail properties located throughout Brooklyn, NY. As of August 8, 2012, the sponsors reported a total combined net worth of approximately $106,000,000 and liquidity of approximately $20,000,000.

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Sponsor Equity. The properties were acquired by the sponsors in various transactions over the past 8 years and they either built or extensively renovated the improvements at a cost of approximately $23,500,000. The sponsors have approximately $7,500,000 of equity remaining in the portfolio.

■
Location. The properties are located in a densely populated, urban in-fill location of Brooklyn, NY. As of 2012, the population within a one mile radius of the properties is estimated to be approximately 177,634.

■	Recent Construction. The properties were all either newly constructed or substantially renovated between 2005 and 2011.

■
Partial Recourse. The sponsors, Morris Bawabeh and David Bawabeh, personally guaranty $4,800,000 of the balance of the loan. Additionally, in the event that the Ascend Charter School vacates its space, costs of tenant improvements necessary to restore the vacated space back to leasable office space in an amount up to $2,000,000 ($43/SF) will be an additional recourse obligation of the sponsors.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

11611 Bernardo Plaza Court San Diego, CA 92128	Collateral Asset Summary Courtyard – Rancho Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,500,000 49.7% 2.24x 17.9%

Mortgage Loan Information			Property Information
Loan Seller:	KeyBank National Association		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Limited Service
Sponsor:	Apple REIT Seven, Inc.		Collateral:	Fee Simple
Borrower:	Apple Seven SPE Rancho		Location:	San Diego, CA
	Bernardo, Inc.		Year Built / Renovated:	1987 / 2006
Original Balance:	$15,500,000		Number of Rooms:	210
Cut-off Date Balance:	$15,500,000		Property Management:	Dimension Development Company, Inc.
% by Initial UPB:	1.4%		Underwritten NOI:	$2,767,508
Interest Rate:	5.0000%		Underwritten NCF:	$2,440,027
Payment Date:	1st of each month		Appraised Value:	$31,200,000
First Payment Date:	October 1, 2012		Appraisal Date:	July 19, 2012
Maturity Date:	September 1, 2022
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$2,769,110 (T-12 June 30, 2012)
Call Protection:	L(24), D(93), O(3)		2nd Most Recent NOI:	$2,480,912 (December 31, 2011)
Lockbox / Cash Management(1):	Soft / Springing		3rd Most Recent NOI:	$2,017,615 (December 31, 2010)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	67.6% (T-12 June 30, 2012)
Taxes:	$140,377	$23,396	2nd Most Recent Occupancy:	66.3% (December 31, 2011)
Insurance(2):	$0	Springing	3rd Most Recent Occupancy:	60.5% (December 31, 2010)
Deferred Maintenance:	$24,150	$0
(1)   Cash management will be triggered if (i) there is an event of default; (ii) there is any bankruptcy action of borrower, operator or manager; (iii) the DSCR is less than 1.20x on a trailing twelve month basis; (iv) there is a judgment in the court case known as “In re Apple REITs Litigation” currently pending in the United States District Court for the Eastern District of New York, wherein borrower, operator, guarantor or the Property are materially adversely affected, financially or otherwise.
(2)   The monthly insurance escrows will be triggered if (i) a cancellation, termination or lapse of any required coverage occurs; (ii) Borrower fails to provide evidence of coverage; or (iii) an event of default.
(3)   The FF&E monthly escrow amount shall be adjusted annually and shall be the greater of (i) the amount required to be escrowed by borrower at any time pursuant to the franchise agreement, or (ii) one-twelfth of 4.0% of the greater of the total gross income from operations or the total projected gross income from operations set forth in the annual budget for the immediately following calendar year.

Renovations:	$975,000	$0
FF&E(3):	$27,290	$27,290

Financial Information
Cut-off Date Balance / Room:		$73,810
Balloon Balance / Room:		$55,176
Cut-off Date LTV:		49.7%
Balloon LTV:		37.1%
Underwritten NOI DSCR:		2.55x
Underwritten NCF DSCR:		2.24x
Underwritten NOI Debt Yield:		17.9%
Underwritten NCF Debt Yield:		15.7%

TRANSACTION HIGHLIGHTS

■
Credit Metrics. Based on the “as is” appraised value of $31.2 million, the loan represents a 49.7% loan to value ratio, and based on the underwriting, the NCF DSCR is 2.24x and the NCF Debt Yield is 15.7%.

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Increasing Performance. For the trailing twelve month period ending June 30, 2012, the property is performing at the top if its competitive set and the San Diego NE/Escondido Tract in regard to occupancy, average daily rate, and revenue per available room. Net operating income has continually increased over the past three reporting periods, moving from  $2.02 million in 2010, $2.48 million in 2011 to $2.77 million as of the trailing twelve month period ending June 30, 2012. In addition, revenue per available room has increased from  $67.41 in 2010, $75.69 in 2011, to $77.61 as of the trailing twelve month period ending June 30, 2012.

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Sponsor Equity. Based on the cost basis of $37,433,000, the sponsor had $21,933,000 of equity remaining in the Courtyard – Rancho Bernardo property as of loan closing resulting in a loan-to-cost ratio of 41.4%.

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Location. The Courtyard – Rancho Bernardo property is located in southern California, approximately 23 miles north of downtown San Diego in Rancho Bernardo. The  property is located along the east side of Interstate 15, approximately two miles from Rancho Bernardo Business Park, a 685-acre office complex where approximately 50,000 workers are employed. Sony Electronics, Hewlett-Packard, Northrop Grumman, BAE Systems, NCR Corporation, SAIC, Cymer and Eastman Kodak Co. are located in the Rancho Bernardo Business Park.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary Cooper Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,483,914 71.9% 1.54x 11.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Ted H. Cooper		Collateral:	Fee Simple
	Jennifer Cooper		Location(6):	Various
Borrower:	The Somerset Center Cooper, LLC		Year Built / Renovated(6):	Various / Various
	Magnolia Place Cooper, LLC		Total Sq. Ft. (6):	211,750
	The Saufley Station Cooper, LLC		Property Management:	Wheeler/Kolb Management
Original Balance:	$15,500,000			Company
Cut-off Date Balance:	$15,483,914		Underwritten NOI:	$1,706,579
% by Initial UPB:	1.4%		Underwritten NCF:	$1,558,354
Interest Rate:	5.1000%		Appraised Value(7):	$21,550,000
Payment Date:	6th of each month		Appraisal Date(7):	Various
First Payment Date:	September 6, 2012
Maturity Date:	August 6, 2022		Historical NOI
Amortization:	360 months		Most Recent NOI:	$1,742,663 (T-12 May 31, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$1,537,349 (December 31, 2011)
Call Protection(1):	L(25), D(92), O(3)		3rd Most Recent NOI:	$1,262,378 (December 31, 2010)
Lockbox / Cash Management(2):	Hard / Springing
			Historical Occupancy
Reserves			Most Recent Occupancy(8):	97.7% (Various)
	Initial	Monthly	2nd Most Recent Occupancy:	82.3% (December 31, 2011)
Taxes:	$84,642	$14,567	3rd Most Recent Occupancy:	72.4% (December 31, 2010)
Insurance:	$22,406	$3,734
(1)       Partial defeasance is permitted subject to, among other things, a release price equal to at least 115% of the allocated loan amount, a post-release DSCR at least equal to the greater of closing date DSCR or the pre-release DSCR and a post-release LTV ratio not more than the lesser of closing date LTV and the pre-release LTV ratio, provided that the loan documents prohibit the partial release of the Magnolia Place property.
(2)       Cash management and cash sweep will be triggered if, among other things, the DSCR is less than 1.15x on a trailing twelve month basis or upon the occurrence of certain tenant-specific trigger events as described in the transaction highlights below.
(3)       Replacement reserve is capped at $120,000.
(4)       TI/LC reserve is capped at $1,000,000. Upon the occurrence of certain trigger events excess cash flow will be swept into additional TI/LC reserve accounts, as described in the transaction highlights below.
(5)       Free Rent Reserve is equal to the remaining rent credits attributable to Burke’s Outlet ($2,708.33 per month from August 2012 to September 2013) and Sleep Tight ($5,696 for each of August and September 2012).
(6)       The Cooper Retail Portfolio loan is secured by the borrower’s fee simple interest in three anchored retail centers totaling a combined 211,750 sq. ft. - Magnolia Place (103,638 sq. ft., built in 1995 and renovated in 2007 / 2011, and located in Columbus, MS); Saufley Plaza (51,282 sq. ft., built in 1998 and located in Pensacola, FL); and Somerset Center (56,840 sq. ft., built in 2000 and renovated in 2011, and located in Somerset, KY).
(7)       Magnolia Place has an appraised value of $11.1 million as of June 1, 2012. Saufley Plaza has an appraised value of $6.2 million as of June 4, 2012. Somerset Center has an appraised value of $4.25 million as of June 1, 2012.
(8)       The borrower reported occupancy of 95.3% as of June 21, 2012 for Magnolia Place, 100.0% as of September 6, 2012 for Saufley Plaza and 100.0% as of May 31, 2012 for Somerset Center.

Replacement(3):	$0	$3,529
TI/LC(4):	$0	$27,778
Free Rent Reserve(5):	$50,395	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$73
Balloon Balance / Sq. Ft.:		$60
Cut-off Date LTV:		71.9%
Balloon LTV:		59.3%
Underwritten NOI DSCR:		1.69x
Underwritten NCF DSCR:		1.54x
Underwritten NOI Debt Yield:		11.0%
Underwritten NCF Debt Yield:		10.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Cooper Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,483,914 71.9% 1.54x 11.0%

TRANSACTION HIGHLIGHTS

▪	Multi-Property Loan. The Cooper Retail Portfolio loan is comprised of three mortgaged properties located in three different states.

▪
Cash Equity. Based on the reported total basis of $24.5 million (comprised of the combined purchase price of $22.0 million in 2006 and reported equity invested since the acquisition of $2.5 million), the sponsors had approximately $9.0 million of equity remaining in the Cooper Retail Portfolio properties as of loan closing resulting in a loan to cost ratio of 63.3%.

▪
Reserve Structure. The Cooper Retail Portfolio loan is structured with springing cash flow sweeps to separate TI/LC reserve accounts upon any of the “Specified Tenants” (as defined below) (i) failing to give notice of its intent to extend or renew its lease upon expiration, (ii) engaging in any bankruptcy action, or (iii) going dark, vacating or discontinuing operations at the related property. The Specified Tenants are Winn Dixie, Burke’s, TJ Maxx, Office Depot, and any other tenant that (a) then occupies more than 10,000 sq. ft. at the properties, (b) accounts for more than 8% of the in place base rent at the properties, or (c) satisfies certain other conditions as set forth in the loan documents.

▪	Below Market Rents. According to the appraisals, all of the tenants at the Cooper Retail Portfolio properties pay at or below market rents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Zeune Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,266,479 65.7% 1.52x 10.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Self Storage
Sponsor:	Kim E. Zeune		Collateral:	Fee Simple
Borrower:	A Storage Solution of Destin, L.L.C.		Location(3):	Various
	A Storage Solution of Daphne, LLC		Year Built / Renovated(3):	Various
	Michigan Storage Center II LLC		Total Units(3):	3,120
	Zeune Michigan Storage Center,		Property Management:	Zeune Construction & Development, Inc.
	III, LLC;		Underwritten NOI:	$1,662,074
	Etna Storage, LLC		Underwritten NCF:	$1,597,957
	Broad & York Street Mini Storage,		Appraised Value:	$23,250,000
	LTD.		Appraisal Date(4):	April 2012
Original Balance:	$15,295,000
Cut-off Date Balance:	$15,266,479		Historical NOI
% by Initial UPB:	1.4%		Most Recent NOI:	$1,684,947 (T-12 June 30, 2012)
Interest Rate:	5.5500%		2nd Most Recent NOI:	$1,528,748 (December 31, 2011)
Payment Date:	6th of each month		3rd Most Recent NOI:	$1,263,456 (December 31, 2010)
First Payment Date:	August 6, 2012
Maturity Date:	July 6, 2022		Historical Occupancy
Amortization:	360 months		Most Recent Occupancy:	78.8% (June 30, 2012)
Additional Debt:	None		2nd Most Recent Occupancy:	74.1% (December 31, 2011)
Call Protection:	L(26), D(91), O(3)		3rd Most Recent Occupancy:	63.3% (December 31, 2010)
Lockbox / Cash Management(1) :	Hard / Springing
(1)       Cash management and a cash sweep will be triggered if, among other things, the DSCR is less than 1.10x on a trailing twelve month basis.
(2)       Replacement reserve is capped at $192,350 or 3 years of collections.
(3)       The Zeune Self Storage Portfolio loan is secured by the borrower’s fee simple interest in six self storage facilities containing 3,120 units (427,444 sq. ft.) – A Storage Solution of Destin (798 units built in 2005-2006 and is located in Destin, FL); Michigan Storage Centers – Farmington Hills (666 units built in 2004 and is located in Farmington, MI); A Storage of Daphne (531 units built in 2009 and is located in Daphne, AL); Michigan Storage Centers – Oak Park (556 units built in 1964 and renovated in 2006 is located in Oak Park, MI); Broad and York Storage (365 units built in 1995-2009 and is located in Pataskala, OH); and Etna Storage (204 units built in 2009 and is located in Pataskala, OH).
(4)       A Storage Solution of Destin has an appraised value of $7.5 million as of April 4, 2012. Michigan Storage Centers – Farmington Hills has an appraised value of $5.4 million as of April 10, 2012. A Storage of Daphne has an appraised value of $3.4 million as of April 5, 2012. Michigan Storage Centers – Oak Park has an appraised valueof $2.6 million as of April 10, 2012. Broad & York Storage has an appraised value of $2.9 million as of April 3, 2012. Etna Storage has an appraised value of $1.45 million as of April 3, 2012.

Reserves
	Initial	Monthly
Taxes:	$203,264	$24,473
Insurance:	$31,957	$6,967
Replacement(2):	$0	$5,343
Daphne Wind Insurance
Deductible:	$200,000	$0

Financial Information
Cut-off Date Balance / Unit:		$4,893
Balloon Balance / Unit:		$4,101
Cut-off Date LTV:		65.7%
Balloon LTV:		55.0%
Underwritten NOI DSCR:		1.59x
Underwritten NCF DSCR:		1.52x
Underwritten NOI Debt Yield:		10.9%
Underwritten NCF Debt Yield:		10.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Zeune Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,266,479 65.7% 1.52x 10.9%

TRANSACTION HIGHLIGHTS

▪
Sponsorship. Kim E. Zeune has over 30 years of experience in commercial real estate, constructing over one million square feet of retail space nationwide for 84 Lumber Company with Zeune Brothers Construction (ZBC). From 1983 to 1989, ZBC completed seven self storage projects totaling approximately 500,000 sq. ft.  In 1989, Mr. Zeune formed Zeune Construction & Development (ZCD). ZCD has completed construction on over a million square feet of self storage, retail, office, and convenience store facilities. Zeune’s current portfolio consists of an ownership interest in nine self storage facilities with 4,766 units, totaling 631,324 sq. ft. The properties are located in Alabama, Florida, Ohio, and Michigan. Mr. Zeune has a net worth of approximately $9.7 million and liquidity of $251,117 as of December 31, 2011.

▪	Multi-Property Loan. The collateral for the Zeune Self Storage Portfolio loan is comprised of six mortgaged properties located across four states (MI, OH, AL and FL).

▪
Strong Loan Economics. Based on total Underwritten Net Cash Flow of $1,597,957, the Zeune Self Storage Portfolio loan performs at a U/W NCF DSCR of 1.52x and U/W NOI DY of 10.9%. Based on current in place rent, the breakeven occupancy for the Zeune Self Storage Portfolio loan is 58.6%.

▪
Improving Portfolio Performance. From year end 2009 through year end 2011, total revenue improved at a compounded annual growth rate of 12.1% from $2,095,101 to $2,634,674. Over this same period Net Cash Flow improved at a compounded annual growth rate of 21.0% from $1,043,472 to $1,528,748. Occupancy for the Zeune Self Storage Portfolio properties has improved from 57.5% in 2009 to 73.6% in 2011 with current occupancy as of June 30, 2012 of 85.5% (based on total square footage of 427,444.) Current occupancy on a per unit basis is 78.8%.

▪
Management. The Zeune Self Storage Portfolio properties are managed by a sponsor related entity, Stop-N-Go Storage. Stop-N-Go, headquartered in Westerville, Ohio, is a privately held self-storage management company formed in 1981 to run the property management operations of the Zeune Construction and Development portfolio. Stop-N-Go currently manages all nine of the Zeune self-storage properties located in Alabama, Florida, Michigan, and Ohio and employs six on-site property managers and three off-site employees who oversee the daily operations and leasing at each property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered UBS-Barclays Commercial Mortgage Trust 2012-C3, Commercial Mortgage Pass-Through Certificates, Series 2012-C3, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a)      if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)          stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)         certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)        certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)         providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)       if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)          stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)         certifying that the nonqualified intermediary is not acting for its own account,

(iii)        certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)         providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
September 2013	82%	82%	82%	82%	82%
September 2014	63%	63%	63%	63%	63%
September 2015	42%	42%	42%	42%	42%
September 2016	21%	21%	21%	21%	21%
September 2017	0%	0%	0%	0%	0%
September 2018	0%	0%	0%	0%	0%
September 2019	0%	0%	0%	0%	0%
September 2020	0%	0%	0%	0%	0%
September 2021	0%	0%	0%	0%	0%
September 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.57	2.57	2.56	2.56	2.56

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
September 2013	100%	100%	100%	100%	100%
September 2014	100%	100%	100%	100%	100%
September 2015	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	0%	0%	0%	0%	0%
September 2018	0%	0%	0%	0%	0%
September 2019	0%	0%	0%	0%	0%
September 2020	0%	0%	0%	0%	0%
September 2021	0%	0%	0%	0%	0%
September 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.89	4.88	4.87	4.85	4.65

D-1

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
September 2013	100%	100%	100%	100%	100%
September 2014	100%	100%	100%	100%	100%
September 2015	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	80%	80%	80%	80%	80%
September 2019	59%	59%	59%	59%	59%
September 2020	37%	37%	37%	37%	37%
September 2021	14%	14%	14%	14%	14%
September 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.38	7.37	7.37	7.37	7.37

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
September 2013	100%	100%	100%	100%	100%
September 2014	100%	100%	100%	100%	100%
September 2015	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.81	9.79	9.76	9.74	9.58

D-2

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%
%
%
%
%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%
%
%
%
%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%
%
%
%
%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
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ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth and attached hereto in Annex G.  Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)         Payment Record.  No Mortgage Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period in the related Note) and no Mortgage Loan has been 30 days or more (without giving effect to any applicable grace period in the related Note) past due.

(2)         Fixed Rate Loan.  Each Mortgage Loan (exclusive of any default interest, late charges or prepayment premiums) is a fixed rate mortgage loan with a term to maturity, at origination or as of the most recent modification, as set forth in the Mortgage Loan Schedule.

(3)         Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date.

(4)         Ownership of Mortgage Loan.  At the time of the assignment of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

(5)         Borrower; Bankruptcy.  In respect of each Mortgage Loan (or Loan Combination, if applicable), as of the origination date and, to the Seller’s actual knowledge, as of the Closing Date, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan (or Loan Combination, if applicable), the related Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(6)         Mortgage Lien; Assignment of Leases.  Each Mortgage Loan (or Loan Combination, if applicable) is secured by the related Mortgage which establishes and creates a valid and subsisting first priority lien on the related Mortgaged Property, or leasehold interest therein, comprising real estate, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances.  Such Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Seller in all personal property owned by the Borrower that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan (or Loan Combination, if applicable), subject only to Permitted Encumbrances.  There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances.  Except for the holder of the Companion Loan with respect to the Loan Combinations, to the Seller’s knowledge, no Person other than the related Borrower and the mortgagee own any interest in any payments due under the related leases.  The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Loan Documents.  As of the origination date, there were, and, to the Seller’s knowledge as of the Closing Date, there are, no mechanics’ or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below) and except for Permitted Encumbrances.  No Mortgaged Property secures any mortgage loan not represented on the Mortgage Loan Schedule other than a Companion Loan.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan, other than a Mortgage Loan listed on the Mortgage Loan Schedule or a Companion Loan.  No Mortgage Loan is secured by property that is not a Mortgaged Property.  Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the recordation of the Mortgage or the Assignment of Leases, Rents and Profits or the filing of UCC Financing Statements are required in order to effect such perfection.

(7)         Title.  The related Borrower under each Mortgage Loan has good and indefeasible fee simple or, if representation (25) hereof is applicable to such Mortgage Loan, leasehold title to the related Mortgaged Property comprising real estate, subject to Permitted Encumbrances, if any.

(8)         Title Insurance.  The Seller has received an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy or a title policy commitment or pro-forma “marked up” at the closing of the related Mortgage Loan (or Loan Combination, if applicable), and countersigned or otherwise approved by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which was issued by a nationally recognized title insurance company (the “Title Insurer”) qualified to do business in the jurisdiction where the applicable Mortgaged Property is located (unless such jurisdiction is the State of Iowa), covering the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan (or Loan Combination, if applicable), on the Borrower’s fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances.  Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan (or Loan

Combination, if applicable).  No claims have been made under such Title Insurance Policy.  Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the Mortgage Loan and its successors and/or assigns. No holder of the related Mortgage has done, by act or omission, anything that would, and the Seller has no actual knowledge of any other circumstance that would, impair the coverage under such Title Insurance Policy.  Such Title Insurance Policy contains no exception regarding the encroachment upon any material easements of any material permanent improvements located at the Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or such Title Insurance Policy affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) against losses caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

(9)         Valid Assignment.  The related Assignment of Mortgage and the related assignment of the Assignment of Leases, Rents and Profits executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller)) and constitute the legal, valid and binding assignment of such Mortgage and the related Assignment of Leases, Rents and Profits from the Seller to the Purchaser.  The endorsement of the related Note by the Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Note, and together with such Assignment of Mortgage and the related assignment of Assignment of Leases, Rents and Profits, legally and validly conveys all right, title and interest in such Mortgage Loan and Loan Documents to the Purchaser.

(10)       Nonrecourse.  The Loan Documents for each Mortgage Loan (or Loan Combination, if applicable) provide that such Mortgage Loan (or Loan Combination, if applicable) is nonrecourse to the related parties thereto except that the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following:  (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents.

(11)       Mortgage Provisions.  The Loan Documents for each Mortgage Loan (or Loan Combination, if applicable) contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Borrower which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(12)       Enforceability.  Each of the related Notes and Mortgages are the legal, valid and binding obligations of the related Borrower named on the Mortgage Loan Schedule and each of the other related Loan Documents is the legal, valid and binding obligation of the parties thereto (subject to any nonrecourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(13)       Modifications.  Neither the terms of the Mortgage Loans nor the related Loan Documents have been altered, impaired, modified or waived in any material respect, except prior to the Cut-off Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth in the related Mortgage File and posted on the website or otherwise made available to the Controlling Class Representative, and no such alterations, impairments, modifications, or waivers have been completed or consented to after the Cut-off Date.

(14)       Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or may be substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Borrower and fees paid in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan (or Loan Combination, if applicable) following payment of such Mortgage Loan (or Loan Combination, if applicable) in full.

(15)       Releases.  Except by a written instrument that has been delivered to the Purchaser as a part of the related Mortgage File with respect to any immaterial releases of the Mortgaged Property, no Mortgage Loan (or Loan Combination, if applicable), has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Borrower has not been released, in whole or in part, from its obligations under any related Loan Document.

(16)       No Offset.  Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mortgage Loan nor any of the related Loan Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Loan Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Loan Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

(17)       No Material Default.  As of the Closing Date, there is no payment default, after giving effect to any applicable notice and/or grace period, and, to the Seller’s knowledge, as of the Closing Date, there is no other material default under any of the related Loan Documents, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Seller or on its behalf or, to the Seller’s knowledge, by the Seller’s predecessors in interest with respect to the Mortgage Loans; and, to the Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller.  No Mortgage Loan (or Loan Combination, if applicable), has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related Loan Documents.  The Seller has not waived any material claims against the related Borrower under any nonrecourse exceptions contained in the Note.

(18)       No Future Advances.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date (except for certain amounts that were fully disbursed by the mortgagee, but were escrowed pursuant to the terms of the related Loan Documents) and there are no future advances required to be made by the mortgagee under any of the related Loan Documents.  Any requirements under the related Loan Documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held.  The Seller has not, nor, to the Seller’s knowledge, have any of its agents or predecessors in interest with respect to the Mortgage Loan, in respect of payments due on the related Note or Mortgage, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Borrower other than (a) interest accruing on such Mortgage Loan from the date of such disbursement of such Mortgage Loan to the date which preceded by thirty (30) days the first payment date under the related Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Mortgage Loan.

(19)       No Equity Interest.  No Mortgage Loan has capitalized interest included in its principal balance, and no Mortgage Loan provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization is due thereon.

(20)       Compliance.  The terms of the Loan Documents evidencing such Mortgage Loan comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans (or Loan Combinations, if applicable), including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(21)       Licenses and Permits.  To the Seller’s knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the date of origination of the Mortgage Loan (or Loan Combination, if applicable), the related Mortgaged Property was, and to the Seller’s actual knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such Mortgaged Property or applicable zoning laws is insured by the Title Insurance Policy, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan (or Loan Combination, if applicable) or the rights of a holder of the related Mortgage Loan.

(22)       Taxes and Assessments.  All (a) taxes, water charges, sewer charges, or other similar outstanding governmental charges and assessments which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property) and, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), have, in each case, been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes, charges, and assessments and any late charges due in connection therewith has been established.  As of the date of origination, the related Mortgaged Property consisted of one or more separate and complete tax parcels.  For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

(23)       Encroachments.  To the Seller’s knowledge based on surveys or the Title Insurance Policy, (i) none of the material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan (or Loan Combination, if applicable) lies outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent they are legally nonconforming as contemplated by representation (41) below, and (ii) no improvements on adjoining properties encroach upon such Mortgaged Property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property or (b) encroachments affirmatively covered by the related Title Insurance Policy.  With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

(24)       Property Condition.

(a)           Except with respect to repairs estimated to cost less than $10,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the Cut-off Date) related to the Mortgaged Property and, to Seller’s knowledge as of the Closing Date, (i) the related Mortgaged Property is in good repair, free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use and operation of the Mortgaged Property as it was being used or operated as of the origination date, or (ii) an escrow (or escrows) in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established, which escrows will in any and all events be not less than 100% of the estimated cost of the required repairs.  Since the origination date, to the Seller’s knowledge, such Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition that would materially and adversely affect its value as security for the related Mortgage Loan (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account have not been established.

(b)           As of the origination date of such Mortgage Loan (or Loan Combination, if applicable), and, to the Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Seller’s actual knowledge, threatened, for the partial or total condemnation of the relevant Mortgaged Property; provided that solely for purposes of this representation (24(b)), the Seller’s actual knowledge shall include the actual knowledge of any servicer that has serviced the Mortgage Loan (or Loan Combination, if applicable), on behalf of the Seller as derived from the servicer by the Seller based on a level of inquiry that is customary for sellers of conduit loans in the commercial real estate industry.

(25)       Ground Leases.  For each Mortgage Loan identified on the Mortgage Loan Schedule as being secured in whole or in part by a leasehold estate (a “Ground Lease”) (except with respect to any Mortgage Loan also secured by the related fee interest in the Mortgaged Property), the related Ground Lease satisfies the following conditions:

(a)           such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease or other agreement received by the originator of the Mortgage Loan (or Loan Combination, if applicable) from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; as of the date of origination of the Mortgage Loan (or Loan Combination, if applicable), there was no material change of record in the terms of such Ground Lease with the exception of written instruments which are part of the related Mortgage File and Seller has no knowledge of any material change in the terms of such Ground Lease since the recordation of the related Mortgage, with the exception of written instruments which are part of the related Mortgage File;

(b)           such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Loan Combination, if applicable) from the ground lessor is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Loan Combination, if applicable) from the ground lessor is, and shall remain, prior to any mortgage or other lien upon the related fee interest (other than the Permitted Encumbrances) unless a nondisturbance agreement is obtained from the holder of any mortgage on the fee interest which is assignable to or for the benefit of the related lessee and the mortgagee under the Mortgage Loan (or Loan Combination, if applicable);

(c)           such Ground Lease or other agreement provides that upon foreclosure of the related Mortgage or assignment of the Borrower’s interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee (or any of its successors and assigns under the Mortgage) becomes the owner of such interest, such interest is further assignable by such mortgagee (or any of its successors and assigns under the Mortgage) upon notice to such lessor, but without a need to obtain the consent of such lessor;

(d)           such Ground Lease is in full force and effect and no default of tenant or ground lessor was in existence at origination, or to the Seller’s knowledge, is in existence as of the Closing Date, under such Ground Lease, nor at origination was, or to the Seller’s knowledge, is there any condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; either such Ground Lease or a separate agreement contains the ground lessor’s covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

(e)           such Ground Lease or other agreement requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease or other agreement contains the ground lessor’s covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Borrower;

(f)           either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan (or Loan Combination, if applicable) or (ii) such Ground Lease or other agreement provides that (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (B) in the case of any such default which is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Borrower under such Ground Lease (insofar as it relates to the Ground Lease)

may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

(g)           such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) which extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan;

(h)           under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it, or consented to by it, or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable), together with any accrued and unpaid interest thereon; and

(i)           such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

(26)       Environmental Matters.  Except for those Mortgage Loans for which a lender’s environmental insurance policy was obtained in lieu of an Environmental Site Assessment, an Environmental Site Assessment relating to each Mortgaged Property prepared no earlier than 12 months prior to the Closing Date was obtained and reviewed by the Seller in connection with the origination of such Mortgage Loan (or Loan Combination, if applicable), and a copy is included in the Servicing File.

(a)           Such Environmental Site Assessment does not identify, and the Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the Mortgaged Property that would constitute or result in a material violation of any Environmental Laws, except for such circumstances or conditions (i) which are covered by environmental insurance policies maintained with respect to the Mortgaged Property, or (ii) as to which any expenditure greater than 5% of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) is required in order to achieve or maintain compliance in all material respects with any Environmental Laws, adequate sums, equal to at least 125% of the estimate of the total amount of such expenditures as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Mortgage Loan (or Loan Combination, if applicable), and as to which the related Borrower has covenanted to perform the actions necessary to achieve or maintain compliance in all material respects with any Environmental Laws, or (iii) as to which the related Borrower or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, as recommended by the Environmental Site Assessment or required by the applicable governmental authority, or (iv) as to which a responsible party not related to the Borrower with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) which, if recommended in the Environmental Site Assessment, were investigated further and, based upon such additional investigation, as to which an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or an indemnity to the related Borrower or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related Borrower or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable).

(b)           To the Seller’s actual knowledge and in reliance upon the Environmental Site Assessment, except for any Hazardous Materials being handled in accordance with applicable Environmental Laws and except for any Hazardous Materials present at such Mortgaged Property for which, to the extent that an Environmental Site Assessment recommends remediation or other action, (A) there is either (i) environmental insurance with respect to such Mortgaged Property or (ii) an amount in an escrow account pledged as security for such Mortgage Loan (or Loan Combination, if applicable) under the relevant Loan Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment or (B) one of the statements set forth in representation (26)(a) above is true, (1) such Mortgaged Property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the Environmental Laws would have to be eliminated before the sale of, or which could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

(c)           The related Mortgage or other Loan Documents contain covenants on the part of the related Borrower requiring its compliance with any present or future federal, state and local Environmental Laws and regulations in connection with the Mortgaged Property.  The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller, and its successors and assigns, harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party resulting from a breach of the environmental representations, warranties or covenants given by the related Borrower in connection with such Mortgage Loan.

(d)           With respect to each of the Mortgage Loans which is covered by a lender’s environmental insurance policy obtained in lieu of an Environmental Site Assessment (“In Lieu of Policy”), each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan (or Loan Combination, if applicable), and has a term ending no sooner than the date which is five years after the maturity date of the related Mortgage Loan (or Loan Combination, if applicable), is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(27)       Insurance.  As of the date of origination of the related Mortgage Loan (or Loan Combination, if applicable), and, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing the coverage described below and the Loan Documents permit the mortgagee to require the coverage described below.  All premiums with respect to the insurance policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Loan Documents, and the Seller has not received (1) any notice of non-payment of premiums that has not been cured in a timely manner by the related Borrower or (2) any notice of cancellation or termination of such insurance policies.  The relevant Servicing File contains the insurance policy required for such Mortgage Loan or a certificate of insurance for such insurance policy.  Each Mortgage or Loan Agreement requires that the related Mortgaged Property and all improvements thereon are covered by insurance policies providing (a) coverage in an amount at least equal to the lesser of full replacement cost of such Mortgaged Property and the outstanding principal balance of the related Mortgage Loan (or Loan Combination, if applicable) (subject to customary deductibles) for losses sustained by fire and for losses or damages from other risks and hazards covered by a standard extended coverage insurance policy providing “special form” coverage in an amount sufficient to prevent the Borrower from being deemed a co-insurer and to provide coverage on a full replacement cost basis of such Mortgaged Property (in some cases, full replacement excludes excavations, underground utilities, foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policy contains a standard mortgagee clause naming the mortgagee and its successor in interest as additional insureds or loss payee, as applicable; and such policy contains no provisions for a deduction for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements; (b) business interruption or rental loss insurance in an amount at least equal to (i) 12 months of operations or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (c) flood insurance, if any portion of the improvements, exclusive of a parking lot, on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development, with respect to other Mortgage Loans, as having special flood hazards, to the extent flood insurance is available; (d) workers’ compensation, if required by law; and (e) comprehensive general liability insurance in an amount not less than $1 million.  All such insurance policies referred to in clauses (a) through (d) of the prior sentence that are currently in place contain clauses providing they are not terminable and may not be terminated without thirty (30) days’ prior written notice to the mortgagee (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days’ prior written notice to the mortgagee is required).  In addition, each Mortgage and/or Loan Agreement permits the related mortgagee to make premium payments to prevent the cancellation of such insurance policies with respect to the Mortgaged Property and shall entitle such mortgagee to reimbursement therefor.  Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Mortgage Loan (or Loan Combination, if applicable), together with any accrued interest thereon.  If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable), and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  The related Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan (or Loan Combination, if applicable) and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance for such Mortgaged Property was obtained from an insurer rated at least “A-:V” by A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  To the Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

(28)       Escrows.  All amounts required to be deposited by each Borrower at origination under the related Loan Documents have been deposited or have been withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.  All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Seller (except to the extent they have been disbursed for their intended purposes), and all amounts required to be deposited by the applicable Borrower under the related Loan Documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period).  All of the Seller’s interest in such escrows and deposits will be conveyed by the Seller to the Purchaser hereunder.

(29)       Litigation.  To the Seller’s knowledge, with respect to each Mortgage Loan, as of the date of origination of such Mortgage Loan (or Loan Combination, if applicable), and, to the Seller’s actual knowledge, with respect to each Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Borrower under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Borrower or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Borrower and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Borrower.

(30)       Servicing.  The servicing and collection practices used by Seller in respect of each Mortgage Loan (or Loan Combination, if applicable) have been in all material respect legal, proper and prudent, in accordance with customary commercial mortgage servicing practices.

(31)       Inspection.  The originator of the Mortgage Loan (or Loan Combination, if applicable) or the Seller has inspected or caused to be inspected each related Mortgaged Property within the 12 months prior to the Closing Date.

(32)       Financial Reporting.  The Loan Documents require the Borrower to provide the holder of the Mortgage Loan with at least the following:  annual operating statements, financial statements and, except for Mortgage Loans for which the related Mortgaged Property is leased to a single tenant or is a multifamily or similar property, rent rolls.

(33)       Related Borrowers.  No two or more Mortgage Loans representing, in the aggregate, more than 5% of the aggregate outstanding principal amount of all the Mortgage Loans included in the Issuing Entity have the same Borrower or, to the Seller’s knowledge, are to Borrowers which are entities controlled by one another or under common control.

(34)       Single Purpose Entity.  Each Borrower with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of $15,000,000 included in the Issuing Entity is an entity whose organizational documents or related Loan Documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity.  For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents or related Loan Documents provide that it shall engage solely in the business of owning and operating the Mortgaged Property and which does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the Mortgaged Property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or the other Loan Documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

(35)       REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages) and, accordingly, (A) the gross proceeds of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including land, buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the principal balance of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the unpaid principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).   Each manufactured home in the Mortgaged Property securing the Mortgage Loan identified as Lakewood Village is a “single-family residence” which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind which is customarily used at a fixed location, pursuant to the requirements of Section 25(e)(10) of the Code.  Each such manufactured home is (i) affixed to the ground with its wheels and axels (if any) removed, (ii) connected to utilities such as gas, water and electric service and (iii) not able to be moved without difficulty and expense once sited.

(36)       Due-on-Sale or Encumbrance.  Each of the Mortgage Loans contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage Loan, the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of a Borrower and that it may provide for transfers subject to the Mortgage Loan holder’s approval of transferee, transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality, transfers of leases entered into in accordance with the Loan Documents, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in Borrowers or transfers of passive interests so long as the key principals or general partner retains control).  The Loan Documents contain a “due-on-encumbrance” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the property subject to the Mortgage or any controlling interest in the Borrower is further pledged or encumbered, unless the prior written consent of the holder of the Mortgage Loan is obtained (except that it may provide for assignments subject to the Mortgage Loan holder’s approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control).  The Mortgage or Note requires the Borrower to pay all reasonable out-of-pocket fees and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or a defeasance provision.

(37)       Whole Loan.  Except with respect to the Mortgage Loans related to Loan Combinations, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

(38)       Defeasance.  Each Mortgage Loan containing provisions for defeasance of mortgage collateral provides that defeasance may not occur any earlier than two years after the Closing Date, and further requires or provides that:  (i) the replacement collateral consist of U.S. ”government securities,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Note when due (up to the maturity date for the related Mortgage Loan or the date on which the Borrower may prepay the related Mortgage Loan without payment of any prepayment penalty); (ii) the Mortgage Loan may be assumed by a Single Purpose Entity approved by the holder of the Mortgage Loan; (iii) counsel provide an opinion that the trustee has a perfected security interest in the collateral prior to any other claim or interest; and (iv) the related Borrower must deliver, or cause delivery of, such other documents and certifications as the mortgagee may reasonably require which may include, without limitation, (A) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (B) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note when due.  Each Mortgage Loan containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Borrower shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Mortgage Loan (except as contemplated in representation (39) hereof).  In addition, if the related Mortgage Loan permits defeasance, then the Loan Documents provide that the related Borrower shall (x) pay all reasonable fees associated with the defeasance of the Mortgage Loan and all other reasonable expenses associated with the defeasance, or (y) provide all opinions required under the related Loan Documents, and in the case of any Mortgage Loan with an outstanding principal balance as of the Cut-off Date of $40,000,000 or greater, (a) a REMIC opinion and (b) a No Downgrade Confirmation.

(39)       Release of Property.  The terms of the related Loan Documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions and only (i) in consideration of payment in full (or in certain cases in which partial prepayment is permitted, in an amount equal to no less than 125% of the Allocated Loan Amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S. ”government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in a defeasance meeting the requirements of representation (38) hereof, provided that in the case of a partial defeasance, the portion of the principal balance of the Mortgage Loan (or Loan Combination, if applicable) secured by the defeasance collateral is not less than 125% of the Allocated Loan Amount, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan (or Loan Combination, if applicable) or the appraisal obtained at origination of the Mortgage Loan (or Loan Combination, if applicable) and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of a release price in an amount equal to not less than 125% of the Allocated Loan Amount for such Mortgaged Property or the portion thereof to be released or (v) in connection with the substitution of a replacement property in compliance with REMIC Provisions; provided that, in the case of clauses (i), (iii) and (iv), for any Mortgage Loan (or Loan Combination, if applicable) originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal amount of the Mortgage Loan (or Loan Combination, if applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

(40)       Commercial Property.  Each Mortgaged Property is owned by the related Borrower, except for Mortgaged Properties which are secured in whole or in a part by a Ground Lease and for out-parcels, and is used and occupied for commercial or multifamily residential purposes in accordance with applicable law.

(41)       Casualty.  In the event of casualty or destruction of the Mortgaged Property, any non-conformity with applicable zoning laws as of the origination date will not prohibit the Mortgaged Property from being restored or repaired in all material respects, to the use or structure at the time of such casualty, except for restrictions on its use or rebuildability for which (i) law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by the Seller or (ii) the Title Insurance Policy insures against such non-conformity.  For purposes of the foregoing sentence, it is understood that any change to the use or structure of the Mortgaged Property which materially and adversely affects the related Borrower’s ability to timely make payments on the related Mortgage Loan shall be deemed to be a material change to such use or structure.

(42)       Capital Contribution; Construction.  Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Borrower under the Mortgage Loan (or Loan Combination, if applicable).  The Mortgage Loan (or Loan Combination, if applicable) was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

(43)       No Fraud.  No court of competent jurisdiction will determine in a final decree that fraud with respect to the Mortgage Loans (or Loan Combinations, if applicable) has taken place on the part of the Seller or, to the Seller’s actual knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan (or Loan Combination, if applicable).

(44)       Grace Periods.  If the related Mortgage or other Loan Documents provide for a grace period for delinquent Monthly Payments, such grace period is no longer than ten (10) days from the applicable payment date.

(45)       Access.  The following statements are true with respect to the related Mortgaged Property:  (a) the Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) appropriate for the current use of the Mortgaged Property.

(46)       Terrorism Insurance.  None of the Loan Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates.  Each Mortgaged Property is insured by a “standard extended coverage” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(47)       Appraisal.  An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan (or Loan Combination, if applicable), and such appraisal contained a statement, or was accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan (or Loan Combination, if applicable) was originated.

(48)       Condemnation.  In the case of any Mortgage Loan (or Loan Combination, if applicable) originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by the United States, a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower is required to pay down the principal balance of the Mortgage Loan (or Loan Combination, if applicable) in an amount required by the REMIC Provisions, and such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, if applicable).

(49)       Release of Cross-Collateralization.  In the case of any Mortgage Loan (or Loan Combination, if applicable) originated after December 6, 2010, no such Mortgage Loan (or Loan Combination, if applicable) that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan (or Loan Combination, if applicable) permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(50)       Other.  For purposes of these representations and warranties, the term “to the Seller’s knowledge” shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of the Mortgage Loans (or Loan Combinations, if applicable) or of any servicer responsible for servicing the Mortgage Loan (or Loan Combination, if applicable) on behalf of the Seller, believes that a given representation or warranty is not true or is inaccurate based upon the Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.  Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the Seller’s knowledge.  For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, origination and sale of the Mortgage Loans (or Loan Combinations, if applicable) does not actually know of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.

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ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number identified on Annex A to this free writing prospectus and the Mortgage Loan name and the number of the related representation and warranty set forth on Annex F to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex G will have the meaning set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

UBS Real Estate Securities Inc.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 8)	Franklin Towne Center	(6) Mortgage Lien; Assignment of Leases
The lien of the Mortgage includes the Borrower’s fee interest in the land, but does not include the related improvements (although such improvements are owned by the Borrower).  The terms of the net lease with the tenant at the Mortgaged Property prohibit the Borrower from mortgaging the improvements. The Borrower agreed, among other things, to convey such improvements to the lender upon a foreclosure or deed-in-lieu of foreclosure (and the related declaration of the Borrower is recorded).  The mortgage loan becomes fully recourse to the Borrower and related guarantor if the Borrower does not convey the improvements in connection with a foreclosure or otherwise comply with its agreements pursuant to the declaration. Under certain circumstances, the REMIC may not be able to acquire the improvements in connection with a foreclosure of the mortgaged property.  If this is the case, in connection with the exercise of remedies following a default, the lender may be required to simultaneously foreclose on the mortgaged property and direct the conveyance of the improvements to a third party purchaser, or to sell the Mortgage Loan.

(No. 45)	Lakewood Village	(6) Mortgage Lien; Assignment of Leases
In addition to real property, the lender is taking a security interest in 158 mobile homes.  To perfect the lender’s security interest in each home, a Statement of Ownership and Location (“SOL”) must be filed with the Texas Department of Housing and Community Affairs Manufactured Housing Division (“TDHCA”).  At Mortgage Loan closing, proper SOLs were submitted by the escrow agent to the TDHCA for processing.  The lender’s security interest in each home will be perfected when the corresponding SOL clears processing.

Annex A ID#	Mortgage Loans	Representations	Exceptions

With respect to four homes, there were prior existing liens which were released at Mortgage Loan closing.  However, three homes are not yet in the name of the Borrower and the fourth home does not show the proper location (it shows its location as Waller County Texas instead of Harris County, Texas).  The Borrower agreed to complete this process (failure and/or breach of which is an event of default and recourse event).

(No. 58)	East Pointe	(6) Mortgage Lien; Assignment of Leases

The owner of an adjacent property is the holder of a right of first refusal (a “ROFR”) in the event any owner of the Mortgaged Property (i) receives a bona fide offer from any third party for the purchase, acquisition or lease of the Mortgaged Property or any portion or interest therein or (ii) desires to make a bona fide offer to sell, transfer or lease the Mortgaged Property or any portion or interest therein to a third party.  The ROFR expires on January 27, 2015.  The terms of the ROFR do not exclude foreclosures, deed in lieu of foreclosures or sales of REO property from transfers that may be subject to the ROFR.

(No. 22)	Union Station Hotel	(7) Title
The Borrower’s leasehold interest in the Mortgaged Property is subject to covenants and obligations, including reversionary rights, contained in the Quitclaim Deed between the United States of America, as grantor, and The Metropolitan Government of Nashville and Davidson County, as grantee, dated September 30, 1985 and recorded in the Register’s Office for Davison County.  The obligations relate to the renovation and maintenance of the Mortgaged Property which is designated as historic landmark property.  The Mortgage Loan is recourse to the guarantor for losses related to Borrower’s failure to comply with the obligations.

(No. 41)	Morgan Bay Apartments	(8) Title Insurance
The Mortgaged Property is subject to four reservations of rights set forth in oil, gas and other mineral right leases affecting the Mortgaged Property, for which the right of entry has not been released and such exception has been made in schedule B of the title insurance policy.  The title insurance policy includes Texas Endorsement T-19, which insures against loss or damage sustained by reason of any right excepted in schedule B of the title insurance policy to use the surface of the Mortgaged Property for extraction or development of minerals, including the four

Annex A ID#	Mortgage Loans	Representations	Exceptions

reservations of royalty interests.  In addition, the Mortgage Loan will become recourse for losses to the Loan Guarantor if the lender incurs any loss or damage as a result of the rights reserved in the oil and gas leases.

(No. 58)	East Pointe	(8) Title Insurance	See Exception to Representation 6.
(No. 73.00)	Store Smart Storage	(8) Title Insurance

The Mortgaged Property is subject to two reservations of royalty interests in oil, gas and other mineral rights, for which the right of entry has not been released and such exception has been made in schedule B of the title insurance policy.  The title insurance policy includes Texas Endorsement T-19, which insures against loss or damage sustained by reason of any right excepted in schedule B of the title insurance policy to use the surface of the Mortgaged Property for extraction or development of minerals, including the two reservations of royalty interests.

(No. 45)	Lakewood Village	(9) Valid Assignment
To validly assign the lender’s interest in the mobile homes, certain forms and an SOL must be filed for each home with the TDHCA at a cost of $55 per home. The Borrower escrowed $14,000 to cover the cost and expense of filing.

(No. 2)	Apache Mall	(10) Nonrecourse
There is no recourse carve-out for material physical waste; however, there is recourse for any damage or destruction to the Mortgaged Property caused by the intentional acts or omissions of the Borrower, guarantor or any of their principals, officers, agents, employees, or contractors.

(No. 1) (No. 5) (No. 49)	1000 Harbor Boulevard Crossways Shopping Center Pine Island Shopping Center	(10) Nonrecourse
Losses exclude special, punitive or consequential damages (except those consequential damages asserted by a third party against the lender or another lender indemnitee).  Recourse for physical waste is for intentional and material physical waste only.

(No. 11.00)	Great Northeast Plaza	(10) Nonrecourse	No individual or entity other than the Borrower is liable for losses arising from the non-recourse carveouts.
(No. 28)	Equinox Dallas	(10) Nonrecourse
Losses under the environmental indemnity agreement exclude unforeseeable consequential damages, or special or punitive damages or similar (except to the extent a party is responsible for special or punitive damages of third parties).

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 44)	1105 Schrock	(10) Nonrecourse	The loan documents provide that there is no recourse for waste if the Mortgaged Property does not generate revenue sufficient to make repairs to the Mortgaged Property.
(No. 67)	Oyster Point Retail	(10) Nonrecourse	The loan documents provide that there is no recourse for waste if the waste occurs solely as a result of the failure of the Mortgaged Property to generate sufficient cash flow.
(No. 75)	Morgan MHC Portfolio	(10) Nonrecourse	The loan documents provide for recourse for misapplication, misappropriation or conversion of rents by the Borrower only after an event of default.
(No. 8)	Franklin Towne Center	(11) Mortgage Provisions
The lien of the Mortgage includes the Borrower’s fee interest in the land, but does not include the related improvements (although such improvements are owned by the Borrower).  The terms of the net lease with the tenant at the Mortgaged Property prohibit the Borrower from mortgaging the improvements. The Borrower agreed, among other things, to convey such improvements to the lender upon a foreclosure or deed-in-lieu of foreclosure (and the related declaration of the Borrower is recorded).  The mortgage loan becomes fully recourse to the Borrower and related guarantor if the Borrower does not convey the improvements in connection with a foreclosure or otherwise comply with its agreements pursuant to the declaration. Under certain circumstances, the REMIC may not be able to acquire the improvements in connection with a foreclosure of the mortgaged property.  If this is the case, in connection with the exercise of remedies following a default, the lender may be required to simultaneously foreclose on the mortgaged property and direct the conveyance of the improvements to a third party purchaser, or to sell the Mortgage Loan.

(No. 48)	Walnut Glen Apartments	(21) License and Permits

The Mortgaged Property is in violation of the Columbus city ordinances (as detailed in Order SRTS 1101174 (requiring deck replacement and repair) and Order SRTE 1101298 (requiring the replacement of service entrance cables) (collectively, the “Notices of Violation”). The city provided a letter (the “Code Violation Letter”) dated July 26, 2012 in which the city’s Inspector acknowledged that (i) the city has approved proposals by the Borrower for deck replacement and repair and the replacement of service

Annex A ID#	Mortgage Loans	Representations	Exceptions

entrance cables, (ii) the city has agreed not to pursue any rights and remedies pursuant to the Notices of Violation so long as the Borrower diligently pursues those repairs, and (iii) the city will provide the lender with notice of the Borrower’s failure to repair and reasonable opportunity to cure such failure prior to pursuing its rights and remedies against the Mortgaged Property. The Borrower has agreed to complete such repairs, and such other work as may be required in order for the Borrower to cure the Notices of Violation, as more specifically identified and in accordance with the schedule set forth in the Notices of Violation and the Code Violation Letter  inspector (collectively, the “Code Violation Work”).

Shahram Afshani and Siavosh Showghi provided a guaranty of 25% of the Mortgage Loan balance, which will terminate upon completion of the deck work and the electrical work in accordance with the requirements of the city, including completion of inspections and issuance of zoning certificates.

In addition, the Mortgage Loan contains a recourse carve-out for any matters related to any past, present or future failure of the Mortgaged Property to comply with the requirements of the city ordinances, as more specifically identified in the Notices of Violation and/or the failure of the Borrower to take any and all action as may be required in order to cure the Notices of Violation in accordance with the requirements of the Code Violation Letter, including without limitation, any losses incurred by the lender by reason of any enforcement action taken by the City in connection with the Notices of Violation, the failure of the Borrower to complete the deck work and the electrical work (each, as defined in the Code Violation Letter).

(No. 49)	1400 Fifth Avenue	(21) License and Permits
The Mortgaged Property has a temporary certificate of occupancy.  The Borrower is required to cause the continued existence of the temporary certificate of occupancy and to cause the issuance of a permanent certificate of occupancy.  The loan documents provide that loss to lender as a result of Borrower’s failure to comply with this obligation is recourse to the Borrower and guarantor.

(No. 71)	Memphis Self Storage Portfolio – Grand Central Storage	(21) License and Permits	The streetscaping at the Grand Central Storage property in Tennessee is deficient, and this deficiency is a zoning violation (the “Streetscaping Violation”). The Mortgage Loan Documents require

Annex A ID#	Mortgage Loans	Representations	Exceptions

the Borrower to correct this deficiency within 45 days of the closing of the Mortgage Loan, or such additional time as is commercially reasonable if the Borrower is diligently and continuously pursing such remedy. The Mortgage Loan is recourse to the related Borrower and guarantor for any losses suffered by the lender in connection with the Streetscaping Violation.

(No. 36)	PGA Commons	(22) Taxes and Assessments
A portion of the Mortgaged Property (the “Residential Parcel”) is included in a tax parcel which includes additional property (the “Other Commercial Parcel”, and together with the Residential Parcel, the “Consolidated Tax Lot”). The Borrower is required to exercise best efforts to cause (i) the county property appraiser to assess the Other Commercial Parcel and the Residential Parcel for taxes separately from one another and (ii) the city to approve the subdivision of the land and improvements within the Consolidated Tax Lot pursuant to local ordinances to the extent required so that the separate ownership of the Other Commercial Parcel and the Residential Parcel does not constitute a violation of the subdivision requirements of the city.  The Mortgage Loan is fully recourse to the guarantors until such time as a separate tax lot is obtained and the Mortgaged Property constitutes a lawfully created subdivision.

(No. 2)	Apache Mall	(24) Property Condition
Immediate repairs consisting of paving, curbing, parking, flatwork, exterior wall maintenance and repair, roof drainage and ADA compliance in the amount of $26,470 were identified in the engineering report.  The Borrower is required to complete these repairs within 180 days of closing; no funds were escrowed in connection with such work.

(No. 5)	Crossways Shopping Center	(24) Property Condition
The Borrower received notice from the City of Chesapeake, Virginia (the “City”) for a request for the conveyance of easement rights (proposed pedestrian access, temporary construction, signage, lighting and traffic control) affecting portions of the Mortgaged Property consisting of approximately 0.183 acres along the periphery of the Mortgaged Property.  The Borrower is permitted pursuant to the Mortgage Loan Documents to grant such easement rights to the City.  The Borrower is required to make certain repairs to the Mortgaged Property in the aggregate amount of $33,000 within one year of the closing date of the Mortgage Loan.  However, an escrow has not been established for the estimated cost of

Annex A ID#	Mortgage Loans	Representations	Exceptions
such required repairs.
(No. 19)	Cooper Retail Portfolio	(24) Property Condition	The engineering report recommended immediate repairs in an approximate amount of $12,750. The Borrower did not escrow any amounts related to these repairs.
(No. 7.03)	Roedel Hotel Portfolio – Holiday Inn Express - Auburn	(25) Ground Leases
The ground lease expires on April 30, 2016.  Pursuant to the ground lease and the loan agreement, the Borrower is required to buy the premises, in fee, on April 30, 2016 for the price of $1,800,000, which amount was reserved with the lender at Mortgage Loan closing.  The Borrower collaterally assigned its purchase option to the lender and the lender is authorized to purchase the Mortgaged Property should the Borrower fail to do so.  Upon such purchase the lender’s lien on the Mortgaged Property will be on the fee estate.

(No. 28)	Equinox Dallas	(25) Ground Leases 25(iii)

Upon foreclosure of the Mortgage or assignment of the Borrower’s interest in the ground lease in lieu of foreclosure, the lender is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor, so long as the lender meets the requirements of a Permitted Transferee (as defined in the related Mortgage Loan Documents) and executes an unconditional assumption of the ground lease reasonably satisfactory to the lessor.  In addition, in the event that the lender (or any of its successors and assigns under the Mortgage) becomes the owner of the ground lease interest, such interest is further assignable by lender (or any of its successors and assigns under the Mortgage) upon notice to the lessor, but without a need to obtain the consent of the lessor, so long as the transferee but only to a Permitted Transferee.

25(iv)
Lender’s consent is not required for a termination of the ground lease by reason of a default by the Borrower that continues beyond any applicable notice and cure periods after giving effect to the rights of the Borrower.

25(v)
The ground lease does not explicitly provide that a termination of the ground lease in connection with notice of default will not be effective against lender unless lender has received notice of the default.

		25(vii)	The term of the ground lease expires approximately 10 years and 3 months after the Mortgage Loan stated maturity date with five

Annex A ID#	Mortgage Loans	Representations	Exceptions

renewal options of five years each.  The Mortgage Loan documents grant Lender a power of attorney to effectuate any extension or renewal of the ground lease; however such power of attorney may not be enforceable.

Various	Various	(26) Environmental Matters
The indemnification provided by the Borrower and guarantor will not apply to the introduction and initial release of Hazardous Substances on the Mortgaged Property from and after the date that Lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”). The Borrower and guarantor will bear the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any Environmental Laws which occurred prior to the Transfer Date.

(No. 1)	1000 Harbor Boulevard	(26) Environmental Matters
There is an Asbestos Operations & Maintenance Program (the “O&M Program”) in place, however, the Borrower’s obligations as to any asbestos-containing material located within the space leased to UBS tenant pursuant to the UBS lease will be limited to the Borrower (i) making written request of UBS tenant to comply with the O&M Program and (ii) exercising, in a manner consistent with the practices of a prudent owner of similar property, any rights the Borrower has under the UBS lease to enforce any obligation of UBS tenant to comply with the requirements of the O&M Program.

(No. 8) (No. 25) (No. 27) (No. 28) (No. 42) (No. 65)	Franklin Towne Center Stemmons Office Building 1107 Highland Colony Parkway Equinox Dallas Westheimer & Dunvale Center Township Retail	(26) Environmental Matters
The environmental indemnity will expire three years after repayment of the Mortgage Loan in full, if the indemnitor satisfies certain conditions, including the delivery to the lender of an acceptable Phase I environmental report disclosing no environmental issues at the Mortgaged Property (other than any conditions previously disclosed in the initial environmental report delivered in connection with the Mortgage Loan closing or use of hazardous substances commonly used in the in the ordinary course of maintaining and operating similar properties and stored in compliance with Environmental Laws).

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 56) (No. 58) (No. 68)	4520 S National Avenue East Pointe Unitron Building	(26) Environmental Matters
The environmental indemnity will expire two years after the later of (i) repayment of the Mortgage Loan in full or (ii) if the indemnitor satisfies certain conditions, including the delivery to the lender of an acceptable Phase I environmental report disclosing no environmental issues at the Mortgaged Property.

(No. 19)	Cooper Retail Portfolio	(27) Insurance
Instead of requiring an agreed amount endorsement, the Mortgage Loan Documents permit the policy to provide for a waiver of all co-insurance with respect to the improvements and personal property at each Mortgaged Property.

(No. 45)	Lakewood Village	(27) Insurance
No broad form commercial general liability coverage is required.  Business interruption coverage is payable for a period of only 12 months from the date of damage/destruction.
The Borrower is permitted to insure the improvements and personal property with a combined limit inclusive of business interruption and land improvements with an occurrence limit of not less than $5,980,000, provided the policy contains an agreed amount endorsement waiving all co-insurance provisions.  At Lender’s request, the occurrence limit may be adjusted by an engineer, appraiser or insurer chosen by Lender from time to time (but not more frequently than once during any consecutive 12 month period).

(No. 56)	4520 S National Avenue	(27) Insurance
The tenant at the Mortgaged Property may elect to self-insure with respect to business interruption so long as the following conditions are satisfied (collectively, the “Insurance Exception Conditions”): (i) such tenant’s lease is in full force and effect, (ii) the Mortgaged Property is 100% leased to such tenant, (iii) no Event of Default has occurred and is continuing under such tenant’s lease, (iv) the senior most revenue backed bonds of which such tenant is the obligor maintains a credit rating of at least “BBB” by S&P” or “Baa1” by Moody’s, and (v) such tenant is required pursuant to the terms of its lease to continue to pay full rent without any abatement or offset following a casualty.  If, at any time during the term of the Mortgage Loan any of the Insurance Exception Conditions are not satisfied and the Borrower has knowledge that it is not satisfied, the Borrower is required, at its sole cost and expense, to promptly procure and maintain the business interruption insurance required by the terms of the Mortgage Loan Documents.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 58)	East Pointe	(27) Insurance
The Mortgage Loan Documents permit the Borrower to rely on insurance obtained by the single tenant at the Mortgaged Property under the lease with the Borrower.  The tenant is required to maintain the insurance required by the Mortgage Loan Documents, provided that  such insurance (i) may have a property deductible equal to $250,000, (ii) does not need to have an extended period of indemnity provision and (iii) may allow for reinsurance with Ironshore Specialty Insurance Company (“Ironshore”), in participation amount and position within the syndicate as of the closing of the Mortgage Loan, so long as Ironshore is rated “A- XIII” or better with AM Best or “A” with S&P.  The Mortgage Loan Documents provide for recourse to the Borrower and the guarantor if the Borrower fails to pay any deductible in excess of $25,000 for the comprehensive all risk insurance policy required by the Mortgage Loan Documents.

(No. 76)	Walgreens-Tampa, FL	(27) Insurance
The Borrower is not required to maintain the insurance required under Section 5.1 of the related Mortgage Loan Documents and the Walgreens form of insurance will be acceptable, provided (i) the Walgreens lease is  in full force and effect,  (ii) there is no default continuing beyond any applicable notice and cure period under the Walgreens lease, (iii) Walgreens remains fully liable for the obligations and liabilities under the Walgreens lease and maintains a credit rating from S&P of at least “BBB”, (iv) the Walgreens lease provides that the Walgreens lease will remain in full force and effect following a casualty and Walgreens is obligated per the terms of the Walgreens lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense and is entitled to no period of rent abatement, (v) Walgreens maintains, either through a program of self-insurance or, if such insurance is provided by a third party insurance provider, the insurance provided by Walgreens is sufficient to satisfy the terms and provisions of the Walgreens lease and all of the terms and provisions of  Article V of the loan agreement, and (vi) the Borrower has provided evidence satisfactory to the lender at least 30 days prior to the date that the Walgreens insurance would lapse, cancel or expire, that Walgreens maintains in full force and effect the insurance described in clause (v) above

(No. 76)	Walgreens-Miami, FL	(27) Insurance	The Borrower is only required to obtain and maintain the insurance policies required under the

Annex A ID#	Mortgage Loans	Representations	Exceptions

Walgreens lease in order to satisfy the requirements under the Mortgage Loan.  Walgreen’s is the sole tenant at the Mortgaged Property and is required to reimburse the Mortgage Borrower only for the insurance policies set forth in the Walgreens Lease. The insurance required under the Walgreen’s lease is (i) fire and extended coverage insurance covering the improvements on the Mortgaged Property of not less than 80% and not more than 100% of the full insurable value, less foundations; (ii) if the Property is located within a flood plain and flood insurance is available, flood insurance covering the improvements on the Mortgaged Property of not more than 100% of the full insurable value; and (iii) public liability and property damage insurance that covers liability for death or bodily injury in any one accident, mishap or casualty in a sum of not less than $1,000,000.00, and liability for property damage in any one accident, mishap or casualty in a sum of not less than $100,000.00, which insurance shall be endorsed to name Lender and Walgreens as an additional insured.  The amount of such coverage shall not be in excess of that which is commercially reasonable for operations of the same type as the Mortgaged Property.  No minimum ratings are required with respect to the insurance providers.

(No. 5) (No. 49)	Crossways Shopping Center Pine Island Shopping Center	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $46,725,011.
(No. 9) (No. 31.00) (No. 31.00)	GPB Portfolio I GPB Portfolio III GPB Portfolio III	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $60,563,000.
(No. 27) (No. 65)	1107 Highland Colony Parkway Township Retail	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $16,392,091.
(No. 41) (No. 75)	Morgan Bay Apartments Morgan MHC Portfolio	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loan is $10,200,000.
(No. 56)	4520 S National	(33) Related	The Borrowers under these Mortgage Loans are

Annex A ID#	Mortgage Loans	Representations	Exceptions
(No. 58) (No. 68)	Avenue East Pointe Unitron Building	Borrowers	affiliated entities. The aggregate principal balance of the Mortgage Loans is $14,760,000.
(No. 8)	Franklin Towne Center	(34) Single Purpose Entity	The Borrower owns the land and improvements but mortgaged only the land. The net lease with the tenant at the Mortgaged Property prohibits mortgaging the improvements.
(No. 2)	Apache Mall	(36) Due-on-Sale or Encumbrance	The Mortgage Loan documents permit future mezzanine debt subject to, among other things, a maximum combined LTV (mortgage and mezzanine loan) of 66.67% and a minimum combined DSCR of 1.65x.
(No. 47)	Walnut Glen Apartments	(36) Due-on-Sale or Encumbrance
The lender has agreed not to unreasonably withhold its consent to a purchase money mezzanine loan from a lender (which must satisfy certain eligibility requirements) to the holder or holders of the direct or indirect ownership interests in any approved transferee of the Mortgaged Property, subject to the satisfaction of certain conditions including, without limitation, a maximum combined LTV (mortgage and mezzanine loan) of 75% and a minimum combined DSCR of 1.80x.

(No. 56) (No. 58) (No. 68)	4520 S National Avenue East Pointe Unitron Building	(36) Due-on-Sale or Encumbrance
The Mortgage Loan Documents permit the following transfers, subject to the satisfaction of certain conditions  set forth in the Mortgage Loan Documents:  (i) the sale, transfer or issuance of shares of common stock in the general partner of the Borrower’s sole member, American Realty Capital Healthcare Trust, Inc., a Maryland corporation (“REIT”), provided that such shares of common stock are either listed on a nationally recognized stock exchange or are sold in the ordinary course of business and in accordance with all applicable legal requirements to retail investors in a manner consistent with previous offerings and sales conducted by the REIT or (ii) one or a series of transfers, of the direct ownership interests in the sole member of Borrower, American Realty Capital Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership (“ARCHTOP”); provided that with respect to the transfers under clause (ii) above, in addition to the satisfaction of additional conditions set forth in the Mortgage Loan Documents, after giving effect to such Transfer, one or more Qualified Equityholders (as defined in the Mortgage Loan Documents) must

Annex A ID#	Mortgage Loans	Representations	Exceptions
control ARCHTOP.
(No. 1)	1000 Harbor Boulevard	(38) Defeasance
The Mortgage Loan documents require that the successor borrower only needs to be approved by the Rating Agencies, not by the holder of the Mortgage Loan.

The Mortgage Loan documents do not specifically require the items set forth in section (a) of this representation and warranty but provide that the Borrower is required to deliver such certificates, opinions, documents and instruments as the lender may reasonably request.

(No. 28)	Equinox Dallas	(38) Defeasance
In connection with a defeasance, the Borrower is required to establish a successor borrower that is a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies and which successor borrower may be an affiliate of the Borrower. The Mortgage Loan documents do not provide the lender or the Rating Agencies with approval rights over the successor borrower entity.

(No. 19)	Cooper Retail Portfolio	(39) Release of Property	The adjusted release amount is 115%, not 125%, of the allocated loan amount.
(No. 2)	Apache Mall	(46) Terrorism Insurance
In the event the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, reauthorization or extension (“TRIPRA”) is no longer in effect the Borrower shall not be required to spend more than two times the then-current terrorism insurance premium (such amount shall be subject to annual adjustment based on changes in the PPI, as reasonably determined by the lender), and in all instances such insurance must be commercially available.

(No. 56) (No. 68)	4520 S National Avenue Unitron Building	(46) Terrorism Insurance	There is a terrorism insurance premium cap equal to 200% of the annual insurance premium.
(No. 58)	East Pointe	(46) Terrorism Insurance	There is a terrorism insurance premium cap equal to 200% of the annual insurance premium (exclusive of any catastrophic surcharge).
(No. 76)	Walgreens-Miami, FL	(46) Terrorism Insurance	The Borrower is not required to maintain terrorism insurance.

Barclays Bank PLC

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 38)	EADS North America Holdings	(8) Title Insurance
EADS North America Holdings: The lease agreement for EADS North America Defense Test and Services, Inc. (“EADS”), which leases 100% of the net rentable area of the Mortgaged Property, provides EADS with a 45-day right of first refusal to purchase the Mortgaged Property in the event that the Mortgaged Property is offered for sale. The right of first refusal will not apply to or prohibit any sale of the Mortgaged Property pursuant to a private power of sale, judicial foreclosure or deed in lieu of foreclosure of the Mortgage Loan.

(No. 4)	Plaza at Imperial Valley	(10) Nonrecourse	The carveout relating to material physical waste is limited to the extent the Mortgaged Property produces sufficient revenue to prevent such material physical waste.
(No. 55)	Woodland Ridge MHC	(10) Nonrecourse	The carveout relating to material physical waste is limited to the extent the Mortgaged Property produces sufficient revenue to prevent such material physical waste.
(No. 70)	Meadow Creek MHC	(10) Nonrecourse	The carveout relating to material physical waste is limited to the extent the Mortgaged Property produces sufficient revenue to prevent such material physical waste.
(No. 23)	Staybridge Suites Portfolio	(13) Modifications	The Mortgage Loan has been modified after the Cut-off Date to add a requirement relating to the LTV ratio after the release of property permitted by the related Loan Documents.
(No. 55)	Woodland Ridge MHC	(26) Environmental Matters
The obligations and liabilities of the indemnitor under the environmental indemnity will not apply to the extent indemnitor can prove that such liabilities and obligations arose solely from hazardous substances that both (i) were not present on or a threat to the Mortgaged Property prior to the date that the lender or its nominee acquires title to the Mortgaged Property through foreclosure, exercise of power of sale or otherwise and (ii) were not the result of any act or negligence of indemnitor or any of the indemnitor or its agents, contractors or affiliates.

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 70)	Meadow Creek MHC	(26) Environmental Matters
The obligations and liabilities of the indemnitor under the environmental indemnity will not apply to the extent indemnitor can prove that such liabilities and obligations arose solely from hazardous substances that both (i) were not present on or a threat to the Mortgaged Property prior to the date that the lender or its nominee acquires title to the Mortgaged Property through foreclosure, exercise of power of sale or otherwise and (ii) were not the result of any act or negligence of indemnitor or any of the indemnitor or its agents, contractors or affiliates.

(No. 23)	Staybridge Suites Portfolio	(36) Due-On-Sale or Encumbrance	The Mortgage Loan documents permit future mezzanine debt subject to, among other things, a maximum combined LTV (mortgage and mezzanine loan) of 75.0% and a minimum DSCR of 1.40 to 1.00.
(No. 53)	Residence Inn East Greenbush	(36) Due-On-Sale or Encumbrance	The Mortgage Loan documents permit future mezzanine debt subject to, among other things, a maximum combined LTV (mortgage and mezzanine loan) of 65.0% and a combined DSCR of 1.50 to 1.00.

Archetype Mortgage Funding II LLC

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 62)	Chesterfield Crossing	(6) Mortgage Lien; Assignment of Lease
In connection with an expansion of the space of Pet Supplies Plus, one of the tenants at the Mortgaged Property (the “Pet Supplies Plus Expansion”), and in accordance with Michigan law, contractors filed a Notice of Commencement.  Such notice was recorded and is a title exception appearing on the pro-forma title policy.  Lender is escrowing for the cost of the Pet Supplies Plus Expansion to insure sufficient funds are available to pay the cost of such work and will release the funds upon the satisfaction of certain conditions, which include, but are not limited to, lien waivers.

(No. 62)	Chesterfield Crossing	(7) Title
In connection with the Pet Supplies Plus Expansion at the Mortgaged Property, and in accordance with Michigan law, contractors filed a Notice of Commencement.  Such notice was recorded and is a title exception appearing on the pro-forma title policy.  Lender is escrowing for the cost of the Pet Supplies Plus Expansion to insure sufficient funds are available to pay the cost of such work and will release the funds upon the satisfaction of certain conditions, which include, but are not limited to, lien waivers.

(No. 62)	Chesterfield Crossing	(8) Title Insurance
In connection with the Pet Supplies Plus Expansion at the Mortgaged Property, and in accordance with Michigan law, contractors filed a Notice of Commencement.  Such notice was recorded and is a title exception appearing on the pro-forma title policy.  Lender is escrowing for the cost of the Pet Supplies Plus Expansion to insure sufficient funds are available to pay the cost of such work and will release the funds upon the satisfaction of certain conditions, which include, but are not limited to, lien waivers.

(No. 13)	Residence Inn Mayo Clinic	(25) Ground Leases
Neither the ground lease nor a separate agreement contains the ground lessor’s covenant that (i) it shall not amend, modify, cancel or terminate the Ground Lease without the prior written consent of the mortgagee, or (ii) any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on

Annex A ID#	Mortgage Loans	Representations	Exceptions

such mortgagee, or its successor or assigns.  The ground lease, however, does provide that (i) the mortgagee shall not be bound by an modification or amendment to the ground lease without its consent, (ii) the tenant shall not terminate or surrender the ground lease without the mortgagee’s prior written consent, and (iii) the tenant shall not have the right to terminate the ground lease in the event of a casualty or condemnation without the mortgagee’s prior written consent.

Under the ground lessor estoppel, the ground lessor agreed that the tenant’s interest in the ground lease may be assigned to the lender, provided the lender does not constitute an Excluded Sublessee/Assignee Party.  The ground lease defines “Excluded Sublessee/Assignee Parties” as a “Health Care Facility; provided the foregoing shall not include any Person or any Affiliate of such Person that owns or ground leases any building(s) in which space is leased to, or for operation of, a Health Care Facility so long as such Health Care Facility is not owned or operated by such Person or Affiliate”.  Any assignment of the ground lease to an Excluded Sublessee/Assignee Party requires the ground lessor’s consent.

Notices of default are not effective against the tenant unless a copy is sent to the mortgagee.

(No. 34)	U-Haul Portfolio I	(27) Insurance
The blanket insurance policies maintained by the guarantor provide for a $250,000 deductible on casualty insurance coverage.  The policies also provide for a $5,000,000 self-insured retention on the liability insurance coverage, provided that the guarantor maintains liquidity of not less than $50,000,000 as reflected in its most recent audited financial statements.  Additionally, the borrower and guarantor are personally liable for any losses suffered by the mortgagee from (a) the borrower’s failure to pay the first $250,000 of the cost of restoration in connection with a casualty and (b) the guarantor’s failure to pay any deductible or self-retention amount in connection with the liability coverage.

The mortgagee may hold and disburse insurance proceeds during restoration, provided that proceeds are at or above a threshold of

Annex A ID#	Mortgage Loans	Representations	Exceptions

$100,000 per individual property, which equates to as high as approximately 9% of a property’s allocated loan amount (for the property with the smallest allocated loan amount).  If insurance proceeds are less than the threshold, the mortgagee will disburse the proceeds to the borrower upon receipt subject to satisfaction of certain conditions.  Such conditions include the mortgagee’s receipt of the borrower’s written undertaking to expeditiously commence and satisfactorily complete, with due diligence, the restoration in accordance with the terms of the mortgage loan agreement.

(No. 13)	Residence Inn Mayo Clinic	(32) Financial Reporting	The borrower is only required to provide rent rolls to the extent that there are commercial tenants at the Mortgaged Property.
(No. 46)	South Bay Distribution Center	(36) Due-on-Sale or Encumbrance
Ronald D. McMahon, one of the three guarantors together with Maureen C. McMahon and McMahon Development Group, LLC, pledged their economic interests in the borrower to Sterling Trust f/b/o Michael D. Nagle, IRA T058261.  The pledge, however, did not include any right to vote or to participate in the management of the borrower.  The pledgee currently owns an interest in the borrower, and foreclosure on such pledge is a permitted transfer under the loan documents so long as (i) the foreclosure does not cause the pledgee to acquire control of the borrower and (ii) the foreclosure does not result in the borrower no longer being controlled by the guarantors.

(No. 34)	U-Haul Portfolio I	(39) Release of Property
The mortgage loan agreement permits release of any of the individual Mortgaged Properties constituting the portfolio upon the borrower’s prepayment of the greater of (i) 110% of the Allocated Loan Amount, (ii) an amount resulting in a DSCR no less than 1.95x, or (iii) an amount resulting in the LTV being no greater than 70%.

KeyBank National Association

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 3)	Reisterstown Plaza	(6) Mortgage Lien; Assignment of Leases
The Mortgage Loan has a Maryland indemnity deed of trust structure and is guaranteed by the owners of the related Mortgaged Property (collectively, “Owner”) pursuant to a Payment Guaranty that is secured by the related Mortgage which is a first priority lien on the related Mortgaged Property and all personal property associated therewith.

(No. 3)	Reisterstown Plaza	(7) Title	The related Owner, rather than the related Borrower, has good and indefeasible fee simple title to the related Mortgaged Property.
(No. 3)	Reisterstown Plaza	(8) Title Insurance	The Title Insurance Policy for the related Mortgage Loan insured that the related Mortgage is a valid first lien on Owner’s (rather than Borrower’s) fee simple in the related Mortgaged Property.
(No. 3)	Reisterstown Plaza	(10) Nonrecourse
The non-recourse provision of the related Mortgaged Loan provides for liability for actual losses, liabilities, costs and damages in connection with willful misrepresentation rather than intentional material misrepresentation.

(No. 3)	Reisterstown Plaza	(12) Enforceability	The related Mortgage is the legal valid and binding obligation of Owner (rather than the Borrower).
(No. 3)	Reisterstown Plaza	(34) Single Purpose Entity
With respect to Owner’s and Borrower’s accounts, the related property manager maintains a custodial account on behalf of Owner, Borrower and certain affiliated entities, in which the funds are separately accounted for each item of income and expense applicable to the related Mortgaged Property, Owner and Borrower.

(No. 3)	Reisterstown Plaza	(36) Due-on-Sale or Encumbrance
The issuance, sale or transfer of interests in the entity that is the ultimate owner of Borrower and Owner are permitted provided that entity is publicly traded.

Owner, without the consent of the Mortgage Loan holder, may grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, parking, water and sewer lines, telephone and telegraph lines, electric lines and other utilities or for other similar purposes, provided that no such transfer

Annex A ID#	Mortgage Loans	Representations	Exceptions

or conveyance shall materially impair the utility and operation of the related Mortgaged Property or materially adversely affect the value of the related Mortgaged Property or the net operating income of the related Mortgaged Property.

(No. 54)	Hedgcoxe	(36) Due-on-Sale or Encumbrance
The Loan Documents provide that the lender’s consent shall not be required with respect to the creation or issuance of new stock in Sentio Healthcare Properties, Inc., a Maryland corporation (“Guarantor”) so long as Guarantor remains a public entity and Sentio Investments, LLC remains the investment advisor to Guarantor.

The Loan Documents provide that the lender’s consent shall not be required in connection with any sale, conveyance or transfer of any, all or substantially all of the legal or beneficial interest in Guarantor, or any merger involving Guarantor, in accordance with the Loan Documents.

(No. 3)	Reisterstown Plaza	(40) Commercial Property	The related Mortgaged Property is owned by Owner (rather than Borrower).
(No. 3)	Reisterstown Plaza	(48) Condemnation
The principal balance of the Mortgage Loan is not required to be paid down if the holder of the Mortgage Loan receives an opinion of counsel that the failure to make such payment will not result in the Trust Fund failing to comply with REMIC provisions.

General Electric Capital Corporation

Annex A ID#	Mortgage Loans	Representations	Exceptions

(No. 16)	Pickwick MHC (760017011)	(8) Title Insurance
Florida statute (F.S. 723.071) confers Right of First Refusal (ROFR) to MHC homeowners’ association. ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(No. 24)	Courtyard Mount Pleasant	(8) Title Insurance
Marriott International, Inc. (franchisor) has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a Competitor any person having an interest (other than as a passive investor) in another hotel brand comprised of at least 20 full service or 50 limited service  hotels. The ROFR is not extinguished by foreclosure.

(No. 63.00)	Two Rivers MHC	(8) Title Insurance
Florida statute (F.S. 723.071) confers Right of First Refusal (ROFR) to MHC homeowners’ association. ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(No. 63.00)	Two Rivers MHC	(41) Casualty
MHC use is legally non-conforming, and applicable Zoning Ordinance requires conformance upon 50% threshold casualty. For Zoning Ordinance purposes, MHC units are likely deemed “structures” within meaning of related rebuild provisions. Current appraisal information indicates that land value exceeds loan amount, such that value serves as rebuild mitigant, together with non-recourse carve-out for losses resulting from failure or inability to rebuild the project following casualty, and Additional Reserve ($92,000 upfront with additions from excess rent loss proceeds after debt service up to $330,000), which can be used for related shortfalls, among other loan purposes.  Law and ordinance coverage required and in-place with current limits equal to estimated replacement cost of improvements ($789,000).

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ANNEX H

9&17 PARK OF COMMERCE AMORTIZATION SCHEDULE

Payment Date	Interest	Principal	Mortgage Loan Balance	Monthly Debt Service Payment Amount
08/01/12	$39,179.48	$7,323.15	$8,242,676.85	$46,502.63
09/01/12	$39,144.70	$7,362.81	$8,235,314.04	$46,507.51
10/01/12	$37,848.13	$9,068.72	$8,226,245.32	$46,916.85
11/01/12	$39,066.67	$7,451.81	$8,218,793.51	$46,518.48
12/01/12	$37,772.21	$9,155.32	$8,209,638.19	$46,927.53
01/01/13	$38,987.80	$7,541.76	$8,202,096.43	$46,529.56
02/01/13	$38,951.98	$7,582.61	$8,194,513.82	$46,534.59
03/01/13	$35,149.91	$12,600.39	$8,181,913.43	$47,750.30
04/01/13	$38,856.13	$7,691.93	$8,174,221.50	$46,548.06
05/01/13	$37,567.36	$9,388.95	$8,164,832.55	$46,956.31
06/01/13	$38,775.02	$7,784.45	$8,157,048.10	$46,559.47
07/01/13	$37,488.43	$9,478.97	$8,147,569.13	$46,967.40
08/01/13	$38,693.03	$7,877.95	$8,139,691.18	$46,570.98
09/01/13	$38,655.62	$7,920.62	$8,131,770.56	$46,576.24
10/01/13	$37,372.26	$9,611.46	$8,122,159.10	$46,983.72
11/01/13	$38,572.36	$8,015.58	$8,114,143.52	$46,587.94
12/01/13	$37,291.25	$9,703.86	$8,104,439.66	$46,995.11
01/01/14	$38,488.21	$8,111.56	$8,096,328.10	$46,599.77
02/01/14	$38,449.69	$8,155.49	$8,088,172.61	$46,605.18
03/01/14	$34,693.77	$13,120.63	$8,075,051.98	$47,814.40
04/01/14	$38,348.65	$8,270.73	$8,066,781.25	$46,619.38
05/01/14	$37,073.58	$9,952.11	$8,056,829.14	$47,025.69
06/01/14	$38,262.11	$8,369.43	$8,048,459.71	$46,631.54
07/01/14	$36,989.38	$10,048.15	$8,038,411.56	$47,037.53
08/01/14	$38,174.64	$8,469.19	$8,029,942.37	$46,643.83
09/01/14	$38,134.42	$8,515.06	$8,021,427.31	$46,649.48
10/01/14	$36,865.14	$10,189.85	$8,011,237.46	$47,054.99
11/01/14	$38,045.59	$8,616.38	$8,002,621.08	$46,661.97
12/01/14	$36,778.71	$10,288.42	$7,992,332.66	$47,067.13
01/01/15	$37,955.81	$8,718.77	$7,983,613.89	$46,674.58
02/01/15	$37,914.40	$8,766.00	$7,974,847.89	$46,680.40
03/01/15	$34,207.67	$13,675.04	$7,961,172.85	$47,882.71
04/01/15	$37,807.83	$8,887.55	$7,952,285.30	$46,695.38
05/01/15	$36,547.38	$10,552.26	$7,941,733.04	$47,099.64
06/01/15	$37,715.51	$8,992.84	$7,932,740.20	$46,708.35
07/01/15	$36,457.55	$10,654.71	$7,922,085.49	$47,112.26
08/01/15	$37,622.20	$9,099.26	$7,912,986.23	$46,721.46
09/01/15	$37,578.99	$9,148.54	$7,903,837.69	$46,727.53
10/01/15	$36,324.72	$10,806.21	$7,893,031.48	$47,130.93
11/01/15	$37,484.23	$9,256.63	$7,883,774.85	$46,740.86
12/01/15	$36,232.52	$10,911.37	$7,872,863.48	$47,143.89
01/01/16	$37,388.45	$9,365.86	$7,863,497.62	$46,754.31
02/01/16	$37,343.97	$9,416.59	$7,854,081.03	$46,760.56
03/01/16	$34,892.85	$12,666.44	$7,841,414.59	$47,559.29
04/01/16	$37,239.10	$9,536.20	$7,831,878.39	$46,775.30
05/01/16	$35,994.01	$11,183.40	$7,820,694.99	$47,177.41
06/01/16	$37,140.70	$9,648.43	$7,811,046.56	$46,789.13

Payment Date	Interest	Principal	Mortgage Loan Balance	Monthly Debt Service Payment Amount
07/01/16	$35,898.27	$11,292.59	$7,799,753.97	$47,190.86
08/01/16	$37,041.25	$9,761.85	$7,789,992.12	$46,803.10
09/01/16	$36,994.89	$9,814.73	$7,780,177.39	$46,809.62
10/01/16	$35,756.40	$11,454.40	$7,768,722.99	$47,210.80
11/01/16	$36,893.88	$9,929.93	$7,758,793.06	$46,823.81
12/01/16	$35,658.12	$11,566.49	$7,747,226.57	$47,224.61
01/01/17	$36,791.79	$10,046.36	$7,737,180.21	$46,838.15
02/01/17	$36,744.08	$10,100.78	$7,727,079.43	$46,844.86
03/01/17	$33,144.88	$14,887.18	$7,712,192.25	$48,032.06
04/01/17	$36,625.42	$10,236.12	$7,701,956.13	$46,861.54
05/01/17	$35,396.91	$11,864.41	$7,690,091.72	$47,261.32
06/01/17	$36,520.46	$10,355.83	$7,679,735.89	$46,876.29
07/01/17	$35,294.79	$11,980.88	$7,667,755.01	$47,275.67
08/01/17	$36,414.38	$10,476.81	$7,657,278.20	$46,891.19
09/01/17	$36,364.63	$10,533.56	$7,646,744.64	$46,898.19
10/01/17	$35,143.16	$12,153.81	$7,634,590.83	$47,296.97
11/01/17	$36,256.88	$10,656.44	$7,623,934.39	$46,913.32
12/01/17	$35,038.33	$12,273.37	$7,611,661.02	$47,311.70
01/01/18	$36,147.99	$10,780.64	$7,600,880.38	$46,928.63
02/01/18	$36,096.79	$10,839.03	$7,590,041.35	$46,935.82
03/01/18	$32,557.06	$15,557.60	$7,574,483.75	$48,114.66
04/01/18	$35,971.43	$10,982.00	$7,563,501.75	$46,953.43
05/01/18	$34,760.59	$12,590.14	$7,550,911.61	$47,350.73
06/01/18	$35,859.49	$11,109.68	$7,539,801.93	$46,969.17
07/01/18	$34,651.67	$12,714.36	$7,527,087.57	$47,366.03
08/01/18	$35,746.35	$11,238.72	$7,515,848.85	$46,985.07
09/01/18	$35,692.97	$11,299.59	$7,504,549.26	$46,992.56
10/01/18	$34,489.66	$12,899.15	$7,491,650.11	$47,388.81
11/01/18	$35,578.05	$11,430.66	$7,480,219.45	$47,008.71
12/01/18	$34,377.84	$13,026.68	$7,467,192.77	$47,404.52
01/01/19	$35,461.91	$11,563.13	$7,455,629.64	$47,025.04
02/01/19	$35,406.99	$11,625.76	$7,444,003.88	$47,032.75
03/01/19	$31,930.64	$16,272.05	$7,427,731.83	$48,202.69
04/01/19	$35,274.50	$11,776.87	$7,415,954.96	$47,051.37
05/01/19	$34,082.49	$13,363.53	$7,402,591.43	$47,446.02
06/01/19	$35,155.11	$11,913.04	$7,390,678.39	$47,068.15
07/01/19	$33,966.33	$13,496.02	$7,377,182.37	$47,462.35
08/01/19	$35,034.44	$12,050.67	$7,365,131.70	$47,085.11
09/01/19	$34,977.22	$12,115.94	$7,353,015.76	$47,093.16
10/01/19	$33,793.23	$13,693.44	$7,339,322.32	$47,486.67
11/01/19	$34,854.65	$12,255.73	$7,327,066.59	$47,110.38
12/01/19	$33,673.98	$13,829.45	$7,313,237.14	$47,503.43
01/01/20	$34,730.77	$12,397.02	$7,300,840.12	$47,127.79
02/01/20	$34,671.89	$12,464.17	$7,288,375.95	$47,136.06
03/01/20	$32,379.62	$15,532.84	$7,272,843.11	$47,912.46
04/01/20	$34,538.93	$12,615.81	$7,260,227.30	$47,154.74
05/01/20	$33,366.79	$14,179.80	$7,246,047.50	$47,546.59
06/01/20	$34,411.68	$12,760.94	$7,233,286.56	$47,172.62
07/01/20	$33,242.98	$14,321.02	$7,218,965.54	$47,564.00
08/01/20	$34,283.07	$12,907.63	$7,206,057.91	$47,190.70
09/01/20	$34,221.77	$12,977.54	$7,193,080.37	$47,199.31
10/01/20	$33,058.20	$14,531.76	$7,178,548.61	$47,589.96

Payment Date	Interest	Principal	Mortgage Loan Balance	Monthly Debt Service Payment Amount
11/01/20	$34,091.13	$13,126.54	$7,165,422.07	$47,217.67
12/01/20	$32,931.09	$14,676.74	$7,150,745.33	$47,607.83
01/01/21	$33,959.09	$13,277.14	$7,137,468.19	$47,236.23
02/01/21	$33,896.03	$13,349.05	$7,124,119.14	$47,245.08
03/01/21	$30,558.51	$17,837.00	$7,106,282.14	$48,395.51
04/01/21	$33,747.93	$13,517.97	$7,092,764.17	$47,265.90
05/01/21	$32,597.16	$15,057.59	$7,077,706.58	$47,654.75
06/01/21	$33,612.23	$13,672.74	$7,064,033.84	$47,284.97
07/01/21	$32,465.12	$15,208.18	$7,048,825.66	$47,673.30
08/01/21	$33,475.07	$13,829.17	$7,034,996.49	$47,304.24
09/01/21	$33,409.39	$13,904.08	$7,021,092.41	$47,313.47
10/01/21	$32,267.77	$15,433.27	$7,005,659.14	$47,701.04
11/01/21	$33,270.07	$14,062.98	$6,991,596.16	$47,333.05
12/01/21	$32,132.21	$15,587.88	$6,976,008.28	$47,720.09
01/01/22	$33,129.26	$14,223.58	$6,961,784.70	$47,352.84
02/01/22	$33,061.71	$14,300.62	$6,947,484.08	$47,362.33
03/01/22	$29,800.85	$18,701.14	$6,928,782.94	$48,501.99
04/01/22	$32,904.98	$14,479.37	$6,914,303.57	$47,384.35
05/01/22	$31,776.99	$15,993.02	$6,898,310.55	$47,770.01
06/01/22	$32,760.27	$14,644.42	$6,883,666.13	$47,404.69
07/01/22	$31,636.18	$6,883,666.13	$0.00	$6,915,302.31

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UBS Commercial Mortgage Securitization Corp.

Depositor

Commercial Mortgage Pass-Through Certiﬁcates

(Issuable in Series By Separate Issuing Entities)

UBS Commercial Mortgage Securitization Corp. will periodically offer commercial mortgage pass-through certiﬁcates in separate series. We will offer the certiﬁcates through this prospectus and a separate prospectus supplement for each series. Each series of certiﬁcates will represent in the aggregate the entire beneﬁcial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	pass-through certiﬁcates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certiﬁcates will not represent an interest in or an obligation of us, any of our affiliates, UBS AG or any of its affiliates. If so speciﬁed in the related prospectus supplement, the offered certiﬁcates or the assets of the related trust fund may be insured or guaranteed by an entity speciﬁed therein. Otherwise, neither the offered certiﬁcates nor the assets of the related trust fund will be guaranteed or insured by us or any of our afﬁliates or by any governmental agency of instrumentality, or any other person.

If speciﬁed in the related prospectus supplement, the trust fund for a series of certiﬁcates may include credit support effected through subordination of one or more classes of certiﬁcates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certiﬁcate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certiﬁcates of a series will evidence beneﬁcial ownership interests in the trust fund. We may divide the certiﬁcates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certiﬁcates through the subordination of more junior classes of offered and/or non-offered certiﬁcates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certiﬁcates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 11 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certiﬁcate.

We may offer the offered certiﬁcates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certiﬁcates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certiﬁcates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange.

The date of this prospectus is September 10, 2012

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certiﬁcates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certiﬁcates offered to you; and (b) the accompanying prospectus supplement, which describes the speciﬁc terms of the series of certiﬁcates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the speciﬁc terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certiﬁcates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) ﬁled by or on behalf of UBS Commercial Mortgage Securitization Corp. with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate speciﬁcally to such series of certiﬁcates. UBS Commercial Mortgage Securitization Corp. will provide without charge to any beneﬁcial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certiﬁcates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certiﬁcates, other than the exhibits to such documents (unless such exhibits are speciﬁcally incorporated by reference in such documents). Requests for this information should be directed in writing to UBS Commercial Mortgage Securitization Corp. at 1285 Avenue of the Americas, New York, New York  10019, Attention: Secretary, or by telephone at (212) 713-2000.

UBS Commercial Mortgage Securitization Corp. has ﬁled with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certiﬁcates. This prospectus and the prospectus supplement relating to each series of offered certiﬁcates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, UBS Commercial Mortgage Securitization Corp. will ﬁle or cause to be ﬁled with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document ﬁled by UBS Commercial Mortgage Securitization Corp. at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	11
The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates	11
The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates	12
Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses	12
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	13
Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates	14
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	15
Ratings Do Not Guaranty Payment	16
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	16
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates	17
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	26
Risks Related to Terrorist Attacks and Military Conflict	27
Some Certiﬁcates May Not Be Appropriate for ERISA Plans	28
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	28
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	28
Certain Federal Tax Considerations Regarding Original Issue Discount	29
Bankruptcy Proceedings Entail Certain Risks	29
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	30
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	30
Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	31
THE SPONSOR	31
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	32
General	32
Mortgage Loans	33
MBS	38
Certiﬁcate Accounts	40
Credit Support	40
Cash Flow Agreements	41
YIELD AND MATURITY CONSIDERATIONS	41
General	41
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	42
Yield and Prepayment Considerations	42
Weighted Average Life and Maturity	44
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45
DESCRIPTION OF THE CERTIFICATES	47
General	47
Distributions	48
Distributions of Interest on the Certiﬁcates	48
Distributions of Principal of the Certiﬁcates	50

iii

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	51
Reports to Certiﬁcateholders	51
Voting Rights	53
Termination	53
Book-Entry Registration and Deﬁnitive Certiﬁcates	54
DESCRIPTION OF THE POOLING AGREEMENTS	55
General	55
Assignment of Mortgage Loans; Repurchases	56
Representations and Warranties; Repurchases	57
Collection and Other Servicing Procedures	58
Primary Servicers and Sub-Servicers	60
Certiﬁcate Account	60
Modiﬁcations, Waivers and Amendments of Mortgage Loans	63
Realization Upon Defaulted Mortgage Loans	63
Hazard Insurance Policies	65
Due-on-Sale and Due-on-Encumbrance Provisions	66
Servicing Compensation and Payment of Expenses	66
Evidence as to Compliance	67
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	67
Events of Default	68
Rights Upon Event of Default	69
Amendment	70
List of Certiﬁcateholders	71
The Trustee	71
Duties of the Trustee	71
Certain Matters Regarding the Trustee	71
Resignation and Removal of the Trustee	72
Additional Parties to the Agreements	72
DESCRIPTION OF CREDIT SUPPORT	72
General	72
Subordinate Certiﬁcates	73
Cross-Support Provisions	73
Overcollateralization	73
Letter of Credit	74
Insurance or Guarantees with Respect to Mortgage Loans	74
Certiﬁcate Insurance and Surety Bonds	74
Reserve Funds	74
Credit Support with Respect to MBS	74
CASH FLOW AND DERIVATIVES AGREEMENTS	75
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	75
General	75
Types of Mortgage Instruments	75
Leases and Rents	76
Personalty	76
Foreclosure	76
Bankruptcy Laws	80
Environmental Considerations	84
Due-on-Sale and Due-on-Encumbrance Provisions	86
Junior Liens; Rights of Holders of Senior Liens	86
Subordinate Financing	87
Default Interest and Limitations on Prepayments	87
Applicability of Usury Laws	87

iv

Certain Laws and Regulations	87
Americans with Disabilities Act	88
Servicemembers Civil Relief Act	88
Forfeitures of Properties in Criminal Proceedings	88
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	89
Federal Income Tax Consequences for REMIC Certificates	89
General	89
Status of REMIC Certiﬁcates	90
Qualiﬁcation as a REMIC	90
Taxation of Regular Certiﬁcates	92
Taxation of Residual Certiﬁcates	99
Taxes that May Be Imposed on the REMIC Pool	107
Liquidation of the REMIC Pool	108
Administrative Matters	108
Limitations on Deduction of Certain Expenses	108
Taxation of Certain Foreign Investors	109
Backup Withholding	110
Reporting Requirements	110
Federal Income Tax Consequences for Certificates as to Which No REMIC Election is made	111
Standard Certiﬁcates	111
Stripped Certiﬁcates	114
Reporting Requirements and Backup Withholding	117
Taxation of Certain Foreign Investors	118
STATE, LOCAL AND OTHER TAX CONSEQUENCES	118
CERTAIN ERISA CONSIDERATIONS	118
General	118
Plan Asset Regulations	119
Prohibited Transaction Exemptions	120
Tax Exempt Investors	122
LEGAL INVESTMENT	123
USE OF PROCEEDS	123
METHOD OF DISTRIBUTION	123
LEGAL MATTERS	125
FINANCIAL INFORMATION	125
RATING	125
INDEX OF DEFINED TERMS	126

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
UBS Commercial Mortgage Securitization Corp., a Delaware corporation. See “The Depositor.” Our principal offices are located at 1285 Avenue of the Americas, New York, New York 10019. Our telephone number is (212) 713-2000.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements— The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the

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certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee, (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required, and/or (v) an operating advisor, which will consult the special servicer with regard to certain major decisions with respect to the mortgage assets and will be required to perform certain other obligations set forth in the related prospectus supplement.

Sponsors
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of UBS Commercial Mortgage Securitization Corp., the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

	●	various types of multifamily or commercial mortgage loans,

	●	pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

	●	a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

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●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

	●	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

	●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

	●	may provide for defeasance of the mortgage loan, and

	●	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certificates

The Certificates
Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

	●	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	●	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

3

	●	are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

	●	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

●
provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

	●	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

	●	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise.

Distributions of Interest on the Certificates

Each class of certificates, other than certain classes of principal-only certificates and certain classes of Residual Certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, floating, variable or adjustable interest rate. Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate

4

charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certificates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certificates—Distributions of Interest on the Certificates.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

●
may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

	●	may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See “Description of the Certificates—Distributions of Principal of the Certificates.”

5

Credit Support and Cash Flow Agreements

Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

	●	a letter of credit,

	●	a loan insurance policy,

	●	a certificate insurance policy,

	●	a guarantee,

	●	cross-support provisions,

	●	a surety bond,

	●	a reserve fund, or

	●	a combination of the items described above.

In addition, a trust fund may include:

	●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

●
interest rate exchange agreements, interest rate cap or floor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient To Protect You Against All Potential Losses,” “Description of the Trust Funds— Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates— Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

6

If a trust fund includes pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates— Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, UBS Commercial Mortgage Securitization Corp., a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements— Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

7

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period. No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering. No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets. See “Description of the Trust Funds—General” herein.

Registration of Book-Entry Certificates

If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

8

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

●
“regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

● interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations	If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment	Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

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RISK FACTORS

In considering an investment in the offered certiﬁcates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are inﬂuenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be inﬂuenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates

Your offered certiﬁcates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certiﬁcates for an indeﬁnite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certiﬁcates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certiﬁcates are subject to early retirement only under certain speciﬁed circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Termination.”

The Lack of a Secondary Market May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. We cannot assure you that a secondary market for your offered certiﬁcates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certiﬁcates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certiﬁcates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. The primary source of ongoing information regarding your offered certiﬁcates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certiﬁcates—Reports to Certiﬁcateholders”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your offered certiﬁcates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certiﬁcates.

The Market Value of Your Offered Certiﬁcates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certiﬁcates, the market value of your certiﬁcates will be affected by several factors, including:

●
the perceived liquidity of your offered certiﬁcates, anticipated cash ﬂow of your offered certiﬁcates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certiﬁcates may be extremely sensitive to small ﬂuctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certiﬁcates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certiﬁcates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will

11

depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates

Unless the related prospectus supplement speciﬁes otherwise, neither your offered certiﬁcates nor the mortgage assets will be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certiﬁcate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufﬁcient assets to make payments on your offered certiﬁcates, no other assets will be available for payment of the deﬁciency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certiﬁcate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certiﬁcates. If the related series of certiﬁcates includes one or more classes of subordinate certiﬁcates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne ﬁrst by one or more classes of the subordinate certiﬁcates, and, thereafter, by the remaining classes of certiﬁcates in the priority and manner and subject to the limitations speciﬁed in such prospectus supplement.

Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

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●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certiﬁcates.

Disproportionate Beneﬁts May Be Given to Certain Classes and Series. A series of certiﬁcates may include one or more classes of senior and subordinate certiﬁcates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certiﬁcates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certiﬁcates of a series are made in a speciﬁed order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certiﬁcates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certiﬁcates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certiﬁcates, including the subordination of one or more other classes of certiﬁcates, will be determined on the basis of criteria established by each rating agency rating such classes of certiﬁcates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certiﬁcates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

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●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certiﬁcates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certiﬁcates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certiﬁcates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is inﬂuenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall signiﬁcantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise signiﬁcantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certiﬁcates could occur signiﬁcantly earlier or later, and the average life thereof could be signiﬁcantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certiﬁcates will depend on the terms and provisions of your offered certiﬁcates. Your offered certiﬁcates may provide that your offered certiﬁcates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certiﬁcates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certiﬁcates will be retired at an earlier date. If your certiﬁcates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certiﬁcates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certiﬁcates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certiﬁcates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certiﬁcates, a controlled amortization class will generally provide a relatively stable cash ﬂow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the speciﬁc principal payment schedule for such certiﬁcates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certiﬁcates. In general, and as more speciﬁcally described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the

14

related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certiﬁcates. Your offered certiﬁcates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certiﬁcates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certiﬁcate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

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Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certiﬁcates will reﬂect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certiﬁcates will be determined on the basis of criteria established by each rating agency rating your certiﬁcates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reﬂect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certiﬁcates may be insufﬁcient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade a class of your offered certificates, those certificates will decrease in value and the liquidity and regulatory characteristics of such certificates may also be adversely affected.  Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies.  Those rating agencies can issue their own ratings of the certificates in reliance on that information, which ratings may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies, it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary signiﬁcantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certiﬁcates independently from the performance of mortgage loans underlying any other series of offered certiﬁcates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or ofﬁce buildings), may be misleading, since the economics of the properties and terms of the loans may be materially

16

different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected signiﬁcantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash ﬂow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modiﬁcations to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of signiﬁcant tenants. Accordingly, a decline in the ﬁnancial condition of the borrower or a signiﬁcant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property. The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or speciﬁc industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and ﬁscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, ﬂoods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

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Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to signiﬁcant governmental regulation of the ownership, operation, maintenance and ﬁnancing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufﬁcient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash ﬂows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial and multifamily properties located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail signiﬁcant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cash flow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require signiﬁcant capital expenditures to effect any conversion to an alternative use.

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The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the speciﬁc real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufﬁcient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deﬁciency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

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If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash ﬂows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufﬁcient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal beneﬁt of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to reﬁnance the loan or sell the mortgaged property. The ability of the borrower to reﬁnance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial real estate projects;

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●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s ﬁnancial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and ﬁscal policy;

●	prevailing general and regional economic conditions;

●	the state of the ﬁxed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our afﬁliates or any other seller or its affiliates will be obligated to reﬁnance any mortgage loan underlying your offered certiﬁcates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modiﬁcation is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the

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maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

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If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

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Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certiﬁcates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of a property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

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●	ﬂoods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudﬂows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents speciﬁcally require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certiﬁcates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, ﬂoods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certiﬁcates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying

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with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the

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pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.

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Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certiﬁcates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee beneﬁt plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certiﬁcates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certiﬁcates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates.” Accordingly, under certain circumstances, if you hold Residual Certiﬁcates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certiﬁcates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of Residual Certiﬁcates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certiﬁcates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certiﬁcates, the taxable income arising in a given year on a class of Residual Certiﬁcates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash ﬂow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certiﬁcates may be signiﬁcantly less than that of a corporate bond or stripped instrument having similar cash ﬂow characteristics or may be negative.

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Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certiﬁcates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certiﬁcates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the ﬁling of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the ﬁling of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to ﬁnancing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may signiﬁcantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

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As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certiﬁcates will be issued as book-entry certiﬁcates. Each class of book-entry certiﬁcates will be initially represented by one or more certiﬁcates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certiﬁcates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certiﬁcates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certiﬁcates for which they cannot obtain physical certiﬁcates.

●
Your ability to pledge certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certiﬁcates, may be limited due to lack of a physical security representing the certiﬁcates.

●
Your access to information regarding the certiﬁcates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certiﬁcates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certiﬁcates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certiﬁcates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates

The related prospectus supplement may provide that, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a speciﬁed percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount

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less than the certiﬁcate balance of, and accrued unpaid interest on, your offered certiﬁcates. See “Description of the Certiﬁcates—Termination” in this prospectus.

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow shown in the accompanying prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow set forth in the accompanying prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the accompanying prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgaged loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the mortgage loans. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that one of the sponsors or co-sponsors will be an affiliate of the depositor.  The description of the sponsor and/or co-sponsors will be set forth in the related prospectus supplement.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on October 12, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in

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exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, New York, New York 10019. The telephone number is (212) 713-2000. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by UBS Americas, Inc., a subsidiary of UBS AG.  See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certiﬁcates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	pass-through certiﬁcates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so speciﬁed in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity speciﬁed therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its afﬁliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

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●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create ﬁrst or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of ﬁve or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

●
commercial properties consisting of ofﬁce buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a ﬁrst priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so speciﬁes, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property,

33

then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be speciﬁed in the related prospectus supplement. The mortgaged properties will be located in any one of the ﬁfty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so speciﬁed in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an afﬁliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied ﬁrst to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisﬁed in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufﬁcient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufﬁcient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufﬁcient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certiﬁcates of the related series) bear

●	the risk of delay in distributions while a deﬁciency judgment against the borrower is obtained, and

●
the risk of loss if the deﬁciency judgment is not obtained and satisﬁed. Moreover, deﬁciency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so speciﬁed in the related prospectus supplement, the mortgage assets for a particular series of certiﬁcates may include mortgage loans that are delinquent as of the date such certiﬁcates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the cut-off date specified in the related prospectus supplement. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise deﬁned in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

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●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise deﬁned in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally ﬂuctuate over time and may or may not be sufﬁcient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, ofﬁce buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the ﬁnancial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and ﬁscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise deﬁned in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method speciﬁed in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

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Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certiﬁcates may be less than the Value determined at loan origination, and will likely continue to ﬂuctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash ﬂow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to ﬁnd truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide signiﬁcantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufﬁcient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reﬂect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is ﬁxed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate or from a ﬁxed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

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●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or proﬁts realized from the operation or disposition of such mortgaged property or the beneﬁt, if any, resulting from the reﬁnancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reﬂected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date of the mortgage loans,

●	the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a speciﬁed margin, and/or subject to a cap or ﬂoor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be speciﬁed in the related prospectus supplement and will be an index reﬂecting interest paid on a debt, and will not be a commodities or securities index.

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●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certiﬁcates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●	private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage pass-through certiﬁcates or other mortgage-backed securities or

●
certiﬁcates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics speciﬁed in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisﬁed with respect to the MBS: (1) neither the issuer of the MBS nor any of its afﬁliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its afﬁliates is an afﬁliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

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The MBS may have been issued in one or more classes with characteristics similar to the classes of certiﬁcates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates speciﬁed in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person speciﬁed in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances speciﬁed in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certiﬁcates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certiﬁcates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●
if the MBS Issuer is required to ﬁle reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), how to locate such reports of the MBS Issuer (provided, if the MBS Issuer is not so required to file such reports, the information that would have been disclosed in such reports will not be available to certificateholders unless otherwise provided in the related prospectus supplement),

●	the market price of the MBS and the basis on which the market price was determined,

●
the type of mortgage loans underlying the MBS and, such other applicable information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above,

●	such other applicable information in respect of the mortgage loans underlying the MBS required under Regulation AB,

●
if the significant obligor is a MBS Issuer and the pool assets relating to the significant obligor are MBS, as required under Item 1112 of Regulation AB, the information regarding such MBS required by Items 1104 through 1115, 1117 and 1119, as applicable, under Regulation AB,

●	the characteristics of any cash ﬂow agreements that relate to the MBS,

●	a description of the MBS required under Item 1111 of Regulation AB,

●	any applicable risk factors relating to the MBS,

39

●	updated performance information for the MBS,

●	static pool information for the MBS, if applicable,

●	the manner in which the MBS was acquired,

●	a description of any representations and warranties that will be made regarding the MBS, and

●	any trigger events or ratings downgrades that has occurred with respect to the MBS.

If speciﬁed in the prospectus supplement for a series of certiﬁcates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports ﬁled under the Exchange Act with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certiﬁcate Accounts

Each trust fund will include one or more accounts (collectively, the “Certiﬁcate Account”) established and maintained on behalf of the certiﬁcateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certiﬁcate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certiﬁcates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of such series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certiﬁcates. See “Risk Factors—Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient To Protect You Against All Potential Losses” and “Description of Credit Support.”

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Cash Flow Agreements

If so provided in the prospectus supplement for a series of certiﬁcates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate,

●	interest rate exchange agreements, or

●	interest rate cap or ﬂoor agreements,

each of which is designed to reduce the effects of interest rate ﬂuctuations on the mortgage assets on one or more classes of certiﬁcates or alter the payment characteristics of the cash ﬂows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certiﬁcate will depend on the price paid by the certiﬁcateholder, the pass-through rate of the certiﬁcate and the amount and timing of distributions on the certiﬁcate. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certiﬁcates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certiﬁcates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certiﬁcates of the related series.

Pass-Through Rate

The certiﬁcates of any class within a series may have a ﬁxed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certiﬁcates will specify

●
the pass-through rate for each class of offered certiﬁcates of such series or, in the case of a class of offered certiﬁcates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certiﬁcates,

●	and whether the distributions of interest on the offered certiﬁcates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certiﬁcates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certiﬁcateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certiﬁcateholders on the date they were due.

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Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certiﬁcates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a speciﬁed time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a speciﬁed date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other speciﬁed person, be distributed to the holders of the certiﬁcates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certiﬁcateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certiﬁcates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certiﬁcates, the yield thereon will be adversely affected. The prospectus supplement for each series of certiﬁcates will describe the manner in which any such shortfalls will be allocated among the classes of such certiﬁcates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certiﬁcate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certiﬁcate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certiﬁcates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certiﬁcates (or, in the case of a class of interest-only certiﬁcates, result in the reduction of the notional amount thereof). If you purchase any offered certiﬁcates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certiﬁcate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certiﬁcates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of interest-only certiﬁcates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the certiﬁcate balances of one or more of the other classes of certiﬁcates of the same series. Accordingly, the yield on such interest-only certiﬁcates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the certiﬁcate balances of such classes of certiﬁcates, as the case may be.

Consistent with the foregoing, if a class of certiﬁcates of any series consists of interest-only certiﬁcates or principal-only certiﬁcates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certiﬁcates, and a higher than

42

anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certiﬁcates. If the offered certiﬁcates of a series include any such certiﬁcates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certiﬁcates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans, and

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or reﬁnancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to reﬁnance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to reﬁnance for purposes of either

●	converting to a ﬁxed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or ﬂoor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash ﬂow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation beneﬁts. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

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Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certiﬁcates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certiﬁcates of any series will be inﬂuenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the ﬁrst month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certiﬁcates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certiﬁcates of such series with a certificate balance, and the percentage of the initial certificate balance of each such class that would be outstanding on speciﬁed Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates speciﬁed in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certiﬁcates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certiﬁcates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more Controlled Amortization Classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each Controlled Amortization Class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A

44

targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a Companion Class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a Companion Class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to reﬁnance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modiﬁcation that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certiﬁcates and thereby extend the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certiﬁcates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certiﬁcates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certiﬁcates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certiﬁcates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reﬂected in a slower rate of amortization for one or more classes of certiﬁcates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certiﬁcates to which any such negative

45

amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certiﬁcates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certiﬁcate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certiﬁcate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certiﬁcate (or, in the case of a interest-only certiﬁcate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certiﬁcates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certiﬁcates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certiﬁcates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certiﬁcates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the certificate balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates.

The yield to maturity on a class of subordinate certiﬁcates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

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Additional Certiﬁcate Amortization. One or more classes of certiﬁcates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certiﬁcates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise deﬁned in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certiﬁcates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certiﬁcates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certiﬁcates out of the sources described in the preceding paragraph would shorten the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certiﬁcates out of such sources is likely to have any material effect on the rate at which such certiﬁcates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certiﬁcates will represent the entire beneﬁcial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certiﬁcates may have a certificate balance on which it accrues interest at a ﬁxed, ﬂoating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certiﬁcates may also have certain characteristics attributable to interest-only certiﬁcates insofar as it may also entitle the holders thereof to distributions of interest accrued on a notional amount at a different ﬁxed, ﬂoating, variable or adjustable rate. In addition, a class of certiﬁcates may accrue interest on one portion of its certificate balance at one ﬁxed, ﬂoating, variable or adjustable rate and on another portion of its certificate balance at a different ﬁxed, ﬂoating, variable or adjustable rate.

Each class of offered certiﬁcates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certiﬁcates or Residual Certiﬁcates, notional amounts or percentage interests, speciﬁed in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certiﬁcates may be issued in fully registered, deﬁnitive form (such Certiﬁcates, “Deﬁnitive Certiﬁcates”) or may be offered in book-entry format (such Certiﬁcates, “Book-Entry Certiﬁcates”) through the facilities of DTC. The offered certiﬁcates of each series (if issued as Deﬁnitive Certiﬁcates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location speciﬁed in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certiﬁcates will be transferred on the book-entry records of DTC and its participating organizations. If so speciﬁed in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

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Distributions

Distributions on the certiﬁcates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certiﬁcates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certiﬁcates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more speciﬁcally described in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, distributions for one or more classes of certiﬁcates may be based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions on the certiﬁcates of each series (other than the ﬁnal distribution in retirement of any such certiﬁcate) will be made to the persons in whose names such certiﬁcates are registered (which in the case of a series of Book-Entry Certiﬁcates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be speciﬁed in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) speciﬁed in the related prospectus supplement. All distributions with respect to each class of certiﬁcates on each distribution date will be allocated pro rata among the outstanding certiﬁcates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be speciﬁed in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certiﬁcateholder at a bank or other entity having appropriate facilities therefor, if such certiﬁcateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date speciﬁed in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certiﬁcateholder holds certiﬁcates in the requisite amount or denomination speciﬁed therein), or by check mailed to the address of such certiﬁcateholder as it appears on the certiﬁcate register; provided, however, that the ﬁnal distribution in retirement of any class of certiﬁcates (whether Deﬁnitive Certiﬁcates or Book-Entry Certiﬁcates) will be made only upon presentation and surrender of such certiﬁcates at the location speciﬁed in the notice to Certiﬁcateholders of such ﬁnal distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certiﬁcate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certiﬁcate by the initial certificate balance or notional amount of such class.

Distributions of Interest on the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of principal-only certiﬁcates and certain classes of Residual Certiﬁcates that have no pass-through rate) may have a different pass-through rate, which in each case may be ﬁxed, ﬂoating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a ﬂoating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certiﬁcates. Such interest rates may include, without limitation, a rate based on a speciﬁed portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certiﬁcates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so speciﬁed in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certiﬁcates that accrues interest on a different basis than the underlying assets; for

48

example, one or more classes of ﬂoating rate certiﬁcates may be issued from a trust fund that contains ﬁxed rate assets, or one or more classes of ﬁxed rate certiﬁcates may be issued from a trust fund that contains ﬂoating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certiﬁcates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certiﬁcates (collectively, “Accrual Certiﬁcates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of Accrual Certiﬁcates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certiﬁcates (other than a class of Accrual Certiﬁcates, and other than any class of principal-only certiﬁcates or Residual Certiﬁcates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certiﬁcate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certiﬁcates, the amount of Accrued Certiﬁcate Interest otherwise distributable on such class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certiﬁcates (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates), the “Accrued Certiﬁcate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a speciﬁed period (generally the most recently ended calendar month) on the outstanding certificate balance of such class of certiﬁcates immediately prior to such distribution date.

The Accrued Certiﬁcate Interest for each distribution date on a class of interest-only certiﬁcates generally will be similarly calculated except that it will accrue on a notional amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the certificate balances (or one or more portions thereof) of one or more other classes of certiﬁcates of the same series. Reference to a notional amount with respect to a class of interest-only certiﬁcates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the certificate balance of) one or more classes of the certiﬁcates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,” exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other classes of Certiﬁcates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certiﬁcates of that series will be speciﬁed in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the certificate balance of) a class of offered certiﬁcates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so speciﬁed in the related prospectus supplement, any reduction in the amount of Accrued Certiﬁcate Interest otherwise distributable on a class of certiﬁcates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life or the Yield of Your Certiﬁcates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

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Distributions of Principal of the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates) will have an initial stated principal amount (a “certificate balance”), which, at any time, will equal the then maximum amount that the holders of certiﬁcates of such class will be entitled to receive as principal out of the future cash ﬂow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certiﬁcates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding certificate balance of a class of certiﬁcates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certiﬁcates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certiﬁcate Interest in respect thereof (reduced as described above). The initial aggregate certificate balance of all classes of a series of certiﬁcates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the cut-off date specified in the related prospectus supplement (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial certificate balance of each class of a series of certiﬁcates will be speciﬁed in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series entitled thereto until the certificate balances of such certiﬁcates have been reduced to zero. Distributions of principal with respect to one or more classes of certiﬁcates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certiﬁcates may be made solely or primarily from distributions of principal on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certiﬁcates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a speciﬁed principal payment schedule. Distributions of principal with respect to one or more other classes of certiﬁcates (each such class, a “Companion Class”) may be contingent on the speciﬁed principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class, or in such other distribution priority as may be speciﬁed in the related prospectus supplement.

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certiﬁcates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its afﬁliates or by any other speciﬁed person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

50

●	a reduction in the entitlements to interest and/or the certificate balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other speciﬁed person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certiﬁcate Account that are not part of the Available Distribution Amount for the related series of certiﬁcates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so speciﬁed in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items speciﬁed in the related prospectus supplement.

Advances are intended to maintain a regular ﬂow of scheduled interest and principal payments to holders of the class or classes of certiﬁcates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a speciﬁc entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other speciﬁc sources as may be identiﬁed in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certiﬁcates, if so identiﬁed, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certiﬁcates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another speciﬁcally identiﬁed source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certiﬁcate Account prior to any distributions being made to the related series of certiﬁcateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certiﬁcate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certiﬁcate Account on or prior to any future distribution date to the extent that funds in such Certiﬁcate Account on such distribution date are less than payments required to be made to the related series of certiﬁcateholders on such date. If so speciﬁed in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a speciﬁed period during which such advances are outstanding at the rate speciﬁed in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certiﬁcateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certiﬁcates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certiﬁcateholders

On each distribution date, together with the distribution to the holders of each class of the offered certiﬁcates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to

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each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

           (i)       the amount of such distribution to holders of such class of offered certiﬁcates that was applied to reduce the certificate balance thereof;

          (ii)       the amount of such distribution to holders of such class of offered certiﬁcates that was applied to pay Accrued Certiﬁcate Interest;

         (iii)       the amount, if any, of such distribution to holders of such class of offered certiﬁcates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

         (iv)       the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certiﬁcates are entitled;

          (v)       if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

         (vi)       if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS administrator;

        (vii)       information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

       (viii)       if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

         (ix)       if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

           (x)       the certificate balance or notional amount, as the case may be, of such class of certiﬁcates at the close of business on such distribution date, separately identifying any reduction in such certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of Accrual Certiﬁcates, if any, in the event that Accrued Certiﬁcate Interest has been added to such balance;

          (xi)       if such class of offered certiﬁcates has a ﬂoating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

        (xii)       the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

       (xiii)       if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

       (xiv)       the amount of Credit Support being afforded by any classes of subordinate certiﬁcates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per speciﬁed denomination of the relevant class of offered certiﬁcates or as a percentage. The prospectus supplement for each series of certiﬁcates may describe additional information to be included in reports to the holders of the offered certiﬁcates of such series.

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Within a reasonable period of time after the end of each calendar year, the master servicer, MBS administrator or trustee for a series of certiﬁcates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certiﬁcate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certiﬁcateholder. Such obligation will be deemed to have been satisﬁed to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Deﬁnitive Certiﬁcates” below.

If the trust fund for a series of certiﬁcates includes MBS, the ability of the related master servicer, MBS administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-speciﬁc information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certiﬁcates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certiﬁcates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certiﬁcateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise speciﬁed in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of speciﬁed amounts of certiﬁcates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See “Description of the Pooling Agreements—Events of Default,” “—Rights Upon Event of Default” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certiﬁcates will terminate following

●	the ﬁnal payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certiﬁcateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certiﬁcateholder of the related series, and the ﬁnal distribution will be made only upon presentation and surrender of the certiﬁcates of such series at the location to be speciﬁed in the notice of termination.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certiﬁcates.

In addition, if so provided in the related prospectus supplement upon the reduction of the certificate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certiﬁcateholders of one or more classes of certiﬁcates may receive an amount less than the certificate balance of, and accrued unpaid interest on, their certiﬁcates.

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If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.”

Book-Entry Registration and Deﬁnitive Certiﬁcates

If so provided in the prospectus supplement for a series of certiﬁcates, one or more classes of the offered certiﬁcates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certiﬁcates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certiﬁcates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on ﬁle with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certiﬁcates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage ﬁrm, bank, thrift institution or other ﬁnancial intermediary (each, a “Financial Intermediary”) that maintains the beneﬁcial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certiﬁcates will be recorded on the records of DTC (or of a participating ﬁrm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneﬁcial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneﬁcial owner must rely on the foregoing procedures to evidence its beneﬁcial ownership of such certiﬁcates. The beneﬁcial ownership interest of the owner of a Book-Entry Certiﬁcate (a “Certiﬁcate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certiﬁcate Owners; DTC’s records reﬂect only the identity of the DTC Participants to whose accounts such certiﬁcates are credited, which may or may not be the Certiﬁcate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certiﬁcates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certiﬁcate Owners may receive payments after the related Distribution Date.

The only “certiﬁcateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certiﬁcates will be the nominee of DTC (or another depository speciﬁed in the related prospectus supplement), and the Certiﬁcate Owners will not be recognized as certiﬁcateholders under the Pooling Agreement. Certiﬁcate Owners will

54

be permitted to exercise the rights of certiﬁcateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certiﬁcateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certiﬁcates are credited. DTC may take conﬂicting actions with respect to the Book-Entry Certiﬁcates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certiﬁcates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certiﬁcate Owners, the ability of a Certiﬁcate Owner to pledge its interest in Book-Entry Certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certiﬁcates, may be limited due to the lack of a physical certiﬁcate evidencing such interest.

Generally, Certiﬁcates initially issued in book-entry form will be issued as Deﬁnitive Certiﬁcates to Certiﬁcate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certiﬁcates and the depositor is unable to locate a qualiﬁed successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certiﬁcates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Deﬁnitive Certiﬁcates. Upon surrender by DTC of the certiﬁcate or certiﬁcates representing a class of Book-Entry Certiﬁcates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certiﬁcate Owners identiﬁed in such instructions the Deﬁnitive Certiﬁcates to which they are entitled, and thereafter the holders of such Deﬁnitive Certiﬁcates will be recognized as “Certiﬁcateholders” under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certiﬁcates of each series will be issued pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certiﬁcates of a series are issued will be identiﬁed in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, the mortgage asset seller or an afﬁliate thereof may perform the functions of master servicer, special servicer, MBS administrator or REMIC administrator. If so speciﬁed in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any afﬁliate thereof may own certiﬁcates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certiﬁcates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been ﬁled as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certiﬁcates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certiﬁcates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certiﬁcates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualiﬁed in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certiﬁcates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certiﬁcates without charge

55

upon written request of a holder of a certiﬁcate of such series addressed to it at its principal executive ofﬁces speciﬁed herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certiﬁcates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certiﬁcates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identiﬁed in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording ofﬁce),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording ofﬁce), and,

●	if applicable, any riders or modiﬁcations to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording ofﬁce, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording ofﬁce. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been

56

lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording ofﬁce, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certiﬁcates will be required to review the mortgage loan documents delivered to it within a speciﬁed period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the beneﬁt of the certiﬁcateholders of such series. Unless otherwise speciﬁed in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certiﬁcateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a speciﬁed number of days after receipt of such notice, then, except as otherwise speciﬁed below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be speciﬁed in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certiﬁcates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy to holders of the certiﬁcates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certiﬁcates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an afﬁliate of the mortgage asset seller, the depositor or an afﬁliate of the depositor,

57

the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identiﬁed in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certiﬁcateholders of the related series. If such Warranting Party cannot cure such breach within a speciﬁed period following the date on which it was notiﬁed of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certiﬁcates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy available to holders of the certiﬁcates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certiﬁcates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certiﬁcates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be speciﬁed in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the beneﬁt of the related certiﬁcateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be speciﬁed in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so speciﬁed in the related prospectus supplement such right may be given to another party, including a class of certiﬁcateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modiﬁcations; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to

58

such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a speciﬁed number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a speciﬁed number of days; and

●	REO Properties.

If so speciﬁed in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so speciﬁed, performing property inspections and evaluating ﬁnancial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so speciﬁed, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certiﬁcateholders with respect to such mortgage loan. Generally the master servicer will be responsible for ﬁling and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufﬁcient to service the mortgage debt, or may reﬂect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without signiﬁcant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A signiﬁcant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certiﬁcateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor ﬁles a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to

59

foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon speciﬁed events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufﬁcient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certiﬁcate Account” and “—Servicing Compensation and Payment of Expenses.”

Certiﬁcate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certiﬁcate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certiﬁcates of the related series. A Certiﬁcate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certiﬁcates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertiﬁcated certiﬁcates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper, and

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certiﬁcate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party speciﬁed in the prospectus supplement for the related trust. A Certiﬁcate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an afﬁliate of any of the foregoing or of the

60

depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certiﬁcate Account may contain funds relating to more than one series of mortgage pass-through certiﬁcates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

 Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certiﬁcate Account (or such sub-account thereof or other account as may be speciﬁed in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

 (1)        all payments on account of principal, including principal prepayments, on the mortgage loans;

 (2)        all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

 (3)        all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

 (4)        any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certiﬁcates;

 (5)        any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

 (6)        any amounts paid under any Cash Flow Agreement;

 (7)        all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other speciﬁed person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certiﬁcates—Termination”;

 (8)        to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another speciﬁed person, any payments on account of modiﬁcation or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

 (9)        all payments required to be deposited in the Certiﬁcate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

 (10)      any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the beneﬁt of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certiﬁcate Account; and

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 (11)      any other amounts received on or in respect of the mortgage loans required to be deposited in the Certiﬁcate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

 Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certiﬁcate Account for each trust fund that includes mortgage loans for any of the following purposes:

 (1)        to make distributions to the certiﬁcateholders on each distribution date;

 (2)        to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

 (3)        to reimburse the master servicer, the special servicer or any other speciﬁed person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certiﬁcates of the related series;

 (4)        if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other speciﬁed person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

 (5)        to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

 (6)        to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

 (7)        if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

 (8)        if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

 (9)        to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certiﬁcate Account as additional compensation;

 (10)      to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other speciﬁed person;

 (11)      if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to

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the extent described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

 (12)      to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the beneﬁt of certiﬁcateholders;

 (13)      to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

 (14)      to clear and terminate the Certiﬁcate Account upon the termination of the trust fund.

Modiﬁcations, Waivers and Amendments of Mortgage Loans

 The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modiﬁcation, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

 Except to the extent another standard is speciﬁed in the prospectus supplement, the special servicer also may agree to any other modiﬁcation, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modiﬁcation, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modiﬁcation, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization Upon Defaulted Mortgage Loans

 If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the beneﬁt of the related series of certiﬁcateholders, or any other speciﬁed person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

 (i)      such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

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 (ii)     the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

 A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be speciﬁed in the related prospectus supplement), any mortgage loan as to which a speciﬁed number of scheduled payments are delinquent or the balloon payment is delinquent, or if so speciﬁed in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certiﬁcate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so speciﬁed in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

 If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certiﬁcate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

 If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certiﬁcateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certiﬁcates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

 If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufﬁcient to restore fully the damaged property, neither the special servicer nor the master servicer will be

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required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certiﬁcateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent speciﬁed in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certiﬁcate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certiﬁcate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of the property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, ﬂoods and other water-related causes, earth movement (including earthquakes, landslides and mudﬂows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage speciﬁcally requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a speciﬁed percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this speciﬁed percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the speciﬁed percentage of the full replacement cost of such improvements.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certiﬁcates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certiﬁcates will come from the periodic payment to it of a speciﬁed portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certiﬁcates may consist of any or all of the following components:

●
a speciﬁed portion of the interest payments on each mortgage loan serviced by it, or if so speciﬁed in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional speciﬁed portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any speciﬁed limitations, a ﬁxed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a speciﬁed portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modiﬁcation fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certiﬁcate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certiﬁcateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate speciﬁed therein, may be required to be borne by the trust fund.

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Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date speciﬁed in the applicable pooling and servicing agreement, an officer’s certiﬁcate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulﬁlled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulﬁll any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identiﬁed by the party; and

●
a statement that a registered public accounting ﬁrm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting ﬁrm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written conﬁrmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certiﬁcates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conﬂict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a ﬁdelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

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Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certiﬁcateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemniﬁcation by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certiﬁcates.

However, such indemniﬁcation will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certiﬁcateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certiﬁcateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certiﬁcate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

“Events of Default” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certiﬁcateholders of such series, or to remit to the trustee for distribution to such certiﬁcateholders, any amount required to be so distributed or remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights of such series;

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●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be speciﬁed in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so speciﬁes, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be speciﬁed in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage ﬁles and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certiﬁcateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certiﬁcates of any class evidencing not less than 25% of the aggregate

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Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certiﬁcates covered by such Pooling Agreement, unless such certiﬁcateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certiﬁcates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certiﬁcate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certiﬁcateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certiﬁcates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualiﬁcation of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualiﬁcation or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certiﬁcates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certiﬁcates, provided that the depositor has determined that the then-current ratings of the classes of the certiﬁcates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certiﬁcates to a non-permitted transferee (See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certiﬁcateholder,

●	to amend speciﬁed provisions that are not material to holders of any class of certiﬁcates offered hereunder,

●	for such other purposes as may be speciﬁed in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certiﬁcates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage speciﬁed in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certiﬁcates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certiﬁcate of any class without the consent of the holder of such certiﬁcate or

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●
reduce the aforesaid percentage of certiﬁcates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certiﬁcates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having ﬁrst received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other speciﬁed person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certiﬁcateholders

Unless otherwise speciﬁed in the related prospectus supplement, upon written request of three or more certiﬁcateholders of record made for purposes of communicating with other holders of certiﬁcates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other speciﬁed person will afford such certiﬁcateholders access during normal business hours to the most recent list of certiﬁcateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certiﬁcateholders’ request, then such person, if not the registrar for such series of certiﬁcates, will be required to request from such registrar a current list and to afford such requesting certiﬁcateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its afﬁliates and with any master servicer, special servicer or REMIC administrator and its afﬁliates.

Duties of the Trustee

The trustee for each series of certiﬁcates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certiﬁcates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certiﬁcates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certiﬁcates will be required to perform only those duties speciﬁcally required under the related Pooling Agreement. However, upon receipt of any of the various certiﬁcates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other speciﬁed person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certiﬁcates will be entitled to indemniﬁcation, from amounts held in the Certiﬁcate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemniﬁcation will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certiﬁcates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or

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attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certiﬁcates of the applicable series evidencing not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee, (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required, and/or (v) an operating advisor, which will consult the special servicer with regard to certain major decisions with respect to the mortgage assets and will be required to perform certain other obligations set forth in the related prospectus supplement.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certiﬁcates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certiﬁcates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

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The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certiﬁcateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certiﬁcateholders will bear their allocable share of deﬁciencies.

If Credit Support is provided with respect to one or more classes of certiﬁcates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Any Credit Support for Your Offered Certificates May Be Insufficient To Protect You Against All Potential Losses.”

Subordinate Certiﬁcates

If so speciﬁed in the related prospectus supplement, one or more classes of certiﬁcates of a series may be subordinate certiﬁcates. To the extent speciﬁed in the related prospectus supplement, the rights of the holders of subordinate certiﬁcates to receive distributions from the Certiﬁcate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certiﬁcates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certiﬁcates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certiﬁcates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certiﬁcates evidencing interests in one group of mortgage assets prior to distributions on subordinate certiﬁcates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the Cut-off Date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

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Letter of Credit

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other ﬁnancial institution speciﬁed in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate ﬁxed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage speciﬁed in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certiﬁcate balance of one or more classes of certiﬁcates. If so speciﬁed in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certiﬁcates will expire at the earlier of the date speciﬁed in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certiﬁcates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certiﬁcate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certiﬁcates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner speciﬁed in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts speciﬁed in such prospectus supplement. If so speciﬁed in the related prospectus supplement, the reserve fund for a series may also be funded over time by a speciﬁed amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent speciﬁed in the related prospectus supplement if so speciﬁed in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certiﬁcates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support

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described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate. If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include interest rate exchange agreements or interest rate cap or ﬂoor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certiﬁcates to ﬂuctuations in interest rates and to situations where interest rates become higher or lower than speciﬁed thresholds, and may also be used to alter the payment characteristics of the cash ﬂows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a ﬂoating rate interest payment obligation, to the extent that the rate payable at any time exceeds a speciﬁed cap. Generally, an interest rate ﬂoor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a ﬂoating rate interest payment obligation are payable at a rate which is less than a speciﬁed ﬂoor. The speciﬁc provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reﬂect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualiﬁed in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a signiﬁcant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording ofﬁce. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneﬁciary (the lender) for whose beneﬁt the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the

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real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the beneﬁt of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneﬁciary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

 In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must ﬁle ﬁnancing statements in order to perfect its security interest in the room revenues and must ﬁle continuation statements, generally every ﬁve years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC ﬁlings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest therein, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC ﬁlings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor

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of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is

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to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deﬁciency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and

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then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the

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lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre petition or post petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would

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have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the

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1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on

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their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as

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discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law

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causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose signiﬁcant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certiﬁcateholders.

To reduce the likelihood of such a loss, except to the extent otherwise speciﬁed in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certiﬁcates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect signiﬁcant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

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Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses

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for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certiﬁcates, and would not be covered by advances or any form of Credit Support provided in connection with such certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures of Properties in Criminal Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Inﬂuenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets

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used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certiﬁcates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS“) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reﬂects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certiﬁcates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a ﬁxed retained yield with respect to the mortgage loans underlying a series of certiﬁcates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certiﬁcateholder” in this discussion generally mean the beneﬁcial owner of a certiﬁcate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certiﬁcates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certiﬁcates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certiﬁcates” and will consist of one or more classes of “Regular Certiﬁcates” and one class of “Residual Certiﬁcates” in the case of each REMIC Pool. Qualiﬁcation as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certiﬁcates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the ﬁrm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certiﬁcates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certiﬁcates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement

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for each series of certiﬁcates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so speciﬁed in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certiﬁcates as to Which No REMIC Election Is Made.”

Status of REMIC Certiﬁcates

REMIC Certiﬁcates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certiﬁcates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certiﬁcates and income with respect to Residual Certiﬁcates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certiﬁcates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certiﬁcates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certiﬁcates will be “qualiﬁed mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualiﬁcation as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulﬁll an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certiﬁcates) and at all times thereafter, may consist of assets other than “qualiﬁed mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualiﬁed assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualiﬁed assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualiﬁed organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “—Taxation of Residual Certiﬁcates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Disqualiﬁed Organizations.”

A qualiﬁed mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a ﬁxed price contract in effect on the Startup Day. Qualiﬁed mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certiﬁcates of beneﬁcial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

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●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modiﬁed other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the ﬁrst bullet point of the preceding sentence as of the date of the last such modiﬁcation or at closing. A qualiﬁed mortgage includes a qualiﬁed replacement mortgage, which is any obligation that would have been treated as a qualiﬁed mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualiﬁed mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualiﬁed mortgage after such 90-day period.

Permitted investments include cash ﬂow investments, qualiﬁed reserve assets, and foreclosure property. A cash ﬂow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualiﬁed mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualiﬁed reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualiﬁed mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualiﬁed mortgages pursuant to their terms. The reserve fund will be disqualiﬁed if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualiﬁed mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualiﬁed mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

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●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with ﬁxed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a speciﬁed principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a ﬁxed rate or a qualiﬁed variable rate, or consist of a speciﬁed, nonvarying portion of the interest payments on qualiﬁed mortgages. Such a speciﬁed portion may consist of a ﬁxed number of basis points, a ﬁxed percentage of the total interest, or a ﬁxed or qualiﬁed variable or inverse variable rate on some or all of the qualiﬁed mortgages minus a different ﬁxed or qualiﬁed variable rate. The speciﬁed principal amount of a regular interest that provides for interest payments consisting of a speciﬁed, nonvarying portion of interest payments on qualiﬁed mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualiﬁed mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certiﬁcates of a series will constitute one or more classes of regular interests, and the Residual Certiﬁcates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certiﬁcates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualiﬁcation of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisﬁed.

Taxation of Regular Certiﬁcates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certiﬁcate will be treated as ordinary income to a holder of the Regular Certiﬁcate (the “Regular Certiﬁcateholder”) as they accrue, and principal payments on a Regular Certiﬁcate will be treated as a return of capital to the extent of the Regular Certiﬁcateholder’s basis in the Regular Certiﬁcate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certiﬁcateholders must use the accrual method of accounting with regard to Regular Certiﬁcates, regardless of the method of accounting otherwise used by such Regular Certiﬁcateholders.

Original Issue Discount

Accrual Certiﬁcates, interest only certiﬁcates and principal-only certiﬁcates will be, and other classes of Regular Certiﬁcates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certiﬁcates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certiﬁcateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certiﬁcates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID

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Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certiﬁcates.

Each Regular Certiﬁcate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certiﬁcateholder’s income. The total amount of original issue discount on a Regular Certiﬁcate is the excess of the “stated redemption price at maturity” of the Regular Certiﬁcate over its “issue price.” The issue price of a class of Regular Certiﬁcates offered pursuant to this Prospectus generally is the ﬁrst price at which a substantial amount of Regular Certiﬁcates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certiﬁcate also includes the amount paid by an initial Regular Certiﬁcateholder for accrued interest that relates to a period prior to the issue date of the Regular Certiﬁcate, unless the Regular Certiﬁcateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the ﬁrst distribution date. The stated redemption price at maturity of a Regular Certiﬁcate always includes the original principal amount of the Regular Certiﬁcate, but generally will not include distributions of stated interest if such interest distributions constitute “qualiﬁed stated interest.” Under the OID Regulations, qualiﬁed stated interest generally means interest payable at a single ﬁxed rate or a qualiﬁed variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certiﬁcate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certiﬁcate, it is possible that no interest on any class of Regular Certiﬁcates will be treated as qualiﬁed stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certiﬁcates as qualiﬁed stated interest. Distributions of interest on an Accrual Certiﬁcate, or on other Regular Certiﬁcates with respect to which deferred interest will accrue, will not constitute qualiﬁed stated interest, in which case the stated redemption price at maturity of such Regular Certiﬁcates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualiﬁed stated interest. Where the interval between the issue date and the ﬁrst distribution date on a Regular Certiﬁcate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certiﬁcate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate. For this purpose, the weighted average maturity of the Regular Certiﬁcate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certiﬁcate and the denominator of which is the stated redemption price at maturity of the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certiﬁcates. The Prepayment Assumption with respect to a series of Regular Certiﬁcates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certiﬁcate is held as a capital asset. However, under the OID Regulations, Regular Certiﬁcateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election To Treat All Interest Under the Constant Yield Method.”

A Regular Certiﬁcateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as deﬁned below, of the original issue discount on the Regular Certiﬁcate accrued during an accrual period for each day on which it holds the Regular Certiﬁcate, including the date of purchase but excluding the date

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of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certiﬁcate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certiﬁcate as of the end of that accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity and (b) the distributions made on the Regular Certiﬁcate during the accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certiﬁcate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certiﬁcate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certiﬁcate at the beginning of any accrual period equals the issue price of the Regular Certiﬁcate, increased by the aggregate amount of original issue discount with respect to the Regular Certiﬁcate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certiﬁcate’s stated redemption price at maturity that were made on the Regular Certiﬁcate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certiﬁcateholder generally will increase to take into account prepayments on the Regular Certiﬁcates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certiﬁcates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certiﬁcates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certiﬁcates.

The IRS proposed regulations that create a special rule for accruing original issue discount on Regular Certiﬁcates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certiﬁcateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certiﬁcateholders would be required to accrue interest from the issue date to the ﬁrst record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certiﬁcates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certiﬁcate issued after the date the ﬁnal regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certiﬁcate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certiﬁcate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to

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treat all such acquisition premium under the constant yield method, as described below under the heading “—Election To Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certiﬁcates

Regular Certiﬁcates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certiﬁcates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certiﬁcate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on such Regular Certiﬁcate generally to be determined by assuming that interest will be payable for the life of the Regular Certiﬁcate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise speciﬁed in the applicable

95

prospectus supplement, the depositor intends to treat such variable interest as qualiﬁed stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualiﬁed stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable ﬁnal regulations, the depositor intends to treat Regular Certiﬁcates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having ﬁxed or adjustable rates, as having qualiﬁed stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certiﬁcates for purposes of accruing original issue discount will be a hypothetical ﬁxed rate based on the ﬁxed rates, in the case of ﬁxed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the ﬁrst weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reﬂect the actual Pass-Through Rate on the Regular Certiﬁcates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certiﬁcate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certiﬁcates may constitute income to the holders of such Regular Certiﬁcates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certiﬁcate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certiﬁcate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certiﬁcate; or

●	in the case of a Regular Certiﬁcate having original issue discount, is exceeded by the adjusted issue price of such Regular Certiﬁcate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certiﬁcate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certiﬁcate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certiﬁcate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certiﬁcate over the interest distributable thereon. The deferred portion of such interest expense in

96

any taxable year generally will not exceed the accrued market discount on the Regular Certiﬁcate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certiﬁcate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certiﬁcateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certiﬁcateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certiﬁcate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certiﬁcate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certiﬁcateholder holds such Regular Certiﬁcate as a “capital asset” within the meaning of Code Section 1221, the Regular Certiﬁcateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certiﬁcates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certiﬁcates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certiﬁcate rather than as a separate deduction item. See “Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certiﬁcate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualiﬁed stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in

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which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certiﬁcates

If a Regular Certiﬁcateholder sells or exchanges a Regular Certiﬁcate, the Regular Certiﬁcateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certiﬁcate. The adjusted basis of a Regular Certiﬁcate generally will equal the cost of the Regular Certiﬁcate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certiﬁcate and reduced by amounts included in the stated redemption price at maturity of the Regular Certiﬁcate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certiﬁcate realized by an investor who holds the Regular Certiﬁcate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certiﬁcate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certiﬁcate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certiﬁcate.

In addition, gain or loss recognized from the sale of a Regular Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certiﬁcates will be required to report income with respect to Regular Certiﬁcates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certiﬁcates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certiﬁcate may have income, or may incur a diminution in cash ﬂow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certiﬁcates that are corporations or that otherwise hold the Regular Certiﬁcates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certiﬁcates becoming wholly or partially worthless, and that, in general, holders of Regular Certiﬁcates that are not corporations and do not hold the Regular Certiﬁcates in connection with a trade or business will be allowed to deduct as a short-term capital loss any

98

loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certiﬁcates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certiﬁcates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certiﬁcates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certiﬁcates.

Taxation of Residual Certiﬁcates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certiﬁcates (“Residual Certiﬁcateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certiﬁcateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certiﬁcateholders in proportion to their respective holdings of Residual Certiﬁcates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certiﬁcates, plus income on reinvestment of cash ﬂows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certiﬁcates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certiﬁcates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certiﬁcateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certiﬁcates of any class of the related series outstanding.

The taxable income recognized by a Residual Certiﬁcateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certiﬁcates or income from amortization of issue premium on the Regular Certiﬁcates, on the other hand. In the event that an interest in the mortgage loans is

99

acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certiﬁcateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certiﬁcates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certiﬁcates on account of any unaccrued original issue discount relating to those Regular Certiﬁcates.

When there is more than one class of Regular Certiﬁcates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certiﬁcates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certiﬁcates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certiﬁcates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certiﬁcates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certiﬁcates, whereas to the extent that the REMIC Pool includes ﬁxed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certiﬁcateholders must have sufﬁcient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certiﬁcates, may have a signiﬁcant adverse effect upon the Residual Certiﬁcateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certiﬁcateholder is limited to the adjusted basis of the Residual Certiﬁcate as of the close of the quarter (or time of disposition of the Residual Certiﬁcate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certiﬁcate is the amount paid for such Residual Certiﬁcate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certiﬁcateholder and will be decreased (but not below zero), ﬁrst, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certiﬁcateholder. Any loss that is disallowed on account of this limitation may be carried over indeﬁnitely with respect to the Residual Certiﬁcateholder as to whom such loss was disallowed and may be used by such Residual Certiﬁcateholder only to offset any income generated by the same REMIC Pool.

A Residual Certiﬁcateholder will not be permitted to amortize directly the cost of its Residual Certiﬁcate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certiﬁcate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash ﬂows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

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●
in the same amounts and over the same period that the taxpayer uses for ﬁnancial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certiﬁcates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certiﬁcateholder (other than an original holder) in the Residual Certiﬁcate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certiﬁcateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certiﬁcate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of speciﬁc items of income and expense are subject to differing interpretations. The depositor makes no representation as to the speciﬁc method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certiﬁcates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certiﬁcateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certiﬁcates as described above under “—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certiﬁcates as described above under “—Taxation of Regular Certiﬁcates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “—Taxation of Regular Certiﬁcates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a

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manner analogous to the discussion above under “—Taxation of Regular Certiﬁcates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the ﬁnal payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certiﬁcateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certiﬁcate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certiﬁcate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certiﬁcate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certiﬁcate at the beginning of a quarter is the issue price of the Residual Certiﬁcate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certiﬁcate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certiﬁcates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certiﬁcateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certiﬁcateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certiﬁcateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certiﬁcateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certiﬁcateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as deﬁned below under “—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certiﬁcates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certiﬁcate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certiﬁcateholder. First, alternative minimum taxable income for a Residual Certiﬁcateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certiﬁcateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

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Tax-Related Restrictions on Transfer of Residual Certiﬁcates

Disqualiﬁed Organizations. If any legal or beneﬁcial interest in a Residual Certiﬁcate is transferred to a Disqualiﬁed Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certiﬁcate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certiﬁcate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualiﬁed Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certiﬁcate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualiﬁed Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certiﬁcate during a taxable year and a Disqualiﬁed Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certiﬁcate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualiﬁed Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualiﬁed Organization or stating such holder’s taxpayer identiﬁcation number and, during the period such person is the record holder of the Residual Certiﬁcate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certiﬁcate, all interests in the electing large partnership are treated as held by Disqualiﬁed Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualiﬁed Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as

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may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simpliﬁed reporting provisions under the Code.

The Pooling Agreement with respect to a series of certiﬁcates will provide that no legal or beneﬁcial interest in a Residual Certiﬁcate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identiﬁcation number and stating that such transferee is the beneﬁcial owner of the Residual Certiﬁcate, is not a Disqualiﬁed Organization and is not purchasing such Residual Certiﬁcates on behalf of a Disqualiﬁed Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certiﬁcate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certiﬁcateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certiﬁcates, in which case the transferor continues to be treated as the owner of the Residual Certiﬁcates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as deﬁned below) to a Residual Certiﬁcateholder (other than a Residual Certiﬁcateholder who is not a U.S. Person, as deﬁned below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a signiﬁcant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufﬁcient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualiﬁed Organizations.” The REMIC Regulations explain that a signiﬁcant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the ﬁnancial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no signiﬁcant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

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●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash ﬂows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certiﬁcate to be attributable to a foreign permanent establishment or ﬁxed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certiﬁcates will require the transferee of a Residual Certiﬁcate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualiﬁed Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

  (i)         the present value of any consideration given to the transferee to acquire the interest;

 (ii)         the present value of the expected future distributions on the interest; and

(iii)         the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax speciﬁed in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

      (i)         the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding ﬁscal years);

 (ii)         the transferee must agree in writing that it will transfer the Residual Certiﬁcate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)         the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certiﬁcate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certiﬁcate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certiﬁcate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufﬁcient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certiﬁcate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

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Unless otherwise stated in the prospectus supplement relating to a series of certiﬁcates, a Residual Certiﬁcate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and ﬁnal Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certiﬁcate to a U.S. Person treated as a partnership for federal income tax purposes, any beneﬁcial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certiﬁcate

Upon the sale or exchange of a Residual Certiﬁcate, the Residual Certiﬁcateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certiﬁcates—Basis and Losses”) of such Residual Certiﬁcateholder in such Residual Certiﬁcate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certiﬁcateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certiﬁcate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certiﬁcateholder’s Residual Certiﬁcate, in which case, if the Residual Certiﬁcateholder has an adjusted basis in such Residual Certiﬁcateholder’s Residual Certiﬁcate remaining when its interest in the REMIC Pool terminates, and if such Residual Certiﬁcateholder holds such Residual Certiﬁcate as a capital asset under Code Section 1221, then such Residual Certiﬁcateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certiﬁcate will be treated as ordinary income (i) if a Residual Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certiﬁcates where the seller of the Residual Certiﬁcate, during the period beginning six months before the sale or disposition of the Residual Certiﬁcate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certiﬁcate.

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Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certiﬁcate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certiﬁcateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualiﬁed mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualiﬁed mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualiﬁed mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualiﬁed (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash ﬂow investments other than pursuant to a qualiﬁed liquidation.

Notwithstanding the ﬁrst or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certiﬁcates as a result of a default on qualiﬁed mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certiﬁcates is outstanding). The REMIC Regulations indicate that the modiﬁcation of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualiﬁed reserve fund by a Residual Certiﬁcateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualiﬁed liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with

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the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s ﬁnal tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certiﬁcates and Residual Certiﬁcateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to ﬁle federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certiﬁcateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a uniﬁed administrative proceeding. The Residual Certiﬁcateholder owning the largest percentage interest in the Residual Certiﬁcates will be obligated to act as “tax matters person,” as deﬁned in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certiﬁcateholder will be deemed, by acceptance of such Residual Certiﬁcates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certiﬁcates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be

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subject to signiﬁcant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certiﬁcates in the case of a REMIC Pool that would not qualify as a ﬁxed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certiﬁcates, as well as holders of Residual Certiﬁcates, where such Regular Certiﬁcates are issued in a manner that is similar to pass-through certiﬁcates in a ﬁxed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certiﬁcateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certiﬁcates and Residual Certiﬁcates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certiﬁcates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certiﬁcates that are issued in a single class or otherwise consistently with ﬁxed investment trust status or in excess of cash distributions for the related period on Residual Certiﬁcates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certiﬁcates.

Taxation of Certain Foreign Investors

Regular Certiﬁcates

Interest, including original issue discount, distributable to Regular Certiﬁcateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneﬁcial owner and stating, among other things, that the beneﬁcial owner of the Regular Certiﬁcate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the beneﬁts of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certiﬁcate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classiﬁed as the beneﬁcial owner of the Regular Certiﬁcate; and Form W-8IMY, with supporting documentation as speciﬁed in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identiﬁcation number, the country under the laws of which it is created, and certiﬁcation that it is not acting for its own account. A “qualiﬁed intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneﬁcial owner’s certiﬁcation. A non-“qualiﬁed intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneﬁcial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneﬁcial owner of a Regular Certiﬁcate. A “qualiﬁed intermediary” is generally a foreign ﬁnancial institution or clearing organization or a non-U.S. branch or ofﬁce of a U.S. ﬁnancial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certiﬁcate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates.

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Prepayment Premiums distributable to Regular Certiﬁcateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning a Regular Certiﬁcate.

Residual Certiﬁcates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certiﬁcateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certiﬁcates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certiﬁcate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certiﬁcateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certiﬁcate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning Residual Certiﬁcates.

Backup Withholding

Distributions made on the Regular Certiﬁcates, and proceeds from the sale of the Regular Certiﬁcates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2012) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certiﬁcateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certiﬁcates would be refunded by the IRS or allowed as a credit against the Regular Certiﬁcateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certiﬁcates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certiﬁcates or beneﬁcial owners who own Regular Certiﬁcates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certiﬁcates (including corporations, non-calendar year taxpayers,

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securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certiﬁcates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certiﬁcateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually, if applicable, to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualiﬁed asset tests described above under “—Status of REMIC Certiﬁcates.”

Federal Income Tax Consequences
for Certificates as to Which No
REMIC Election is Made

Standard Certiﬁcates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certiﬁcates that are not designated as “Stripped Certiﬁcates,“ as described below, as a REMIC (Certiﬁcates of such a series hereinafter referred to as “Standard Certiﬁcates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classiﬁed as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no ﬁxed retained yield with respect to the mortgage loans underlying the Standard Certiﬁcates, the holder of each such Standard Certiﬁcate (a “Standard Certiﬁcateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certiﬁcate and will be considered the beneﬁcial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certiﬁcate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certiﬁcate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certiﬁcateholder’s method of accounting. A Standard Certiﬁcateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certiﬁcates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Under current law, the applicable limitation has been reduced to zero for taxable years beginning in 2010, but under current law, will be fully reinstated for the taxable year beginning in 2013 and thereafter. As a result, such investors holding Standard Certiﬁcates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certiﬁcates with respect to interest at the pass-through rate on such Standard Certiﬁcates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such

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investors to be subject to signiﬁcant additional tax liability. Moreover, where there is ﬁxed retained yield with respect to the mortgage loans underlying a series of Standard Certiﬁcates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certiﬁcates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certiﬁcates will have the following status for federal income tax purposes:

1.      A Standard Certiﬁcate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certiﬁcate is of the type described in such section of the Code.

2.      A Standard Certiﬁcate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualiﬁed assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certiﬁcate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualiﬁed mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certiﬁcateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certiﬁcates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certiﬁcate will be determined generally as described above under “Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certiﬁcateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certiﬁcateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certiﬁcateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined

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and will be reported as ordinary income generally in the manner described above under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certiﬁcateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certiﬁcate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certiﬁcates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certiﬁcates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certiﬁcateholders would still be treated as owners of beneﬁcial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a ﬁxed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any signiﬁcant effect upon the timing or amount of income reported by a Standard Certiﬁcateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certiﬁcates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certiﬁcates

Upon sale or exchange of a Standard Certiﬁcate, a Standard Certiﬁcateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certiﬁcate. In general, the aggregate adjusted basis will equal the Standard Certiﬁcateholder’s cost for the Standard Certiﬁcate, increased by the amount of any income previously reported with respect to the Standard Certiﬁcate and decreased by the amount of any losses previously reported with respect to the Standard Certiﬁcate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain ﬁnancial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certiﬁcate was held as a capital asset. However, gain on the sale of a Standard Certiﬁcate will be treated as ordinary income:

●
if a Standard Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer

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entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certiﬁcates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certiﬁcates that are subject to those rules will be referred to as “Stripped Certiﬁcates.” Stripped Certiﬁcates include interest-only certiﬁcates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certiﬁcates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certiﬁcates will be subject to those rules if:

●
the depositor or any of its afﬁliates retains (for its own account or for purposes of resale), in the form of ﬁxed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certiﬁcates—Recharacterization of Servicing Fees” above); and

●	certiﬁcates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certiﬁcate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certiﬁcate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certiﬁcates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certiﬁcateholders, the servicing fees will be allocated to the Stripped Certiﬁcates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certiﬁcates for the related period or periods. The holder of a Stripped Certiﬁcate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certiﬁcates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certiﬁcates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certiﬁcates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise speciﬁed in the related prospectus supplement, each Stripped Certiﬁcate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

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This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certiﬁcates arguably should be made in one of the ways described below under “Taxation of Stripped Certiﬁcates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certiﬁcate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certiﬁcate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certiﬁcate would be treated as qualiﬁed stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these ﬁnal regulations provide that the purchaser of such a Stripped Certiﬁcate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certiﬁcate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certiﬁcates

No speciﬁc legal authority exists as to whether the character of the Stripped Certiﬁcates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certiﬁcates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certiﬁcates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certiﬁcates

Original Issue Discount. Except as described above under “General,” each Stripped Certiﬁcate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certiﬁcate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certiﬁcate (referred to in this discussion as a “Stripped Certiﬁcateholder”) in any taxable year likely will be computed generally as described above under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates.” However, with the apparent exception of a Stripped Certiﬁcate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certiﬁcate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualiﬁed stated interest to be made on the Stripped Certiﬁcate to such Stripped Certiﬁcateholder, presumably under the Prepayment Assumption.

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If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certiﬁcateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certiﬁcateholder’s Stripped Certiﬁcate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certiﬁcate. If the certiﬁcate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certiﬁcate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certiﬁcateholder will not recover its investment. However, if the certiﬁcate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certiﬁcate should be able to recognize a loss equal to the portion of the adjusted issue price of the certiﬁcate that is allocable to the mortgage loan or MBS. Holders of Stripped Certiﬁcates are urged to consult with their own tax advisors regarding the proper treatment of these certiﬁcates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certiﬁcates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certiﬁcates. However, if ﬁnal regulations dealing with contingent interest with respect to the Stripped Certiﬁcates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certiﬁcates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certiﬁcates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certiﬁcate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certiﬁcates, which information will be based on pricing information as of the closing date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certiﬁcate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certiﬁcates. Sale or exchange of a Stripped Certiﬁcate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certiﬁcateholder’s adjusted basis in such Stripped Certiﬁcate, as described above under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Sale or Exchange of Regular Certiﬁcates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certiﬁcate-holder other than an original Stripped Certiﬁcateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certiﬁcates. Where an investor purchases more than one class of Stripped Certiﬁcates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certiﬁcates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certiﬁcates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certiﬁcateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to interest on each mortgage loan;

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●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certiﬁcate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certiﬁcates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certiﬁcate, or classes of Stripped Certiﬁcates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certiﬁcates and the resultant differing treatment of income recognition, Stripped Certiﬁcateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certiﬁcates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certiﬁcateholder or Stripped Certiﬁcateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certiﬁcateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certiﬁcates held by persons other than certiﬁcateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certiﬁcateholder, other than an original certiﬁcateholder that purchased at the issue price. In particular, in the case of Stripped Certiﬁcates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certiﬁcates. The trustee will also ﬁle such original issue discount information with the IRS. If a certiﬁcateholder fails to supply an accurate taxpayer identiﬁcation number or if the Secretary of the Treasury determines that a certiﬁcateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2012) backup withholding may be required in respect of any reportable payments, as described above under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held ﬁxed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneﬁcial owner. A widely-held ﬁxed investment trust is deﬁned as an arrangement classiﬁed as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

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These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certiﬁcateholder or Stripped Certiﬁcateholder on the sale or exchange of such a certiﬁcate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certiﬁcation requirements, described above under “Material Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Certain Foreign Investors—Regular Certiﬁcates.”

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certiﬁcates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certiﬁcates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain ﬁduciary requirements and prohibited transaction restrictions on employee pension and welfare beneﬁt plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualiﬁed retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

Certain employee beneﬁt plans, such as governmental plans (as deﬁned in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as deﬁned in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax Favored Plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certiﬁcates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualiﬁed and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

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ERISA generally imposes on ﬁduciaries of ERISA Plans certain general ﬁduciary requirements, including those of investment prudence and diversiﬁcation and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of an ERISA Plan or a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualiﬁed persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain speciﬁed relationships to the ERISA Plan or Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneﬁciaries and ﬁduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of ﬁduciary responsibility under ERISA, a 20% civil penalty may be imposed on the ﬁduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certiﬁcates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) deﬁnes the term “Plan Assets” for purposes of applying the general ﬁduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when an ERISA Plan or a Tax Favored Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “beneﬁt plan investors” (i.e., ERISA Plans, Tax Favored Plans and entities which are deemed to hold plan assets by virtue of an ERISA Plan or Tax Favored Plan’s investment in such entities) is not “signiﬁcant,” both as deﬁned therein. For this purpose, in general, equity participation by beneﬁt plan investors will be “signiﬁcant” on any date if 25% or more of the value of any class of equity interests in the entity is held by beneﬁt plan investors. Equity participation in a trust fund will be signiﬁcant on any date if immediately after the most recent acquisition of any certiﬁcate, 25% or more of any class of certiﬁcates is held by beneﬁt plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain afﬁliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certiﬁcates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certiﬁcates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certiﬁcates. Special caution should be exercised before Plan Assets are used to acquire a certiﬁcate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an afﬁliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a ﬁduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any

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sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain afﬁliates thereof may be deemed to be a Plan “ﬁduciary” and thus subject to the ﬁduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certiﬁcates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certiﬁcate,” the Plan’s assets include such certiﬁcate but do not solely by reason of the Plan’s holdings of such certiﬁcate include any of the mortgages underlying such certiﬁcate. The Plan Asset Regulations include in the deﬁnition of a “guaranteed governmental mortgage pool certiﬁcate” FHLMC Certiﬁcates, GNMA Certiﬁcates, FNMA Certiﬁcates and FAMC Certiﬁcates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage pass-through certiﬁcates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certiﬁcates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certiﬁcates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, Prohibited Transaction Exemption 91-22, as amended by Prohibited Transaction Exemption 2007-05 (the “Exemption”), to UBS Securities LLC which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certiﬁcates underwritten by an Underwriter (as hereinafter deﬁned), provided that certain conditions set forth in the Exemption are satisﬁed. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) UBS Securities LLC, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with UBS Securities LLC and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certiﬁcates.

The Exemption sets forth ﬁve general conditions which must be satisﬁed for the Exemption to apply. The conditions are as follows:

ﬁrst, the acquisition of certiﬁcates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certiﬁcates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (collectively, the “Exemption Rating Agencies”);

third, the trustee cannot be an afﬁliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certiﬁcates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certiﬁcates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

ﬁfth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as deﬁned in Rule 501(a)(1) of Regulation D under the Securities Act.

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The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certiﬁcates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets; and

●
certiﬁcates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets.

A ﬁduciary of a Plan or any person investing Plan Assets intending to purchase a certiﬁcate must make its own determination that the conditions set forth above will be satisﬁed with respect to such certiﬁcate.

If the general conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certiﬁcate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certiﬁcates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain speciﬁc conditions of the Exemption are also satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certiﬁcates in the initial issuance of certiﬁcates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certiﬁcates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an afﬁliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan; and

●	the holding of certiﬁcates by a Plan or with Plan Assets.

Further, if certain speciﬁc conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the speciﬁc conditions of the Exemption required for this purpose will be satisﬁed with respect to the Certiﬁcates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisﬁed.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain speciﬁed relationships to such a person) solely as a result of the Plan’s ownership of certiﬁcates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certiﬁcates, such as Residual Certiﬁcates or any certiﬁcates (“ERISA Restricted Certiﬁcates”) which are not rated in one of the four highest generic rating categories by at least

121

one of the Exemption Rating Agencies, transfers of such certiﬁcates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certiﬁcates, the transferee may provide a certiﬁcation substantially to the effect that the purchase of ERISA Restricted Certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisﬁed:

●	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certiﬁcates is an “insurance company general account” (as such term is deﬁned in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 have been satisﬁed; and

●
there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “afﬁliate” thereof, as deﬁned in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certiﬁcates.

The purchaser or any transferee of any interest in an ERISA Restricted Certiﬁcate or Residual Certiﬁcate that is not a deﬁnitive certiﬁcate, by the act of purchasing such certiﬁcate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certiﬁcate or interest therein on behalf of, as named ﬁduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certiﬁcates and Residual Certiﬁcates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certiﬁcates or, even if all the conditions speciﬁed therein were satisﬁed, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their speciﬁc circumstances prior to making an investment in the certiﬁcates. Neither the depositor, the trustee, the master servicer nor any of their respective afﬁliates will make any representation to the effect that the certiﬁcates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certiﬁcates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certiﬁcate (other than an ERISA Restricted Certiﬁcate or Residual Certiﬁcate), a ﬁduciary of a Plan should itself conﬁrm that (a) all the speciﬁc and general conditions set forth in the Exemption would be satisﬁed and (b) the certiﬁcate constitutes a “security” for purposes of the Exemption. In addition, a Plan ﬁduciary should consider its general ﬁduciary obligations under ERISA in determining whether to purchase a certiﬁcate on behalf of a Plan. Finally, a Plan ﬁduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certiﬁcates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certiﬁcate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.”

122

LEGAL INVESTMENT

If so speciﬁed in the related prospectus supplement, certain classes of certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certiﬁcates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators speciﬁed in SMMEA and secured by ﬁrst liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certiﬁcates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certiﬁcates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certiﬁcates from time to time, but the timing and amount of offerings of certiﬁcates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certiﬁcates offered by this prospecus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

123

The depositor intends that offered certiﬁcates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certiﬁcates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated ﬁrm commitment or best efforts underwriting and public offering by one or more underwriters speciﬁed in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if speciﬁed in the related prospectus supplement, the offered certiﬁcates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certiﬁcates.

If underwriters are used in a sale of any offered certiﬁcates (other than in connection with an underwriting on a best efforts basis), such certiﬁcates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at ﬁxed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certiﬁcates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certiﬁcates, the underwriters may receive compensation from the depositor or from purchasers of the offered certiﬁcates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certiﬁcates may be deemed to be underwriters in connection with such certiﬁcates, and any discounts or commissions received by them from the depositor and any proﬁt on the resale of offered certiﬁcates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by UBS Securities LLC, acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or UBS Securities LLC may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of UBS Securities LLC and, as such, UBS Securities LLC will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to UBS Securities LLC, any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certiﬁcates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certiﬁcates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certiﬁcates of such series.

The depositor anticipates that the offered certiﬁcates will be sold primarily to institutional investors. Purchasers of offered certiﬁcates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certiﬁcates. Holders of offered certiﬁcates should consult with their legal advisors in this regard prior to any such reoffer or sale.

124

All or part of any class of offered certiﬁcates may be acquired by the depositor or by an afﬁliate of the depositor in a secondary market transaction or from an afﬁliate. Such offered certiﬁcates may then be included in a trust fund, the beneﬁcial ownership of which will be evidenced by one or more classes of mortgage-backed certiﬁcates, including subsequent series of certiﬁcates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certiﬁcates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certiﬁcates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

LEGAL MATTERS

Certain legal matters in connection with the certiﬁcates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other ﬁrm as may be speciﬁed in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certiﬁcates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certiﬁcates. Accordingly, no ﬁnancial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its ﬁnancial statements will not be material to the offering of any offered certiﬁcates.

RATING

It is a condition to the issuance of any class of offered certiﬁcates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSROs that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certiﬁcates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certiﬁcates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certiﬁcates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certiﬁcateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certiﬁcates do not address the price of such certiﬁcates or the suitability of such certiﬁcates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

125

INDEX OF DEFINED TERMS

		ERISA Plans	118
		ERISA Restricted Certificates	122
1		Events of Default	68
		Excess Funds	47
1986 Act	92	excess servicing	113
		Exchange Act	39
A		Exemption	120
		Exemption Rating Agencies	120
Accrual Certificates	49
Accrued Certificate Interest	49	F
Act	85
ADA	88	FAMC	38
affiliate	122	FHLMC	38
ARM Loans	37	Financial Intermediary	54
Assessment of Compliance	67	FNMA	38
Attestation Report	67
Available Distribution Amount	48	G

B		Garn Act	86
		GNMA	38
Bankruptcy Code	77
Book-Entry Certificates	47	I

C		Insurance Proceeds	61
		IRS	64, 89
Cash Flow Agreement	41
CERCLA	85	L
Certificate Account	40
certificate balance	50	Letter of Credit Bank	74
Certificate Owner	54	Liquidation Proceeds	61
Code	89	Loan-to-Value Ratio	35
Companion Class	50	Lock-out Date	37
Controlled Amortization Class	50	Lock-out Period	37
CPR	44
Credit Support	40, 72	M
Cut-off Date	50
		MBS	32
D		MBS Agreement	38
		MBS Issuer	38
Debt Service Coverage Ratio	34	MBS Servicer	39
Definitive Certificates	47	MBS Trustee	39
Determination Date	42, 48
Disqualified Organization	103	N
Distribution Date Statement	52
DOL	119	Net Leases	35
DTC	54	Net Operating Income	35
DTC Participants	54	Nonrecoverable Advance	51
Due Period	42	Non-U.S. Person	105
due-on-sale	78, 86	NRSRO	123

E		O

electing large partnership	103, 104	OID Regulations	92
Equity Participation	37
ERISA	118

126

P		SPA	44
		Standard Certificateholder	111
Parties in Interest	119	Standard Certificates	111
Pass-Through Entity	103	Startup Day	90
Percentage Interest	48	Stripped Certificateholder	115
Permitted Investments	60	Stripped Certificates	111, 112
Plan Asset Regulations	119	Stripped Certificates.	114
Plan Assets	119
Plans	118	T
Pooling Agreement	55
Prepayment Assumption	93	Tax Exempt Investor	123
Prepayment Interest Shortfall	42	Tax Favored Plans	118
Prepayment Premium	37	Title V	87
Purchase Price	57	Treasury	89

R		U

Record Date	48	U.S. Person	106
Regular Certificateholder	92	UBTI	123
Regular Certificates	89, 110	UCC	76
Related Proceeds	51	Underwriter	120
Relief Act	88
REMIC	89, 90	V
REMIC Certificates	89
REMIC Pool	90	Value	35
REMIC Regulations	89	Voting Rights	53
REO Property	59
Residual Certificateholders	99	W

S		Warranting Party	57

SEC	54
Securities Act	38
Similar Law	118
SMMEA	123

127

(THIS PAGE INTENTIONALLY LEFT BLANK)

This CD-ROM relates to the free writing prospectus in regard to the UBS-Barclays Commercial Mortgage Trust 2012-C3, Commercial Mortgage Pass-Through Certificates, Series 2012-C3.  This CD-ROM should be reviewed only in conjunction with the entire free writing prospectus.  This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans.  Such information is described elsewhere in the free writing prospectus.  Any information contained in this CD-ROM will be more fully described elsewhere in the free writing prospectus.  The information in this CD-ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, a prospective investor shall receive and should carefully review the free writing prospectus.

“UBS-B 2012-C3 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1.  This spreadsheet can be put on a user-specified hard drive or network drive.  Open this file as you would normally open any spreadsheet in Microsoft Excel.  After the file is opened, a disclaimer will be displayed.  READ THE DISCLAIMER CAREFULLY.  NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*    Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$757,443,000
(Approximate)

UBS-Barclays Commercial
Mortgage Trust 2012-C3,
Commercial Mortgage
Pass-Through Certificates,
Series 2012-C3

UBS-Barclays Commercial
Mortgage Trust 2012-C3
Issuing Entity

UBS Commercial Mortgage
Securitization Corp.
Depositor

UBS Investment Bank

Barclays

KeyBanc Capital Markets

Citigroup

Drexel Hamilton

EXECUTIVE SUMMARY	13
SUMMARY	15
RISK FACTORS	49
THE SPONSORS AND THE MORTGAGE LOAN SELLERS	121
THE DEPOSITOR	155
THE ISSUING ENTITY	155
THE SERVICERS	157
THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND
CUSTODIAN	163
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN
AND AUTHENTICATING AGENT	168
THE OPERATING ADVISOR	168
SIGNIFICANT OBLIGOR	169
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	170
DESCRIPTION OF THE MORTGAGE POOL	170
DESCRIPTION OF THE OFFERED CERTIFICATES	202
YIELD AND MATURITY CONSIDERATIONS	231
THE POOLING AND SERVICING AGREEMENT	235
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	296
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	299
ERISA CONSIDERATIONS	299
LEGAL INVESTMENT	301
LEGAL MATTERS	302
RATINGS	302
LEGAL ASPECTS OF MORTGAGE LOANS	304
INDEX OF DEFINED TERMS	305
ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE
MORTGAGE LOANS	A-1-1
ANNEX A-2 – CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX B – DESCRIPTION OF THE TOP 20 MORTGAGE
LOANS	B-1
ANNEX C – GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES	C-1
ANNEX D – DECREMENT TABLES	D-1
ANNEX E – PRICE/YIELD TABLES	E-1
ANNEX F – MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	F-1
ANNEX G – EXCEPTIONS TO MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	G-1
ANNEX H – 9&17 PARK OF COMMERCE AMORTIZATION
SCHEDULE	H-1
FREE WRITING PROSPECTUS

September , 2012